FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-206847-10

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

This preliminary prospectus, dated November 7, 2018, may be amended or completed prior to time of sale.

$928,892,000 (Approximate)

BANK 2018-BNK15
(Central Index Key Number 0001756271)

as Issuing Entity

Banc of America Merrill Lynch Commercial Mortgage Inc.
(Central Index Key Number 0001005007)

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC
(Central Index Key Number 0001541557)

Wells Fargo Bank, National Association
(Central Index Key Number 0000740906)

Bank of America, National Association
(Central Index Key Number 0001102113)

National Cooperative Bank, N.A.
(Central Index Key Number 0001577313)

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates, Series 2018-BNK15

Banc of America Merrill Lynch Commercial Mortgage Inc. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2018-BNK15 consisting of the certificate classes identified in the table below. The certificates being offered by this prospectus (and the non-offered Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest) represent the beneficial ownership interests in the issuing entity, which will be a New York common law trust named BANK 2018-BNK15. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th day is not a business day, the next business day), commencing in December 2018. The rated final distribution date for the certificates is the distribution date in November 2061.

Class	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)
Class A-1	$47,900,000%		(5)	October 2023
Class A-2	$24,600,000%		(5)	October 2023
Class A-SB	$43,000,000%		(5)	June 2028
Class A-3	(6)%		(5)	(6)
Class A-4	(6)%		(5)	October 2028
Class X-A	$721,469,000	(7)%	Variable(8)	NAP
Class X-B	$207,423,000	(9)%	Variable(10)	NAP
Class A-S	$128,834,000%		(5)	November 2028
Class B	$43,804,000%		(5)	November 2028
Class C	$34,785,000%		(5)	November 2028

(Footnotes to this table begin on page 3)

You should carefully consider the risk factors beginning on page 63 of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Banc of America Merrill Lynch Commercial Mortgage Inc. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Academy Securities, Inc. and Drexel Hamilton, LLC, will purchase the offered certificates from Banc of America Merrill Lynch Commercial Mortgage Inc. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as co-lead manager and joint bookrunner with respect to 32.2% of each class of offered certificates, Morgan Stanley & Co. LLC is acting as co-lead manager and joint bookrunner with respect to 35.9% of each class of offered certificates and Wells Fargo Securities, LLC is acting as co-lead manager and joint bookrunner with respect to 31.9% of each class of offered certificates. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, S.A. and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about November 29, 2018. Banc of America Merrill Lynch Commercial Mortgage Inc. expects to receive from this offering approximately [__]% of the aggregate certificate balance of the offered certificates, plus accrued interest from November 1, 2018, before deducting expenses payable by the depositor.

BofA Merrill Lynch	Wells Fargo Securities	Morgan Stanley
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

November [__], 2018

BANK 2018-BNK15

Commercial Mortgage Pass-Through Certificates, Series BANK 2018-BNK15
Geographic Overview of Mortgage Pool

Washington
4 properties
$57,566,116
5.3% of total
Missouri
5 properties
$69,361,339
6.4% of total
North Dakota
1 property
$3,282,999
0.3% of total
Iowa
1 property
$8,928,101
0.8% of total
Minnesota
2 properties
$1,745,250
0.2% of total
Wisconsin
1 property
$4,450,882
0.4% of total
Illinois
9 properties
$60,183,859
5.5% of total
Ohio
3 properties
$16,210,612
1.5% of total
Pennsylvania
1 property
$2,923,360
0.3% of total
New York
20 properties
$182,386,259
16.8% of total
Massachusetts
2 properties
$28,874,423
2.7% of total
Rhode Island
1 property
$6,146,000
0.6% of total
Idaho
1 property
$2,944,143
0.3% of total
Michigan
1 property
$4,000,000
0.4% of total
West Virginia
1 property
$27,755,000
2.6% of total
Utah
1 property
$8,000,000
0.7% of total
New Jersey
2 properties
$7,405,600
0.7% of total
Maryland
2 properties
$5,451,672
0.5% of total
California
15 properties
$209,739,158
19.3% of total
Virginia
5 properties
$14,104,245
1.3% of total
District of Columbia
2 properties
$6,878,873
0.6% of total
South Carolina
2 properties
$35,500,000
3.3% of total
North Carolina
3 properties
$8,018,005
0.7% of total
Arizona
3 properties
$18,797,383
1.7% of total
Kansas
4 properties
$10,429,286
1.0% of total
Georgia
3 properties
$20,782,557
1.9% of total
Oklahoma
4 properties
$6,889,389
0.6% of total
Texas
17 properties
$91,262,968
8.4% of total
Louisiana
4 properties
$38,675,914
3.6% of total
Mississippi
1 property
$5,952,068
0.5% of total
Kentucky
1 property
$2,496,423
0.2% of total
Florida
4 properties
$117,575,364
10.8% of total
Mortgaged Properties by Property Type
Mixed Use 4.5%
Other 4.6%
Industrial 1.7%
Multifamily 7.6%
Retail 45.2%
Self Storage 7.7%
Office 12.3%
Hospitality 16.2%
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Summary of Certificates

Class or Interest	Approx. Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)
Offered Certificates
Class A-1	$47,900,000		30.000%	%	(5)	October 2023	2.65	1–59
Class A-2	$24,600,000		30.000%	%	(5)	October 2023	4.88	59–59
Class A-SB	$43,000,000		30.000%	%	(5)	June 2028	7.12	59–115
Class A-3	(6)		30.000%	%	(5)	(6)	(6)	(6)
Class A-4	(6)		30.000%	%	(5)	October 2028	(6)	(6)
Class X-A	$721,469,000	(7)	NAP	%	Variable(8)	NAP	NAP	NAP
Class X-B	$207,423,000	(9)	NAP	%	Variable(10)	NAP	NAP	NAP
Class A-S	$128,834,000		17.500%	%	(5)	November 2028	9.91	119–120
Class B	$43,804,000		13.250%	%	(5)	November 2028	9.96	120–120
Class C	$34,785,000		9.875%	%	(5)	November 2028	9.96	120–120
Non-Offered Certificates
Class X-D	$42,515,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class X-F	$19,325,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class X-G	$11,595,000	(11)	NAP	%	Variable(12)	NAP	NAP	NAP
Class D	$23,190,000		7.625%	%	(5)	November 2028	9.96	120–120
Class E	$19,325,000		5.750%	%	(5)	November 2028	9.96	120–120
Class F	$19,325,000		3.875%	%	(5)	November 2028	9.96	120–120
Class G	$11,595,000		2.750%	%	(5)	November 2028	9.96	120–120
Class H	$28,344,384		0.000%	%	(5)	October 2033	11.21	120–179
Class V(13)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Class R(14)	NAP		NAP	NAP	NAP	NAP	NAP	NAP
Non-Offered Eligible Vertical Interest
RR Interest	$54,245,862.35		NAP	%	(15)	October 2033	9.29	1–179

(1)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (6) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D, Class X-F or Class X-G certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

(3)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.

(4)	The weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(6)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-3 and Class A-4 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $605,969,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Dates	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-3	$100,000,000 – $300,000,000	July 2028 – September 2028	9.62 – 9.66	115 – 116 / 115 – 118
Class A-4	$305,969,000 - $505,969,000	October 2028	9.78 – 9.84	116 – 119 / 118 – 119

(7)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Class X-A certificates will not be entitled to distributions of principal.

(8)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(9)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S, Class B and Class C certificates outstanding from time to time. The Class X-B certificates will not be entitled to distributions of principal.

(10)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	The Class X-D, Class X-F and Class X-G certificates are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each class of the Class X-F and Class X-G certificates will be equal to the certificate balance of the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates.

(12)	The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-F and Class X-G certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(13)	The Class V certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class V certificates will only be entitled to a specified portion of distributions of excess interest accrued on the mortgage loans with an anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in this prospectus.

(14)	The Class R certificates will not have a certificate balance, notional amount, credit support, pass-through rate, assumed final distribution date, rated final distribution date or rating. The Class R certificates represent the residual interest in each Trust REMIC as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

(15)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective RR Interest rate will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, which mortgage interest rates will be adjusted as necessary to a 30/360 basis.

The Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and the RR Interest are not offered by this prospectus. Any information in this prospectus concerning these certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	63
The Certificates May Not Be a Suitable Investment for You	63
Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	63
Risks Related to Market Conditions and Other External Factors	63
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	63
Other Events May Affect the Value and Liquidity of Your Investment	64
Risks Relating to the Mortgage Loans	64
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	64
Risks of Commercial and Multifamily Lending Generally	65
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
Retail Properties Have Special Risks	72
Hospitality Properties Have Special Risks	74
Risks Relating to Affiliation with a Franchise or Hotel Management Company	76
Office Properties Have Special Risks	77
Self Storage Properties Have Special Risks	78
Multifamily Properties Have Special Risks	79
Data Center Properties Have Special Risks	81
Mixed Use Properties Have Special Risks	81
Industrial Properties Have Special Risks	81
Residential Cooperative Properties Have Special Risks	82
Condominium Ownership May Limit Use and Improvements	88
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	89
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	90
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	92
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	93
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	94
Risks Related to Zoning Non-Compliance and Use Restrictions	96
Risks Relating to Inspections of Properties	98
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	98
Insurance May Not Be Available or Adequate	98
Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates	99
Terrorism Insurance May Not Be Available for All Mortgaged Properties	100
Risks Associated with Blanket Insurance Policies or Self-Insurance	101
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	102
Limited Information Causes Uncertainty	102

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions	103
Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	104
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria	104
Static Pool Data Would Not Be Indicative of the Performance of this Pool	105
Appraisals May Not Reflect Current or Future Market Value of Each Property	106
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	108
The Borrower’s Form of Entity May Cause Special Risks	109
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	112
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	112
Other Financings or Ability to Incur Other Indebtedness Entails Risk	114
Tenancies-in-Common May Hinder Recovery	116
Risks Relating to Enforceability of Cross-Collateralization	116
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	117
Risks Associated with One Action Rules	117
State Law Limitations on Assignments of Leases and Rents May Entail Risks	117
Various Other Laws Could Affect the Exercise of Lender’s Rights	118
Risks of Anticipated Repayment Date Loans	118
The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates	119
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	119
Risks Related to Ground Leases and Other Leasehold Interests	121
Increases in Real Estate Taxes May Reduce Available Funds	122
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds	123
Risks Relating to the Pfizer Building Mortgage Loan	123
Risks Related to Conflicts of Interest	126
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	126
The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers	129
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	130
Potential Conflicts of Interest of the Master Servicers and the Special Servicers	131
Potential Conflicts of Interest of the Operating Advisor	134
Potential Conflicts of Interest of the Asset Representations Reviewer	135
Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders	136
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	139
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan	140
Other Potential Conflicts of Interest May Affect Your Investment	140

Other Risks Relating to the Certificates	141
The Certificates Are Limited Obligations	141
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	141
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates	142
EU Risk Retention and Due Diligence Requirements	143
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	144
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	147
Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates	151
Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively	151
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	152
Risks Relating to Modifications of the Mortgage Loans	158
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	159
Risks Relating to Interest on Advances and Special Servicing Compensation	160
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	160
The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	161
The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	162
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	162
Description of the Mortgage Pool	164
General	164
Co-Originated and Third-Party Originated Mortgage Loans	166
Certain Calculations and Definitions	166
Definitions	167
Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives	182
Mortgage Pool Characteristics	186
Overview	186
Property Types	188
Significant Obligors	195
Mortgage Loan Concentrations	195
Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	196
Geographic Concentrations	197
Mortgaged Properties With Limited Prior Operating History	198
Tenancies-in-Common or Diversified Ownership	198
Condominium and Other Shared Interests	198
Residential Cooperatives	201

Fee & Leasehold Estates; Ground Leases	201
Environmental Considerations	204
Redevelopment, Renovation and Expansion	207
Assessment of Property Value and Condition	208
Condemnations	208
Litigation and Other Considerations	208
Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	210
Tenant Issues	212
Tenant Concentrations	212
Lease Expirations and Terminations	212
Purchase Options and Rights of First Refusal	215
Affiliated Leases	217
Insurance Considerations	218
Use Restrictions	220
Appraised Value	221
Non-Recourse Carveout Limitations	221
Real Estate and Other Tax Considerations	223
Delinquency Information	226
Certain Terms of the Mortgage Loans	226
Amortization of Principal	226
Due Dates; Mortgage Rates; Calculations of Interest	227
ARD Loans	227
Single-Purpose Entity Covenants	228
Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments	228
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	231
Defeasance	232
Releases; Partial Releases; Substitutions; Additions	233
Escrows	241
Mortgaged Property Accounts	242
Exceptions to Underwriting Guidelines	244
Additional Indebtedness	245
General	245
Whole Loans	246
Mezzanine Indebtedness	246
Other Secured Indebtedness	249
Preferred Equity	251
Other Unsecured Indebtedness	252
The Whole Loans	253
General	253
The Serviced Pari Passu Whole Loans	259
The Non-Serviced Pari Passu Whole Loans	262
The Non-Serviced A/B Whole Loans	265
Additional Information	280
Transaction Parties	280
The Sponsors and Mortgage Loan Sellers	280
Morgan Stanley Mortgage Capital Holdings LLC	281
Wells Fargo Bank, National Association	294
Bank of America, National Association	306
National Cooperative Bank, N.A.	320
The Depositor	329
The Issuing Entity	329
The Trustee	330

The Certificate Administrator	331
The Master Servicers	334
Wells Fargo Bank, National Association	334
National Cooperative Bank, N.A.	339
The Special Servicers	343
Midland Loan Services, a Division of PNC Bank, National Association	343
National Cooperative Bank, N.A.	346
The Operating Advisor and Asset Representations Reviewer	349
Credit Risk Retention	350
General	350
RR Interest	352
Qualifying CRE Loans	354
Description of the Certificates	354
General	354
Distributions	356
Method, Timing and Amount	356
Available Funds	357
Priority of Distributions	358
Pass-Through Rates	362
Interest Distribution Amount	363
Principal Distribution Amount	364
Certain Calculations with Respect to Individual Mortgage Loans	366
Excess Interest	367
Application Priority of Mortgage Loan Collections or Whole Loan Collections	368
Allocation of Yield Maintenance Charges and Prepayment Premiums	371
Assumed Final Distribution Date; Rated Final Distribution Date	372
Prepayment Interest Shortfalls	373
Subordination; Allocation of Realized Losses	375
Reports to Certificateholders; Certain Available Information	377
Certificate Administrator Reports	377
Information Available Electronically	384
Voting Rights	389
Delivery, Form, Transfer and Denomination	390
Book-Entry Registration	390
Definitive Certificates	393
Certificateholder Communication	393
Access to Certificateholders’ Names and Addresses	393
Requests to Communicate	394
List of Certificateholders	394
Description of the Mortgage Loan Purchase Agreements	395
General	395
Dispute Resolution Provisions	407
Asset Review Obligations	407
Pooling and Servicing Agreement	408
General	408
Assignment of the Mortgage Loans	408
Servicing Standard	409
Subservicing	411
Advances	412
P&I Advances	412
Servicing Advances	413
Nonrecoverable Advances	414
Recovery of Advances	415

Accounts	417
Withdrawals from the Collection Accounts	419
Servicing and Other Compensation and Payment of Expenses	422
General	422
Master Servicing Compensation	428
Special Servicing Compensation	432
Disclosable Special Servicer Fees	436
Certificate Administrator and Trustee Compensation	437
Operating Advisor Compensation	437
Asset Representations Reviewer Compensation	438
CREFC® Intellectual Property Royalty License Fee	439
Appraisal Reduction Amounts	440
Maintenance of Insurance	448
Modifications, Waivers and Amendments	452
Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions	458
Inspections	460
Collection of Operating Information	461
Special Servicing Transfer Event	462
Asset Status Report	465
Realization Upon Mortgage Loans	469
Sale of Defaulted Loans and REO Properties	471
The Directing Certificateholder	475
General	475
Major Decisions	477
Asset Status Report	482
Replacement of a Special Servicer	482
Control Termination Event and Consultation Termination Event	482
Servicing Override	486
Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans	487
Rights of the Holders of Serviced Pari Passu Companion Loans	487
Limitation on Liability of Directing Certificateholder	487
The Operating Advisor	488
General	488
Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing	489
Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing	490
Recommendation of the Replacement of a Special Servicer	492
Eligibility of Operating Advisor	492
Other Obligations of Operating Advisor	493
Delegation of Operating Advisor’s Duties	494
Termination of the Operating Advisor With Cause	494
Rights Upon Operating Advisor Termination Event	495
Waiver of Operating Advisor Termination Event	496
Termination of the Operating Advisor Without Cause	496
Resignation of the Operating Advisor	497
Operating Advisor Compensation	497
The Asset Representations Reviewer	497
Asset Review	497
Eligibility of Asset Representations Reviewer	503
Other Obligations of Asset Representations Reviewer	503
Delegation of Asset Representations Reviewer’s Duties	504

Asset Representations Reviewer Termination Events	504
Rights Upon Asset Representations Reviewer Termination Event	505
Termination of the Asset Representations Reviewer Without Cause	506
Resignation of Asset Representations Reviewer	506
Asset Representations Reviewer Compensation	506
Limitation on Liability of Risk Retention Consultation Party	506
Replacement of a Special Servicer Without Cause	507
Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	510
Termination of a Master Servicer or Special Servicer for Cause	511
Servicer Termination Events	511
Rights Upon Servicer Termination Event	513
Waiver of Servicer Termination Event	514
Resignation of a Master Servicer or Special Servicer	515
Limitation on Liability; Indemnification	516
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	519
Dispute Resolution Provisions	520
Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder	520
Repurchase Request Delivered by a Party to the PSA	520
Resolution of a Repurchase Request	521
Mediation and Arbitration Provisions	524
Servicing of the Non-Serviced Mortgage Loans	525
General	525
Servicing of the Aventura Mall Mortgage Loan	528
Servicing of the Starwood Hotel Portfolio Mortgage Loan	529
Servicing of the Millennium Partners Portfolio Mortgage Loan	531
Servicing of the Moffett Towers – Buildings E,F,G Mortgage Loan	531
Servicing of the Pfizer Building Mortgage Loan	532
Servicing of the Prudential - Digital Realty Portfolio Mortgage Loan	533
Servicing of the Plaza Frontenac Mortgage Loan	534
Servicing of the Servicing Shift Mortgage Loans	535
Rating Agency Confirmations	536
Evidence as to Compliance	538
Limitation on Rights of Certificateholders to Institute a Proceeding	540
Termination; Retirement of Certificates	540
Amendment	542
Resignation and Removal of the Trustee and the Certificate Administrator	545
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	546
Certain Legal Aspects of Mortgage Loans	546
General	548
Types of Mortgage Instruments	548
Leases and Rents	549
Personalty	549
Foreclosure	550
General	550
Foreclosure Procedures Vary from State to State	550
Judicial Foreclosure	550
Equitable and Other Limitations on Enforceability of Certain Provisions	550
Nonjudicial Foreclosure/Power of Sale	551
Public Sale	551
Rights of Redemption	552
Anti-Deficiency Legislation	553

Leasehold Considerations	553
Cooperative Shares	554
Bankruptcy Laws	554
Environmental Considerations	561
General	561
Superlien Laws	561
CERCLA	561
Certain Other Federal and State Laws	562
Additional Considerations	562
Due-on-Sale and Due-on-Encumbrance Provisions	563
Subordinate Financing	563
Default Interest and Limitations on Prepayments	563
Applicability of Usury Laws	563
Americans with Disabilities Act	564
Servicemembers Civil Relief Act	564
Anti-Money Laundering, Economic Sanctions and Bribery	565
Potential Forfeiture of Assets	565
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	566
Pending Legal Proceedings Involving Transaction Parties	568
Use of Proceeds	568
Yield and Maturity Considerations	569
Yield Considerations	569
General	569
Rate and Timing of Principal Payments	569
Losses and Shortfalls	570
Certain Relevant Factors Affecting Loan Payments and Defaults	571
Delay in Payment of Distributions	572
Yield on the Certificates with Notional Amounts	572
Weighted Average Life	573
Pre-Tax Yield to Maturity Tables	579
Material Federal Income Tax Considerations	581
General	581
Qualification as a REMIC	582
Status of Offered Certificates	584
Taxation of Regular Interests	585
General	585
Original Issue Discount	585
Acquisition Premium	588
Market Discount	588
Premium	589
Election To Treat All Interest Under the Constant Yield Method	589
Treatment of Losses	590
Yield Maintenance Charges and Prepayment Premiums	591
Sale or Exchange of Regular Interests	591
Taxes That May Be Imposed on a REMIC	592
Prohibited Transactions	592
Contributions to a REMIC After the Startup Day	592
Net Income from Foreclosure Property	592
Bipartisan Budget Act of 2015	593
Taxation of Certain Foreign Investors	593
FATCA	595
Backup Withholding	595

Information Reporting	595
3.8% Medicare Tax on “Net Investment Income”	595
Certain State and Local Tax Considerations	596
Method of Distribution (Underwriter)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	601
Financial Information	601
Certain ERISA Considerations	601
General	601
Plan Asset Regulations	602
Administrative Exemptions	603
Insurance Company General Accounts	605
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	610

Annex A-1:	Certain Characteristics of the Mortgage Loans and Mortgaged Properties	A-1-1
Annex A-2:	Mortgage Pool Information (Tables)	A-2-1
Annex A-3:	Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans	A-3-1
Annex A-4:	Pfizer Building Mortgage Loan Amortization Schedule	A-4-1
Annex B:	Form of Distribution Date Statement	B-1
Annex C:	Form of Operating Advisor Annual Report	C-1
Annex D-1:	Mortgage Loan Representations and Warranties	D-1-1
Annex D-2:	Exceptions to Mortgage Loan Representations and Warranties	D-2-1
Annex E:	Class A-SB Planned Principal Balance Schedule	E-1

Important Notice Regarding the Offered Certificates

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV).

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE. IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, EITHER MASTER SERVICER, EITHER SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING CERTIFICATEHOLDER, THE RISK RETENTION CONSULTATION PARTY, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—Other Risks Relating to the Certificates—

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline” IN THIS PROSPECTUS.

Important Notice About Information Presented in this Prospectus

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	Summary of Certificates, which sets forth important statistical information relating to the certificates;

●	Summary of Terms, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and

●	Risk Factors, which describes risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this prospectus.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Banc of America Merrill Lynch Commercial Mortgage Inc.;

●	references to any specified mortgaged property (or portfolio of mortgaged properties) refer to the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1;

●	references to any specified mortgage loan should be construed to refer to the mortgage loan secured by the mortgaged property (or portfolio of mortgaged properties) with the same name identified on Annex A-1, representing the approximate percentage of the initial pool balance set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgage loan name or a group of mortgage loans indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of such mortgage loan (or the aggregate outstanding principal balance of such group of mortgage loans) represents, as set forth on Annex A-1;

●	any parenthetical with a percentage next to a mortgaged property (or portfolio of mortgaged properties) indicates the approximate percentage (or approximate aggregate percentage) of the initial pool balance that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount or aggregate allocated loan amount with respect to such mortgaged property or mortgaged properties) represents, as set forth on Annex A-1;

●	references to a “pooling and servicing agreement” (other than the BANK 2018-BNK15 pooling and servicing agreement) governing the servicing of any mortgage loan should be construed to refer to any relevant pooling and servicing agreement, trust and servicing agreement or other primary transaction agreement governing the servicing of such mortgage loan; and

●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the applicable master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW).

THE CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC (AS AMENDED OR SUPERSEDED, THE “PROSPECTUS DIRECTIVE”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION” ) FOR OFFERING OR SELLING THE CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE CERTIFICATES OR OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.

FURTHERMORE, THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF OFFERED CERTIFICATES IN THE EEA WILL ONLY BE MADE TO A LEGAL ENTITY WHICH IS A QUALIFIED INVESTOR UNDER THE PROSPECTUS DIRECTIVE. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THE EEA OF THE CERTIFICATES MAY ONLY DO SO WITH RESPECT TO QUALIFIED INVESTORS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR, OR THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES OR OFFERED CERTIFICATES OTHER THAN TO QUALIFIED INVESTORS.

ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NEITHER THE ISSUING ENTITY, THE DEPOSITOR NOR ANY UNDERWRITER MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (AS AMENDED), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or SUPERSEDED, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, “FSMA”) THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES”, “UNINCORPORATED ASSOCIATIONS”, ETC.) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS

“FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

THIS PROSPECTUS HAS NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. THIS PROSPECTUS DOES NOT CONSTITUTE NOR INTEND TO BE AN OFFER OR INVITATION TO THE PUBLIC IN HONG KONG TO ACQUIRE THE OFFERED CERTIFICATES.

EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT: (1) IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”) OF HONG KONG) OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) (THE “C(WUMP)O”) OF HONG KONG OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND (2) IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. ANY PROSPECTIVE INVESTOR SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT. THIS PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(c) OF THE SFA) PURSUANT TO SECTION 274 OF THE SFA (EACH AN “INSTITUTIONAL INVESTOR”), (II) TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA) PURSUANT TO SECTION 275(1), OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE

SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA, PROVIDED ALWAYS THAT NONE OF SUCH PERSON SHALL BE AN INDIVIDUAL OTHER THAN AN INDIVIDUAL WHO IS AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A(1)(a) OF THE SFA) (EACH, A “RELEVANT INVESTOR”).

NO CERTIFICATES ACQUIRED BY (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA MAY BE OFFERED OR SOLD, MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, OR OTHERWISE TRANSFERRED, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE, OTHER THAN TO (I) AN INSTITUTIONAL INVESTOR; OR (II) A RELEVANT INVESTOR IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA.

WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR (AS DEFINED IN SECTION 4A OF THE SFA)) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SECURITIES (AS DEFINED IN SECTION 239(1) OF THE SFA) OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST (HOWSOEVER DESCRIBED) IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT PERSON (AS DEFINED IN SECTION 275(2) OF THE SFA), OR TO ANY PERSON PURSUANT TO AN OFFER THAT IS MADE ON TERMS THAT SUCH SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR SUCH RIGHTS OR INTEREST IN THAT TRUST ARE ACQUIRED AT A CONSIDERATION OF NOT LESS THAN 200,000 SINGAPORE DOLLARS (OR ITS EQUIVALENT IN A FOREIGN CURRENCY) FOR EACH TRANSACTION, WHETHER SUCH AMOUNT IS TO BE PAID FOR IN CASH OR BY EXCHANGE OF SECURITIES OR OTHER ASSETS, AND FURTHER FOR CORPORATIONS, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275(1A) OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; (3) WHERE THE TRANSFER IS BY OPERATION OF LAW; OR (4) AS SPECIFIED IN SECTION 276(7) OF THE SFA.

REPUBLIC OF KOREA

THESE CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR A PUBLIC OFFERING IN KOREA. THE UNDERWRITERS HAVE THEREFORE REPRESENTED AND AGREED THAT THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE OFFERED, SOLD OR DELIVERED DIRECTLY OR INDIRECTLY, OR OFFERED, SOLD OR DELIVERED TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN KOREA OR TO ANY RESIDENT OF KOREA, EXCEPT AS OTHERWISE PERMITTED UNDER APPLICABLE KOREAN LAWS AND REGULATIONS, INCLUDING THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE FOREIGN EXCHANGE TRANSACTIONS LAW AND THE DECREES AND REGULATIONS THEREUNDER.

JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND

AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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Summary of Terms

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Title of Certificates	Commercial Mortgage Pass-Through Certificates, Series 2018-BNK15.

Depositor	Banc of America Merrill Lynch Commercial Mortgage Inc., a Delaware corporation and a wholly owned subsidiary of Bank of America, National Association, a national banking association organized under the laws of the United States of America, which is a subsidiary of Bank of America Corporation. The depositor’s address is One Bryant Park, New York, New York 10036 and its telephone number is (980) 388-7451. See “Transaction Parties—The Depositor”.

Issuing Entity	BANK 2018-BNK15, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Issuing Entity”.

Sponsors and Originators	The sponsors of this transaction are:

●	Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	National Cooperative Bank, N.A., a national banking association

These entities are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

The originators of this transaction are:

●	Morgan Stanley Bank, N.A., a national banking association

●	Wells Fargo Bank, National Association, a national banking association

●	Bank of America, National Association, a national banking association

●	National Consumer Cooperative Bank, a federally chartered corporation

●	National Cooperative Bank, N.A., a national banking association

The sponsors originated, co-originated or acquired and will transfer to the depositor the mortgage loans set forth in the following chart:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	$339,351,151	31.3%
Bank of America, National Association	Bank of America, National Association	17	309,553,842	28.5
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	295,865,924	27.3
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	(2)	1	100,000,000	9.2
National Cooperative Bank, N.A.	National Cooperative Bank, N.A. or National Consumer Cooperative Bank(3)	12	40,146,330	3.7
Total		67	$1,084,917,247	100.0%

(1)	Certain of the mortgage loans are part of whole loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “Description of the Mortgage Pool—Co-Originated Whole Loans”.

(2)	The Aventura Mall mortgage loan, representing approximately 9.2% of the initial pool balance, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch and Morgan Stanley Bank, N.A. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-2-C-4, with an outstanding principal balance as of the cut-off date of $50,000,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2-D-4, with an outstanding principal balance as of the cut-off date of $50,000,000.

(3)	Nine (9) of the twelve (12) mortgage loans for which National Cooperative Bank, N.A., is the mortgage loan seller, representing approximately 3.1% of the initial pool balance, were originated by National Consumer Cooperative Bank and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Master Servicers	Wells Fargo Bank, National Association will be the master servicer with respect to 55 of the mortgage loans, representing approximately 96.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. National Cooperative Bank, N.A. will act as the master servicer under the pooling and servicing agreement with respect to 12 of the mortgage loans (namely, those mortgage loans that are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each master servicer will be responsible for the master servicing and administration of the applicable mortgage loans and any related companion loan serviced pursuant to the pooling and servicing agreement. The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank, National Association are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Master Servicers” and “Pooling and Servicing Agreement”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan will be serviced by the applicable master servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain mortgage loans will be serviced by the master servicer under another pooling and servicing agreement as set forth in the table below under the heading “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Special Servicers	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the general special servicer under the pooling and servicing agreement with respect to 55 of the mortgage loans, representing approximately 96.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, together with any related serviced companion loans. National Cooperative Bank, N.A. will act as the special servicer under the pooling and servicing agreement with respect to 12 of the mortgage loans (namely, those mortgage loans that are secured by residential cooperative properties and are expected to be sold to the depositor by National Cooperative Bank, N.A.), representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each such special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such mortgage loans and any related companion loans as to which a special servicing transfer event (such as a default or an imminent default) has occurred and (ii) in certain circumstances, reviewing, evaluating, processing and/or providing or withholding consent as to certain major decisions relating to such mortgage loans and any related companion loans as to which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement for this transaction. The principal servicing offices of Midland Loan Services, a Division of PNC Bank, National Association are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. The principal servicing offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. See “Transaction Parties—The Special Servicers” and “Pooling and Servicing Agreement”.

If the applicable special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (such mortgage loan referred to herein as an “excluded special servicer loan”), the applicable special servicer will be required to resign as special servicer of that excluded special servicer loan. Prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates). For the avoidance of doubt, with respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a borrower party solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class of certificates) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “—Directing Certificateholder” below and “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan.

Midland Loan Services, a Division of PNC Bank, National Association is expected to be appointed as a special servicer by Eightfold Real Estate Capital Fund V, L.P. or its affiliate, which, on the closing date, is expected to be appointed as the initial directing certificateholder. Eightfold Real Estate Capital Fund V, L.P. also consented to the appointment of National Cooperative Bank, N.A. as special servicer with respect to the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A., and may replace National Cooperative Bank, N.A. in such capacity pursuant to the terms of the pooling and servicing agreement. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

Prior to the applicable servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the applicable special servicer under the pooling and servicing agreement. From and after the related servicing shift securitization date, any such servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certain mortgage loans will be specially serviced, if necessary, by the special servicer under another pooling and servicing agreement as set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Trustee	Wilmington Trust, National Association will act as trustee. The corporate trust office of the trustee is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: CMBS Trustee BANK 2018-BNK15. Following the transfer of the mortgage loans, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each mortgage loan (other than a non-serviced mortgage loan) and any related companion loan. See “Transaction Parties—The Trustee” and “Pooling and Servicing Agreement”.

The trustee under the pooling and servicing agreement will become the mortgagee of record with respect to any servicing shift mortgage loans if the related whole loan becomes a specially serviced loan prior to the related servicing shift securitization date. From and after the related servicing shift securitization date, the mortgagee of record with respect to any servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement.

With respect to each non-serviced mortgage loan, the entity set forth in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below, in its capacity as trustee under the pooling and servicing agreement for the indicated transaction, is the mortgagee of record for that non-serviced mortgage loan and any related companion loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Certificate Administrator	Wells Fargo Bank, National Association will act as certificate administrator. The certificate administrator will also be required to act as custodian, certificate registrar, REMIC administrator, 17g-5 information provider and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045, and for certificate transfer purposes are located at 600 South 4th Street, 7th Floor, MAC N9300-070, Minneapolis, Minnesota 55479. See “Transaction Parties—The Certificate Administrator” and “Pooling and Servicing Agreement”.

The custodian with respect to any servicing shift mortgage loans will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After the related servicing shift securitization date, the custodian of the mortgage file for a servicing shift mortgage loan (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The custodian with respect to any non-serviced mortgage loan will be the entity set forth in the table below entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Operating Advisor	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicers, and in certain circumstances may recommend to the certificateholders that a special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to a non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.

Asset Representations
Reviewer	Park Bridge Lender Services LLC, a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC, will also be serving as the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.

Directing Certificateholder	Subject to the rights of a subordinate companion loan solely with respect to the serviced A/B whole loan, described under “Description of the Mortgage Pool—The Whole Loans”, the directing certificateholder will have certain consent and consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The directing certificateholder will generally be the controlling class certificateholder (or its representative) selected by more than a specified percentage (by certificate balance) of the controlling class certificateholders. In certain circumstances (such as when no directing certificateholder has been appointed and no one holder owns the largest aggregate certificate balance of the controlling class) there may be no directing certificateholder even though there is a controlling class. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to the directing certificateholder or the holder of the majority of the controlling class certificates, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or certain affiliates thereof.

The controlling class will be the most subordinate class of the Class F, Class G and Class H certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that if at any time the certificate balances of the principal balance certificates other than the control eligible certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the controlling class will be the most subordinate class of control eligible certificates that has a certificate balance greater than zero without regard to any cumulative appraisal reduction amounts. Notwithstanding the preceding sentence, during such time as the Class F certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder. As of the closing date, the controlling class will be the Class H certificates.

It is anticipated that on the closing date, Eightfold Real Estate Capital Fund V, L.P. or its affiliate will purchase the Class X-F, Class X-G, Class F, Class G, Class H and Class V certificates (and may purchase certain other classes of certificates), and that Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to be appointed as the initial directing certificateholder.

With respect to a servicing shift whole loan, the holder of the related companion loan identified in the related intercreditor agreement as the controlling note will be the controlling noteholder with respect to such servicing shift whole loan, and will be entitled to certain consent and consultation rights with respect to such servicing shift whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization. From and after the servicing shift securitization date, the rights of the controlling noteholder of the related servicing shift whole loan (if the related control note is included in the related future securitization) are expected to be exercisable by the directing certificateholder under the related servicing shift pooling and servicing agreement. The directing certificateholder of this securitization will generally only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting a servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to a serviced subordinate companion loan described under “Description of the Mortgage Pool—The Whole Loans”, during such time as the holder of such subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the directing certificateholder will have generally similar (although not necessarily identical) consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the pool. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to any non-serviced whole loan, the entity identified in the table entitled “Non-Serviced Whole Loans” under “—The Mortgage Pool—Whole Loans” below is the initial directing certificateholder (or the equivalent) under the pooling and servicing agreement for the indicated transaction and will have certain consent and consultation rights with respect to such whole loan, which are substantially similar, but not identical, to those of the directing certificateholder under the pooling and servicing agreement for this securitization, subject to similar appraisal mechanics.

See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

As of the closing date, there will be no serviced A/B whole loans. Accordingly, all references in this prospectus to any serviced A/B whole loan, control appraisal period and any related terms should be disregarded.

Risk Retention
Consultation Party	The risk retention consultation party will have certain non-binding consultation rights in certain circumstances with respect to the mortgage loans (other than certain excluded loans as described in the next paragraph), as further described in this prospectus. The risk retention consultation party will generally be the party selected by the holder or holders of more than 50% of the RR Interest (by certificate balance). Bank of America, National Association is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party or the holder of the majority of the RR Interest, an “excluded loan” is a mortgage loan or whole loan with respect to which such party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Certain Affiliations
and Relationships	The originators, the sponsors, the underwriters, and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described in this prospectus under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Significant Obligor	There are no significant obligors related to the issuing entity.

Relevant Dates And Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in November 2018 (or, in the case of any mortgage loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	On or about November 29, 2018.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in December 2018.

Determination Date	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in California, Kansas, New York, North Carolina, Pennsylvania, or any of the jurisdictions in which the respective primary servicing offices of either master servicer or either special servicer or the corporate trust offices of either the certificate administrator or the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

Collection Period	For any mortgage loan and any distribution date, the collection period will be the period beginning with the day after the determination date in the month preceding the month in which such distribution date occurs (or, in the case of the first distribution date, commencing immediately following the cut-off date) and ending with the determination date occurring in the month in which such distribution date occurs.

Assumed Final
Distribution Date; Rated
Final Distribution Date	The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:

Class	Assumed Final Distribution Date
Class A-1	October 2023
Class A-2	October 2023
Class A-SB	June 2028
Class A-3	July 2028 – September 2028(1)
Class A-4	October 2028(1)
Class X-A	NAP
Class X-B	NAP
Class A-S	November 2028
Class B	November 2028
Class C	November 2028

(1)	The range of assumed final distribution dates is based on the initial certificate balance of the Class A-3 certificates ranging from $100,000,000 to $300,000,000 and the initial certificate balance of the Class A-4 certificates ranging from $305,969,000 to $505,969,000.

The rated final distribution date will be the distribution date in November 2061.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed by a pooling and servicing agreement to be entered into among the depositor, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2018-BNK15:

●	Class A-1

●	Class A-2

●	Class A-SB

●	Class A-3

●	Class A-4

●	Class X-A

●	Class X-B

●	Class A-S

●	Class B

●	Class C

The certificates of this Series will consist of the above classes and the RR Interest and the following classes that are not being offered by this prospectus: Class X-D, Class X-F, Class X-G, Class D, Class E, Class F, Class G, Class H, Class V and Class R. The RR Interest is not being offered by this prospectus.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:

Class	Approx. Initial Aggregate Certificate Balance or Notional Amount			Approx. % of Initial Pool Balance		Approx. Initial Credit Support(2)
Class A-1		$47,900,000		4.415%		30.000%
Class A-2		$24,600,000		2.267%		30.000%
Class A-SB		$43,000,000		3.963%		30.000%
Class A-3	$ $	100,000,000- 300,000,000	(1)	9.217% 27.652%	- (1)	30.000%
Class A-4	$ $	305,969,000- 505,969,000	(1)	28.202% 46.637%	- (1)	30.000%
Class X-A		$721,469,000		NAP		NAP
Class X-B		$207,423,000		NAP		NAP
Class A-S		$128,834,000		11.875%		17.500%
Class B		$43,804,000		4.038%		13.250%
Class C		$34,785,000		3.206%		9.875%

(1)	The exact initial certificate balances of the Class A-3 and Class A-4 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances and percentages of initial pool balance of the Class A-3 and

Class A-4 certificates are expected to be within the applicable ranges reflected in the chart above. The aggregate initial certificate balance of the Class A-3 and Class A-4 certificates is expected to be approximately $605,969,000, subject to a variance of plus or minus 5%.

(2)	The approximate initial credit support with respect to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates represents the approximate credit enhancement for the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements. See “Credit Risk Retention”.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class of certificates:

Class	Approx. Initial Pass-Through Rate(1)
Class A-1	[__]%
Class A-2	[__]%
Class A-SB	[__]%
Class A-3	[__]%
Class A-4	[__]%
Class X-A	[__]%
Class X-B	[__]%
Class A-S	[__]%
Class B	[__]%
Class C	[__]%

(1)	The pass-through rate for each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B and Class C certificates will be a per annum rate equal to one of the following: (i) a fixed rate, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate equal to the weighted average of the net mortgage interest rates for the related distribution date minus a specified percentage. The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class B and Class C certificates for the related distribution date, weighted on the basis of their respective aggregate certificate balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

B. Interest Rate
Calculation Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the Class X-A and Class X-B certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate, the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by either special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and
Administration Fees	Each of the master servicers and the special servicers is entitled to a servicing fee or special servicing fee, as the case may be, from the interest payments on each mortgage loan (other than any non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loan and any related REO loans and, with respect to the special servicing fees, if the related mortgage loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans.

The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the outstanding principal amount of each mortgage loan (including any non-serviced mortgage loan) at a servicing fee rate equal to a per annum rate ranging from 0.00375% to 0.08000%.

The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan (other than any non-serviced mortgage loan) and any related serviced companion loan as to which a special servicing transfer event has occurred (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to (a) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. Neither special servicer will be entitled to a special servicing fee with respect to any non-serviced mortgage loan.

Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the applicable master servicer or special servicer, respectively, out of the fees described above.

The master servicers and special servicers are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including any REO loan and any non-serviced mortgage loan) at a per annum rate equal to 0.00668%. The trustee fee is payable by the certificate administrator from the certificate administrator fee.

The operating advisor will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the operating advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan (excluding any related companion loan) at a per annum rate equal to (i) 0.00151%, except with respect to the 685 Fifth Avenue Retail mortgage loan, and (ii) 0.00317% with respect to the 685 Fifth Avenue Retail mortgage loan. The operating advisor will also be entitled under certain circumstances to a consulting fee.

The asset representations reviewer will be entitled to an upfront fee of $5,000 on the closing date. As compensation for the performance of its routine duties, the asset representations reviewer will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan and successor REO loan at a per annum rate equal to 0.00028%. Upon the completion of any asset review with respect to each delinquent loan, the asset representations reviewer will be entitled to a per loan fee in an amount described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.

Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances.

Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the outstanding principal amount of each mortgage loan and any successor REO loan will be payable to CRE Finance Council® as a license fee for use of their names and trademarks, including an investor reporting package.

Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.

With respect to each non-serviced mortgage loan set forth in the table below, the master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee at a per annum rate set forth in the table below, and the special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at the per annum rate set forth below. In addition, each party to the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan will be entitled to receive other fees and reimbursements with respect to such non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

NON-SERVICED MORTGAGE LOANS(1)

Non-Serviced Mortgage Loan	Primary Servicing Fee Rate(2)	Special Servicing Fee Rate
Aventura Mall	0.00125%	0.25000%
Starwood Hotel Portfolio	0.00250%	0.25000%	(3)
Millennium Partners Portfolio	0.00125%	0.25000%
Moffett Towers – Buildings E,F,G	0.00250%	0.25000%	(4)
Pfizer Building	0.00250%	0.25000%	(5)
Prudential - Digital Realty Portfolio	0.00250%	0.25000%	(5)
Plaza Frontenac	0.00250%	0.25000%	(5)

(1)	Does not reflect the 2020 Fifth Avenue mortgage loan or the Carriage Place mortgage loan, each of which is a servicing shift mortgage loan. After the related servicing shift securitization date, the related mortgage loan will also be a non-serviced mortgage loan, and the master servicer and special servicer under such future pooling and servicing agreement will be entitled to the primary servicing fee and special servicing fee, respectively.

A servicing shift securitization date may occur on or before the closing date. If a servicing shift securitization date occurs on or before the closing date, the related whole loan will be a non-serviced whole loan as of the closing date.

(2)	Included as part of the servicing fee rate.

(3)	Such fee rate is subject to a minimum amount equal to $3,500 for any month in which such fee is payable.

(4)	Such fee rate is subject to a minimum amount equal to $5,000 for any month in which such fee is payable.

(5)	Such fee rate is subject to a minimum amount equal to $3,500 (or, for any month in which the related risk retention consultation party is entitled to consult, $5,000) for any month in which such fee is payable.

Distributions

A. Allocation between
RR Interest and
Non-Retained Certificates	The aggregate amount available for distributions to holders of the certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, the special servicers, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and for distribution to all other certificates, on the other hand. The certificates other than the RR Interest and Class R certificates are referred to in this prospectus as the “non-retained certificates”. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the non-retained certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a), in each case such percentages being referred to in this prospectus as the respective “percentage allocation entitlements”.

B. Amount and Order
of Distributions
on Non-Retained
Certificates	On each distribution date, funds available for distribution to the non-retained certificates (other than (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest) will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as follows: (i) to the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance of the Class A-4 certificates has been reduced to zero and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero, or (ii) if the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-SB, Class

A-3 and Class A-4 certificates and the RR Interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, to reimburse the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata, based upon the aggregate unreimbursed losses previously allocated to each such class, first, in an amount equal to any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fourth, to the Class A-S certificates as follows: (a) to interest on the Class A-S certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-S certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Fifth, to the Class B certificates as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Sixth, to the Class C certificates as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates, first in an amount equal to any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, and then in an amount equal to interest on that amount at the pass-through rate for such class;

Seventh, to the non-offered certificates (other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates and the RR Interest) in the amounts and order of priority described in “Description of the Certificates—Distributions”; and

Eighth, to the Class R certificates, any remaining amounts.

For more detailed information regarding distributions on the non-retained certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.

C. Interest and Principal
Entitlements	A description of the interest entitlement of each class of certificates (other than the Class V and Class R certificates) and the RR Interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” and “Credit Risk Retention—RR Interest—Priority of Distributions”. As described in that section, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.

A description of the amount of principal required to be distributed to each class of certificates entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount”.

D. Yield Maintenance
Charges, Prepayment
Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. Yield maintenance charges and prepayment premiums with respect to the mortgage loans allocated to the non-retained certificates will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination,
Allocation of Losses
and Certain Expenses	The chart below describes the manner in which the payment rights of certain classes of non-retained certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-retained certificates. The chart also shows the allocation between the RR Interest and the non-retained certificates and the corresponding entitlement to receive principal and/or interest of certain classes of non-retained certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses are allocated between the RR Interest and non-retained certificates and the manner in which the non-retained certificate allocations are further allocated to certain classes of those certificates in ascending order (beginning with the non-offered certificates, other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class V or Class R certificates, although principal payments and mortgage loan losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, therefore, the amount of interest they accrue.

(1)	The Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates are interest-only certificates.

(2)	The Class X-D, Class X-F and Class X-G certificates and the RR Interest are non-offered certificates.

(3)	Other than the Class X-D, Class X-F, Class X-G, Class V and Class R certificates and the RR Interest.

Other than the subordination of certain classes of non-retained certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the non-retained certificates (as a collective whole), and as described above any losses incurred on the mortgage loans will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-S, Class B and Class C certificates.

To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates with interest at the pass-through rate on those offered certificates in accordance with the distribution priorities.

See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—RR Interest—Allocation of Retained Certificate Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.

F. Shortfalls in Available
Funds	Shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the RR Interest and non-retained certificates. The reduction in amounts available for distribution to the non-retained certificates will reduce distributions to the classes of certificates with the lowest payment priorities. Shortfalls may occur as a result of:

●	the payment of special servicing fees and other additional compensation that either special servicer is entitled to receive;

●	interest on advances made by either master servicer, either special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);

●	the application of appraisal reductions to reduce interest advances;

●	extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;

●	a modification of a mortgage loan’s interest rate or principal balance; and

●	other unanticipated or default-related expenses of the issuing entity.

In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by either master servicer will be allocated between the RR Interest, on the one hand, and the non-retained certificates, on the other hand, in accordance with their respective percentage allocation entitlements. The prepayment interest shortfalls allocated to the non-retained certificates are required to be further allocated among the classes of non-retained certificates (other than the Class V certificates) entitled to interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Prepayment Interest Shortfalls”.

G. Excess Interest	On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a collection period will be distributed to the holders of the Class V certificates and the RR Interest on the related distribution date as set forth in “Description of the Certificates—Distributions—Excess Interest”. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement.

Advances

A. P&I Advances	Each master servicer is required to advance a delinquent periodic payment on each mortgage loan (including any non-serviced mortgage loan) or any successor REO loan (other than any portion of an REO loan related to a companion loan) serviced by such master servicer, unless in each case, such master servicer or the applicable special servicer determines that the advance would be non-recoverable. None of the master servicers or the trustee will be required to advance balloon payments due at maturity or outstanding on the related anticipated repayment date in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.

The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which a master servicer will not be required to advance a full month of principal and/or interest. If the applicable master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the applicable master servicer, such master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the monthly fees payable to the certificate administrator, the trustee, the operating advisor and the asset representations reviewer and the CREFC® license fee.

None of the master servicers, the special servicers or the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan.

See “Pooling and Servicing Agreement—Advances”.

B. Property Protection
Advances	Each master servicer may be required to make advances with respect to the mortgage loans (other than any non-serviced mortgage loan) and any related companion loan that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

●	maintain the lien on the related mortgaged property; and/or

●	enforce the related mortgage loan documents.

The special servicers will have no obligation to make any property protection advances (although they may elect to make them in an emergency circumstance in their sole discretion). If either special servicer makes a property protection advance, the applicable master servicer will be required to reimburse such special servicer for that advance (unless the applicable master servicer determines that the advance would be non-recoverable, in which case the advance will be reimbursed out of the related collection account) and such master servicer will be deemed to have made that advance as of the date made by the applicable special servicer.

If the applicable master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicers, the special servicers or the trustee is required to advance amounts determined by such party to be non-recoverable.

See “Pooling and Servicing Agreement—Advances”.

With respect to each non-serviced mortgage loan, the applicable master servicer (and the trustee, as applicable) under the pooling and servicing agreement governing the servicing of that non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances	The master servicers, the special servicers and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicers nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.

With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on property protection advances made in respect of such non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced whole loan and to the extent allocable to such non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 67 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 126 commercial and/or multifamily properties. See “Description of the Mortgage Pool—General”.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,084,917,247.

Whole Loans

Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 67 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each mortgage loan in the table below is part of a larger “whole loan”, which is comprised of the related mortgage loan and one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan” or a “companion loan”) and, in certain cases, one or more loans that are subordinate in right of payment to the related mortgage loan (each referred to in this prospectus as a “subordinate companion loan” or a “companion loan”). The companion loans, together with their related mortgage loan, are referred to in this prospectus as a “whole loan”. For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”.

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut- off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)(3)	Whole Loan LTV Ratio(2)(3)	Mortgage Loan Underwritten NCF DSCR(1)	Whole Loan Underwritten NCF DSCR(2)
Aventura Mall	$100,000,000	9.2%	$1,306,700,000	$343,300,000	40.8%	50.7%	2.58x	2.07x
Starwood Hotel Portfolio	$100,000,000	9.2%	$165,000,000	NAP	66.1%	66.1%	2.07x	2.07x
Millennium Partners Portfolio	$75,000,000	6.9%	$397,000,000	$238,000,000	32.3%	48.6%	3.43x	2.28x
685 Fifth Avenue Retail	$60,000,000	5.5%	$100,000,000	NAP	34.0%	34.0%	2.76x	2.76x
Moffett Towers – Buildings E,F,G	$56,800,000	5.2%	$227,200,000	NAP	40.2%	40.2%	2.97x	2.97x
Pfizer Building	$28,888,768	2.7%	$91,481,099	NAP	57.3%	57.3%	1.00x	1.00x
Prudential - Digital Realty Portfolio	$26,000,000	2.4%	$186,000,000	NAP	54.7%	54.7%	2.50x	2.50x
2020 Fifth Avenue	$24,000,000	2.2%	$24,000,000	NAP	46.4%	46.4%	3.20x	3.20x
Plaza Frontenac	$20,000,000	1.8%	$80,000,000	NAP	47.6%	47.6%	2.09x	2.09x
Carriage Place	$10,000,000	0.9%	$20,667,500	NAP	67.3%	67.3%	1.41x	1.41x

(1)	Calculated including any related pari passu companion loans but excluding any related subordinate companion loans or mezzanine debt.

(2)	Calculated including any related pari passu companion loans and any related subordinate companion loans but excluding any mezzanine debt.

(3)	With respect to the Starwood Hotel Portfolio mortgage loan and the Moffett Towers – Buildings E,F,G mortgage loan, the Mortgage Loan LTV Ratio and Whole Loan LTV Ratio are based on an appraised value that is other than an “as-is” value, as set forth in the definition of “Appraised Value.” See “—Certain Calculations and Definitions—Definitions”.

The 685 Fifth Avenue Retail whole loan will be serviced by Wells Fargo Bank, National Association, as the applicable master servicer, and Midland Loan Services, a Division of PNC Bank, National Association, as the applicable special servicer, pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan“, and each related companion loan is referred to in this prospectus as a “serviced companion loan“.

Each servicing shift whole loan (a “servicing shift whole loan“, and the related mortgage loan, a “servicing shift mortgage loan“) will initially be serviced by the applicable master servicer and the applicable special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling companion loan is securitized (each, a “servicing shift securitization date“), it is anticipated that each servicing shift whole loan will be serviced under, and by the master servicer (a “servicing shift master servicer“) and the special servicer (a “servicing shift special servicer“) designated in, the related pooling and servicing agreement entered into in connection with such securitization (a “servicing shift pooling and servicing agreement“). Prior to the applicable servicing shift securitization date, each servicing shift whole loan will be a “serviced whole loan“, the related mortgage loan will be a “serviced mortgage loan” and the related companion loans will be “serviced companion loans”. On and after the applicable servicing shift securitization date, each servicing shift whole loan will be a “non-serviced whole loan“, the related mortgage loan will be a “non-serviced mortgage loan“ and the related companion loans will be “non-serviced companion loans“. As of the Closing Date, each of the 2020 Fifth Avenue whole loan and the Carriage Place whole loan will be a servicing shift whole loan.

A servicing shift securitization date may occur on or before the Closing Date. If a servicing shift securitization date occurs on or before the Closing Date, the related whole loan will be a non-serviced whole loan as of the Closing Date.

Each whole loan identified in the table below will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement identified in the table below entered into in connection with the securitization of one or more related companion loan(s) and is referred to in this prospectus as a “non-serviced whole loan“. The related mortgage loan is referred to as a “non-serviced mortgage loan“ and the related companion loans are each referred to in this prospectus as a “non-serviced companion loan“ or collectively, as the “non-serviced companion loans”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)(2)

Whole Loan Name	Transaction/Pooling Agreement	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee

Aventura Mall	Aventura Mall Trust 2018-AVM	9.2%	Wells Fargo Bank, National Association	CWCapital Asset Management LLC	Wilmington Trust, National Association

Starwood Hotel Portfolio	WFCM 2018-C47	9.2%	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wilmington Trust, National Association

Millennium Partners Portfolio	MSC 2018-MP	6.9%	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Wilmington Trust, National Association

Moffett Towers – Buildings E,F,G	DBGS 2018-C1	5.2%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Pfizer Building	BANK 2018-BNK13	2.7%	Wells Fargo Bank, National Association	Torchlight Loan Services, LLC	Wilmington Trust, National Association

Prudential - Digital Realty Portfolio	BANK 2018-BNK14	2.4%	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC	Wilmington Trust, National Association

Plaza Frontenac	MSC 2018-L1	1.8%	Midland Loan Services, a Division of PNC Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association	Wells Fargo Bank, National Association

Whole Loan Name	Certificate Administrator	Custodian	Operating Advisor	Directing Certificateholder (or equivalent)(3)

Aventura Mall	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	BREDS HG SD (Delaware) L.P.

Starwood Hotel Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

Millennium Partners Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	N/A	BlackRock Financial Management, Inc. (or an affiliate)

Moffett Towers – Buildings E,F,G	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III-D AIV RR, LLC

Pfizer Building	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	Torchlight Investors, LLC

Prudential - Digital Realty Portfolio	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Park Bridge Lender Services LLC	RREF III Debt AIV, LP

Plaza Frontenac	Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	Pentalpha Surveillance LLC	KKR Real Estate Credit Opportunity Partners Aggregator I L.P.

(1)	Information in this table is presented as of the closing date of the related securitization or, if such securitization has not yet closed, reflects information regarding the expected parties to such securitization.

(2)	Each of the 2020 Fifth Avenue whole loan and the Carriage Place whole loan will constitute a non-serviced whole loan after the related servicing shift securitization date. A servicing shift securitization date may occur on or before the closing date. If a servicing shift securitization date occurs on or before the closing date, the related whole loan will be a non-serviced whole loan as of the closing date.

(3)	The related transaction documents may provide that the directing certificateholder may either be the entity specified or an affiliate thereof.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with a pari passu companion loan or subordinate companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding the principal balance and debt service payment of any related subordinate companion loan (or any subordinate debt encumbering the related mortgaged property or any related mezzanine debt or preferred equity).

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes (or in the case of each mortgage loan with a cut-off date prior to the date of this prospectus, reflects) the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or part of a group of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,084,917,247
Number of mortgage loans	67
Number of mortgaged properties	126
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,298,485 – $100,000,000
Average Cut-off Date Balance	$16,192,795
Range of Mortgage Rates	3.5850% to 5.9700%
Weighted average Mortgage Rate	4.6669%
Range of original terms to maturity(2)	60 months to 180 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 179 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	72 months to 480 months
Weighted average original amortization term(3)	328 months
Range of remaining amortization terms(3)	69 months to 480 months
Weighted average remaining amortization term(3)	328 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	4.4% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	53.0%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	2.1% to 66.1%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	47.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.00x to 12.38x
Weighted average U/W NCF DSCR(5)(6)(7)	2.36x
Range of U/W NOI Debt Yields(5)(6)	8.2% to 68.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	59.7%
Amortizing	18.2%
Partial Interest Only	14.9%
Amortizing, ARD	4.5%
Self-Amortizing	2.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any mortgage loan with an anticipated repayment date, calculated as of the related anticipated repayment date.

(3)	Excludes 28 mortgage loans identified on Annex A-1 (59.7%), which are interest-only for the entire term or until the anticipated repayment date, as applicable.

(4)	Loan-to-value ratios (such as, for example, the loan-to-value ratios as of the cut-off date and the loan-to-value ratios at the maturity date) with respect to the mortgage loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain mortgage loans, the related loan-to-value ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. Such mortgage loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of mortgage loans that have one or more pari passu companion loans and/or subordinate companion loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related pari passu companion loan(s) but excluding any related subordinate companion loan or mezzanine debt. With respect to the Aventura Mall mortgage loan (9.2%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 50.7%, 2.07x and 8.8%, respectively. With respect to the Millennium Partners Portfolio mortgage loan (6.9%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 48.6%, 2.28x and 10.4%, respectively.

(6)	For mortgage loans secured by residential cooperative properties, debt service coverage ratios and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date assuming such mortgaged property is operated as a rental property. The loan-to-value ratio information for mortgage loans secured by residential cooperative properties is based upon the appraised value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

(7)	Debt service coverage ratios (such as, for example, underwritten net cash flow debt service coverage ratios or underwritten net operating income debt service coverage ratios) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

All of the mortgage loans accrue interest on an actual/360 basis.

For further information regarding the mortgage loans, see “Description of the Mortgage Pool”.

Modified and Refinanced
Loans	As of the cut-off date, one of the mortgage loans, representing 1.1% of the initial pool balance, was modified due to a delinquency or were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the mortgage loan. Such mortgage loan, Algonquin Galleria, refinanced a prior mortgage loan that was paid off by the related borrower sponsor at a discount of approximately $512,000 from the approximately $12,400,000 outstanding debt amount. The outstanding debt was originally incurred by a previous owner, who had also incurred mezzanine debt that was foreclosed on by the mezzanine lender, which mezzanine lender then sold the equity collateral to the borrower sponsor.

Properties with Limited
Operating History	12 of the mortgaged properties, representing approximately 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (by allocated loan amount), (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date or are leased fee properties and, therefore, the related mortgaged property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

See “Description of the Mortgage Pool—Certain Calculations and Definitions” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

Certain Variances from
Underwriting Standards	Each sponsor maintains its own set of underwriting guidelines, which typically relate to credit and collateral analysis, loan approval, debt service coverage ratio and loan-to-value ratio analysis, assessment of property condition, escrow requirements and requirements regarding title insurance policy and property insurance. Certain of the mortgage loans may vary from the related mortgage loan seller’s underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance
and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, S.A. or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.

Credit Risk Retention	For a discussion of the manner in which the U.S. credit risk retention requirements will be satisfied by Bank of America, National Association, as retaining sponsor, see “Credit Risk Retention”.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Information Available to
Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

●	Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation;

●	the certificate administrator’s website initially located at www.ctslink.com; and

may be available to certificateholders through:

●	the master servicers’ websites initially located at www.wellsfargo.com/com/comintro (with respect to Wells Fargo Bank, National Association) and www.ncb.coop (with respect to National Cooperative Bank, N.A.).

Optional Termination	On any distribution date on which the then aggregate principal balance of the pool of mortgage loans is less than 1.0% of the initial pool balance (solely for the purposes of this calculation, if such right is being exercised after December 2028 and the U-Haul AREC 28 Portfolio mortgage loan or Inwood Quorom mortgage loan is still an asset of the trust, then such mortgage loan(s) will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.

The issuing entity may also be terminated in connection with a voluntary exchange of all of the then-outstanding certificates (other than the Class V and Class R certificates and the RR Interest) and deemed payment of a price specified in this prospectus for the mortgage loans then held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class

A-4, Class A-S, Class B, Class C, Class D and Class E certificates are no longer outstanding, (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class V and Class R certificates and the RR Interest), (iii) such holder (or holders) pay an amount equal to the RR Interest’s proportionate share of the price specified in this prospectus and (iv) the master servicers consent to the exchange.

See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or
Substitutions of Mortgage
Loans; Loss of Value
Payment	Under certain circumstances, the related mortgage loan seller may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the related mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided, that with respect to the Aventura Mall mortgage loan, which was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, each mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements—General”.

Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, under certain circumstances the applicable special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans (or a defaulted serviced whole loan and/or related REO properties) and, in the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the pooling and servicing agreement, may accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for the defaulted serviced mortgage loan (or defaulted serviced whole loan) or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the applicable special servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that rejection of such offer would be in the best interests of the certificateholders and any related companion loan holder (as a collective whole as if such certificateholders and such companion loan holder constituted a single lender).

With respect to any non-serviced mortgage loan, if a related pari passu companion loan becomes a defaulted mortgage loan under the pooling and servicing agreement for the related pari passu companion loan and the special servicer under the related pooling and servicing agreement for the related pari passu companion loan(s) determines to sell such pari passu companion loan(s), then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan(s) and, in certain cases, any related subordinate companion loan(s) in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans”.

Tax Status	Elections will be made to treat designated portions of the issuing entity (exclusive of interest that is deferred after the anticipated repayment date of each mortgage loan with an anticipated repayment date and the excess interest distribution account) as two separate REMICs – the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes.

In addition, the portion of the issuing entity consisting of the excess interest accrued on the mortgage loans with an anticipated repayment date, beneficial ownership of which is represented by the Class V certificates and the RR Interest, will be treated as a grantor trust for federal income tax purposes.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●	Each class of offered certificates will constitute REMIC “regular interests”.

●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●	You will be required to report income on your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class [__] certificates will be issued with original issue discount and that the Class [__] certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Considerations”.

Certain ERISA
Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended, contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

See “Legal Investment”.

Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction was due, in part, to their initial subordination levels for the various classes of the certificates and may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.

See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

Risk Factors

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

Risks Related to Market Conditions and Other External Factors

The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and

●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan, except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally fully recourse to the borrower and do not have separate guarantors for non-recourse carveouts. If a default occurs on a non-recourse loan, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity or an anticipated repayment date is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance or sell the mortgaged property.

Although the mortgage loans (except for residential cooperative loans sold to the trust by National Cooperative Bank, N.A., which are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts) generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, certain guarantors may be foreign entities or individuals which, while subject to the domestic governing law provisions in the guaranty and related mortgage loan documents, could nevertheless require enforcement of any judgment in relation to a guaranty in a foreign jurisdiction, which could, in turn, cause a significant time delay or result in the inability to enforce the guaranty under foreign law. Additionally, the guarantor’s net worth and liquidity may be less (and in some cases, materially and substantially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Moreover, certain mortgage loans may permit the replacement of the guarantor subject to the requirements set forth in the related mortgage loan documents. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan.

With respect to certain of the mortgage loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed-in-lieu of foreclosure, or appointment of a receiver, of the mortgaged property, pursuant to such mortgage loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

The non-recourse carveout provisions contained in certain of the mortgage loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the mortgaged property to the extent that there is sufficient cash flow generated by the mortgaged property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

In all cases, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income-producing commercial and multifamily properties. The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics and desirability of the area where the property is located;

●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	the dependence upon a single tenant or concentration of tenants in a particular business or industry;

●	a decline in the businesses operated by tenants or in their financial condition;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns, oil and/or gas drilling facility slowdowns or closings and unemployment rates;

●	local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	political factors;

●	environmental factors;

●	seismic activity risk;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);

●	the quality and creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur;

●	with respect to residential cooperative loans, the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders; and

●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. Tenants under certain leases included in the underwritten net cash flow, underwritten net operating income or occupancy may nonetheless be in financial distress. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●	a significant tenant were to become a debtor in a bankruptcy case;

●	rental payments could not be collected for any other reason; or

●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.

In addition, certain tenants may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs.

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. We cannot assure you that any such litigation or dispute will not result in a material decline in net operating income at the related mortgaged property.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

A Tenant Concentration May Result in Increased Losses

Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;

●	more time may be required to re-lease the space; and

●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below, and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the 5 largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts of interest. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts of interest arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliate could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease

The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure

In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to recognize a successor owner, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow

Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases,

●	if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions,

●	if the related borrower fails to provide a designated number of parking spaces,

●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease,

●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time,

●	if a tenant’s use is not permitted by zoning or applicable law,

●	if the tenant is unable to exercise an expansion right,

●	if the landlord defaults on its obligations under the lease,

●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor,

●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time,

●	if significant tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied,

●	if the landlord violates the tenant’s exclusive use rights for a specified period of time,

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations,

●	in the case of government sponsored tenants, at any time or for lack of appropriations, or

●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks

Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Retail Properties Have Special Risks

Certain of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties”. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and
“—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers”, “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers.

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumers: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector.

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls or strip centers that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls or strip centers. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall or strip center property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants.

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants at the mortgaged property, and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants at the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadow anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or if the subject store is not meeting the minimum sales requirement under its lease. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related mortgage loan. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain anchor tenants may have the right to demolish and rebuild, or substantially alter, their premises, which may result in disruptions similar to those described above.

Certain anchor tenant and tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable anchor tenant or tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the anchor tenant or tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the anchor tenant or tenant estoppels obtained identify all potential disputes that may arise with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Certain retail properties may have specialty use tenants. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties” and “—Mortgage Pool Characteristics—Property Types—Specialty Use Concentrations”.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	ability to convert to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;

●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and

●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, certain hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the applicable special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or hotel chain service mark; and

●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or hotel management agreement. We cannot assure you that a replacement franchise affiliation (either through a franchise, license or management agreement, as the case may be) could be obtained in the event of termination or that such replacement franchise affiliation would be of equal quality to the terminated franchise affiliation. In addition, a replacement franchise, license and/or hospitality property manager may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement, license agreement or management agreement providing for termination because of a bankruptcy of a franchisor, licensor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license, franchise or management agreement, the licensor, franchisor or manager has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor, franchisor or manager. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise or in the termination of the management agreement. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor, licensor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the adaptability of the building to changes in the technological needs of the tenants;

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space); and

●	in the case of a medical office property, (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and there is no assurance that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals. See Annex A-1 and the footnotes related thereto.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities that the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base or oil and/or gas drilling industries;

●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;

●	restrictions on the age or income of tenants who may reside at the property;

●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and

●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.

Certain states regulate the relationship between an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, in some states, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase a tenant’s rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent regulation, rent stabilization or rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses;

●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates; and

●	with respect to residential cooperative properties, restrictions on the sale price for which units may be re-sold.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings and the land under any such building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. See “—Residential Cooperative Properties Have Special Risks” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Data Center Properties Have Special Risks

The primary function of a data center is to provide a secure location for back-up data storage. Data centers are subject to similar risks as office buildings. The value of a data center will be affected by its telecommunications capacity, availability of sufficient power, and availability of support systems including environmental, temperature and hazard risk control, physical security, and redundant backup systems. As data centers contain sensitive and highly costly equipment and connections, they are subject to heightened risk in the event of fire, natural disaster or terrorism. In addition, data centers can be the subject of build-to-suit construction to specific user requirements. As such, if the lease with a data center user is terminated for any reason, the cost and time to adapt the space to other users may be considerable. Further, data center properties may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or if the leased spaces were to become vacant, for any reason. See “—Office Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Multifamily Properties Have Special Risks” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”, as applicable. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at each mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenants conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Industrial Properties”.

Residential Cooperative Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of residential cooperative properties, including:

●	the ability of tenants to remain in a cooperative property after its conversion from a rental property, at below market rents and subject to applicable law, including rent regulation, rent stabilization and rent control laws;

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations and the discretion afforded to the cooperative board of directors to establish maintenance charges payable by tenant-shareholders;

●	the concentration of shares relating to units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;

●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” in any one or more years, which may reduce the cash flow available to make payments on the related mortgage loan; and

●	that, upon foreclosure, in the event a residential cooperative property becomes a rental property, all or certain units at that rental property could be subject to rent regulation, rent stabilization or rent control laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

The value and successful operation of a residential cooperative property may be impacted by the same factors which may impact the economic performance of a multifamily property. See “—Multifamily Properties Have Special Risks”.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned or leased by the borrower, which is a non-profit residential cooperative corporation. The borrower’s tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, maintenance, contributions to reserves and other expenses, less any income the corporation may receive. These payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

With respect to the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented with respect to such mortgage loans differs from that presented for other mortgage loans included in the trust. Several of these differences are particularly relevant to your consideration of an investment in the offered certificates. In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other mortgage loans included in the trust. For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. In addition, for purposes of determining the debt service coverage ratio and debt yield for a mortgage loan secured by a residential cooperative property and for the purpose of determining the value for a residential cooperative property as a multifamily rental property, the underwritten net cash flow for a residential cooperative property and the underwritten net operating income for a residential cooperative property are determined by the appraiser and, in general, equal projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of underwritten net cash flow, further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to a mortgage loan secured by a residential cooperative property may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for any such mortgage loan secured by a residential cooperative property had a different methodology (including the methodology used for calculating such values with respect to the other mortgage loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC“), (1) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC, (2) Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of October 26, 2018, (3) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (4) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of

October 26, 2018 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to the mortgage loans secured by residential cooperative properties, each mortgaged property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to mortgage loans (other than such mortgage loans secured by residential cooperative properties) is not presented with respect to the mortgage loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the trust and is, instead, reflected as not applicable (N/A). See “—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In addition, mortgage loans secured by residential cooperative properties are uniquely structured and, in certain cases, permit the borrower to incur (1) one or more loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien on a mortgaged property that also secures a mortgage loan included in the trust and (2) unsecured loans to the related borrower. With respect to the mortgage loans sold by National Cooperative Bank, N.A., National Cooperative Bank, N.A. commonly acts as the lender in such arrangements and is permitted pursuant to the pooling and servicing agreement to engage in such lending with respect to the mortgage loans secured by residential cooperative properties included in the trust. Each of the mortgage loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans

Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”.

In certain instances, a residential cooperative borrower may not own the entire apartment building and the land under the building, but rather owns a condominium unit that is generally comprised of the residential portions of that apartment building. The other condominium units in that apartment building will generally comprise commercial space and will generally be owned by persons or entities other than the residential cooperative borrower. In instances where an apartment building has been converted to the condominium form of ownership, certain of the common areas in that building may be owned by the residential cooperative borrower and other common areas (often including the land under the building) may constitute common elements of the condominium, which common elements are owned in common by the residential cooperative borrower and the owners of the other condominium units. Where the apartment building is subject to the condominium form of ownership, each condominium unit owner will be directly responsible for the payment of real estate taxes on that owner’s unit. Certain specified maintenance and other obligations, including hazard and liability insurance premiums, may not be the direct responsibility of the residential cooperative borrower but rather will be the responsibility of the condominium board of managers. The ability of the condominium board of managers to pay certain expenses of the building will be dependent upon the payment by all condominium unit owners of common charges assessed by the condominium board of managers. As with other condominium structures, with respect to any such mortgage loan, the borrower may not control the appointment and voting of the condominium board or the condominium owners may be able to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent. Even if the borrower or its designated board members, either through control of the appointment and voting of sufficient members of the condominium board or by virtue of other provisions in the condominium documents, has consent rights over actions by the condominium associations or owners, we cannot assure you that the condominium board will not take actions that would materially adversely affect the borrower’s unit.

In the case of the residential cooperative properties included in the trust, information regarding the five largest tenants has not been reflected on Annex A-1 or otherwise reflected in the portions of this prospectus that discuss characteristics of the five largest tenants at each mortgaged property. Notwithstanding the exclusion of the residential cooperative properties from such discussion, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or the spaces were to become vacant, for any reason. See
“—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”. To the extent that a residential cooperative property is dependent upon income from the operation of commercial spaces, the value and successful operation of such residential cooperative property may be impacted by the same factors which may impact the economic performance of a retail property or office property. See “—Office Properties Have Special Risks” and “—Retail Properties Have Special Risks”.

Certain of the residential cooperative properties securing mortgage loans included in the trust may be operated as limited equity cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units. Such restrictions may negatively impact the value and operation of such a mortgaged property.

In addition, certain of the residential cooperative properties are also subject to government rent regulation, rent stabilization or rent control regulations which limit the rental payments payable by subtenants of unit owners and which would be applicable to the Mortgaged Property in whole or in part if the same were operated as a multifamily rental property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types”.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

A condominium regime can also be established with respect to land only, as an alternative to land subdivision in those jurisdictions where it is so permitted. In such circumstances, the condominium board’s responsibilities are typically limited to matters such as landscaping and maintenance of common areas, including private roadways, while individual unit owners have responsibility for the buildings constructed on their respective land units. Likewise, in land condominium regimes, individual unit owners would typically have responsibility for property insurance, although the condominium board might maintain liability insurance for the common areas. Accordingly, while some attributes of a building condominium form are shared by a land condominium, the latter would have a more limited scope of board responsibilities and shared costs.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the tables entitled “Remaining Terms to Maturity” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es) have been paid in full, classes that have a lower sequential priority are more likely to face these types of risks of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing more than 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are retail, hospitality, office, self storage and multifamily. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties. As a result, areas affected by such events may experience disruptions in travel, transportation and tourism, loss of jobs, an overall decrease in consumer activity, or a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations” in this prospectus. We cannot assure you that any hurricane damage would be covered by insurance.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in California, New York, Florida, Texas, Missouri, Illinois and Washington. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks, such as:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one such property, it could defer maintenance at a mortgaged property or debt service payments on the related mortgage loan in order to satisfy current expenses with respect to the first property;

●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the applicable master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and

●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members, thereby increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or, in certain limited cases, after origination) including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee or the applicable special servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty no. 43 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. In some circumstances, these renovations or property improvement plans may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These property improvement plans may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

Certain of the properties securing the mortgage loans may currently be undergoing or are scheduled to undergo renovations or property expansions. Such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 15 largest mortgage loans or groups of cross-collateralized mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of such theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain properties may be partially comprised of a parking garage, or certain properties may be entirely comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;

●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●	the amount of alternative parking spaces in the area;

●	the availability of mass transit; and

●	the perceptions of the safety, convenience and services of the lot or garage.

In instances where a parking garage does not have a long-term leasing arrangement with a parking lessee, but rather relies on individual short-term (i.e., daily or weekly) parking tenants for parking revenues, variations in any or all of the foregoing factors can result in increased volatility in the net operating income for such parking garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, gas stations, data centers, urgent care facilities, daycare centers and/or restaurants, as part of the mortgaged property.

In the case of specialty use tenants such as restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit ratings, lease defaults and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including use, density, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements, including, within the policy’s limitations, demolition costs, increased costs of construction due to code compliance and loss of value to undamaged improvements resulting from the application of zoning laws. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, you should not assume that the resulting loss in income will be covered by law and ordinance insurance. Zoning protection insurance, if obtained, will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”, thus constituting a zoning violation. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. See representation and warranty no. 26 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

The limited availability of zoning information and/or extent of zoning diligence may also present risks. Zoning information contained in appraisals may be based on limited investigation, and zoning comfort letters obtained from jurisdictions, while based on available records, do not customarily involve any contemporaneous site inspection. The extent of zoning diligence will also be determined based on perceived risk and the cost and benefit of obtaining additional information. For loans secured by residential cooperative properties, for example, the zoning diligence is typically limited to appraisals, available zoning comfort letters from the jurisdiction, certificates of occupancy and/or review of the municipal reports accompanying the title insurance commitment, and third party-prepared zoning reports are not customarily obtained. Even if law and ordinance insurance is required to mitigate rebuilding-related risks, we cannot assure you that other risks related to material zoning violations will have been identified under such circumstances, and that appropriate borrower covenants or other structural mitigants will have been required as a result.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, regulatory agreements, ground leases, restrictive covenants, environmental restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Certain of the mortgaged properties may be located in areas that are considered a high earthquake risk (seismic zones 3 or 4). See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the applicable special servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program (“NFIP“) is scheduled to expire November 30, 2018. We cannot assure you if or when NFIP will be reauthorized by Congress. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

●	a title insurer will have the ability to pay title insurance claims made upon it;

●	the title insurer will maintain its present financial strength; or

●	a title insurer will not contest claims made upon it.

Certain of the mortgaged properties are either completing initial construction or undergoing renovation or redevelopment. Under such circumstances, there may be limitations to the amount of coverage or other exceptions to coverage that could adversely affect the issuing entity if losses are suffered.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was extended through December 31, 2014 by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and was subsequently reauthorized on January 12, 2015 for a period of six years through December 31, 2020 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer equals 82% in 2018 (subject to annual 1% decreases until such percentage equals 80%) of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $160 million in 2018 (subject to annual $20 million increases thereafter until such threshold equals $200 million). The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2020, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See Annex A-3 for a summary of the terrorism insurance requirements under each of the 15 largest mortgage loans or groups of cross-collateralized mortgage loans. See representation and warranty no. 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Tenant Issues—Insurance Considerations”. We cannot assure you that any insurance obtained by a sole or significant tenant will be adequate or that such sole or significant tenant will comply with any requirements to maintain adequate insurance. Additionally, to the extent that insurance coverage relies on self-insurance, there is a risk that the “insurer” will not be willing or have the financial ability to satisfy a claim if a loss occurs. See also representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Additionally, the risks related to blanket or self-insurance may be aggravated if the mortgage loans that allow such coverage are part of a group of mortgage loans with related borrowers, some or all of which are covered under the same self-insurance or blanket insurance policy, and which may also cover other properties owned by affiliates of such borrowers.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

Limited Information Causes Uncertainty

Historical Information

Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple-net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information

The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions

As described under “Description of the Mortgage Pool—Certain Calculations and Definitions”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (but have in some instances signed letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, the “underwritten net cash flow” for a residential cooperative property is the projected net cash flow reflected in an appraisal of such residential cooperative property and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. As a result, the projected rental income used to determine underwritten net cash flow for a residential cooperative property may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Certain Calculations and Definitions”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the applicable master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for either master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the applicable special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The applicable special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us; Some Mortgage Loans May Not Have Complied With Another Originator’s Underwriting Criteria

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria and the review conducted by each sponsor for this securitization transaction described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

In addition, we cannot assure you that all of the mortgage loans would have complied with the underwriting criteria of the other originators or, accordingly, that each originator would have made the same decision to originate every mortgage loan included in the issuing entity or, if they did decide to originate an unrelated mortgage loan, that they would have been underwritten on the same terms and conditions.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the related mortgage loan (or whole loan, if applicable) or at or around the time of the acquisition of the mortgage loan (or whole loan, if applicable) by the related sponsor. See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;

●	potential environmental or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-”as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. See “Description of the Mortgage Pool—Appraised Value”.

Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” for additional information regarding the appraisals. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

In addition, with respect to each mortgage loan secured by a residential cooperative property, the “Appraised Value” presented on Annex A-1 is the appraised value of such property assuming such property is operated as a residential cooperative and, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. The “Coop-Rental Value” of a residential cooperative property presented on Annex A-1 is the appraised value of such property assuming such property is operated as a multifamily rental property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the underwritten net cash flow for such residential cooperative property. Such underwritten net cash flow is the projected net cash flow reflected in such appraisal and, in general, equals projected operating income at the property assuming such property is operated as a multifamily rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and further reduced by projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Except where otherwise specified, all relevant loan-to-value information with respect to mortgage loans secured by residential cooperative properties is based on the “Appraised Value” of such property as described above, and assumes that such property is operated as a residential cooperative. Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates. See the footnotes to Annex A-1 and see “—Residential Cooperative Properties Have Special Risks” and “Description of the Mortgage Pool—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

In addition, the mortgage loans secured by residential cooperative properties that are expected to be sold to the depositor by National Cooperative Bank, N.A. generally do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units. For these reasons, we cannot assure you that the ownership of any of the borrowers would not change during the term of the related mortgage loan and result in a material adverse effect on your certificates.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most entities generally, but not in all cases, do not have personal assets and creditworthiness at stake.

The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, or in the future will comply, with such requirements. Additionally, in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers (including each of the borrowers with respect to the residential cooperative loans expected to be sold to the depositor by National Cooperative Bank, N.A. included in the trust) are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single-purpose entities”.

Although a borrower may currently be a single-purpose entity, in certain cases the borrowers were not originally formed as single-purpose entities, but at origination of the related mortgage loan their organizational documents were amended. Such borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single-purpose entity” and thus may have liabilities arising from events prior to becoming a single-purpose entity.

In addition, certain mortgage loans may have been structured similarly to a Maryland indemnity deed of trust (an “IDOT”). An IDOT is structured so that the lender makes the loan to the owner of the property owner and the property owner guarantees in full the payment of the loan and secures such guaranty with a mortgage on the property owner’s property. Accordingly, the mortgagor/payment guarantor and the borrower are two different, but affiliated, entities. In the case of a mortgage loan structured as an IDOT, references herein to “borrower” will mean the actual borrower or the mortgagor/payment guarantor, as the context may require.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s) (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage loan. Certain of the mortgage loans have been made to single-purpose limited partnerships that have a general partner or general partners that are not themselves single-purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single-purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Single-Purpose Entity Covenants” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as tenants-in-common. In the case of a mortgaged property that is owned by tenants-in-common, there is a risk that obtaining the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See "—Tenancies-in-Common May Hinder Recovery” below. See also “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in this prospectus. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability To Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loan Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute may materially impair distributions to certificateholders if borrowers must use property income to pay judgments, legal fees or litigation costs. We cannot assure you that any litigation or dispute or any settlement of any litigation or dispute will not have a material adverse effect on your investment.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or may have been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the applicable special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that such borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. Accordingly, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;

●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);

●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;

●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;

●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and

●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although no companion loan related to a whole loan will be an asset of the issuing entity, the related borrower is still obligated to make interest and principal payments on such companion loan. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity or on the related anticipated repayment date.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Additionally, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A., an affiliate thereof, or a third-party lender may be the lender, now or in the future, with respect to one or more (1) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related mortgage borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. In addition to being the lender under certain such arrangements, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence such additional secured and/or other indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”.

In addition, with respect to certain additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above, such additional secured indebtedness bears interest at a floating rate based on the Prime Rate. Similarly, future additional secured indebtedness related to mortgage loans secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A. described above may also bear interest at a floating rate based on the Prime Rate. Accordingly, debt service for such additional secured indebtedness will generally increase as the Prime Rate rises and the debt service coverage ratio of such additional secured indebtedness may be adversely affected by rising interest rates, and the related borrower’s ability to make all payments due on their respective obligations, including those related to the mortgage loans included in the trust, may be adversely affected.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single-purpose entities. Each tenant-in-common borrower has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax.

This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the applicable special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the applicable special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Foreclosure—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;

●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;

●	whether and to what extent recourse to the borrower is permitted; and

●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

In a recent decision, Game Place, L.L.C. v. Fredericksburg 35, LLC, 813 S.E.2d 312 (Va. 2018), the Supreme Court of Virginia held a commercial lease unenforceable on the grounds that the lease was not validly conveyed as a deed under state law because the deed did not comply with the state’s requirement that all valid deeds include a seal or scroll or an approved acceptable substitute for a seal. Parties to an unsealed lease otherwise subject to the related state law have an implied tenancy from the manner in which rent is received, such that monthly rent payments would imply a month-to-month tenancy. Five of the mortgaged properties (1.3%), are located in the state of Virginia. We cannot assure you that other existing leases, or future leases, at such mortgaged properties are in compliance with Virginia law as interpreted by this decision, nor can we assure you that any such leases will qualify as a valid lease enforceable against the related tenant.

In addition, Florida statutes render unenforceable provisions that allow for acceleration and other unilateral modifications solely as a result of a property owner entering into an agreement for a property-assessed clean energy (“PACE”) financing. Consequently, given that certain remedies in connection therewith are not enforceable in Florida, we cannot assure you that any borrower owning assets in Florida will not obtain PACE financing notwithstanding any prohibition on such financing set forth in the related mortgage loan documents.

Risks of Anticipated Repayment Date Loans

Certain of the mortgage loans provide that, if after a certain date (referred to as the anticipated repayment date) the related borrower has not prepaid the mortgage loan in full, any principal outstanding after that anticipated repayment date will accrue interest at an increased interest rate rather than the stated mortgage loan rate. Generally, from and after the anticipated repayment date, cash flow in excess of that required for debt service (and in some cases, mezzanine debt service), the funding of reserves and certain approved operating expenses with respect to the related mortgaged property will be applied toward the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan (or in some cases, provided no event of default under the related mortgage loan is continuing, may be applied pro rata to payment of principal of the related mortgage loan and a related mezzanine loan) until its principal balance has been reduced to zero. Although these provisions may create an incentive for the borrower to repay the mortgage loan in full on its anticipated repayment date, a substantial payment would be required and the borrower has no obligation to do so. With respect to any anticipated repayment date mortgage loan which has a related mezzanine loan, the payment of debt service on the related mezzanine loan will reduce the amount of excess cash flow available to pay down the principal. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans”.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully-amortizing mortgage loans because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity or on the related anticipated repayment date.

Most of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity or anticipated repayment date, as applicable, and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity or to repay the outstanding principal amount at the anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or on the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date, as applicable, typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.

A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;

●	the prevailing interest rates;

●	the net operating income generated by the mortgaged property;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks”);

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	reductions in applicable government assistance/rent subsidy programs;

●	the tax laws; and

●	prevailing general and regional economic conditions.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of any related companion loan.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicers (and the pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

None of the master servicers or the special servicers will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See also representation and warranty no. 36 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Except as noted in “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases”.

See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed-in-Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Relating to the Pfizer Building Mortgage Loan

The Pfizer Building mortgage loan is secured, inter alia, by the ground leasehold interest in an office property located at 235 East 42nd Street, New York, New York and leased entirely to Pfizer Inc. (“Pfizer”). The Pfizer lease expires July 9, 2024, prior to the loan maturity on August 8, 2024. Pfizer plans to move its offices to an office building located at Hudson Yards following the maturity of the Pfizer Building mortgage loan. The Pfizer Building mortgage loan is self-amortizing, except for a final balloon payment of approximately $1,039,774 at its maturity date. The Underwritten Debt Service Coverage Ratio of the Pfizer Building mortgage loan is 1.00x.

Prior to the origination of the Pfizer Building mortgage loan, Pfizer owned and occupied two adjacent buildings: the Pfizer Building mortgaged property, located at 235 East 42nd Street, in which it owned the ground leasehold interest, and an adjacent property located at 219 East 42nd Street (the “219 Building”), in which it owned the fee interest. In conjunction with its planned move to Hudson Yards, Pfizer sought to sell the Pfizer Building mortgaged property and the 219 Building, and to enter into a single short-term lease of both buildings. Accordingly, on the day prior to the origination date of the Pfizer Building mortgage loan, Pfizer sold the Pfizer Building mortgaged property and the 219 Building to a joint venture, 219/235 East LLC (the “Pfizer Building JV”), owned 99% by the borrower and 1% by ARE-NY Region No. 1, LLC (“219 Fee Owner”), an entity affiliated with Alexandria Real Estate Equities. Simultaneously therewith, the Pfizer Building JV entered into a single lease to Pfizer (the “Pfizer Lease”) of both the Pfizer Building mortgaged property and the 219 Building. Immediately prior to the origination of the Pfizer Building mortgage loan, the following transactions were entered into:

●	The Pfizer Building JV entered into leases with itself, as both landlord and tenant, of (i) the Pfizer Building mortgaged property (the “235 Lease”) and (ii) the 219 Building (the “219 Lease”). The Pfizer Lease has priority over the 235 Lease and the 219 Lease. The 235 Lease is co-extensive with the ground leasehold interest in the Pfizer Building mortgaged property (which expires in 2057), but may be terminated by the Pfizer Building JV upon the termination of the Pfizer Lease with the consent of the lender.

●	The Pfizer Building JV simultaneously conveyed (i) the ground leasehold interest in the Pfizer Building Mortgaged Property and the landlord’s interest under the 235 Lease to the borrower, and (ii) fee title in the 219 Building and the landlord’s interest in the 219 Lease to the 219 Fee Owner. The Pfizer Building JV retained the landlord’s interest under the Pfizer Lease, but granted a present assignment to (x) the borrower of the landlord’s interest in the Pfizer Lease with respect to the Pfizer Building Mortgaged Property effective as of the origination date of the Pfizer Building mortgage loan with respect to the period following the expiration or earlier termination of the 235 Lease (the “Pfizer Lease 235 Building Residual Interest”), pursuant to which the borrower assumed the obligations of the landlord under the Pfizer Lease with respect to the Pfizer Building Mortgaged Property effective as of the date on which the 235 Lease expires or is earlier terminated as more particularly set forth in the limited liability operating agreement of the Pfizer Building JV (the “Pfizer Building JV Agreement”), and (y) 219 Fee Owner of the landlord’s interest in the Pfizer Lease with respect to the 219 Building with respect to the period following the expiration or earlier termination of the 219 Lease (the “Pfizer Lease 219 Building Residual Interest”) pursuant to which 219 Fee Owner assumed the obligations of the landlord under the Pfizer Lease with respect to the 219 Property effective as of the date on which the 219 Lease expires or is earlier terminated as more particularly set forth in the Pfizer Building JV Agreement.

●	The 235 Lease provides for payment by the Pfizer Building JV of rent in an amount equal to 70.181% (the “235 Percentage”) of the rent under the Pfizer Lease and the 219 Lease provides for payment by the Pfizer Building JV of rent in an amount equal to the remaining 29.819% (the “219 Percentage”) of the rent under the Pfizer Lease. Such percentages are equal to the relative square feet of the Pfizer Building Mortgaged Property and the 219 Building.

●	The operating agreement of the Pfizer Building JV provides generally that the borrower will control the day to day operations of the Pfizer Building JV; however the borrower has the right to make all decisions relating solely to the Pfizer Building Mortgaged Property and the 219 Fee Owner has the right to make all decisions relating solely to the 219 Building. The Pfizer Building JV Agreement provides that neither the Pfizer Lease nor the 235 Lease may be amended, modified or terminated without the mortgage lender’s prior consent, and that the mortgage lender is a third party beneficiary of such provision.

Further, on the origination date, the Pfizer Building mortgage loan provided for the following:

●	The borrower granted the mortgage lender a mortgage on the ground leasehold interest comprising the Pfizer Building Mortgaged Property, an assignment of leases and rents of the landlord’s interest in the 235 Lease and the Pfizer Lease 235 Building Residual Interest and a pledge of its 99% equity interest in the Pfizer Building JV.

●	A lockbox agreement was entered into pursuant to which (i) a lockbox account was established into which all the Pfizer rent is required to be directly deposited pursuant to a standing direction letter, which cannot be modified without the mortgage lender’s consent, and from which the 235 Percentage is required to be swept daily by the lockbox bank into a mortgage lender-controlled cash management account pursuant to a standing direction letter, which cannot be modified without the mortgage lender’s consent, and (ii) the mortgage lender was granted a security interest in the 235 Percentage of the Pfizer rents.

●	In addition, the borrower pledged its 99% controlling interest in the Pfizer Building JV to the mortgage lender.

The structure of the transactions relating to the Pfizer Building mortgage loan is unique, and as a result, may create complications in the enforcement of the mortgage loan and related leases, particularly in the case of a bankruptcy of the borrower, the Pfizer Building JV, the 219 Fee Owner or the sole tenant. In particular:

●	The related 235 Lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease”. While a true lease legal opinion has been obtained with respect to the Pfizer Lease, the 235 Lease and the 219 Lease, such opinion is based on numerous assumptions and conditions.

●	Since the assignment of leases to the mortgage lender is of the 235 Lease, not the Pfizer Lease (other than the Pfizer Lease 235 Building Residual Interest), the borrower would not have a valid post-petition interest in rents under the Pfizer Lease if the Pfizer Building JV files for bankruptcy. An argument may be made that the Pfizer Lease is intended to be passed through to the borrower and 219 Fee Owner (because the Pfizer Building JV never takes possession of the Pfizer Rent) based on the 235 Percentage and the 219 Percentage, respectively, and therefore the Pfizer Building JV should not be entitled to the Pfizer rents, however there can be no assurance such an argument would prevail. The mortgage lender is expected to have a valid post-petition interest in the 235 Lease rents, and if the 235 Lease expires or is terminated, then the borrower would become the landlord under the Pfizer Lease with respect to the Pfizer Building mortgaged property. However, given the complexity of the arrangements, such result is not free from doubt. Further, there may be a gap in time before any post-petition rents under the 235 Lease are received, leading to one or more payments not being received by the borrower and/or mortgage lender.

●	If the 235 Lease and the 219 Lease are terminated, under the terms of the above arrangements, the borrower and the 219 Fee Owner would be co-landlords under the single Pfizer Lease, with decisions made as provided in the Pfizer Building JV Agreement. Although the Pfizer Building JV Agreement provides that the borrower will make day to day decisions under the Pfizer Lease, and will have the sole authority to make decisions affecting the Pfizer Building mortgaged property, while the 219 Fee Owner will have sole authority to make decisions involving the 219 Building, both co-landlords would have to agree on any decision that affects the entire lease, or affects both properties.

●	The fact that the Pfizer Lease includes the non-collateral 219 Building creates the risk that the borrower’s interest in the Pfizer Building mortgaged property and the Pfizer Lease could be adversely affected by events relating to the 219 Building, the 219 Lease or the 219 Fee Owner. The Pfizer Building JV Agreement states that the borrower shall be treated as acquiring the Pfizer Building mortgaged property from Pfizer and entitled to all rents and other benefits and burdens therefrom under the Pfizer Lease, and the 219 Fee Owner shall be treated as acquiring the 219 Building from Pfizer and entitled to all rents and other benefits and burdens therefrom under the Pfizer Lease, and the Pfizer Building JV Agreement and the other structural features described above are intended to effectuate that result. However, it is possible that, notwithstanding the intent of the parties and such express provisions, an event could occur with respect to the 219 Building, 219 Lease or 219 Fee Owner that has an adverse effect on the Pfizer Building mortgaged property, the Pfizer Building mortgage loan or the lender’s rights thereunder.

●	Additionally, the fact that the Pfizer Lease includes the 219 Building, the ownership by the borrower in the Pfizer Building JV, the borrower’s obligations to the 219 Fee Owner under the Pfizer Building JV Agreement, and the potential for the borrower to become a co-landlord under the Pfizer Lease and therefore potentially have obligations relating to the 219 Building may negatively affect the status and characterization of the borrower as a special purpose entity.

●	In a foreclosure on the equity collateral for the Pfizer Building mortgage loan (that is, the borrower’s 99% limited liability company interests in the Pfizer Building JV), such equity collateral would need to be held by an entity other than the REMIC trust. The assignment of the Pfizer Lease 235 Building Residual Interest and the assignment of the Pfizer Lease 219 Building Residual Interest provide that the borrower and the 219 Fee Owner, as applicable, accept the assignments of such interests in the Pfizer Lease subject to the obligations in respect of the Pfizer Building mortgaged property or the 219 Building, as applicable, pursuant to the terms, covenants and conditions set forth in the Pfizer Building JV Agreement as applicable to them in respect of the assigned interests in the Pfizer Lease, mutatis mutandis. Accordingly, if the 235 Lease and/or the 219 Lease terminate, and the borrower and/or the 219 Fee Owner becomes a co-landlord under the Pfizer Lease, it is intended that the co-landlord arrangement will be governed by the covenants and conditions set forth in the Pfizer Building JV Agreement. However, there is no separate and distinct co-landlord agreement. Like the interests in the Pfizer Building JV, any interests in a joint arrangement, such as the co-landlord arrangement, may also need to be held by an entity other than a REMIC. As is the case with other types of non-real estate collateral, foreclosing on the equity in the Pfizer Building JV or the co-landlord arrangement outside of the REMIC may require the property to be sold sooner or later than would be optimal or otherwise cause a possible reduction in the proceeds that would be available for the repayment of the mortgage loan or delay their realization and disbursement.

●	The 235 Lease was initially created as a lease with the JV on both sides of the lease. While the assignment of the landlord’s interest in the 235 Lease immediately thereafter results in the 235 Lease being between two different parties, it is possible that an argument could be made that the 235 Lease may not be enforceable due to the initial structure. However, the borrower and the Pfizer Building JV have each delivered estoppels stating that the obligations of the landlord and tenant under the 235 Lease are valid and binding, and borrower’s counsel provided an enforceability opinion with respect to the 235 Lease as against the borrower and the Pfizer Building JV.

●	If an event of default occurs while the Pfizer lease is in effect, the Pfizer Building JV structure and the fact that the Pfizer lease relates to both the Pfizer Building mortgaged property and the 219 Building may make it more difficult to sell the Pfizer Building mortgaged property.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of Bank of America, National Association, one of the sponsors, originators and the anticipated initial risk retention consultation party, and of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans, subordinate loans, unsecured loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their respective affiliates may retain existing mezzanine loans, subordinate loans, unsecured loans and/or companion loans or originate future permitted mezzanine indebtedness, subordinate indebtedness or unsecured indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans, subordinate loans, unsecured loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, subordinate loans and/or unsecured loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective key employees or affiliates, or a sponsor, an originator or one of their respective key employees or affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective key employees and affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective key employees and affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association and Bank of America, National Association, each an originator, are each expected to hold a portion of the RR Interest as described in “Credit Risk Retention”, and Bank of America, National Association is expected to be appointed as the initial risk retention consultation party by the holder of the majority of the RR Interest. The risk retention consultation party may, on a strictly non-binding basis, consult with a special servicer and recommend that a special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, no special servicer is required to follow any such recommendations or take directions from the risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation party and the holder of the majority of the RR Interest by whom it is appointed may have interests that are in conflict with those of certain other certificateholders, in particular if the risk retention consultation party or such certificateholder holds companion loan securities, or has financial interests in or other financial dealings (as a lender or otherwise) with a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the risk retention consultation party or the holder of the majority of the RR Interest by whom the risk retention consultation party was appointed (any such mortgage loan referred to in this context as an “excluded loan” as to such party), then the risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association (in each case as holders of the RR Interest) is a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will not directly or indirectly provide any information related to any such mortgage loan or whole loan to the related borrower party, any of its employees, personnel or affiliates, in each case, involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. For the avoidance of doubt, the above covenants and restrictions will not apply to Wells Fargo Bank, National Association, in its capacity as master servicer or certificate administrator. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan. Nor can there be any assurance that any of Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association (in each case as holders of the RR Interest) or the risk retention consultation party will not seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

Each of these relationships may create a conflict of interest.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of any servicing shift whole loans will be governed by the pooling and servicing agreement for this securitization only temporarily, in each case until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the master servicer and the special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by such servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identity of any such servicing shift master servicer or servicing shift special servicer has been determined. In addition, the provisions of the servicing shift pooling and servicing agreements have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the servicing shift master servicers or servicing shift special servicers, nor will they have any assurance as to the particular terms of the servicing shift pooling and servicing agreements except to the extent of compliance with any requirements set forth in the related intercreditor agreement. Moreover, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loans other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling companion loan or the controlling party in the related securitization of such controlling companion loan or such other party specified in the related intercreditor agreement is expected to have rights substantially similar to, but not necessarily identical to, those granted to the directing certificateholder in this transaction. See “Description of the Mortgage Pool—The Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, each expected holder of the RR Interest and the party expected to be designated to consult with the special servicers on their behalf as the risk retention consultation party is affiliated with an Underwriter Entity. There can be no assurance that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

Similarly, there can be no assurance that any actions Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association or Bank of America, National Association, each an affiliate of an Underwriting Entity, takes in its capacity as the holder of the RR Interest or as the risk retention consultation party will necessarily be aligned with the interests of the holders of other classes of certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

Each of the Underwriter Entities is an affiliate of one or more other parties involved in this transaction, as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicers and the Special Servicers

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the applicable master servicer, the applicable special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The pooling and servicing agreement governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is substantially similar in all material respect but not necessary identical to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, each master servicer, each sub-servicer and each special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if such master servicer, sub-servicer, special servicer or any of their respective affiliates holds certificates or securities relating to any applicable companion loan, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

National Cooperative Bank, N.A. is a mortgage loan seller and also will act as the master servicer with respect to the mortgage loans sold to the trust by National Cooperative Bank, N.A. and as the special servicer responsible for servicing the mortgage loans secured by residential cooperative properties sold to the trust by National Cooperative Bank, N.A. Under these circumstances, because it is both a master servicer and special servicer and also a mortgage loan seller, National Cooperative Bank, N.A. may have interests that conflict with the interests of the holders of the certificates. However, the pooling and servicing agreement will provide that the mortgage loans are to be serviced in accordance with the servicing standard and without regard to any obligation of any mortgage loan seller to cure a breach of a representation or warranty or repurchase any mortgage loan.

In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may hold, now or in the future, one or more (a) loans to the related mortgage borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (b) unsecured loans to the related mortgage borrower and/or (c) cooperative unit loans that are secured by direct equity interests in the related mortgage borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives”, “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Cooperative Shares”. Additionally, subject to the servicing standard and to the criteria described in “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”, National Cooperative Bank, N.A. is also permitted to approve, without the consent of the directing certificateholder or any party to the pooling and servicing agreement, the incurrence of additional and/or other additional secured indebtedness by the borrowers under mortgage loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A. only, and if it so elects, to act as lender in such instances.

Furthermore, nothing in the pooling and servicing agreement or otherwise will prohibit a master servicer or special servicer or an affiliate thereof from soliciting the refinancing of any of the mortgage loans for which it is acting as master servicer or special servicer. In the event that a master servicer or special servicer or an affiliate thereof refinances any of the mortgage loans included in the mortgage pool, an earlier than expected payoff of any such mortgage loan could occur, which would result in a prepayment, which such prepayment could have an adverse effect on the yield of the certificates. See “—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in this prospectus.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicers, for so long as either special servicer obtains knowledge that it has become a borrower party with respect to an excluded special servicer loan, such special servicer will be required to resign as special servicer with respect to that mortgage loan and, prior to the occurrence of a control termination event under the pooling and servicing agreement, the directing certificateholder will be required to select a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to any excluded special servicer loan, unless such excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class). After the occurrence and during the continuance of a control termination event, if at any time the applicable excluded special servicer loan is also an excluded loan (as to the directing certificateholder or the holder of the majority of the controlling class) or if the directing certificateholder is entitled to appoint the excluded special servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related excluded special servicer. See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the applicable special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan. While such special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, such special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to any excluded special servicer loan to the related borrower party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related borrower party or the related mortgaged property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related borrower party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, there can be no assurance that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if either special servicer or its affiliate holds a subordinate class of certificates, such special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the BANK 2018-BNK15 non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

The master servicers and the special servicers service and are expected to continue to service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicers or the special servicers, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the applicable master servicer or the applicable special servicer under the pooling and servicing agreement including, among other things, the manner in which such master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for such master servicer or special servicer.

Each special servicer may enter into one or more arrangements with the directing certificateholder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, such special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

Similarly, it is expected that the master servicers and the special servicers for this transaction also act in one or more other capacities in the securitizations governing the servicing of non-serviced mortgage loans. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Although each master servicer and special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the applicable master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the applicable master servicer or the applicable special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

Park Bridge Lender Services LLC has been appointed as the initial operating advisor with respect to all of the mortgage loans other than any non-serviced mortgage loan or servicing shift mortgage loan. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial operating advisor and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial operating advisor’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial operating advisor performs its duties under the pooling and servicing agreement.

The operating advisor or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial operating advisor. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

In addition, the operating advisor and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the operating advisor or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Asset Representations Reviewer

Park Bridge Lender Services LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans. See “Transaction Parties—The Operating Advisor and the Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicers, the special servicers, the directing certificateholder, the risk retention consultation party, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

The asset representations reviewer or its affiliates may acquire or have interests in or duties (including contract underwriting services, advisory services and/or servicing or special servicing obligations) with respect to existing and new mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of any successor asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts of interest for the initial asset representations reviewer.

In addition, the asset representations reviewer and its affiliates may acquire or have interests that are in conflict with those of certificateholders if the asset representations reviewer or any of its affiliates has financial interests in or financial dealings with a borrower, a parent or a sponsor of a borrower, a servicer or any of their affiliates. Each of these relationships may also create a conflict of interest.

Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be appointed as the initial directing certificateholder. The special servicers may, at the direction of the directing certificateholder (for so long as a control termination event does not exist and is not continuing and, at all times, other than with respect to certain excluded loans) (or, in the case of the servicing shift mortgage loans, at the direction of the related controlling noteholder, prior to the applicable servicing shift securitization date), take actions with respect to the specially serviced loans for which it acts as special servicer under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing certificateholder will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holder of any companion loan or securities backed by such companion loan may have interests in conflict with those of the other certificateholders. As a result, it is possible that (i) the directing certificateholder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and, at all times, other than with respect to any applicable excluded loans or non-serviced whole loans), (ii) the controlling noteholder of any servicing shift whole loan prior to the applicable servicing shift securitization date or (iii) the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may direct the applicable special servicer or the special servicer under such pooling and servicing agreement relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates. Set forth in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Non-Serviced Whole Loans” is the identity of the initial directing certificateholder (or equivalent entity) for each non-serviced whole loan, the securitization trust or other entity holding the controlling note in such non-serviced whole loan and the pooling and servicing agreement under which it is being serviced.

The controlling noteholder or directing certificateholder indicated in such table has certain consent and/or consultation rights with respect to the related non-serviced whole loan under the pooling and servicing agreement governing the servicing of that non-serviced whole loan. Such controlling noteholder or directing certificateholder does not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans. As a result, it is possible that a non-serviced companion loan holder (solely with respect to the related non-serviced whole loan) may advise a non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, such non-serviced special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents.

See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”. In addition, except as limited by certain conditions described under “Description of the Mortgage Pool—The Whole Loans”, a non-serviced special servicer may be replaced by the related directing certificateholder or controlling noteholder for cause at any time and without cause for so long as a control termination event (or its equivalent) does not exist (or, in the case of a servicing shift mortgage loan, prior to the applicable servicing shift securitization date, by the holder of the controlling companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement —Servicing of the Non-Serviced Mortgage Loans”, “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—the Non-Serviced A/B Whole Loans”.

With respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the related controlling companion loan holder will have certain consent and/or consultation rights, and the related non-controlling companion loan holders will have non-binding consultation rights, in each case with respect to such servicing shift whole loan under the pooling and servicing agreement. Such companion loan holders do not have any duties to the holders of any class of certificates and may have similar conflicts of interest with the holders of other certificates backed by the companion loans, if any. As a result, it is possible that such controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may advise the applicable special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. Additionally, it is possible that such non-controlling companion loan holder (solely with respect to the related servicing shift whole loan and prior to the applicable servicing shift securitization date) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that such special servicer take actions that conflict with the interests of holders of certain classes of the certificates. Accordingly, prior to the applicable servicing shift securitization date, the applicable special servicer may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. However, such special servicer is not permitted to take actions that are prohibited by law or that violate its servicing standard or the terms of the related mortgage loan documents. After the related servicing shift securitization date, the related servicing shift whole loan will become a non-serviced whole loan and, thereafter, be subject to the conflicts described herein applicable to non-serviced mortgage loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, either special servicer may be replaced by the directing certificateholder at any time for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. With respect to the right of the directing certificateholder to replace each special servicer under certain circumstances, investors should consider that National Cooperative Bank, N.A., the initial special servicer with respect to each of the mortgage loans included in the pool that are secured by residential cooperative properties to be sold to the depositor by National Cooperative Bank, N.A., is experienced in acting as a lender and a servicer with respect to mortgage loans secured by residential cooperative properties. Should the directing certificateholder elect to replace such special servicer, we cannot assure you that any successor special servicer selected pursuant to the terms of the pooling and servicing agreement would have the same familiarity or experience with the servicing of mortgage loans secured by residential cooperative properties.

With respect to each serviced whole loan other than the servicing shift whole loans, each special servicer, upon strictly non-binding consultation with a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans”. In connection with the whole loans serviced under the pooling and servicing agreement for this securitization, a serviced companion loan holder does not have any duties to the holders of any class of certificates, and it may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder with respect to a serviced whole loan other than any servicing shift whole loan (solely with respect to the related serviced whole loan) may, on a strictly non-binding basis, consult with the applicable special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the applicable special servicer is not required to follow such recommendations and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents and is otherwise under no obligation to take direction from a serviced companion loan holder. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of a Master Servicer or Special Servicer for Cause—Rights Upon Servicer Termination Events”, each special servicer may be replaced by the directing certificateholder for cause or without cause (for so long as a control termination event does not exist and other than in respect of any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”. Notwithstanding the foregoing, with respect to a servicing shift whole loan, prior to the applicable servicing shift securitization date, the applicable special servicer may be replaced by the holder of the related controlling companion loan at any time, for cause or without cause.

The directing certificateholder, any controlling noteholder or their respective affiliates (and the directing certificateholder (or equivalent entity) under the pooling and servicing agreement governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing certificateholder, controlling noteholder or their respective affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing certificateholder or the holder of the majority of the controlling class (any such loan referred to herein as an “excluded loan” with respect to the directing certificateholder), the directing certificateholder will not have consent or consultation rights solely with respect to such excluded loan (however, the directing certificateholder will be provided certain notices and certain information relating to any such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing certificateholder or a controlling class certificateholder, as applicable, the directing certificateholder or such controlling class certificateholder, as applicable, will not be given access to any “excluded information” solely relating to any such mortgage loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, there can be no assurance that the directing certificateholder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or otherwise seek to exert its influence over the applicable special servicer in the event any such mortgage loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this prospectus. Each of these relationships may create a conflict of interest.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class X-F, Class X-G, Class F, Class G, Class H and Class V certificates, which is referred to in this prospectus as the “b-piece buyer” (see “Pooling and Servicing Agreement—The Directing Certificateholder—General”), was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the b-piece buyer received or may have received price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the b-piece buyer or that the final pool as influenced by the b-piece buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the b-piece buyer’s certificates. Because of the differing subordination levels, the b-piece buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the b-piece buyer but that does not benefit other investors. In addition, the b-piece buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The b-piece buyer performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The b-piece buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the b-piece buyer’s acceptance of a mortgage loan. The b-piece buyer’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The b-piece buyer will have no liability to any certificateholder for any actions taken by it as described in the preceding two paragraphs and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

The b-piece buyer, or an affiliate, will constitute the initial directing certificateholder. The directing certificateholder will have certain rights to direct and consult with each master servicer and special servicer. In addition, the directing certificateholder will generally have certain consultation rights with regard to the non-serviced mortgage loans under the pooling and servicing agreement governing the servicing of such non-serviced whole loan and the related intercreditor agreement, and with regard to any servicing shift whole loan following the applicable servicing shift securitization date, under the related pooling and servicing agreement governing the servicing of such servicing shift whole loan. See “Pooling and Servicing Agreement—The Directing Certificateholder” and “Description of the Mortgage

Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

It is expected that Eightfold Real Estate Capital Fund V, L.P. or its affiliate will be the initial directing certificateholder. Midland Loan Services, a Division of PNC Bank, National Association is expected to act as a special servicer and it or an affiliate assisted Eightfold Real Estate Capital Fund V, L.P. and/or one or more of its affiliates with its due diligence of the mortgage loans prior to the closing date.

Because the incentives and actions of the b-piece buyer may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Certificateholder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to any whole loan, the directing certificateholder exercising control rights over that whole loan (or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan) will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing certificateholder or, with respect to a servicing shift whole loan, the holder of the related controlling companion loan, under the pooling and servicing agreement for this securitization or under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans, and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans, and the subsequent allocation of such amounts between the RR Interest, on one hand, and the non-retained certificates, on the other hand, as described in “Credit Risk Retention—RR Interest”. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;

●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;

●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and

●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Recent changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, new capital regulations were issued by the U.S. banking regulators in July 2013; these regulations implement the increased capital requirements established under the Basel Accord and are being phased in over time. These new capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

●	Regulations were adopted on December 10, 2013 to implement Section 619 of the Dodd-Frank Act (such statutory provision, together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013. Banking entities were required to be in conformance with the Volcker Rule by July 21, 2015, although ownership interests or sponsorships in covered funds in existence prior to December 31, 2013 were not required to be brought into conformance until July 21, 2017 (with the possibility of an additional five-year extension for certain illiquid funds). Prior to the applicable conformance date expiration, banking entities must make good faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

●	In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on such mortgage loan’s maturity date. We cannot assure you that a borrower will be able to generate sufficient cash from the sale or refinancing of the related mortgaged property to make the balloon payment on such mortgage loan.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

EU Risk Retention and Due Diligence Requirements

Investors should be aware of the risk retention and due diligence requirements in Europe (the “EU Risk Retention and Due Diligence Requirements”) which apply in respect of EEA-regulated credit institutions, authorized alternative investment fund managers, investment firms and insurance and reinsurance undertakings. Among other things, such requirements restrict an investor who is subject to the EU Risk Retention and Due Diligence Requirements or a consolidated affiliate thereof from investing in securitizations unless: (i) the originator, sponsor or original lender in respect of the relevant securitization has explicitly disclosed that it will retain, on an on-going basis, a net economic interest of not less than five percent in respect of certain specified credit risk tranches or securitized exposures; and (ii) such investor is able to demonstrate that they have undertaken certain due diligence in respect of various matters including but not limited to its note position, the underlying assets and (in the case of certain types of investors) the relevant sponsor or originator. Failure to comply with one or more of the requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge on the offered certificates acquired by the relevant investor.

Prospective investors are themselves responsible for monitoring and assessing changes to the EU Risk Retention and Due Diligence Requirements and their regulatory capital requirements.

None of the sponsors, the depositor, the issuing entity or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence Requirements or similar requirements. Consequently, the offered certificates may not be a suitable investment for EEA-credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment. None of the issuing entity, the depositor, the underwriters and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory treatment of their investment in the offered certificates on the closing date or at any time in the future.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;

●	do not represent any assessment of the yield to maturity that a certificateholder may experience;

●	reflect only the views of the respective rating agencies as of the date such ratings were issued;

●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;

●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;

●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and

●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

The nationally recognized statistical rating organizations that assign ratings to any class of offered certificates will establish the amount of credit support, if any, for such class of offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the mortgage loans. Actual losses may, however, exceed the assumed levels. If actual losses on the mortgage loans exceed the assumed levels, you may be required to bear the additional losses.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of offered certificates, due in part to the final subordination levels provided by such nationally recognized statistical rating organization for such classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those classes of offered certificates not rated by it, its ratings on those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations hired by the depositor. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General

The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;

●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and

●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If principal distributions are very high, holders of certificates purchased at a premium might not fully recover their initial investment. Conversely, if you buy a certificate at a discount and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

●	the level of prevailing interest rates;

●	the availability of credit for commercial real estate;

●	the applicable master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the applicable special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the applicable special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity or on the related anticipated repayment date and there is a risk that a number of those mortgage loans may default at maturity or on the related anticipated repayment date, or that the applicable special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity or on the related anticipated repayment date. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and

“Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments” and “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a repurchase or purchase, investors in the Class X-A and Class X-B certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the table below is based upon the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A and/or Class X-B certificates. Investors in the Class X-A or Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be, or may be required to be, applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the applicable master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield

If losses on the mortgage loans allocated to the non-retained certificates exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if either master servicer, either special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of a non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal ultimately available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if either master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the non-retained certificates and the RR Interest, pro rata based on their respective percentage allocation entitlements as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts and the Class R certificates) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent of the portion of losses that are realized on the mortgage loans and allocated to the non-retained certificates, first the Class H certificates, then Class G certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-S certificates and, then, pro rata, the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3 or Class A-4

certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates and a reduction of the certificate balance of the Class A-S, Class B or Class C certificates will result in a corresponding reduction of the notional amount of the Class X-B certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination

The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Subordination of the Subordinated Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinated Certificates

As described in this prospectus, the rights of the holders of Class A-S, Class B and Class C certificates to receive payments of principal and interest in respect of the non-retained certificates and otherwise payable on the certificates they hold will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical or alphanumeric class designation. If you acquire any Class A-S, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans that are allocable to the non-retained certificates will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-S certificates and, if your certificates are Class C certificates, to those of the holders of the Class B certificates. See “Description of the Certificates”. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of such other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Payments Allocated to the RR Interest or the Non-Retained Certificates Will Not Be Available to the Non-Retained Certificates or the RR Interest, Respectively

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. Amounts received and allocated to the non-retained certificates will not be available to satisfy any amounts due and payable to the RR Interest. Likewise, amounts received and allocated to the RR Interest will not be available to satisfy any amounts due and payable to the non-retained certificates. As a result of this allocation of payments, any losses incurred by the issuing entity will also be effectively allocated between the non-retained certificates and the RR Interest, pro rata, based upon their respective percentage allocation entitlements. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights

Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than the mortgage loans that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing certificateholder or the risk retention consultation party under the pooling and servicing agreement for this transaction and the rights of the holders of any related companion loan and mezzanine debt under the related intercreditor agreement. With respect to a non-serviced mortgage loan, you will generally not have any right to vote or make decisions with respect a non-serviced mortgage loan, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan and the related companion loan, subject to the rights of the directing certificateholder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. Your interests as an owner of certificates of a particular class may not be aligned with the interests of owners of one or more other classes of certificates in connection with any such vote. In addition, in all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of a special servicer and the operating advisor, certain voting rights will also be reduced by allocated cumulative appraisal reduction amounts, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no rights to vote on any servicing matters related to the mortgage loan that will be serviced under the pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by any borrower affiliate, any property manager, either master servicer, either special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or respective affiliates or agents will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Class V and Class R certificates and the RR Interest will not have any voting rights; however, the holders of the RR Interest will be entitled to consent to amendments to the pooling and servicing agreement that would adversely affect the rights of such certificateholders.

The Rights of the Directing Certificateholder, the Risk Retention Consultation Party and the Operating Advisor Could Adversely Affect Your Investment

The directing certificateholder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than any applicable excluded loans and, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, will have certain limited consultation rights) and the right to replace each special servicer (other than with respect to a non-serviced mortgage loan or a servicing shift mortgage loan) with or without cause, except that if a control termination event occurs and is continuing (other than with respect to servicing shift mortgage loans, with respect to which the holder of the related controlling companion loan prior to the applicable servicing shift securitization date will have the rights and powers of the directing certificateholder under the pooling and servicing agreement), the directing certificateholder will lose the consent rights and the right to replace each special servicer, and if a consultation termination event occurs and is continuing, then the directing certificateholder will no longer have any consultation rights with respect to any mortgage loans. The holder of the controlling companion loan for each servicing shift whole loan will, prior to the related servicing shift securitization date, be entitled to replace the applicable special servicer with or without cause, regardless of whether a control termination event exists. See “Pooling and Servicing Agreement—The Directing Certificateholder”.

With respect to any serviced A/B whole loan, prior to the occurrence of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the subordinate companion loan in accordance with the pooling and servicing agreement and the related intercreditor agreement. However, during a control appraisal period with respect to any serviced A/B whole loan, the directing certificateholder will have the same rights (including the rights described above) with respect to such serviced A/B whole loan as it does for the other mortgage loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

In addition, the risk retention consultation party will have certain consultation rights with respect to certain matters relating to the specially serviced loans (other than any applicable excluded loans). See “Pooling and Servicing Agreement—The Directing Certificateholder—Major Decisions”.

These actions and decisions with respect to which the directing certificateholder has consent or consultation rights and the risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or any serviced whole loan (other than any servicing shift whole loan), including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing certificateholder and the risk retention consultation party, the applicable special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to any non-serviced mortgage loan, the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan may, at the direction or upon the advice of the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for a non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loans that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates.

Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the applicable special servicer or the applicable master servicer may, at the direction or upon the advice of the holder of the related controlling companion loan, take actions with respect to such whole loan that could adversely affect such whole loan and, therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of a non-controlling note) will have limited consultation rights with respect to major decisions and the implementation of any recommended actions outlined in an asset status report relating to a non-serviced whole loan (and each servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing certificateholder for this transaction so long as no control termination event has occurred and is continuing and by the required party set forth in the pooling and servicing agreement if a control termination event has occurred and is continuing. Additionally, with respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent) of the related securitization trust will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the master servicers and the special servicers under the pooling and servicing agreement and the master servicer and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the servicing standard under the applicable pooling and servicing agreement or the terms of the related mortgage loan documents, it is possible that the directing certificateholder (or the equivalent) under such pooling and servicing agreement may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing certificateholder, the controlling companion loan holder with respect to any servicing shift whole loan, the risk retention consultation party and the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan:

(i)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)  may act solely in the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder may act solely in its own best interests;

(iii) does not have any duties to the holders of any class of certificates other than the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) or, in the case of any servicing shift mortgage loan, the related controlling companion loan holder does not have any duties to any other person;

(iv) may take actions that favor the interests of the holders of the controlling class or the RR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan) over the interests of the holders of one or more other classes of certificates, or in the case of any servicing shift mortgage loan, the related controlling companion loan holder may take actions that favor only its own interests; and

(v)  will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing certificateholder, the risk retention consultation party or the directing certificateholder (or the equivalent) under the pooling and servicing agreement governing the servicing of a non-serviced mortgage loan, or the controlling companion loan holder of any servicing shift whole loan, or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if a control termination event has occurred and is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan). Further, if a consultation termination event has occurred and is continuing, the operating advisor will have the right to recommend a replacement of a special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan (other than a servicing shift whole loan), for the benefit of any holder of a related companion loan (as a collective whole as if the certificateholders and the companion loan holder constituted a single lender). We cannot assure you that any actions taken by the applicable master servicer or the applicable special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor, if any, appointed under the related pooling and servicing agreement governing the servicing of such non-serviced mortgage loan will have similar rights and duties under such pooling and servicing agreement. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO Property. There will be no operating advisor under the trust and servicing agreement governing the MSC 2018-MP mortgage trust with respect to the Millennium Partners Portfolio whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicers, the Special Servicers, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer

In general, the directing certificateholder will have the right to terminate and replace each special servicer with or without cause so long as no control termination event has occurred and is continuing and other than in respect of any applicable excluded loans or any servicing shift whole loan as described in this prospectus. After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, each special servicer (other than with respect to a servicing shift whole loan) may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) and (y) upon receipt of approval by certificateholders holding at least 66-2/3% of a quorum of the certificateholders (which quorum consists of the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)). See “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The certificateholders will generally have no right to replace and terminate any of the master servicers, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace either master servicer, either special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. With respect to each non-serviced whole loan, in circumstances similar to those described above, the directing certificateholder (or the equivalent), or with respect to each servicing shift whole loan, the holders of the controlling notes related to such whole loans, and the certificateholders of the securitization trust related to such other pooling and servicing agreement will have the right to replace the special servicer of such securitization with or without cause, and without the consent of the issuing entity. The certificateholders generally will have no right to replace the master servicer or the special servicer of a pooling and servicing agreement relating to any non-serviced mortgage loan, though under certain circumstances the certificateholders may have a limited right to replace the master servicer or special servicer for cause solely with respect to such non-serviced whole loan under such pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans” in this prospectus. We cannot assure that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Holders and Mezzanine Debt May Adversely Affect Your Investment

The holders of a serviced pari passu companion loan relating to a serviced mortgage loan (including, in the case of a servicing shift mortgage loan, the holder of any related non-controlling serviced pari passu companion loan) will have certain consultation rights (on a non-binding basis) with respect to major decisions and implementation of any recommended actions outlined in an asset status report relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the applicable special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the applicable special servicer may not be required to consult with such a companion loan holder unless required to do so under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the applicable special servicer and will not adversely affect your investment.

With respect to any serviced A/B whole loan, the holder of the related subordinate companion loan will have the right under certain limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of such subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the applicable special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to any non-serviced mortgage loan or servicing shift mortgage loan, you will generally not have any right to vote or consent with respect to any matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan; however, the directing certificateholder (or equivalent) of the related securitization trust holding the controlling note for the related non-serviced whole loan (or the holder of the related controlling companion loan in the case of a servicing shift whole loan), will have the right to vote or consent with respect to certain specified matters relating to the servicing and administration of such non-serviced mortgage loan or servicing shift mortgage loan, as applicable. The interests of the securitization trust holding the controlling note (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may conflict with those of the holders of some or all of the classes of certificates, and accordingly the directing certificateholder (or the equivalent) of such securitization trust (or the holder of the related controlling companion loan in the case of a servicing shift whole loan) may direct or advise the special servicer for the related securitization trust (or, with respect to a servicing shift whole loan prior to the related servicing shift securitization date, the applicable special servicer under the pooling and servicing agreement for this securitization) to take actions that conflict with the interests of the holders of certain classes of the certificates. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that any companion loan holder:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

●	may act solely in its own interests, without regard to your interests;

●	do not have any duties to any other person, including the holders of any class of certificates;

●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and

●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the related special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the applicable special servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the applicable special servicer in order to maximize ultimate proceeds of such mortgage loans to the issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received in respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount of cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicers may be limited by several factors. First, if a special servicer has to consider a large number of modifications, operational constraints may affect the ability of such special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit a special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicers in maximizing collections for the transaction and the impediments the special servicers may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicers not to consider the interests of individual classes of certificates. You should note that in connection with considering a modification or other type of loss mitigation, the special servicers may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the applicable special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans (or portion thereof) sold by such sponsor to us. Neither we nor any of our affiliates (except Bank of America, National Association in its capacity as a sponsor, in respect of the mortgage loans it will contribute to this securitization) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. We cannot assure you that the sponsors or, notwithstanding the existence of any guarantee, any related guarantor, will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made by the related mortgage loan seller to the extent that the applicable special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In particular, in the case of a non-serviced whole loan that is serviced under the related non-serviced pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer under that pooling and servicing agreement, if any, may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. In addition, the sponsors may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as a REMIC or cause the issuing entity to incur a tax.

In addition, with respect to the Aventura Mall mortgage loan, which was co-originated by Morgan Stanley Bank, N.A. and Wells Fargo Bank, National Association, each mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by it to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one of Morgan Stanley Mortgage Capital Holdings LLC or Wells Fargo Bank, National Association will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Each sponsor has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the sponsor’s representations or warranties. We cannot assure you that a sponsor has or will have sufficient assets with which to fulfill any obligations on its part that may arise, or that any such entity will maintain its existence.

See “Description of the Mortgage Loan Purchase Agreements”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, each master servicer, each special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “Prime Rate” as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the applicable special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the applicable special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

Each master servicer or special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the applicable master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the applicable master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the applicable master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of a master servicer or special servicer, as applicable, would not adversely impact the servicing of the related mortgage loans or the issuing entity would be entitled to terminate the applicable master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation (the “FDIC”) for securitizations sponsored by insured depository institutions. However, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the related mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting

General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

The Requirement of the Special Servicers to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one not prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure

If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed-in-lieu of foreclosure, the applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other restrictions, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan became imminent. Part of the property securing the Nitro Marketplace mortgage loan is leased to a tenant that can require the borrower to construct expansion space. There is no certainty whether or when such construction will begin, but if it is not more than 10% complete before foreclosure (if any), it could delay or prevent the REMIC from realizing the full value of any part or all of the collateral. Generally, any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The applicable special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates and any related companion loan holder, as a collective whole, could reasonably be expected to be greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed-in-lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status

If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the United States Internal Revenue Code of 1986, as amended, during any taxable year, the United States Internal Revenue Code of 1986, as amended, provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the relevant entity would likely be treated as an association taxable as a corporation under the United States Internal Revenue Code of 1986, as amended. If designated portions of the issuing entity are so treated, the offered certificates may be treated as stock interests in an association and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount

One or more classes of offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, an investor may be required to treat such uncollectible amount as a capital loss under Section 166 of the United States Internal Revenue Code of 1986, as amended.

Description of the Mortgage Pool

General

The assets of the issuing entity will consist of a pool of 67 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $1,084,917,247 (the “Initial Pool Balance”). The “Cut-off Date” means the respective due dates for such Mortgage Loans in November 2018 (or, in the case of any Mortgage Loan that has its first due date after November 2018, the date that would have been its due date in November 2018 under the terms of that Mortgage Loan if a monthly debt service payment were scheduled to be due in that month).

10 of the Mortgage Loans, representing approximately 46.1% of the Initial Pool Balance, are each part of a larger whole loan, each of which is comprised of the related Mortgage Loan and one or more loans that are pari passu in right of payment to the related Mortgage Loan (collectively referred to in this prospectus as “Pari Passu Companion Loans”) and/or are subordinate in right of payment to the related Mortgage Loan (referred to in this prospectus as “Subordinate Companion Loans“). The Pari Passu Companion Loans and the Subordinate Companion Loans are collectively referred to as the “Companion Loans”. Each Mortgage Loan and the related Companion Loans are collectively referred to as a “Whole Loan”. Each Companion Loan is secured by the same mortgage and the same single assignment of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of any Companion Loan.

The Mortgage Loans were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.

The Mortgage Loans were originated, co-originated or acquired by the mortgage loan sellers set forth in the following chart and such entities will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller	Originator(1)	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	Morgan Stanley Bank, N.A.	20	31	$339,351,151	31.3%
Bank of America, National Association	Bank of America, National Association	17	36	309,553,842	28.5
Wells Fargo Bank, National Association	Wells Fargo Bank, National Association	17	46	295,865,924	27.3
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	(2)	1	1	100,000,000	9.2
National Cooperative Bank, N.A.	National Cooperative Bank, N.A. or National Consumer Cooperative Bank(3)	12	12	40,146,330	3.7

Total		67	126	$1,084,917,247	100.0%

(1)	Certain of the Mortgage Loans are part of Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity. See “—Co-Originated Whole Loans” below.

(2)	The Aventura Mall Mortgage Loan, representing approximately 9.2% of the Initial Pool Balance, is part of a whole loan that was co-originated by JPMorgan Chase Bank, National Association, Wells Fargo Bank, National Association, Deutsche Bank AG, New York Branch and Morgan Stanley Bank, N.A. Morgan Stanley Mortgage Capital Holdings LLC and Morgan Stanley Bank, N.A. are acting as mortgage loan seller and originator, respectively, with respect to Note A-2-C-4, with an outstanding principal balance as of the cut-off date of $50,000,000. Wells Fargo Bank, National Association is acting as mortgage loan seller and originator with respect to Note A-2-D-4, with an outstanding principal balance as of the cut-off date of $50,000,000.

(3)	With respect to the Mortgage Loans to be contributed by National Cooperative Bank, N.A., nine (9) of such Mortgage Loans, representing approximately 3.1% of the Initial Pool Balance, were originated by National Consumer Cooperative Bank, and three (3) of such Mortgage Loans, representing approximately 0.6% of the Initial Pool Balance, were originated by National Cooperative Bank, N.A.

Each Mortgage Loan is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, is secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily, manufactured housing community or residential cooperative real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Mortgaged Properties and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

Co-Originated and Third-Party Originated Mortgage Loans

The following Mortgage Loans were co-originated or were part of the Whole Loans that were co-originated by the related mortgage loan seller (or one of its affiliates) and another entity or were originated by another entity and transferred to the mortgage loan seller:

●	The Aventura Mall Mortgage Loan (9.2%), for which each of MSMCH and Wells Fargo Bank is the mortgage loan seller, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A.

●	The Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), for which Wells Fargo Bank is the mortgage loan seller, is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company.

●	The Prudential - Digital Realty Portfolio Mortgage Loan (2.4%), for which Wells Fargo Bank is the mortgage loan seller, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association, and Column Financial, Inc.

●	The 2020 Fifth Avenue Mortgage Loan (2.2%), for which Wells Fargo Bank is the mortgage loan seller, is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Column Financial, Inc.

●	Nine (9) of the twelve (12) Mortgage Loans for which National Cooperative Bank, N.A. is the mortgage loan seller, representing approximately 3.1% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such Mortgage Loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 or Annex A-3 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans (or Whole Loans, if applicable) and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on November 29, 2018 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made and (ii) there will be no principal prepayments on or before the Closing Date. The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

From time to time, a particular Mortgage Loan or Whole Loan may be identified in this prospectus by name (for example, the Aventura Mall Mortgage Loan or the Aventura Mall Whole Loan); when that occurs, we are referring to the Mortgage Loan or Whole Loan, as the case may be, secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Mortgaged Property may be referred to by name (for example, the Aventura Mall Mortgaged Property); when that occurs, we are referring to the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1. From time to time, a particular Companion Loan may be identified by name (for example, the Aventura Mall Companion Loan); when that occurs, we are referring to the (or, if applicable, an individual) Companion Loan secured by the Mortgaged Property or portfolio of Mortgaged Properties identified by that name on Annex A-1.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balances and/or the allocated loan amount allocated to such Mortgaged Properties as of the Cut-off Date.

All information presented in this prospectus with respect to each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), unless otherwise indicated. All information presented in this prospectus with respect to the Mortgage Loans with a related Subordinate Companion Loan is calculated without regard to any such Subordinate Companion Loan, unless otherwise indicated.

In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

Definitions

For purposes of this prospectus, including the information presented in the Annexes, the indicated terms have the following meanings (with respect to the Mortgage Loans secured by residential cooperative properties, the following is supplemented and modified as provided in “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below):

“ADR” means, for any hospitality property, average daily rate.

“Annual Debt Service” generally means, for any Mortgage Loan, 12 times the monthly payment in effect as of the Cut-off Date, provided that:

●	in the case of a Mortgage Loan that provides for interest-only payments through maturity or the Anticipated Repayment Date, as applicable, such term means the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan;

●	in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the monthly payment of principal and interest payable during the amortization period; and

●	in the case of a Mortgage Loan that provides for monthly payments in accordance with a specified payment schedule, “Annual Debt Service” means 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, or, if such Mortgage Loan provides for an initial interest-only period and provides for amortization payments in accordance with a specified payment schedule after the expiration of such interest-only period prior to the maturity date or the Anticipated Repayment Date, as applicable, such terms means 12 times the average of the principal and interest payments for the first 12 payment periods during the amortization period.

Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date, subject to the proviso to the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Companion Loan(s) (other than any related Subordinate Companion Loan). Annual Debt Service is calculated with regard to the related Mortgage Loan included in the issuing entity only, unless otherwise expressly indicated.

“Appraised Value” means, for any Mortgaged Property, the appraiser’s adjusted value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the related mortgage loan seller as set forth under “Appraised Value” on Annex A-1. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified in this prospectus, on Annex A-1 and/or the related footnotes. In certain cases, appraisals may reflect both the “as-is” value and an “as-stabilized”, “as-complete” or other hypothetical value. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects only the “as-is” value unless otherwise specified. Any non-”as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related mortgaged property at maturity or other specified date. In addition, with respect to certain mortgage loans secured by multiple mortgaged properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the mortgaged properties as a whole, which value exceeds the sum of their individual appraised values. With respect to any Mortgage Loan that is a part of a Whole Loan, the Appraised Value is based on the appraised value of the related Mortgaged Property that secures the entire Whole Loan. See “Description of the Mortgage Pool—Appraised Value”. For additional information related to calculation of “Appraised Value” for Mortgage Loans secured by residential cooperatives see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

In the following cases, the Appraised Value set forth in this prospectus and on Annex A-1 is not the “as-is” appraised value, but is instead calculated based on the condition(s) set forth in the table below:

Mortgage Loan or Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Cut-off Date LTV Ratio (Other Than “As-Is”)	LTV Ratio at Maturity or ARD (“Other Than As-Is”)	Other than “As-Is” Appraised Value	Cut-off Date LTV Ratio (“As-Is”)	LTV Ratio at Maturity or ARD (“As-Is”)	“As-Is” Appraised Value
Starwood Hotel Portfolio(1)	9.2%	66.1%	66.1%	$401,000,000	70.2%	70.2%	$377,700,000
Moffett Towers – Buildings E,F,G(2)	5.2%	40.2%	40.2%	$705,800,000	43.9%	43.9%	$646,700,000
U-Haul AREC 28 Portfolio(3)	4.5%	59.2%	43.6%	$83,040,000	64.1%	47.2%	$76,740,000
Harvard Park(4)	3.1%	63.8%	63.8%	$53,250,000	65.4%	65.4%	$52,000,000

(1)	With respect to the Starwood Hotel Portfolio Mortgaged Properties (9.2%), the Appraised Value represents an “as-is portfolio” appraised value, which reflects a 6.2% premium attributed to the aggregate “as-is” value of the Starwood Hotel Portfolio Mortgaged Properties as a whole.

(2)	With respect to the Moffett Towers – Buildings E,F,G Mortgaged Property (5.2%), the Appraised Value assumes the sole tenant (676,598 square feet), representing 100.0% of net rentable square feet, is in occupancy if its entire space and paying full unabated rent. Reserves of $38,936,376 were collected at closing, representing outstanding tenant improvements, leasing commissions and abated rent. The sole tenant is anticipated to fully occupy the Mortgaged Property in 2023.

(3)	With respect to the U-Haul AREC 28 Portfolio Mortgaged Properties (4.5%), the Appraised Value represents an “as-is portfolio” appraised value, which reflects a 8.2% premium attributed to the aggregate “as-is” value of the U-Haul AREC 28 Portfolio Mortgaged Properties as a whole.

(4)	With respect to the Harvard Park Mortgaged Property (3.1%), the Appraised Value represents a “prospective value” of $56,300,000, which reflects the value after Nationwide Mutual Insurance Co.’s free rent period ends in April 2019, net of excess land valued at $3,050,000. The free rent amount ($436,605) was reserved at loan closing.

With respect to the Pfizer Building Mortgage Loan (2.7%), the “as-is” value of $210,000,000 assumes Pfizer will vacate the related Mortgaged Property at the end of the loan term and $100 million will be spent to redevelop the Mortgaged Property. Such $100 million redevelopment cost has not been reserved for.

With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), the Appraised Value of the related Mortgaged Property includes $11,900,000 representing the net present value (using a 5.00% discount rate) of estimated payments under the TIF Notes. In addition, the appraisal included an extraordinary assumption that a $2,000,000 replacement reserve will be funded, and accordingly no deduction was made for planned renovations. No such reserve has been funded under the loan documents and no renovations are required to be made under the loan documents. The property manager (which is affiliated with the franchisor) controls a $2,130,000 furniture, fixtures and equipment reserve for the Mortgaged Property which may be used for renovations, subject to certain conditions.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cash Flow Analysis” is, with respect to one or more of the Mortgaged Properties securing a Mortgage Loan among the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) “Effective Gross Income” minus (b) “Total Operating Expenses” and underwritten replacement reserves and (if applicable) tenant improvements and leasing commissions. For this purpose:

●	“Effective Gross Income” means, with respect to any Mortgaged Property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

●	“Total Operating Expenses” means, with respect to any Mortgaged Property, all operating expenses associated with that property, including, but not limited to, utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related Mortgaged Property securing each Mortgage Loan or group of cross-collateralized Mortgage Loans appear in each cash flow summary contained in Annex A-3. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited and/or unaudited financial statements provided by the borrowers. The historical information in the cash flow summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income)), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the cash flow summaries is derived from audited and/or unaudited financial statements furnished by the respective borrowers which have not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated or understated.

The “Cut-off Date Balance” of any Mortgage Loan will be the unpaid principal balance of that Mortgage Loan, as of the Cut-off Date for such Mortgage Loan, after application of all payments due on or before that date, whether or not received.

An “LTV Ratio” for any Mortgage Loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the Mortgage Loan as of that date (assuming no defaults or prepayments on the Mortgage Loan prior to that date), and the denominator of which is the Appraised Value.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, LTV Ratios were calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a portion of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group).

The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related Mortgage Loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a Mortgage Loan and the LTV Ratio at maturity or anticipated repayment date may be higher than its LTV Ratio at origination even after taking into account amortization since origination. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan to the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised Value” above, the Cut-off Date LTV Ratio is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the Cut-off Date LTV Ratio was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the Cut-off Date.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related Cut-off Date LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the Cut-off Date, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) Cut-off Date LTV Ratio than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the current actual cut-off date loan-to-value ratio of a Mortgage Loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus, even after taking into account any amortization since origination. No representation is made that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale of that property. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio”, “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties to the Annual Debt Service as shown on Annex A-1.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of the Mortgage Loan and the related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan).

Unless clearly indicated otherwise, the Cut-off Date Loan-to-Value Ratio for each of the Mortgage Loans that is part of a group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Cut-off Date Balance of all those Mortgage Loans and the aggregate Appraisal Value of all the related Mortgaged Properties securing the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1.

The Underwritten Net Cash Flow Debt Service Coverage Ratio for each of the Mortgage Loans that is part of any group of cross-collateralized Mortgage Loans is calculated on the basis of the aggregate Underwritten Net Cash Flow generated by all the Mortgaged Properties securing the group and the aggregate Annual Debt Service payable under all of those Mortgage Loans (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in the cross-collateralization group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps a substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1 of this prospectus.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. See the definition of “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property or Mortgaged Properties to generate sufficient cash flow to repay the related Mortgage Loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus accurately reflect that ability.

“GLA” means gross leasable area.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are continuing) generally on a daily basis.

“Loan Per Unit” means the principal balance per unit of measure (as applicable) as of the Cut-off Date. With respect to any Mortgage Loan that is part of a Whole Loan structure, the Loan Per Unit is calculated with regard to both the related Pari Passu Companion Loan(s) and the related Mortgage Loan included in the issuing entity, but without regard to any related Subordinate Companion Loan, unless otherwise expressly indicated. With respect to any Mortgage Loan contained in any group of cross-collateralized Mortgage Loans, the Loan Per Unit is calculated on the basis of the aggregate principal balances of all Mortgage Loans comprising such group and the aggregate units for the Mortgaged Properties in such group.

“LTV Ratio at Maturity or ARD”, “LTV Ratio at Maturity or Anticipated Repayment Date” and “Balloon or ARD LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon Mortgage Loan scheduled to be outstanding on the stated maturity date (or, in the case of an ARD Loan, scheduled to be outstanding on the Anticipated Repayment Date), assuming (among other things) no prepayments or defaults, to (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties determined as described under “—Appraised Value”. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the principal balance referenced in clause (a) of the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

With respect to Mortgage Loans which have an Appraised Value other than an “as-is” appraised value, or have an “as portfolio” value, as set forth in the definition of “Appraised

Value” above, the LTV Ratio at Maturity or ARD is, unless otherwise expressly indicated, based on such non-”as-is” or “as portfolio” Appraised Value.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, the LTV Ratio at Maturity or ARD was calculated based on the aggregate principal balance of such Mortgage Loan and any related Pari Passu Companion Loan(s) (but excluding any related Subordinate Companion Loan) as of the stated maturity date or Anticipated Repayment Date, as applicable.

With respect to a Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans, unless otherwise expressly indicated, the related LTV Ratio at Maturity or ARD is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the Mortgage Loans in the cross-collateralized group as of the maturity date or Anticipated Repayment Date, as applicable, and the denominator of which is the aggregate of the Appraised Values of all the Mortgaged Properties related to the cross-collateralized group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity or ARD than is shown on Annex A-1.

Because the Appraised Values of the Mortgaged Properties were determined prior to origination, the information set forth in this prospectus, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property may have decreased from the appraised value determined at origination and the actual loan-to-value ratio at maturity of a Mortgage Loan may be higher than the LTV Ratio at Maturity or ARD that we present in this prospectus. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

“Maturity Date Balloon or ARD Payment” or “Balloon or ARD Payment” means, for any balloon Mortgage Loan or ARD Loan, the payment of principal due upon its stated maturity date or Anticipated Repayment Date. Each Mortgage Loan requires that a regular monthly debt service payment be made on the stated maturity date or Anticipated Repayment Date, as applicable, and accordingly the payment of principal referenced in the immediately preceding sentence will be net of the principal portion, if any, of the monthly debt service payment due on such date.

“Net Operating Income” generally means (other than as set forth in the proviso to this definition), for any given period (ending on the “NOI Date”), the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related Mortgage Loan or on any other loans that are secured by that Mortgaged Property.

“NRA” means net rentable area.

“Occupancy Rate” means (i) in the case of multifamily rental properties (other than residential cooperative properties) and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented (generally without regard to the length of the lease or rental period) as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain Mortgage Loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented as of the date of determination, depending on borrower reporting and (v) in the case of residential cooperative properties, the property vacancy assumption percentage reflected in the related appraisal for purposes of determining the appraised value of the related Mortgaged Property as a multifamily rental property (i.e., the “Coop-Rental Value” reflected in Annex A-1); such vacancy assumption for residential cooperative properties does not reflect actual occupancy. In the case of some of the Mortgage Loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as: the assumption that a particular tenant at the subject Mortgaged Property that has executed a lease (or, in some cases, a letter of intent to execute a lease), but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject Mortgaged Property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1. For information regarding the determination of the occupancy rates with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3.

“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a Mortgaged Property. With respect to a Mortgage Loan secured by a residential cooperative property, the Occupancy As Of Date is the date as of which the value of the related Mortgaged Property is determined pursuant to the appraisal from which the Occupancy Rate is derived.

“Prepayment Provisions” denotes a general summary of the provisions of a Mortgage Loan that restrict the ability of the related borrower to voluntarily prepay the Mortgage Loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a Mortgaged Property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or yield maintenance charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

●	“DEF(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property.

●	“LO(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

●	“O(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment

Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“DEF/@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

●	“DEF/YM(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge.

●	“DEF/YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that Mortgage Loan in order to obtain a release of the related Mortgaged Property and during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount).

●	“YM@(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

●	“@%(#)” means, with respect to any Mortgage Loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

“Remaining Terms to Maturity” means, with respect to any Mortgage Loan, the number of months from the Cut-off Date to the related stated maturity date or Anticipated Repayment Date.

“RevPAR” means, with respect to any hospitality property, revenue per available room.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, self storage, industrial/warehouse facility, any combination of the foregoing or other single-purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten Expenses” or “U/W Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related Mortgage Loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each Mortgage Loan seller as described under the definition of “Underwritten Net Operating Income” in this prospectus.

“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the Underwritten Net Operating Income less all reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. For certain additional information related to calculation of “Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

In determining the “revenue” component of Underwritten Net Cash Flow for each Mortgaged Property (other than a residential cooperative property), the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and, if available, the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income) by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, property financial statements, estimates in the related appraisal, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and generally (but not in all cases) the greatest of (a) actual current vacancy at the related Mortgaged Property or a vacancy otherwise based on performance of the related Mortgaged Property (e.g., an economic vacancy based on actual collections for a specified trailing period), (b) if available, current vacancy according to third-party-provided market information or at comparable properties in the same or similar market as the related Mortgaged Property, subject to adjustment to address special considerations (such as where market vacancy may have been ignored with respect to space covered by long-term leases or because it was deemed inapplicable by reason of, among other things, below market rents at or unique characteristics of the subject Mortgaged Property) and/or to reflect the appraiser’s conclusion of a supportable or stabilized occupancy rate, and (c) subject to the discussion above, 5%. In some cases involving a multi-property Mortgage Loan, the foregoing vacancy assumptions may be applied to the portfolio of the related Mortgaged Properties in the entirety, but may not apply to each related Mortgaged Property. In addition, for some Mortgaged Properties, the actual vacancy may reflect the average vacancy over the course of a year (or trailing 12-month period). In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or some combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve-month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 80% and daily rates based on third-party-provided market information or average daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each Mortgaged Property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements, year-to-date financial statements and/or budgets supplied by the related borrower, as well as estimates in the related appraisal, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 1% to 6% (depending on the property type) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, depending on the property type, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the Mortgaged Properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $80 per pad per year, depending on the condition of the property (and may be zero); and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues (and may be zero). In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for Mortgaged Properties with newly constructed improvements, Mortgaged Properties with triple-net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third-party-provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the related mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the Mortgage Loans, the calculation of Underwritten Net Cash Flow for the related Mortgaged Properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a Mortgaged Property that has executed a lease or letter of intent, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within 12 months of the Cut-off Date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a Mortgaged Property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of the executed leases. We cannot assure you that the assumptions made with respect to any Mortgage Loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a Mortgaged Property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus. In addition, the underwriting analysis of any particular Mortgage Loan as described herein by a particular Mortgage Loan seller may not conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See also Annex A-1 and the footnotes thereto and “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “U/W NCF DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2 attached hereto, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of Annual Debt Service on such Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Cash Flow Debt Service Coverage Ratio is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Cash Flow Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” generally means, with respect to any Mortgage Loan, the related Underwritten NCF divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NCF Debt Yield is equal to the Underwritten NCF of all the Mortgaged Properties securing the group divided by the aggregate Initial Pool Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1.

No Mortgage Loan included in the Trust has an Underwritten NCF Debt Yield calculated based on the related Cut-off Date Balance less a related earnout or holdback reserve.

“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. In general, Underwritten Net Operating Income is the assumed revenue derived from the use and operation of a Mortgaged Property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. For certain additional information related to calculation of “Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” for the Mortgage Loans secured by residential cooperative properties, see “—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” below. See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”.

“Underwritten Net Operating Income Debt Service Coverage Ratio” or “U/W NOI DSCR” for any Mortgage Loan for any period, as presented in this prospectus, including the tables presented on Annex A-1 and Annex A-2, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total Annual Debt Service on such Mortgage

Loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made to the issuing entity during the term of the Mortgage Loan. The Underwritten Net Operating Income Debt Service Coverage Ratios for all interest-only Mortgage Loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt service coverage ratio was calculated based on the aggregate Annual Debt Service of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten Net Operating Income Debt Service Coverage Ratio is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Annual Debt Service of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten Net Operating Income Debt Service Coverage Ratio than is shown on Annex A-1.

“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the related Underwritten NOI divided by the Cut-off Date Balance of that Mortgage Loan.

With respect to a Mortgage Loan that is part of a Whole Loan, unless otherwise expressly indicated, such debt yield was calculated based on the aggregate principal balance of such Mortgage Loan and the related Pari Passu Companion Loan(s) as of the Cut-off Date (but excluding any related Subordinate Companion Loan).

With respect to a Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans, unless otherwise expressly indicated, the Underwritten NOI Debt Yield is equal to the Underwritten NOI of all the Mortgaged Properties securing the group divided by the aggregate Cut-off Date Balance of all the Mortgage Loans in the group (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any particular Mortgage Loan that is part of a group of cross-collateralized Mortgage Loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1.

“Underwritten Revenues” or “U/W Revenues” with respect to any Mortgage Loan means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality property income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income” above.

“Units”, “Rooms”, “Beds” or “Pads” means (a) in the case of a Mortgaged Property operated as multifamily housing or as residential cooperative properties, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms,

(c) in the case of a Mortgaged Property operated as a manufactured housing community property, the number of pads for manufactured homes, (d) in the case of certain Mortgaged Properties operated as self storage properties, the number of self storage units or (e) in the case of certain Mortgaged Properties operated as student housing properties, the number of beds.

“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

You should review the footnotes to Annex A-1 in this prospectus for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information, debt yield information and/or loan per net rentable square foot or unit with respect to certain of the Mortgage Loans.

Except as otherwise specifically stated, the Cut-off Date LTV Ratio, Underwritten Debt Service Coverage Ratio, LTV Ratio at Maturity or ARD, Underwritten NCF Debt Yield, Underwritten NOI Debt Yield and loan per net rentable square foot or unit statistics with respect to each Mortgage Loan are calculated and presented without regard to any indebtedness other than the Mortgage Loan, whether or not secured by the related Mortgaged Property, ownership interests in the related borrower or otherwise, that currently exists or that may be incurred by the related borrower or its owners in the future.

References to “Weighted Averages” of the Mortgage Loans in the Mortgage Pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Balances of the subject Mortgage Loans.

If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus, including information in Annex A-1 and Annex A-3, is derived from audited and/or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a Mortgage Loan and subject to the same adjustments and considerations as described above with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans under the definition of “Cash Flow Analysis”.

Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives

With respect to any Mortgage Loans secured by residential cooperative properties that are sold to the Trust by National Cooperative Bank, N.A., due to attributes particular to residential housing cooperatives, certain information presented in this prospectus and in Annex A-1 differs from that presented for other Mortgage Loans included in the Trust. Several of these differences are particularly relevant to your consideration of an investment in the Offered Certificates.

In particular, the manner in which loan-to-value ratios, debt service coverage ratios and debt yields are calculated for Mortgage Loans secured by residential cooperative properties sold to the Trust by National Cooperative Bank, N.A. differs from the manner in which such calculations are made for other Mortgage Loans included in the Trust.

For example, the appraised value of such a residential cooperative property used for purposes of determining the loan-to-value ratio for the related Mortgage Loan as of any date is the value estimate reflected in an appraisal of such residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. This value, based upon the most recent appraisal as of the Cut-off Date, is reflected as the “Appraised Value” of a residential cooperative property on Annex A-1. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value is calculated without regard to any applicable sale price restrictions. With respect to residential cooperative properties, the “Appraised Value” does not constitute a market value, and should not be considered to be the value that would be realized following a foreclosure of a mortgage loan secured by a residential cooperative property. Upon a foreclosure of a mortgage loan secured by a residential cooperative property, it is likely that the operation of such mortgaged property as a residential cooperative property would terminate, and it is likely that the mortgaged property would be operated and sold as a multifamily rental property. A residential cooperative property is also valued as a multifamily rental property to determine a “Coop-Rental Value” as set forth on Annex A-1. The value of a residential cooperative property as a multifamily rental property is the value estimate reflected in an appraisal of such residential cooperative property and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). Certain of the residential cooperative mortgaged properties have a substantial number of units that are owned by the related coop sponsor or an investor, and leased by it to rental tenants, which units are currently subject to rent regulation, rent stabilization or rent control laws and are expected to continue to be subject to such laws following a foreclosure, and accordingly the rental income that can be expected to be earned from such units (and any other units that are or become subject to such laws) will be limited by the provisions of such laws. In addition, to the extent that other units at a residential cooperative mortgaged property were subject to rent regulation, rent stabilization or rent control laws prior to the conversion to a cooperative (which is likely to be the case if sponsor or investor units are subject to such laws), if the related residential cooperative mortgage loan were to be foreclosed, such units would again be subject to rent regulation, rent stabilization or rent control laws. However, the “Coop-Rental Value” Appraised Values of the residential cooperative mortgaged properties assume that if the mortgaged property were operated as a multifamily rental property all units (other than, in some cases, sponsor or investor units that are subject to rent regulation, rent stabilization or rent control laws) will be rented at market rates.

In addition, for purposes of determining the debt service coverage ratio and debt yield for a Mortgage Loan secured by a residential cooperative property and for the purpose of determining the value of a residential cooperative property as a multifamily rental property, the “U/W Net Cash Flow” or “U/W NCF” for a residential cooperative property and the “U/W Net Operating Income” or “U/W NOI” for a residential cooperative property, in each case as set forth on Annex A-1, is the projected operating income of such residential cooperative property as set forth in the appraisal assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses and a market-rate vacancy assumption and, in the case of “U/W Net Cash Flow” or “U/W NCF”, further reduced by projected replacement reserves for capital expenditures, in each case as determined by the appraiser. Accordingly, U/W Revenues, U/W Expenses, U/W Net Operating Income, U/W Replacement and U/W Net Cash Flow, in each case as set forth on Annex A-1, are derived from the appraisal. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend.

The loan-to-value ratios, debt service coverage ratios and debt yields presented herein with respect to Mortgage Loans secured by residential cooperative properties may differ from the loan-to-value ratios, debt service coverage ratios and debt yields that would have been determined for such Mortgage Loans secured by residential cooperative properties had a different methodology (including the methodology used for calculating such values with respect to the other Mortgage Loans sold to the depositor) been used.

With respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties that have existing subordinate secured indebtedness in the form of a second priority line of credit (each, a “Subordinate LOC“), (1) the Cut-off Date Subordinate Mortgage Debt Balance indicates the balance of the Subordinate LOC as of October 26, 2018, (2) the Total Mortgage Debt Cut-off Date LTV Ratio and the Total Mortgage Debt U/W NOI Debt Yield are calculated assuming that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (3) the Total Mortgage Debt U/W NCF DSCR is calculated assuming (A) that the Subordinate LOC has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date, (B) that interest on the Subordinate LOC is accruing pursuant to the applicable mortgage loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 26, 2018 and giving effect to any applicable interest rate floor) and (C) that, in the case of each Subordinate LOC that has an interest-only period that does not extend through the maturity date of such Subordinate LOC, such initial interest-only period has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note and (4) the Coop – Committed Secondary Debt equals the balance of such Subordinate LOC, based on the full face amount of such Subordinate LOC.

With respect to the Mortgage Loans secured by residential cooperative properties, each related Mortgaged Property is owned by the borrower, which is a cooperative housing corporation. No individual or entity (other than the borrower) has recourse obligations with respect to the loans, including pursuant to any guaranty or environmental indemnity. Accordingly, no information is presented in the column labeled Sponsor in Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. In addition, with respect to information presented in Annex A-1 with respect to mortgage loans secured by residential cooperative properties: (1) Coop – Sponsor Units refers to the number of units owned by the original sponsor responsible for the mortgaged property’s conversion into cooperative ownership; such sponsor may rent its units or opt to market them for sale (either individually or as a whole); (2) Coop – Investor Units refers to a bulk number of units owned by a non-tenant investor(s), who can rent or sell the units; (3) Coop – Coop Units refers to the number of units owned by the borrower, which is a cooperative corporation; In this capacity, the cooperative may manage its units as an investor would or use the units for the benefit of its cooperative members; (4) Coop – Unsold Percent refers to the ratio of the total number of units collectively owned by the original sponsor, a non-tenant investor or the cooperative corporation to the number of units with shares allocated; and (5) Coop – Sponsor/Investor Carry is the sponsor’s or the investor’s net cash flow calculated by subtracting maintenance charges on the sponsor or investor owned units from the actual rents payable on such units, to the extent available.

In addition, due to the specialized nature of residential housing cooperatives, certain information presented in and shown on Annex A-1 with respect to Mortgage Loans (other than such Mortgage Loans secured by residential cooperative properties) is not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust. For example, since residential cooperatives are not-for-profit entities that generally set maintenance fees to cover current expenses and plan for future capital needs and a residential cooperative is generally able to increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves, historical Net Operating Income figures for residential cooperative properties are generally not representative of the cash flow generated by the property if it were operated as a multifamily rental property. Accordingly, the Most Recent NOI, Second Most Recent NOI, Third Most Recent NOI, and the related fields shown on Annex A-1 for the Mortgage Loans secured by residential cooperative properties are not presented on Annex A-1 with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. for inclusion in the Trust.

Mortgage Pool Characteristics

Overview

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Initial Pool Balance(1)	$1,084,917,247
Number of Mortgage Loans	67
Number of Mortgaged Properties	126
Number of crossed loans	0
Crossed loans as a percentage	0.0%
Range of Cut-off Date Balances	$1,298,485 – $100,000,000
Average Cut-off Date Balance	$16,192,795
Range of Mortgage Rates	3.5850% to 5.9700%
Weighted average Mortgage Rate	4.6669%
Range of original terms to maturity(2)	60 months to 180 months
Weighted average original term to maturity(2)	118 months
Range of remaining terms to maturity(2)	59 months to 179 months
Weighted average remaining term to maturity(2)	116 months
Range of original amortization terms(3)	72 months to 480 months
Weighted average original amortization term(3)	328 months
Range of remaining amortization terms(3)	69 months to 480 months
Weighted average remaining amortization term(3)	328 months
Range of Cut-off Date LTV Ratios(4)(5)(6)	4.4% to 75.0%
Weighted average Cut-off Date LTV Ratio(4)(5)(6)	53.0%
Range of LTV Ratios as of the maturity date(2)(4)(5)(6)	2.1% to 66.1%
Weighted average LTV Ratio as of the maturity date(2)(4)(5)(6)	47.8%
Range of U/W NCF DSCRs(5)(6)(7)	1.00x to 12.38x
Weighted average U/W NCF DSCR(5)(6)(7)	2.36x
Range of U/W NOI Debt Yields(5)(6)	8.2% to 68.8%
Weighted average U/W NOI Debt Yield(5)(6)	13.2%
Percentage of Initial Pool Balance consisting of:
Interest Only	59.7%
Amortizing	18.2%
Partial Interest Only	14.9%
Amortizing, ARD	4.5%
Self-Amortizing	2.7%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)	With respect to any Mortgage Loan with an Anticipated Repayment Date, calculated as of the related Anticipated Repayment Date.

(3)	Excludes 28 Mortgage Loans identified on Annex A-1 (59.7%), which are interest-only for the entire term or until the Anticipated Repayment Date, as applicable.

(4)	LTV Ratios (such as, for example, the Cut-off Date LTV Ratios and LTV Ratios at Maturity) with respect to the Mortgage Loans were generally calculated using “as-is” values (or any equivalent term) as described under “Description of the Mortgage Pool—Certain Calculations and Definitions”; provided, that with respect to certain Mortgage Loans, the related LTV Ratios have been calculated using “as-complete”, “as-stabilized” or similar hypothetical values. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the Appraised Value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such Mortgage Loans are identified under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

(5)	In the case of Mortgage Loans that have one or more Pari Passu Companion Loans and/or Subordinate Companion Loans that are not included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated including the related Pari Passu Companion Loan(s) but excluding any related Subordinate Companion Loan or mezzanine debt. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio, and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in the prospectus. On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of the cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in the prospectus. With respect to the Aventura Mall Mortgage Loan (9.2%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loans are 50.7%, 2.07x and 8.8%, respectively. With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), the related loan-to-value ratio as of the cut-off date, underwritten net cash flow debt service coverage ratio and underwritten net operating income debt yield calculated including the related subordinate companion loan are 48.6%, 2.28x and 10.4%, respectively.

(6)	For Mortgage Loans secured by residential cooperative properties, the debt service coverage ratio and debt yield information are calculated using the projected net operating income and the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date assuming such Mortgaged Property is operated as a rental property. The loan-to-value ratio information for Mortgage Loans secured by residential cooperative properties is based upon the Appraised Value of the residential cooperative property reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Certain Calculations and Definitions—Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives”.

(7)	Debt Service Coverage Ratios (such as, for example, U/W NCF DSCRs or U/W NOI DSCRs) are calculated based on “Annual Debt Service”, as defined under “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail
Anchored	12	$292,589,217	27.0%
Super Regional Mall	1	100,000,000	9.2
Urban Retail	5	40,496,831	3.7
Unanchored	6	37,567,782	3.5
Single Tenant	5	11,641,673	1.1
Shadow Anchored	1	8,000,000	0.7
Subtotal:	30	$490,295,503	45.2%
Hospitality
Full Service	5	$59,843,297	5.5%
Select Service	8	48,096,787	4.4
Limited Service	9	37,610,943	3.5
Extended Stay	6	30,701,263	2.8
Subtotal:	28	$176,252,291	16.2%
Office
CBD	2	$85,688,768	7.9%
Suburban	4	48,282,983	4.5
Subtotal:	6	$133,971,751	12.3%
Self Storage
Self Storage	27	$83,629,909	7.7%
Subtotal:	27	$83,629,909	7.7%
Multifamily
Garden	7	$42,780,000	3.9%
Cooperative	12	40,146,330	3.7
Subtotal:	19	$82,926,330	7.6%
Other
Data Center	9	$50,000,000	4.6%
Subtotal:	9	$50,000,000	4.6%
Mixed Use
Office & Retail	3	$34,503,169	3.2%
Multifamily/Retail	2	14,738,294	1.4
Subtotal:	5	$49,241,463	4.5%
Industrial
Warehouse	2	$18,600,000	1.7%
Subtotal:	2	$18,600,000	1.7%

Total	126	$1,084,917,247	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Retail Properties

In the case of the retail properties and mixed use properties with retail components set forth in the above chart, we note the following:

●	With respect to the Aventura Mall Mortgaged Property (9.2%), the successor-in-interest to the adjacent Sears parcel, Seritage SRC Finance LLC (“Seritage”) filed suit in 2016 against the borrower in connection with certain developments rights issues, including those affecting the so-called “expansion parcel” at the Mortgaged Property. The parties entered into an interim settlement agreement in August 2016 that, among other things, committed the parties to support for the respective development applications then pending before the City of Aventura, and allocated financial responsibility for transportation contributions to obtain city approval for increasing available lot coverage. In connection with the closing of the subject loan, Seritage delivered an estoppel certificate to the borrower and the lender alleging that the borrower’s amendment to an existing Declaration of Restrictive Covenants affecting the Seritage-owned property constituted a breach of the Interim Settlement Agreement, slander of title and a title defect. The borrower disputes the Seritage allegations, and has demanded Seritage re-issue a clean estoppel certificate. The loan documents provide for personal liability to the borrower and guarantors for losses incurred by the lender arising from alleged breaches or defaults as set forth in the Seritage estoppel, including settlement of claims, payment or performance of work or resulting litigation.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), with respect to the Ritz Carlton Washington DC Retail Mortgaged Property parking revenues constitute 23.2% of effective gross income and with respect to the Ritz Carlton Georgetown Retail Mortgaged Property parking revenues constitute 33.4% of effective gross income.

●	With respect to the Desert Sky Esplanade Mortgage Loan (1.2%), the parent company of one of the tenants occupying the Desert Sky Esplanade Mortgaged Property, J&M Sales, Inc. (d/b/a Fallas Paredes, Fallas Discount (First Place to Shop, First Place to Save) or Factory 2U) (“Fallas”), has filed for bankruptcy. On the origination date, a ground lease was entered into between the related borrower, as ground lessor, and an affiliate of the related borrower, as ground lessee, with respect to a space including the premises occupied by Fallas (the “Fallas Release Parcel”). The related borrower intends to obtain the release of the Fallas Release Parcel once a lot line adjustment has been obtained. The Mortgage Loan permits the free release of such parcel, as set forth under “Certain Terms of the Mortgage Loans—Partial Releases.” The lender did not consider the Fallas Release Parcel in its underwriting. Because the release parcel is part of the shopping center as to which occupancy percentages for co-tenancy requirements are calculated, the release of such parcel would provide the borrower and any subsequent owner of the Mortgaged Property, with less control over the satisfaction of such requirements.

●	With respect to the CVS Spotsylvania Mortgage Loan (0.2%), the Mortgaged Property is located in Virginia. The lease to the sole tenant, CVS, is not in “Deed of Lease” form and does not appear to have a seal. Based on the recent Game Place, L.L.C. v. Fredericksburg decision, this may invalidate the lease and result in a month to month tenancy. See “Risk Factors—Risks Related to the Mortgage Loans—Various Other Laws Could Affect the Exercise of Lender’s Rights.” In addition, the tenant has the right to terminate the lease upon a condemnation of any portion of the leased premises, regardless of the size of the portion subject to the condemnation.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus, and “—Specialty Use Concentrations” below.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart, we note that all such properties are flagged hotel properties that are affiliated with a franchise or hotel management company through a franchise or management agreement, except for the Holiday House Palm Springs Mortgaged Property (0.6%).

In the case of the hospitality properties set forth in the below chart, we note the following:

●	With respect to the Starwood Hotel Portfolio Mortgage Loan (9.2%), (i) with respect to the Doubletree Hotel West Palm Beach Airport Mortgaged Property (0.8%), two new hotel properties are currently under construction: (a) a 140-room Cambria Suites, which is expected to open in January 2020 and (b) a 150-room Canopy by Hilton, which is expected to be open in October 2019, each of will be directly competitive with such Mortgaged Property, and (ii) with respect to the Fairfield Inn Atlanta Downtown Mortgaged Property (0.5%), two new hotel properties are currently under construction: (a) a 170-room SpringHill Suites, which was expected to open in August 2018 and (b) a 175-room Hyatt Place, which is expected to open in July 2019, each of will be directly competitive with such Mortgaged Property.

●	With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), which consists of the hotel condominium unit in a building that also includes a condominium unit comprising rental apartments and a garage in the building (the “Residential/Garage Unit”), parking at the hotel is provided pursuant to a parking lease from the owner of the Residential/Garage Unit (which is currently an affiliate of the borrower) to the borrower. The parking lease expires in 2108 and provided for initial rent of $11,660 a month increased annually based on the consumer price index, and is budgeted for $12,833 a month in the borrower’s 2019 budget. The lender under a mortgage loan secured by the Residential/Garage Unit has the right to terminate the parking lease if such lender forecloses on the Residential/Garage Unit.

●	With respect to the Courtyard Dallas Carrollton & Conference Center Mortgage Loan (1.8%), the subject property benefits from a Hotel Occupancy Tax Grant and Economic Development Incentive Agreement with the City of Carrollton, TX that was approved in connection with the sponsor’s acquisition of the subject parcel and an adjacent parcel for hotel development with conference facilities. With the construction of the mortgaged property, the sponsor has satisfied all eligibility requirements for the related economic incentives. The adjacent parcel is in planning stages as a proposed Hampton Inn. See “—Real Estate and Other Tax Considerations”.

●	With respect to the Home2 Suites - Newnan GA Mortgage Loan (1.1%), according to the appraisal, approximately 50% of the Mortgaged Property’s business is derived from a guest room reservation agreement with the nearby Cancer Treatment Centers of America (CTCA) at Southeastern Regional Medical Center, which is for a one-year term, renewable annually, and may be terminated by either party upon no less than 90 days’ notice. Pursuant to such agreement, the hotel provides to CTCA patients 55 rooms per night from Monday to Thursday, 25 rooms per night on Friday and Saturday nights, and 35 rooms on Sunday nights at a rate of $96 per night (as of August 2018, the hotel’s trailing twelve month average daily rate was $114.86, according to the appraisal) plus complimentary breakfast for up to two guests. In the event that the agreement with CTCA expires or is terminated, occupancy and revenue at the Mortgaged Property may be adversely affected.

The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license agreement, franchise agreement, operating agreement or management agreement.

Mortgaged Property Name	Mortgage Loan Cut-off Date Balance ($)(1)	Percentage (%) of the Initial Pool Balance by Allocated Loan Amount	Expiration/Termination of Related License/ Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date of the Related Mortgage Loan
Renaissance St. Louis Airport Hotel	$13,194,627	1.2%	9/10/2034	9/11/2028
Renaissance Des Moines Savery Hotel	$8,928,101	0.8%	12/11/2033	9/11/2028
Residence Inn St. Louis Downtown	$8,375,033	0.8%	11/21/2029	9/11/2028
Doubletree Hotel West Palm Beach Airport	$8,269,686	0.8%	4/30/2029	9/11/2028
Courtyard Gulfport Beachfront	$5,952,068	0.5%	5/22/2028	9/11/2028
Fairfield Inn Atlanta Downtown	$5,530,682	0.5%	4/19/2037	9/11/2028
Hotel Indigo Chicago Vernon Hills	$5,082,960	0.5%	6/17/2029	9/11/2028
Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	$4,556,229	0.4%	10/19/2024	9/11/2028
Holiday Inn & Suites Green Bay Stadium	$4,450,882	0.4%	7/9/2028	9/11/2028
Springhill Suites Chicago Elmhurst Oakbrook Area	$4,082,170	0.4%	10/18/2024	9/11/2028
Hilton Garden Inn Wichita	$3,555,438	0.3%	9/30/2029	9/11/2028
Courtyard Norman	$3,055,043	0.3%	3/27/2029	9/11/2028
Springhill Suites Scranton Wilkes Barre	$2,923,360	0.3%	6/10/2032	9/11/2028
Courtyard Salisbury	$2,818,014	0.3%	7/7/2026	9/11/2028
Homewood Suites St. Louis Riverport Airport West	$2,791,678	0.3%	9/30/2029	9/11/2028
Residence Inn Rocky Mount	$2,791,678	0.3%	8/2/2029	9/11/2028
Hampton Inn and Suites Wichita Northeast	$2,659,995	0.2%	12/31/2029	9/11/2028
Residence Inn Salisbury	$2,633,658	0.2%	4/2/2027	9/11/2028
Courtyard Rocky Mount	$2,133,263	0.2%	9/20/2029	9/11/2028
Springhill Suites Wichita East at Plazzio	$2,106,926	0.2%	4/17/2029	9/11/2028
Residence Inn Wichita East at Plazzio	$2,106,926	0.2%	10/13/2029	9/11/2028
Hampton Inn Oklahoma City Northwest	$2,001,580	0.2%	5/30/2029	9/11/2028
Embassy Suites St. Louis	$25,000,000	2.3%	12/31/2029	11/1/2028
Courtyard Dallas Carrollton & Conference Center	$19,500,000	1.8%	5/26/2036	11/11/2028
Home2 Suites - Newnan GA	$12,002,291	1.1%	1/31/2037	6/1/2028
Days Inn Anaheim	$7,250,000	0.7%	10/1/2030	10/1/2028
Best Western Spring TX	$6,500,000	0.6%	11/30/2019(2)	11/1/2028

(1)	With respect to any Mortgaged Property that is part of a Mortgage Loan secured by multiple Mortgaged Properties, the Cut-off Date Balance shown in the table above represents the allocated loan amount.

(2)	The related franchise agreement is renewable for additional one-year terms. The Mortgage Loan documents provide a full recourse carveout for losses if the franchise agreement is terminated, surrendered or otherwise cancelled in each case without the lender’s prior written consent.

See “Risk Factors—Risks Relating to the Mortgage Loans—Hospitality Properties Have Special Risks”, “—Risks Relating to Affiliation with a Franchise or Hotel Management Company”, “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this prospectus as well as “—Specialty Use Concentrations”.

Office Properties

In the case of the office properties and mixed use properties with office components set forth in the above chart, we note the following:

●	With respect to the Pfizer Building Mortgage Loan (2.7%), see “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Pfizer Building Mortgage Loan”.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), the Mortgaged Property consists of three office buildings that are part of a seven building office park. The Mortgaged Property has access to certain shared common facilities, specifically a parking structure and a fitness/amenities building, through two declarations of covenants, conditions and restrictions (“CC&R’s”). The borrower has 3 of 4 votes in the Lot 3 Association that owns and governing the parking structure, and 3 of 7 votes in the Amenities Parcel Association that owns and governs the fitness/ amenities building. The loan underwriting included shared expenses related to the CC&R’s.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks” and “—Risks Relating to the Pfizer Building Mortgage Loan”.

Self Storage Properties

●	With respect to the Self Storage of Santa Maria Mortgage Loan (0.2%), the mortgaged property consists of mini-warehouses (self-storage) and RV rental parking (58 RV storage parking spaces are located on the mortgaged property). The Planned District approval included the mini-warehouse use, but the RV Storage Yard use and deficient landscaping (40,247 sq. ft. required vs. 33,609.8 sq. ft. existing) are not consistent with the existing approval, and are deemed zoning violations. A Permit Amendment to the Planned Development Permit is required to allow the RV Storage Yard use. Further, landscaping will have to be restored to conformance with the approved landscape plan. The loan documents require the borrower within 90 days of closing to (i) either submit an amendment to the conditional use permit which would permit the RV storage use or discontinue the RV storage use, and (ii) either submit an amendment to the conditional use permit with an amended landscape plan or add landscaping to the mortgaged property to satisfy the existing landscaping requirement. The loan documents provide that the loan is full recourse to the borrower and guarantors until the lender receives satisfactory evidence that the mortgaged property in material compliance with applicable zoning. The loan underwriting excluded income related to the RV rental parking.

●	With respect to the Armadillo Self Storage Mortgage Loan (0.1%), for one of five buildings comprising the mortgaged property, a zoning violation exists with respect to rear setbacks (13.6 feet required v. 0.8 feet existing). The improvements were constructed in 2008 and 2012, and ostensibly the 2012 construction did not comply with the setback required by the approved site plan. The borrower acquired the mortgaged property in 2018. Based on discussions with City of El Paso Planning and Inspections Department, the zoning report prepared in connection with the loan indicates that, in the event the City issues a zoning enforcement notice to the owner, the owner’s options are to modify the structure to comply with the setback (only a corner of the building is affected, and unit loss would be minimal), or to rezone the property to a district that permits a zero rear setback. The loan documents provide for recourse to the borrower and guarantors for losses relating to the failure of the mortgaged property to be in full compliance with all applicable zoning ordinances and other similar applicable law.

See “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Multifamily Properties

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart, we note the following:

●	With respect to the Chicago Multifamily Portfolio Mortgage Loan (2.1%), as of September 25, 2018, the portfolio contained 50 rental units (13.6% of total units) which are subsidized by the Chicago Housing Authority, the Housing Authority of Cook County and various private charities, totaling $458,930 of annual subsidized income. As of September 25, 2018, income from subsidized units constituted 25.7% of the rental income at the Kenmore Property, 10.7% of rental income at the Somerset I Property and 2.4% of the rental income at the Somerset II Property, and 11.51% of total portfolio rental income. The Mortgage Loan was underwritten based on the subsidized units’ rental income as of September 25, 2018. There can be no assurance that the applicable housing authority or charities will continue to subsidize such units.

●	With respect to the 225 West 80th Street Mortgage Loan (0.9%), of the 33 residential units at the related Mortgaged Property, eight units (representing 7.9% of underwritten gross potential rent) are rent stabilized and two units (representing 2.4% of underwritten gross potential rent) are rent controlled. The New York City Rent Guidelines Board adopted renewal lease guidelines for rent-stabilized apartments stating that for lease renewals commencing on or after October 1, 2018 and on or before September 30, 2019, rent increases of 1.5% for one-year renewals and 2.5% for two-year leases are permitted. Following a vacancy, owners may increase rent 19% for 1-year leases and 20% for 2-year leases. Additionally, for rent-controlled apartments, a maximum base rent is set for each individual apartment and such base rent is reset every two years to reflect changes in operating costs. Owners may raise rents up to 7.5% each year until the maximum base rent is reached, upon certification that the owners is providing essential services and has removed violations. Tenants may challenge the proposed increase on the grounds that the building has violations or that the owner’s expenses do not warrant an increase. Upon vacancy, the rent controlled unit would become rent stabilized.

●	With respect to the Fox Meadows and Midtown Mortgage Loan (0.6%), 78% of the units at the Fox Meadows Mortgaged Property and 100% of the units at the Midtown Apartments Mortgaged Property are leased to undergraduate students.

See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks”.

Mixed Use Properties

In the case of the mixed use properties set forth in the above chart, we note the following:

●	Each such mixed use Mortgaged Property has one or more office and retail components or multifamily and retail components.

See “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Retail Properties Have Special Risks” and “—Multifamily Properties Have Special Risks”.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties

See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Specialty Use Concentrations

Certain Mortgaged Properties have one of the 5 largest tenants by NRA that operates its space as a specialty use that may not allow the space to be readily converted to be suitable for another type of tenant, as set forth in the following table.

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance by allocated loan amount
Theater/entertainment facility/bowling alley	6	16.5%
Restaurant	10	8.8%
Grocery	5	8.4%
Gym, fitness center, a health club or day spa	5	4.7%
Data Center	9	4.6%
Bank branch	5	4.5%
Medical i.e., medical, dental, physical therapy or veterinary offices or clinics, outpatient facilities, research or diagnostic laboratories or health management services and/or health professional schools	6	4.1%

With respect to the U-Haul AREC 28 Portfolio—U-Haul Moving & Storage of Minot Mortgaged Property (0.3%), a tenant at such Mortgaged Property operates a dry cleaners with on-site processing. For a description of the environmental insurance policy relating such Mortgaged Property, see “—Environmental Considerations”.

With respect to the Mortgage Loans secured by residential cooperative properties, information regarding the 5 largest tenants has not been reflected on Annex A-1 or in the chart above. Notwithstanding the exclusion of the residential cooperative properties from the figures presented in the chart above or its corresponding footnotes, certain residential cooperative properties are heavily dependent on income from commercial tenancies and may, in certain instances, have space that is devoted to specialty uses. These uses may include, without limitation, dental or medical offices or clinics, data centers, restaurants, and/or parking garages. The specialty use spaces may not be readily convertible (or convertible at all) to alternative uses if those uses were to become unprofitable, or if the spaces were to become vacant, for any reason. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Significant Obligors

There are no significant obligors related to the issuing entity.

Mortgage Loan Concentrations

Top Fifteen Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(1)	U/W NCF DSCR(1)	Cut-off Date LTV Ratio(1)(2)	Property Type
Aventura Mall	$100,000,000	9.2%	$1,155.39	2.58x	40.8%	Retail
Starwood Hotel Portfolio	$100,000,000	9.2%	$90,044.17	2.07x	66.1%	Hospitality
Millennium Partners Portfolio	$75,000,000	6.9%	$304.58	3.43x	32.3%	Various
685 Fifth Avenue Retail	$60,000,000	5.5%	$6,786.85	2.76x	34.0%	Retail
Moffett Towers – Buildings E,F,G	$56,800,000	5.2%	$419.75	2.97x	40.2%	Office
U-Haul AREC 28 Portfolio	$49,200,000	4.5%	$74.95	1.61x	59.2%	Self Storage
Harvard Park	$34,000,000	3.1%	$116.56	2.15x	63.8%	Office
Clovis Commons	$33,750,000	3.1%	$186.51	1.57x	71.1%	Retail
The Plaza at Gator Hole	$31,000,000	2.9%	$99.34	2.00x	62.0%	Retail
Pfizer Building	$28,888,768	2.7%	$146.15	1.00x	57.3%	Office
Stirling Bossier Shopping Center	$28,140,000	2.6%	$92.74	1.73x	49.4%	Retail
Triangle Center	$27,988,334	2.6%	$107.39	1.72x	70.9%	Retail
Nitro Marketplace	$27,755,000	2.6%	$62.94	2.41x	65.0%	Retail
Prudential - Digital Realty Portfolio	$26,000,000	2.4%	$203.27	2.50x	54.7%	Other
Embassy Suites St. Louis	$25,000,000	2.3%	$117,924.53	2.13x	55.2%	Hospitality
Top 3 Total/Weighted Average	$275,000,000	25.3%		2.63x	47.7%
Top 5 Total/Weighted Average	$391,800,000	36.1%		2.70x	44.5%
Top 10 Total/Weighted Average	$568,638,768	52.4%		2.38x	50.1%
Top 15 Total/Weighted Average	$703,522,102	64.8%		2.32x	51.8%

(1)	In the case of each of the Mortgage Loans that is part of a Whole Loan, the calculation of the Loan per Unit, U/W NCF DSCR and Cut-off Date LTV Ratio for each such Mortgage Loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Mortgage Loan included in the issuing entity and the related Pari Passu Companion Loan in the aggregate, but unless otherwise expressly stated, excludes any Subordinate Companion Loan. In general, when a Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans, we present loan-to-value ratio, debt service coverage ratio and debt yield information for the cross-collateralized group on an aggregate basis in the manner described in this prospectus (without regard to any limitation on the amount of indebtedness secured by any Mortgaged Property in such cross-collateralized group). On an individual basis, without regard to the cross-collateralization feature, any Mortgage Loan that is part of a cross-collateralized group of Mortgage Loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented in this prospectus.

(2)	See the definition of “Appraised Value” under “—Certain Calculations and Definitions—Definitions” for additional information regarding the calculation of the Cut-off Date LTV Ratio, including any such values calculated using non-”as-is” values.

For more information regarding the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions in Annex A-3. Other than with respect to the top 15 Mortgage Loans and groups of cross-collateralized Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 2.2% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

Certain Mortgage Loans set forth in the table below, collectively representing approximately 27.9% of the Initial Pool Balance, are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property or group of those properties may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan or group of cross-collateralized Mortgage Loans.

The table below shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized Mortgage Loans, if any.

Cross-Collateralized/Multi-Property Mortgage Loans(1)(2)

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross-Collateralized Group	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Starwood Hotel Portfolio	Multi-property	$100,000,000	9.2%
Millennium Partners Portfolio	Multi-property	75,000,000	6.9
U-Haul AREC 28 Portfolio	Multi-property	49,200,000	4.5
Prudential - Digital Realty Portfolio	Multi-property	26,000,000	2.4
Chicago Multifamily Portfolio	Multi-property	23,250,000	2.1
Anchor Self Storage	Multi-property	15,700,000	1.4
Fox Meadows and Midtown	Multi-property	6,000,000	0.6
Westport AZ Properties	Multi-property	5,610,000	0.5
UNICO Portfolio IV	Multi-property	1,745,250	0.2
Total		$302,505,250	27.9%

(1)	Total may not equal the sum of such amounts listed due to rounding.

(2)	In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

In some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers. Further, with respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), while presented herein as a single property Mortgage Loan, the related Mortgaged Property is comprised of three separate buildings and related land parcels, which may be individually released from the lien of the Mortgage Loan as described under “—Certain Terms of the Mortgage Loans—Partial Release.”

4 groups of Mortgage Loans, set forth in the table below entitled “Related Borrower Loans (Other than Cross-Collateralized Groups)”, collectively representing approximately 18.1% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

Related Borrower Loans (Other than Cross-Collateralized Groups)(1)(2)

Mortgage Loan Names	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Group A
685 Fifth Avenue Retail(3)	1	$60,000,000	5.5%
Plaza Frontenac(3)	1	20,000,000	1.8
Total	2	$80,000,000	7.4%
Group B
The Plaza at Gator Hole	1	$31,000,000	2.9%
Nitro Marketplace	1	27,755,000	2.6
Total	2	$58,755,000	5.4%
Group C
Prudential - Digital Realty Portfolio	8	$26,000,000	2.4%
2020 Fifth Avenue	1	24,000,000	2.2
Total	9	$50,000,000	4.6%
Group D
Jewel Osco Fox River	1	$5,100,000	0.5%
CVS Spotsylvania	1	2,300,000	0.2
Total	2	$7,400,000	0.7%

(1)	Totals may not equal the sum of such amounts listed due to rounding.

(2)	Mortgage Loans with related borrowers are identified under “Related-Borrower Loans” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

(3)	An affiliate of GGP, Inc. is the non-recourse carveout guarantor for the 685 Fifth Avenue Retail Mortgage Loan and an entity 55% owned by GGP, Inc. is the non-recourse carveout guarantor for the Plaza Frontenac Mortgage Loan.

Geographic Concentrations

The table below shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
California	15	$209,739,158	19.3%
New York	20	$182,386,259	16.8%
Florida	4	$117,575,364	10.8%
Texas	17	$91,262,968	8.4%
Missouri	5	$69,361,338	6.4%
Illinois	9	$60,183,859	5.5%
Washington	4	$57,566,116	5.3%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an allocated loan amount as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 24 other states and Washington, D.C., with no more than 3.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

In addition, with respect to the Mortgaged Properties in the Mortgage Pool, we note the following in respect of their geographic concentration:

●	19 Mortgaged Properties, securing approximately 25.2% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4), and seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a seismic expected loss greater than 17%.

●	7 Mortgaged Properties, securing approximately 15.7% of the Initial Pool Balance by allocated loan amount, are each located within approximately 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina, North Carolina or in Puerto Rico, which areas are more susceptible to hurricanes. See representation and warranty no. 18 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble in Annex D-1).

Mortgaged Properties With Limited Prior Operating History

12 of the Mortgaged Properties (8.3%) are Mortgaged Properties that (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date or are leased fee properties and, therefore, the related Mortgaged Property has no or limited prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related Mortgaged Property.

See Annex A-3 for more information on the Mortgaged Properties with limited prior operating history relating to the largest 15 Mortgage Loans.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

With respect to the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as Clovis Commons and Carriage Place, collectively representing approximately 4.0% of the Initial Pool Balance, the related borrowers own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Risks Relating to the Mortgage Loans—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

5 Mortgage Loans identified on Annex A-1 as Millennium Partners Portfolio, 685 Fifth Avenue Retail, Prudential - Digital Realty Portfolio, Embassy Suites St. Louis and Plantation Center, Hilton Head (17.6%) are secured in whole or in part by the related borrower’s interest in one or more units in a condominium. With respect to each such Mortgage Loan, except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), each of the related individual Mortgaged Properties is comprised of or includes condominium or other shared interest structures. With respect to each of such condominiums or shared interest structures, the related borrower does not control the related condominium board (or other governing unit). In addition, with respect to the condominiums or other shared use structures relating to the Lincoln West Mortgaged Property, the Four Seasons San Francisco Retail Mortgaged Property, Commercial Units at the Four Seasons Miami Mortgaged Property and the Millennium Tower Boston Mortgaged Property, the related borrowers do not, and with respect to other Mortgaged Properties, the related borrowers may not, have sufficient interests to block certain material decisions that require super majority votes.

With respect to each such condominium relating to one of the individual Mortgaged Properties securing the Millennium Partners Portfolio Mortgage Loan, the lender will be liable for its pro rata share of unpaid assessments if it forecloses on the related Mortgaged Property.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, the condominium documents generally do not require the condominium associations to maintain insurance on the common elements that meets the requirements of the loan documents. In particular, the condominium documents generally do not require terrorism insurance, and as to the Commercial Units at the Four Seasons Miami Mortgaged Property, does not require windstorm or flood insurance, and with respect to the Four Seasons San Francisco Retail Mortgaged Property, the condominium is not liable if after a good faith effort it is unable to maintain insurance because such insurance is no longer available. Under the Mortgage Loan documents, the borrowers would continue to be required to obtain insurance meeting the requirements of such documents even if the condominium failed to do so; however, we cannot assure you that the borrowers would be able to, or would, maintain such insurance on the common elements. Further, with respect to the Four Seasons San Francisco Retail Mortgaged Property, as to which the insurance is maintained by the hotel, a final certificate of insurance has not yet been received.

With respect to the condominiums related to the Millennium Partners Portfolio Mortgaged Properties, non-collateral portions of the condominium related to the Lincoln Triangle Mortgaged Property are currently subject to, and non-collateral portions of the other Mortgaged Properties may currently or in future be subject to, debt secured by such non-collateral portions.

With respect to the Millennium Partners Portfolio - Commercial Units at the Four Seasons Miami Mortgaged Property (0.6%), the Mortgaged Property is comprised of a spa lot, a retail lot, an office lot and a garage lot in a shared interest structure that also includes a non-collateral hotel lot, condominium hotel lot and a residences lot. The owner of the hotel lot, which is the controlling and managing party of the Commercial Units at the Four Seasons Miami, has the right to eliminate common elements without borrower approval, provided such removal does not deny access or terminate utilities or other systems, and in all events may terminate the pool and pool deck as common elements. Currently the spa lot included in the Mortgaged Property has the right to use the pool and pool deck. In addition, under the related shared interest structure for such Mortgaged Property, the Mortgaged Property is not on a separate tax lot, but is subject to a tax sharing agreement with other unit holders, as to which each unit holder may obtain a lien on the other unit holders’ properties, which is superior to any mortgage, if such unit holder does not pay its share of taxes. The borrower is not required to reserve for taxes unless a cash management period is in effect.

With respect to the 685 Fifth Avenue Retail Mortgage Loan (5.5%), the Mortgaged Property is comprised of the collateral retail unit which has a common interest of 20.8551% and has two (of four total) board members. Any decision of the condominium board will require the vote of a supermajority, meaning that such decision will not be effective unless one board member of the retail condominium and both board members of the non-collateral commercial condominium, or, alternatively, both board members of the retail condominium and one board member of the non-collateral commercial condominium vote in favor of such decision.

With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (2.4%), the 43790 Devin Shafron Drive Mortgaged Property is comprised of a freestanding building that is part of a land condominium. The co-borrower has 50% of the voting rights in the related owners’ associations.

With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), the Mortgaged Property consists of a hotel condominium unit in an 11 story building located in St. Louis, Missouri, of which the hotel condominium unit consists of approximately one-third of the ground floor space and all or a portion of floors two through five, with a non-collateral parking garage located in the remainder of the second and third floors. Above the hotel are six stories of multifamily rental apartments and an atrium garden, which are not part of the Mortgaged Property. The remainder of the ground floor space consists of retail space and the National Blues Museum, neither of which are part of the Mortgaged Property. The Mortgaged Property is part of a two-unit condominium, in which the Mortgaged Property comprises one unit and has 33.22% of the voting rights in the condominium association, and the Residential/Garage Unit (which includes the non-collateral rental apartments and parking garage portions of the building) comprises one unit and has 66.78% of the voting rights in the condominium association. The owner of the hotel unit has the right to appoint one member of the condominium board, and the owner of the non-collateral Residential/Garage Unit has the right to appoint two members of the condominium board. A quorum for the conduct of business of the condominium association requires only 50% of the votes of the condominium association, and decisions are made by majority vote of those present at the meeting, except where otherwise required by applicable law, or the declaration or by-laws. Accordingly the borrower does not control the condominium. A decision to terminate the condominium requires the votes of 80% of the voting rights, a decision to amend the condominium declaration requires the votes of 68% of the voting rights; however, a decision to amend the bylaws requires the votes of only a majority of the voting rights. Each such decision also requires the consent of the mortgagee of the hotel unit.

With respect to the Plantation Center, Hilton Head Mortgage Loan (0.4%), the mortgaged property is a 46,460 SF retail shopping center that is comprised of six buildings (27,360 SF of mortgaged property) that are part of the Plantation Center condominium regime, and one additional building (19,100 SF) that is part of the Hunter Building condominium regime. The borrower has a 62.4% ownership interest in the related Plantation owners’ association, and the ability to affirmatively control material operational decisions of the association. The borrower has a 100% ownership interest in the Hunter Building condominium regime. The loan documents provide for personal liability to the borrower and guarantor for violation or breach of the related condominium documents or condominium-related loan covenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Residential Cooperatives

12 of the Mortgage Loans, collectively representing approximately 3.7% of the Initial Pool Balance, are secured by Mortgaged Properties structured as residential cooperatives. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” and “—Property Types—Multifamily Properties”.

Fee & Leasehold Estates; Ground Leases

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	122	$1,013,025,310	93.4%
Fee/Leasehold (3)	3	43,003,169	4.0
Leasehold	1	28,888,768	2.7
Total	126	$1,084,917,247	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

(2)	For purposes of this prospectus, an encumbered interest will be characterized as a “fee interest” and not a leasehold interest if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not, individually or in the aggregate, material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

(3)	With respect to each such Mortgage Loan, the Mortgaged Property consists of both a fee interest and leasehold interests.

In general, except as noted in the exceptions to representation and warranty no. 36 in Annex D-1 indicated on Annex D-2 or otherwise discussed below, and unless the related fee interest is also encumbered by the related Mortgage, each of the ground leases: (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options); and (ii) contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the Pfizer Building Mortgage Loan (2.7%), the ground lease provides that in the event of a condemnation of the Mortgaged Property, all condemnation awards are applied first to the ground lessor’s interest in the land, considered as if vacant and unencumbered, and assuming the greater of the maximum as-of-right allowable floor area ratio and a floor area ratio of 15. This provision is less favorable to the lender than a provision which valued the land as if encumbered by the ground lease. Such formulation, together with the application of awards to first pay the ground lessor, creates the risk of a shortfall to the borrower or a foreclosing lender as ground lessee. In addition, the ground lease provides that, subject to an assignment in favor of the leasehold lender, the ground lessee assigns to the ground lessor all rents from any existing or future subtenant (i.e. from tenant leases), effective upon an event of default under the ground lease, with the proceeds to be applied to payment of rent under the ground lease, and also limits the ability of the ground lessee to terminate or amend tenant leases.

In addition, with respect to the Pfizer Building Mortgage Loan (2.7%), the borrower has an option (the “Pfizer Ground Lease Extension Option”) to extend the term of the ground lease from its current expiration date of December 31, 2057 to December 31, 2117, which option must be exercised by July 11, 2021. On or prior to the closing of the Pfizer Building Mortgage Loan, $50,000,000 was paid to the ground lessor in consideration of the granting of the Pfizer Ground Lease Extension Option. The Pfizer Ground Lease Extension Option is exercisable upon payment of a second option payment of $50,000,000 plus a supplemental payment (the “Supplemental Payment”) equal to accrued interest on such $50,000,000 amount from the date of the option agreement to the date of exercise of the Pfizer Ground Lease Extension Option at a rate of 2.5% per annum. If the Pfizer Ground Lease Extension Option is exercised, the parties have agreed that the combined $100,000,000 option payment will be deemed to be additional prepaid rent over the extension term. In addition, if transfer and/or occupancy taxes are actually due and payable in connection with the exercise of the Pfizer Ground Lease Extension Option, the Supplemental Payment will be decreased (but not below zero) both (i) dollar for dollar in the case of any occupancy tax that may be due from and payable by the borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option and (ii) by 50% of any transfer tax that may be due from and payable by the borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option. In the event that such provisions do not result in the full offset of any transfer or occupancy taxes that are imposed, such taxes would be liabilities of the borrower. The borrower does not have a source of funds to pay such taxes. The non-recourse carveout guaranty provides for loss recourse for such taxes; however there is no assurance such taxes will be paid. The Pfizer Building Mortgage Loan documents do not obligate the borrower to exercise the Pfizer Ground Lease Extension Option or reserve for the option payments.

With respect to the Millennium Partners Portfolio—Millennium Tower Boston Mortgaged Property (1.8%), such Mortgaged Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and the commercial condominium unit in a mixed use condominium located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”). The Burnham Property is subject to a ground lease, and the Boston Tower Property is subject to a master lease with the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”), in connection with the PILOT Agreements to which such properties are subject, as described in “—Real Estate and Other Tax Considerations.” Such leases have expiration dates of 2114 and 2111 respectively, but may be terminated earlier by the related borrower upon the expiration of the related PILOT Agreement, each of which expires June 30, 2026. Upon termination of such master lease or ground lease, the fee interest in the related portion of the Millennium Tower Boston Mortgaged Property will be owned by the related borrower, and will be encumbered by the related Mortgage.

Neither the Burnham Property ground lease nor the Boston Tower Property master lease provides that the lender is entitled to a new lease in the event of a termination of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, or a rejection of the Burnham Property ground lease or the Boston Tower Property master lease, as applicable, in a bankruptcy. If the Burnham Property ground lease or the Boston Tower Property master lease is rejected by the Burnham Borrower or the Boston Tower Borrower, as applicable, in a bankruptcy, the lender may lose the benefit of the Burnham

Property ground lease or the Boston Tower Property master lease, as applicable, as collateral or as a foreclosed property if for any reason the terms of the PILOT Agreement and the related temporary taking order by which the BRA acquired the fee interest in such properties are not effectuated and the fee interest does not revert to the related borrower as provided for in the PILOT Agreement and the related temporary taking order notwithstanding such termination or rejection.

With respect to the Four Seasons San Francisco Retail Mortgaged Property (0.8%), which secures in part the Millennium Partners Portfolio Mortgage Loan, a 173,064 square foot portion of such Mortgaged Property, located along both sides of Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons hotel, is leased to the related borrower pursuant to a ground lease (the “SF Ground Lease”) between the related borrower and the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco) (the “SF Ground Lessor”). The ground lease expires August 26, 2046, unless terminated as described below.

The SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property provides for a new lease to be entered into with a leasehold mortgagee in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection in bankruptcy. Pursuant to the terms of a recognition agreement signed by the SF Ground Lessor under the SF Ground Lease in 2006 in favor of the prior lender on a prior mortgage loan secured by the Four Seasons San Francisco Retail Mortgaged Property, which agreement runs to the benefit of the prior leasehold mortgagee’s successors and assigns and by its terms runs with the related land, the ground lessor under the SF Ground Lease has granted the leasehold mortgagee the right to a new ground lease following the termination of the ground lease prior to the expiration of its term for any reason (or in the event the ground lease is rejected or disaffirmed pursuant to any bankruptcy, insolvency or other law affecting creditor’s rights). We cannot assure you, however, that the SF Ground Lessor would not challenge the lender’s claim to having a right to a new lease as the assignee of the prior lender under the recognition agreement following a rejection of the SF Ground Lease in bankruptcy or that the SF Ground Lessor would not reject the recognition agreement in its bankruptcy case. In such event, the lender could lose the benefit of the SF Ground Lease as collateral or as a foreclosed property.

The SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property is subject to involuntary termination from and after August 2026 in connection with the redevelopment, by an unaffiliated third party, of the adjacent Marriott Marquis Hotel and we cannot assure you that the term of the SF Ground Lease will extend beyond August 2026. Any such early termination of the SF Ground Lease could result in the permanent loss of revenue from certain retail space which as of the origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Portfolio Properties as a whole, and as a result could affect the ability of the related borrowers to make payments under the Millennium Partners Portfolio Mortgage Loan. Upon termination of the SF Ground Lease, the remaining retail space at the Four Seasons San Francisco Retail property that is part of the ground leased premises is required to be transferred by the ground lessor to the ground lessee in fee simple and would be subject to the related Mortgage.

In connection with the SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property, the ground lessee granted the ground lessor a security interest in the ground lessee’s personal property and the rents from the leased premises. Although such lien is automatically subordinate to the lien of a leasehold mortgagee, in the event of the termination of the SF Ground Lease, such lien of the ground lessor automatically becomes prior and superior in right to the assignments and security interests granted by the ground lessee to a mortgagee and such rents and personal property would cease being additional collateral for the Mortgage Loan.

Pursuant to the SF Ground Lease relating to the Millennium Partners Portfolio—Four Seasons San Francisco Retail Mortgaged Property, the related borrower is generally restricted from transferring its interests in the SF Ground Lease, whether by assignment or sublease (except for subleases of retail space to subtenants) or permitting the transfer of equity interests in the borrower, in each case, without the consent of the SF Ground Lessor in its sole discretion. However, certain assignments, transfers or subleases in the entirety of the borrower’s interest in the SF Ground Lease are permitted provided that the transferee meets certain financial, experience and reputational criteria as reasonably determined by the SF Ground Lessor. The borrower may, without the SF Ground Lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a Mortgage; (b) a lender by way of collateral assignment in connection with a Mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the borrower’s obligations under the SF Ground Lease and, in each case, is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). If the issuing entity acquires borrower’s interest under the SF Ground Lease or enters into a new ground lease, it will be subject to the transfer restrictions set forth in the SF Ground Lease.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests” and “—Leased Fee Properties Have Special Risks”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”.

As regards ground leases, see representation No. 36 on Annex D-1 and the exceptions thereto on Annex D-2.

Environmental Considerations

Other than with regard to the Omega Self Storage Mortgaged Property, Plantation Center, Hilton Head Mortgaged Property, the Spring Park Village – TX Mortgaged Property, the Summit Suites Mortgaged Property, the Self Storage of Santa Maria Mortgaged Property, the Queensgate Retail Building Mortgaged Property and the Armadillo Self Storage Mortgaged Property, collectively representing approximately 2.0% of the Initial Pool Balance, for which no environmental report was prepared, an environmental report was prepared for each Mortgaged Property securing a Mortgage Loan no more than 8 months prior to the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the ASTM International (“ASTM”) standard for a Phase I environmental site assessment (the “ESA”). In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as warranted pursuant to ASTM standards, supplemental Phase II site investigations have been completed for some Mortgaged Properties to further evaluate certain environmental issues, including certain recognized environmental conditions (each, a “REC”). A Phase II investigation generally consists of sampling and laboratory analysis. Unless expressly indicated below, the borrower was not required to remediate the RECs and other conditions described below.

See “Risk Factors—Risks Relating to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result In Losses” in this prospectus. See also representation and warranty no. 43 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Described below is certain additional information regarding environmental issues at the Mortgaged Properties securing the Mortgage Loans:

●	With respect to the U-Haul AREC 28 Portfolio – U-Haul Moving & Storage of Minot Mortgaged Property (0.3%), the ESA identified RECs related to historical and ongoing operations of a dry cleaner at the Mortgaged Property. The ESA reported low levels of diesel range organics in soil samples beneath the property, as well as elevated concentrations of tetrachloroethene in the sub-slab soil vapor. In-lieu of conducting a Phase II ESA, the lender obtained an opinion of probable cost that estimated the worst-case cost to cure the conditions is between $500,000 and $1,000,000. The borrower obtained an environmental impairment liability insurance policy on the Mortgaged Property provided by the Beazley Group (a Lloyds Syndicate (rated “A:XV” by A.M. Best)). The policy has an individual claim limit of $5,000,000, an aggregate claim limit of $5,000,000 and a deductible of $50,000. The lender is named as an additional insured on the policy, which expires on November 8, 2028 with a three-year tail.

●	With respect to the Triangle Center Mortgaged Property (2.6%), the ESA identified a REC related to historical dry cleaning operations at the Mortgaged Property from approximately 1969 to 1983. The ESA reported that halogenated solvents impacted soil and groundwater, including tetrachloroethylene (PCE), trichloroethylene (TCE), dichloroethylene (DCE) and vinyl chloride (VC). Engineering controls were implemented to remediate the contamination. Groundwater sampling in 2018 revealed ongoing VC concentrations in groundwater above Model Toxics Control Act (MTCA) Method A Cleanup levels and Method B groundwater vapor intrusion screening levels. The ESA concluded that there is a potential for residual impacts to present a vapor intrusion concern that could result in unacceptable concentrations of VC in indoor air at the bowling alley building. At the lender’s request, the consultant prepared a remedial cost estimate describing the remaining assessment, remediation, monitoring, and reporting requirements needed to mitigate the risks and achieve regulatory closure. The remedial cost estimate determined the reasonable worst-case cost to achieve regulatory closure is $424,000. A lender environmental collateral protection and liability insurance policy was obtained in connection with loan origination from Steadfast Insurance Company, a member company of Zurich North America (rated “AA-” by S&P). The policy has an individual claim limit of $2,000,000, an aggregate claim limit of $2,000,000 and a deductible of $50,000. The lender is a named insured and the policy has a ten-year term with a two-year tail.

●	With respect to the Omega Self Storage Mortgaged Property, Plantation Center, Hilton Head Mortgaged Property, the Spring Park Village – TX Mortgaged Property, the Summit Suites Mortgaged Property, the Self Storage of Santa Maria Mortgaged Property, the Queensgate Retail Building Mortgaged Property and the Armadillo Self Storage Mortgaged Property, collectively representing approximately 2.0% of the Initial Pool Balance, in lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,468,173 group lender environmental collateral protection and liability-type environmental insurance policy with $5,468,173 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S&P rating of “AA-”.

●	With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), according to the ESA, the Mortgaged Property, which was built in 1906, underwent a full interior renovation in 2010, and, according to a May 2012 Brownfield Voluntary Cleanup Program Closeout Report, the renovation included identification and abatement of asbestos contacting material and lead based paint. The ESA states that, according to an April 2013 Operations and Maintenance Plan (the “O&M Plan”), asbestos-containing materials were enclosed in place above the existing 8th floor ceiling, and lead based paint has been left in place in various areas and either enclosed with new building materials or stabilized-encapsulated with a lead barrier compound. The O&M Plan is recorded with the City of St. Louis Recorder of Deeds and provides that it runs with the land.

●	With respect to The Center at Coldwater Mortgage Loan (1.6%), according to the ESA, the northeast corner of the Mortgaged Property historically operated as a retail gas station. The ESA states that local agency records reviewed reveal that there were at least two generations of underground storage tanks (UST) that have been removed from the site, and that over 1,400 tons of petroleum hydrocarbon contaminated soil have been removed from the site, the extent of the contamination has been delineated, and the site has received agency closure with no further action required. Groundwater monitoring wells used in the investigation and monitoring of the site were required to have been destroyed as a final condition for case closure. Based on reported petroleum concentrations in soil and groundwater and regulatory closure not meeting unrestricted residential levels, the ESA concluded that the former USTs and closed leaking UST cases are considered a controlled REC.

●	With respect to the 60-70 Owners Corp. Mortgage Loan (0.3%), according to the ESA, the Mortgaged Property is listed on the New York State Department of Environmental Conservation (“NYSDEC”) Leaking Storage Tank and Spills Database under open spill case #1602555 (the “Open Case”). In addition, the ESA indicates the presence of contaminated soil in and/or near the central courtyard of the Mortgaged Property. At closing of the related Mortgage Loan, the borrower executed and delivered a Collateral Security Agreement For Environmental Items pursuant to which the borrower deposited with the lender the sum of $300,000 to collaterally secure its obligation to complete the recommended mitigation and remedial measures associated with the Open Case, and to cause NYSDEC to close the Open Case through the issuance of a “no further action letter” and/or other similar evidence satisfactory to the lender that the Open Case has been removed from the NYSDEC spills database.

●	With respect to the Silverhill Owners Corp. Mortgage Loan (0.2%), the ESA has identified approximately 200 linear feet of friable asbestos-containing pipe insulation located in the garages and laundry room at the Mortgaged Property (the “Asbestos”). The ESA further indicates that the Asbestos is in poor condition. At closing of the related Mortgage Loan, the borrower executed and delivered a Collateral Security Agreement For Environmental Items pursuant to which the borrower deposited with the lender the sum of $25,000 to collaterally secure its obligation to cause the removal of the Asbestos from the Mortgaged Property by licensed and qualified personnel in accordance with federal, state and local regulations.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo material redevelopment, renovation or expansion, including with respect to hotel properties, executing property improvement plans (“PIPs”) required by the franchisors. Below are descriptions of certain of such Mortgaged Properties:

●	With respect to the Starwood Hotel Portfolio Mortgage Loan (9.2%), the Renaissance Des Moines Savery Hotel Mortgaged Property has been undergoing renovations since August 2016. The Mortgaged Property has obtained its liquor license and has been approved to open by the city of Des Moines. The hotel will not have its hotel license until completion of the renovations and the issuance of the final certificate of occupancy. The loan documents require the borrower to deposit an up-front PIP reserve in the amount of $4,240,539 in connection with the completion of the renovations. In addition, the loan documents require the borrower to deposit up-front PIP reserves in the amount of: (1) $983,740 for the Fairfield Inn Atlanta Downtown Mortgaged Property in connection with certain PIP renovations to be complete February 2019; and (2) $184,616 for the Courtyard Rocky Mount Mortgaged Property in connection with certain PIP renovations to be complete November 2018.

●	With respect to the Nitro Marketplace Mortgage Loan (2.6%), the fourth largest tenant at the Mortgaged Property, Staples, which represents approximately 5.4% of net rentable area and 7.8% of underwritten base rent, has the right to require the borrower to construct a 5,000 square foot addition to its leased premises. In the event the issuing entity were to take title to the Mortgaged Property, and the Staples lease was then in effect, the issuing entity, as landlord, would not have the funds to effect such construction, and further, would be prohibited under REMIC regulations from effecting any construction that was less than 10% complete (or had not yet begun at all) at the time the mortgage loan defaulted or was in imminent default. See “Risk Factors—Other Risks Relating to the Certificates—Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment—Tax Considerations Relating to Foreclosure.” In the event that, following a foreclosure, Staples has the right to require such construction, and the issuing entity is unable to perform such construction for the reasons stated above, the tenant may have the right to exercise remedies under its lease or take legal action.

We cannot assure you that any of these redevelopments, renovations or expansions will be completed, that any amounts reserved in connection therewith will be sufficient to complete any such redevelopment, renovation or expansion or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties. Additionally, other Mortgaged Properties may, and likely do, have property improvement or renovation plans in various stages of completion or planning.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. None of these engineering reports are more than 8 months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

See Annex A-1 and the footnotes related thereto and the definition of “LTV Ratio” for additional information.

Condemnations

There may be Mortgaged Properties as to which there have been or are currently condemnations, takings and/or grant of easements affecting portions of such Mortgaged Properties, or property adjacent to such Mortgaged Properties, which, in general, would not and do not materially affect the use, value or operation of such Mortgaged Property.

●	With respect to the Pfizer Building Mortgage Loan (2.7%), the Mortgaged Property is subject to a condemnation of approximately 2,680 square feet in connection with the development of the Second Avenue subway. It is anticipated that such condemnation will relate to development of an underground passageway and entrances and exits thereto, and will be in connection with Phase 3 of the Second Avenue subway development.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Properties may be subject to ongoing litigation. For example:

●	With respect to the Aventura Mall Mortgage Loan (9.2%), Jeffrey Soffer, one of the non-recourse carveout guarantors, was one of several co-defendants in a $100 million wrongful death action filed in Florida in January 2014 related to a 2012 helicopter crash in the Bahamas. The lawsuit sought to undo a previous insurance settlement, among other things, and no additional insurance coverage is available for further damages. The lawsuit was dismissed without prejudice in August 2014, however, the plaintiff appealed the ruling and the appellate court remanded the case. Although no additional insurance coverage is available under Mr. Soffer’s policy, certain codefendants have coverage. A status conference was held in June 2018.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), currently there are multiple lawsuits pending against Millennium Partners, the borrower sponsor and parent entity of the non-recourse carveout guarantor, in connection with its development of the Millennium Tower in San Francisco, California, which is not collateral for the Mortgage Loan. Additionally, there is a pending wrongful death case against a condominium at the Lincoln Square Mortgaged Property involving workers from a firm who were using a man lift to string Christmas lights on the trees around the building. Outstanding claims for pecuniary damages and conscious pain and suffering are covered by insurance; however the claim for punitive damages is not covered.

●	With respect to the Omega Self Storage Mortgage Loan (0.5%), the borrower is named as a defendant in an action filed in December 2016 by an adjacent landowner seeking a prescriptive easement over the borrower’s driveway to access portions of the adjacent landowner’s property. The borrower filed an answer, but the case has since been inactive. The borrower has not blocked the adjacent landowner’s use of the driveway, but has not been willing to grant an express non-exclusive easement. The loan documents provide for personal liability to borrower and guarantor for losses related to such litigation; in addition, an ongoing replacement reserve is required, which the lender may increase if it determines in its reasonable discretion that any increase is necessary to maintain proper operations at the property.

●	With respect to the Plantation Center, Hilton Head Mortgage Loan (0.4%), guarantor, Richard Kolsch, was named as a defendant in a lawsuit filed December 7, 2017 by the purchaser of a shopping center sold by a Kolsch-affiliated entity. The shopping center property was sold for $14,925,000. The lawsuit alleges fraud based on the loss of several tenants following the sale, and seeks unspecified compensatory and punitive damages. Mr. Kolsch, who owned 37% of the seller entity at the time of the property sale, has indicated his intent to defend the case. The guarantor’s stated net worth as of September 5, 2018 was in excess of the contract sales price.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”. See also “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” below and representation and warranty no. 15 in Annex D-1 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

●	50 of the Mortgage Loans, representing approximately 83.2% of the Initial Pool Balance, were originated in connection with borrower’s refinancing of a previous mortgage loan.

●	17 of the Mortgage Loans, representing approximately 16.8% of the Initial Pool Balance, were originated in connection with the borrower’s acquisition of related Mortgaged Property.

Certain of the borrowers, principals of the borrowers and other entities under the control of such principals or single tenants at the related Mortgaged Properties or in certain cases a Mortgaged Property that secures a Mortgage Loan are, or previously have been, parties to bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workouts resulting from mortgage loan defaults, which in some cases involved a Mortgaged Property that secures a Mortgage Loan to be included in the Trust. For example:

●	With respect to 15 Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified in Annex A-1 to this prospectus as Aventura Mall, 685 Fifth Avenue Retail, Harvard Park, Embassy Suites St. Louis, Chicago Multifamily Portfolio, Plaza Frontenac, Sealy Distribution Center, Anchor Self Storage, Desert Sky Esplanade, Algonquin Galleria, Towne Oaks Apartments, Fairway Executive Building, Jewel Osco Fox River, Sol Studios and CVS Spotsylvania, representing approximately 32.0% of the Initial Pool Balance, (a) within approximately the last 10 years, related borrowers, sponsors, and/or key principals (or affiliates thereof) have previously (i) sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties referenced above in this sentence) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or modification, or (ii) been the subject of personal bankruptcy proceedings, (b) the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of the Mortgaged Property, which prior loan was the subject of a maturity default, a maturity extension, or a discounted payoff, short sale or other restructuring, (c) the Mortgaged Property was acquired by the related borrower or an affiliate thereof from a foreclosing lender or through a foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership, or (d) the Mortgaged Property has been or currently is involved in a borrower, principal, or tenant bankruptcy.

In particular, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans we note the following:

●	With respect to the Aventura Mall Mortgage Loan (9.2%), one of the borrower sponsors relinquished ownership of an unrelated shopping mall located in Indianapolis, Indiana, through a deed-in-lieu of foreclosure. The sponsor also previously owned another shopping mall in Worcester, Massachusetts, which secured a loan that went into default and was foreclosed upon in June 2016. In addition, affiliates of one of the non-recourse carveout guarantors (Jeffrey Soffer) filed for Chapter 11 bankruptcy protection in mid-2009 (which was later converted to a Chapter 7 bankruptcy proceeding at the end of 2009) as a result of the failure of the Fontainebleau Las Vegas project. The project’s funding was disrupted by the bankruptcy of Lehman Brothers in 2009. The bankruptcy court in respect of the Fontainebleau Las Vegas project approved a comprehensive settlement in November 2013, but certain actions by the Chapter 7 trustee were excluded from the scope of the settlement. The Chapter 7 trustee’s lawsuits allege fraudulent conveyance, breach of fiduciary duty, mismanagement of the project and intentional misrepresentations. The Chapter 7 trustee reached a settlement with Mr. Soffer and his affiliates in December 2014 and the case was dismissed with prejudice in February 2015. The settlement included a bar of further pending lawsuits and payment by Mr. Soffer of approximately $83 million, a substantial portion of which is being paid by insurance policies. In addition, Jeffrey Soffer was also a co-defendant in an action to enforce a $40 million guaranty delivered in connection with a loan secured by the Town Square shopping center located in Las Vegas, Nevada, which loan went into default in March 2009. After the related lenders foreclosed on that property, they sought a deficiency judgment against Jeffrey Soffer and Jacquelyn Soffer. After trial, the court entered judgment against the lenders and in favor of the Soffers, finding the Soffers were not liable to the lenders for any deficiency judgment. The judgment in favor of the Soffers was affirmed on appeal. Plaintiffs have filed a subsequent claim asserting that they were entitled to reimbursement of attorney’s fees accumulated during the litigation (approximately $3.2 million) pursuant to the terms of the non-recourse agreement as a result of defendants recording of a notice of pendency on the property prior to the dismissal, which plaintiffs assert constituted “the placing voluntarily of a Lien” on the property.

●	With respect to the 685 Fifth Avenue Retail Mortgage Loan (5.5%), the related sponsor is GGP, Inc. (“GGP”) and the non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., which is wholly owned by GGP. In addition, the non-recourse carveout guarantor on the Plaza Frontenac Mortgage Loan is 55% owned by GGP. GGP previously filed for bankruptcy in 2009 and emerged from bankruptcy in 2010.

●	With respect to the Harvard Park Mortgage Loan (3.1%), three properties owned by the related sponsors have been subject to discounted payoffs since 2011. In November 2011, Basin Street Properties, which is owned by the related sponsors, placed its Petaluma Garage Retail property into a strategic default, and negotiated a discounted payoff of $4,500,000 on the $7,275,000 loan. In September 2014, Basin Street Properties negotiated a discounted payoff of $1,500,000 on a $6,160,000 mezzanine loan and repurchased at auction a $16,000,000 loan secured by its park Center Tower property. In June 2015, Basin Street Properties negotiated a discounted payoff of $15,000,000 on the $23,274,042 outstanding loan on its Cal Center property.

●	With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), entities affiliated with the related borrower sponsor and non-recourse carveout guarantor have experienced prior defaults, foreclosures, and discounted payoffs. In particular, prior loans with respect to the Mortgaged Property, which were entered into prior to the redevelopment of the related building into the Mortgaged Property (a hotel) and non-collateral rental apartments, experienced a default in 2008, at which time the borrower sponsor and a related mezzanine lender entered into various workout agreements with the related lenders. In addition, there were maturity defaults on such prior loans in late 2012 and early 2013, followed by multiple short-term extensions and waivers of payment defaults. Such prior loans were refinanced on May 29, 2013. The current Mortgage Loan refinanced the May 29, 2013 mortgage loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” and “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Foreclosure—Bankruptcy Laws”. See also representation and warranty nos. 41 and 42 in Annex D-1 and exceptions to representation and warranty no. 42 in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	16 Mortgaged Properties, representing approximately 13.6% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.

●	9 Mortgaged Properties, representing in the aggregate approximately 12.4% of the Initial Pool Balance by allocated loan amount, are leased to multiple tenants; however, one such tenant occupies 50% or more of the NRA of each such Mortgaged Property.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations

Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office, mixed use and industrial Mortgaged Property. Whether or not any of the 5 largest tenants at a particular Mortgaged Property have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly following, the maturity of the related Mortgage Loan. In addition, certain other Mortgaged Properties may have a significant portion of the leases that expire or can be terminated in a particular year, or portion thereof, at the related Mortgaged Property. Prospective investors are encouraged to review the tables entitled “Tenant Summary” and “Lease Rollover Schedule” for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

If a Mortgaged Property loses its sole tenant, whether upon expiration of the related lease or otherwise, the “dark value” of such property may be materially below the “as-is” value of such property or even the unpaid principal balance of the related Mortgage Loan because of the difficulties of finding a new tenant that will lease the space on comparable terms as the old tenant. Such difficulties may arise from an oversupply of comparable space, high vacancy rates, low rental rates or the Mortgaged Property’s lack of suitability for most potential replacement tenants.

In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material (greater than 25%) portion (but less than 100%) of the NRA of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the 5 largest tenants (based on NRA leased) at each retail, office and industrial Mortgaged Property.

Terminations

In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease. For example (with respect to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans and the largest 5 tenants at each related Mortgaged Property or portfolio of Mortgaged Properties):

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), Primark, the largest tenant at the Millennium Tower Boston Mortgaged Property (representing 39.5% of NRA at the Mortgaged Property and 9.0% of portfolio NRA), has the right to terminate its lease effective September 30, 2025 with no less than 20 months’ prior notice. Havas, the second largest tenant at the Millennium Tower Boston Mortgaged Property (representing 32.9% of NRA at the Mortgaged Property and 7.5% of portfolio NRA), has the one-time right to remove one full floor of the building from its premises effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower. Kenny Nachwalter, the third largest tenant at the Commercial Units at the Four Seasons Miami Mortgaged Property, representing 8.1% of the NRA at the Mortgaged Property and 1.4% of the NRA at the related portfolio, has the right to terminate its lease on April 1, 2023 upon at least twelve months’ notice and payment of a termination fee.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), the single tenant, Amazon, has the right to terminate its lease with respect to Building F if the borrower fails to satisfy the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-to-day basis for tenant delays or up to 4 months and 15 days in the aggregate for force majeure) upon 30 days’ notice but only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 day notice period and then within 15 days of Amazon’s second written notice to terminate after the initial 30 day notice period expires. The remaining required delivery conditions are to ensure Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer or similar rights. HP currently occupies Building F but has entered into a termination agreement with the borrower with respect to all of its leased space at the mortgaged property, including Building F, and has agreed to vacate Building F by March 31, 2019.

●	With respect to the Harvard Park Mortgage Loan (3.1%), the fourth largest tenant, the State of California – Forestry & Fire (14.8% of NRA) has the right to terminate its lease at any time on or after December 31, 2021 upon 30 days’ notice.

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (2.4%), VADATA, Inc. (“VADATA“), the second largest tenant with respect to the portfolio, has a one-time right to terminate its lease at only the 7505 Mason King Court Mortgaged Property (0.2%) effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

With respect to certain retail properties, some or all of the related tenants may not be required to continue to operate (i.e. such tenants may “go dark”) at such properties. With respect to any such tenant that has a right to go dark, if such tenant elects to go dark, such election may trigger co-tenancy clauses in other tenants’ leases.

For more information related to tenant termination options held by the 5 largest tenants (by NRA leased) see Annex A-1 and the accompanying footnotes for additional information, as well as the charts entitled “Tenant Summary” and “Lease Rollover Schedule” for certain tenants at the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3.

Other

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy Rate may not be in physical occupancy, may not have begun paying rent, may have subleased their spaces in whole or part or may be in negotiation. For example, with respect to single tenant properties or tenants that are one of the top 5 tenants (by NRA leased) for the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans, certain of such tenants have not taken occupancy or commenced paying rent, may have subleased their spaces, may be in negotiation or have rent underwritten on a straight-lined basis as set forth below:

●	With respect to the Aventura Mall Mortgage Loan (9.2%), the borrower was required to reserve $6,776,765 for free or abated rent associated with 13 tenants at the Mortgaged Property, including Apple and Victoria’s Secret. Apple has abated rent for the months of July 2018 through and including January 2020, and Victoria’s Secret has abated rent for the months of July 2018 through and including July 2019.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), underwritten net operating income includes $1,620,843 in straight-line average of the rent payments over the lease term for investment grade or institutional tenants. Underwritten net operating income for such Mortgage Loan also includes $1,490,467 representing the net present value of rent increases for Loews Theater at Lincoln Square during the renewal term for such tenant. Such amount would only be received if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

●	With respect to the 685 Fifth Avenue Retail Mortgage Loan (5.5%), the rent was underwritten on a straight-line average of the rent payments over the lease term for the largest tenant (Coach, representing 85.2% of the net rentable square feet) and the second largest tenant (Stuart Weitzman, representing 11.0% of the net rentable square feet), which are both owned by Tapestry, Inc.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), the single tenant, Amazon, is not in occupancy of Building F or Building G (G Lab) as such space is currently occupied by HP. HP entered into a termination agreement with the borrower with respect to all of its leased space at the mortgaged property and has agreed to vacate Building F by March 31, 2019 and Building G (G Lab) by March 31, 2023. Rent concession reserve in the amount of $15,021,721 obtained at closing for all free rent and gap rent required under the Amazon leases with respect to such space.

●	With respect to the Harvard Park Mortgage Loan (3.1%), the second largest tenant, Nationwide Mutual Insurance Co. (“Nationwide”), has free rent on 66,893 SF (22.9% of NRA) from January through March of 2019 and free rent on 7,228 SF (2.5% of NRA) in December of 2019; such free rent totals $436,605, which the borrower escrowed at loan closing. Nationwide’s rent was underwritten on a straight-line average of the rent payments over the lease term. In addition, the third largest tenant, Summit Funding Inc. (25.1% of NRA), leases and pays rent for 57,891 SF at one building and 15,362 SF at a second building, but does not currently occupy its space at the second building, which the tenant expanded into in 2016.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Flawed Assumptions”. See Annex A-1 and the accompanying footnotes for additional information with respect to these Mortgage Loans and Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

Purchase Options and Rights of First Refusal

Below are certain purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property with respect to certain of the Mortgaged Properties.

●	With respect to 11 of the Mortgage Loans (28.2%), one or more of the related Mortgaged Properties is subject to a purchase option, right of first refusal or right of first offer to purchase such Mortgaged Property, a portion thereof or a related pad site; such rights are held by either a tenant at the related property, a tenant at a neighboring property, a developer, a hotel franchisor, a licensee, a homeowner’s association, another unit owner of the related condominium, a neighboring property owner or another third party. See “Yield and Maturity Considerations” in this prospectus. See also representation and warranty no. 7 and no. 8 in Annex D-1 and the exceptions thereto in Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

In addition, with respect to the 15 largest Mortgage Loans or groups of cross-collateralized Mortgage Loans presented on Annex A-3, we note the following:

●	With respect to the Starwood Hotel Portfolio Mortgage Loan (9.2%), with respect to 15 of the 22 constituent Mortgaged Properties that are subject to a franchise agreement with Marriott International, Inc., as franchisor, representing approximately 72.0% of the total rooms and 68.7% of total UW NCF, the franchisor has a right of first refusal (“ROFR”) to acquire the related Mortgaged Property if there is a transfer of the related hotel or a controlling direct or indirect interest in the borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels (if a full service hotel), 20 full service hotels or 50 limited service hotels). The ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase the hotel upon notice to franchisee. The franchisor comfort letter provides that, if the lender exercises remedies against the franchisee, the lender may appoint a lender affiliate to acquire the Mortgaged Property and enter into a management or franchise agreement if it is not a competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.

●	With respect to the Millennium Partners Portfolio—Lincoln Square Mortgaged Property (1.8%), the tenant Loews has a right of first refusal in connection with a sale of its leased premises. Such right does not apply to a foreclosure or deed in lieu thereof, but would apply to any subsequent transfers.

●	With respect to The Plaza at Gator Hole Mortgage Loan (2.9%), the lease for the tenant Wal-Mart Real Estate Business Trust provides that the tenant will have a right of first refusal to purchase its leased premises. The lease provides that such right does not apply in the event that the landlord enters into an agreement to sell the entire Mortgaged Property. The lease further provides that such right is not intended to apply to a transfer to a lender by the landlord by foreclosure or by taking of a deed in lieu of foreclosure, which transfer is subject to the following right of first refusal. If the landlord has entered into an agreement with its lender to transfer to its lender the leased premises (separate and apart from the remainder of the Mortgaged Property) or if the landlord’s lender has accelerated the landlord’s loan and intends to commence foreclosure proceedings with respect to the leased premises (separate and apart from the remainder of the Mortgaged Property), the lender is required to give the tenant the right of first refusal to purchase the leased premises for a price equal to the full outstanding balance of the loan, all interest thereon and all other costs and expenses to which such lender is entitled under its loan documents. The right of first refusal initially described above would apply to a transfer subsequent to a foreclosure or deed in lieu thereof.

●	With respect to the Nitro Marketplace Mortgage Loan (2.6%), the lease for the tenant Lowe’s Home Centers, Inc. provides that before the landlord may sell all or any part of the leased premises, the landlord must first offer to sell the leased premises to the tenant. The lease provides that this option does not give the tenant a right of first offer for the sale of the entire Mortgaged Property. The lease also provides that the word “sell” does not apply or include the event of transfer to a mortgagee of landlord holding a mortgage on the leased premises made by foreclosure or the taking of a deed in lieu of foreclosure, although the same will apply to any subsequent proposed sale.

●	With respect to the Prudential - Digital Portfolio Mortgage Loan (2.4%), (i) with respect to 2 of the 8 properties (the 7505 Mason King Court Mortgaged Property or the 43790 Devin Shafron Mortgaged Property) VADATA, the second largest tenant, has a right of first offer (“ROFO”) to purchase either or both Mortgaged Properties at which it is a tenant if the borrower markets any portion of either such Mortgaged Property for sale. The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof, (ii) with respect to the 21551 Beaumeade Mortgaged Property, Equinix, the third largest tenant, has a ROFO to purchase the related Mortgaged Property if the borrower markets such property for sale. The Equinix ROFO does not apply if any third party offer involves non-Equinix-tenanted properties or any borrower-affiliate sales. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof, and (iii) with respect to the 636 Pierce Street Mortgaged Property, BNY Mellon, the fourth largest tenant, has a right of first refusal (ROFR) to purchase the related Mortgaged Property if the borrower receives an offer it is otherwise prepared to accept. The BNY Mellon ROFR is not extinguished by foreclosure; however, the BNY Mellon ROFR does not apply to foreclosure or deed-in-lieu thereof.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 20% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the NRA at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower:

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), all or a portion of six of the Mortgaged Properties is leased to one or more affiliates of the borrowers that own such Mortgaged Properties, which affiliates are also borrowers under the Mortgage Loan, and which affiliates in turn sublease such space to third party tenants at such Mortgaged Properties. The space leased under such affiliate leases includes the Lincoln Square Mortgaged Property, a portion of the Four Seasons San Francisco Retail Mortgaged Property (comprising approximately 13.6% of the gross rentable area and approximately 14.1% of the underwritten total rent for all Millennium Partners Portfolio Properties), the Commercial Units at the Four Seasons Hotel Miami Mortgaged Property, the Ritz Carlton Washington DC Retail Mortgaged Property, the Lincoln West Mortgaged Property and the Millennium Tower Boston Mortgaged Property. Each borrower’s interest, as applicable, in each affiliate lease and the applicable subleases has been mortgaged as security for the Mortgage Loan except for the lease for the Equinox space at the Commercial Units at the Four Seasons Miami, which has been collaterally assigned to the lender.

●	With respect to The Plaza at Gator Hole Mortgage Loan (2.9%), and the Nitro Marketplace Mortgage Loan (2.6%), the largest tenant at each Mortgaged Property is a Walmart entity. The Walmart tenant represents 65.3% of net rentable area and 40.7% of underwritten annual rent at The Plaza at Gator Hole Mortgaged Property and represents 45.4% of net rentable area and 33.1% of underwritten annual rent at the Nitro Marketplace Mortgaged Property. The non-recourse carveout guarantor for both such Mortgage Loans, E. Stanley Kroenke, who owns a majority of the equity in each borrower, is a former board member of Walmart and is married to a niece of the founder of Walmart. In addition, so long as Mr. Kroenke remains the controlling party of the borrower, each of the foregoing Mortgage Loans permits a cash management trigger event to be cured by the borrower entering into a master lease with Mr. Kroenke, provided that such master lease is on market terms and conditions and acceptable to the lender in its reasonable discretion, covers sufficient rentable square feet such that, combined with the other leases at the applicable Mortgaged Property, the required debt service coverage ratio necessary to cure such trigger event is satisfied, and is for a term of not less than five years. If a cash management trigger event occurs as a result of a decline in the debt service coverage ratio and the applicable borrower enters into a master lease, and thereafter the debt service coverage ratio meets the applicable requirement for the immediately preceding six consecutive calendar months, the applicable borrower may elect to terminate the master lease upon not less than 30 days’ notice to the lender and the controlling party of the borrower.

●	With respect to the Pfizer Building Mortgage Loan (2.7%), the Mortgage Loan is secured by a lease between the borrower and the Pfizer Building JV, an affiliated joint venture, which affiliated joint venture leases the Mortgaged Property to Pfizer, its ultimate occupant. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to the Pfizer Building Mortgage Loan” for a more detailed description of the leasing structure of the Pfizer Building Mortgage Loan.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California, Washington and Utah) do not require earthquake insurance. 19 of the Mortgaged Properties, securing Mortgage Loans representing approximately 25.2% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 and 4). Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss greater than 17%.

With respect to certain of the Mortgaged Properties, the related borrowers (or, in some cases, tenants which are permitted to maintain insurance in lieu of the related borrowers) maintain insurance under blanket policies.

Certain of the Mortgaged Properties may permit the borrower’s obligations to provide required insurance (including property, rent loss, liability and terrorism coverage) to be suspended if a sole or significant tenant or the property manager elects to provide third party insurance or self-insurance in accordance with its lease or management agreement. Described below are Mortgage Loans having such self-insurance conditions:

●	With respect to the U-Haul AREC 28 Portfolio Mortgage Loan (4.5%), the related Mortgage Loan documents provide that, so long as the guarantor maintains a net equity of at least $250,000,000, the related borrower may self-insure the general commercial liability insurance requirement, provided that the self-insured retention does not exceed $5,000,000.

●	With respect to the Pfizer Building Mortgage Loan (2.7%), the Mortgage Loan documents provide that, to the extent that Pfizer insures the related Mortgaged Property pursuant to the Pfizer Lease (including a self-insurance program to the extent permitted under the Pfizer Lease), the mortgage lender is required to accept such insurance provided by Pfizer in place of the property insurance, business interruption insurance, builder’s risk insurance and terrorism insurance (the “Covered Insurance”) otherwise required under the Mortgage Loan documents for so long as (1) no default beyond any applicable notice and cure period has occurred and is continuing under the Pfizer Lease, (2) the Pfizer Lease is in full force and effect and its terms unchanged, (3) Pfizer’s credit rating is not less than (i) “A-” by S&P and (ii) “A3” by Moody’s, to the extent Moody’s actually rates Pfizer and actually rates any securitization of any portion of the Pfizer Building Mortgage Loan, (4) the mortgage lender is named as a loss payee and mortgagee under the property insurance policies maintained by Pfizer pursuant to the Pfizer Lease, and (5) the borrower has provided to the mortgage lender satisfactory evidence that Pfizer maintains the insurance required in the Pfizer Lease as is in effect at origination. The Pfizer Lease permits self-insurance with respect to the Covered Insurance, except as to commercial property insurance. In addition, the Pfizer Lease contains provisions that may provide less protection than the protection the borrower would otherwise be required to provide under the Mortgage Loan documents. The Pfizer Lease does not require that the mortgage lender hold insurance proceeds and disburse them subject to customary conditions (instead, unless Pfizer terminates its lease, the proceeds are required to be paid to Pfizer, which is obligated under the Pfizer Lease to restore the Mortgaged Property unless it terminates the Pfizer Lease). Further, the Pfizer Lease provides, with respect to all required insurance, that such insurance is not required to be carried if not generally available in the commercial market. Whether insurance is commercially available is to be determined by the borrower and Pfizer jointly. In particular, terrorism insurance is temporarily waived if not obtainable in the market, and business interruption insurance for terrorism is not required.

●	With respect to the Walgreens - Corbin, KY Mortgage Loan (0.2%), the related Mortgage Loan documents provide that so long as (i) no default exists under the Walgreens lease or the lender reasonably determines that such default has no material effect on Walgreens’ ability to perform under such lease, (ii) Walgreens maintains a credit rating of BBB or better and an investment grade self-insurance rating, and (iii) all other insurance requirements set forth in the loan agreement are satisfied, Walgreens will be permitted to self-insure.

●	With respect to the UNICO Portfolio IV Mortgage Loan (0.2%), borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if tenant (Dollar General) provides third party insurance in accordance with its leases for the related properties. In each case, the related Dollar General lease requires the tenant to provide property and liability insurance; however, no maximum deductible is specified, and neither terrorism nor rent loss coverage is expressly required. The in-place property insurance deductible is $1,000, and both 12 months’ rent loss and terrorism coverage are in-place. The tenant has the obligation to rebuild the mortgaged property and no rent abatement or termination remedies for any reason during the loan term. Further, in the event of a casualty, the tenant controls the disbursement of available casualty proceeds.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. With respect to the 685 Fifth Avenue Retail Mortgage Loan (5.5%), the borrower must provide or cause the condominium board to provide the related insurance required pursuant to the Mortgage Loan documents. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”. See also representation and warranty nos. 18 and 31 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance”.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property.

In certain cases, use of a Mortgaged Property may be restricted due to environmental conditions at the Mortgaged Property. See “—Environmental Considerations”.

In the case of such Mortgage Loans subject to such restrictions, the related borrower is generally required pursuant to the related Mortgage Loan documents to maintain law or ordinance insurance coverage if any of the improvements or the use of a Mortgaged Property constitutes a legal non-conforming structure or use, which provides coverage for loss to the undamaged portion of such property, demolition costs and the increased cost of construction. However, such law and ordinance insurance coverage does not provide any coverage for lost future rents or other damages from the inability to restore the property to its prior use or structure or for any loss of value to the related property. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and representation and warranty nos. 8 and 26 on Annex D-1 and the exceptions thereto on Annex D-2.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), each of the Lincoln Square Mortgaged Property (1.8%), the Lincoln West Mortgaged Property (0.8%), and the Lincoln Triangle Mortgaged Property (0.6%) have only temporary certificates of occupancy. The borrowers have covenanted to maintain at all times and continue to renew any then applicable temporary certificate of occupancy for each applicable Mortgaged Property on or before the then applicable expiration date until a new, valid, permanent certificate of occupancy is obtained for such Mortgaged Property.

In addition, certain of the Mortgaged Properties are subject to “historic” or “landmark” designations, which results in restrictions and in some cases prohibitions on modification of certain aspects of the related Mortgaged Property. For example:

●	With respect to the 265-267 Water Street Corporation Mortgage Loan (0.1%), the related Mortgaged Property is located in the South Street Seaport Historic District in New York City and is therefore subject to certain oversight by the New York City Landmarks Preservation Commission with respect to physical changes to the property.

Appraised Value

In certain cases, appraisals may reflect “as-is” values and values other than an “as-is” value. However, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects only the “as-is” value, except as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”. The values other than the “as-is” value may be based on certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. We cannot assure you that those assumptions are or will be accurate or that any such non-”as-is” value will be the value of the related Mortgaged Property at maturity or other specified date. In addition, with respect to certain Mortgage Loans secured by multiple Mortgaged Properties, the appraised value may be an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. Such appraised values, the related “as-is” appraised values, and the Cut-off Date LTV Ratio and LTV Ratio at Maturity based on both such hypothetical value and the “as-is” appraised value, are set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

In the case of Mortgage Loans secured by residential cooperative properties expected to be sold to the depositor by National Cooperative Bank, N.A., information regarding the value of such Mortgaged Properties is based upon the appraised value of such property assuming such property is operated as a residential cooperative which value, in general, equals the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property. Such appraised values for Mortgage Loans secured by residential cooperative properties are calculated as set forth under the definition of “Appraised Value” set forth under “Description of the Mortgage Pool—Definitions”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks”.

Non-Recourse Carveout Limitations

While the Mortgage Loans generally contain non-recourse carveouts for liabilities such as liabilities as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters, certain of the Mortgage Loans may not contain such carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially and substantially less, than the outstanding principal amount of that Mortgage Loan. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts or may not have a separate non-recourse carveout guarantor or environmental indemnitor. See representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1). For example:

●	With respect to the Aventura Mall Mortgage Loan (9.2%), the liability of the guarantors for breaches or violations of the nonrecourse carve-out guaranty is capped at $350,000,000 in the aggregate, plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The guarantors for the Mortgage Loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%). In addition, the Mortgage Loan does not have a separate environmental indemnity in place.

●	A substantial portion of the Mortgage Loans, including several of the 15 largest Mortgage Loans, provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property) if certain conditions more fully set forth in the related Mortgage Loan documents are satisfied, such as that the holder of the Mortgage Loan must have received an environmental inspection report for the related Mortgaged Property meeting criteria set forth in such Mortgage Loan documents, or that the holder must have received comprehensive record searches evidencing that there are no RECs at the Mortgaged Property.

●	With respect to certain of the Mortgage Loans the related guaranty and/or environmental indemnity contains provisions to the effect that, provided certain conditions are satisfied, the recourse liability of the guarantor will not apply to any action, event or condition arising after the foreclosure, delivery of a deed in lieu of foreclosure, or appointment of a receiver, of the Mortgaged Property, pursuant to such Mortgage Loan and/or after the foreclosure, acceptance of a transfer in lieu of foreclosure or appointment of a receiver by a mezzanine lender under any related mezzanine loan.

●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may also limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.

●	The Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A. are generally full recourse to the related borrower and do not have separate guarantors for non-recourse carveouts or separate environmental guarantors.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantor.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”. See also representation and warranty no. 28 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the Millennium Partners Portfolio—Millennium Tower Boston Mortgaged Property (1.8%), such Mortgaged Property is comprised of the Burnham Property and the Boston Tower Property, each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) between the BRA (the applicable assessing authority) and MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the Boston Tower Property, with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the Boston Tower Property will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the related real estate tax obligations will be assessed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Portfolio Mortgage Loan was underwritten based on abated taxes, which is $1,649,993 less than the unabated taxes for 2018.

●	With respect to the Embassy Suites St. Louis Mortgage Loan (2.3%), in connection with the redevelopment of the Mortgaged Property, Tax Incremental Financing (“TIF”) was provided by the City of St. Louis, Missouri (the “City”), to the developer of the Embassy Suites St. Louis Property by means of the issuance of TIF notes (the “TIF Notes”), which as of the loan origination date were assigned to one of the borrowers and collaterally assigned to the lender, with the consent of the City. The revenues available for payments under the TIF Notes are comprised of two components: (i) Payments in Lieu of Taxes revenue (the “PILOT Revenue”), and (ii) Economic Activity Taxes (“EATs”) and other revenues (“EATS and Other Revenues”). There are two TIF Notes; one as to which payments are generally funded by the PILOT Revenue (the “PILOT TIF Note”) and one as to which payments are generally funded by the EATS and Other Revenues (the “Other Revenues TIF Note”). The PILOT TIF Note has an original principal amount of $7,030,000 and an outstanding principal amount of $6,644,000; and the Other Revenues TIF Note has an original principal amount of $9,030,000 and an outstanding principal amount of $8,804,000; each TIF Note matures August 26, 2031 and pays interest at the rate of 6.04% per annum, payable semiannually on March 1 and September 1. For each TIF Note, the related revenue source is generally applied to pay certain amounts due to the City, any past accrued and unpaid interest, current interest, interest reserves, principal, and after payment in full of such TIF Note, amounts due on the other TIF Note. To the extent that the applicable revenue sources are not sufficient to pay the interest payable on any payment date, interest accrues and is added to principal and accrues interest at the related interest rate. To the extent the applicable revenue sources exceed the payments to the City, past and current interest payments then due, and interest reserves, the principal of the TIF Notes is mandatorily redeemed, thereby reducing the payments due in future. Each TIF Note is subject to optional redemption by the City at a redemption price equal to 100% of the principal amount of the TIF Note plus accrued interest. The TIF Notes are payable only from the available revenue sources, and the obligations of the City to pay the TIF Notes terminates on their maturity date, whether or not the principal amount or interest have been paid. Because the Embassy Suites Mortgage Loan has springing cash management, the semiannual payments, and any other payments, on the TIF Notes will be released to the borrower unless a cash management trigger period is in effect.

With respect to the TIF Notes relating to the Embassy Suites St. Louis Mortgage Loan, the PILOT Revenue consists of 100% of the property taxes on the incremental value created by the redevelopment of the Mortgaged Property, calculated on the difference between the 2008 Base Year Assessment ($1,950,000) and the current assessment. The 2018 assessment is $8,727,500, indicating an incremental assessed value of $6,777,500 and a 2018 PILOT revenue of $548,869. The EATS and Other Revenues are comprised of (i) EATS (which are 50% of incremental economic activity taxes generated within the TIF district, including sales taxes, payroll related taxes, and gross receipt taxes), (ii) Community Improvement District revenues (a sales tax imposed by the Laurel Community Improvement District on retail sales), (iii) Transportation Development District revenues (a sales tax imposed by the Laurel Transportation Development District on retail sales), and (iv) hotel revenues (sales taxes imposed on hotel room charges, transportation, capital improvements and parks and recreation). The availability of the EATS revenues as a source for the payments under the TIF Notes is subject to annual appropriation by the board of aldermen of the City. From 2015 through 2018, EATs revenues ranged from approximately 49% to 56% of the EATS and Other Revenues. Most recently in 2018, the EATS and Other Revenues payment is $622,403. The appraised value of the Mortgaged Property includes $11,900,000 attributable to the discounted value of the estimated PILOT Revenue and EATS and Other Revenue. The Mortgage Loan was underwritten assuming

$537,206 in annual income is paid on the PILOT Note and $627,843 in annual income is paid on the Other Revenues Note, to the owner of the Mortgaged Property. There is no assurance that income in such amounts will be received on the PILOT Note and Other Revenues Note in the future.

The TIF Notes relating to the Embassy Suites at St. Louis Mortgaged Property may be transferred only to an Approved Investor. An “Approved Investor,” means the developer or a related entity, an “accredited investor” under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, a “qualified institutional buyer” under Rule 144A promulgated under the Securities Act of 1933, as amended, and any general business company or enterprise with total assets in excess of $50,000,000. Pursuant to its consent to the pledge of the TIF Notes to the lender, the City acknowledged that if the Mortgaged Property is sold to a subsequent purchaser or the lender takes title to the Mortgaged Property, the City will deem such a subsequent purchaser a permitted assign of the TIF Notes, subject to its assumption of the obligations imposed on the developer under the development agreement, the subsequent purchaser delivering to the City a letter of representations which states, among other things, that it is an Approved Investor, and the subsequent purchaser delivering to the City an assignment of the TIF Notes signed by the prior holder in the form set forth in the related ordinance.

●	With respect to the Courtyard Dallas Carrollton & Conference Center Mortgage Loan (1.8%), the subject property benefits from a Hotel Occupancy Tax Grant and Economic Development Incentive Agreement with the City of Carrollton, TX that was approved in connection with the sponsor’s acquisition of the subject parcel and an adjacent parcel for hotel development with conference facilities. With the construction of the mortgaged property, the sponsor has satisfied all eligibility requirements for the related economic incentives. The adjacent parcel is in planning stages as a proposed Hampton Inn, and the sponsor has a right of first refusal until to acquire a third parcel for hotel development as part of the overall project if the City of Carrollton offers that parcel to a third party. The hotel occupancy tax grant is a rebate up to a specified cap of the 7% hotel occupancy tax collected by the hotel. The amount of the hotel occupancy tax grant steps down from 100% (effective through 2031) to 75% (thereafter until 2034) to 50% (until termination in 2036). In 2017, that amount was approximately $320,000. Pursuant to the Economic Incentive Agreement, for the first 10 years of hotel operations (2016-2026), the City of Carrollton reimburses 85% of the city’s portion of current property taxes less the 2014 base value. The amount of the economic development incentive was approximately $44,000 in 2018. The loan underwriting included the related economic benefits from the hotel occupancy tax grant and economic development incentives, respectively.

●	With respect to the OTG Woods Crossing Mortgage Loan (0.7%), the borrower is party to a participation agreement with City of Woods Cross (UT) Community Development Agency whereby the borrower receives a share in property tax increases and sales tax revenue up to a prescribed maximum reimbursement of $2.6 million for the mortgaged property and an adjacent retail project for 15 years (ending 2032). For fiscal year 2018, estimated sales tax credit for both properties was $70,000, and property tax credit is $43,000; and Mortgaged Property’s share is 16.5%, or $18,645. The borrower has no ongoing obligations to maintain eligibility for the credits, and has assigned its rights in the participation agreement to the lender.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds”.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

28 Mortgage Loans, representing approximately 59.7% of the Initial Pool Balance, provide for interest-only payments for the entire term to stated maturity or Anticipated Repayment Date, with no scheduled amortization prior to that date.

24 Mortgage Loans, representing approximately 22.8% of the Initial Pool Balance, require monthly payments of interest and principal based on amortization schedules significantly longer than the remaining term to stated maturity or ARD.

14 Mortgage Loans, representing approximately 14.9% of the Initial Pool Balance, provide for an initial interest-only period that expires between 12 and 60 months following the related origination date and thereafter require monthly payments of principal and interest based on amortization schedules significantly longer than the remaining term to stated maturity.

1 Mortgage Loan, representing approximately 4.5% of the Initial Pool Balance, requires monthly payments of interest and principal based on an amortization schedule significantly longer than the remaining term to stated maturity; provided that if such Mortgage Loan is outstanding from and after an Anticipated Repayment Date occurring approximately 10 years following the related origination date, interest will accrue at the related Revised Rate and any excess cash flow will be applied to the repayment of principal.

1 Mortgage Loan (2.7%) provides for amortization in full during the term of the related Mortgage Loan, subject to a final payment of $1,039,774 on the stated maturity date.

Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance (%)
Interest Only	28	$647,185,250	59.7%
Amortizing	23	197,833,895	18.2
Partial Interest Only	14	161,809,334	14.9
Amortizing, ARD	1	49,200,000	4.5
Self-Amortizing	1	28,888,768	2.7
Total:	67	$1,084,917,247	100.0%

Information regarding the scheduled amortization characteristics of each Mortgage Loan is set forth on Annex A-1 and the footnotes thereto. The amortization schedule for the Pfizer Building Mortgage Loan is set forth on Annex A-4.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) that occur as described in the following table:

Overview of Due Dates

Due Date	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
First	48	$685,162,554	63.2%
Sixth	3	106,800,000	9.8
Seventh	1	75,000,000	6.9
Eighth	1	28,888,768	2.7
Eleventh	14	189,065,924	17.4
Total:	67	$1,084,917,247	100.0%

The Mortgage Loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
0	22	$558,954,692	51.5%
2(1)	2	80,000,000	7.4
4	14	190,353,842	17.5
5	17	215,462,383	19.9
10	12	40,146,330	3.7
Total:	67	$1,084,917,247	100.0%

(1)	Includes the 685 Fifth Avenue Retail Mortgage Loan (5.5%) and Plaza Frontenac Mortgage Loan (1.8%), which each permit one grace period of two business days in every 12 month period.

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

All of the Mortgage Loans are secured by first liens on, or security interests in fee simple, leasehold or a similar interest in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

ARD Loans

The U-Haul AREC 28 Portfolio Mortgage Loan (4.5%) (the “ARD Loan”) provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage

Rate (the “Initial Rate”). Annex A-1 will set forth the Anticipated Repayment Date and the Revised Rate for the ARD Loan (if any). “Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents and all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any Yield Maintenance Charge or Prepayment Premium) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class V certificates and the RR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

Single-Purpose Entity Covenants

With respect to the Mortgage Loans secured by residential cooperative properties, the related borrower does not have independent directors, no non-consolidation opinion was delivered in connection with the origination of the related Mortgage Loan, and the organizational documents of the related borrower do not contain single purpose entity covenants. In addition, see representation and warranty no. 33 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments and Voluntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally require the payment of a Yield Maintenance Charge or a Prepayment Premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis.

Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid or defeased in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Releases; Partial Releases; Substitutions; Additions” below.

Generally, no Yield Maintenance Charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default has occurred and is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus. In addition, certain of the Mortgage

Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan or the remaining allocated loan amount of the related Mortgaged Property (in each case, after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and Annex A-3 for more information on reserves relating to the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans.

With respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., which are described as being encumbered by subordinate mortgage liens under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”, each such Mortgage Loan is cross-defaulted with such subordinate mortgage lien(s) in the amounts described in this prospectus under “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”. In each case, the subordinate lender is subject to a subordination agreement, which generally subordinates the subordinate lender’s rights and remedies to those of the lender under the Mortgage Loan; however, the subordinate lender is generally not subject to a standstill agreement. We cannot assure you that the foregoing circumstances, including with respect to the subordinate lender’s right to independently pursue a foreclosure action, will not result in a prepayment of the Mortgage Loan at a time when the applicable special servicer might otherwise have elected to modify the related Mortgage Loan or take other action with respect to the Mortgage Loan. In addition, we cannot assure you that foreclosure by the subordinate lender will not result in a material reduction in the liquidation proceeds that otherwise might have been realized by the applicable special servicer if such special servicer were able to elect a different course of action.

Voluntary Prepayments

As of origination, the following prepayment restrictions and defeasance provisions applied to the Mortgage Loans:

●	42 of the Mortgage Loans, representing approximately 66.7% of the Initial Pool Balance, prohibit voluntary principal prepayments during a specified period of time (each, a “Lock-out Period”) but permit the related borrower, for a specified period of time (after an initial period of at least two years following the date of initial issuance of the Offered Certificates), to defease the related Mortgage Loan by pledging non-callable United States Treasury obligations and other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act, as amended (“Government Securities”) that provide for payment on or prior to each Due Date through and including the maturity date or Anticipated Repayment Date, as applicable (or, in some cases, such earlier Due Date on which the Mortgage Loan becomes freely prepayable), of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject Mortgage Loan (or, in the case of an Anticipated Repayment Date or open prepayment date, in the amount of the then-remaining principal balance) and obtaining the release of the related Mortgaged Property from the lien of the related mortgage, and thereafter such Mortgage Loan is freely prepayable.

●	9 of the Mortgage Loans, representing approximately 10.2% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time and thereafter such Mortgage Loan is freely prepayable.

●	12 of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance, permit the related borrower to make voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a period, thereafter permit voluntary principal prepayments upon the payment of a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	2 Mortgage Loans, representing approximately 14.5% of the Initial Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permit voluntary principal prepayments upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter permit the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium for a specified period of time, and thereafter such Mortgage Loan is freely prepayable.

●	1 Mortgage Loan, representing approximately 2.6% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, permits the related borrower to make voluntary principal prepayments upon the payment of a Yield Maintenance Charge for a period, and thereafter such Mortgage Loan is freely prepayable.

●	1 Mortgage Loan, representing approximately 2.4% of the Initial Pool Balance, prohibits voluntary principal prepayments during a Lock-out Period, and following such Lock-out Period, for a specified period of time, permits the related borrower to defease the Mortgage Loan by the pledging of Government Securities that provide for payment on or prior to each Due Date through and including the first Due Date in the open period (including the remaining principal balance due on the first Due Date in the open period) or to make a voluntary principal prepayment upon the payment of the greater of a Yield Maintenance Charge or a Prepayment Premium, and thereafter such Mortgage Loan is freely prepayable.

With respect to the Aventura Mall Mortgage Loan (9.2%) and Millennium Partners Portfolio Mortgage Loan (6.9%) (in connection with a release of properties), in each case, the related Mortgage Loan documents permit the related borrower to prepay the related

Mortgage Loan upon the occurrence of a certain date with yield maintenance premium if the related Defeasance Lock-Out Period has not expired by such date.

The Mortgage Loans generally permit voluntary prepayment without payment of a Yield Maintenance Charge or any Prepayment Premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	Approx. % of Initial Pool Balance
4	46	44.8%
5	11	13.5
6	1	2.2
7	8	38.7
61	1	0.8
Total	67	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to persons specified in or satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any such transfer. Generally, the Mortgage Loans do not prohibit transfers of non-controlling interests so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers, transfers to new tenant-in-common borrowers. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners. Additionally, with respect to the Mortgage Loans included in the Trust that are secured by residential cooperative properties, the owners of cooperative units underlying the cooperative properties are permitted, generally without restriction, to sell such cooperative units (including such owner’s interest in the underlying borrower) and/or to obtain loans secured by a pledge of such owner’s interest in the underlying borrower.

Additionally, certain of the Mortgage Loans (excluding the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A.) provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;

●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property;

●	a Rating Agency Confirmation has been obtained from each of the Rating Agencies;

●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and

●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.

Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

In addition, with respect to the Mortgage Loans secured by residential cooperative properties sold to the depositor by National Cooperative Bank, N.A., the applicable master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related mortgaged property subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA. See “—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”.

Defeasance

The terms of 45 of the Mortgage Loans (the “Defeasance Loans”), representing approximately 83.5% of the Initial Pool Balance, permit the applicable borrower at any time (in most cases, provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other Mortgage Loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of

America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and otherwise satisfying REMIC requirements for defeasance collateral), that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date or Anticipated Repayment Date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including in the case of a Mortgage Loan with a balloon payment due at maturity or anticipated to be paid on the related Anticipated Repayment Date, the related balloon payment (provided that in certain cases the related borrower is obligated to purchase the foregoing securities directly, rather than to provide a Defeasance Deposit), and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. See representation and warranty no. 34 in Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

For additional information on Mortgage Loans that permit partial defeasance, see “—Releases; Partial Releases; Substitutions; Additions” below.

In general, if consistent with the related Mortgage Loan documents, a successor borrower established, designated or approved by the applicable master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related Mortgage Loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

Releases; Partial Releases; Substitutions; Additions

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment or a partial substitution, subject to the satisfaction of certain specified conditions, including the REMIC requirements.

●	With respect to the Aventura Mall Mortgage Loan (9.2%), in the event that J.C. Penney Corporation, Inc. (“JCPenney”) or any of Macy’s Men’s Home Furnishings, Macy’s, Bloomingdale’s or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign the related lease, as applicable, to any person or in any manner that is not expressly permitted under the related lease, as applicable, the borrower has the right without the consent of the lender to (x) enter into a ground lease for the entirety of the JCPenney parcel or Department Store parcel (a “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the borrower and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the JCPenney parcel or applicable Department Store parcel from the lien of the Mortgage Loan upon satisfaction of certain terms and conditions including, without limitation: (i) the Department Store Ground Lease is in form and substance reasonably satisfactory to the lender; (ii) the lessee under the Department Store Ground Lease (or an affiliated guarantor) is a credit-worthy party acceptable to the lender; (iii) the Department Store Ground Lease expires not less than 20 years after the related maturity date of the Mortgage Loan and (iv) compliance with REMIC requirements.

●	In addition, with respect to the Aventura Mall Mortgage Loan (9.2%), the borrower, without any prepayment or defeasance, may (i) make transfers of immaterial or non-income producing portions of the Mortgaged Property to any government or political subdivision in connection with takings or condemnations, (ii) make transfers of non-income producing portions of the Mortgaged Property (including, without limitation, certain outparcels of the property’s parking lot and portions of the Mortgaged Property’s “ring road”) to third parties or borrower affiliates, and (iii) dedicate portions of the Mortgaged Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or similar purposes; provided, with respect to any of the transfers in (ii) through (iii) above, no transfer, conveyance or encumbrance may result in a material adverse effect and, with respect to the transfers in (ii) above, the borrower will be required to deliver to the lender, among other things, a REMIC opinion.

●	With respect to the Starwood Hotel Portfolio Mortgage Loan (9.2%), the Mortgage Loan documents permit partial releases of an individual property either in connection with a partial defeasance or a partial prepayment with a yield maintenance-based premium (provided that the same method used for the first partial release shall also be used for subsequent partial release) subject to certain conditions, including: (a) with respect to a partial release effected in connection with partial defeasance, (i) such partial release is following the defeasance lockout period, and (ii) a partial defeasance of a portion of the loan in an amount equal to greater of (1) (A) if less than 10% of the original principal balance has been prepaid after giving effect to the partial release, 105% of the allocated loan amount, (B) if more than 10% but less than or equal to 20% of the original principal balance has been prepaid after giving effect to the partial release, 110% of the allocated loan amount, and (C) thereafter, 115% of the allocated loan amount (provided, that, if the prepayment in connection with a partial release shall cause the aggregate amount of the loan which has been prepaid to exceed either threshold in clause (A) or (B), then the release price for that such partial release shall be the applicable allocated loan amount multiplied by the pro rata weighed average of the release price premiums listed in clauses (A) or (B)) (the “Release Price”), or (2) an amount that would result in the post-release debt yield for the remaining property being not less than greater of (1) the pre-release debt yield and (2) 10.81% (the “Release Debt Yield”); (b) with respect to a partial release effected in connection with a partial prepayment, (i) such partial release is after September 11, 2019, (ii) payment of the Release Price together with the applicable yield maintenance premium, and (iii) the post-release debt yield for the remaining property is not less than the Release Debt Yield (provided, that, the borrower may satisfy the Release Debt Yield requirement by either (1) prepaying such amount needed to achieve the Release Debt Yield together with the applicable yield maintenance premium or (2) depositing cash into the cash collateral reserve or delivering a letter of credit in an amount that if applied as a prepayment would result in the Release Debt Yield being achieved); (c) with respect to any partial release, no event of default; and (d) with respect to any partial release, the individual property being released will be conveyed either to (i) a bona fide third party, or (ii) a borrower affiliate if such conveyance is done on arms’ length terms and the borrower delivers to the lender a new non-consolidation opinion, among other things. The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments under the loan, including in connection with prior partial releases and partial defeasances. Notwithstanding the foregoing conditions, in the event there is a non-monetary event of default that relates to a specific individual property (the “Defaulted Property”) and the borrower has demonstrated that the borrower and the operating lessee have exercised commercially reasonable efforts to cure and such event of default is not the result or willful misconduct or bad faith actions, then the borrower will be permitted to obtain a partial release of such Defaulted Property subject to all of the foregoing conditions except the requirements that (i) such partial release occur after the defeasance lockout period or prepayment lockout period in connection with a partial prepayment (not a partial defeasance), (ii) no event of default but only so long as the only continuing event of default shall be cured by virtue of the partial release, and (iii) if the individual property is being conveyed to a borrower affiliate that it be on arms’ length terms.

●	With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), the borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Mortgaged Properties, (b) the individual Equinox units at the Lincoln Square, Ritz Carlton Washington DC Retail and Four Seasons San Francisco Retail Mortgaged Properties, (c) the Loews Theater unit at the Lincoln Square Mortgaged Property, (d) Century 21 at the Lincoln Triangle Mortgaged Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco which is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the related Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released, (B) the debt yield of the related Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9%, (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Mortgaged Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the following table:

Release Units	Allocated Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), the borrowers are permitted to submit the portion of the Four Seasons SF Retail Mortgaged Property known as the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

●	With respect to the Moffett Towers – Buildings E,F,G Mortgage Loan (5.2%), following the prepayment lockout period, partial releases of up to two of the three individual properties are permitted, subject to certain conditions, including: (i) partial prepayment of the loan in an amount equal to greater of (x) lender’s proportionate share (a fraction, the numerator of which is the outstanding principal balance of the senior loan and the denominator of which is the aggregate outstanding principal balances of the senior loan and all existing mezzanine loans) of 100% of the net sales proceeds and (y) 125% of the allocated amount for the release property; (ii) payment of the related yield maintenance premium; (iii) the post-release DSCR of the remaining property shall be no less than the greater of the DSCR for the entire property prior to the release and 3.14x, (iv) the post-release combined DSCR (taking into account all existing mezzanine loans) of the remaining property shall be no less than the greater of the combined DSCR for the entire property prior to the release and 1.49x, and (v) the post-release LTV for the remaining property shall be no more than the lesser of the LTV (taking into account all existing mezzanine loans) of the entire property prior to the release and 70.8%.

●	With respect to the Harvard Park Mortgage Loan (3.1%), the borrower has the ability (without prepayment penalty) to release a 10.5-acre parcel on which a baseball diamond, basketball court and volleyball courts are currently located, subject to satisfaction of the following conditions, among others: (i) no event of default exists under the Mortgage Loan documents; (ii) the release is in connection with an arms-length transaction; (iii) the parcel is vacant, non-income producing and unimproved immediately prior to the release; (iv) the debt service coverage ratio being at least equal to 1.50x, after giving effect to the release; (v) occupancy at the remaining portion of the Mortgaged Property being greater than 85%; (vi) the borrower delivers a REMIC opinion; and (vii) if required by the lender, a rating agency confirmation is obtained. Additionally, if the parcel is transferred to a borrower affiliate, in connection with or following such release, the borrower and its affiliates are prohibited from (i) leasing space within the release parcel unless the occupancy rate for the remaining property is greater than 85.0%, unless the prospective tenant either requires more space than is available at the remaining property or is not an office tenant; (ii) leasing space within the release parcel to any existing tenant at the remaining property, unless a replacement tenant(s) of comparable credit quality has been provided on substantially equal rental terms and the operating income at the remaining property will not be materially adversely affected; (iii) while any vacancy exists at the remaining property, leasing space within the release parcel without first attempting to lease such prospective tenant in the remaining property; and (iv) engaging in any development of the release parcel that materially interferes with the use and operation of the remaining property. Notwithstanding the foregoing, if the release parcel is a build-to-suit development for a single tenant under a lease with an original term expiring at least two years after the maturity date of the Harvard Park Mortgage Loan, the occupancy rate requirement and the requirement of the borrower or any affiliate to first attempt to lease such prospective tenant in the remaining property will not apply. The release parcel has been valued at $3,050,000 (which was not included in the lender’s underwritten value) and is commercially zoned.

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (2.4%), following the prepayment lockout date or the defeasance lockout date (as applicable), the Mortgage Loan documents permit the release of any of the constituent properties, provided that, among other things, (a) no event of default has occurred and is continuing; (b) the loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to (i) 110% of the allocated loan amount of the property being released; (c) the net cash flow debt yield for the remaining properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, that the borrower has the right to partially defease or prepay the loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the related Mortgaged Properties is subject to pro rata reduction to account for previous prepayments and partial defeasances.

●	With respect to the Plaza Frontenac Mortgage Loan (1.8%), the parcel (or substantially all of such parcel) leased to the Saks Fifth Avenue anchor (the “Saks Parcel”) may be released upon transfer of such parcel to (x) a national department store classified as (i) luxury, (ii) upscale or (iii) middle-market (but in no event including any discount store or off-price retailer) or (y) another non-borrower affiliated transferee reasonably approved by the lender, upon prepayment of a release price equal to $6,500,000, together with, prior to the open period, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The right to obtain such release is subject to certain conditions, including but not limited to: (i) at the time of the release, the improvements on the Saks Parcel are not then occupied and open for business with the public (unless (1) the proposed release is in conjunction with a sale to Saks, Inc. or an affiliate, (2) the Saks lease is within 6 months of expiring pursuant to its terms, and (3) Saks, Inc. has communicated to the borrower that the fee simple acquisition of the Saks Parcel is a condition to its continuing operation at the Mortgaged Property), (ii) the transferee enters into a reciprocal easement agreement (an “REA”) with the borrower on terms reasonably acceptable to the lender, including a prohibition on the owner of the Saks Parcel leasing or offering to lease any space at the Saks Parcel to tenants leasing space at the remaining Mortgaged Property and a requirement that substantially all of the Saks Parcel be operated by no more than a single user for a period of ten years after release, (iii) compliance with separate legal parcel and tax lot requirements, (iv) the Saks Parcel is not necessary for zoning, parking, other legal requirements, access, driveways or utilities (or if it is necessary, an REA is entered into which allows the use of the Saks Parcel for the necessary purpose), (v) if the release is expected to materially adversely affect lender’s rights under the title insurance policy (other than as to the Saks Parcel), updated title endorsements, (vi) compliance with leases, REAs, and similar agreements affecting the Mortgaged Property, and the release does not trigger any co-tenancy not already arising from vacancy of the Saks Parcel or other extrinsic circumstance, and (vii) compliance with REMIC related conditions. Saks represents approximately 35.8% of the NRA and 0.4% of the underwritten annual rent at the Mortgaged Property and has a lease expiration on November 30, 2023.

In addition, with respect to the Plaza Frontenac Mortgage Loan (1.8%), the borrower may obtain the release of (x) one or more vacant, non-income producing and unimproved parcels, and (y) previously acquired Plaza Frontenac Expansion Parcels (as defined below), in connection with a transfer to a third party and the development of the Mortgaged Property, without prepayment or defeasance, upon satisfaction of the following conditions, among others: (i) the borrower delivers to the lender evidence that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without material diminution in value of, the Mortgaged Property, and (2) compliance with separate legal parcel and tax lot requirements and other legal requirements, and (ii) satisfaction of REMIC related conditions.

●	With respect to the Robinhood Plaza Mortgage Loan (1.5%), the borrower may release a portion of the collateral improved with one building leased to AT&T and Sleep Number, subject to satisfaction of the following conditions, among others: (i) prepayment of a release price equal to $4,078,125 (125% of the allocated loan amount for such release parcel) plus any applicable accrued interest and yield maintenance premium; (ii) the debt service coverage ratio with respect to the remaining property being not less than 1.93x; (iii) the debt yield with respect to the remaining property being not less than 11.93%; and (iv) delivery by the borrower of a REMIC opinion. The loan documents restrict the borrower’s ability to relocate tenants to the release parcel for both the period of time before and after any such release. In addition, the borrower may release a portion of the collateral improved with one building leased to Chili’s Grill & Bar. The parcel, with an appraised value of $2,820,000, was not included in the lender’s underwriting, and release of such parcel is not subject to any prepayment, debt service coverage ratio or debt yield requirements.

●	With respect to the Anchor Self Storage Mortgage Loan (1.4%), following the defeasance lockout period, the borrower has the right to obtain the release of either of the two related Mortgaged Properties upon defeasance of an amount equal to 110% of the related allocated loan amount, provided that (i) the debt yield immediately following the release is greater than the greater of the debt yield immediately prior to the release and 8.56%, and (ii) the release is permitted by REMIC requirements.

●	With respect to the Desert Sky Esplanade Mortgage Loan (1.2%), the borrower has the right to obtain the release of the Fallas Release Parcel without defeasance or prepayment (except to the extent necessary to satisfy REMIC requirements), provided that the following conditions, among others, are satisfied: (i) the borrower delivers to the lender evidence that it complied with all requirements of and obtained all approvals required (1) by all applicable governmental authorities and (2) under any leases applicable to the release of the Fallas Release Parcel and that the release does not violate any of the provisions of the leases, including, without limitation, provisions relating to the availability of parking at the remainder of the Desert Sky Esplanade Mortgaged Property, (ii) the borrower delivers to the lender evidence that the Fallas Release Parcel has been legally subdivided for zoning lot purposes and is a separate tax lot, (iii) the lender receives a new phase I environmental site assessment report covering the entire Mortgaged Property prior to the release, or if the release occurs prior to six months from the origination of the Desert Sky Esplanade Mortgage Loan, the borrower may instead provide an update to the Phase I delivered at origination; (iv) the borrower delivers to the lender evidence reasonably acceptable to lender to the effect that the Fallas Release Parcel is not necessary for the uses of the remainder of the Desert Sky Esplanade Mortgaged Property; (v) the borrower delivers to the lender a party wall agreement detailing the responsibility for (1) the restoration of the party wall between the Desert Sky Esplanade Mortgaged Property and the Fallas Release Parcel (the “Party Wall”) in the event of a casualty and (ii) the repair and maintenance of such Party Wall, in form and substance acceptable to lender in its reasonable discretion, and (vi) if necessary to satisfy REMIC requirements, the borrower prepays the Mortgage Loan in the amount necessary to satisfy REMIC requirements (without a prepayment fee or yield maintenance).

Furthermore, some of the Mortgage Loans permit the release or substitution of specified parcels of real estate or improvements that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property, or permit the general right to release as yet unidentified parcels if they are non-income producing so long as such release does not materially adversely affect the use or value of the remaining property, among other things. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied. We cannot assure you that the development of a release parcel, even if approved by the applicable special servicer as having no material adverse effect to the remaining property, may not for some period of time either disrupt operations or lessen the value of the remaining property.

Additionally, certain Mortgage Loans may permit the substitution of property or addition of real property to the Mortgage Loan collateral. For example:

●	With respect to the U-Haul AREC 28 Portfolio Mortgage Loan (4.5%), the borrower has the right to acquire the fee simple estate in vacant land that is adjacent and contiguous to an existing individual Mortgaged Property (each, an “After Acquired Adjacent Property”), subject to satisfaction of the following conditions, among others: (i) no event of default exists under the Mortgage Loan documents; (ii) receipt by the lender of proof of title insurance insuring the lien of the mortgage encumbering such After Acquired Adjacent Property; (iii) receipt by the lender of a settlement statement indicating that such After Acquired Adjacent Property was acquired without the borrower incurring debt; (iv) receipt by the lender of proof that the insurance policies required by the Mortgage Loan documents cover such After Acquired Adjacent Property; (v) receipt by the lender of an ESA acceptable to the lender concluding that the After Acquired Adjacent Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials; (vi) receipt by the lender of a REMIC opinion acceptable to the Rating Agencies; and (vii) receipt by the lender of a rating agency confirmation. Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carve-out for any losses resulting from the acquisition of any After Acquired Adjacent Property. In addition, an affiliate of the borrower may acquire property adjacent to, or in proximity with, any individual Mortgaged Property, so long as no such property acquired by an affiliate may be operated as part of, or integrated with, any individual Mortgaged Property (unless it is an After Acquired Leasehold Property).

In addition, the borrower has the right to acquire a leasehold estate in property that is operated as a storage facility, but that is not contiguous to an existing individual Mortgaged Property (each, an “After Acquired Leasehold Property”), subject to satisfaction of the following conditions, among others: (i) no event of default exists under the Mortgage Loan documents; (ii) such After Acquired Leasehold Property will be operated as a remote storage facility, U-Box storage facility, or vehicle or RV storage facility, and will not include any office, showroom, retail or administrative uses; (iii) such After Acquired Leasehold Property is owned in fee simple by an affiliate of the related guarantor and leased to the borrower on the lease form attached to the loan agreement; (iv) receipt by the lender of an ESA acceptable to the lender concluding that the After Acquired Leasehold Property does not contain any hazardous materials and is not subject to any risk of contamination from any off-site hazardous materials; (v) receipt by the lender of proof that the insurance policies required by the Mortgage Loan documents cover such After Acquired Leasehold Property; (vi) receipt by the lender of a REMIC opinion acceptable to the Rating Agencies; and (vii) receipt by the lender of a rating agency confirmation. Any such After Acquired Leasehold Property will be encumbered by the lien of the mortgage on the related Mortgaged Property. The related Mortgage Loan documents include a carve-out for any losses resulting from the acquisition, ownership or operation of any After Acquired Leasehold Property.

●	With respect to the Plaza Frontenac Mortgage Loan (1.8%), the borrower has the right to acquire one or more parcels of land, together with the improvements thereon, that constitute an integral part of, adjoin to, or are proximately located near, the related shopping center (each a “Plaza Frontenac Expansion Parcel”); provided that the following conditions, among others, are satisfied: (i) the borrower acquires fee simple or leasehold title to the Plaza Frontenac Expansion Parcel, and (ii) the borrower delivers (a) an officer’s certificate regarding certain property-related representations as to the Plaza Frontenac Expansion Parcel (subject to title exceptions), (b) a mortgage, assignment of leases and UCC-1 financing statements (“Substitute Loan Documents”) with respect to the Plaza Frontenac Expansion Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, subject to permitted encumbrances and standard exceptions, (c) evidence of authority to complete the acquisition and an enforceability opinion as to the Substitute Loan Documents (unless they amend existing loan documents), (d) an environmental report, and if the report shows any hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 for such individual Plaza Frontenac Expansion Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated remediation cost or an additional indemnity, (e) if the Plaza Frontenac Expansion Parcel is improved, a property condition report indicating that it is in good condition and free of damage, or if any repairs are recommended which are estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated repair cost or an additional indemnity, and (f) evidence that the Plaza Frontenac Expansion Parcel constitutes or will constitute a separate tax lot or part of a tax lot that is part of the existing property.

●	With respect to the Plaza Frontenac Mortgage Loan (1.8%), the borrower may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”), provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non-income producing and unimproved, (ii) the conditions set forth in clauses (i) and (ii) of the first sentence of the prior bullet are satisfied with respect to the Substitute Parcel (provided that the separate tax parcel condition will also apply to the Exchange Parcel), (iii) the Exchange Parcel is conveyed to a person other than the borrower, (iv) the Substitute Parcel is at or adjacent to the related shopping center and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from an appraiser, (v) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases, (vi) rating agency confirmation is obtained and (vii) satisfaction of REMIC related conditions.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

44 of the Mortgage Loans, representing approximately 59.7% of the Initial Pool Balance, provide for monthly or upfront escrows to cover planned capital expenditures, ongoing replacements and capital repairs or franchise-mandated property improvement plans.

49 of the Mortgage Loans, representing approximately 52.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

23 of the Mortgage Loans, representing approximately 50.2% of the Initial Pool Balance, are secured in whole or in part by office, retail, mixed used, and industrial properties, and provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re-leasing costs, including tenant improvements and leasing commissions or other lease termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

21 of the Mortgage Loans, representing approximately 16.0% of the Initial Pool Balance, provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

In certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger. In addition, certain of the Mortgage Loans described above permit the related borrower to post a guaranty in lieu of maintaining cash reserves.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

See footnotes to Annex A-1 for more information regarding escrows under the Mortgage Loan documents.

Mortgaged Property Accounts

Cash Management. The Mortgage Loan documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the Mortgage Loans:

Cash Management Types

Type of Lockbox	Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance (%)
Springing	30	$348,815,051	32.2%
Hard / Springing Cash Management(1)	8	256,746,423	23.7
Soft / Springing Cash Management	6	251,590,000	23.2
Hard / In Place Cash Management	4	163,768,768	15.1
None	19	63,997,005	5.9
Total:	67	$1,084,917,247	100.0%

(1)	With respect to the Aventura Mall Mortgage Loan (9.2%), the borrower has entered into a master lease with the guarantors and Turnberry Retail Holding, L.P. The master lease covers the spaces for 12 proposed tenants with leases out for signature which were not executed prior to origination. The Mortgage Loan is characterized as having a “Soft Springing Hard Lockbox” for rents from the master lease (which means that the borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox), and a Hard Lockbox for the remaining tenants at the Mortgaged Property. Following the occurrence and during the continuance of either (i) a cash sweep period or (ii) the period of time commencing on the date that the debt service coverage ratio (as calculated in the Mortgage Loan documents and based on the trailing four calendar quarters) falls below 1.50x for two consecutive quarters until cured in accordance with the Mortgage Loan documents, the borrower will be required to cause all master lease rents to be deposited directly into the lockbox account. Master lease rents are payable only following certain specified trigger events.

The following is a description of the types of cash management provisions to which the borrowers under the Mortgage Loans are subject:

●	Hard/In Place Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and then applied by the applicable servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

●	Soft/In Place Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Generally, excess funds may then be remitted to the related borrower.

●	Soft/Springing Cash Management. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Until the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, such funds are forwarded to an account controlled by the related borrower or are otherwise made available to the related borrower. In some cases, upon the occurrence of such a “trigger” event, the Mortgage Loan documents will require the related borrower to instruct tenants and/or other payors to pay directly into an account controlled by the applicable servicer on behalf of the issuing entity. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the applicable servicer in accordance with the related Mortgage Loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related Mortgaged Property are to be forwarded or otherwise made available to the related borrower.

●	Springing. A lockbox account is established at origination or upon the occurrence of certain “trigger” events. Revenue from the related Mortgaged Property is generally paid by the tenants and other payors to the related borrower or property manager. The Mortgage Loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the Mortgage Loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the issuing entity. Funds are then swept into a cash management account controlled by the servicer on behalf of the issuing entity and applied by the servicer in accordance with the related Mortgage Loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related Mortgaged Property. Excess funds may then be remitted to the related borrower.

●	None. Revenue from the related Mortgaged Property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related Mortgage Loan.

In connection with any hard lockbox cash management, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. With respect to certain hotel Mortgage Loans, rents deposited into the lockbox account may be net of management fees, hotel operating expenses, and reserves (or custodial funds (employee tips) and occupancy taxes may be remitted back to the borrower from the lockbox prior to payments to the lender), and with respect to certain other Mortgage Loans, rents may be net of certain other de minimis receipts or expenses. Mortgage Loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the issuing entity. See the footnotes to Annex A-1 for more information regarding lockbox provisions for the Mortgage Loans.

Exceptions to Underwriting Guidelines

●	With respect to the Starwood Hotel Portfolio Mortgage Loan (9.2%), the underwritten room revenue ($93,071,828) is greater than the room revenue for the trailing 12-month period ending May 31, 2018 ($84,593,757), which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgage Loan benefits from the diversity of 22 properties located across 16 cities in 12 states; (b) the Renaissance Des Moines Savery Mortgaged Property (“RDM Property”) has been closed and undergoing renovations since August 2016 and was thus excluded from the historical 2016, 2017 and TTM 5/31/2018 cash flows; (c) the Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF Debt Yield are 66.1%, 2.07x and 10.8%, respectively, and excluding the underwritten cash flows for the RDM Property, the Mortgage Loan U/W NCF DSCR and U/W NCF Debt Yield would be approximately 1.88x and 9.8%, respectively; (d) excluding the RDM Property, the Starwood Hotel Portfolio Mortgaged Properties reported weighted average occupancy, ADR and RevPAR penetration rates each in excess of 105% for 2015 through the trailing 12-month period ending May 31, 2018, and approximately 74.6% of the Starwood Hotel Portfolio Mortgaged Properties based on room count achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending May 31, 2018; and (f) as of April 2018, the loan sponsor and guarantor indirectly owned 276 hotels totaling more than 23,990 keys across 40 states. Certain characteristics of the Starwood Hotel Portfolio Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Starwood Hotel Portfolio Mortgage Loan into this transaction.

●	With respect to the Prudential - Digital Realty Portfolio Mortgage Loan (2.4%), the underwritten management fee (2.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Properties comprise an eight property portfolio of data centers which was 100.0% leased to eight tenants as of November 1, 2018 and has experienced occupancy of 100.0% since 2013; (b) the U/W NCF DSCR and U/W NCF Debt Yield are 2.50x and 11.6%, respectively; and if the Mortgage Loan underwriting had utilized a 3.0%

management fee for the five non-investment grade tenants, the U/W NCF DSCR and U/W NCF Debt Yield would be approximately 2.48x and 11.5%, respectively; (c) according to the appraisals, the Mortgaged Properties are located in the four largest multi-tenant data center markets, by square footage, in the United States; (d) each Mortgaged Property is leased to a single tenant on a triple-net basis with 3.0% weighted average annual rent increases; (e) the tenants have been in occupancy in their respective spaces, on average, since 2007; and (f) investment grade tenants VADATA, Inc. and The Bank of New York Mellon make up approximately 35.5% of net rentable area and 34.7% of underwritten base rent. Certain characteristics of the Prudential - Digital Realty Portfolio Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Prudential - Digital Realty Portfolio Mortgage Loan into this transaction.

●	With respect to the 2020 Fifth Ave Mortgage Loan (2.2%), the underwritten management fee (2.0%) is less than 3.0%, which represents an exception to the underwriting guidelines for Wells Fargo Bank, National Association. Wells Fargo Bank, National Association’s decision to include the Mortgage Loan notwithstanding this exception was supported by the following: (a) the Mortgaged Property is a ten-story data center which is 100.0% leased to Equinix, Inc. (“Equinix”) (rated BB/Ba3/BB+ by Fitch/Moody’s/S&P, respectively) as of November 1, 2018 on a long term lease maturing on January 31, 2028 with three, 5-year renewal options; (b) the U/W NCF DSCR and U/W NCF Debt Yield are 3.20x and 13.8%, respectively; and if the Mortgage Loan underwriting utilized a 3.0% management fee, the U/W NCF DSCR and U/W NCF Debt Yield would be approximately 3.16x and 13.6%, respectively; (c) according to the appraisal, the Mortgaged Property was pre-leased to Equinix in 2011 and in 2012-2013 the landlord and Equinix invested a total of $82.6 million into the renovation and conversion of the of the Mortgage Property to a data center; and (d) the Mortgaged Property is adjacent and connected via a skybridge to the Westin Building Exchange, one of the three largest internet exchange points in the western region of the US, which allows for immediate access between the buildings. Certain characteristics of the Mortgage Loan can be found in Annex A-1 to this prospectus. Based on the foregoing, Wells Fargo Bank, National Association approved inclusion of the Mortgage Loan into this transaction.

None of the other Mortgage Loans were originated with material exceptions to the related mortgage loan seller’s underwriting guidelines. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Morgan Stanley Mortgage Capital Holdings LLC—The Morgan Stanley Group’s Underwriting Standards”; “—Wells Fargo Bank, National Association—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”; “—Bank of America, National Association—Bank of America’s Commercial Mortgage Loan Underwriting Standards”; and “—National Cooperative Bank, N.A.—National Cooperative Bank, N.A.’s Underwriting Standards and Processes”.

Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;

●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;

●	any borrower that is not required pursuant to the terms of the related Mortgage Loan documents to meet single-purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;

●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;

●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of the limited partnership or non-managing membership equity interests in a borrower or less than a controlling interest of any other equity interests in a borrower;

●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests;

●	with respect to the Mortgage Loans secured by residential cooperative properties, the related borrower may have incurred, be permitted in the future to incur, or in the future be granted consent to incur, additional indebtedness secured by the related Mortgaged Property as further described in “Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives”; and

●	with respect to the Mortgage Loans secured by residential cooperative properties, the owners of cooperative units underlying the residential cooperative properties are permitted, generally without restriction, to obtain loans secured by a pledge of such owner’s interest in the respective cooperative units underlying the cooperative properties.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or the pledge of limited partnership or non-managing membership equity interests in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

As of the Cut-off Date, each sponsor has informed us that it is aware of the following existing mezzanine indebtedness with respect to the Mortgage Loans it is selling to the depositor:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Percentage of Initial Pool Balance	Mezzanine Debt Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Cut-off Date Total Debt Balance	Cut-off Date Wtd. Avg. Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan Underwritten NCF DSCR(2)	Cut-off Date Total Debt Underwritten NCF DSCR(1)
Millennium Partners Portfolio(3)	$75,000,000	6.9%	$280,150,000	$238,000,000	$397,000,000	$990,150,000	4.9711%	32.3%	67.8%	3.43x	1.41x
685 Fifth Avenue Retail	$60,000,000	5.5%	$115,000,000	$0	$100,000,000	$275,000,000	4.5255%	34.0%	58.5%	2.76x	1.37x
Moffett Towers – Buildings E,F,G	$56,800,000	5.2%	$216,000,000	$0	$227,200,000	$500,000,000	4.9450%	40.2%	70.8%	2.97x	1.41x

(1)	Calculated including the mezzanine debt and any related Companion Loan. Cut-off Date Wtd. Avg. Total Debt Interest Rate is based on the interest rate of the related Mortgage Loan, any Companion Loans and the related mezzanine loan as of the Cut-off Date, and the Cut-off Date Total Debt Underwritten NCF DSCR is calculated based on such initial interest rates.

(2)	Calculated including any related Companion Loan (but excluding any related mezzanine debt and subordinate debt).

(3)	The mezzanine borrower under the Millennium Partners Portfolio Mortgage Loan has the right, not more than twice during the term of the Mortgage Loan, to replace the then existing mezzanine loan with another mezzanine loan secured by a pledge of the direct or indirect equity interests in the borrowers upon satisfaction of certain conditions, including, without limitation, (a) no event of default exists, (b) the aggregate loan-to-value ratio (based on the outstanding principal balance of the Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, (c) the aggregate debt service coverage ratio (based on the annual debt service of the Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and (d) the delivery of an intercreditor agreement in the form attached to the loan agreement.

In each case, the mezzanine indebtedness is coterminous with the related Mortgage Loan.

The mezzanine loans related to the Mortgage Loans identified in the table above are each subject to an intercreditor agreement between the holder of the related mezzanine loan and the lender under the related Mortgage Loan that sets forth the relative priorities between the related Mortgage Loan and the related mezzanine loan. Each related intercreditor agreement provides, among other things, generally that (a) all payments due under the related mezzanine loan are subordinate after an event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender) to any and all payments required to be made under the related Mortgage Loan (except for any payments from funds other than the related Mortgaged Property or proceeds of any enforcement upon the mezzanine loan collateral and any mezzanine loan guarantees), (b) so long as there is no event of default under the related Mortgage Loan (taking into account the cure rights of the related mezzanine lender), the related mezzanine lender may accept payments on and, in certain cases, permitted prepayments or cure payments of the related mezzanine loan, prior to the prepayment or repayment in full of the Mortgage Loan, generally provided that such prepayment or cure payment is from a source of funds other than the respective Mortgaged Property (unless such funds are derived from excess cash) and, subject to certain exceptions, the Mortgage Loan borrower, the senior Mortgage Loan guarantor and/or other collateral for the Mortgage Loan, (c) the related mezzanine lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (d) the related mezzanine lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, and the Mortgage Loan lender must obtain the mezzanine lender’s consent to amend or modify the related Mortgage Loan in certain respects, (e) upon the occurrence of an event of default under the related mezzanine loan documents, the related mezzanine lender may foreclose upon the membership interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Property, (f) if the related Mortgage Loan is accelerated or, in some cases, becomes specially serviced or if a monetary or material non-monetary default occurs (or in certain cases, if any event of default occurs) and continues for a specified period of time under the related Mortgage Loan or if the related Mortgage Loan borrower becomes a debtor in a bankruptcy or if the related Mortgage Loan lender exercises any enforcement action under the related Mortgage Loan documents with respect to the related Mortgage Loan borrower or the related Mortgaged Property, the related mezzanine lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance of the related Mortgage Loan, together with all accrued and unpaid interest and other amounts due thereon, plus any servicing advances made by the related Mortgage Loan lender or its servicer and any interest thereon, and interest on any principal and interest advances made by the Mortgage Loan lender or its servicer, plus, subject to certain limitations, any Liquidation Fees and Special Servicing Fees payable under the PSA (net of certain amounts and subject to certain other limitations, each as specified in the related intercreditor agreement), and generally excluding any late charges, default interest, exit fees, spread maintenance charges payable in connection with a prepayment or yield maintenance charges and prepayment premiums, and (g) an event of default under the related Mortgage Loan will trigger an event of default under the related mezzanine loan.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—”Due-On-Sale” and “Due-On-Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following chart, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following chart and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Maximum Principal Amount Permitted (If Specified)(1)	Combined Maximum LTV Ratio(2)	Combined Minimum DSCR(2)	Combined Minimum Debt Yield(2)	Intercreditor Agreement Required	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)
Robinhood Plaza(4)	$16,556,000	N/A	63.0%	2.45x	12.7%	Yes	Yes
Van Buren Plaza(5)	$12,400,000	N/A	60.0%	2.03x	11.2%	Yes	Yes
Holiday House Palm Springs(5)	$6,000,000	N/A	60.0%	1.75x	13.0%	Yes	Yes
Plantation Center, Hilton Head	$4,500,000	$1,500,000	75.0%	1.30x	9.25%	Yes	Yes

(1)	Indicates the maximum aggregate principal amount of the Mortgage Loan and the related mezzanine loan (if any) that is specifically stated in the Mortgage Loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.

(2)	Debt service coverage ratios, loan-to-value ratios and debt yields are to be calculated in accordance with definitions set forth in the related Mortgage Loan documents. Except as otherwise noted in connection with a Mortgage Loan, the determination of the loan-to-value ratio must be, or may be required by the lender to be, based on a recent appraisal.

(3)	Indicates whether the conditions to the financing include (a) delivery of Rating Agency Confirmation that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates and/or (b) acceptability of any related intercreditor or mezzanine loan documents to the Rating Agencies.

(4)	Permitted only after the first 12-months of the loan term. The Mortgage Loan is interest-only for the first three years of the ten year loan term. The minimum DSCR is based on the interest-only debt service payment if the mezzanine debt request occurs before the interest-only period.

(5)	Permitted only after the first 12-months of the loan term and in connection with a sale of the Mortgaged Property and assumption of the Mortgage Loan.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure rights and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan will either be substantially in the form attached to the related loan agreement or be subject to receipt of a Rating Agency Confirmation or to the related lender’s approval. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due-on-sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Other Secured Indebtedness

With respect to the Aventura Mall Mortgage Loan (9.2%), the borrower is permitted to obtain a Property-Assessed Clean Energy (“PACE”) loan (which loans are repaid through multi-year assessments against the related Mortgaged Property) in an amount not to exceed $5,000,000, subject to the lender’s prior consent (which may not be unreasonably withheld, conditioned or delayed) and delivery of a rating agency confirmation.

With respect to each of the Mortgaged Properties located in Florida (10.8%), a Florida statute renders unenforceable any provision in the loan documents that prohibits the borrower from incurring PACE loans in connection with the related Mortgaged Property.

The Mortgage Loans secured by residential cooperative properties permit cooperative unit loans that are secured by direct equity interests in the related borrower. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks” above and “—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” below.

Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives

With respect to Mortgage Loans secured by residential cooperative properties, many of the related borrowers have incurred additional indebtedness secured by the related Mortgaged Property. Such additional secured indebtedness in existence as of the Cut-off Date is expressly subordinate to the related Mortgage Loan and is described on Annex A-1.

The following table presents certain information with respect to existing subordinate mortgage indebtedness encumbering residential cooperative properties securing the related Mortgage Loans.

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	Non-Trust Mortgage Loan Maximum Balance Allowed ($)(1)	Non-Trust Mortgage Loan Balance as of 10/26/2018 ($)	Total Cut-off Date Debt Balance ($)(2)	Total Maximum Debt Balance ($)(3)	Total Maximum Debt LTV Ratio (%)(3)	Non-Trust Mortgage Loan Interest Rate	Total Maximum Debt U/W NCF DSCR(4)
27 Victoria Owners Corp.	$8,850,000	$1,000,000	$0	$8,850,000	$9,850,000	4.9%	greater of 4.00% or Prime Rate	10.94x
141 East Third Owners Corp.	$5,000,000	$500,000	$0	$5,000,000	$5,500,000	5.3%	greater of 4.00% or Prime Rate+0.25%	6.99x
284-285 Central Owners Corp.	$4,095,091	$500,000	$0	$4,095,091	$4,595,091	29.0%	greater of 3.90% or Prime Rate	5.27x
3751 Apt Corp.	$3,495,005	$300,000	$0	$3,495,005	$3,795,005	17.9%	greater of 3.90% or Prime Rate	4.85x
63-61 99th Street Owners Corp.	$3,250,000	$500,000	$0	$3,250,000	$3,750,000	10.6%	greater of 4.00% or Prime Rate	6.58x
Hastings Gardens Owners Corp.	$2,795,270	$400,000	$0	$2,795,270	$3,195,270	17.7%	greater of 4.00% or Prime Rate	5.35x
Silverhill Owners Corp.	$2,496,994	$250,000	$0	$2,496,994	$2,746,994	25.4%	greater of 3.90% or Prime Rate	3.92x
Bard House, Inc.	$2,493,498	$500,000	$0	$2,493,498	$2,993,498	27.2%	greater of 3.90% or Prime Rate	3.32x
265-267 Water Street Corporation	$1,500,000	$200,000	$0	$1,500,000	$1,700,000	11.6%	greater of 3.90% or Prime Rate	4.08x
25 West 64th Street Owners Corp.	$1,498,156	$500,000	$0	$1,498,156	$1,998,156	7.3%	greater of 3.90% or Prime Rate	6.06x
The Birch Street Corporation	$1,298,485	$250,000	$0	$1,298,485	$1,548,485	42.1%	greater of 4.00% or Prime Rate+0.25%	2.28x

(1)	For Subordinate LOC non-trust mortgage loans, the Non-Trust Mortgage Loan Maximum Balance Allowed assumes that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date.

(2)	The Total Cut-off Date Debt Balance is calculated using the Cut-off Date Principal Balance of the Mortgage Loan and the actual outstanding balance of the non-trust mortgage loan(s) as of October 26, 2018.

(3)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt Balance and the Total Maximum Debt LTV Ratio are calculated (i) using the Cut-off Date Principal Balance of the Mortgage Loan and (ii) assuming that the corresponding non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as the Cut-off Date.

(4)	For Subordinate LOC non-trust mortgage loans, the Total Maximum Debt U/W NCF DSCR is calculated (i) assuming that interest on the non-trust mortgage loan is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of October 26, 2018 and giving effect to any applicable interest rate floor), (ii) assuming that the non-trust mortgage loan has been fully advanced and the entire amount thereof is outstanding as of the Cut-off Date and (iii) assuming that any initial interest-only period for such non-trust mortgage loan has expired and the related borrower is required to make scheduled principal plus interest payments as set forth in the corresponding promissory note.

With respect to each of the Mortgage Loans sold by National Cooperative Bank, N.A. and secured by residential cooperative properties, the PSA permits the applicable master servicer to grant consent to additional subordinate financing secured by the related cooperative property (even if such subordinate financing is prohibited by the terms of the related Mortgage Loan documents), subject to the satisfaction of certain conditions, including that (i) the maximum combined loan-to-value ratio not exceed 40% (based on the Value Co-op Basis of the related Mortgaged Property as set forth in an updated appraisal obtained in connection with the proposed indebtedness), (ii) the aggregate of proposed and existing subordinate financing secured by the related Mortgaged Property must not exceed $7.5 million, (iii) the net proceeds of the subordinate debt must be used principally for funding capital expenditures, major repairs or reserves, (iv) the subordinate mortgage loan is not permitted to have a stated maturity date that is prior to the maturity date of the related Mortgage Loan if the subordinate mortgage loan is not fully amortizing and (v) National Cooperative Bank, N.A. or any affiliate thereof that originates (in accordance with its underwriting standards for such loans) the subordinate mortgage loan, executes and delivers to the custodian (on behalf of the trustee) for inclusion in the Mortgage File an intercreditor and subordination agreement with respect to such subordinate mortgage. “Value Co-op Basis” means, with respect to any residential cooperative property securing a

Mortgage Loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the applicable master servicer determined as if the related Mortgaged Property is operated as a residential cooperative; in general, such value equals the gross share value of all cooperative units in the related Mortgaged Property, based in part on various comparable sales of cooperative apartment units in the market, plus the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restrictions.

However, the intercreditor agreements that in each instance govern the interaction between the mortgagee under the Mortgage Loan and the lender with respect to any such additional secured debt do not (as to existing additional subordinate debt) and are not likely to (as to future additional secured debt) contain “standstill” provisions in favor of the mortgagee under the Mortgage Loan. As a result, the lender under any such permitted additional debt could foreclose upon its lien and cause a default on the related Mortgage Loan, regardless of whether such Mortgage Loan was otherwise in default.

In each of the aforementioned cases with respect to future subordinate financing, National Cooperative Bank, N.A. or one of its affiliates is likely to be the lender on such subordinate financing, although it is not obligated to provide such financing. In addition, the Mortgage Loans secured by residential cooperative properties do not restrict the pledge of direct equity interests in the related cooperative borrower in connection with the financing of cooperative apartment units and generally permit the related borrowers to incur unsecured subordinate debt subject to the terms of the related Mortgage Loan documents. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests” and “—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

With respect to the Millennium Partners Portfolio Mortgage Loan (6.9%), the related loan documents do not prohibit the indirect owners of borrowers from employing “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of excess cash flow. In addition, a certain institutional investor which may purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak.

Other Unsecured Indebtedness

The Mortgage Loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without the lender’s consent. See
“—Certain Terms of the Mortgage Loans—”Due-on-Sale” and “Due-on-Encumbrance” Provisions” above.

Some of the Mortgage Loans permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower including, but not limited to, pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents for such Mortgage Loans may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

With respect to the Aventura Mall Mortgage Loan (9.2%), the Mortgage Loan documents permit the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, so long as the value of the Mortgaged Property does not, in the aggregate, represent more than 20% of the value of all the collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such corporate or parent level credit facility.

In addition, the borrowers under some of the Mortgage Loans have incurred or are permitted to incur unsecured subordinate debt (in addition to trade payables, equipment financing and other debt incurred in the ordinary course) subject to the terms of the related Mortgage Loan documents.

Prospective investors should assume that all or substantially all of the Mortgage Loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the original Mortgage Loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables, equipment financing and/or other unsecured indebtedness in the ordinary course of business or an unsecured credit line to be used for working capital purposes. In addition, certain of the Mortgage Loans allow the related borrower to receive unsecured loans from equity owners, provided that such loans are subject to and subordinate to the applicable Mortgage Loan.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

The Mortgage Loans secured by the Mortgaged Properties or portfolios of Mortgaged Properties identified on Annex A-1 as Aventura Mall, Starwood Hotel Portfolio, Millennium Partners Portfolio, 685 Fifth Avenue Retail, Moffett Towers – Buildings E,F,G, Pfizer Building, Prudential - Digital Realty Portfolio, 2020 Fifth Avenue, Plaza Frontenac and Carriage Place are each part of a Whole Loan consisting of such Mortgage Loan and the related Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (the “Companion Holder” or “Companion Holders”) are generally governed by an intercreditor agreement or a co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and the related Companion Loan(s) are cross-collateralized and cross-defaulted.

In this prospectus, references to (i) any specified Whole Loan should be construed to refer to the Whole Loan comprised of the related Mortgage Loan with the same name and any related Companion Loan(s) and (ii) any specified Companion Loan should be construed to refer to the Companion Loan that together with the related Mortgage Loan with the same name comprise the related Whole Loan with the same name.

The following terms are used in reference to the Whole Loans:

“Aventura Mall Trust 2018-AVM TSA” means the trust and servicing agreement governing the Aventura Mall Trust 2018-AVM securitization trust, into which the Control Note related to the Aventura Mall Whole Loan was deposited.

“BANK 2018-BNK13 PSA” means the pooling and servicing agreement governing the BANK 2018-BNK13 securitization trust, into which the respective Control Note related to the Pfizer Building Whole Loan were deposited.

“BANK 2018-BNK14 PSA” means the pooling and servicing agreement governing the BANK 2018-BNK14 securitization trust, into which the respective Control Notes related to the Prudential - Digital Realty Portfolio Whole Loan were deposited.

“Companion Loan Rating Agency” means any NRSRO rating any serviced pari passu companion loan.

“Control Appraisal Period“ means, with respect to any Serviced A/B Whole Loan, the period during which a “Control Appraisal Event” (or analogous term) exists under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) listed as the “Control Note” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole

Loan will be the holder listed next to the related Control Note in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“DBGS 2018-C1 PSA” means the pooling and servicing agreement governing the DBGS 2018-C1 securitization trust, into which the Control Note related to the Moffett Towers – Buildings E,F,G Whole Loan was deposited.

“MSC 2018-L1 PSA” means the pooling and servicing agreement governing the MSC 2018-L1 securitization trust, into which the Control Note related to the Plaza Frontenac Whole Loan was deposited.

“MSC 2018-MP TSA” means the trust and servicing agreement governing the MSC 2018-MP securitization trust, into which the Control Note related to the Millennium Partners Portfolio Whole Loan was deposited.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Notes with respect to each Whole Loan will be the promissory notes listed as the “Non-Control Notes” in the column “Control Note/Non-Control Note” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Note Holder” in the table below entitled “Whole Loan Control Notes and Non-Control Notes”.

“Non-Serviced A/B Whole Loan“ means each of (i) the Aventura Mall Whole Loan and (ii) the Millennium Partners Portfolio Whole Loan.

“Non-Serviced Certificate Administrator” means, with respect to each Non-Serviced Whole Loan, the certificate administrator under the related Non-Serviced PSA.

“Non-Serviced Companion Loan” means, with respect to each Non-Serviced Whole Loan, any promissory note that is a part of such Whole Loan other than the Non-Serviced Mortgage Loan.

“Non-Serviced Custodian” means, with respect to each Non-Serviced Whole Loan, the custodian under the related Non-Serviced PSA.

“Non-Serviced Directing Certificateholder” means, with respect to each Non-Serviced Whole Loan, the directing certificateholder (or the equivalent) under the related Non-Serviced PSA.

“Non-Serviced Master Servicer” means with respect to each Non-Serviced Whole Loan, the applicable master servicer or servicer under the related Non-Serviced PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Aventura Mall Mortgage Loan, (ii) the Starwood Hotel Portfolio Mortgage Loan, (iii) the Millennium Partners Portfolio Mortgage Loan, (iv) the Moffett Towers – Buildings E,F,G Mortgage Loan, (v) the Pfizer Building Mortgage Loan, (vi) the Prudential - Digital Realty Portfolio Mortgage Loan, (vii) the Plaza Frontenac Mortgage Loan and (viii) each Servicing Shift Mortgage Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced Pari Passu Companion Loan” means, with respect to (i) each Non-Serviced Whole Loan (other than the Millennium Partners Portfolio Whole Loan), any pari passu promissory note other than the Non-Serviced Mortgage Loan, and (ii) with respect to the Millennium Partners Portfolio Whole Loan, any Millennium Partners Portfolio Pari Passu Companion Loan.

“Non-Serviced Pari Passu Whole Loan“ means each of (i) the Starwood Hotel Portfolio Whole Loan, (ii) the Moffett Towers – Buildings E,F,G Whole Loan, (iii) the Pfizer Building Whole Loan, (iv) the Prudential - Digital Realty Portfolio Whole Loan, (v) the Plaza Frontenac Whole Loan and (vi) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Non-Serviced PSA” means, (i) with respect to the Aventura Mall Whole Loan, the Aventura Mall Trust 2018-AVM TSA, (ii) with Starwood Hotel Portfolio Whole Loan, the WFCM 2018-C47 PSA, (iii) with respect to the Millennium Partners Portfolio Whole Loan, the MSC 2018-MP TSA, (iv) with respect to the Moffett Towers – Buildings E,F,G Whole Loan, the DBGS 2018-C1 PSA, (v) with respect to the Pfizer Building Whole Loan, the BANK 2018-BNK13 PSA, (vi) with respect to the Prudential - Digital Realty Portfolio Whole Loan, the BANK 2018-BNK14 PSA, (vii) with respect to the Plaza Frontenac Whole Loan, the MSC 2018-L1 PSA and (viii) with respect to each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date, the pooling and servicing agreement that creates the trust whose assets include the related Control Note.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to each Non-Serviced Whole Loan, the applicable special servicer under the related Non-Serviced PSA.

“Non-Serviced Trustee” means with respect to each Non-Serviced Whole Loan, the trustee under the related Non-Serviced PSA.

“Non-Serviced Whole Loan” means each of (i) the Non-Serviced A/B Whole Loans, (ii) the Non-Serviced Pari Passu Whole Loans and (iii) each Servicing Shift Whole Loan (on and after the related Servicing Shift Securitization Date).

“Other Master Servicer” means, with respect to each Serviced Whole Loan, the applicable master servicer appointed under the related Other PSA.

“Other Special Servicer” means, with respect to each Serviced Whole Loan, the applicable special servicer appointed under the related Other PSA.

“Other PSA” means, with respect to each Serviced Whole Loan, any pooling and servicing agreement, trust and servicing agreement or other servicing agreement governing the securitization of a related Serviced Companion Loan.

“Pari Passu Mortgage Loan” means any of the Serviced Pari Passu Mortgage Loans or the Non-Serviced Mortgage Loans.

“Serviced A/B Whole Loan“ means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. For the avoidance of doubt, there are no Serviced A/B Whole Loans related to the Trust.

“Serviced Companion Loan” means any of the Serviced Pari Passu Companion Loans and the Serviced Subordinate Companion Loans.

“Serviced Pari Passu Companion Loan” means, with respect to each Serviced Whole Loan, any pari passu promissory note other than the Serviced Mortgage Loan.

“Serviced Pari Passu Mortgage Loan” means each of (i) the 685 Fifth Avenue Retail Mortgage Loan and (ii) each Servicing Shift Mortgage Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Pari Passu Whole Loan” means each of (i) the 685 Fifth Avenue Retail Whole Loan and (ii) each Servicing Shift Whole Loan (prior to the related Servicing Shift Securitization Date).

“Serviced Subordinate Companion Loan” means, with respect to any Serviced A/B Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each Serviced A/B Whole Loan and each Serviced Pari Passu Whole Loan.

“Servicing Shift Mortgage Loan“ means, with respect to any Servicing Shift Whole Loan, a Mortgage Loan included in the issuing entity that will be serviced under the PSA as of the Closing Date, but the servicing of which is expected to shift to the Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the 2020 Fifth Avenue Mortgage Loan and the Carriage Place Mortgage Loan will be a Servicing Shift Mortgage Loan.

“Servicing Shift PSA“ means, with respect to any Servicing Shift Mortgage Loan or Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement entered into in connection with the securitization of the related Control Note.

“Servicing Shift Securitization Date“ means, with respect to each Servicing Shift Whole Loan, the closing date of the securitization of the related Control Note.

“Servicing Shift Whole Loan“ means any Whole Loan serviced under the PSA as of the Closing Date, which includes a related Servicing Shift Mortgage Loan included in the issuing entity and one or more Pari Passu Companion Loans not included in the issuing entity, but the servicing of which is expected to shift to the related Servicing Shift PSA on and after the applicable Servicing Shift Securitization Date. As of the Closing Date, each of the 2020 Fifth Avenue Whole Loan and the Carriage Place Whole Loan will be a Servicing Shift Whole Loan.

“Subordinate Companion Loan” means, with respect to any Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“WFCM 2018-C47 PSA” means the pooling and servicing agreement governing the WFCM 2018-C47 securitization trust, into which the Control Note related to the Starwood Hotel Portfolio Whole Loan was deposited.

As of the Closing Date, there will be no Serviced A/B Whole Loans. Accordingly, all references in this prospectus to any Serviced A/B Whole Loan, Control Appraisal Period and any related terms should be disregarded.

The table entitled “Whole Loan Summary” under “Summary of Terms—Description of the Mortgage Pool” provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan. With respect to each Whole Loan, the related Control Note and Non-Control Note(s) and the respective holders thereof as of the date hereof are set forth in the table below. In addition, with respect to each Non-Serviced Whole Loan, the lead securitization servicing agreement and master servicer, special servicer and custodian under the related Non-Serviced PSA are set forth in the table titled “Non-Serviced Whole Loans” under “Summary of Terms—Description of the Mortgage Pool”.

Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder
Aventura Mall

Note A-1-A

Note A-1-B

Note A-1-C

Note A-1-D

Note A-2-A-1

Note A-2-A-2

Note A-2-A-3

Note A-2-A-4

Note A-2-A-5

Note A-2-B-1

Note A-2-B-2-A

Note A-2-B-2-B

Note A-2-B-2-C

Note A-2-B-3

Note A-2-B-4

Note A-2-B-5

Note A-2-C-1

Note A-2-C-2

Note A-2-C-3

Note A-2-C-4

Note A-2-C-5

Note A-2-D-1

Note A-2-D-2

Note A-2-D-3

Note A-2-D-4

Note A-2-D-5

Note B-1

Note B-2

Note B-3

Note B-4

Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

Non-Control

$138,278,000

$89,474,000

$89,474,000

$89,474,000

$75,000,000

$65,000,000

$50,000,000

$75,000,000

$75,000,000

$60,000,000

$38,000,000

$10,000,000

$2,000,000

$40,000,000

$35,000,000

$35,000,000

$60,000,000

$50,000,000

$40,000,000

$50,000,000

$20,000,000

$50,000,000

$50,000,000

$50,000,000

$50,000,000

$20,000,000

$116,722,000

$75,526,000

$75,526,000

$75,526,000

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Benchmark 2018-B4

Benchmark 2018-B5

JPMorgan Chase Bank, National Association

Benchmark 2018-B6

JPMorgan Chase Bank, National Association

CD 2018-CD7

Benchmark 2018-B5

DBGS 2018-C1

DBGS 2018-C1

Benchmark 2018-B4

Benchmark 2018-B6

DBGS 2018-C1

MSC 2018-L1

BANK 2018-BNK14

Morgan Stanley Bank, N.A.

BANK 2018-BNK15

Morgan Stanley Bank, N.A.

BANK 2018-BNK14

CSAIL 2018-CX12

WFCM 2018-C47

BANK 2018-BNK15

Wells Fargo Bank, National Association

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Aventura Mall Trust 2018-AVM

Starwood Hotel Portfolio	Note A-1 Note A-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control	$70,000,000 $65,000,000 $100,000,000 $30,000,000	WFCM 2018-C47 BANK 2018-BNK14 BANK 2018-BNK15 Wells Fargo Bank, National Association

Mortgage Loan	Note Name	Control Note/Non-Control Note	Note Cut-off Date Balance	Note Holder
Millennium Partners Portfolio	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note B-1 Note B-2 Note B-3 Note B-4 Note B-5 Note B-6 Note C	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$175,000,000 $68,967,124 $45,978,083 $36,782,466 $22,989,041 $51,183,285 $51,339,474 $6,032,876 $4,021,917 $3,217,534 $2,010,959 $4,477,241 $238,000,000

MSC 2018-MP

BANK 2018-BNK15

BANK 2018-BNK14

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

MSC 2018-L1

MSC 2018-MP

BANK 2018-BNK15

BANK 2018-BNK14

Morgan Stanley Bank, N.A.

Morgan Stanley Bank, N.A.

MSC 2018-L1

MSC 2018-MP

685 Fifth Avenue Retail	Note A-1 Note A-2	Non-Control Control	$100,000,000 $60,000,000	BANK 2018-BNK14 BANK 2018-BNK15
Moffett Towers – Buildings E,F,G	Note A-1-1 Note A-1-2 Note A-1-3 Note A-1-4 Note A-2 Note A-3 Note A-4 Note A-5 Note A-6 Note A-7	Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control Non-Control	$23,200,000 $15,000,000 $15,000,000 $6,800,000 $50,000,000 $40,000,000 $20,400,000 $56,800,000 $30,000,000 $26,800,000

DBGS 2018-C1

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

Deutsche Bank AG, New York Branch

DBGS 2018-C1

BANK 2018-BNK15

BANK 2018-BNK15

Pfizer Building	Note A-1 Note A-2 Note A-3 Note A-4 Note A-5	Control Non-Control Non-Control Non-Control Non-Control	$28,888,768 $28,888,768 $28,888,768 $19,259,179 $14,444,384	BANK 2018-BNK13 BANK 2018-BNK14 BANK 2018-BNK15 BANK 2018-BNK13 BANK 2018-BNK13
Prudential - Digital Realty Portfolio	Note A-1 Note A-2-1 Note A-2-2 Note A-3 Note A-4	Control Non-Control Non-Control Non-Control Non-Control	$70,000,000 $26,000,000 $10,000,000 $70,000,000 $36,000,000	BANK 2018-BNK14 BANK 2018-BNK15 Wells Fargo Bank, National Association Column Financial, Inc. Column Financial, Inc.
2020 Fifth Avenue	Note A-1 Note A-2	Control Non-Control	$24,000,000 $24,000,000	Column Financial, Inc. BANK 2018-BNK15
Plaza Frontenac	Note A-1 Note A-2 Note A-3	Control Non-Control Non-Control	$40,000,000 $40,000,000 $20,000,000	MSC 2018-L1 BANK 2018-BNK13 BANK 2018-BNK15
Carriage Place	Note A-1 Note A-2	Non-Control Control	$10,000,000 $20,667,500	BANK 2018-BNK15 Bank of America, National Association

The Serviced Pari Passu Whole Loans

Each Serviced Pari Passu Whole Loan will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicers, the special servicers or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the applicable master servicer or the trustee, as applicable, will be required to (and the applicable special servicer, at its option in emergency situations, may) make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the applicable special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Each Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Whole Loan) prior to the related Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to each Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).

●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the Trust’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other Than Servicing Shift Whole Loans. With respect to any Serviced Pari Passu Whole Loan (other than a Servicing Shift Whole Loan), the related Control Note will be included in the Trust, and the Directing Certificateholder will have certain consent rights (prior to the occurrence and continuance of a Control Termination Event) and consultation rights (after the occurrence of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Certificateholder”.

Control Rights with respect to Servicing Shift Whole Loans. With respect to each Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder (as determined under clause (ii) of the definition thereof), prior to the occurrence and continuance of a Control Termination Event, or the operating advisor, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The applicable special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Certificateholder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder due to the occurrence of a Control

Termination Event or Consultation Termination Event) and (ii) to use reasonable efforts to consult with each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the applicable special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the applicable special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the applicable special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative). In addition, if the applicable special servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Serviced Pari Passu Whole Loan, it may take, in accordance with the Servicing Standard, any action constituting a Major Decision with respect to such Serviced Pari Passu Whole Loan or any action set forth in any applicable Asset Status Report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the applicable master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the applicable master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the applicable special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the applicable special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan, other than with respect to any rights such special servicer may have as a Certificateholder, entitlements to amounts payable to such special servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Sale of Defaulted Mortgage Loan. If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the applicable special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the applicable master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Pari Passu Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the applicable master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicers, the special servicers or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Pari Passu Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loan, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).

●	All payments, proceeds and other recoveries on the Non-Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).

●

The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii)(a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), and (b) if any such non-transferring holder’s interest in the related Non-Serviced Pari Passu Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Pari Passu Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights. With respect to each Non-Serviced Pari Passu Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the Controlling Holder listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” above under “—General”. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan in a manner that is substantially similar to the rights of the Directing Certificateholder, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided, that with respect to each Non-Serviced Pari Passu Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder” and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder. With respect to any Non-Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing certificateholder with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided, that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Pari Passu Whole Loan (including each Servicing Shift Whole Loan after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the Trust, and the Directing Certificateholder (as determined under clause (ii) of the definition thereof), prior to the occurrence and continuance of a Control Termination Event, or the required party set forth in the PSA, following the occurrence and during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

With respect to any Non-Serviced Pari Passu Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Certificateholder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Certificateholder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will generally expire ten (10) business days after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Pari Passu Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Pari Passu Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period.

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Pari Passu Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Pari Passu Whole Loan, other than with respect to any rights such Non-Serviced Special Servicer may have as a certificateholder under such Non-Serviced PSA, entitlements to amounts payable to such Non-Serviced Special Servicer at the time of termination, entitlements to indemnification amounts and any other entitlements of the terminated party that survive the termination.

Custody of the Mortgage File. The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Pari Passu Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan. If any Non-Serviced Pari Passu Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Certificateholder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale.

The Non-Serviced A/B Whole Loans

The Aventura Mall Whole Loan

General

The Aventura Mall Mortgage Loan (9.2%) is part of a whole loan structure (the “Aventura Mall Whole Loan”) comprised of thirty (30) mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Aventura Mall Mortgage Loan is evidenced by two (2) senior promissory notes with an aggregate Cut-off Date Balance of $100,000,000. The Aventura Mall Whole Loan consists of (i) the Aventura Mall Mortgage Loan (ii) twenty-four (24) pari passu companion loans (the “Aventura Mall Pari Passu Companion Loans”) that are pari passu with the related Aventura Mall Mortgage Loan and (ii) four (4) subordinate companion loans (evidenced by promissory notes B-1, B-2, B-3 and B-4) (the “Aventura Mall Subordinate Companion Loans” and, together with the Aventura Mall Pari Passu Companion Loans, the “Aventura Mall Companion Loans”) that are subordinate to the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans. None of the Aventura Mall Companion Loans are included in the issuing entity. The related Control Note was included in the Aventura Mall Trust 2018-AVM transaction.

The rights of the holders of the promissory notes evidencing the Aventura Mall Whole Loan (the “Aventura Mall Noteholders”) are subject to an Intercreditor Agreement (the “Aventura Mall Intercreditor Agreement”). The following summaries describe certain provisions of the Aventura Mall Intercreditor Agreement.

Servicing

The Aventura Mall Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the Aventura Mall Trust 2018-AVM TSA. For a summary of certain provisions of the Aventura Mall Trust 2018-AVM TSA, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Aventura Mall Mortgage Loan”.

The master servicer or the trustee, as applicable, under the PSA will be responsible for making any required P&I Advance on the Aventura Mall Mortgage Loan (but not any advances of principal and/or interest on the Aventura Mall Companion Loans) pursuant to the terms of the PSA, unless the master servicer or the trustee, as applicable, or the special servicer under the PSA determines that such an advance would not be recoverable from collections on the Aventura Mall Mortgage Loan. The related Non-Serviced Master Servicer or related Non-Serviced Trustee, as applicable, will be responsible for making (A) any required principal and interest advances on any related promissory notes included in the Aventura Trust 2018-AVM securitization trust if and to the extent provided in the Aventura Mall Trust 2018-AVM TSA and the Aventura Mall Intercreditor Agreement (but not on the

Aventura Mall Mortgage Loan) and (B) any required property protection advances with respect to the Aventura Mall Whole Loan, unless in the case of clause (A) or (B) above, a determination of nonrecoverability is made under the Aventura Mall Trust 2018-AVM TSA.

Application of Payments

The Aventura Mall Intercreditor Agreement sets forth the respective rights of the Aventura Mall Noteholders with respect to distributions of funds received in respect of the Aventura Mall Whole Loan, and provides, in general, that

●	Each of the Aventura Mall Subordinate Companion Loans and the rights of each holder thereof to receive payments of interest, principal and other amounts with respect to its respective Aventura Mall Subordinate Companion Loan will, at all times, be junior, subject and subordinate to the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans and the rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, and the holders of the Aventura Mall Pari Passu Companion Loans to receive payments with respect to the Aventura Mall Mortgage Loan and their respective Aventura Mall Pari Passu Companion Loans.

●	All payments, proceeds and other recoveries on or in respect of the Aventura Mall Whole Loan (other than amounts for reserves or escrows required by the Aventura Mall Whole Loan documents and certain payments and expenses including the payment and reimbursement rights of certain parties to the Aventura Mall Trust 2018-AVM TSA) will be applied in the following order of priority:

●	first, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans (other than default interest) to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable note rate (net of the servicing fee rate);

●	second, on a pro rata and pari passu basis, to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	third, on a pro rata and pari passu basis, to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the Aventura Mall Intercreditor Agreement, plus interest thereon at the applicable note rate (net of the servicing fee rate) compounded monthly from the date the related realized loss was allocated to Aventura Mall Mortgage Loan and each Aventura Mall Pari Passu Companion Loan, such amount to be allocated to such holders on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

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fourth, on a pro rata and pari passu basis, to pay accrued and unpaid interest on the Aventura Mall Subordinate Companion Loans (other than default interest) to each holder of an Aventura Mall Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the applicable outstanding principal balances at the applicable note rate (net of the servicing fee rate);

●	fifth, on a pro rata and pari passu basis, to each holder of an Aventura Mall Subordinate Companion Loan in an amount equal to all principal payments (or other amounts allocated to principal) received, if any, with respect to the related monthly payment date, until the respective outstanding principal balances have been reduced to zero;

●	sixth, on a pro rata and pari passu basis, to each holder of an Aventura Mall Subordinate Companion Loan, an amount equal to the aggregate of unreimbursed realized losses previously allocated to such holder in accordance with the Aventura Mall Intercreditor Agreement, plus interest thereon at the applicable note rate (net of the servicing fee rate) compounded monthly from the date the related realized loss was allocated to each Aventura Mall Subordinate Companion Loan, such amount to be allocated to such holder, on a pro rata and pari passu basis based on the amount of realized losses previously allocated to each such holder;

●	seventh, to pay any yield maintenance premium then due and payable in respect of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans in connection with a permitted prepayment in accordance with the related mortgage loan documents, on a pro rata and pari passu basis

●	eighth, to pay any yield maintenance default premium then due and payable in respect of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans, on a pro rata and pari passu basis, then to the Aventura Mall Subordinate Companion Loans, on a pro rata and pari passu basis;

●	ninth, to pay default interest and late payment charges then due and owing under the Aventura Mall Whole Loan, all of which will be applied in accordance with the Aventura Mall Trust 2018-AVM TSA; and

●	tenth, if any excess amount is available to be distributed in respect of the Aventura Mall Whole Loan, and not otherwise applied in accordance with the foregoing clauses first to eighth, any remaining amount will be paid pro rata to the issuing entity, as holder of the Aventura Mall Mortgage Loan, and each holder of an Aventura Mall Pari Passu Companion Loan and each holder of an Aventura Mall Subordinate Companion Loan based on their initial principal balances.

Certain fees, costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or property protection advances) allocable to the Aventura Mall Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Aventura Mall Subordinate Companion Loans. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

For more information regarding the allocation of collections and expenses in respect of the Aventura Mall Whole Loan, see “Pooling and Servicing Agreement—Advances” and “—Withdrawals from the Collection Account”.

Workout

Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer under the Aventura Mall Trust 2018-AVM TSA modifies the terms of the Aventura Mall Whole Loan in connection with a workout or proposed workout thereof such that (i) the principal balance of the Whole Loan is decreased, (ii) the note rate is reduced, (iii) payments of interest or principal on any related promissory note are waived, reduced or deferred or (iv) any other adjustment is made to any of the payment terms of the Whole Loan, such modification shall not alter, and any modification of the mortgage loan documents shall be structured to preserve the sequential order of payment of the related promissory notes, and all payments to the holders of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans as described above under “—Application of Payments” are required to be made as though such workout did not occur, with the payment terms of each of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans remaining the same as they are on the related Intercreditor Agreement, and the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout will be borne, first, by the holders of the Aventura Mall Subordinate Companion Loans, on a pro rata and pari passu basis, based on their respective principal balances (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each Aventura Mall Subordinate Companion Loan holder, as applicable) and then, by the holders of the Aventura Mall Mortgage Loan and the Aventura Mall Pari Passu Companion Loans, on a pro rata and pari passu basis (up to their respective principal balances, together with accrued interest thereon at the related note rate and any other amounts due to each such holder, as applicable).

Consultation and Control

Pursuant to the Aventura Mall Intercreditor Agreement, the controlling noteholder for the Aventura Mall Whole Loan (the “Aventura Mall Controlling Noteholder”) will be the holder of the Aventura Mall Pari Passu Companion Loan evidenced by promissory note A-1-A provided that the rights of the controlling noteholder are expected to be exercised by holders of the majority of the class of securities issued in the Aventura Mall Trust 2018-AVM securitization designated as the “controlling class” or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder; provided, further, that if at any time 50% or more of promissory note A-1-A (or the “controlling class” of the Aventura Mall Trust 2018-AVM securitization or such other class(es) otherwise assigned the rights to exercise the rights of the controlling noteholder) is held by a borrower affiliate, the holder of promissory note A-1-A (or such class) will not be entitled to exercise any rights of the controlling noteholder under the Aventura Mall Intercreditor Agreement or the Aventura Mall Trust 2018-AVM TSA. Certain decisions to be made with respect to the Aventura Mall Whole Loan, including certain major servicing decisions, and the implementation of any recommended actions outlined in an asset status report with respect to the Aventura Mall Whole Loan or any related REO property will require the approval of the Aventura Mall Controlling Noteholder.

Pursuant to the terms of the Aventura Mall Intercreditor Agreement, the issuing entity, as holder of the Aventura Mall Mortgage Loan or its representative (unless the Controlling Class is held by a borrower affiliate), will (i) have the right to receive (1) notice, information and reports with respect to certain major decisions to be taken with respect to the Aventura Mall Whole Loan (similar to such notice, information or report the related Non-Serviced Special Servicer is required to deliver to the directing holder under the Aventura Mall Trust 2018-AVM TSA) (without regard to whether such items are actually required to be provided to the directing holder under the Aventura Mall Trust 2018-AVM TSA due to the occurrence of a control event or a consultation termination event (in each case as defined in the Aventura Mall Trust 2018-AVM TSA)) and (2) a summary of the asset status report relating to the Aventura Mall Whole Loan (at the same time as it is required to deliver to the directing holder under the Aventura Mall Trust 2018-AVM TSA) and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Mortgage Loan requests consultation with respect to any such major decisions to be taken with respect to the Aventura Mall Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Aventura Mall Whole Loan (and the related Non-Serviced Special Servicer will be required to consider alternative actions recommended by the holder of the Aventura Mall Mortgage Loan). The consultation rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, will expire 10 business days following the delivery of written notice of the proposed action, together with copies of the notice, information and reports required thereto (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case the 10 business day consultation period will be deemed to begin anew from the date of such proposal and delivery of all information relating thereto). Notwithstanding the consultation rights of the issuing entity, as the holder of the Aventura Mall Mortgage Loan, described above, the related Non-Serviced Special Servicer is permitted to make any such major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Aventura Mall Noteholders; and the related Non-Serviced Special Servicer will not be obligated at any time to follow or take any alternative actions recommended by the issuing entity, as holder of the Aventura Mall Mortgage Loan (or its representative).

In addition to the consultation rights described above, the issuing entity, as holder of the Aventura Mall Mortgage Loan (or its representative), will have the right to attend annual meetings (either telephonically or in person, in the discretion of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer at the offices of the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, in which servicing issues related to the Aventura Mall Whole Loan are discussed, provided that the issuing entity (or its representative) executes a confidentiality agreement in form and substance reasonably satisfactory to it, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, and the Aventura Mall Controlling Noteholder.

Sale of Defaulted Whole Loan

Pursuant to the terms of the Aventura Mall Intercreditor Agreement, if the Aventura Mall Whole Loan becomes a defaulted loan under the Aventura Mall Trust 2018-AVM TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the Aventura Mall Trust 2018-AVM securitization trust in accordance with the Aventura Mall Trust 2018-AVM TSA, then the related Non-Serviced Special Servicer will be required to sell the Aventura Mall Companion Loans together with the Aventura Mall Mortgage Loan as one whole loan in accordance with the servicing standard as set forth in the Aventura Mall Trust 2018-AVM TSA.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Aventura Mall Whole Loan if such Whole Loan becomes a defaulted whole loan without the written consent of the issuing entity, as holder of the Aventura Mall Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower affiliate (as defined in the Aventura Mall Trust 2018-AVM TSA)) unless such Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Aventura Mall Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity that are material to the price of the Aventura Mall Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale; provided that the issuing entity may waive as to itself any of the delivery or timing requirements described in this sentence. Subject to the terms of the Aventura Mall Trust 2018-AVM TSA, the issuing entity (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan unless it is a borrower affiliate (as defined in the Aventura Mall Trust 2018-AVM TSA).

Special Servicer Appointment Rights

Pursuant to the Aventura Mall Intercreditor Agreement, subject to the terms of the Aventura Mall Trust 2018-AVM TSA, the Aventura Mall Controlling Noteholder will have the right at any time and from time to time and without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Aventura Mall Whole Loan and appoint a replacement special servicer in lieu of such special servicer in a manner substantially similar to that as described under “Pooling and Servicing Agreement—Replacement of a Special Servicer Without Cause”.

The Millennium Partners Portfolio Whole Loan

General

The Millennium Partners Portfolio Mortgage Loan (6.9%), is part of a Whole Loan (the “Millennium Partners Portfolio Whole Loan”) comprised of the notes listed in the table entitled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”: 6 senior A promissory notes (the “Millennium Partners Portfolio Senior A Notes”), 6 junior A promissory notes (the “Millennium Partners Portfolio Junior A Notes”) and one (1) subordinate promissory note (the “Millennium Partners Portfolio Subordinate Companion Loan”). Each such promissory note is secured by the same mortgage instrument on the same underlying Mortgaged Properties, and such promissory notes have an aggregate initial principal balance of $710,000,000.

Each of the Millennium Partners Portfolio Senior A Notes has been (or is expected be) transferred to a securitization trust together with a Millennium Partners Portfolio Junior A Note with the same numerical designation. Note A-2 and Note B-2, with an aggregate initial principal balance of $75,000,000, will be deposited into this securitization and will constitute a “Mortgage Loan” under the PSA (and will be collectively referred to herein as the “Millennium Partners Portfolio Mortgage Loan”). Each remaining pairing of a Millennium Partners Portfolio Senior A Note and its corresponding Millennium Partners Portfolio Junior A Note will collectively constitute a “Pari Passu Companion Loan” under the PSA (and will be collectively referred to herein as a “Millennium Partners Portfolio Pari Passu Companion Loan”).

 The Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loan are collectively referred to herein as the “Millennium Partners Portfolio Companion Loans”. The Millennium Partners Portfolio

Mortgage Loan and the Millennium Partners Portfolio Companion Loans are collectively referred to herein as the “Millennium Partners Portfolio Whole Loan”.

The Millennium Partners Portfolio Pari Passu Companion Loans are generally pari passu in right of payment with each other and with the Millennium Partners Portfolio Mortgage Loan. The Millennium Partners Portfolio Subordinate Companion Loan is generally subordinate in right of payment to the Millennium Partners Portfolio Mortgage Loan and Millennium Partners Portfolio Pari Passu Companion Loans.

Only the Millennium Partners Portfolio Mortgage Loan is included in the issuing entity. The Control Note with respect to the Millennium Partners Portfolio Whole Loan has been contributed to a securitization trust governed by the MSC 2018-MP TSA (the “MSC 2018-MP Securitization”). The remaining Millennium Partners Portfolio Pari Passu Companion Loans have either been contributed to other securitizations or are expected to be contributed to other securitizations from time to time in the future; however, the holders of the related unsecuritized promissory notes are under no obligation to do so.

The rights of the holders of the promissory notes evidencing the Millennium Partners Portfolio Whole Loan (the “Millennium Partners Portfolio Noteholders”) are subject to an Intercreditor Agreement (the “Millennium Partners Portfolio Intercreditor Agreement”). The following summaries describe certain provisions of the Millennium Partners Portfolio Intercreditor Agreement.

Servicing

The Millennium Partners Portfolio Whole Loan and any related REO Property will be serviced and administered pursuant to the terms of the MSC 2018-MP TSA by Wells Fargo Bank, National Association as servicer, and, if necessary, Wells Fargo Bank, National Association, as special servicer, in the manner described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”, but subject to the terms of the Millennium Partners Portfolio Intercreditor Agreement.

Advances

The applicable master servicer or the trustee, as applicable, will be responsible for making any required principal and interest advances on the Millennium Partners Portfolio Mortgage Loan (but not on the Millennium Partners Portfolio Companion Loans) pursuant to the terms of the PSA unless the applicable master servicer, the applicable special servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Millennium Partners Portfolio Mortgage Loan. Principal and interest advances in respect of the Millennium Partners Portfolio Companion Loans and property protection advances in respect of the Millennium Partners Portfolio Whole Loan will be made as described under “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default

Generally, as long as no (i) event of default with respect to an obligation of the Millennium Partners Portfolio Whole Loan borrowers to pay money due under the Millennium Partners Portfolio Whole Loan or (ii) non-monetary event of default (other than an imminent event of default) as a result of which the Millennium Partners Portfolio Whole Loan becomes a specially serviced mortgage loan under the MSC 2018-MP TSA (a “Millennium Partners Portfolio Triggering Event of Default”) has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, pro rata, to the holders of the Millennium Partners Portfolio Senior A Notes, in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Senior A Notes;

●

sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium

Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis in an amount equal to their respective principal entitlements allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balances of the Millennium Partners Portfolio Junior A Notes;

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ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan in an amount equal to its principal entitlement allocated pursuant to the related loan documents with respect to the applicable payment date, which amount will be applied in reduction of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan;

●	twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Under the terms of the related loan agreement, prior to an event of default, principal payments on the Millennium Partners Portfolio Whole Loan are required to be applied to the promissory notes comprising the Millennium Partners Portfolio Whole Loan as follows: (a) first, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Senior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; (b) second, to the reduction of the outstanding principal balances of each of the Millennium Partners Portfolio Junior A Notes, pro rata and pari passu, until the outstanding balances of such promissory notes are reduced to zero; and (c) third, to the reduction of the outstanding principal balance of the Millennium Partners Portfolio Subordinate Companion Loan, until the outstanding balance of such promissory note is reduced to zero.

Application of Payments After a Millennium Partners Portfolio Triggering Event of Default

Generally, for so long as a Millennium Partners Portfolio Triggering Event of Default has occurred and is continuing, all amounts available for payment on the Millennium Partners Portfolio Whole Loan (excluding (i) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows, (ii) all amounts received as reimbursements on account of recoveries in respect of property protection expenses or property protection advances then due and payable or reimbursable to the related Non-Serviced Trustee, the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, and (iii) certain amounts payable or reimbursable to the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer, the Master Servicer, the Trustee and each master servicer and trustee for any securitization relating to a Millennium Partners Portfolio Pari Passu Companion Loan, including but not limited to principal and interest advances and administrative advances), will be allocated, subject to any deduction, reimbursement, recovery or other payment required or permitted under the Millennium Partners Portfolio Intercreditor Agreement, as follows:

●	first, to the holders of Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holders (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	second, to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	third, to the holders of the Millennium Partners Portfolio Junior A Notes, on a pro rata and pari passu basis, based on their respective interest entitlements, in each case in an amount equal to the accrued and unpaid interest on the principal balance of its respective note (calculated at a rate net of the primary servicing fee rate);

●	fourth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, in an amount equal to the accrued and unpaid interest on the principal balance of such note (calculated at a rate net of the primary servicing fee rate);

●	fifth, to the holders of the Millennium Partners Portfolio Senior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●

sixth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through fifth and, as a result of a workout the principal balances of Millennium Partners Portfolio Senior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the MSC 2018-MP TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Junior A Notes and Millennium

Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Senior A Notes, on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the related notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	seventh, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by the holders of such notes (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eighth, to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis, until the principal balances thereof have been reduced to zero;

●	ninth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eighth and, as a result of a workout the principal balances of the Millennium Partners Portfolio Junior A Notes have been reduced (to the extent such reductions were made in accordance with the terms of the TSA notwithstanding the discussion and allocations set forth under “—Workout” below by reason of the insufficiency of the Millennium Partners Portfolio Subordinate Companion Loan to bear the full economic effect of the workout), such excess amount will be paid to the holders of the Millennium Partners Portfolio Junior A Notes on a pro rata and pari passu basis (x) first, in an amount up to the reduction, if any, of the aggregate principal balance of the Millennium Partners Portfolio Junior A Notes as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	tenth, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan up to the amount of any unreimbursed costs and expenses paid by the holder thereof (or paid or advanced by the related Non-Serviced Master Servicer, the related Non-Serviced Special Servicer or the related Non-Serviced Trustee, as applicable) with respect to the Millennium Partners Portfolio Whole Loan pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement or the MSC 2018-MP TSA;

●	eleventh, to the holder of the Millennium Partners Portfolio Subordinate Companion Loan, until the principal balance thereof has been reduced to zero;

●

twelfth, if the proceeds of any foreclosure sale or any liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties exceed the amounts required to be applied in accordance with the foregoing clauses first through eleventh and, as a result of a workout the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan has been reduced, such excess amount will be paid to the holder of the Millennium Partners Portfolio Subordinate Companion Loan (x) first, in an amount up to the reduction, if any, of the principal balance of the Millennium Partners Portfolio Subordinate Companion Loan as a result of such workout and (y) second, in an amount equal to interest on the amount described in clause (x) at the interest rate applicable to the Millennium Partners Portfolio Whole Loan;

●	thirteenth, to the Millennium Partners Portfolio Noteholders, pro rata, any prepayment or yield maintenance premium, to the extent paid by the Millennium Partners Portfolio Whole Loan borrowers;

●	fourteenth, to the extent assumption fees, transfer fees, late payment fees or charges (other than any prepayment or yield maintenance premium) actually paid by the Millennium Partners Portfolio Whole Loan borrowers are not required to be otherwise applied under the MSC 2018-MP TSA, including, without limitation, to provide reimbursement for any interest on any advance (calculated at the related advance rate), to pay any additional servicing expenses or to compensate the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable (in each case provided that such reimbursements or payments relate to the Millennium Partners Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the Millennium Partners Portfolio borrowers, will be paid to the Millennium Partners Portfolio Mortgage Loan Noteholders, pro rata; and

●	fifteenth, if any excess amount is available to be distributed in respect of the Millennium Partners Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clause first through fourteenth, any remaining amounts will be paid pro rata to the Millennium Partners Portfolio Noteholders;

provided, that to the extent required under the REMIC provisions of the Code, payments or proceeds received with respect to any partial release of any Mortgaged Property (or portion thereof) (including pursuant to a condemnation) at a time when the loan-to-value ratio of the Millennium Partners Portfolio Whole Loan (as determined in accordance with applicable REMIC requirements) exceeds 125% (based solely upon the value of the remaining real property and excluding any personal property or going concern value) must be allocated to reduce the principal balances of the Millennium Partners Portfolio Mortgage Loan and the other promissory notes comprising the Millennium Partners Portfolio Whole Loan in the manner permitted or required by such REMIC provisions.

Notwithstanding the foregoing, if a monthly payment advance is made with respect to the Millennium Partners Portfolio Mortgage Loan or any related companion loan pursuant to the terms of the related pooling and servicing agreement, such advance, will be reimbursed out of funds on deposit in the collection account under the MSC 2018-MP TSA prior to the remittance of such funds for distribution to the issuing entity, as the holder of the Millennium Partners Portfolio Mortgage Loan or to the holders of the Millennium Partners Portfolio Companion Loans.

The issuing entity is required to pay its pro rata share of any unanticipated trust fund expenses relating to the servicing of the Millennium Partners Portfolio Whole Loan in accordance with the MSC 2018-MP TSA and the Millennium Partners Portfolio Intercreditor Agreement to the extent that such amounts remain unpaid or unreimbursed after funds received from the related borrowers for payment of such amounts and any principal and interest collections allocable to the Millennium Partners Portfolio Subordinate Companion Loans have been applied to pay such amounts (it being understood that the pro rata share payable by the issuing entity under this paragraph would be determined by allocating such unanticipated trust expenses, as the case may be, first to the Millennium Partners Portfolio Subordinate Companion Loan).

To the extent collections received after the final liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Property are not sufficient to pay such fees and expenses incurred in connection with the servicing and administration of the Millennium Partners Portfolio Whole Loan in full, the issuing entity will be required to pay or reimburse its pro rata share of such unpaid fees and expenses (after allocating such fees and expenses first to the Millennium Partners Portfolio Subordinate Companion Loan) from general collections on the other mortgage loans in the trust. This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Workout

Notwithstanding anything to the contrary, if the related Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, under the related Non-Serviced PSA, in connection with a workout of the Millennium Partners Portfolio Whole Loan, modifies the terms thereof such that (i) the unpaid principal balance of such Whole Loan is decreased, (ii) the Whole Loan interest rate or scheduled amortization payments on such Whole Loan are reduced, (iii) payments of interest or principal on the Whole Loan are waived, reduced or deferred or (iv) any other adjustment (other than an increase in the Whole Loan interest rate or increase in scheduled amortization payments) is made to any of the terms of the Whole Loan, all payments to the holders of the Millennium Partners Portfolio Senior A Notes as described above under “—Application of Payments Prior to a Millennium Partners Portfolio Triggering Event of Default” and “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” are required to be made as though such workout did not occur, with the payment terms of the Millennium Partners Portfolio Senior A Notes remaining the same as they are on the date of the related Intercreditor Agreement, and the Millennium Partners Portfolio Subordinate Companion Loan (and then the Millennium Partners Portfolio Junior A Notes) will bear the full economic effect of all waivers, reductions or deferrals of amounts due on the Whole Loan attributable to such workout (such economic effect to be borne by each such promissory note up to the amount otherwise due on such promissory note including in connection with the final liquidation or repayment of the Whole Loan).

Consultation and Control

The controlling noteholder under the Millennium Partners Portfolio Intercreditor Agreement will be the securitization trust created pursuant to the terms of the MSC 2018-MP TSA. Pursuant to the terms of the MSC 2018-MP TSA, the related controlling class representative (the “Millennium Partners Portfolio Directing Certificateholder”) will have consent and/or consultation rights with respect to the Millennium Partners Portfolio Whole Loan similar, but not necessarily identical, to those held by the Directing Certificateholder under the terms of the PSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

In addition, pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, the issuing entity, as a non-controlling note holder will have the right to be consulted on a strictly non-binding basis to the extent the issuing entity requests consultation with respect to certain major decisions to be taken with respect to the Millennium Partners Portfolio Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Millennium Partners Portfolio Whole Loan. The consultation rights of the issuing entity will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the issuing entity has responded within such period; provided that if the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal. Notwithstanding the consultation rights of the issuing entity as described above, the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the Millennium Partners Portfolio Noteholders. Neither the related Non-Serviced Master Servicer nor the related Non-Serviced Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative).

Sale of Defaulted Millennium Partners Portfolio Whole Loan

Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement, if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan pursuant to the terms of the MSC 2018-MP TSA, and if the related Non-Serviced Special Servicer determines to sell the promissory notes included in the MSC 2018-MP securitization trust, then the related Non-Serviced Special Servicer will be required to sell the Millennium Partners Portfolio Mortgage Loan together with the Millennium Partners Portfolio Pari Passu Companion Loans and the Millennium Partners Portfolio Subordinate Companion Loans as one whole loan. In connection with any such sale, the related Non-Serviced Special Servicer will be required to follow the procedures set forth under the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”. Proceeds of the sale of the Millennium Partners Portfolio Whole Loan will be distributed in accordance with the priority of payments described in “—Application of Payments After a Millennium Partners Portfolio Triggering Event of Default” above.

Notwithstanding the foregoing, the related Non-Serviced Special Servicer will not be permitted to sell the Millennium Partners Portfolio Mortgage Loan if the Millennium Partners Portfolio Whole Loan becomes a defaulted loan without the written consent of the issuing entity as holder of the Millennium Partners Portfolio Mortgage Loan (provided that such consent is not required if the issuing entity is a borrower or an affiliate of a borrower) unless the related Non-Serviced Special Servicer has delivered to the issuing entity: (a) at least 15 business days’ prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any amendments to such bid packages) received by the related Non-Serviced Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Millennium Partners Portfolio Whole Loan, and any documents in the servicing file reasonably requested by the issuing entity; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer in connection with the proposed sale. Subject to the terms of the MSC 2018-MP TSA, the holder of the Millennium Partners Portfolio Mortgage Loan (or its representative) will be permitted to submit an offer at any sale of the related Whole Loan (unless such person is a borrower or an agent or affiliate of a borrower).

Special Servicer Appointment Rights

Pursuant to the terms of the Millennium Partners Portfolio Intercreditor Agreement and the MSC 2018-MP TSA, the securitization trust created pursuant to the MSC 2018-MP TSA, as the controlling noteholder, will have the right, with or without cause, to replace the related Non-Serviced Special Servicer then acting with respect to the Millennium Partners Portfolio Whole Loan and appoint a replacement special servicer in accordance with the MSC 2018-MP TSA. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans—Servicing of the Millennium Partners Portfolio Mortgage Loan”.

Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the largest 15 Mortgage Loans or groups of cross-collateralized Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annex A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Form ABS-EE with the information required by Item 1125 of Regulation AB (17 C.F.R. 229.1125), Schedule AL – Asset-Level Information will be filed or caused to be filed by the depositor with respect to the issuing entity on or prior to the date of the filing of this prospectus and will provide such information for a reporting period commencing on the day after the hypothetical Determination Date in October 2018 and ending on the hypothetical Determination Date in November 2018. In addition, a Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Transaction Parties

The Sponsors and Mortgage Loan Sellers

Morgan Stanley Bank, N.A., Wells Fargo Bank, National Association, Bank of America, National Association, National Consumer Cooperative Bank and National Cooperative Bank, N.A. are referred to in this prospectus as the “originators”. The depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Holdings LLC, Wells Fargo Bank, National Association, Bank of America, National Association and National Cooperative Bank, N.A. on or about November 29, 2018 (the “Closing Date”) ; provided, that with respect to the Aventura Mall Mortgage Loan, each of Morgan Stanley Mortgage Capital Holdings LLC and Wells Fargo Bank, National Association will sell one of two promissory notes comprising such Mortgage Loan to the depositor. Each mortgage loan seller is a “sponsor” of the securitization transaction described in this prospectus. The depositor will cause the Mortgage Loans in the Mortgage Pool to be assigned to the trustee pursuant to the PSA.

Morgan Stanley Mortgage Capital Holdings LLC

Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company formed in March 2007 (“MSMCH”), is a sponsor of this transaction and one of the mortgage loan sellers. MSMCH is a successor to Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984, which was merged into MSMCH on June 15, 2007. Since the merger, MSMCH has continued the business of Morgan Stanley Mortgage Capital Inc. MSMCH is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its executive offices are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMCH also has offices in Los Angeles, California, Dallas, Texas and Sterling, Virginia.

Morgan Stanley Bank, N.A., a national banking association (“Morgan Stanley Bank” and, together with MSMCH, the “Morgan Stanley Group”), is the originator of all of the mortgage loans that MSMCH is contributing to this securitization (the “MSMCH Mortgage Loans”), representing approximately 35.9% of the Initial Pool Balance, which MSMCH will acquire on or prior to the Closing Date and contribute to this securitization (provided, that the Aventura Mall Mortgage Loan was co-originated by Morgan Stanley Bank and Wells Fargo Bank, and with respect to such Mortgage Loan, MSMCH is only selling its respective portion thereof). Morgan Stanley Bank is also the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan and the Millennium Partners Portfolio Whole Loan. Morgan Stanley Bank is an indirect wholly owned subsidiary of Morgan Stanley (NYSE: MS) and its headquarters are located at One Utah Center, 201 Main Street, Salt Lake City, Utah 84111, telephone number (801) 236-3600. Morgan Stanley Bank also has offices in New York, New York.

MSMCH and Morgan Stanley Bank are each an affiliate of each other and of Morgan Stanley & Co. LLC, an underwriter.

Morgan Stanley Group’s Commercial Mortgage Securitization Program

The Morgan Stanley Group originates and purchases multifamily, commercial and manufactured housing community mortgage loans primarily for securitization or resale.

MSMCH. MSMCH has been involved with warehouse and repurchase financing to residential mortgage lenders, has in the past purchased residential mortgage loans for securitization or resale, or for its own investment, and has previously acted as a sponsor of residential mortgage loan securitizations. MSMCH (or its predecessor) has been active as a sponsor of securitizations of commercial mortgage loans since its formation.

As a sponsor, MSMCH originates or acquires mortgage loans and, either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. LLC, and other underwriters, MSMCH works with rating agencies, investors, mortgage loan sellers and servicers in structuring securitization transactions. MSMCH has acted as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and in transactions in which other entities act as sponsor or mortgage loan seller. MSMCH’s previous securitization programs, identified as “IQ”, “HQ” and “TOP”, typically involved multiple mortgage loan sellers.

Substantially all mortgage loans originated or acquired by MSMCH are either sold to securitizations as to which MSMCH acts as either sponsor or mortgage loan seller (or both) or otherwise sold or syndicated. Mortgage loans originated (or acquired) and securitized by MSMCH include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and such mortgage loans may be included in both public and private securitizations. MSMCH also acquires or originates subordinate and mezzanine debt which is generally not securitized.

MSMCH’s large mortgage loan program typically originates mortgage loans larger than $50 million, although MSMCH’s conduit mortgage loan program also sometimes originates such large mortgage loans. MSMCH originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties. The largest property concentrations of MSMCH securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

The following table sets forth information with respect to acquisitions or originations and securitizations of multifamily, commercial and manufactured housing community mortgage loans by the Morgan Stanley Group for the five years ending on December 31, 2017.

Period	Total Mortgage Loans(1)(2)	Total Mortgage Loans Securitized with Affiliated Depositor(2)	Total Mortgage Loans Securitized with Non-Affiliated Depositor(2)	Total Mortgage Loans Securitized(2)
Year ending December 31, 2017	15.6	5.6	3.0	8.6
Year ending December 31, 2016	9.2	2.4	1.6	4.0
Year ending December 31, 2015	10.8	5.6	2.8	8.4
Year ending December 31, 2014	11.9	4.8	0.4	5.2
Year ending December 31, 2013	7.5	5.5	1.2	6.6

(1)	Includes all mortgage loans originated or purchased by MSMCH (or its predecessor) in the relevant year. Mortgage loans originated or purchased in a given year that were not securitized in that year generally were held for securitization in the following year or sold to third parties.

(2)	Approximate amounts shown in billions of dollars.

Morgan Stanley Bank. Morgan Stanley Bank has been originating financial assets, including multifamily, commercial and manufactured housing community mortgage loans, both for purposes of holding those assets for investment and for resale, including through securitization, since at least 2011. For the period from January 1, 2011 to June 30, 2018, Morgan Stanley Bank originated multifamily, commercial and manufactured housing community mortgage loans in the aggregate original principal amount of approximately $52,732,462,085.

Morgan Stanley Bank originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing community and self storage properties, which it either holds for investment or sells or otherwise syndicates. The largest property concentrations of commercial mortgage loans originated by Morgan Stanley Bank are in retail and office properties, and the largest geographic concentrations are in California and New York. Commercial mortgage loans originated by Morgan Stanley Bank include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans, and such mortgage loans are expected to be included in both public and private securitizations. Morgan Stanley Bank also originates subordinate and mezzanine debt, which generally is not expected to be securitized. Morgan Stanley Bank’s large mortgage loan program originates mortgage loans larger than $50 million, although Morgan Stanley Bank’s conduit mortgage loan program also sometimes originates such large mortgage loans.

The Morgan Stanley Group’s Underwriting Standards

Overview. Commercial mortgage loans originated or co-originated by the Morgan Stanley Group are primarily originated in accordance with the procedures and underwriting standards described below. However, given the unique nature of income-producing real properties, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or loan sponsor and any other pertinent information deemed material by the member of the Morgan Stanley Group that is the originator of the related mortgage loan (the related “Morgan Stanley Origination Entity”). Therefore, this general description of the Morgan Stanley Group’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by the Morgan Stanley Group (or on its behalf) complies entirely with all standards set forth below. For important information about any circumstances that have affected the underwriting of the MSMCH Mortgage Loans, see “—Exceptions to Underwriting Standards” below.

Process. The credit underwriting process for each commercial mortgage loan is performed by a deal team comprised of real estate professionals that typically includes a commercial loan originator, underwriter and closer subject to the oversight and ultimate review and approval of the related Morgan Stanley Origination Entity. This team conducts a review of the related mortgaged property, which typically includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules and third party reports pertaining to appraisal, valuation, zoning, environmental status, physical condition and seismic and other engineering characteristics (see “—Escrow Requirements”, “—Zoning and Land Use”, “—Title Insurance Policy”, “—Property Insurance” and “—Third Party Reports” below). In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and executed tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties), although forms of leases would typically be reviewed.

A member of the deal team or one of its agents performs an inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, criminal and background investigations and searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to address certain risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information and circulated to credit committee for review.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan to Value Requirements. The Morgan Stanley Group’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions may be made based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and the related Morgan Stanley Origination Entity’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. The debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination because updates to the information used to calculate such amounts may have become available during the period between origination and the date of this prospectus.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that the related Morgan Stanley Origination Entity or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. The Morgan Stanley Group’s underwriting guidelines generally permit a maximum amortization period of 30 years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan has a partial interest-only period, the monthly debt service and the U/W NCF DSCR set forth in this prospectus and Annex A-1 reflect a calculation of both the interest-only payments and the future (larger) amortizing loan payment. See “Description of the Mortgage Pool” in this prospectus.

Escrow Requirements. A Morgan Stanley Origination Entity may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, a Morgan Stanley Origination Entity may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover, among other things, tenant improvements and leasing commissions, deferred maintenance, environmental remediation and unfunded obligations. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, in lieu of maintaining a cash reserve, the borrower may be allowed to post a letter of credit or guaranty or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans.

Generally, the Morgan Stanley Group requires escrows as follows:

●	Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

●	Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the loan sponsor is an institutional sponsor or a high net worth individual, (ii) the related borrower maintains a blanket insurance policy or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

●	Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where the related mortgaged property is a single tenant property with respect to which the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

●	Tenant Improvements and Leasing Commissions. A reserve for tenant improvements and leasing commissions may be required to be funded at loan origination and/or during the term of the mortgage loan to cover anticipated tenant improvements or leasing commissions costs that might be associated with re-leasing certain space, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related mortgaged property is a single tenant property and the tenant’s lease extends beyond the loan term or (ii) the rent at the related mortgaged property is considered below market.

●

Deferred Maintenance. A reserve for deferred maintenance may be required to be funded at loan origination in an amount generally between 100% and 125% of the estimated cost of material immediate repairs or replacements identified in the physical condition report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

●	Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

●	Environmental Remediation. A reserve for environmental remediation may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues or (ii) environmental insurance has been obtained or is already in place.

For a description of the escrows collected with respect to the MSMCH Mortgage Loans, please see Annex A-1.

Zoning and Land Use. With respect to each mortgage loan, the related Morgan Stanley Origination Entity and its origination counsel will generally examine whether the use and occupancy of the related mortgaged property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that mortgaged property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the related Morgan Stanley Origination Entity may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild, (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the mortgaged property would be acceptable, (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

Title Insurance Policy. Each borrower is required to provide, and the related Morgan Stanley Origination Entity or its origination counsel typically will review, a title insurance policy for the related mortgaged property. Such title insurance policies typically must (i) be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) be in an amount at least equal to the original principal balance of the mortgage loan, (iii) have protection and benefits run to the mortgagee and its successors and assigns, (iv) be written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, have a legal description of the mortgaged property in the title policy that conforms to that shown on the survey.

Property Insurance. The Morgan Stanley Group requires each borrower to provide evidence of a hazard insurance policy with a customary deductible and coverage in an amount at least equal to the greater of (i) the outstanding principal balance of the mortgage loan or (ii) the amount necessary to prevent the borrower from becoming a co-insurer. Such policies do not permit reduction in insurance proceeds for depreciation, except that a policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the applicable mortgage loans, the related Morgan Stanley Origination Entity generally considers the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than twelve (12) months prior to closing may be used (subject, in certain cases, to updates). In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant mortgage loan or mortgaged property.

●	Appraisal. The related Morgan Stanley Origination Entity generally obtains an appraisal for each mortgaged property prepared by an appraisal firm approved by it to assess the value of the property. Each report is reviewed by the related Morgan Stanley Origination Entity or its designated agent. The report may utilize one or more approaches to value: (i) cost approach; (ii) sale comparison approach and/or (iii) income approach (including both the direct cap and discount cash flow methods). Each appraisal also includes a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (USPAP) and the guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), as amended, were followed in preparing the appraisal. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to, and same method of, valuing the property. Moreover, such appraisals sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the date of the related appraisal is presented in this prospectus for illustrative purposes only.

●

Environmental Report. The related Morgan Stanley Origination Entity generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property generally within the twelve-month period preceding the origination of the related mortgage loan and in each case prepared by an environmental firm approved by such Morgan Stanley Origination Entity. Such Morgan Stanley Origination Entity or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the related Morgan Stanley Origination Entity or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I assessment with respect to a mortgaged property, a Phase II assessment will be ordered and/or an operations and maintenance plan with respect to asbestos, mold or lead based paint will be implemented. In certain cases, environmental insurance may be acquired in lieu of further testing. In certain cases, the Phase I or Phase II assessment may have disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies.

●	Physical Condition Report. The related Morgan Stanley Origination Entity generally obtains a current physical condition report for each mortgaged property prepared by an engineering firm approved by it to assess the overall physical condition and engineering integrity of the improvements at the mortgaged property, including an inspection of representative property components, systems and elements, an evaluation of their general apparent physical condition and an identification of physical deficiencies associated with structural, fixture, equipment or mechanical building components. Such Morgan Stanley Origination Entity or an agent thereof typically reviews the report to determine the physical condition of the mortgaged property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the related Morgan Stanley Origination Entity often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. Such Morgan Stanley Origination Entity also often requires the collection of ongoing escrows for the continued maintenance of the property based on the conclusions of the report. See “—Escrow Requirements” above.

●	Seismic Report. The related Morgan Stanley Origination Entity generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss. Generally, any of the mortgage loans as to which the property was estimated to have a scenario expected limit in excess of 20% would be conditioned on satisfactory earthquake insurance.

Servicing. The Morgan Stanley Origination Entities currently contract with third party servicers for servicing the mortgage loans that they originate or acquire. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, a Morgan Stanley Origination Entity may meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis. No Morgan Stanley Origination Entity or any of its affiliates currently acts as servicer of the mortgage loans in its commercial or residential mortgage loan securitizations.

Exceptions to Underwriting Standards. One or more of the MSMCH Mortgage Loans may vary from the specific Morgan Stanley Group underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the MSMCH Mortgage Loans, the related Morgan Stanley Origination Entity or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the MSMCH Mortgage Loans were originated with any material exceptions from the Morgan Stanley Group underwriting guidelines and procedures.

Review of MSMCH Mortgage Loans

General. In connection with the preparation of this prospectus, MSMCH conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the MSMCH Mortgage Loans is accurate in all material respects. MSMCH determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. MSMCH has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The review procedures described below were employed with respect to all of the MSMCH Mortgage Loans, except that certain review procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. MSMCH created a database (the “MSMCH Securitization Database”) of information obtained in connection with the origination or acquisition of the MSMCH Mortgage Loans, including:

●	certain information from the mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and other search results obtained by MSMCH for each of the MSMCH Mortgage Loans during the underwriting process.

MSMCH may have included in the MSMCH Securitization Database certain updates to such information received by MSMCH after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the MSMCH securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

MSMCH created a data file (the “MSMCH Data File”) using the information in the MSMCH Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the MSMCH Mortgage Loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or an affiliate, on behalf of MSMCH, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed by MSMCH relating to MSMCH Mortgage Loan information in this prospectus. These procedures included:

●	comparing the information in the MSMCH Data File against various source documents provided by MSMCH;

●	comparing numerical information regarding the MSMCH Mortgage Loans and the related mortgaged properties disclosed in this prospectus against the information contained in the MSMCH Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the MSMCH Mortgage Loans disclosed in this prospectus.

Legal Review. For each MSMCH Mortgage Loan originated or co-originated by MSMCH or one of its affiliates (as applicable), MSMCH reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. MSMCH also provided to each origination counsel the representations and warranties attached as Annex D-1 and requested that origination counsel draft exceptions to such representations and warranties. MSMCH compiled and reviewed draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For MSMCH Mortgage Loans purchased by MSMCH or one of its affiliates from a third party originator, if any, MSMCH reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such MSMCH Mortgage Loan, (i) MSMCH generally re-underwrote such mortgage loan to confirm whether it was originated in accordance with the Morgan Stanley Group’s underwriting guidelines and procedures, and (ii) MSMCH and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each MSMCH Mortgage Loan, MSMCH reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. MSMCH requested that each borrower under a MSMCH Mortgage Loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any material pending litigation that existed at origination. In addition, if MSMCH became aware of a significant natural disaster in the vicinity of a mortgaged property securing a MSMCH Mortgage Loan, MSMCH requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. MSMCH prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the MSMCH Mortgage Loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the MSMCH Mortgage Loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. MSMCH also consulted with origination counsel to confirm that the MSMCH Mortgage Loans were originated (or, with respect to the Aventura Mall Mortgage

Loan, co-originated by Morgan Stanley Bank and Wells Fargo Bank) in compliance with the origination and underwriting standards described above under “—The Morgan Stanley Group’s Underwriting Standards” as well as to identify any material deviations from those origination and underwriting standards. See “—The Morgan Stanley Group’s Underwriting Standards” above.

Findings and Conclusions. MSMCH found and concluded with reasonable assurance that the disclosure regarding the MSMCH Mortgage Loans in this prospectus is accurate in all material respects. MSMCH also found and concluded with reasonable assurance that the MSMCH Mortgage Loans were originated (or, with respect to the Aventura Mall Mortgage Loan, co-originated by Morgan Stanley Bank and Wells Fargo Bank) in accordance with the Morgan Stanley Group’s origination procedures and underwriting standards, except to the extent described above under “—The Morgan Stanley Group’s Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. MSMCH will perform a review of any mortgage loan that it elects to substitute for an MSMCH Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. MSMCH, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA (the “MSMCH Qualification Criteria”). MSMCH may engage a third party accounting firm to compare the MSMCH Qualification Criteria against the underlying source documentation to verify the accuracy of the review by MSMCH and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by MSMCH to render any tax opinion required in connection with the substitution.

Repurchases and Replacements

The transaction documents for certain prior transactions in which MSMCH securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table sets forth, for the period commencing July 1, 2015 and ending June 30, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by MSMCH that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of MSMCH where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the CRE Loan asset class. The information for MSMCH as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2018 through June 30, 2018 was set forth in a Form ABS-15G filed by MSMCH on August 10, 2018. The Central Index Key Number of MSMCH is 0001541557.

Repurchases and Replacements1
Asset Class: CMBS

Name of Issuing Entity	Check if Registered	Name of Originator[2]	Total Assets in ABS by Originator at time of securitization			Assets That Were Subject of Demand[3]			Assets That Were Repurchased or Replaced[4]			Assets Pending Repurchase or Replacement (within cure period)[5]			Demand in Dispute[6]			Demand Withdrawn[7]			Demand Rejected[8]
			#	$	%	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]	#	$[9]	%[10]
Morgan Stanley Capital I Series 2006-IQ11 (0001362475)	X	Morgan Stanley Mortgage Capital Inc.	67	772,319,208	47.8%	1	11,164,462	1.68%	0	-	0.00%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	11,164,462	1.68%
Morgan Stanley Capital I Series 2007-IQ14 (0001398854)[11]	X	Morgan Stanley Mortgage Capital Inc.	34	1,345,579,291	27.4%	1	77,221,468	3.22%	0	-	0.00%	0	-	0.00%	0	-	0.00%	1	77,221,468	3.22%	0	-	0.00%
Aggregate Total			101	2,117,898,499		2	88,385,930		0	-		0	-		0	-		1	77,221,468		1	11,164,462

(1)	In connection with the preparation of this prospectus, MSMCH undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which MSMCH acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of MSMCH’s records and the records of affiliates of MSMCH that acted as securitizers in its transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to MSMCH. MSMCH followed up written requests made of Demand Entities as it deemed appropriate. In addition, MSMCH requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(2)	MSMCH identified the “originator” on the same basis that it would identify the originator for purposes of Regulation AB (Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125) for registered transactions.

(3)	Reflects aggregate numbers for all demand activity shown in this table.

(4)	Includes loans for which the repurchase price or replacement asset was received during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(5)	Includes loans for which the securitizer is aware that the responsible party has agreed to repurchase or replace the loan but has not yet repurchased or replaced such loans. The demand related to loans reported in this column may have been received prior to the reporting period from July 1, 2015 to June 30, 2018.

(6)	Includes demands received during and prior to the reporting period from July 1, 2015 to June 30, 2018 unless the loan falls into one of the other categories reflected on this chart or the demand was received prior to such reporting period and was finally resolved prior to such reporting period. If the securitizer is not the party responsible for repurchasing a loan subject to a demand, the loan is reflected in this column until the securitizer has been informed by the related trustee that the loan has been repurchased or replaced.

(7)	Includes loans for which the buyback demand was withdrawn by the party submitting the demand during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(8)	Includes loans (i) for which a demand was received, a rebuttal was made and there was no response within 90 days of the rebuttal and (ii) for which the related obligor has repaid the loan in full, in each case during the reporting period from July 1, 2015 to June 30, 2018. The demand related to loans reported in this column may have been received prior to such reporting period.

(9)	Principal balance was determined as of the earlier of (i) the principal balance reported in the June 2018 distribution date report and (ii) the principal balance on the distribution date immediately preceding the period for which the distribution date report reflected that the loan was removed from the pool. Liquidated loans reflect amounts received as borrower payments, insurance proceeds and all other liquidation proceeds. All of the balances and loan counts set forth in the table above are based on MSMCH’s records and, in certain instances, may differ from balance and loan count information publicly available.

(10)	Percentage of principal balance was calculated by using the principal balance as described in footnote 9 divided by the aggregate principal balance of the pool assets reported in the June 2018 distribution date report. Because the aggregate principal balance of the remaining pool assets may be less than the principal balance of the repurchase demands calculated as described in footnote 9, the percentage shown in this column may exceed 100%.

(11)	With respect to the Morgan Stanley Capital I Series 2007-IQ14 securitization, the demand made with respect to one of the underlying mortgage loans was subsequently withdrawn following a settlement payment by MSMCH (or an affiliate thereof) to the related trust in the amount of $62,500,000.

Retained Interests in This Securitization

None of MSMCH, Morgan Stanley Bank or any of their affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Morgan Stanley Bank is expected to retain a portion of the RR Interest with an initial Certificate Balance of $19,467,557.54. However, any of MSMCH, Morgan Stanley Bank and their affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than the RR Interest) at any time. Morgan Stanley Bank will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly-owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 4150 E 42nd Street, 38th Floor, New York, New York 10017, and its telephone number is (212) 214-7468. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly-owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association’s Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December 2007, Wells Fargo Bank originated approximately 5,360 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia

Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. In coordination with its affiliate, Wells Fargo Securities, LLC, and other underwriters, Wells Fargo Bank works with rating agencies, mortgage loan sellers, subordinated debt purchasers and master servicers in structuring securitizations in which it is a sponsor, mortgage loan seller and originator. For the twelve-month period ended December 31, 2017, Wells Fargo Bank securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $6.2 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 1,995 fixed-rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $39.1 billion, which were included in 121 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, certificate administrators, custodians and trustees in a wide array of securitization transactions.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” sections of this prospectus and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures may be waived or modified by Wells Fargo Bank if it is determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratios and Loan-to-Value Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, that variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the trust fund.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state-certified appraiser, an appraiser belonging to the “Appraisal Institute”, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

●	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

●	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

●	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

●	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

●	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

●	Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a property is a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if (i) the borrower maintains a blanket insurance policy, or (ii) the property is a single tenant property (which may include ground leased tenants) and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

●

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the related mortgage loan, Wells Fargo Bank generally requires that at least 115%-125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the related mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Co-Originated or Third Party-Originated Mortgage Loans. From time to time, Wells Fargo Bank originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect Wells Fargo Bank as the payee. Wells Fargo Bank has in the past and may in the future deposit such promissory notes for which it is named as payee with one or more securitization trusts, while its co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts. The Aventura Mall Mortgage Loan (9.2%) is part of a whole loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association and Morgan Stanley Bank, N.A. The Moffett Towers – Buildings E,F,G Loan (5.2%) is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company. The Prudential - Digital Realty Portfolio Mortgage Loan (2.4%) is part of a whole loan that was co-originated by Wells Fargo Bank, National Association, and Column Financial, Inc. The 2020 Fifth Avenue Loan (2.2%) is part of a Whole Loan that was co-originated by Wells Fargo Bank, National Association and Column Financial, Inc.

Exceptions. One or more of Wells Fargo Bank’s Mortgage Loans may vary from the specific Wells Fargo Bank’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo Bank’s Mortgage Loans, Wells Fargo Bank or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. For any material exceptions to Wells Fargo Bank’s underwriting guidelines described above in respect of the Wells Fargo Bank Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the sponsor of the Wells Fargo Bank Mortgage Loans, has conducted a review of the Wells Fargo Bank Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank Mortgage Loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the Mortgage Loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank Mortgage Loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third-party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank Mortgage Loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank Mortgage Loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Wells Fargo Bank, engaged a third-party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus regarding the Wells Fargo Bank Mortgage Loans. These procedures included:

●	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

●	comparing numerical information regarding the Wells Fargo Bank Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the Wells Fargo Bank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank Mortgage Loans disclosed in this prospectus.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank Mortgage Loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller’s counsel reviewed the legal summaries for each Wells Fargo Bank Mortgage Loan, together with pertinent parts of the Mortgage Loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus. In addition, mortgage loan seller’s counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank Mortgage Loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller’s counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank Mortgage Loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related Mortgage Loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank Mortgage Loans to confirm that the Wells Fargo Bank Mortgage Loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting”, as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank Mortgage Loans in this prospectus is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank Mortgage Loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.

Review Procedures in the Event of a Mortgage Loan Substitution. Wells Fargo Bank will perform a review of any Wells Fargo Bank Mortgage Loan that it elects to substitute for a Wells Fargo Bank Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Wells Fargo Bank, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “Qualification Criteria”). Wells Fargo Bank may engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Wells Fargo Bank and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Wells Fargo Bank to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. The following table provides information regarding the demand, repurchase and replacement activity with respect to the mortgage loans securitized by Wells Fargo Bank (or a predecessor), which activity occurred during the period from July 1, 2015 to June 30, 2018 (the “Rule 15Ga-1 Reporting Period”) or is still outstanding.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator(2)(3)			Assets That Were Subject of Demand(3)(4)			Assets That Were Repurchased or Replaced(3)(4)(5)			Assets Pending Repurchase or Replacement (within cure period)(4)(6)(7)			Demand in Dispute(4)(6)(8)			Demand Withdrawn(4)(6)(9)			Demand Rejected(4)(6)
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)
Asset Class Commercial Mortgages(1)
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C28	X	Wachovia Bank, National Association	113	2,502,246,884.83	69.60	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 0001376448		Nomura Credit & Capital, Inc.	44	823,722,922.57	22.91	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation(10)	50	269,226,893.21	7.49	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	13.66	0	0.00	0.00

Issuing Entity Subtotal			207	3,595,196,700.61	100.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	13,687,005.00	13.66	0	0.00	0.00

Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates Series 2006-C33	X	Wachovia Bank, National Association	88	2,043,814,381.00	56.74	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	12.40
CIK #: 0001406873		Barclays Capital Real Estate Inc.	33	724,003,952.00	20.10	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Nomura Credit & Capital, Inc.	17	639,286,752.00	17.75	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Artesia Mortgage Capital Corporation	28	195,018,502.00	5.41	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			166	3,602,123,586.00	100.00	0	0.00	0	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	86,311,631.00	12.40

Wells Fargo Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-Through Certificates, Series 2015-NXS2	X	Natixis Real Estate Capital LLC(11)	39	503,900,454.00	55.11	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.56	0	0.00	0.00
CIK #: 0001643873		Wells Fargo Bank, National Association	14	293,066,224.00	32.05	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Silverpeak Real Estate Finance LLC	10	117,394,863.00	12.84	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			63	914,361,541.00	100.00	1	23,000,000.00	2.52	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	23,000,000.00	2.56	0	0.00	0.00

WFRBS Commercial Mortgage Trust 2014-C22, Commercial Mortgage Pass-Through Certificates, Series 2014-C22	X	Wells Fargo Bank, National Association	34	660,152,359.00	44.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
CIK #: 1616666		The Royal Bank of Scotland	18	311,373,307.00	20.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Rialto Mortgage Finance, LLC	21	158,381,467.00	10.65	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Prudential Mortgage Capital Company, LLC	9	109,719,609.00	7.38	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		NCB, FSB	20	67,614,088.00	4.55	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		C-III Commercial Mortgage LLC	17	63,291,423.00	4.25	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00
		Basis Real Estate Capital II, LLC(12)	6	58,594,540.00	3.94	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.08	0	0.00	0.00	1	15,348,545.00	1.08
		Walker & Dunlop Commercial Property Funding I WF, LLC	4	58,473,000.00	3.93	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

Issuing Entity Subtotal			73	1,487,599,794.00	100.00	1	15,371,874.00	1.06	0	0.00	0.00	0	0.00	0.00	1	15,348,545.00	1.08	0	0.00	0.00	1	15,348,545.00	1.08

Commercial Mortgages Asset Class Total			628	9,599,281,621.61		1	38,371,874.00		0	0.00		0	0.00		1	15,348,545.00		2	36,687,005.00		2	101,660,176.00

(1)	In connection with the preparation of this table, Wells Fargo Bank undertook the following steps to gather the information required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Exchange Act: (i) identifying all asset-backed securities transactions in which Wells Fargo Bank (or a predecessor) acted as a securitizer, (ii) performing a diligent search of the records of Wells Fargo Bank and the records of affiliates of Wells Fargo Bank that acted as securitizers in transactions of commercial mortgage loans for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties who might have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for breach of a representation or warranty with respect to any relevant transaction. In this effort, Wells Fargo Bank made written requests of all trustees and unaffiliated co-sponsors of applicable commercial mortgage-backed securities transactions. Wells Fargo Bank followed up written requests made of Demand Entities as it deemed appropriate.

The repurchase activity reported herein is described in terms of a particular loan’s status as of the last day of the Rule 15Ga-1 Reporting Period. (For columns j-x)

(2)	“Originator” generally refers to the party identified in securities offering materials at the time of issuance for purposes of meeting applicable SEC disclosure requirements. (For columns d-f)

(3)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the date of the closing of the related securitization. (For columns d–l)

(4)	Includes only new demands received during the Rule 15Ga-1 Reporting Period. (For columns g-i)

In the event demands were received prior to the Rule 15Ga-1 Reporting Period, but activity occurred with respect to one or more loans during the Rule 15Ga-1 Reporting Period, such activity is being reported as assets pending repurchase or replacement within the cure period (columns m/n/o) or as demands in dispute (columns p/q/r), as applicable, until the earlier of the reporting of (i) the repurchase or replacement of such asset (columns j/k/l), (ii) the withdrawal of such demand (columns s/t/u), or (iii) the rejection of such demand (columns v/w/x), as applicable.

(5)	Includes assets for which a reimbursement payment is in process and where the asset has been otherwise liquidated by or on behalf of the issuing entity at the time of initiation of such reimbursement process. Where an underlying asset has paid off or otherwise been liquidated by or on behalf of the issuing entity (other than via a repurchase by the obligated party) during the Rule 15Ga-1 Reporting Period, the corresponding principal balance utilized in calculating columns (g) through (x) will be zero. (For columns j-l)

(6)	Reflects the number of loans, outstanding principal balance and percentage of principal balance as of the last day of the Rule 15Ga-1 Reporting Period. (For columns m-x)

(7)	Includes assets that are subject to a demand and within the cure period. (For columns m-o)

(8)	Includes assets pending repurchase or replacement outside of the cure period. (For columns p-r)

(9)	Includes assets for which a reimbursement payment is in process, and where the asset has not been repurchased or replaced and remains in the transaction. Also includes assets for which the requesting party rescinds or retracts the demand in writing. (For columns s-u)

(10)	U.S. Bank National Association, as Trustee for Registered Holders of Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2006-C28 (“U.S. Bank”) v. Dexia Real Estate Capital Markets (“Dexia”), Case No. 12 Civ 9412, filed in the United States District Court for the Southern District of New York. U.S. Bank filed its complaint against Dexia (on December 27, 2012) arguing that Dexia had breached the terms of the related mortgage loan purchase agreement in light of the determination in a Minnesota enforcement action against the guarantors of Loan #58 Marketplace Retail and Office Center (“Loan #58”) that the form of the guaranty sold to U.S. Bank pursuant to the mortgage loan purchase agreement had not been signed by the guarantors. U.S. Bank, in its complaint, seeks a judgment requiring Dexia to repurchase Loan #58 for approximately $16.5 million. Dexia filed a Notice of Motion to Dismiss and a Memorandum in Support of its Motion to Dismiss on January 25, 2013. Judge Shira A. Scheindlin entered an order denying Dexia’s motion on June 6, 2013. After completion of discovery, U.S. Bank and Dexia filed cross-motions for summary judgment, and on July 9, 2014 Judge Scheindlin entered an Opinion and Order granting the summary judgment motion of U.S. Bank and denying the summary judgment motion of Dexia. On September 12, 2014, the Court entered its judgment directing that Dexia repurchase Loan #58 for $19,627,961.66. On March 16, 2016, the United States Court of Appeals for the Second Circuit reversed, and ordered that judgment be entered in Dexia’s favor. On April 11, 2016, the United States District Court for the Southern District of New York entered judgment for Dexia and against U.S. Bank on U.S. Bank’s claims in the case. Because U.S. Bank did not appeal the District Court’s decision within the required 90-day period, this demand has been classified as “withdrawn”.

(11)	Rialto Capital Advisors, LLC, as special servicer for Loan #8 88 Hamilton Avenue (in such capacity, the “NXS2 Special Servicer”), claimed in a letter dated March 16, 2016, that NREC breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a prior $4,000,000 mortgage on the related mortgaged property. On March 31, 2016, NREC rejected the claim for breach of representation or warranty and noted that a title insurance policy was obtained from Chicago Title Insurance Company, which insures the first lien status of such loan. The NXS2 Special Servicer withdrew its repurchase demand on August 15, 2017.

(12)	CWCapital Asset Management LLC, as special servicer for Loan No. 22, Alpha Health Center, claimed in a letter dated December 19, 2017, that Basis Real Estate Capital II, LLC ("Basis") breached the representations and warranties made in the related mortgage loan purchase agreement due to the existence of a lawsuit that was filed against the sponsor of 300 E. Pulaski, LLC (the "Borrower"). On February 7, 2018, Basis rejected the claim for breach of representation or warranty for several reasons including (i) the lawsuit was filed after Basis had already conducted its due diligence on the Borrower and the sponsor of the Borrower and (ii) the lawsuit in question was served on the sponsor of the Borrower after Basis had originated the Alpha Health Center Loan. Basis has requested that the special servicer rescind its repurchase demand.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the quarterly reporting period from April 1, 2018 through June 30, 2018 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on August 13, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on August 13, 2018, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. (or a predecessor) was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

Retained Interests in This Securitization

Neither Wells Fargo Bank nor any of its affiliates intend to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $17,293,296.22 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

Bank of America, National Association

Bank of America, National Association (“Bank of America”), a national banking association, is a subsidiary of Bank of America Corporation.

Bank of America is engaged in a general consumer banking and commercial banking business. Bank of America is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC.

Bank of America and its affiliates have been active in the securitization market since inception and have sponsored publicly and privately offered securitization transactions since 1977. Bank of America and its affiliates have been involved with the origination and securitization of residential and commercial mortgage loans and its affiliates have been involved with the origination of auto loans, student loans, home equity loans and credit card receivables, as well as less traditional asset classes. Bank of America and its affiliates have served as sponsors, issuers, dealers, and servicers in a wide array of securitization transactions.

The tables below indicate the size and history of the commercial mortgage loan origination program for Bank of America and its affiliates. Loans originated by Bank of America and its affiliates have historically included primarily a mix of multifamily, office, retail, hotel and industrial and warehouse properties, though Bank of America and its affiliates have also regularly originated loans on a variety of other commercial property types, including but not limited to self storage facilities, manufactured housing communities, parking garage facilities and golf courses.

Origination Volume
(Dollar Amount of Closed Loans)

Property Type	2014	2015	2016	2017	As of 9/30/2018
Multifamily	$518,929,738	$1,104,590,000	$242,008,000	$146,622,500	$313,925,000
Office	1,864,674,000	1,863,491,000	1,207,957,250	1,424,716,159	1,032,282,500
Retail	1,726,602,172	1,254,393,252	1,392,460,000	720,057,794	1,211,018,634
Industrial	31,185,000	1,342,375,000	257,320,721	101,890,000	131,020,000
Manufactured Housing	87,111,250	116,618,625	19,987,500	38,835,750	36,860,000
Self Storage	93,095,000	546,593,750	156,775,000	387,370,000	453,176,250
Lodging	2,631,502,433	2,241,228,600	70,509,000	2,176,576,500	1,947,038,000
Mixed Use	144,100,000	147,725,000	18,362,500	221,600,000	57,040,000
Other	69,930,000	0	150,000,000	283,150,000	192,300,000
Total	$7,167,129,593	$8,617,015,227	$3,515,379,971	$5,500,818,703	$5,374,660,384

Bank of America is a sponsor and mortgage loan seller in this transaction. Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America and assisted Bank of America in connection with the selection of mortgage loans for this transaction.

Bank of America’s headquarters and its executive offices are located at 100 North Tryon Street, Charlotte, North Carolina 28255, and the telephone number is (980) 386-8154.

See below for more information about the Bank of America’s solicitation and underwriting standards used to originate mortgage loans similar to the mortgage loans included in the issuing entity and Bank of America’s material roles and duties in each securitization.

Bank of America’s Commercial Mortgage Loan Underwriting Standards

Overview.

Bank of America’s commercial mortgage loans are originated in accordance with the procedures and underwriting standards described below. The loans are primarily originated (i) directly by Bank of America or through affiliates to mortgagor/borrowers; (ii) indirectly through mortgage loan brokers to mortgagor/borrowers; and (iii) through other loan originators. The remainder of the discussion of Bank of America’s loan underwriting practices under this “—Bank of America’s Commercial Mortgage Loan Underwriting Standards” describes the practices of Bank of America and any affiliate of Bank of America with respect to the origination of loans to be sold by Bank of America in this transaction. However, variations from these procedures and standards may be implemented as a result of various conditions, including a mortgage loan’s specific terms, the quality or location of the underlying real estate, the mortgaged property’s tenancy profile, the background or financial strength of the borrower or sponsor and any other pertinent information deemed material by Bank of America. Therefore, this general description of Bank of America’s origination procedures and underwriting standards is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all standards set forth below. For important information about the circumstances that have affected the underwriting of Bank of America mortgage loans, see “—Exceptions to Underwriting Standards” below and Annex D-2.

Process. Each mortgage loan underwritten to Bank of America’s general underwriting standards is underwritten in accordance with guidelines established by Bank of America’s real estate structured finance group (“Bank of America Guidelines”). These underwriting standards applied by Bank of America are intended to evaluate the adequacy of the mortgaged property as collateral for the loan and the mortgagor’s repayment ability and creditworthiness. The underwriting standards as established in the Bank of America Guidelines are continually updated to reflect prevailing conditions in the CMBS market, new mortgage products, and the investment market for commercial loans.

The Application. Regardless of the channel in which the loan was originated, a mortgage application or term sheet is completed by the borrower/mortgagor containing information that assists in evaluating the adequacy of the mortgaged property as collateral for the loan, including the mortgagor’s credit standing and capacity to repay the loan.

Further, the mortgage application requires supporting documentation (or other verification) for all material data provided by the mortgagor described in a checklist, including but not limited to the following:

●	rent roll;

●	existing mortgage verification;

●	credit references;

●	certified financial statements for mortgagor and borrower principals;

●	tenant/resident leases;

●	ground leases;

●	property operating statements;

●	real estate tax bills;

●	purchase contract (if applicable);

●	appraisal;

●	engineering report;

●	seismic report (if applicable);

●	environmental report;

●	site plan;

●	certificate of occupancy;

●	evidence of zoning compliance;

●	insurance policies;

●	borrower structure/authority documents; and

●	underwriting evaluation.

In some cases, certain of these documents may not be reviewed due to the nature of the related mortgaged property. For instance, historical operating statements may not be available with respect to a mortgaged property with a limited operating history or that has been recently acquired by its current owner. In addition, rent rolls would not be examined for certain property types (e.g., hospitality properties), and tenant leases would not be examined for certain property types (e.g., hospitality, self storage, multifamily and manufactured housing community properties).

The credit underwriting process for each Bank of America mortgage loan is performed by Bank of America’s real estate structured finance group which is a vertically integrated entity, staffed by real estate professionals, and includes loan underwriting, origination and closing groups. Bank of America’s review team may also include third parties (for example, Situs Holdings, LLC) which are subject to oversight by Bank of America and ultimate review and approval by Bank of America of such third parties’ work product.

A member of the Bank of America deal team or one of its agents performs a site inspection of the mortgaged property as well as a review of the surrounding market environment (including demand generators, competing properties (if any) and proximity to major thoroughfares and transportation centers) in order to confirm tenancy information, assess the physical quality and attributes (e.g., age, renovations, condition, parking, amenities, class, etc.) of the collateral, determine visibility and access characteristics and evaluate the mortgaged property’s competitiveness within its market.

The Bank of America deal team or one of its agents also performs a detailed review of the financial status, credit history and background of the borrower and certain principals or sponsors of the borrower using financial statements, income tax returns, credit reports, criminal and background review and searches in select jurisdictions for judgments, liens, bankruptcy, pending litigation and, if applicable, the loan payment history of the borrower. Bank of America also performs a qualitative analysis which incorporates independent credit checks and review of published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities although they are not always required to be bankruptcy-remote entities. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

The collateral analysis includes an analysis of the historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Bank of America requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a Bank of America staff member (or, with respect to environmental reports, a third party consultant) for compliance with program standards. Based on their review (or, with respect to environmental reports, a third party consultant’s report), such staff member approves or rejects such report. The results of these reviews are incorporated into the underwriting report.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the mortgaged property’s cash flow in accordance with Bank of America’s property-specific, cash flow underwriting guidelines.

Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes, cash management agreements and guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals, among others. After a review of the credit committee package and a discussion of a mortgage loan, the committee may approve the mortgage loan as recommended, request additional due diligence, modify the terms or reject the mortgage loan entirely.

Debt Service Coverage and Loan-to-Value Requirements. Bank of America’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and permit a maximum loan-to-value ratio of 80%; however, these thresholds are guidelines, and exceptions are permitted based on the merits of each individual mortgage loan, such as the types of tenants, reserves, letters of credit, guarantees and Bank of America’s assessment of the mortgaged property’s future performance. The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. As a result, the debt service coverage ratio for each mortgage loan as reported in this prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination.

Certain mortgaged properties may also be encumbered by subordinate debt (or the direct or indirect ownership interests in the related borrower may be encumbered by mezzanine debt). It is possible that Bank of America or an affiliate thereof will be a lender on such additional debt and may either sell such debt to an unaffiliated third party or hold it in inventory. When such subordinate or mezzanine debt is taken into account, the aggregate debt with respect to the related mortgaged property may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. Bank of America’s underwriting guidelines generally permit a maximum amortization period of thirty (30) years. Certain mortgage loans may provide for interest-only payments through maturity or for a portion of the commercial mortgage loan term. If a mortgage loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A-1 reflect a calculation of the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. Bank of America generally requires borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Bank of America are as follows:

● Taxes. An initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate; however, if the actual tax amount owing in the upcoming year is not available, the required annual reserve amount will generally be between 100% and 105% of the preceding year’s tax amount) are typically required to satisfy taxes and assessments, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor is an institutional sponsor or a high net worth individual or (ii) the related mortgaged property is a single tenant property with respect to which the related tenant is required to pay taxes directly.

● Insurance. An initial deposit at origination (which may be equal to one or more months of the required monthly amount) and subsequent monthly escrow deposits equal to 1/12 of an amount generally between 100% and 105% of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the related borrower maintains a blanket insurance policy, (ii) the sponsor is an institutional sponsor or a high net worth individual or (iii) the related mortgaged property is a single tenant property with respect to which the related tenant self-insures.

● Replacement Reserves. Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan.

● Deferred Maintenance/Immediate Repair/Environmental Remediation. A deferred maintenance, immediate repair or remediation reserve is required. An initial deposit, upon funding of the applicable mortgage loan, in an amount equal to generally between 100% and 125% of the estimated costs of such deferred maintenance, immediate repairs and/or environmental remediation to be completed within the first (1st) year of the mortgage loan pursuant to the building condition report is required, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or is de minimis in relation to the loan amount or (iii) the related mortgaged property is a single tenant property and the tenant is responsible for the repairs.

● Tenant Improvements and Leasing Commissions. In some cases, major tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.

● Furniture, Fixtures and Equipment. A reserve for furniture, fixtures and equipment expenses may be required to be funded during the term of the mortgage loan based on the suggested reserve amount from an independent, third-party property condition or engineering report, or based on certain minimum requirements depending on the property type.

● Environmental Remediation. An environmental remediation reserve may be required to be funded at loan origination in an amount generally between 100% and 150% of the estimated remediation cost identified in the environmental report, except that such escrows may not be required in certain circumstances, including, but not limited to, situations where (i) the sponsor of the borrower delivers a guarantee whereby it agrees to take responsibility and pay for identified environmental issues, (ii) environmental insurance has been obtained or already in place or (iii) a third party having adequate financial resources has been identified as a responsible party.

For a description of the escrows collected with respect to the Bank of America mortgage loans, please see Annex A-1.

Zoning and Building Code Compliance. Bank of America will generally examine whether the use and operation of the mortgaged properties are in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such mortgaged properties at the time such mortgage loans are originated. Bank of America will consider, among other things, legal opinions, certifications from government officials, zoning consultant’s reports and/or representations by the related borrower contained in the related mortgage loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.

Hazard, Liability and Other Insurance. The mortgage loans generally require that each mortgaged property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related mortgaged property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originators.

In addition, if any material improvements on any portion of a mortgaged property securing any mortgage loan was, at the time of the origination of such mortgage loan, in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related mortgage loan, (b) the full insurable value of the related mortgaged property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, or (d) 100% of the replacement cost of the improvements located on the related mortgaged property.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related mortgaged property in an amount generally equal to at least $1,000,000.

Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related mortgaged property for not less than twelve (12) months. See representation and warranty no. 18 on Annex D-1 and the exceptions thereto on Annex D-2 (subject to the limitations and qualifications set forth in the preamble to Annex D-1).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the Bank of America mortgage loans, Bank of America generally considered the results of third party reports as described below. New reports are generally ordered, although existing reports dated no more than 180 days prior to closing may be used (subject, in certain cases, to updates).

●

Appraisal. For each mortgage loan, Bank of America obtains an appraisal that utilizes one (1) of three (3) approaches to valuation: a cost approach, a sales comparison approach or an income approach (including both direct cap and discount cash flow methods). An independent appraiser that is either a member of MAI or state certified is required to perform an appraisal (or update an existing appraisal) of each of the related mortgaged properties in connection with the origination of each mortgage loan to establish the appraised value of the related mortgaged property or properties. Each appraisal also includes (or Bank of America obtains a separate letter that includes) a statement by the appraiser that the Uniform Standards of Professional Appraisal Practice (except for certain mortgaged properties involving operating businesses) and the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

●	Environmental Site Assessments. Bank of America generally obtains a Phase I environmental site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm. Bank of America requires a Phase I environmental site assessment for all properties regardless of age or location and each such report must be in compliance with current standards prescribed by The American Society of Testing and Materials. A Phase I environmental site assessment consists of inquiries, interviews, inspections, and research of public records to identify known or potential environmental concerns. Bank of America or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. An environmental site assessment will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when Bank of America or the environmental consultant believes that such an analysis is warranted under the circumstances. Upon the recommendation of the environmental consultant conducting the Phase I environmental site assessment with respect to a mortgaged property, a Phase II assessment (which is a is a site specific investigation to determine the presence or absence of specified environmental concerns) is performed.

●	Property Condition Assessments. Bank of America generally obtains a current physical condition report for each mortgaged property (other than in the case of mortgaged properties secured solely by an interest in land) prepared by independent licensed engineers to assess the overall physical condition and engineering integrity of the mortgaged property, including an inspection of the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports may indicate deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a mortgaged property is included in the related property condition assessment. In cases in which the report identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, Bank of America often requires an escrow at the time of origination in an amount sufficient to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above. In addition, various mortgage loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

●	Seismic. Bank of America generally obtains a seismic report for all mortgaged properties located in seismic zones 3 or 4 (as determined in accordance with the Uniform Building Code) to assess the estimated damage that may result from a seismic event that has a 10% chance of exceedance in a 50-year exposure period or a 475-year return period. Such reports utilize the ASTM Standard E2026-07 and E2557-07 definitions for Scenario Expected Loss.

Servicing. Bank of America currently services or contracts with third party servicers (for example, Wells Fargo Bank, National Association) for servicing the mortgage loans that it originates or acquires. Such interim servicers are assessed based upon the credit quality of the servicing institution and may be reviewed for their systems and reporting capabilities, collection procedures and ability to provide loan-level data. In addition, Bank of America may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Exceptions to Underwriting Standards. One or more of the mortgage loans originated by Bank of America may vary from the specific Bank of America underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the mortgage loans originated by Bank of America, Bank of America may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the Bank of America mortgage loans was originated with any material exceptions to Bank of America’s underwriting guidelines described above.

Review of Bank of America Mortgage Loans

General. In connection with the preparation of this prospectus, Bank of America conducted a review of the mortgage loans that it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Bank of America mortgage loans is accurate in all material respects. Bank of America determined the nature, extent and timing of the review and the level of assistance provided by any third party. The review was conducted by a deal team comprised of real estate and securitization professionals and third parties. Bank of America has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review and the findings and conclusions of the review of the mortgage loans that it is selling to the depositor. The procedures described below were employed with respect to all of the Bank of America mortgage loans, except that certain procedures were only relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. Bank of America created a database (the “Bank of America Securitization Database”) of information obtained in connection with the origination of the Bank of America mortgage loans, including:

●	certain information from the related mortgage loan documents;

●	certain borrower-provided information, including certain rent rolls, certain operating statements and certain leases relating to certain mortgaged properties;

●	insurance information for the related mortgaged properties;

●	information from third party reports such as the appraisals, environmental and property condition reports;

●	credit and background searches with respect to the related borrowers; and

●	certain other information and search results obtained by Bank of America for each of the Bank of America mortgage loans during the underwriting process.

Bank of America may have included in the Bank of America Securitization Database certain updates to such information received by Bank of America after origination, such as information from the interim servicer regarding loan payment status, current escrows, updated operating statements and rent rolls and certain other information otherwise brought to the attention of the Bank of America securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

Bank of America created a data file (the “Bank of America Data File”) using the information in the Bank of America Securitization Database and provided that file to the depositor for use in compiling the numerical information regarding the Bank of America mortgage loans in this prospectus (particularly in Annexes A-1, A-2 and A-3).

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of Bank of America, engaged a third party accounting firm to perform certain data comparison and recalculation procedures, which were designed by Bank of America relating to Bank of America mortgage loan information in this prospectus. These procedures included:

●	comparing the information in the Bank of America Data File against various source documents provided by Bank of America;

●	comparing numerical information regarding the Bank of America mortgage loans and the related mortgaged properties disclosed in this prospectus against the information contained in the Bank of America Data File; and

●	recalculating certain percentages, ratios and other formulas relating to the Bank of America mortgage loans disclosed in this prospectus.

Legal Review. For each Bank of America mortgage loan, Bank of America reviewed a legal loan and property information summary prepared by origination counsel, which summary includes important loan terms and certain property-level information obtained during the origination process. Bank of America also provided to each origination counsel a standardized set of representations and warranties similar to those attached as Annex D-1 and requested that origination counsel identify potential exceptions to such standard representations and warranties. Bank of America compiled and reviewed the potential exceptions received from origination counsel, engaged separate counsel to review the exceptions against the actual representations and warranties attached as Annex D-1, revised the exceptions and provided them to the depositor for inclusion in Annex D-2.

For Bank of America mortgage loans purchased by Bank of America or one of its affiliates, if any, from a third party originator, Bank of America reviewed the related purchase agreement, the representations and warranties made by the originator contained therein (together with the exceptions thereto) and certain provisions of the related loan documents and third party reports concerning the related mortgaged property that were provided by the originator of such mortgage loan. With respect to each such Bank of America mortgage loan, Bank of America and its counsel prepared exceptions to the representations and warranties attached as Annex D-1 and provided them to the depositor for inclusion in Annex D-2.

In addition, with respect to each Bank of America mortgage loan, Bank of America reviewed, and in certain cases, requested that its counsel review, certain loan document provisions in connection with the disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Bank of America requested that each borrower under a Bank of America mortgage loan (or such borrower’s origination or litigation counsel, as applicable) provide updates on any significant pending litigation that existed at origination. In addition, if Bank of America became aware of a significant natural disaster in the vicinity of a mortgaged property securing a Bank of America mortgage loan, Bank of America requested information on the property status from the related borrower in order to confirm whether any material damage to the mortgaged property had occurred.

Large Loan Summaries. Bank of America prepared, and reviewed with origination counsel and securitization counsel, the loan summaries for those of the Bank of America mortgage loans included in the ten (10) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool and the abbreviated loan summaries for those of the Bank of America mortgage loans included in the next five (5) largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Underwriting Standards. Bank of America also consulted with origination counsel to confirm that the Bank of America mortgage loans were originated in compliance with the origination and underwriting standards described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards”, as well as to identify any material deviations from those origination and underwriting standards. See “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards” above.

Findings and Conclusions. Bank of America found and concluded with reasonable assurance that the disclosure regarding the Bank of America mortgage loans in this prospectus is accurate in all material respects. Bank of America also found and concluded with reasonable assurance that the Bank of America mortgage loans were originated in accordance with Bank of America’s origination procedures and underwriting standards, except to the extent described above under “—Bank of America’s Commercial Mortgage Loan Underwriting Standards—Exceptions to Underwriting Standards”.

Review Procedures in the Event of a Mortgage Loan Substitution. Bank of America will perform a review of any Bank of America mortgage loan that it elects to substitute for a Bank of America mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Bank of America, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the related pooling and servicing agreement (the “BANA Qualification Criteria”). Bank of America may engage a third party accounting firm to compare the BANA Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Bank of America and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Bank of America to render any tax opinion required in connection with the substitution.

Repurchases and Replacements. The following table sets forth, for the period commencing July 1, 2015, and ending June 30, 2018, the information required by Rule 15Ga-1 under the Exchange Act concerning all assets securitized by Bank of America that were the subject of a demand to repurchase or replace for breach of the representations and warranties concerning the pool assets for all asset-backed securities held by non-affiliates of Bank of America where the underlying transaction agreements included a covenant to repurchase or replace an underlying asset of the commercial real estate loan asset class. The information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for the reporting period from April 1, 2018, through June 30, 2018, was set forth in a Form ABS-15G filed by Bank of America on August 13, 2018. The Central Index Key Number of Bank of America is 0001102113.

Repurchases and Replacements
Asset Class: Commercial Mortgages

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bear Stearns Commercial Mortgage, Inc.	18	21,889,285	89.14	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bank of America, N.A.	55	2,668,138	10.86	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2005-4 (0001338265)	X	Bridger Commercial Funding LLC	55	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
LaSalle Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2006-MF4(8)		Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	375	0	0.00	375	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	375	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bank of America, N.A.	85	91,474,835	70.65	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Bridger Commercial Funding LLC	16	30,732,362	23.74	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Eurohypo AG New York Branch	22	4,200,000	3.24	0	0	0.00	0	0	0.00	0	0	0.00	1	4,200,000	3.24	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	SunTrust Bank	25	3,069,155	2.37	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00

Name of Issuing Entity	Check if Registered	Name of Originator[1]	Total Assets in ABS by Originator			Assets That Were Subject of Demand[2]			Assets That Were Repurchased or Replaced[3]			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute[4]			Demand Withdrawn[5]			Demand Rejected[6]
			#	$	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%	#	$[7]	%
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-3(9) (0001404501)	X	Hypo Real Estate Capital Corporation	3	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Citigroup Global Markets Realty Corp.	119	75,260,961	55.39	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Bank of America, N.A. (as successor by merger to LaSalle Bank National Association)	118	56,448,255	41.54	0	0	0.00	0	0	0.00	0	0	0.00	1	8,220,279	6.05	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	PNC Bank, National Association	52	4,172,749	3.07	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Citigroup Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-C6(8) (0001403924)	X	Capmark Finance Inc.	29	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bank of America, N.A.	80	219,202,949	97.21	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	1	39,977,571	17.73	0	0	0.00
Banc of America Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 2007-5(9) (0001420805)	X	Bridger Commercial Funding LLC	20	6,300,000	2.79	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Commercial Mortgages Total			1,072	515,418,660		375	0		0	0		0	0		3	12,420,279		376	39,977,571		0	0

(1)	The originator is the party identified by Bank of America using the same methodology as Bank of America would use to identify the originator of assets for purposes of complying with Item 1110 of Regulation AB in connection with registered offerings of asset-backed securities in the same asset class.

(2)	Reflects assets subject to demands to repurchase or replace that were received during the period from July 1, 2015 to June 30, 2018. Activity with respect to demands received during and, if applicable, prior to such period ended June 30, 2018, is reflected elsewhere in this table. If an asset changed status during such period ended June 30, 2018, information regarding the asset will appear in this column and the other applicable column in this table.

Bank of America undertook the following steps to gather the information required by Rule 15Ga-1 under the Exchange Act: (i) identifying all asset-backed securities transactions in which we acted as a securitizer that were not the subject of a filing on Form ABS-15G by an affiliated securitizer, (ii) performing a diligent search of our records and the records of affiliates that acted as securitizers in our transactions for all relevant information, (iii) reviewing appropriate documentation from all relevant transactions to determine the parties responsible for enforcing representations and warranties, and any other parties to the transaction who might reasonably be expected to have received repurchase requests (such parties, “Demand Entities”), and (iv) making written request of each Demand Entity to provide any information in its possession regarding requests or demands to repurchase any loans for a breach of a representation or warranty with respect to any relevant transaction that was not previously provided to us. We followed up written requests made of Demand Entities as we deemed appropriate. In addition, we requested information from trustees and other Demand Entities as to investor demands that occurred prior to July 22, 2010. It is possible that this disclosure does not contain information about all investor demands upon those parties made prior to July 22, 2010.

(3)	Reflects assets that were repurchased or replaced during the period from July 1, 2015 to June 30, 2018. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to such period.

(4)	Includes assets for which any of the following situations apply as of June 30, 2018:

a.	A related demand to repurchase or replace such asset was received by the representing party but not yet responded to by June 30, 2018;

b.	The representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting the most recent such demand and rejecting the repurchase demand but the party demanding repurchase or replacement of such asset has responded to such rejection and continues to assert the merits of its demand; or

c.	The representing party and the party demanding repurchase or replacement of such asset acknowledge that the ongoing dispute over the merits of such demand may not be readily resolved.

Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period from July 1, 2015 to June 30, 2018.

(5)	Includes assets for which the party demanding the repurchase or replacement of such asset has agreed to rescind its demand. Where applicable, the demand for repurchase or replacement relating to any asset reported in this column may have been received prior to the period ended June 30, 2018.

(6)	Reflects assets for which the representing party has responded to one or more related demands to repurchase or replace such asset by refuting the allegations supporting such demand and rejecting the repurchase demand(s) and the party demanding repurchase or replacement of such asset has not responded to the most recent such rejection as of June 30, 2018.

(7)	An outstanding principal balance shown in this column is calculated (a) for any asset that has not been liquidated, as the remaining outstanding principal balance of the asset at the earlier of the date on which it was repurchased, or replaced, if applicable, and June 30, 2018, or (b) for any asset no longer part of the pool assets at the end of the reporting period, as zero.

(8)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Bank of America on February 14, 2012 (and subsequently amended by filing on August 23, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by Bank of America. The most recent such quarterly filing by Bank of America was on August 13, 2018. The Central Index Key Number of Bank of America is 0001102113.

(9)	With respect to this securitization transaction, the information for Bank of America as a securitizer of commercial real estate loans required to be set forth in a Form ABS-15G for (a) the initial reporting period from January 1, 2009 through December 31, 2011, was set forth in the Form ABS-15G filed by Banc of America Merrill Lynch Commercial Mortgage, Inc. (“BAMLCM”) on February 14, 2012 (and subsequently amended by filing on November 8, 2012) and (b) for periods thereafter in the quarterly Form ABS-15G filings by BAMLCM. The most recent such quarterly filing by BAMLCM was on August 6, 2018. The Central Index Key Number of BAMLCM is 0001005007.

Retained Interests in This Securitization

Neither Bank of America nor any of its affiliates intend to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Bank of America will retain $17,485,008.59 Certificate Balance of the RR Interest. However, Bank of America or its affiliates may from time to time after the initial sale of the certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Bank of America will be required to retain its portion of the RR Interest in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

National Cooperative Bank, N.A.

General

National Cooperative Bank, N.A. is a national banking association regulated by the Office of the Comptroller of the Currency. National Cooperative Bank, N.A. is wholly-owned by National Consumer Cooperative Bank, a federally chartered corporation. The executive offices of National Cooperative Bank, N.A. are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. is engaged in a wide range of banking, financial and finance-related activities throughout the United States.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

In connection with providing representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties, National Cooperative Bank, N.A. will conduct its own due diligence review. In addition, mortgage loan seller’s counsel will prepare, among other things, initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by National Cooperative Bank, N.A. in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, National Cooperative Bank, N.A. will be the sole party responsible for any repurchase or substitution. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” in this prospectus. In addition, National Cooperative Bank, N.A. has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the Offered Certificates.

Neither National Cooperative Bank, N.A. nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against National Cooperative Bank, N.A. for any losses or other claims in connection with the Certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by National Cooperative Bank, N.A. in the related MLPA as described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” in this prospectus.

A wholly-owned subsidiary of National Cooperative Bank, N.A. is a party to a repurchase facility with Wells Fargo Bank, National Association pursuant to which Wells Fargo Bank, National Association has agreed to purchase mortgage loans from such subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. None of the National Cooperative Bank, N.A. Mortgage Loans are subject to such repurchase facility or interim custodial arrangement. In addition, National Cooperative Bank, N.A. is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to certain of the National Cooperative Bank, N.A. Mortgage Loans, which have an aggregate Cut-off Date Balance of $17,893,426, representing approximately 1.6% of the Initial Pool Balance, and such hedging arrangements will terminate with respect to such loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with the transfer of those Mortgage Loans pursuant to this securitization transaction. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A.’s Securitization Program

National Cooperative Bank, N.A. has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor since 2002. Its parent, National Consumer Cooperative Bank, has been an active participant in securitization of commercial and multifamily mortgage loans as a mortgage loan seller since 1992. This is the 60th commercial mortgage loan securitization to which National Cooperative Bank, N.A. and its affiliates are contributing loans. During the period commencing on January 1, 1992 and ending on September 30, 2018, National Cooperative Bank, N.A. and its affiliates sold approximately $6.2 billion of commercial and multifamily mortgage loans into commercial mortgage-backed securitization transactions. Since 1998, National Cooperative Bank, N.A. together with its parent National Consumer Cooperative Bank securitized approximately $3.5 billion of multifamily loans in agency mortgage security backed transactions.

In addition to commercial and multifamily mortgage loans, National Cooperative Bank, N.A. has securitized residential mortgage loans.

National Cooperative Bank, N.A.’s Underwriting Standards and Processes

General. All of the mortgage loans sold to the depositor by National Cooperative Bank, N.A. (the “National Cooperative Bank, N.A. Mortgage Loans”) were originated by National Cooperative Bank, N.A. or an affiliate of National Cooperative Bank, N.A., generally in accordance with the underwriting guidelines described below. Nine (9) of the twelve (12) Mortgage Loans that National Cooperative Bank, N.A. will transfer to the depositor, representing approximately 3.1% of the Initial Pool Balance, were originated by its parent company, National Consumer Cooperative Bank. National Cooperative Bank, N.A. has implemented general loan policies and guidelines establishing certain procedures with respect to underwriting its mortgage loans. The underwriting and origination procedures and the credit analysis with respect to any particular mortgage loan may significantly differ from one mortgage loan to another, and will be driven by circumstances particular to that mortgage loan and the related mortgaged real property, including, among others, its type, physical quality, size, environmental condition, location, market conditions, reserve requirements and other factors. Accordingly, there is no assurance that every loan will comply in all respects with National Cooperative Bank, N.A.’s general guidelines.

Loan Analysis. In connection with the origination of mortgage loans, National Cooperative Bank, N.A. conducts an extensive review of the related mortgaged real property, which includes an analysis of the appraisal, environmental report, property condition report, seismic reports (where applicable), historical operating statements, ground lease (where applicable), leases, maintenance schedules and rent rolls (where applicable), budgets, sources and uses and related information provided by the borrower. The credit of the borrower and, generally for loans other than those secured by residential cooperative properties, certain of its key principals, are examined for financial strength and character prior to origination of the mortgage loan, which may include a review of annual financial statements and judgment, lien, bankruptcy and outstanding litigation searches. As part of the underwriting process, a site inspection of each mortgaged real property is conducted by National Cooperative Bank, N.A., an affiliate or a third-party engineering firm.

Loan Approval. Prior to commitment, all mortgage loans must be approved by National Cooperative Bank, N.A.’s credit committee (the make-up of which varies by loan size and type) in accordance with its credit policies. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Environmental Assessments. An environmental site assessment (generally a Phase I environmental site assessment) is performed on all mortgaged properties. The environmental assessments are performed during the 12-month period preceding origination of the related mortgage loan. Depending on the findings of the environmental site assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; obligating the related borrower to perform remediation as a condition to the closing of such mortgage loan or within a period following the closing of such mortgage loan; and/or the posting of cash reserves, letters of credit or guaranties to secure the performance of any recommended remediation action. Additionally, all borrowers are required to provide customary environmental representations, warranties, covenants and indemnities relating to the existence and use of hazardous substances on the mortgaged properties.

Property Condition Assessments. Independent engineering firms conduct inspections with respect to each mortgaged real property generally within the twelve-month period preceding the origination of the related mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items, recommended capital expenditures and/or building code violations. In some instances where deferred maintenance items, recommended capital expenditures and/or building code violations are identified, repairs or maintenance are required to be completed before closing or after closing and, in certain instances, cash reserves, letters of credit or guaranties to secure the performance of the repairs or maintenance items are required or obtained.

Appraisals. An appraisal of each of the mortgaged properties is performed prior to the origination of each such loan. Such appraisal is prepared by an independent appraiser who holds a certified general appraiser license from the state in which the property is located, and who may also possess the MAI designation from the Appraisal Institute. Such appraisals generally complied with (or the appraiser certified that such appraisal complied with) the appraisal guidelines of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Seismic Report. If the property consists of improvements located in seismic zone 3 or 4, National Cooperative Bank, N.A. typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake.

Title Insurance. The borrower is required to provide, and National Cooperative Bank, N.A.’s origination counsel reviews, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Additional Debt. Certain of the mortgage loans secured by residential cooperative properties may have or permit in the future certain additional subordinate debt, whether secured or unsecured. The mortgage loans that are other than mortgage loans secured by residential cooperative properties will generally prohibit additional indebtedness secured by the related mortgaged property, but may have or permit additional unsecured indebtedness and trade payables. In many cases, National Cooperative Bank, N.A. or one of its affiliates is and/or will be the lender on that additional debt. The debt service coverage ratios described herein would be lower if the payments related to such additional debt were included in the calculation of such debt service coverage ratios and the loan-to-value ratios described herein would be higher if the amount of any such additional subordinate debt were included in the calculation of such loan-to-value ratios.

Debt Service Coverage Ratio and LTV Ratio. National Cooperative Bank, N.A. evaluates debt service coverage ratios and loan-to-value ratios when underwriting a mortgage loan. Generally, the debt service coverage ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans (other than mortgage loans secured by residential cooperative properties) originated or acquired by National Cooperative Bank, N.A. will be equal to or less than 75%; provided, however, that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. Debt service coverage ratios are calculated based on Underwritten Net Cash Flow. Underwritten Net Cash Flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy, may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. In the case of a residential cooperative property, Underwritten Net Cash Flow is the projected net cash flow reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, equals projected operating income at the property assuming such property is operated as a rental property with rents and other income set at prevailing market rates (but taking into account the presence of existing rent regulated, rent stabilized or rent controlled rental tenants), reduced by underwritten property operating expenses, a market-rate vacancy assumption and projected replacement reserves, in each case as determined by the appraiser. However, the projected rental income used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-stockholders upon which residential cooperatives depend. Except in certain limited instances where a residential cooperative property is valued solely as a multifamily rental property (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), the loan-to-value ratio with respect to each mortgage loan secured by a residential cooperative property is calculated using the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date determined as if such residential cooperative property is operated as a residential cooperative. This value, in general, equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering the related Mortgaged Property. There is generally a limited market for the sale of sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for the sale of market rate units. Therefore, the appraiser typically applies a discount when deriving a gross share value for such units as and if the appraiser deems appropriate. The amount of such discount will depend on such factors as location, condition, tenancy profile (age of the tenants), and the amount of positive or negative cash flow. In certain instances, in determining the gross share value of market rate sponsor or investor held units occupied by rental tenants, the appraiser has taken into consideration a value for such units determined by capitalizing the anticipated net operating income to be realized from such occupied units. The comparable sales considered in the appraisers’ estimates of gross share values may have occurred at properties where the cooperative entity’s underlying mortgage debt per cooperative unit was substantially more or less than that at the applicable Mortgaged Property. The appraisers generally made no adjustments to comparable sales statistics to account for any such differences, although monthly unit maintenance obligations may have been considered. With respect to limited equity cooperatives (i.e., housing cooperatives in which eligible members purchase shares at below market prices and are subject to various restrictions, including restrictions on the sale price for which units may be re-sold and/or restrictions upon the income or other characteristics of purchasers of such units), the gross share value referenced in the preceding sentence is calculated without regard to any applicable sale price restriction. National Cooperative Bank, N.A. will also calculate a loan-to-value ratio for each mortgage loan secured by a residential cooperative property based upon the value of such residential cooperative property as a multifamily rental property. The value of a residential cooperative property as a multifamily rental property is reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date and, in general, is derived by applying an appropriate capitalization rate (as determined by the appraiser) to the Underwritten Net Cash Flow for such residential cooperative property. In certain instances, the appraiser may have made adjustments to increase or decrease such capitalized value as deemed appropriate by the appraiser (for example, the appraiser may have reduced such capitalized value to reflect the cost of completing material deferred maintenance or may have increased such capitalized value to reflect the existence of certain tax abatements or incentives). In certain limited instances (for example, where the value of a residential cooperative property determined as if such property is operated as a residential cooperative is unavailable), National Cooperative Bank, N.A. will not determine a value of such a mortgaged property as if operated as a residential cooperative and will instead only calculate the value of such residential cooperative property as a multifamily rental property. In those instances, the “Appraised Value” reflected on Annex A-1 will be the value of such

Mortgaged Property as a multifamily rental property and the loan-to-value ratio for such a mortgage loan secured by a residential cooperative property will be based upon the value of such residential cooperative property as a multifamily rental property.

Zoning and Building Code Compliance. With respect to each mortgage loan, National Cooperative Bank, N.A. will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use and building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent Certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; information set forth in the appraisal of the related property; and/or representations by the related borrower. In limited instances, National Cooperative Bank, N.A. may obtain third party prepared zoning reports. National Cooperative Bank, N.A. generally requires borrowers to obtain law and ordinance coverage. If a material violation exists with respect to a mortgaged property, National Cooperative Bank, N.A. may require the borrower to remediate such violation and/or to establish a reserve to cover the cost of such remediation.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan or 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation. Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified by the Federal Emergency Management Agency as being situated in a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration and be provided by a generally acceptable insurance carrier in an amount not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program. The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions of coverage, including exclusions related to acts of terrorism.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for bodily injury or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or loss of income insurance in an amount not less than 100% of the projected shareholder or unit owner maintenance income for the related property (in the case of a mortgage loan secured by a residential cooperative property) or projected rental income (in the case of a mortgage loan other than a mortgage loan secured by a residential cooperative property) for a period of not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. National Cooperative Bank, N.A. may require a borrower to fund various escrows. Such escrows may include escrows for taxes and insurance premiums (to cover amounts due prior to their respective due dates), reserves to cover the cost of repairs recommended pursuant to a building condition report prepared for National Cooperative Bank, N.A. or an affiliate that originated the loan, and/or reserves to secure the performance of environmental or other remediation work. In the case of mortgage loans that are other than mortgage loans secured by residential cooperative properties, such escrows may also include replacement reserves, reserves to cover the costs of tenant improvements, leasing commissions and other re-tenanting expenses and reserves to cure deficiencies in debt service coverage ratios. In some cases such reserves may only be required upon the occurrence of certain events. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. National Cooperative Bank, N.A. may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and National Cooperative Bank, N.A.’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above, one or more of National Cooperative Bank, N.A.’s mortgage loans may vary from, or not comply with, National Cooperative Bank, N.A.’s underwriting policies and guidelines described above. In addition, in the case of one or more of National Cooperative Bank, N.A.’s mortgage loans, National Cooperative Bank, N.A. or another originator may not have strictly applied the underwriting policies and guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the National Cooperative Bank, N.A. Mortgage Loans were originated with any material exceptions to National Cooperative Bank, N.A.’s underwriting guidelines and procedures except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review of Mortgage Loans for Which National Cooperative Bank, N.A. is the Sponsor

Overview. National Cooperative Bank, N.A., in its capacity as the sponsor of the National Cooperative Bank, N.A. Mortgage Loans, has conducted a review of the National Cooperative Bank, N.A. Mortgage Loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the National Cooperative Bank, N.A. Mortgage Loans is accurate in all material respects. National Cooperative Bank, N.A. determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the National Cooperative Bank, N.A. Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of National Cooperative Bank, N.A. (collectively, the “National Cooperative Bank, N.A. Deal Team”) with the assistance of certain third parties. National Cooperative Bank, N.A. has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the National Cooperative Bank, N.A. Mortgage Loans (rather than relying on sampling procedures).

Database. To prepare for securitization, members of the National Cooperative Bank, N.A. Deal Team created a database of loan-level and property-level information relating to each National Cooperative Bank, N.A. Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments and property condition reports), insurance policies, borrower-supplied information (including, to the extent available, maintenance schedules and rent rolls (if applicable), leases and financial or operating statements) and information collected by National Cooperative Bank, N.A. during the underwriting process. Prior to securitization of each National Cooperative Bank, N.A. Mortgage Loan, the National

Cooperative Bank, N.A. Deal Team may have updated the information in the database with respect to such National Cooperative Bank, N.A. Mortgage Loan based on current information brought to the attention of the National Cooperative Bank, N.A. Deal Team relating to loan payment status and escrows, updated operating statements, maintenance schedules and rent rolls (if applicable), leasing activity, and other relevant information. Such updates were not intended to be, and do not serve as, a re-underwriting of any Mortgage Loan.

A data tape (the “National Cooperative Bank, N.A. Data Tape”) containing detailed information regarding each National Cooperative Bank, N.A. Mortgage Loan was created from, among other sources, the information in the database referred to in the prior paragraph. The National Cooperative Bank, N.A. Data Tape was used by the National Cooperative Bank, N.A. Deal Team to provide the numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus.

Data Comparisons and Recalculation. The depositor or its affiliate, on behalf of National Cooperative Bank, N.A., engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by National Cooperative Bank, N.A. relating to information in this prospectus regarding the National Cooperative Bank, N.A. Mortgage Loans. These procedures included:

●	comparing the information in the National Cooperative Bank, N.A. Data Tape against various source documents provided by National Cooperative Bank, N.A.;

●	comparing numerical information regarding the National Cooperative Bank, N.A. Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the information contained in the National Cooperative Bank, N.A. Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the National Cooperative Bank, N.A. Mortgage Loans disclosed in this prospectus.

Legal Review. National Cooperative Bank, N.A. engaged counsel to conduct certain legal reviews of the National Cooperative Bank, N.A. Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each National Cooperative Bank, N.A. Mortgage Loan, counsel reviewed the principal loan documents for each mortgage loan to identify material deviations from National Cooperative Bank, N.A.’s standard form loan documents. In addition, counsel reviewed National Cooperative Bank, N.A.’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties.

Other Review Procedures. National Cooperative Bank, N.A. has serviced each National Cooperative Bank, N.A. mortgage loan since origination and has confirmed that it is not aware of any material events, except as previously identified, concerning the related Mortgage Loan, the Mortgaged Property and the borrower occurring since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the Mortgage Loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property or borrower, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower; and (vi) any existing or incipient material defaults.

The National Cooperative Bank, N.A. Deal Team also reviewed the National Cooperative Bank, N.A. Mortgage Loans to confirm, with the assistance of counsel, whether any National

Cooperative Bank, N.A. Mortgage Loan materially deviated from the underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Findings and Conclusions. National Cooperative Bank, N.A. found and concluded with reasonable assurance that the disclosure regarding the National Cooperative Bank, N.A. Mortgage Loans in this prospectus is accurate in all material respects. National Cooperative Bank, N.A. also found and concluded with reasonable assurance that the National Cooperative Bank, N.A. Mortgage Loans were originated in accordance with National Cooperative Bank, N.A.’s origination policies, procedures and underwriting guidelines set forth under “—National Cooperative Bank, N.A.’s Underwriting Standards and Processes” above except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Review Procedures in the Event of a Mortgage Loan Substitution. National Cooperative Bank, N.A. will perform a review of any National Cooperative Bank, N.A. Mortgage Loan that it elects to substitute for a National Cooperative Bank, N.A. Mortgage Loan in the pool in connection with a material breach of a representation or warranty or a material document defect. National Cooperative Bank, N.A., and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related MLPA and the PSA. National Cooperative Bank, N.A. may engage a third party accounting firm to compare such criteria against the underlying source documentation to verify the accuracy of the review by National Cooperative Bank, N.A. and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by National Cooperative Bank, N.A. to render any tax opinion required in connection with the substitution.

Compliance with Rule 15Ga-1 under the Exchange Act

As of the date of this prospectus, National Cooperative Bank, N.A. filed its most recent Form ABS-15G with the SEC on January 16, 2018. Such Form ABS-15G is available electronically though the SEC’s EDGAR system. The Central Index Key number of National Cooperative Bank, N.A. is 0001577313. With respect to the period from and including July 1, 2015 to and including September 30, 2018, National Cooperative Bank, N.A. does not have any activity to report as required by Rule 15Ga-1 with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither National Cooperative Bank, N.A. nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—National Cooperative Bank, N.A.” has been provided by National Cooperative Bank, N.A.

The Depositor

Banc of America Merrill Lynch Commercial Mortgage Inc. is a Delaware corporation and was organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. The depositor was originally incorporated in the State of Delaware on December 13, 1995 under the name “NationsLink Funding Corporation” and filed Certificates of Amendment to its Certificate of Incorporation changing its name to “Banc of America Commercial Mortgage Inc.” on August 24, 2000 and further changing its name to “Banc of America Merrill Lynch Commercial Mortgage Inc.” on July 1, 2010. The depositor is a subsidiary of Bank of America, National Association. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” below. The depositor maintains its principal office at One Bryant Park, New York, New York 10036. The depositor’s telephone number is (980) 388-7451.

The depositor will have minimal ongoing duties with respect to the certificates and the Mortgage Loans. These duties will include, without limitation, (i) appointing a successor trustee or custodian in the event of the resignation or removal of the trustee or custodian, as applicable, (ii) providing information in its possession with respect to the certificates to the certificate administrator to the extent necessary to perform REMIC tax administration and preparing disclosure required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (iii) indemnifying the trustee, the custodian, the certificate administrator and the issuing entity for any liability, assessment or costs arising from the depositor’s willful misconduct, bad faith or negligence in providing such information, (iv) indemnifying the trustee, the custodian and the certificate administrator against certain securities laws liabilities and (v) signing any distribution report on Form 10-D, current report on Form 8-K or annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the issuing entity and reviewing filings pursuant to the Exchange Act prepared by the certificate administrator on behalf of the issuing entity. The depositor is also required under the Underwriting Agreement to indemnify the underwriters for, or to contribute to losses in respect of, certain securities law liabilities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicers, special servicers, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, BANK 2018-BNK15 (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the Mortgage Loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Accounts and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicers, the special servicers and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the Mortgage Loans through the trustee, the certificate administrator, the master servicers and the special servicers. A discussion of the duties of the trustee, the certificate administrator, the master servicers and the special servicers, including any discretionary activities performed by each of them, is set forth in this prospectus under “Transaction Parties—The Trustee”, “―The Certificate Administrator”, “—The Master Servicers” and “—The Special Servicers” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the Mortgage Loans and any REO Properties are the Collection Accounts and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Accounts and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the Mortgage Loans and any REO Properties and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicers, the special servicers, the operating advisor, the asset representations reviewer and the underwriters. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicers and the special servicers.

The depositor will be contributing the Mortgage Loans to the issuing entity. The depositor will be purchasing the Mortgage Loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements” in this prospectus.

The Trustee

Wilmington Trust, National Association (“WTNA”) (formerly called M & T Bank, National Association) will act as trustee on behalf of the Certificateholders pursuant to the PSA. WTNA is a national banking association with trust powers incorporated in 1995. The trustee’s principal place of business is located at 1100 North Market Street, Wilmington, Delaware 19890. WTNA is an affiliate of Wilmington Trust Company and both WTNA and Wilmington Trust Company are subsidiaries of Wilmington Trust Corporation and Wilmington Trust Corporation is a wholly-owned subsidiary of M&T Bank Corporation. Since 1998, Wilmington Trust Company has served as trustee in numerous asset-backed securities transactions. As of June 30, 2018, WTNA served as trustee on over 1,655 mortgage-backed related securities transactions having an aggregate original principal balance in excess of $306 billion, of which approximately 388 transactions were commercial mortgage-backed securities transactions having an aggregate original principal balance of approximately $252 billion.

The transaction parties may maintain banking and other commercial relationships with WTNA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, WTNA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

WTNA is subject to various legal proceedings that arise from time to time in the ordinary course of business. WTNA does not believe that the ultimate resolution of any of these proceedings will have a material adverse effect on its services as trustee.

The information set forth under this sub-heading has been provided by WTNA. None of the depositor, the underwriters or any other person, other than WTNA, makes any representation or warranty as to the accuracy or completeness of such information.

The responsibilities of the trustee are set forth in the PSA. A discussion of the role of the trustee and its continuing duties, including: 1) any actions required by the trustee, including whether notices are required to investors, rating agencies or other third parties, upon an event of default, potential event of default (and how defined) or other breach of a transaction covenant and any required percentage of a class or classes of asset-backed securities that is needed to require the trustee to take action, 2) limitations on the trustee’s liability under the transaction agreements regarding the asset-backed securities transaction, 3) any indemnification provisions that entitle the trustee to be indemnified from the cash flow that otherwise would be used to pay the asset-backed securities, and 4) any contractual provisions or understandings regarding the trustee’s removal, replacement or resignation, as well as how the expenses associated with changing from one trustee to another trustee will be paid, is set forth in this prospectus under “Pooling and Servicing Agreement”. In its capacity as trustee on commercial mortgage loan securitizations, WTNA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. See “Pooling and Servicing Agreement—Advances” in this prospectus.

For a description of any material affiliations, relationships and related transactions between the trustee and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The trustee will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Certificate Administrator

Wells Fargo Bank will act as certificate administrator, certificate registrar, and custodian under the PSA. The certificate administrator will also be the REMIC administrator and the 17g-5 Information Provider under the PSA.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.9 trillion in assets and approximately 265,000 employees as of March 31, 2018, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trustee, the operating advisor, the asset representations reviewer and the mortgage loan sellers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at 600 South 4th Street, 7th floor, MAC: N9300-070, Minneapolis, Minnesota 55479.

Under the terms of the PSA, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to Certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and all grantor trust tax returns on behalf of the Grantor Trust to the extent required under the PSA and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the SEC on behalf of the issuing entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of March 31, 2018, Wells Fargo Bank was acting as securities administrator with respect to more than $446 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian (the “Custodian”) of the mortgage files pursuant to and subject to the PSA. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of March 31, 2018, Wells Fargo Bank was acting as custodian of more than 254,000 commercial mortgage files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a sponsor or an affiliate of a sponsor, and one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For three CMBS transactions in its portfolio, the Corporate Trust Services Group of Wells Fargo Bank disclosed material noncompliance on its related 2017 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB to the required recipients for such transactions. For one CMBS transaction, an administrative error caused an underpayment to certain classes and a correlating overpayment to certain classes on one distribution date in 2017. The affected distributions were revised to correct the error before the next distribution date. For the second CMBS transaction, an administrative error resulted in certain holders of definitive certificates not receiving a distribution on one distribution date in 2017. The error was corrected when the required distributions were made the next day. For the third CMBS transaction, required distributions for one distribution date in 2017 were made eight days late as a result of an inadvertent payment systems error.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, in its capacity as trustee under 276 residential mortgage-backed securities (“RMBS”) trusts, which was later amended on July 18, 2014, to increase the number of trusts to 284 RMBS trusts. On November 24, 2014, the plaintiffs filed a motion to voluntarily dismiss the state court action without prejudice. That same day, a group of institutional investors filed a putative class action complaint in the United States District Court for the Southern District of New York (the “District Court”) against Wells Fargo Bank, alleging claims against the bank in its capacity as trustee for 274 RMBS trusts (the “Federal Court Complaint”). In December 2014, the plaintiffs’ motion to voluntarily dismiss their original state court action was granted. As with the prior state court action, the Federal Court Complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by a group of institutional investor plaintiffs. The Federal Court Complaint against Wells Fargo Bank alleges that the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s alleged failure to: (i) notify and enforce repurchase obligations of mortgage loan sellers for purported breaches of representations and warranties, (ii) notify investors of alleged events of default and (iii) abide by appropriate standards of care following alleged events of default. Relief sought includes money damages in an unspecified amount, reimbursement of expenses, and equitable relief. Other cases alleging similar causes of action have been filed against Wells Fargo Bank and other trustees in the District Court by RMBS investors in these and other transactions, and these cases against Wells Fargo Bank are proceeding before the same District Court judge. A similar complaint was also filed May 27, 2016 in New York state court by a different plaintiff investor. On January 19, 2016, an order was entered in connection with the Federal Court Complaint in which the District Court declined to exercise jurisdiction over 261 trusts at issue in the Federal Court Complaint; the District Court also allowed plaintiffs to file amended complaints as to the remaining, non-dismissed trusts, if they so chose, and three amended complaints have been filed. On December 17, 2016, the investor plaintiffs in the 261 trusts dismissed from the Federal Court Complaint filed a new complaint in New York state court (the “State Court Complaint”). In September 2017, Royal Park Investments SA/NV (“Royal Park”), one of the plaintiffs in the District Court cases against Wells Fargo Bank, filed a putative class action complaint relating to two trusts seeking declaratory and injunctive relief and money damages based on Wells Fargo Bank’s indemnification from trust funds for legal fees and expenses Wells Fargo Bank incurs or has incurred in defending the District Court case filed by Royal Park. With respect to the foregoing litigations, Wells Fargo Bank believes plaintiffs’ claims are without merit and intends to contest the claims vigorously, but there can be no assurances as to the outcome of the litigations or the possible impact of the litigations on Wells Fargo Bank or the RMBS trusts.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $17,293,296.22 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this heading “—The Certificate Administrator” has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between the certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The certificate administrator will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator” in this prospectus.

The Master Servicers

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer under the PSA for all of the Mortgage Loans to be deposited into the trust fund other than the National Cooperative Bank, N.A. Mortgage Loans. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned indirect subsidiary of Wells Fargo & Company.

Wells Fargo Bank is also an expected initial holder of a portion of the RR Interest, the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan, the holder of one or more of the Companion Loans related to the Starwood Hotel Portfolio Whole Loan, the holder of one or more of the Companion Loans related to the Prudential - Digital Realty Portfolio Whole Loan, a sponsor, an originator, a mortgage loan seller, the certificate administrator and the custodian under this securitization and is an affiliate of Wells Fargo Securities, LLC, an underwriter. In addition, Wells Fargo Bank is (a) the servicer, the certificate administrator and the custodian under the Aventura Mall Trust 2018-AVM TSA, which governs the servicing and administration of the Aventura Mall Whole Loan, (b) the master servicer, the certificate administrator and the custodian under the WFCM 2018-C47 PSA, which governs the servicing and administration of the Starwood Hotel Portfolio Whole Loan, (c) the servicer, the special servicer, the certificate administrator and the custodian under the MSC 2018-MP TSA, which governs the servicing and administration of the Millennium Partners Portfolio Whole Loan, (d) the master servicer, the certificate administrator and the custodian under the DBGS 2018-C1 PSA, which governs the servicing and administration of the Moffett Towers – Buildings E,F,G Whole Loan, (e) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK13 PSA, which governs the servicing and administration of the Pfizer Building Whole Loan, (f) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential - Digital Realty Portfolio Whole Loan, and (g) the trustee, the certificate administrator and the custodian under the MSC 2018-L1 PSA, which governs the servicing and administration of the Plaza Frontenac Whole Loan. Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by Bank of America that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Pursuant to certain interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any MSMCH Mortgage Loan that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans it owns, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans to be transferred by Wells Fargo Bank. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any Mortgage Loan being transferred by it that is serviced by Wells Fargo Bank prior to its inclusion in the trust fund. Wells Fargo Bank is expected to enter into one or more agreements with the other sponsors (other than National Cooperative Bank, N.A.) to purchase the master servicing rights to the related Mortgage Loans and/or the right to be appointed as the master servicer with respect to such Mortgage Loans and to purchase the primary servicing rights to certain of the Mortgage Loans.

The principal west coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing and special servicing offices of Wells Fargo Bank are located at Three Wells Fargo, MAC D1050-084, 401 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions software, Strategy CS. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC® format. The following table sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number:	32,716	31,128	30,017	30,293
By Approximate Aggregate Unpaid Principal Balance (in billions):	$503.3	$506.8	$527.6	$558.5

Within this portfolio, as of September 30, 2018, are approximately 21,503 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $430.9 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of September 30, 2018, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hotel and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The following table sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth below is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period*	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$401,673,056,650	$1,600,995,208	0.40%
Calendar Year 2016	$385,516,905,565	$838,259,754	0.22%
Calendar Year 2017	$395,462,169,170	$647,840,559	0.16%
YTD September 30, 2018	$414,392,518,393	$533,282,175	0.13%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances, “PPA” means property protection advances and “YTD” means year-to-date.

Wells Fargo Bank has acted as a special servicer of securitized commercial and multifamily mortgage loans in excess of five years. Wells Fargo Bank’s special servicing system includes McCracken Financial Solutions Corp.’s Strategy CS software.

The following table sets forth information about Wells Fargo Bank’s portfolio of specially serviced commercial and multifamily mortgage loans as of the dates indicated:

CMBS Pools	As of 12/31/2015	As of 12/31/2016	As of 12/31/2017	As of 9/30/2018
By Approximate Number	124	151	181	207
Named Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (in billions)(1)	$86.0	$107.3	$125.0	$135.3
Actively Specially Serviced Portfolio By Approximate Aggregate Unpaid Principal Balance (2)	$181,704,308	$106,851,483	$1,818,177,720	$458,919,777

(1)	Includes all loans in Wells Fargo Bank’s portfolio for which Wells Fargo Bank is the named special servicer, regardless of whether such loans are, as of the specified date, specially-serviced loans.

(2)	Includes only those loans in the portfolio that, as of the specified date, are specially-serviced loans.

The properties securing loans in Wells Fargo Bank’s special servicing portfolio may include retail, office, multifamily, industrial, hospitality and other types of income-producing property. As a result, such properties, depending on their location and/or other specific circumstances, may compete with the mortgaged real properties for tenants, purchasers, financing and so forth.

Wells Fargo Bank has developed strategies and procedures as special servicer for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the mortgage loan documents) to maximize the value from the assets for the benefit of certificateholders. Wells Fargo Bank’s strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the applicable servicing standard, the mortgage loan documents and applicable law, rule and regulation.

Wells Fargo Bank is rated or ranked by Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”) and Morningstar Credit Ratings, LLC (“Morningstar”) as a primary servicer, a master servicer and a special servicer of commercial mortgage loans in the US. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS1-	Strong	MOR CS1
Master Servicer:	CMS1-	Strong	MOR CS1
Special Servicer:	CSS2	Above Average	MOR CS2

The long-term issuer ratings of Wells Fargo Bank are “A+” by S&P, “Aa2” by Moody’s Investors Service Inc. (“Moody’s”) and “AA-” by Fitch. The short-term issuer ratings of Wells Fargo Bank are “A-1” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing and special servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, Wells Fargo Bank, as the master servicer, will remain responsible for its duties under the PSA. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

●	provision of Strategy and Strategy CS software;

●	audit services;

●	tracking and reporting of flood zone changes;

●	abstracting of leasing consent requirements contained in mortgage loan documents;

●	legal representation;

●	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation and underwriting of loan assumption package for review by Wells Fargo Bank;

●	performance of property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

●	Uniform Commercial Code searches and filings;

●	insurance tracking and compliance;

●	onboarding-new loan setup;

●	lien release-filing and tracking;

●	credit investigations and background checks; and

●	defeasance calculations.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the Mortgage Loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the Mortgage Loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement. Wells Fargo Bank’s responsibilities as special servicer under servicing agreements typically do not include collection on the pool assets. However, Wells Fargo Bank maintains certain operating accounts with respect to REO properties in accordance with the terms of the applicable servicing agreement and the applicable servicing standard.

In its capacity as a master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Exchange Act. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the Certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

Neither Wells Fargo Bank nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that Wells Fargo Bank will retain $17,293,296.22 Certificate Balance of the RR Interest. However, Wells Fargo Bank or its affiliates may retain or own in the future certain other classes of certificates. Any such party will have the right to dispose of any such certificates (other than its portion of the RR Interest) at any time. Wells Fargo Bank will be required to retain its portion of the RR Interest for so long as retention thereof is necessary for it to remain in compliance with the Credit Risk Retention Rules. See “Credit Risk Retention”.

The foregoing information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank.

For a description of any material affiliations, relationships and related transactions between Wells Fargo Bank, in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Bank will have various duties under the PSA. Certain duties and obligations of Wells Fargo Bank are described under “Pooling and Servicing Agreement—General” and “—Enforcement of “Due-on-Sale” and “Due-on-Encumbrance“ Provisions”. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments”. The master servicers’ obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances”.

Wells Fargo Bank, in its capacity as master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding the master servicers’ removal, replacement or resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event”. The master servicers’ rights and obligations with respect to indemnification, and certain limitations on the master servicers’ liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, will act as master servicer with respect to 12 of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the special servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990. As of September 30, 2018, National Cooperative Bank, N.A. was the primary or master servicer of a portfolio of multifamily and commercial mortgage loans in commercial mortgage-backed securities transactions and in agency mortgage-backed security and cash sale transactions in the United States totaling approximately $3.8 billion in aggregate outstanding principal balance. There are currently no outstanding servicing advances made by National Cooperative Bank, N.A. in regards to any Mortgage Loan being transferred by it for inclusion in the Trust Fund.

As of June 30, 2018, National Cooperative Bank, N.A. had total assets of $2,325.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the six months ended June

30, 2018, National Cooperative Bank, N.A. reported net income of $7.3 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2-	Average
Primary Servicer	CPS1-	Above Average
Special Servicer	CSS2-	Average

National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(2)
By Approximate Number:	3,858	3,718	3,524	3,469
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.24 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2018.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2018, are approximately 1,244 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has detailed operating policies and procedures for the performance of its master servicing obligations. National Cooperative Bank, N.A. servicing policies and procedures are updated periodically to keep pace with changes in the commercial mortgage-backed securities industry generally and have been generally consistent for the last three years in all material respects. The only significant changes in National Cooperative Bank, N.A.’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by Fannie Mae.

National Cooperative Bank, N.A. utilizes a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of mortgage servicing activities. Among other functions, this platform performs account maintenance, tracks borrower communications, tracks escrow deposits, balances and withdrawals, tracks loan prepayments and payoffs, updates transaction data and generates various account reports. National Cooperative Bank, N.A.’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. National Cooperative Bank, N.A. reports to trustees and certificate administrators in the CREFC® format. National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

The table below sets forth information regarding principal and interest advances and servicing advances made by National Cooperative Bank, N.A., as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the amount of such advances as of the last day of the period indicated (expressed as a dollar amount and as a percentage of National Cooperative Bank, N.A.’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master-Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2015	$1,534,626,850	$4,889,654	0.31%
Calendar Year 2016	$1,635,314,153	$1,818,975	0.11%
Calendar Year 2017	$1,734,514,416	$184,087	0.01%
Calendar Year 2018(1)	$2,030,021,210	$0	0.00%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

(1)	As of September 30, 2018.

National Cooperative Bank, N.A. may perform any of its obligations under the PSA through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, National Cooperative Bank, N.A., as a master servicer, will remain responsible for its duties under the PSA. National Cooperative Bank, N.A. may engage third-party vendors to provide technology or process efficiencies. National Cooperative Bank, N.A. monitors its third-party vendors in compliance with its internal vendor management procedures and applicable law. National Cooperative Bank, N.A. has entered into contracts with third party vendors for the following functions:

●	provision of loan servicing software – McCracken/Strategy CS;

●	tracking and reporting of flood zone changes;

●	legal representation;

●	performance of ongoing property inspections;

●	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

●	Uniform Commercial Code searches and filings.

Generally, all amounts received by National Cooperative Bank, N.A. on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by National Cooperative Bank, N.A. Funds are then transferred to segregated investor specific accounts pursuant to the servicing agreements.

Via a password-protected website, for commercial mortgage-backed securitization transactions for which National Cooperative Bank, N.A. is master servicer, National Cooperative Bank, N.A. provides its commercial mortgage-backed securities investors with access to data and reports.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as master servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as master servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as master servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as master servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as master servicer.

National Cooperative Bank, N.A., as a master servicer, will be required to pay all expenses incurred by it in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

In its capacity as master servicer, National Cooperative Bank, N.A. will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. On occasion, National Cooperative Bank, N.A. may have custody of certain of such documents as are necessary for enforcement actions involving the Mortgage Loans or otherwise. To the extent National Cooperative Bank, N.A. performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as master servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this prospectus. The ability of a master servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans (other than a Non-Serviced Mortgage Loan), and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus. The master servicers’ obligations to make advances, and the interest or other fees charged for those advances and the terms of the master servicers’ recovery of those advances, are described under “Pooling and Servicing Agreement—Advances” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a master servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a master servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. A master servicer’s rights and obligations with respect to indemnification, and certain limitations on a master servicer’s liability under the PSA, are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Special Servicers

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”) is expected to initially be appointed to act as the general special servicer under the PSA. In such capacity, Midland will be responsible for the servicing and administration of certain Specially Serviced Loans and any associated REO Properties, and generally will process, review, evaluate and provide or withhold consent as to certain Major Decisions and will perform certain enforcement actions relating to Non-Specially Serviced Loans pursuant to the PSA. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMMBS”) by S&P, Moody’s, Fitch, Morningstar, DBRS and KBRA. Midland has received the highest rankings as a master and primary servicer of real estate assets under U.S. CMMBS transactions from S&P, Fitch and Morningstar and the highest rankings as a special servicer of real estate assets under U.S. CMMBS transactions from S&P and Morningstar. For each category, S&P ranks Midland as “Strong” and Morningstar ranks Midland as “CS1”. Fitch ranks Midland as “CMS1” for master servicer, “CPS1” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Pari Passu Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Pari Passu Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2018, Midland was master and/or primary servicing approximately 34,779 commercial and multifamily mortgage loans with a principal balance of approximately $466 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 9,498 of such loans, with a total principal balance of approximately $176 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties.

Midland has been servicing commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2015 to 2017.

Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
CMBS	$149	$149	$162
Other	$255	$294	$323
Total	$404	$444	$486

As of September 30, 2018, Midland was named the special servicer in approximately 322 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $156 billion. With respect to such transactions as of such date, Midland was administering approximately 88 assets with an outstanding principal balance of approximately $800 million.

Midland has acted as a special servicer for commercial and multifamily loans and leases in CMMBS and other servicing transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMMBS and other servicing transactions from 2015 to 2017.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2015	2016	2017
Total	$110	$121	$145

Midland may enter into one or more arrangements with the directing certificateholder, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount, waiver and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the PSA or any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

PNC Bank, National Association and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank, National Association and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank, National Association or its affiliates other than the Midland division.

From time to time, Midland and/or its affiliates may purchase or sell securities, including CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Pursuant to an interim servicing agreement between Midland, the special servicer, and Morgan Stanley Mortgage Capital Holdings LLC, a mortgage loan seller, and/or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Midland is also (i) the special servicer under the WFCM 2018-C47 PSA, which governs the servicing of the Starwood Hotel Portfolio Whole Loan and (ii) the master servicer and the special servicer under the MSC 2018-L1 PSA, which governs the servicing of the Plaza Frontenac Whole Loan.

The foregoing information regarding Midland Loan Services, a Division of PNC Bank, National Association under this heading “Transaction Parties—The Special Servicers— Midland Loan Services, a Division of PNC Bank, National Association” has been provided by Midland Loan Services, a Division of PNC Bank, National Association.

National Cooperative Bank, N.A.

National Cooperative Bank, N.A., a national banking association regulated by the Office of the Comptroller of the Currency, with respect to 12 of the Mortgage Loans, representing approximately 3.7% of the Initial Pool Balance, will initially be responsible for the servicing and administration of such Mortgage Loans if they become Specially Serviced Loans and any related REO Properties and, with respect to the applicable mortgage loans when they are non-Specially Serviced Loans, reviewing and evaluating certain borrower requests and applicable master servicer’s written analysis and recommendations. National Cooperative Bank, N.A. is one of the mortgage loan sellers and one of the master servicers. Its servicing offices are located at 2011 Crystal Drive, Suite 800, Arlington, VA 22202. National Cooperative Bank, N.A. has been servicing mortgage loans since 1990.

As of June 30, 2018, National Cooperative Bank, N.A. had total assets of $2,325.0 million (unaudited), a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the six months ended June 30, 2018, National Cooperative Bank, N.A. reported net income of $7.3 million (unaudited). As of December 31, 2017, National Cooperative Bank, N.A. had total assets of $2,277.2 million, a capital base in excess of regulatory requirements with a Common Equity Tier 1 Capital to Risk Weighted Assets ratio of 14.6%. For the year ended December 31, 2017, National Cooperative Bank, N.A. reported net income of $14.0 million.

National Cooperative Bank, N.A. is approved as a special servicer by Fitch and S&P and currently has a special servicer rating of “CSS2-” by Fitch and “Average” by S&P. National Cooperative Bank, N.A. is also a Fannie Mae-approved multifamily loan servicer.

National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans by approximate number of loans and approximate unpaid principal balance is shown below:

Year-End	2015(1)	2016(1)	2017(1)	2018(2)
By Approximate Number:	3,858	3,718	3,524	3,469
By Approximate Aggregate Unpaid Principal Balance (in billions):	$5.8 billion	$5.5 billion	$5.3 billion	$5.24 billion

(1)	As of the last day of the calendar year indicated.

(2)	As of September 30, 2018.

Within National Cooperative Bank, N.A.’s total portfolio of serviced commercial and multifamily mortgage loans, as of September 30, 2018, are approximately 1,244 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $3.8 billion related to commercial mortgage-backed securities transactions (including agency mortgage-backed security and cash sale transactions). In addition to servicing loans related to commercial mortgage-backed securities transactions, National Cooperative Bank, N.A. also services whole loans for itself and a variety of investors. The properties securing loans in National Cooperative Bank, N.A.’s servicing portfolio, as of September 30, 2018, were located in 41 states and the District of Columbia and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

National Cooperative Bank, N.A. has been acting as a special servicer of mortgage loans in CMBS transactions since 2010. National Cooperative Bank, N.A.’s parent, National Consumer Cooperative Bank, has acted as a special servicer of mortgage loans in CMBS transactions since 1998. In 2010, National Consumer Cooperative Bank transferred its CMBS special servicing operations to National Cooperative Bank, N.A. As of September 30, 2018, National Cooperative Bank, N.A. was named the special servicer in approximately 43 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $1.86 billion. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO Properties that have been referred to National Cooperative Bank, N.A. as special servicer in CMBS transactions from 2015 to September 30, 2018.

Portfolio Size – CMBS Special Servicing	2015(1)	2016(1)	2017(1)	2018(2)
Total	$49,310,253	$25,939,525	$0.00	$0

(1)	Size of portfolio for which National Cooperative Bank, N.A. acted as special servicer as of the last day of the calendar year indicated.

(2)	As of September 30, 2018.

National Cooperative Bank, N.A. has detailed servicing policies and procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under National Cooperative Bank, N.A.’s servicing agreements, including procedures for managing delinquent and specially serviced loans and loans subject to the bankruptcy of the borrower. These policies and procedures include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance. National Cooperative Bank, N.A. periodically updates its servicing policies and procedures to keep pace with changes in the commercial mortgage-backed securities industry generally and to comply with changes in federal or state law or investor requirements. These policies and procedures are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB.

National Cooperative Bank, N.A.’s servicing personnel are highly skilled professionals that proactively manage specially serviced assets through the workout cycle from initiation of foreclosure, bankruptcy, real estate owned or modification. National Cooperative Bank, N.A. takes a disciplined approach to the management and resolution of specially serviced loans and evaluates all viable resolution strategies to determine the strategy that generates the highest net present value for the holder of such specially serviced loan. Default resolution strategies are determined in accordance with the respective pooling and servicing agreement and the terms of the related mortgage loan documents.

National Cooperative Bank, N.A. has not engaged and does not currently intend to engage any third party servicers to perform on its behalf any of its special servicing duties with respect to the trust mortgage loans for which National Cooperative Bank, N.A. acts as special servicer.

National Cooperative Bank, N.A. has a formal, documented disaster recovery and business continuity plan, including the use of off-site backup facilities, which is managed by its on-site staff.

There are no legal proceedings pending against National Cooperative Bank, N.A., or to which any property of National Cooperative Bank, N.A. is subject, that are material to the Certificateholders, nor does National Cooperative Bank, N.A. have actual knowledge of any such proceedings that are contemplated by governmental authorities.

No securitization transaction in which National Cooperative Bank, N.A. was acting as special servicer has experienced a servicer event of default under any applicable servicing agreement as a result of any action or inaction of National Cooperative Bank, N.A. as special servicer, including as a result of a failure by National Cooperative Bank, N.A. to comply with the applicable servicing criteria in connection with any securitization transaction. National Cooperative Bank, N.A. has not been terminated as special servicer in any securitization due to a servicing default. National Cooperative Bank, N.A. has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which National Cooperative Bank, N.A. is acting as special servicer. No assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to National Cooperative Bank, N.A. has disclosed any material noncompliance by National Cooperative Bank, N.A. with such applicable servicing criteria in connection with any securitization in which National Cooperative Bank, N.A. was acting as special servicer.

National Cooperative Bank, N.A., as a special servicer, will be required to pay all expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement as described in this prospectus), including all fees of any sub-servicers retained by it.

Although National Cooperative Bank, N.A. does not presently intend to enter into any such arrangement, National Cooperative Bank, N.A. may, in the future, enter into one or more arrangements with any party entitled to appoint or remove and replace a special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, National Cooperative Bank, N.A.’s appointment as special servicer under the PSA and limitations on such person’s right to replace National Cooperative Bank, N.A. as a special servicer.

National Cooperative Bank, N.A. converted to a national bank charter from a federal thrift charter effective as of December 31, 2014. As a result of the conversion, its name changed from NCB, FSB to National Cooperative Bank, N.A. The conversion permits the bank to increase its commercial lending but does not otherwise impact its commercial real estate lending business or its servicing or deposit platforms. Similarly, the bank’s Board of Directors and senior management have not changed as a result of the conversion, and the Office of the Comptroller of the Currency continues to be the primary federal regulator of the bank.

As of the Closing Date, neither National Cooperative Bank, N.A. nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, National Cooperative Bank, N.A. or its affiliates may, from time to time after the initial sale of the certificates to investors on the Closing Date, acquire certificates pursuant to secondary market transactions. Any such party will have the right to dispose of any such certificates at any time.

For a description of any material affiliations, relationships and related transactions between National Cooperative Bank, N.A., in its capacity as special servicer, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

National Cooperative Bank, N.A. will have various duties under the PSA. Certain duties and obligations of National Cooperative Bank, N.A. are described under “Pooling and Servicing Agreement—General” and “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”. The ability of a special servicer to waive or modify any terms, fees, penalties or payments on the Mortgage Loans, and the effect of that ability on the potential cash flows from such Mortgage Loans, are described under “Pooling and Servicing Agreement—Modifications, Waivers and Amendments” in this prospectus.

National Cooperative Bank, N.A., in its capacity as a special servicer, will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA. Certain terms of the PSA regarding a special servicer’s removal or replacement, resignation are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events”, “—Rights Upon Servicer Termination Event” and “—Waiver of Servicer Termination Event” in this prospectus. National Cooperative Bank, N.A.’s, as a special servicer’s, rights and obligations with respect to indemnification, and certain limitations under the PSA on the its liability as a special servicer are described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification” in this prospectus.

The information provided in this prospectus concerning National Cooperative Bank, N.A. has been provided by it.

The Operating Advisor and Asset Representations Reviewer

Park Bridge Lender Services LLC (“Park Bridge Lender Services“), a New York limited liability company and an indirect, wholly owned subsidiary of Park Bridge Financial LLC (“Park Bridge Financial“), will act as operating advisor and asset representations reviewer under the PSA with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan). Park Bridge Lender Services has an address at 600 Third Avenue, 40th Floor, New York, New York 10016 and its telephone number is (212) 230-9090.

Park Bridge Financial is a privately held commercial real estate finance advisory firm headquartered in New York, New York. Since its founding in 2009, Park Bridge Financial and its affiliates have been engaged by commercial banks (community, regional and multi-national), opportunity funds, REITs, investment banks, insurance companies, entrepreneurs and hedge funds on a wide variety of advisory assignments. These engagements have included: mortgage brokerage, loan syndication, contract underwriting, valuations, risk assessments, surveillance, litigation support, expert testimony, loan restructures as well as the disposition of commercial mortgages and related collateral.

Park Bridge Financial’s technology platform is server-based with back-up, disaster-recovery and encryption services performed by vendors and data centers that comply with industry and regulatory standards.

As of September 30, 2018, Park Bridge Lender Services was acting as operating advisor or trust advisor for commercial mortgage-backed securities transactions with an approximate aggregate initial principal balance of $176.6 billion issued in 210 transactions.

As of September 30, 2018, Park Bridge Lender Services was acting as asset representations reviewer for 83 commercial mortgage-backed securities transactions or other similar transactions with an approximate aggregate initial principal balance of $73.1 billion.

There are no legal proceedings pending against Park Bridge Lender Services, or to which any property of Park Bridge Lender Services is subject, that are material to the Certificateholders, nor does Park Bridge Lender Services have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by Park Bridge Lender Services.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this prospectus.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of the obligations specifically imposed by the PSA, and no implied duties or obligations may be asserted against the operating advisor or the asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s or asset representations reviewer’s, as the case may be, removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “—The Asset Representations Reviewer” in this prospectus.

Credit Risk Retention

General

Regulation RR implementing the risk retention requirements of Section 15G of the Exchange Act (the “Credit Risk Retention Rules”) will apply to this securitization. The RR Interest is intended to meet the definition of a “single vertical security” that is an “eligible vertical interest” (as such terms are defined in the Credit Risk Retention Rules), and Bank of America is acting as the retaining sponsor under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor”). Morgan Stanley Bank, Wells Fargo Bank and Bank of America (the “Retaining Parties”) will retain the indicated amount of the RR Interest below.

The RR Interest will have an aggregate Certificate Balance as of the Closing Date of approximately $54,245,862.35, representing 5.0% of all “ABS interests” (as defined in the Credit Risk Retention Rules) in the Trust (which will consist of the Certificates (other than the Class R certificates)). The effective interest rate of the RR Interest will be equal to the WAC Rate. In accordance with the definition of “single vertical security” under the Credit Risk Retention Rules, the RR Interest will entitle the holders thereof to a specified percentage (equal to the Risk Retention Allocation Percentage) of the amounts paid on each class of certificates (other than the Class R certificates and the RR Interest).

Bank of America will be permitted to offset the amount of its required risk retention by the portions of the RR Interest acquired by each of Morgan Stanley Bank and Wells Fargo Bank, as originators of one or more of the securitized assets. For a description of the originators, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

On the Closing Date, Bank of America, a national banking association, in its capacity as Retaining Sponsor, will acquire from the depositor, and retain, $17,485,008.59 Certificate Balance of the RR Interest, representing approximately 32.2% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, N.A., a national banking association, will acquire from the depositor, and retain, $19,467,557.54 Certificate Balance of the RR Interest, representing approximately 35.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Morgan Stanley Bank, an affiliate of MSMCH, originated approximately 35.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Wells Fargo Bank, a national banking association, will acquire from the depositor, and retain, $17,293,296.22 Certificate Balance of the RR Interest, representing approximately 31.9% of the aggregate Certificate Balance of all of the outstanding RR Interest. Wells Fargo Bank originated approximately 31.9% of the aggregate Initial Pool Balance, which is at least 20% of the total Initial Pool Balance and is equal to its percentage ownership of the aggregate Certificate Balance of all of the outstanding RR Interest, in accordance with Rule 11(a)(1) of the Credit Risk Retention Rules. Each Retaining Party (other than Bank of America) will acquire its applicable portion of the RR Interest from the depositor pursuant to an exchange under Rule 11(a)(1)(iv)(B) of the Credit Risk Retention Rules, whereby such Retaining Party will sell to the depositor (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) the Mortgage Loans (or applicable portions thereof) that it has originated in exchange for cash consideration and such applicable portion of the RR Interest. The Certificate Balance of such applicable portion of the RR Interest (i) will result in a reduction in the price received by such Retaining Party from the depositor for the Mortgage Loans (or applicable portions thereof) sold by such Retaining Party (in the case of Morgan Stanley Bank, through its affiliate, MSMCH) to the depositor for inclusion in the Mortgage Pool and (ii) will equal the amount by which the Retaining Sponsor’s risk retention is reduced by such Retaining Party in accordance with the Credit Risk Retention Rules.

None of the sponsors, the depositor or the underwriters intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU Risk Retention and Due Diligence Requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU Risk Retention and Due Diligence requirements or similar requirements. See “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the retaining sponsor, the Retaining Party and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor, the Retaining Party or any other party will be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

RR Interest

Retained Certificate Available Funds

The right to payment of holders of the RR Interest is pro rata and pari passu with the right to payment of holders of the certificates other than the Class R certificates and the RR Interest (as a collective whole). The amount available for distribution to the holders of the RR Interest on each Distribution Date will, in general, equal the sum of (i) the Required Credit Risk Retention Percentage of the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date and (ii) the Retained Certificate Gain-on-Sale Remittance Amount for such Distribution Date (such amount, the “Retained Certificate Available Funds”).

The “Retained Certificate Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Retained Certificate Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Required Credit Risk Retention Percentage of the Aggregate Gain-on-Sale Entitlement Amount (described under “Description of the Certificates—Distributions—Available Funds”).

Priority of Distributions

On each Distribution Date, for so long as the aggregate Certificate Balance of the RR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Retained Certificate Available Funds, in the following order of priority:

First, to the RR Interest, in respect of interest, up to an amount equal to the Retained Certificate Interest Distribution Amount for such Distribution Date;

Second, to the RR Interest, in reduction of the Certificate Balance thereof, an amount equal to the Retained Certificate Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the RR Interest has been reduced to zero; and

Third, to the RR Interest, up to an amount equal to the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of reimbursed Realized Losses and interest thereon distributed to the holders of the Regular Certificates (other than the RR Interest) pursuant to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus;

provided, however, that to the extent any Retained Certificate Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, as the REMIC residual interest, in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur any tax liability of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

The effective interest rate on the RR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-Retained Percentage” is 100% minus the Required Credit Risk Retention Percentage.

The “Retained Certificate Interest Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (A) the Risk Retention Allocation Percentage and (B) the aggregate amount of interest distributed on the Regular Certificates (other than the RR Interest) according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Retained Certificate Principal Distribution Amount” with respect to any Distribution Date and the RR Interest will equal the product of (a) the Risk Retention Allocation Percentage and (b) the aggregate amount of principal distributed on the Regular Certificates (other than the RR Interest) according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions” in this prospectus.

The “Risk Retention Allocation Percentage” will equal the Required Credit Risk Retention Percentage divided by the Non-Retained Percentage.

Allocation of Retained Certificate Realized Losses

The certificate administrator will be required to allocate any Retained Certificate Realized Losses to the RR Interest in reduction of the Certificate Balance thereof.

The “Retained Certificate Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Required Credit Risk Retention Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any Workout-Delayed Reimbursement Amounts to the extent such Workout-Delayed Reimbursement Amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans and any successor REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the Certificate Balance of the RR Interest after giving effect to distributions of principal on such Distribution Date.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute a portion of any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the RR Interest in an amount equal to the Required Credit Risk Retention Percentage of such Excess Interest distributable to all Certificates (including the RR Interest). Excess Interest will not be available to make distributions to any other class of certificates (other than the Class V certificates as described in “Description of the Certificates—Distributions—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Yield Maintenance Charge or Prepayment Premium

On each Distribution Date, the certificate administrator is required to distribute to the holders of the RR Interest the Required Credit Risk Retention Percentage of any Yield Maintenance Charge or Prepayment Premium received on or prior to the related Determination Date, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

Qualifying CRE Loans

The Retaining Parties have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage”) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in Rule 17 of the Credit Risk Retention Rules.

The total required credit risk retention percentage (the “Required Credit Risk Retention Percentage”) for this transaction is 5.0%. The Required Credit Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Credit Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

Description of the Certificates

General

The certificates will be issued pursuant to a pooling and servicing agreement, between the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA”) and will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; and (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor.

The Commercial Mortgage Pass-Through Certificates, Series 2018-BNK15 will consist of the following classes: the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class V and Class R certificates and a REMIC regular interest in certificated form representing the RR Interest (the “RR Interest”).

The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates are referred to collectively in this prospectus as the “Subordinate Certificates”. The Class R certificates are sometimes referred to in this prospectus as the “Residual Certificates”. The Senior Certificates, the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Regular Certificates”. The Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates), the Subordinate Certificates and the RR Interest are collectively referred to in this prospectus as the “Principal Balance Certificates”. The Class A Certificates and the Class X-A, Class X-B,

Class B and Class C certificates are also referred to in this prospectus as the “Offered Certificates”.

The Senior Certificates, the Subordinate Certificates and the Class V Certificates are collectively referred to in this prospectus as the “Non-Retained Certificates”.

Upon initial issuance, the Principal Balance Certificates will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, set forth in the table under “Summary of Certificates”.

The “Certificate Balance” of any class of Principal Balance Certificates outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates will be reduced by any distributions of principal actually made on, and by any Realized Losses or Retained Certificate Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates on that Distribution Date. In the event that Realized Losses or Retained Certificate Realized Losses previously allocated to a class of Principal Balance Certificates in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk Retention—RR Interest—Priority of Distributions” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates outstanding from time to time. The Notional Amount of the Class X-B certificates will equal the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates outstanding from time to time. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates outstanding from time to time. The Notional Amount of each class of the Class X-F and Class X-G certificates will equal the Certificate Balance outstanding from time to time of the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Class V certificates will not have a Certificate Balance nor will they entitle their holders to distributions of principal, but the Class V certificates will represent the right to receive their allocable portion of Excess Interest received on any ARD Loan allocated as described under “—Excess Interest” below.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

The Mortgage Loans (exclusive of Excess Interest) will be held by the lower-tier REMIC (the “Lower-Tier REMIC”). The certificates (other than the Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest) will be issued by the upper-tier REMIC (the “Upper-Tier REMIC” and, collectively with the Lower-Tier REMIC, the “Trust REMICs”). The Class V certificates and the rights of the RR Interest to receive a portion of the Excess Interest will be issued by the grantor trust (the “Grantor Trust”).

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the next business day) commencing in December 2018.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than 5 business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The “Percentage Interest” evidenced by any certificate (other than a Class V or Class R certificate) will equal its initial denomination as of the Closing Date divided by the initial Certificate Balance or Notional Amount, as applicable, of the related class. The Percentage Interest of any Class V or Class R Certificate will be set forth on the face thereof.

Each master servicer is authorized but not required to direct the investment of funds held in any Collection Account and any Companion Distribution Account maintained by it, in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments”). Each master servicer will be entitled to retain any interest or other income earned on such funds and each master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. The certificate administrator (if such certificate administrator is not Wells Fargo Bank) is authorized but not required to direct the investment of funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account and the Retained Certificate Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the certificates (including the RR Interest) on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)       the aggregate amount of all cash received on the Mortgage Loans (in the case of each Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA) and any REO Property that is on deposit in the Collection Accounts (in each case, exclusive of any amount on deposit in or credited to any portion of a Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the related P&I Advance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest and any balloon payments paid by the borrowers of a Mortgage Loan or Companion Loan (such amounts other than any Excess Interest, the “Periodic Payments”), that are due on a Due Date after the end of the related Collection Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

●	all unscheduled payments of principal (including prepayments), unscheduled interest, liquidation proceeds, insurance proceeds and condemnation proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;

●	all amounts in the Collection Accounts that are due or reimbursable to any person other than the Certificateholders;

●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (in each case, unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Accounts;

●	all Excess Interest allocable to the Mortgage Loans (which is separately distributed to the Class V certificates and the RR Interest);

●	all Yield Maintenance Charges and Prepayment Premiums;

●	all amounts deposited in a Collection Account in error; and

●	any late payment charges or accrued interest on a Mortgage Loan actually collected thereon and allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)       if and to the extent not already included in clause (a), the aggregate amount transferred from the REO Accounts allocable to the Mortgage Loans to the applicable Collection Account for such Distribution Date;

(c)       all Compensating Interest Payments made by either master servicer with respect to the Mortgage Loans with respect to such Distribution Date and P&I Advances made by either master servicer or the trustee, as applicable, with respect to the Distribution Date

(net of certain amounts that are due or reimbursable to persons other than the Certificateholders); and

(d)       with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA.

The amount available for distribution to holders of the Regular Certificates (other than the RR Interest) on each Distribution Date will, in general, equal the sum of (i) the Non-Retained Percentage of the Aggregate Available Funds for such Distribution Date and (ii) the Gain-on-Sale Remittance Amount for such Distribution Date (the “Available Funds”).

The “Gain-on-Sale Remittance Amount” for each Distribution Date will be equal to the lesser of (i) the amount on deposit in the Gain-on-Sale Reserve Account on such Distribution Date, and (ii) the Non-Retained Percentage of the Aggregate Gain-on-Sale Entitlement Amount.

The “Aggregate Gain-on-Sale Entitlement Amount” for each Distribution Date will be equal to the aggregate amount of (i) the sum of (a) (x) the aggregate portion of the Interest Distribution Amount for each Class of Regular Certificates (other than the RR Interest) that would remain unpaid as of the close of business on such Distribution Date, divided by (y) the Non-Retained Percentage, and (b) (x) the amount by which the Principal Distribution Amount exceeds the aggregate amount that would actually be distributed on such Distribution Date in respect of such Principal Distribution Amount, divided by (y) the Non-Retained Percentage, and (ii) any outstanding Realized Losses and Retained Certificate Realized Losses outstanding immediately after such Distribution Date, in each case, to the extent such amounts would occur on such Distribution Date or would be outstanding immediately after such Distribution Date, as applicable, without the inclusion of the Gain-on-Sale Remittance Amount as part of the definition of Available Funds and the Retained Certificate Gain-on-Sale Remittance Amount as part of the definition of Retained Certificate Available Funds.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any Companion Loan) will be the period beginning with the day after the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing immediately following the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the RR Interest) have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amounts for such classes;

Second, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, in reduction of the Certificate Balances of those classes, in the following priority:

(i)	prior to the Cross-Over Date:

(a)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date;

(b)       to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made on such Distribution Date), until the Certificate Balance of the Class A-1 certificates are reduced to zero;

(c)       to the Class A-2 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b) above have been made on such Distribution Date), until the Certificate Balance of the Class A-2 certificates is reduced to zero;

(d)       to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made on such Distribution Date), until the Certificate Balance of the Class A-3 certificates is reduced to zero;

(e)       to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made on such Distribution Date), until the Certificate Balance of the Class A-4 certificates is reduced to zero; and

(f)       to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made on such Distribution Date), until the Certificate Balance of the Class A-SB certificates is reduced to zero;

(ii)	on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, first, up to an amount equal to, and pro rata based upon, the aggregate unreimbursed Realized Losses previously allocated to each such class, then in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Fourth, to the Class A-S certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fifth, after the Certificate Balances of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates have been reduced to zero, to the Class A-S certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution

Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Sixth, to the Class A-S certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eighth, after the Certificate Balances of the Class A Certificates have been reduced to zero, to the Class B certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Ninth, to the Class B certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Eleventh, after the Certificate Balances of the Class A Certificates and the Class B certificates have been reduced to zero, to the Class C certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twelfth, to the Class C certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Fourteenth, after the Certificate Balances of the Class A Certificates and the Class B and Class C certificates have been reduced to zero, to the Class D certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Fifteenth, to the Class D certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Seventeenth, after the Certificate Balances of the Class A Certificates and the Class B, Class C and Class D certificates have been reduced to zero, to the Class E certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Eighteenth, to the Class E certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twentieth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D and Class E certificates have been reduced to zero, to the Class F certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-first, to the Class F certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-second, to the Class G certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-third, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero, to the Class G certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-fourth, to the Class G certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class;

Twenty-fifth, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such class;

Twenty-sixth, after the Certificate Balances of the Class A Certificates and the Class B, Class C, Class D, Class E, Class F and Class G certificates have been reduced to zero, to the Class H certificates, in reduction of their Certificate Balance, up to an amount equal to the Principal Distribution Amount for such Distribution Date less the portion of such Principal Distribution Amount distributed pursuant to all prior clauses, until their Certificate Balance is reduced to zero;

Twenty-seventh, to the Class H certificates, first, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such class, then, in an amount equal to interest on that amount at the Pass-Through Rate for such class compounded monthly from the date the related Realized Loss was allocated to such class; and

Twenty-eighth, to the Class R certificates, any remaining amounts.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all previously been reduced to zero as a result of the allocation of Realized Losses to those certificates.

Reimbursement of previously allocated Realized Losses or Retained Certificate Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate”) applicable to each class of Principal Balance Certificates (other than the RR Interest) for any Distribution Date will equal one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the WAC Rate for the related Distribution Date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the WAC Rate for the related Distribution Date or (iv) a variable rate per annum equal to the WAC Rate for the related Distribution Date minus a specified percentage.

The Pass-Through Rate for the Class X-A certificates for any Distribution Date will be a per annum rate equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A-S, Class B and Class C certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for the Class X-D certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class D and Class E certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Pass-Through Rate for each Class of the Class X-F and Class X-G certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate for the related Distribution Date on the Class of Principal Balance Certificates that, with the addition of “X-,” has the same alphabetical designation as the subject class of Class X Certificates.

The Class V certificates will not have a Pass-Through Rate or be entitled to distributions in respect of interest other than their allocated portion of Excess Interest, if any, with respect to any ARD Loan, allocated as described under “—Excess Interest” below.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including any Non-Serviced

Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

The “Net Mortgage Rate” for each Mortgage Loan (including any Non-Serviced Mortgage Loan) and any REO Loan (other than the portion of the REO Loan related to any Companion Loan) is equal to the related Mortgage Rate then in effect (without regard to any increase in the interest rate of any ARD Loan after the related Anticipated Repayment Date), minus the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the applicable master servicer, the applicable special servicer, a Non-Serviced Master Servicer or a Non-Serviced Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rates and the WAC Rate, the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan or the related Companion Loan as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Regular Certificates (other than the RR Interest) will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Regular Certificates (other than the RR Interest) will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that

Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 Basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Regular Certificates (other than the RR Interest) will be equal to the sum of (a) the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date, and (b) to the extent permitted by applicable law, (i) other than in the case of certificates with a Notional Amount, one month’s interest on that amount remaining unpaid at the Pass-Through Rate applicable to such class for the current Distribution Date and (ii) in the case of the certificates with a Notional Amount, one-month’s interest on that amount remaining unpaid at the WAC Rate for such Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)       the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)       the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)       Nonrecoverable Advances (including any servicing advance with respect to any Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)       Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date;

provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates (other than the RR Interest) will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-Retained Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding

Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the P&I Advance Date) or advanced by the applicable master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the applicable master servicer as of the business day preceding the related P&I Advance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the applicable master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by either master servicer as recoveries of previously unadvanced principal of the related Mortgage Loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into a Collection Account during the related Collection Period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan, as the case may be (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification of such Mortgage Loan in connection with a default or a bankruptcy (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the applicable rate at which the Servicing Fee is calculated).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date in respect of such Principal Distribution Amount.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life”. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will be an amount equal to its unpaid principal balance as of the Cut-off Date or, in the case of a replacement Mortgage Loan, as of the date it is added to the trust, after application of all payments of principal due during or prior to the month of substitution, whether or not those payments have been received, minus the sum of:

(i)       the principal portion of each Periodic Payment due on such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, due after the Due Date in the related month of substitution), to the extent received from the borrower or advanced by the applicable master servicer;

(ii)      all principal prepayments received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution);

(iii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on such Mortgage Loan) and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date (or in the case of a replacement Mortgage Loan, after the Due Date in the related month of substitution); and

(iv)      any reduction in the outstanding principal balance of such Mortgage Loan resulting from a valuation by a court in a bankruptcy proceeding that is less than the then outstanding principal amount of such Mortgage Loan or a modification of such Mortgage Loan pursuant to the terms and provisions of the PSA that occurred prior to the end of the Collection Period for the most recent Distribution Date.

The Stated Principal Balance of any REO Loan that is a successor to a Mortgage Loan, as of any date of determination, will be an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Property was acquired for U.S. federal tax purposes, minus (y) the sum of:

(i)       the principal portion of any P&I Advance made with respect to such REO Loan; and

(ii)      the principal portion of all Insurance and Condemnation Proceeds (to the extent allocable to principal on the related Mortgage Loan), Liquidation Proceeds and all income rents and profits received with respect to such REO Loan.

See “Certain Legal Aspects of Mortgage Loans” below.

With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. On any date of determination, the Stated Principal Balance of any Whole Loan will equal the sum of the Stated Principal Balances of the related Mortgage Loan and the related Companion Loan(s), as applicable, on such date.

With respect to any REO Loan that is a successor to a Companion Loan as of any date of determination, the Stated Principal Balance will equal (x) the Stated Principal Balance of the predecessor Companion Loan as of the date of the related REO acquisition, minus (y) the principal portion of any amounts allocable to the related Companion Loan in accordance with the related Intercreditor Agreement.

If any Mortgage Loan or REO Loan is paid in full or the Mortgage Loan or REO Loan (or any REO Property) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or REO Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of, Realized Losses and Retained Certificate Realized Losses, as well as for purposes of calculating the Servicing Fee, Certificate Administrator/Trustee Fee, Operating Advisor Fee and Asset Representations Reviewer Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (or Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (or Companion Loan) including any portion of it payable or reimbursable to any master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to either master servicer or either special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by such master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to any Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

Excess Interest

On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to an ARD Loan on or prior to the related Determination Date to the holders of the Class V certificates in an amount equal to the Non-

Retained Percentage of such Excess Interest. Excess Interest will not be available to make distributions to any other class of certificates (other than the RR Interest in an amount described under “Credit Risk Retention—RR Interest—Excess Interest”) or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to any Serviced Whole Loan, the related Intercreditor Agreement) or to the extent otherwise agreed to by the related borrower in connection with a workout of a Mortgage Loan, all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of any Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be applied pursuant to the PSA in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related

Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of such accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees);

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and

Thirteenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any, unless otherwise permitted under the applicable REMIC rules as evidenced by an opinion of counsel provided to the trustee) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner required by such REMIC provisions.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of any Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be applied in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid additional trust fund expenses with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously so allocated pursuant to clause First or Second above, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the excess of (i) unpaid interest (exclusive of default interest and Excess Interest) accrued on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) after taking into account any allocations pursuant to clause Fifth below or clause Fifth of the prior paragraph on earlier dates, the aggregate portion of the accrued and unpaid interest described in subclause (i) of this clause Third that either (A) was not advanced because of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or (B) accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made;

Fourth, to the extent not previously allocated pursuant to clause First or Second, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the sum of (A) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts, plus (B) any unpaid interest (exclusive of default interest and Excess Interest) that accrued at the related Net Mortgage Rate on the portion of the Stated Principal Balance of such Mortgage Loan equal to any related Collateral Deficiency Amount in effect from time to time and as to which no P&I Advance was made (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior paragraph on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Tenth, in the case of an ARD Loan after the related Anticipated Repayment Date, any accrued but unpaid Excess Interest.

Allocation of Yield Maintenance Charges and Prepayment Premiums

If any Yield Maintenance Charge or Prepayment Premium is collected during any particular Collection Period with respect to any Mortgage Loan, then on the Distribution Date corresponding to that Collection Period, the certificate administrator will pay that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each class of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) the related Base Interest Fraction for such class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, (2) to the Class X-A certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates as described above, (3) to the Class X-B certificates, the excess, if any, of (a) the product of (i) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S, Class B and Class C certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates for that Distribution Date, over (b) the amount of such Yield Maintenance Charge or Prepayment Premium distributed to the Class A-S, Class B and Class C certificates as described above, and (4) to the Class X-D certificates, any remaining portion of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium not distributed as described above in this clause (x), and (y) to the RR Interest, the Required Credit Risk Retention Percentage of such Yield Maintenance Charge or Prepayment Premium. All Yield Maintenance Charges and Prepayment Premiums referred to above will be net of any Liquidation Fees payable therefrom.

“Base Interest Fraction” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of Principal Balance Certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related Mortgage Loan and (ii) the applicable Discount Rate; provided, however, that:

●	under no circumstances will the Base Interest Fraction be greater than one;

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

●	if the applicable Discount Rate is greater than or equal to the mortgage interest rate on the related Mortgage Loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

“Discount Rate” means, with respect to any principal prepayment of any Mortgage Loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

●	if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan or REO Loan, that discount rate, converted (if necessary) to a monthly equivalent yield, or

●	if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the Mortgage Loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 (519)—Selected Interest Rates under the heading “U.S. government securities/Treasury constant maturities” for the week ending prior to the date of the relevant prepayment (or deemed prepayment), of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date or Anticipated Repayment Date, as applicable, of that Mortgage Loan or REO Loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the applicable master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“Prepayment Premium” means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that Mortgage Loan or any successor REO Loan with respect thereto (including any payoff of a Mortgage Loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Yield Maintenance Charge” means, with respect to any Mortgage Loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a Mortgage Loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class X-F, Class X-G, Class F, Class G, Class H, Class V or Class R Certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be the date set forth next to such class in the table under “Summary of Certificates”.

The Assumed Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Structuring Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in November 2061. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any Prepayment Premium or Yield Maintenance Charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a Serviced Mortgage Loan or Serviced Whole Loan in whole or in part after the Determination Date (or, with respect to each Serviced Mortgage Loan or Serviced Whole Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Shortfalls for each Distribution Date with respect to any Serviced A/B Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan and any related Serviced Pari Passu Companion Loans on a pro rata basis. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the Serviced Mortgage Loans and any related Serviced Pari Passu Companion Loan, will be retained by the applicable master servicer as additional servicing compensation.

Each master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each P&I Advance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an aggregate amount, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Serviced

Mortgage Loans for which it is acting as master servicer and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Pari Passu Companion Loan on which the applicable special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of such master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Serviced Mortgage Loan, Serviced Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid to such master servicer in such Collection Period, calculated at a rate of 0.002500% per annum, (B) all Prepayment Interest Excesses received by such master servicer during such Collection Period with respect to the Serviced Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on voluntary principal prepayments, net investment earnings payable to such master servicer for such Collection Period received by such master servicer during such Collection Period with respect to the applicable Serviced Mortgage Loans or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan as a result of the applicable master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (v) any Non-Serviced Mortgage Loan, (w) subsequent to a default under the related Mortgage Loan documents or if the Mortgage Loan is a Specially Serviced Loan, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the applicable master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y)(i) at the request or with the consent of the applicable special servicer or, (ii) for so long as no Control Termination Event has occurred or is continuing and, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, at the request or with the consent of the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the applicable master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments. No master servicer will be required to make any compensating interest payment as a result of any prepayments on Mortgage Loans for which it does not act as master servicer.

Compensating Interest Payments with respect to any Serviced Whole Loan will be allocated among the related Mortgage Loan and any related Serviced Pari Passu Companion Loan in accordance with their respective principal amounts, and the applicable master servicer will be required to pay the portion of such Compensating Interest Payments allocable to any related Serviced Pari Passu Companion Loan to the related Other Master Servicer.

The aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for any Distribution Date that are not covered by the master servicers’ Compensating Interest Payments for the related Distribution Date and the portion of the compensating interest payments allocable to each Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer is referred to in this prospectus as the

“Aggregate Excess Prepayment Interest Shortfall”. The “Excess Prepayment Interest Shortfall” for any Distribution Date will be the Non-Retained Percentage of the Aggregate Excess Prepayment Interest Shortfall and will be allocated on that Distribution Date among the classes of Regular Certificates (other than the RR Interest), pro rata, in accordance with their respective Interest Accrual Amounts for that Distribution Date.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans and allocable to the Non-Retained Certificates will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates. The Class A-S certificates will likewise have the benefit of the subordination of the Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class B certificates will likewise have the benefit of the subordination of the Class C, Class D, Class E, Class F, Class G and Class H certificates. The Class C certificates will likewise have the benefit of the subordination of the Class D, Class E, Class F, Class G and Class H certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of Non-Retained Certificates to receive on any Distribution Date the amounts of interest and/or principal allocable to the Non-Retained Certificates and distributable to them prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of Non-Retained Certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Cross-Over Date, allocation of principal that is allocable to the Non-Retained Certificates that are Principal Balance Certificates on any Distribution Date will be made first, to the Class A-SB certificates, until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates, until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates, until their Certificate Balance has been reduced to zero, fourth, to the Class A-3 certificates, until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates, until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates, until their Certificate Balance has been reduced to zero. On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates that are still outstanding, pro rata (based upon their respective Certificate Balances), without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Class

A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the percentage interest in the issuing entity evidenced by the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates, the Class G certificates and the Class H certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to the Class H certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator is required to calculate the Realized Loss and Retained Certificate Realized Loss for such Distribution Date.

The “Realized Loss” with respect to any Distribution Date is the amount, if any, by which (i) the product of (A) the Non-Retained Percentage and (B) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicers, the special servicers or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the Mortgage Loans, including any REO Loans (but in each case, excluding any Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then-aggregate Certificate Balance of the Principal Balance Certificates (other than the RR Interest) after giving effect to distributions of principal on that Distribution Date.

The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates (other than the RR Interest) in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class H certificates;

second, to the Class G certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-S certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Certificates (other than the applicable Class X Certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the RR Interest, the Class V certificates or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the related classes of Principal Balance Certificates are reduced by such Realized Losses.

In general, Realized Losses and Retained Certificate Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicers of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee” or “—The Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

Losses on each Whole Loan will be allocated, pro rata, between the related Mortgage Loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances. With respect to any Whole Loan that has a related Subordinate Companion Loan, losses will be allocated first to each related Subordinate Companion Loan in accordance with the related Intercreditor Agreement until each such Subordinate Companion Loan is reduced to zero and then to the related Mortgage Loan and the related Pari Passu Companion Loans (if any), pro rata, based upon their respective principal balances.

A class of Regular Certificates will be considered outstanding until its Certificate Balance or Notional Amount, as the case may be, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses or Retained Certificate Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates, with respect to the Non-Retained Certificates in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” above and, with respect to the RR Interest in accordance with the payment priorities set forth in “Credit Risk Retention—RR Interest—Priority of Distributions”.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, based in part on information delivered to it by the master servicers or special servicers, as applicable, the certificate administrator will be required to prepare and make available to each Certificateholder of record a Distribution Date Statement providing the information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Collection Period, (B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and

(C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement with (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports”) prepared by either master servicer, the certificate administrator or either special servicer, as applicable (substantially in the form provided in the PSA, in the case of the Distribution Date Statement, which form is subject to change, and as required in the PSA in the case of the CREFC® Reports) and including substantially the following information:

(1)       a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B (the “Distribution Date Statement”);

(2)       a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;

(3)       a CREFC® historical loan modification/forbearance and corrected mortgage loan report;

(4)       a CREFC® advance recovery report;

(5)       a CREFC® total loan report;

(6)       a CREFC® operating statement analysis report;

(7)       a CREFC® comparative financial status report;

(8)       a CREFC® net operating income adjustment worksheet;

(9)       a CREFC® real estate owned status report;

(10)       a CREFC® servicer watch list;

(11)       a CREFC® loan level reserve and letter of credit report;

(12)       a CREFC® property file;

(13)       a CREFC® financial file;

(14)       a CREFC® loan setup file (to the extent delivery is required under the PSA); and

(15)       a CREFC® loan periodic update file.

Each master servicer or special servicer, as applicable, may omit any information from these reports that such master servicer or special servicer regards as confidential. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicers, the special servicers, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under any Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

Before each Distribution Date, each master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;

●	a CREFC® financial file;

●	a CREFC® loan setup file (to the extent delivery is required under the PSA); and

●	a CREFC® loan periodic update file.

In addition, each master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) or special servicer (with respect to Specially Serviced Loans and REO Properties), as applicable, is also required to prepare the following for each Mortgaged Property securing a Serviced Mortgage Loan and REO Property for which it acts as master servicer or special servicer, as applicable:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing within 45 days of receipt of such quarterly operating statement for the quarter ending March 31, 2019, a CREFC® operating statement analysis report but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter, provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required for a Mortgaged Property or REO Property unless such Mortgaged Property or REO Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List).

●	Within 45 days after receipt by the applicable special servicer (with respect to Specially Serviced Loans and REO Properties) or the applicable master servicer (with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls (if and to the extent any such information is in the form of normalized year-end financial statements that has been based on a minimum number of months of operating results as recommended by CREFC® in the instructions to the CREFC® guidelines) commencing within 45 days of receipt of such annual operating statement for the calendar year ending December 31, 2019, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the applicable master servicer to prepare the CREFC® comparative financial status report.

Certificate Owners and any holder of a Serviced Pari Passu Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA. Otherwise, until the time Definitive Certificates are issued to evidence the certificates, the information described above will be available to the related Certificate Owners only if DTC and its participants provide the information to the Certificate Owners.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, any additional servicer designated by either master servicer or either special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any Non-Serviced Master Servicer, any Other Master Servicer, any person (including the Directing Certificateholder or Risk Retention Consultation Party) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is the Risk Retention Consultation Party or a special servicer) be entitled to receive (i) if such party is the Directing Certificateholder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder”), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loans, and (ii) if such party is not the Directing Certificateholder or any Controlling Class Certificateholder, any information other than the Distribution Date Statement; provided, that, if a special servicer obtains knowledge that it has become a Borrower Party, such special servicer may not directly or indirectly provide any information solely related to any related Excluded Special Servicer Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Loan to the related Borrower Party, any of such special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, that each special servicer will at all times be a Privileged Person, despite such restriction on information; provided, further, however, that any Excluded Controlling Class Holder will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website). Notwithstanding any provision to the contrary herein, none of the master servicers or the certificate administrator will have any obligation to restrict access by a special servicer or any Excluded Special Servicer to any information related to any Excluded Special Servicer Loan.

The “Risk Retention Consultation Party” will be the party selected by the holder or holders of more than 50% of the RR Interest, by Certificate Balance, as determined by the certificate registrar from time to time. The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Risk Retention Consultation Party has not changed until such parties receive written notice of the identity and contact information of a replacement of Risk Retention Consultation Party from a party holding the requisite interest in the RR Interest (as confirmed by the certificate registrar). The initial Risk Retention Consultation Party is expected to be Bank of America, National Association.

In determining whether any person is an additional servicer or an affiliate of the operating advisor, the certificate administrator may rely on a certification by a master servicer, a special servicer, a mortgage loan seller or the operating advisor, as the case may be.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. For the avoidance of doubt, with respect to a Mortgage Loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related Mortgaged Property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means with respect to the Directing Certificateholder or any Controlling Class Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), inspection reports related to Specially Serviced Loans prepared by the applicable special servicer or any Excluded Special Servicer and such other information as may be specified in the PSA specifically pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, other than such information with respect to such Excluded Controlling Class Loan(s) that is aggregated with information of other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification contained on the certificate administrator’s website (which may be a click-through confirmation), representing (i) that such person executing the certificate is a Certificateholder, the Directing Certificateholder or the Risk Retention Consultation Party, a beneficial owner of a certificate, a Companion Holder or a prospective purchaser of a certificate (or any investment advisor, manager or other representative of the foregoing), (ii) that either (a) such person is the Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Certificateholder or a Controlling Class Certificateholder, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Certificateholder or a Controlling Class Certificateholder, such person will only receive access to the Distribution Date Statements prepared by the certificate administrator, (iii) (other than with respect to a Companion Holder) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to reasonably request and obtain from the applicable master servicer or the applicable special servicer, in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the RR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the RR Interest) registered in the name of or beneficially owned by a master servicer, a special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a Borrower Party, or any affiliate of any of such persons will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class

Holder will be deemed not to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; and provided, further, that any Controlling Class certificates owned by a special servicer or an affiliate thereof will be deemed not to be outstanding as to such special servicer or such affiliate solely with respect to any related Excluded Special Servicer Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicers, the special servicers (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA, waive a Servicer Termination Event or trigger an Asset Review (with respect to an Asset Review and any mortgage loan seller, solely with respect to any related Mortgage Loan subject to the Asset Review); provided, further, that so long as there is no Servicer Termination Event with respect to the applicable master servicer or the applicable special servicer, as applicable, such master servicer and special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of either special servicer’s, either master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, either master servicer, either special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the applicable master servicer, the applicable special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Under the PSA, the applicable master servicer or the applicable special servicer, as applicable, is required to provide or make available to the holders of any Companion Loan (or their designees including the related Other Master Servicer or Other Special Servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related Intercreditor Agreement.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date Statements, CREFC® reports and supplemental notices with respect to such Distribution Date Statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, RealInsight and Thomson Reuters Corporation, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification to the applicable master servicer or special servicer, as applicable, such master servicer (with respect to non-Specially Serviced Loans) and such special servicer (with respect to Specially Serviced Loans) may provide (or make available electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by such master servicer or special servicer, as the case may be, at the expense of such Certificateholder; provided that in connection with such request, the applicable master servicer or special servicer, as applicable, may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to such master servicer or special servicer, as applicable, generally to the effect that such person will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Upon the request of any Privileged Person (other than the NRSROs) to receive copies of annual operating statements, budgets and rent rolls (or, with respect to residential cooperative properties, maintenance schedules) either collected by the applicable master servicer or the applicable special servicer or caused to be prepared by the applicable special servicer in respect of each REO Property, the applicable master servicer or the applicable special servicer, as the case may be, will be required to deliver copies of such items to the certificate administrator to be posted on the certificate administrator’s website. Certificateholders will not, however, be given access to or be provided copies of, any Mortgage Files or Diligence Files.

Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website initially located at www.ctslink.com (and will make available to the general public this prospectus, Distribution Date Statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:

○	this prospectus;

○	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the Closing Date, if any, and the MLPAs and any amendments and exhibits to those agreements; and

○	the CREFC® loan setup file delivered to the certificate administrator by a master servicer;

●	the following “SEC EDGAR filings”:

○	any reports on Forms 10-D, ABS-EE, 10-K and 8-K that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;

●	the following documents, which will be made available under a tab or heading designated “periodic reports”:

○	the Distribution Date Statements;

○	the CREFC® bond level files;

○	the CREFC® collateral summary files;

○	the CREFC® Reports, other than the CREFC® loan setup file (provided that they are received by the certificate administrator); and

○	the annual reports as provided by the operating advisor;

●	the following documents, which will be made available under a tab or heading designated “additional documents”:

○	the summary of any Final Asset Status Report as provided by a special servicer;

○	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format;

○	any appraisals delivered in connection with any Asset Status Report; and

○	any CREFC® appraisal reduction template received by the certificate administrator;

●	the following documents, which will be made available under a tab or heading designated “special notices”:

○	notice of any release based on an environmental release under the PSA;

○	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

○	notice of final payment on the certificates;

○	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of a master servicer or special servicer;

○	any notice of resignation or termination of a master servicer or special servicer;

○	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

○	any notice of any request by requisite percentage of Certificateholders for a vote to terminate a special servicer, the operating advisor or the asset representations reviewer;

○	any notice to Certificateholders of the operating advisor’s recommendation to replace a special servicer and the related report prepared by the operating advisor in connection with such recommendation;

○	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;

○	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;

○	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

○	any notice of the termination of the issuing entity;

○	any notice that a Control Termination Event has occurred or is terminated or that a Consultation Termination Event has occurred or is terminated;

○	any notice of the occurrence of an Operating Advisor Termination Event;

○	any notice of the occurrence of an Asset Representations Reviewer Termination Event;

○	any Proposed Course of Action Notice;

○	any assessment of compliance delivered to the certificate administrator;

○	any Attestation Reports delivered to the certificate administrator;

○	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below; and

○	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;

●	the “Investor Q&A Forum”;

●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and

●	the “Risk Retention Special Notices” tab, which will contain any notices relating to ongoing compliance by each Retaining Party with the Credit Risk Retention Rules;

provided, that with respect to a Control Termination Event or Consultation Termination Event that is deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to provide notice of the occurrence and continuance of such event if it has been notified of or has knowledge of the existence of such Excluded Loan.

Notwithstanding the foregoing, if the Directing Certificateholder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each master servicer, each special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide an Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Certificateholder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Certificateholder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Certificateholder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Certificateholder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information in accordance with terms of the PSA, and each of the applicable master servicer and the applicable special servicer may require and rely on such certifications and other reasonable information prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will (i) contain the information required by Rule 15Ga-1(a) concerning all Mortgage Loans held by the issuing entity that were the subject of a demand to repurchase or replace due to a breach or alleged breach of one or more representations and warranties made by the related mortgage loan seller, (ii) contain a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, (iii) contain certain account balances to the extent available to the certificate administrator, and (iv) incorporate the most recent Form ABS-EE filing by reference (which such Form ABS-EE will be filed on or prior to the filing of the applicable report on Form 10-D).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance with the PSA.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date Statements, (b) either master servicer or either special servicer relating to servicing reports prepared by that party, the applicable Mortgage Loans (excluding each Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by either special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicers, the special servicers or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders,

(iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the applicable master servicer, the applicable special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder or the Risk Retention Consultation Party (in its capacity as Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each monthly Distribution Date Statement and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will permit each master servicer and each special servicer, at their respective sole cost and expense, to make available by electronic media, bulletin board service or internet website any reports or other information such master servicer or such special servicer, as applicable, is required or permitted to provide to any party to the PSA, the Rating Agencies or any Certificateholder or any prospective Certificateholder that has provided such master servicer or such special servicer, as applicable, with an Investor Certification or has executed a “click-through” confidentiality agreement in accordance with the PSA to the extent such action does not conflict with the terms of the PSA (including, without limitation, any requirements to keep Privileged Information confidential), the terms of the Mortgage Loans or applicable law. However, the availability of such information or reports on the internet or similar electronic media will not be deemed to satisfy any specific delivery requirements in the PSA except as set forth therein.

Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicers, the special servicers, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:

(1)       2% in the case of the Class X Certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)       in the case of any Principal Balance Certificates (other than the RR Interest), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of a special servicer or the operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Cumulative Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates (other than the RR Interest), each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective Percentage Interests.

None of the Class V or Class R certificates or the RR Interest will be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred in the book-entry form only in minimum denominations of $10,000 initial Certificate Balance, and in multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such class, except under the limited circumstances described under “―Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, S.A. (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”), which in turn will hold such positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants”) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners”) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicers or the master servicers as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—

The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of a Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules”), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear

Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicers, the special servicers or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the certificate administrator to obtain possession of the certificates of such class.

The RR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the RR Interest.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder”), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor”) should deliver a written request (a “Communication Request”) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – BANK 2018-BNK15

With a copy to:
trustadministrationgroup@wellsfargo.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investor is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, and (ii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document acceptable to the certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates. In addition, upon written request to the certificate administrator of any Certificateholder or certificate owner (if applicable) that has provided an Investor Certification, the certificate administrator is required to promptly notify such Certificateholder or certificate owner of the identity of the then-current Directing Certificateholder.

Description of the Mortgage Loan Purchase Agreements

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, an “MLPA”), between the related mortgage loan seller and the depositor. For purposes of the respective MLPAs pursuant to which MSMCH and Wells Fargo Bank are selling Mortgage Loans and the related discussion below, the Aventura Mall Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by MSMCH or Wells Fargo Bank, as applicable.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, among other things, generally the following documents (except that the documents with respect to any Non-Serviced Whole Loans (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)       the original Mortgage Note, endorsed on its face or by allonge to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the related mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)       the original or a copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

(iii)      an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(iv)      the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)       an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(vi)      the original assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)     originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)    the original or a copy of the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)     any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the related mortgage loan seller;

(x)      an original assignment in favor of the trustee of any financing statement executed and filed in favor of the related mortgage loan seller or an affiliate thereof in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy thereof certified to be the copy of such assignment submitted or to be submitted for recording);

(xi)     the original or a copy of any intercreditor agreement relating to existing debt of the borrower, including any Intercreditor Agreement relating to a Serviced Whole Loan;

(xii)     the original or copies of any loan agreement, escrow agreement, security agreement or letter of credit (with any necessary transfer documentation) relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)    the original or a copy of any ground lease, ground lessor estoppel, environmental insurance policy, environmental indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)    other than with respect to the Mortgage Loans secured by residential cooperative properties, the original or a copy of any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)     the original or a copy of any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and/or request for the issuance of a new comfort letter in favor of the trustee, in each case, as applicable;

(xvi)    the original or a copy of any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xvii)   the original or a copy of any related mezzanine intercreditor agreement; and

(xviii)   the original or a copy of all related environmental insurance policies.

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date and (B) a Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the securitization that includes the related Control Note on or about the applicable Servicing Shift Securitization Date.

Notwithstanding anything to the contrary contained herein, with respect to the Aventura Mall Mortgage Loan, the obligation of each of the applicable mortgage loan sellers to deliver mortgage notes as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, with respect to the Aventura Mall Mortgage Loan, the obligation of each applicable mortgage loan seller to deliver the remaining portion of the related Mortgage File will be joint and several; however, delivery of such remaining documents by either of the applicable mortgage loan sellers will satisfy the delivery requirements for both of the applicable mortgage loan sellers.

In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, generally the following documents in electronic format:

(a) A copy of each of the following documents:

(i)  the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)  the Mortgage, together with a copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iii)  any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording (if in the possession of the applicable mortgage loan seller);

(iv)  all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(v)   the policy or certificate of lender’s title insurance issued in connection with the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(vi)  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(vii) any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan, and any related mezzanine intercreditor agreement;

(viii) any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(ix)  any ground lease, related ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(x)   other than with respect to the Mortgage Loans secured by residential cooperative properties, any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xi)  any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan;

(xii) any lock-box or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii) all related environmental reports; and

(xiv)  all related environmental insurance policies;

(b) a copy of any engineering reports or property condition reports;

(c) other than with respect to a hospitality property (except with respect to tenanted commercial space within a hospitality property) or a residential cooperative property, copies of a rent roll;

(d) for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e) a copy of all legal opinions (excluding attorney-client communications between the related mortgage loan seller or an affiliate thereof, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)  a copy of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the closing of the related Mortgage Loan;

(g) a copy of the appraisal for the related Mortgaged Property(ies);

(h) for any Mortgage Loan that the related Mortgaged Property(ies) is leased to a single tenant, a copy of the lease;

(i)  a copy of the applicable mortgage loan seller’s asset summary;

(j)  a copy of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k) a copy of all zoning reports;

(l) a copy of financial statements of the related mortgagor;

(m) a copy of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n) a copy of all UCC searches;

(o)  a copy of all litigation searches;

(p) a copy of all bankruptcy searches;

(q) a copy of any origination settlement statement;

(r)  a copy of the insurance summary report;

(s) a copy of organizational documents of the related mortgagor and any guarantor;

(t)  a copy of all escrow statements related to the escrow account balances as of the Mortgage Loan origination date;

(u) a copy of all related environmental reports that were received by the applicable mortgage loan seller;

(v)  a copy of any closure letter (environmental); and

(w) a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties;

in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan (other than documents that would not be included in connection with the origination of the Mortgage Loan because such document is inapplicable to the origination of a Mortgage Loan of that structure or type), the Diligence File will be required to include a statement to that effect. No information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications will constitute part of the Diligence File. It is generally not required to include any of the same items identified above again if such items have already been included under another clause of the definition of Diligence File, and the Diligence File will be required to include a statement to that effect. The mortgage loan seller may, without any obligation to do so, include such other documents as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan (or portion thereof) sold by that mortgage loan seller. Those representations and warranties are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2.

If any of the documents required to be included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or is defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and, in either case, such omission, defect or breach materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a “qualified mortgage” (a “Material Defect”), the applicable mortgage loan seller will be required to, no later than 90 days following:

(i)       such mortgage loan seller’s discovery of the Material Defect or receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice”), except in the case of the following clause (y); or

(ii)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage, the earlier of (x) discovery by the related mortgage loan seller or any party to the PSA of such Material Defect, or (y) receipt of a Breach Notice by the mortgage loan seller,

(A)        cure such Material Defect in all material respects, at its own expense,

(B)        repurchase the affected Mortgage Loan (or, in the case of the Aventura Mall Mortgage Loan, the applicable portion thereof) or REO Loan at the Purchase Price, or

(C)        substitute a Qualified Substitute Mortgage Loan (other than with respect to any Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution;

provided that no such substitution may occur on or after the second anniversary of the Closing Date; provided, however, that the applicable mortgage loan seller will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan or REO Loan (or, in the case of the Aventura Mall Mortgage Loan, the applicable portion thereof)) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to any related Whole Loan, for which no substitution will be permitted), if it is diligently proceeding toward that cure, and has delivered to the applicable master servicer, the applicable special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period; provided that if any such Material Defect is not cured after the initial cure period and any such extended cure period solely due to the failure of the mortgage loan seller to have received the recorded document, then the mortgage loan seller will be entitled to continue to defer its cure, repurchase and/or substitution obligations in respect of such Material Defect until eighteen (18) months after the closing date so long as the mortgage loan seller certifies to the trustee, the applicable master servicer, the applicable special servicer and the certificate administrator no less than every ninety (90) days thereafter that the Material Defect is still in effect solely because of its failure to have received the recorded document and that the mortgage loan seller is diligently pursuing the cure of such Material Defect (specifying the actions being taken). Notwithstanding the foregoing, there will be no such 90-day extension if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

A delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller of its obligation to cure, repurchase or substitute for the related Mortgage Loan if (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a notice of such Material Defect as required by the terms of the MLPA or the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report or possession of the Mortgage File), (iii) such delay precludes the mortgage loan seller from curing such Material Defect and (iv) such Material Defect does not relate to the applicable mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage.

Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller will not be obligated to repurchase the Mortgage Loan (or, in the case of the Aventura Mall Mortgage Loan, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release in lieu of repurchase would not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

If a cross-collateralized Mortgage Loan is required to be repurchased or substituted for and the applicable Material Defect does not constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related group of cross-collateralized Mortgage Loans (without regard to this paragraph), then the applicable Material Defect will be deemed to constitute a Material Defect as to any other cross-collateralized Mortgage Loan in the related cross-collateralized group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for the other cross-collateralized Mortgage Loan(s) in the related cross-collateralized group unless such other cross-collateralized Mortgage Loans satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria defined below. In the event that the remaining cross-collateralized Mortgage Loans in such cross-collateralized group satisfy the Cross-Collateralized Mortgage Loan Repurchase Criteria, the applicable mortgage loan seller may elect either to repurchase or substitute for only the affected cross-collateralized Mortgage Loan(s) as to which the related Material Defect exists or to repurchase or substitute for all of the cross-collateralized Mortgage Loans in the related cross-collateralized group. Any reserve or other cash collateral or letters of credit securing the cross-collateralized Mortgage Loans will be allocated among the related cross-collateralized Mortgage Loans in accordance with the related Mortgage Loan documents or otherwise on a pro rata basis based upon their outstanding Stated Principal Balances. Except as provided in this paragraph and the following paragraph, all other terms of the related Mortgage Loans will remain in full force and effect without any modification thereof.

Notwithstanding the immediately preceding paragraph, if the related Mortgage provides for the partial release of one or more of the cross-collateralized Mortgage Loans, the depositor may cause the related mortgage loan seller to repurchase only that cross-collateralized Mortgage Loan required to be repurchased, pursuant to the partial release provisions of the related Mortgage; provided, however, that (i) the remaining related cross-collateralized Mortgage Loan(s) fully comply with the terms and conditions of the related Mortgage, the PSA and the related MLPA, including the Cross-Collateralized Mortgage Loan Repurchase Criteria, (ii) in connection with such partial release, the related mortgage loan seller obtains an opinion of counsel (at such mortgage loan seller’s expense) to the effect that the contemplated action will not (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity and (iii) in connection with such partial release, the related mortgage loan seller delivers or causes to be delivered to the custodian original modifications to the Mortgage prepared and executed in connection with such partial release.

With respect to any cross-collateralized Mortgage Loan, to the extent that the applicable mortgage loan seller is required to repurchase or substitute for such cross-collateralized Mortgage Loan in the manner prescribed in the two preceding paragraphs while the trustee continues to hold any other cross-collateralized Mortgage Loans in the related cross-collateralized group, the applicable mortgage loan seller and the Enforcing Servicer, on behalf of the trustee, as assignee of the depositor, will, as set forth in the related MLPA, forbear from enforcing any remedies against the other’s Primary Collateral but each will be permitted to exercise remedies against the Primary Collateral securing its respective related Mortgage Loans, including with respect to the trustee, the Primary Collateral securing the Mortgage Loans still held by the trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the cross-collateralized Mortgage Loans held by such party, then both parties have agreed in the related MLPA to forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Mortgage Loan can be modified in a manner that complies with the related MLPA to remove the threat of material impairment as a result of the exercise of remedies.

“Cross-Collateralized Mortgage Loan Repurchase Criteria“ means, with respect to any group of cross-collateralized Mortgage Loans as to which one or more (but not all) of the cross-collateralized Mortgage Loans therein are affected by a Material Defect (the cross-collateralized Mortgage Loan(s) in such cross-collateralized group affected by such Material Defect, for purposes of this definition, the “affected cross-collateralized Mortgage Loans” and the other cross-collateralized Mortgage Loan(s) in such cross-collateralized group, for purposes of this definition, the “remaining cross-collateralized Mortgage Loans”) (i) the debt service coverage ratio for all the remaining cross-collateralized Mortgage Loans for the four (4) most recently reported calendar quarters preceding the repurchase or substitution shall not be less than the least of (a) 0.10x below the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1, (b) the debt service coverage ratio for the cross-collateralized group (including the affected cross-collateralized Mortgage Loan(s)) for the four (4) preceding calendar quarters preceding the repurchase or replacement and (c) 1.25x, (ii) the loan-to-value ratio for all the remaining cross-collateralized Mortgage Loans determined at the time of repurchase or substitution based upon an appraisal obtained by the applicable special servicer at the expense of the related mortgage loan seller shall not be greater than the greatest of (a) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire cross-collateralized group, (including the affected cross-collateralized Mortgage Loan(s)) set forth in Annex A-1 plus 10%, (b) the loan-to-value ratio, expressed as a whole number percentage (taken to one (1) decimal place), for the entire such cross-collateralized group, including the affected cross-collateralized Mortgage Loan(s) at the time of repurchase or substitution, and (c) 75%, (iii) the related mortgage loan seller, at its expense, shall have furnished the trustee and the certificate administrator with an opinion of counsel that any modification relating to the repurchase or substitution of a cross-collateralized Mortgage Loan shall not cause (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity, (iv) the related mortgage loan seller causes the affected cross-collateralized Mortgage Loan to become not cross-collateralized and cross-defaulted with the remaining related cross-collateralized Mortgage Loans prior to such repurchase or substitution or otherwise forbears from exercising enforcement rights against the Primary Collateral for any cross-collateralized Mortgage Loan(s) remaining in the Trust (while the Trust forbears from exercising enforcement rights against the Primary Collateral for the Mortgage Loan removed from the Trust) and (v) (other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder shall have consented to the repurchase or substitution of the affected cross-collateralized Mortgage Loan, which consent shall not be unreasonably withheld, conditioned or delayed.

With respect to any cross-collateralized Mortgage Loan, “Primary Collateral“ means that portion of the related Mortgaged Property designated as directly securing such cross-collateralized Mortgage Loan and excluding any Mortgaged Property as to which the related lien may only be foreclosed upon by exercise of the cross-collateralization provisions of such cross-collateralized Mortgage Loan.

Notwithstanding the foregoing, in lieu of a mortgage loan seller repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller and the Enforcing Servicer (for so long as no Control Termination Event has occurred and is continuing and in respect of any Mortgage Loan that is not an Excluded Loan with respect to such Directing Certificateholder or the holder of the majority of the Controlling Class, with the consent of the Directing Certificateholder) are able to agree upon a cash payment payable by the mortgage loan seller to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

With respect to any Mortgage Loan, the “Purchase Price” equals the sum of (1) the outstanding principal balance of such Mortgage Loan (or successor REO Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or successor REO Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on an ARD Loan), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of such Mortgage Loan (or successor REO Loan), (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or successor REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Affirmative Asset Review Vote or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions”, (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan or successor REO Loan (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased or a Loss of Value Payment is received during the initial 90-day period or, if applicable, prior to the expiration of the additional 90-day period immediately following the initial 90-day period) and (6) solely in the case of a repurchase or substitution by the related mortgage loan seller, any Asset Representations Reviewer Asset Review Fee for such Mortgage Loan, to the extent not previously paid by the related mortgage loan seller. With respect to the Aventura Mall Mortgage Loan, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be its respective percentage interest as of the Closing Date of the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to any Whole Loan, for which no substitution will be permitted) replacing a removed Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution:

(a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b) have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c) have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d) accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

(e) have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)  have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”) prepared in accordance with the requirements of the FIRREA;

(g) comply as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related Mortgage File;

(i)  have a then-current debt service coverage ratio at least equal to (A) with respect to any Mortgage Loan other than a Mortgage Loan secured by a residential cooperative property, the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x, or (B) in the case of a Mortgage Loan secured by a residential cooperative property, the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date;

(j)  constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the related mortgage loan seller’s expense);

(k) not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)  have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m) not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the related mortgage loan seller);

(n) have been approved, so long as no Control Termination Event has occurred and is continuing and the affected Mortgage Loan is not an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class, by the Directing Certificateholder;

(o) prohibit defeasance within two years of the Closing Date;

(p) not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on the Trust or any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the PSA, as determined by an opinion of counsel at the cost of the related mortgage loan seller;

(q) have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r) be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller may cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for (i) the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and (ii) the amount of any fees of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan. The applicable mortgage loan seller will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or other applicable party) will be deemed to have cured the breach in all respects.

The applicable mortgage loan seller will be the sole warranting party in respect of the Mortgage Loans (or portion thereof) sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to the Aventura Mall Mortgage Loan, representing approximately 9.2% of the Initial Pool Balance, which was co-originated by Morgan Stanley Bank and Wells Fargo Bank, each of MSMCH and Wells Fargo Bank will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor (50% with respect to MSMCH and 50% with respect to Wells Fargo Bank). It is possible that under certain circumstances only one of MSMCH and Wells Fargo Bank will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan shall be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the related MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

Pooling and Servicing Agreement

General

The servicing and administration of the Mortgage Loans serviced under the PSA (the “Serviced Mortgage Loans”), any related Serviced Companion Loan and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and any related Intercreditor Agreement.

Each Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be deemed to include the servicing and administration of the related Serviced Companion Loans but not to include any Non-Serviced Mortgage Loan, any Non-Serviced Companion Loan and any related REO Property.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties. In the case of any Serviced Whole Loan, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of each Non-Serviced PSA relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loans, the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable to the Servicing Shift Whole Loans only while the PSA governs the servicing of any Servicing Shift Whole Loan. As described in “Risk Factors—Risks Related to Conflicts of Interest—The Servicing of Servicing Shift Whole Loans Will Shift to Others”, on and after the applicable Servicing Shift Securitization Date, the Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of such Servicing Shift PSA may be different than the terms of the PSA, although such Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA, the Directing Certificateholder (for so long as no Consultation Termination Event has occurred and is continuing and other than in respect of an Excluded Loan with respect to either the Directing Certificateholder or the holder of the majority of the Controlling Class) and the related mortgage loan seller.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

Each master servicer and each special servicer will be required to diligently service and administer the Mortgage Loans (excluding each Non-Serviced Mortgage Loan), any related Serviced Companion Loan and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan) for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which such master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by such master servicer or special servicer, as the case may be, with a view to: (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or any Serviced Whole Loan or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loan, and the best interests of the issuing entity and the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder of the related Companion Loan (as a collective whole as if such Certificateholders and the holder or holders of the related Companion Loan constituted a single lender), taking into account the pari passu or subordinate, as applicable, nature of the related Companion Loan), as determined by such master servicer or special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A) any relationship that the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B) the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the applicable master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C) the obligation, if any, of the applicable master servicer to make advances;

(D) the right of the applicable master servicer or special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E) the ownership, servicing or management for others of (i) a Non-Serviced Mortgage Loan and a Non-Serviced Companion Loan or (ii) any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the applicable master servicer or special servicer, as the case may be, or any of its affiliates;

(F) any debt that the applicable master servicer or special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G) any option to purchase any Mortgage Loan or the related Companion Loan the applicable master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H) any obligation of the applicable master servicer or special servicer, or any of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if such master servicer or special servicer or any of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale by the applicable special servicer of a Defaulted Loan, the highest of (1) the rate determined by the applicable master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the related borrower on similar non-defaulted debt of such borrower as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of each Non-Serviced Mortgage Loan, each master servicer and each special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

Each master servicer and each special servicer may delegate and/or assign some or all of its respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any Serviced Companion Loan for which it is responsible to one or more third-party sub-servicers, provided that each master servicer and each special servicer, as applicable, will remain obligated under the PSA. A sub-servicer may be an affiliate of the depositor, either master servicer or either special servicer. Notwithstanding the foregoing, neither special servicer may enter into any sub-servicing agreement that provides for the performance by third parties of any or all of its obligations under the PSA without, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the consent of the Directing Certificateholder, except to the extent necessary for the applicable special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between a master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason such master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may, except with respect to certain initial Sub-Servicing Agreements, assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the applicable master servicer, the certificate administrator or the depositor pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement to which the depositor is a party. Each master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it pursuant to the terms of the related Sub-Servicing Agreement. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the applicable master servicer or special servicer, as applicable.

Generally, each master servicer will be solely liable for all fees owed by it to any sub-servicer retained by such master servicer, without regard to whether such master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the applicable master servicer for certain expenditures which such sub-servicer makes, only to the same extent such master servicer is reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “P&I Advance Date”), except as otherwise described below, each master servicer will be obligated, unless determined to be nonrecoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in its Collection Account that are not required to be part of the Aggregate Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)     all Periodic Payments (other than balloon payments) (net of any applicable Servicing Fees) that were due on the Mortgage Loans (including any Non-Serviced Mortgage Loan) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) for which it acts as master servicer during the related Collection Period and not received as of the business day preceding the P&I Advance Date; and

(2)     in the case of each Mortgage Loan for which it acts as master servicer that is delinquent in respect of its balloon payment as of the P&I Advance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

Each master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including any Non-Serviced Mortgage Loan) or REO Loan (other than any portion of an REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be. To the extent that either master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been determined with respect to any Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan, an appraisal reduction has been made in accordance with the related Non-Serviced PSA and the master servicer has notice of such appraisal reduction amount) and such Mortgage Loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

None of the master servicers or the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, Prepayment Premiums or Excess Interest or with respect to any Companion Loan or any cure payment payable by a holder of a Serviced Subordinate Companion Loan.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, each master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as master servicer and any related Serviced Companion Loan, as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property securing such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or REO Property (other than REO Property related to a Non-Serviced Mortgage Loan), in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that either master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, none of the master servicers, the special servicers or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicers will have no obligation to make any Servicing Advances. However, in an urgent or emergency situation requiring the making of a Servicing Advance, the applicable special servicer may make such Servicing Advance, and the applicable master servicer will be required to reimburse such special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the PSA, unless such Advance is determined to be nonrecoverable by the applicable master servicer in its reasonable judgment (in which case it will be reimbursed out of the applicable Collection Account). Once the applicable special servicer is reimbursed, the applicable master servicer will be deemed to have made such special servicer’s Servicing Advance as of the date made by that special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the PSA.

No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loans under the PSA. Any requirement of either master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The applicable master servicer will also be obligated to make Servicing Advances with respect to any Serviced Whole Loan. With respect to a Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make property protection advances with respect to such Non-Serviced Whole Loan. See “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Nonrecoverable Advances

Notwithstanding the foregoing, none of the master servicers, the special servicers or the trustee will be obligated to make any Advance that the applicable master servicer or the applicable special servicer, in accordance with the Servicing Standard, or the trustee, in its good faith business judgment, determines would, if made, not be recoverable (including recovery of interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, each special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the applicable master servicer (and, with respect to a Serviced Pari Passu Mortgage Loan, to the applicable master servicer or special servicer under the pooling and servicing agreement governing any securitization trust into which any related Serviced Pari Passu Companion Loan is deposited, and, with respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer and Non-Serviced Special Servicer), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination will be conclusive and binding on the applicable master servicer and the trustee. Each special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by such special servicer that such an Advance is non-recoverable, each such decision will remain with the applicable master servicer or the trustee, as applicable. If either special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the applicable master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) (i) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, and (ii) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (b) estimated future expenses, (c) estimated timing of recoveries, and (d) the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the applicable master servicer or the trustee because there is insufficient principal available for such recovery, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any reasonably required analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders. Each master servicer and the trustee will be entitled to rely conclusively on and will be bound by any non-recoverability determination of the applicable special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

With respect to a Non-Serviced Whole Loan, if any servicer under the related Non-Serviced PSA determines that a principal and interest advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the applicable master servicer and the trustee as it relates to any proposed P&I Advance with respect to such Non-Serviced Mortgage Loan.

Similarly, with respect to a Non-Serviced Mortgage Loan, if the applicable master servicer or the applicable special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related Non-Serviced Master Servicer and Non-Serviced Trustee as such determination relates to any proposed P&I Advance with respect to the related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

Recovery of Advances

Each master servicer, each special servicer and the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of the Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each master servicer, each special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts (first from principal collections and then from any other collections). Amounts payable in respect of any Serviced Pari Passu Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the applicable master servicer or the applicable special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the applicable master servicer, the applicable special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loans, as applicable, the applicable master servicer, the applicable special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general collections on or relating to the Mortgage Loans on deposit in the Collection Accounts.

If the funds in the Collection Accounts relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that, other than in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Termination Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by either master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the Collection Period for any Distribution Date, such master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such Collection Period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time a master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a Collection Period will exceed the full amount of the principal portion of general collections on or relating to the Mortgage Loans deposited in the Collection Accounts for such Distribution Date, then such master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, which means (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such Nonrecoverable Advance, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination or whether any Advance is a Nonrecoverable Advance or whether to deter reimbursement of a Nonrecoverable Advance or the determination in clause (1) above, or (3) in the case of a master servicer, it has not timely received from the trustee information required by such master servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the applicable master servicer or trustee, as applicable, must give the 17g-5 Information Provider notice (in accordance with the procedures regarding Rule 17g-5 set forth in the PSA) of the anticipated reimbursement as soon as reasonably practicable. Notwithstanding the foregoing, failure to give such notice will in no way affect the applicable master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement or right to obtain reimbursement.

Each master servicer, each special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Accounts.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each master servicer, each special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Accounts, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the applicable master servicer nor the trustee will be entitled to interest on P&I Advances if the related Periodic Payment is received on or before the related Due Date and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the P&I Advance Date. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York City edition.

See “—Servicing of the Non-Serviced Mortgage Loans” for reimbursements of servicing advances made in respect of a Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

Each master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (each, a “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. Each master servicer is required to deposit in its Collection Account on a daily basis (and in no event later than the 2nd business day following receipt in available and properly identified funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans for which it acts as master servicer (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loan or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on any Whole Loan will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The applicable master servicer will also be required to establish and maintain one or more segregated custodial accounts (collectively, the “Companion Distribution Account”) with respect to the Serviced Companion Loans, each of which may be a sub-account of its Collection Account, and deposit amounts collected in respect of such Serviced Companion Loan in the Companion Distribution Account. The issuing entity will only be entitled to amounts on deposit in the Companion Distribution Account to the extent these funds are not otherwise payable to the holder of a Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in the Companion Distribution Account to which the issuing entity is entitled will be transferred on a monthly basis to its Collection Account.

With respect to each Distribution Date, each master servicer will be required to disburse from its Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account, to the extent of funds on deposit in such Collection Account and in respect of the Mortgage Loans for which it acts as master servicer, on the related P&I Advance Date, the Aggregate Available Funds for such Distribution Date and any Yield Maintenance Charges or Prepayment Premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and a “Upper-Tier REMIC Distribution Account”, both of which may be sub-accounts of a single account, (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicers from the Collection Accounts, plus, among other things, any P&I Advances less amounts, if any, distributable to the Class V and Class R certificates or distributable to the RR Interest with respect to its interest in the Grantor Trust) as set forth in the PSA generally to make distributions of interest and principal from Available Funds to the holders of the Regular Certificates (other than the RR Interest) and to make distributions of interest and principal from Retained Certificate Available Funds to the holders of the RR Interest, as described under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”, respectively.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the P&I Advance Date occurring each February and on any P&I Advance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicers or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the P&I Advance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the P&I Advance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is also required to establish and maintain an account (the “Excess Interest Distribution Account”), which may, together with any other Securitization Account(s), be a sub-account of a single account. On the P&I Advance Date immediately preceding the applicable Distribution Date, the applicable master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to any Excess Interest received by such master servicer during the related Collection Period.

The certificate administrator may be required to establish and maintain two accounts (the “Gain-on-Sale Reserve Account“ and the “Retained Certificate Gain-on-Sale Reserve Account“), each of which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders of the Non-Retained Certificates and of the RR Interest, respectively. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), the amounts will be deposited into the Gain-on-Sale Reserve Account in an amount equal to the Non-Retained Percentage multiplied by such amounts and into the Retained Certificate Gain-on-Sale Reserve Account in an amount equal to the Retained Certificate Risk Retention Percentage multiplied by such amounts. Amounts in the Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Available Funds to all amounts due and payable on the Regular Certificates (other than the RR Interest) (including to reimburse for Realized Losses previously allocated to such certificates), and the amounts in the Retained Certificate Gain-on-Sale Reserve Account will be applied on the applicable Distribution Date as part of Retained Certificate Available Funds to all amounts due and payable on the RR Interest (including to reimburse for Retained Certificate Realized Losses previously allocated to such certificates). Any remaining amounts will be held in the Gain-on-Sale Reserve Account and Retained Certificate Gain-on-Sale Reserve Account, as applicable, to offset shortfalls and losses incurred on subsequent Distribution Dates as described above. Any remaining amounts not necessary to offset any shortfalls or losses on the final Distribution Date will be distributed on the Class R certificates after all amounts payable to the Regular Certificates have been made.

Each special servicer will also be required to establish one or more segregated custodial accounts (each, an “REO Account”) for collections from REO Properties for which each special servicer is responsible. Each REO Account will be maintained by the applicable special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Accounts, the Distribution Accounts, the Interest Reserve Account, the Companion Distribution Account, the Excess Interest Distribution Account, the Gain-on-Sale Reserve Account, the Retained Certificate Gain-on-Sale Reserve Account and the REO Accounts are collectively referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA (“Permitted Investments”). Interest or other income earned on funds in the accounts maintained by either master servicer, the certificate administrator or either special servicer will be payable to each of them as additional compensation, and each of them will be required to bear any losses resulting from its investment of such funds.

Withdrawals from the Collection Accounts

Either master servicer may, from time to time, make withdrawals from its Collection Account (or the applicable subaccount of such Collection Account, exclusive of the Companion Distribution Account that may be a subaccount of such Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to any Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)     to remit on each P&I Advance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Aggregate Available Funds and any Prepayment Premiums or Yield Maintenance Charges attributable to the Mortgage Loans for which it acts as master servicer on the related Distribution Date or (B) to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received in the applicable one-month period ending on the related Determination Date, if any;

(ii)    to pay or reimburse the applicable master servicer, the applicable special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (such master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under
“—Advances”) (provided that with respect to any Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)   to pay to the applicable master servicer and special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)    to pay to the operating advisor the Operating Advisor Consulting Fee (but, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(v)     to pay to the asset representations reviewer the Asset Representations Reviewer Fee and any unpaid Asset Representations Reviewer Asset Review Fee (but only to the extent such Asset Representations Reviewer Asset Review Fee is to be paid by the issuing entity);

(vi)    to reimburse the trustee, the applicable special servicer and the applicable master servicer, as applicable, for certain Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

(vii)   to reimburse the applicable master servicer, the applicable special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(viii)  to reimburse the applicable master servicer or the applicable special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the related mortgage loan seller’s obligations under the applicable section of the related MLPA;

(ix)   to pay for any unpaid costs and expenses incurred by the issuing entity;

(x)    to pay itself and the applicable special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in its Collection Account and the Companion Distribution Account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xi)   to recoup any amounts deposited in its Collection Account in error;

(xii)   to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the applicable master servicer, the applicable special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA;

(xiii)  to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xiv)  to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the applicable master servicer, the applicable special servicer, the certificate administrator or the trustee is liable under the PSA;

(xv)   to pay the CREFC® Intellectual Property Royalty License Fee;

(xvi)  to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xvii) to pay the related mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement;

(xviii) to remit to the certificate administrator for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to the PSA;

(xix)  in accordance with the terms of the PSA, to pay or reimburse the applicable person for any Uncovered Amount in respect of any other master servicer’s Collection Account, any such person’s right to payment or reimbursement for any such Uncovered Amount being limited to any general funds in the subject master servicer’s Collection Account that are not otherwise to be applied to make any of the payments or reimbursements contemplated to be made out of the subject master servicer’s Collection Account pursuant to any of clauses (i)-(xviii) above;

(xx)  to remit to the companion paying agent for deposit into the Companion Distribution Account the amounts required to be deposited pursuant to the PSA; and

(xxi)  to clear and terminate its Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

As used in clause (xix) above, “Uncovered Amount“ means, with respect to any master servicer’s Collection Account, any additional trust fund expense, Nonrecoverable Advance or other item that would be payable or reimbursable out of general funds (as opposed to a specific source of funds) in such Collection Account pursuant to the PSA, but which cannot be so paid or reimbursed because such general funds are insufficient to cover such payment or reimbursement; provided that any such additional trust fund expense, Nonrecoverable Advance or other item will be an Uncovered Amount only to the extent that such general funds are insufficient to cover the payment or reimbursement thereof.

No amounts payable or reimbursable to parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to a Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the applicable master servicer makes, with respect to any related Serviced Whole Loan, any reimbursement or payment out of its Collection Account to cover the related Serviced Pari Passu Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then such master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan or a Non-Serviced Mortgage Loan) or such special servicer (with respect to Specially Serviced Loans and REO Properties) must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Pari Passu Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Pari Passu Companion Loan.

Each master servicer will also be entitled to make withdrawals, from time to time, from the applicable Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans”.

If a P&I Advance is made with respect to any Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on any related Companion Loan; provided, that a P&I Advance with respect to the Aventura Mall Mortgage Loan or the Millennium Partners Portfolio Mortgage Loan is reimbursable from the proceeds of the related Whole Loan prior to any distribution to the promissory notes comprising such Whole Loan. Likewise, the Certificate Administrator/Trustee Fee, the Operating Advisor Fee and the Asset Representations Reviewer Fee that accrue with respect to any Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on any related Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The parties to the PSA other than the depositor will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the parties to the PSA from amounts that the issuing entity is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of its names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the parties to the PSA other than the depositor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Fees
Master Servicing Fee / Master Servicers	With respect to the Mortgage Loans and any related Serviced Companion Loan, the product of the monthly portion of the related annual Servicing Fee Rate calculated on the Stated Principal Balance of such Mortgage Loan and Serviced Companion Loan.	Out of recoveries of interest with respect to the related Mortgage Loan (and any related Serviced Companion Loan) or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Special Servicing Fee / Special Servicers	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans (including REO Properties), the product of the monthly portion of the related annual Special Servicing Fee Rate calculated on the Stated Principal Balance of such Specially Serviced Loan.	First, from liquidation proceeds, insurance and condemnation proceeds, and collections in respect of the related Mortgage Loan (and any related Serviced Companion Loan), and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Workout Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Corrected Loans, the Workout Fee Rate multiplied by all payments of interest and principal received on such Mortgage Loan and the related Serviced Companion Loan for so long as they remain a Corrected Loan.	Out of each collection of interest, principal, and prepayment consideration received on the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Liquidation Fee / Special Servicers(2)	With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and the related Serviced Companion Loan that are Specially Serviced Loans for which the applicable special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds, an amount calculated by application of a Liquidation Fee Rate to the related payment or proceeds (exclusive of default interest).	From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related Mortgage Loan (and each related Serviced Companion Loan) and then from general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Time to time
Additional Servicing Compensation / Master Servicers and/or Special Servicers(3)	All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest, review fees and other similar fees actually collected on the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan.	Related payments made by borrowers with respect to the related Mortgage Loans and any related Serviced Companion Loan.	Time to time
Certificate Administrator/Trustee Fee/Certificate Administrator/Trustee	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account.	Monthly
Operating Advisor Upfront Fee / Operating Advisor	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing
Operating Advisor Fee / Operating Advisor	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Operating Advisor Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (excluding any related Companion Loan).	First, out of recoveries of interest with respect to the related Mortgage Loan and then, if the related Mortgage Loan has been liquidated, out of general collections on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Operating Advisor Consulting Fee / Operating Advisor	$10,000 for each Major Decision made with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan and any Servicing Shift Mortgage Loan) (or, with respect to the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates, such lesser amount as the related borrower agrees to pay with respect to such Mortgage Loan).	Payable by the related borrower when incurred during the period when the outstanding Certificate Balances of the Control Eligible Certificates have not been reduced to zero as a result of the allocation of Realized Losses to such certificates; and when incurred subsequent to such period, out of general collections on deposit in the Collection Accounts.	Time to time
Asset Representations Reviewer Fee / Asset Representations Reviewer	With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Asset Representations Reviewer Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan).	Out of general collections on deposit in the Collection Accounts.	Monthly
Asset Representations Reviewer Upfront Fee / Asset Representations Reviewer	A fee of $5,000 on the Closing Date.	Payable by the mortgage loan sellers.	At closing

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Asset Representations Reviewer Asset Review Fee	For (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property, the sum of: (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review; and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, $10,000.	Payable by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust out of general collections on deposit in the Collection Accounts.	In connection with each Asset Review with respect to a Delinquent Loan.
Servicing Advances / Master Servicers, Special Servicers or Trustee	To the extent of funds available, the amount of any Servicing Advances.	First, from funds collected with respect to the related Mortgage Loan (and any related Serviced Companion Loan), and then with respect to any Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts, subject to certain limitations.	Time to time

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Interest on Servicing Advances / Master Servicers, Special Servicers or Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of late payment charges and default interest on the related Mortgage Loan (and any related Serviced Companion Loan), and then, after or at the same time such Servicing Advance is reimbursed, out of any other amounts then on deposit in the Collection Accounts, subject to certain limitations.	Time to time
P&I Advances / Master Servicers and Trustee	To the extent of funds available, the amount of any P&I Advances.	First, from funds collected with respect to the related Mortgage Loan and then, with respect to a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount, out of general collections on deposit in the Collection Accounts.	Time to time
Interest on P&I Advances / Master Servicers and Trustee	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.	First, out of default interest and late payment charges on the related Mortgage Loan and then, after or at the same time such P&I Advance is reimbursed, out of general collections then on deposit in the Collection Accounts with respect to the other Mortgage Loans.	Monthly
Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicers, Special Servicers, Operating Advisor or Asset Representations Reviewer and any director, officer, employee or agent of any of the foregoing parties	Amount to which such party is entitled for indemnification under the PSA.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts or the Distribution Account (and, under certain circumstances, from collections on any Serviced Companion Loan)	Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of the CREFC® Intellectual Property Royalty License Fee Rate multiplied by the outstanding principal amount of each Mortgage Loan.	Out of general collections with respect to Mortgage Loans on deposit in the Collection Accounts.	Monthly

Type/Recipient(1)	Amount(1)	Source(1)	Frequency
Expenses of the issuing entity not advanced (which may include reimbursable expenses incurred by the operating advisor or asset representations reviewer, expenses relating to environmental remediation or appraisals, expenses of operating REO Property and expenses incurred by any independent contractor hired to operate REO Property)	Based on third party charges.	First from collections on the related Mortgage Loan (income on the related REO Property), if applicable, and then from general collections with respect to Mortgage Loans in the Collection Accounts (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.	Time to time

(1)	With respect to any Mortgage Loan and any related Serviced Companion Loan (or any Specially Serviced Loan) in respect of which an REO Property was acquired, all references to Mortgage Loan, Companion Loan, Specially Serviced Loan in this table will be deemed to also be references to or to also include any REO Loans.

With respect to each Non-Serviced Mortgage Loan, the related master servicer, special servicer, certificate administrator, trustee, operating advisor, if any, and/or asset representations reviewer, if any, under the related Non-Serviced PSA will be entitled to receive similar fees and reimbursements with respect to that Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to each Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the other Mortgage Loans to the extent not recoverable from the related Non-Serviced Whole Loan.

In connection with the servicing and administration of any Serviced Whole Loan pursuant to the terms of the PSA and the related Intercreditor Agreement, the applicable master servicer and applicable special servicer will be entitled to servicing compensation, without duplication, with respect to any related Serviced Companion Loan as well as the related Mortgage Loan to the extent consistent with the PSA and not prohibited by the related Intercreditor Agreement.

(2)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” section.

(3)	Allocable between the applicable master servicer and the applicable special servicer as provided in the PSA.

Master Servicing Compensation

The fee of each master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each Mortgage Loan, Serviced Companion Loan (to the extent not prohibited under the related Intercreditor Agreement) and REO Loan (other than the portion of any REO Loan related to any Non-Serviced Companion Loan) (including Specially Serviced Loans and any Non-Serviced Mortgage Loan constituting a “specially serviced loan” under any related Non-Serviced PSA), and will accrue at a rate (the “Servicing Fee Rate”) on the

Stated Principal Balance of such Mortgage Loan, Serviced Companion Loan or REO Loan, equal to (i) with respect to any such Mortgage Loan (and any successor REO Loan), 0.00250% per annum (or, with respect to National Cooperative Bank, N.A. Mortgage Loans, 0.08000% per annum) plus any “primary servicing fee rate” and any “pari passu loan primary servicing fee rate” set forth next to the related Mortgaged Property on Annex A-1, and (ii) with respect to any Serviced Companion Loan (or successor REO Loan), any “primary servicing fee rate” and any “pari passu loan primary servicing fee rate” set forth next to the related Mortgaged Property on Annex A-1; provided, that with respect to each Servicing Shift Mortgage Loan, on and after the related Servicing Shift Securitization Date, the primary servicing fee rate comprising a part of the related “Servicing Fee Rate” will be paid to the related Non-Serviced Master Servicer. The Servicing Fee payable to the applicable master servicer with respect to any related Serviced Companion Loan will be payable, subject to the terms of the related Intercreditor Agreement, from amounts payable in respect of the related Companion Loan.

In addition to the Servicing Fee, each master servicer will be entitled to retain, as additional servicing compensation (other than with respect to a Non-Serviced Mortgage Loan), the following amounts to the extent collected from the related borrower relating to a Mortgage Loan and any related Serviced Companion Loan for which it acts as master servicer:

●	100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any such Mortgage Loans (other than a Non-Serviced Mortgage Loan) that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) that are Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such Excess Modification Fees;

●	100% of all assumption application fees and other similar items received on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) to the extent such applicable master servicer is processing the underlying transaction and 100% of all defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include any modification fees or waiver fees in connection with a defeasance that the applicable special servicer is entitled to under the PSA);

●	100% of assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) pursuant to the PSA on any such Mortgage Loans that are not Specially Serviced Loans (including any related Serviced Companion Loan to the extent not prohibited by the related Intercreditor Agreement) relating to Master Servicer Decisions; provided, that if any such matter involves a Major Decision, then such master servicer will be entitled to 50% of such assumption, waiver, consent and earnout fees and other similar fees;

●	with respect to accounts held by such applicable master servicer, 100% of charges by such master servicer collected for checks returned for insufficient funds;

●	100% of charges for beneficiary statements and demand charges actually paid by the related borrowers under such Mortgage Loans (and any related Serviced Companion Loan) to the extent such beneficiary statements or demand charges are prepared by the applicable master servicer;

●	the excess, if any, of Prepayment Interest Excesses over Prepayment Interest Shortfalls arising from any principal prepayments on such Mortgage Loans and any related Serviced Pari Passu Companion Loan; and

●	penalty charges, including late payment charges and default interest paid by such borrowers (that were accrued while the related Mortgage Loans (other than a Non-Serviced Mortgage Loan) or any related Serviced Companion Loan (to the extent not prohibited by the related Intercreditor Agreement) were not Specially Serviced Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses (excluding Special Servicing Fees, Liquidation Fees and Workout Fees) incurred with respect to the related Mortgage Loan or, if provided under the related Intercreditor Agreement, any related Serviced Companion Loan since the Closing Date.

Notwithstanding anything to the contrary, the applicable master servicer and the applicable special servicer will each be entitled to charge and retain reasonable review fees in connection with any borrower request to the extent such fees are not prohibited under the related Mortgage Loan documents and are actually paid by or on behalf of the related borrower.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

In addition, each master servicer also is authorized but not required to invest or direct the investment of funds held in the related Collection Account and Companion Distribution Account in Permitted Investments, and such master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA. Each master servicer also is entitled to retain any interest earned on any servicing escrow account maintained by such master servicer, to the extent the interest is not required to be paid to the related borrowers.

See “—Modifications, Waivers and Amendments”.

“Excess Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such Mortgage Loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related Mortgage Loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such Mortgage Loan documents and/or related Serviced Companion Loan documents (as evidenced by a signed writing) agreed to by the applicable master servicer or the applicable special servicer, as applicable (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each master servicer and each special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any Mortgage Loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of each Mortgage Loan (including each Non-Serviced Mortgage Loan and any successor REO Loan) and any related Serviced Companion Loan in the same manner as interest is calculated on such Mortgage Loans and Serviced Companion Loan. The Servicing Fee for each Mortgage Loan and any successor REO Loan is included in the Administrative Cost Rate listed for that Mortgage Loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.

Pursuant to the terms of the PSA, Wells Fargo Bank and National Cooperative Bank, N.A. will each be entitled to retain a portion of the Servicing Fee with respect to each Mortgage Loan and any successor REO Loan (other than a Non-Serviced Mortgage Loan) for which it acts as a master servicer and, to the extent provided for in the related Intercreditor Agreement, each related Serviced Companion Loan, notwithstanding any termination or resignation of such party as master servicer; provided that Wells Fargo Bank and National Cooperative Bank, N.A. may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, Wells Fargo Bank and National Cooperative Bank, N.A. will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

Each master servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A master servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. Each master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

With respect to a Non-Serviced Mortgage Loan, the related Non-Serviced Master Servicer (or primary servicer) will be entitled to a primary servicing fee accruing at the rate set forth in the chart entitled “Non-Serviced Mortgage Loans” in the “Summary of Terms—Offered Certificates,” which fee is included as part of the Servicing Fee Rate for purposes of the information presented in this prospectus.

Special Servicing Compensation

The principal compensation to be paid to each special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and each REO Loan (other than a Non-Serviced Mortgage Loan) on a loan-by-loan basis at a rate equal to (a) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 or (ii) with respect to any Mortgage Loan with respect to which the Risk Retention Consultation Party is entitled to consult with the Special Servicer, for so long as the related Mortgage Loan is a Specially Serviced Loan during the occurrence and continuance of a Consultation Termination Event, $5,000 and (b) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month (the “Special Servicing Fee Rate”), calculated on the basis of the Stated Principal Balance of the related Mortgage Loan (including any REO Loan) and Companion Loan, as applicable, and in the same manner as interest is calculated on the Specially Serviced Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Loan and then from general collections on all the Mortgage Loans and any REO Properties. Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

The “Workout Fee” will generally be payable with respect to each Corrected Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection (other than penalty charges and Excess Interest) of interest and principal (other than any amount for which a Liquidation Fee would be paid) (including scheduled payments, prepayments, balloon payments (other than the balloon payments that are received within 120 days following the related maturity date as a result of a Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full if such Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event”), and payments at maturity or anticipated repayment date) received on the Corrected Loan for so long as it remains a Corrected Loan; provided, however, that after receipt by the applicable special servicer of Workout Fees with respect to such Corrected Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount received by such special servicer; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then such special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to such special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) equal to $25,000. The “Excess Modification Fee Amount” with respect to any master servicer or special servicer, any Corrected Loan and any particular modification, waiver, extension or amendment with respect to such Corrected Loan that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including the related Serviced Companion Loan, if applicable, unless prohibited under the related Intercreditor Agreement)

and received and retained by the applicable master servicer or special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee. The Non-Serviced Whole Loan will be subject to a similar workout fee pursuant to the related Non-Serviced PSA. For further details, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The Workout Fee with respect to any Corrected Loan will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan but will become payable again if and when the Mortgage Loan (including a Serviced Companion Loan) again becomes a Corrected Loan. The Workout Fee with respect to any Specially Serviced Loan that becomes a Corrected Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related Mortgage Loan or REO Loan and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

If either special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a Mortgage Loan or Serviced Companion Loan that became a Corrected Loan during the period that it acted as special servicer and remained a Corrected Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Loan again becomes a Specially Serviced Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If either special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by such special servicer and evidenced by a signed writing, but which had not as of the time such special servicer resigned or was terminated become a Corrected Loan solely because the borrower had not made 3 consecutive timely Periodic Payments and which subsequently becomes a Corrected Loan as a result of the borrower making such 3 consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the applicable special servicer with respect to (a) each Specially Serviced Loan or REO Property (except with respect to any Non-Serviced Mortgage Loan) as to which such special servicer receives (i) a full, partial or discounted payoff from the related borrower, (ii) any Liquidation Proceeds or Insurance and Condemnation Proceeds (including with respect to the related Companion Loan, if applicable) or (b) any Loss of Value Payment or Purchase Price paid by a Mortgage Loan Seller (except if such Mortgage Loan Seller makes such Loss of Value Payment in connection with a breach or document defect within the 90-day initial cure period or, if applicable, within the subsequent 90-day extended cure period). The Liquidation Fee for each Specially Serviced Loan (and each related Serviced Companion Loan) and REO Property will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the Liquidation Fee Rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000); provided that the Liquidation Fee with respect to any Specially Serviced Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related Mortgage Loan (including a Serviced Companion Loan) or REO Property and received by the applicable special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds or a Loss of Value Payment received in connection with:

(i)     (A) the repurchase of, or substitution for, any Mortgage Loan or Serviced Companion Loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation within the time period (or extension of such time period, if applicable) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of such extended period, or (B) the payment of a Loss of Value Payment in connection with any such breach or document defect if the applicable mortgage loan seller makes such Loss of Value Payment within the 90 day initial cure period or, if applicable, within the subsequent 90 day extended cure period,

(ii)    the purchase of (A) any Specially Serviced Loan that is part of a Serviced A/B Whole Loan or related REO Property by the holder of the related Subordinate Companion Loan or (b) of any Specially Serviced Loan or an REO Property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan,

(iii)   the purchase of all of the Mortgage Loans and REO Properties in connection with any termination of the issuing entity,

(iv)    with respect to a Serviced Companion Loan, (A) a repurchase of such Serviced Companion Loan by the related mortgage loan seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation under the pooling and servicing agreement for the securitization trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of such extended period provided in such pooling and servicing agreement or (B) a purchase of such Serviced Companion Loan (if any) by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity,

(v)    the purchase of any Specially Serviced Loan by the applicable special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if no Control Termination Event has occurred and is continuing, and such affiliated Directing Certificateholder or its affiliate purchases any Specially Serviced Loan within 90 days after the applicable special servicer delivers to the Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Loan, such special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates), or

(vi)    if a Mortgage Loan or the Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (1) of the definition of “Specially Serviced Loan” under “Pooling and Servicing Agreement—Special Servicing Transfer Event” and the related Liquidation Proceeds are received within 120 days following the related maturity date as a result of the related Mortgage Loan or the Serviced Whole Loan being refinanced or otherwise repaid in full.

Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the applicable special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related Mortgage Loan documents. Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Non-Serviced PSA. For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

Each special servicer will also be entitled to additional servicing compensation to each Mortgage Loan and Serviced Companion Loan for which it acts as special servicer in the form of:

(i)       100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Loans,

(ii)      100% of assumption application fees and other similar items received with respect to Specially Serviced Loans and 100% of assumption application fees and other similar items received with respect to Serviced Mortgage Loans and Serviced Companion Loans that are not Specially Serviced Loans to the extent the applicable special servicer is processing the underlying transaction,

(iii)     100% of waiver, consent and earnout fees on any Specially Serviced Loan or certain other similar fees paid by the related borrower,

(iv)     100% of assumption fees and other related fees as further described in the PSA, received with respect to Specially Serviced Loans,

(v)      50% of all Excess Modification Fees and assumption, waiver, consent and earnout fees and other similar fees (other than assumption application fees and defeasance fees) received with respect to any Mortgage Loans (other than Non-Serviced Mortgage Loans, but including any related Serviced Companion Loan(s)) that are not Specially Serviced Loans to the extent that the matter involves a Major Decision,

(vi)      with respect to the accounts held by such applicable special servicer, 100% of charges by such special servicer collected for checks returned for insufficient funds,

(vii)     100% of charges for beneficiary statements and demand charges actually paid by the borrowers to the extent such beneficiary statements or demand charges are prepared by the applicable special servicer, and

(viii)    penalty charges, including late payment charges and default interest paid by the borrowers and accrued while the related Mortgage Loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related Intercreditor Agreement) were Specially Serviced Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related Mortgage Loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related Intercreditor Agreement) since the Closing Date.

Each special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Accounts and any Loss of Value Payment reserve account in Permitted Investments, and each special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the PSA.

Notwithstanding anything to the contrary, if either the applicable master servicer or the applicable special servicer has partially waived any penalty charge (part of which accrued when the related Mortgage Loan was a Specially Serviced Loan and part of which accrued when the related Mortgage Loan was not a Specially Serviced Loan), any collections in respect of such penalty charge will be shared pro rata by the applicable master servicer and the applicable special servicer based on the respective portions of such penalty charge to which each would otherwise have been entitled.

For the avoidance of doubt, with respect to any fee split (other than a fee split with regard to penalty charges) between the applicable master servicer and the applicable special servicer pursuant to the terms of the PSA, the applicable master servicer and the applicable special servicer will each have the right, but not any obligation, to reduce or elect not to charge its respective percentage interest in any such fee; provided, however, that (A) neither the applicable master servicer nor the applicable special servicer will have the right to reduce or elect not to charge the percentage interest of any fee due to the other and (B) to the extent either of the applicable master servicer or the applicable special servicer exercises its right to reduce or elect not to charge its respective percentage interest in any fee, the party that reduced or elected not to charge such fee will not have any right to share in any part of the other party’s portion of such fee. If the applicable master servicer decides not to charge any fee, the applicable special servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable special servicer would have been entitled if the applicable master servicer had charged a fee and the applicable master servicer will not be entitled to any of such fee charged by the applicable special servicer. Similarly if the applicable special servicer decides not to charge any fee, the applicable master servicer will nevertheless be entitled to charge its portion of the related fee to which the applicable master servicer would have been entitled if the applicable special servicer had charged a fee and the applicable special servicer will not be entitled to any portion of such fee charged by the applicable master servicer.

Each Non-Serviced Mortgage Loan is serviced under the related Non-Serviced PSA (including on those occasions under such Non-Serviced PSA when the servicing of such Non-Serviced Mortgage Loan has been transferred from the related Non-Serviced Master Servicer to the related Non-Serviced Special Servicer). Accordingly, in its capacity as the special servicer under the PSA, no special servicer will be entitled to receive any special servicing compensation for any Non-Serviced Mortgage Loan. Only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any such Non-Serviced Mortgage Loan and only the related Non-Serviced Special Servicer will be entitled to special servicing compensation on any related Non-Serviced Whole Loan.

Disclosable Special Servicer Fees

The PSA will provide that each special servicer and its affiliates will be prohibited from receiving or retaining any Disclosable Special Servicer Fees in connection with the disposition, workout or foreclosure of any Mortgage Loan and Serviced Companion Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA. The PSA will also provide that, with respect to each Distribution Date, each special servicer must deliver or cause to be delivered to the applicable master servicer within two business days following the Determination Date, and such master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the P&I Advance Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by such special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and related Serviced Companion Loan (including any related REO Property), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by a special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any mortgagor, any manager, any guarantor or indemnitor in respect of such Mortgage Loan or Serviced Companion Loan and any purchaser of such Mortgage Loan or Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or related Serviced Companion Loan, the management or disposition of any REO Property, and the performance by such special servicer or any such affiliate of any other special servicing duties under the PSA, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which such special servicer is entitled pursuant to the PSA or any Non-Serviced PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, title agency fees and insurance commissions or fees received or retained by either special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loan (including any related REO Property) in accordance with the PSA.

Each special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the PSA. A special servicer will not be entitled to reimbursement for any expenses incurred by it except as expressly provided in the PSA. See “Description of the Certificates—Distributions—Method, Timing and Amount”.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”); provided that the Certificate Administrator/Trustee Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of the Mortgage Loans and will be equal to the product of a rate equal to 0.00668% per annum (the “Certificate Administrator/Trustee Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans or REO Loans.

Operating Advisor Compensation

The operating advisor will be paid a fee of $5,000 (the “Operating Advisor Upfront Fee”) on the Closing Date. An additional fee of the operating advisor (the “Operating Advisor Fee”) will be payable monthly from amounts received in respect of each Mortgage Loan (excluding any related Companion Loan) and REO Loan, and will be equal to the product of a rate equal to (i) 0.00151% per annum, except with respect to the 685 Fifth Avenue Retail Mortgage Loan and (ii) 0.00317% per annum with respect to the 685 Fifth Avenue Retail Mortgage Loan (each, an “Operating Advisor Fee Rate”) and the Stated Principal Balance of

the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans and REO Loans.

An “Operating Advisor Consulting Fee” will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation obligations and performed its duties with respect to that Major Decision. The Operating Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 (or such lesser amount as the related borrower agrees to pay) with respect to any Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan); provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision; provided, further, however, that to the extent such fee is incurred after the outstanding Certificate Balances of the Control Eligible Certificates and the corresponding portion of the RR Interest have been reduced to zero as a result of the allocation of Realized Losses to such certificates, such fee will be payable in full to the operating advisor as a trust fund expense.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”, but with respect to the Operating Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower (other than as described above). If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the applicable master servicer or special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, only to the extent not prohibited by the related Mortgage Loan documents, and in no event will it take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The applicable master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that such master servicer or special servicer, as applicable, will be required to consult, on a non-binding basis, with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Asset Representations Reviewer Compensation

The asset representations reviewer will be paid a fee of $5,000 (the “Asset Representations Reviewer Upfront Fee”) on the Closing Date. As compensation for the performance of its routine duties, the asset representations reviewer will be paid a fee (the “Asset Representations Reviewer Fee”). The Asset Representations Reviewer Fee will be payable monthly from amounts received in respect of each Mortgage Loan (including each Non-Serviced Mortgage Loan, but excluding any Companion Loan) and REO Loan, will be equal to the product of a rate equal to 0.00028% per annum (the “Asset Representations Reviewer Fee Rate”) and the Stated Principal Balance of the Mortgage Loans and any REO Loans and will be calculated in the same manner as interest is calculated on such Mortgage Loans. In connection with each Asset Review with respect to (a) each Delinquent Loan identified on Annex A-1 as not being secured by a residential cooperative property (a “Subject Loan”), the asset representations reviewer will be required to be paid a fee equal to the sum of (i) $15,000 multiplied by the number of Subject Loans, plus (ii) $1,500 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,000 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,000 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end “Consumer Price Index for All Urban Consumers” as published by the U.S. Department of Labor, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated for the year of the Closing Date and for the year of the occurrence of the Asset Review, and (b) each Delinquent Loan identified on Annex A-1 as being secured by a residential cooperative property, the asset representations reviewer will be required to be paid a fee equal to $10,000 (any such fee, the “Asset Representations Reviewer Asset Review Fee”).

The Asset Representations Reviewer Fee will be payable from funds on deposit in the Collection Accounts out of amounts otherwise available to make distributions on the certificates as described above in “—Withdrawals from the Collection Accounts”. The Asset Representations Reviewer Asset Review Fee with respect to each Delinquent Loan will be required to be paid by the related mortgage loan seller; provided, however, that if the related mortgage loan seller is insolvent or fails to pay such amount within 90 days of written invoice therefor by the asset representations reviewer, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the applicable master servicer of such insolvency or failure to pay such amount (which evidence may be an officer’s certificate of the asset representations reviewer); provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the Enforcing Servicer will be required to pursue remedies against such mortgage loan seller to recover any such amounts to the extent paid by the issuing entity. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller, and such portion of the Purchase Price received will be used to reimburse the trust for any such fees paid to the asset representations reviewer pursuant to the terms of the PSA.

CREFC® Intellectual Property Royalty License Fee

A CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any Serviced Pari Passu Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan and REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan and REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan, an Appraisal Reduction Amount and an Allocated Appraisal Reduction Amount are required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)    120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the Mortgage Loan or a related Companion Loan, as applicable;

(2)     the date on which a reduction in the amount of Periodic Payments on the Mortgage Loan or Companion Loan, as applicable, or a change in any other material economic term of the Mortgage Loan or Companion Loan, as applicable (other than an extension of its maturity), becomes effective as a result of a modification of the related Mortgage Loan or Companion Loan, as applicable, by either special servicer;

(3)    30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)    30 days after the date on which a borrower or the tenant at a single tenant property declares bankruptcy (and the bankruptcy petition is not otherwise dismissed within such time);

(5)    60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)    90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such Mortgage Loan or Companion Loan, except where a refinancing or sale is anticipated within 120 days after the maturity date of the Mortgage Loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)    immediately after a Mortgage Loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30-day period referenced in clauses (3) and (4) above will not apply if the related Mortgage Loan is a Specially Serviced Loan.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the applicable special servicer (prior to the occurrence and continuance of a Consultation Termination Event, in consultation with the Directing Certificateholder (except in the case of an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and, after the occurrence and during the continuance of a Control Termination Event, in consultation with the Directing Certificateholder (except with respect to any such Excluded Loan) and the operating advisor and, after the occurrence and during the continuance of a Consultation Termination Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date on which the applicable special servicer receives an appraisal (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or conducts a valuation described below and (ii) the occurrence of such Appraisal Reduction Event, equal to the excess of

(a)       the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)       the excess of

1.    the sum of

a)	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the applicable special servicer with respect to that Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the applicable master servicer as an Advance), or (B) by an internal valuation performed by the applicable special servicer (or at the applicable special servicer’s election, by one or more MAI appraisals obtained by such special servicer) with respect to any Mortgage Loan (together with any other Mortgage Loan cross-collateralized with such Mortgage Loan) or Serviced Whole Loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as such special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant; in the case of a residential cooperative property, such appraised value will be determined (i) except as provided in clause (ii) below, in the case of each Mortgaged Property, assuming such Mortgaged Property is operated as a residential cooperative with such value, in general, to equal the sum of (x) the gross share value of all cooperative units in such residential cooperative property (generally applying a discount for sponsor or investor held units that are rent regulated, rent stabilized or rent controlled units, and in certain instances, for market rate units as and if deemed appropriate by the appraiser), based in part on various comparable sales of cooperative apartment units in the market, plus (y) the amount of the underlying debt encumbering such residential cooperative property and (ii) if the applicable special servicer determines, in accordance with the Servicing Standard, that there is no reasonable expectation that the related Mortgaged Property will be operated as a residential cooperative following any work-out or liquidation of the related Mortgage Loan, assuming such Mortgaged Property is operated as a multifamily rental property; and

b)	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; over

2.    the sum as of the Due Date occurring in the month of the date of determination of

a)	to the extent not previously advanced by the applicable master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate,

b)	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan, and

c)	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan or Serviced Whole Loan (which taxes, premiums, ground rents and other amounts have not been the subject of an Advance by the applicable master servicer, the applicable special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loans, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of a Serviced Whole Loan will be allocated, first, to any related Serviced Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) in accordance with the related Intercreditor Agreement and second, pro rata, between the related Mortgage Loan and the related Serviced Pari Passu Companion Loans based upon their respective outstanding principal balances.

The “Allocated Appraisal Reduction Amount” means, with respect to any Appraisal Reduction Amount, the Non-Retained Percentage of such Appraisal Reduction Amount.

The “Allocated Cumulative Appraisal Reduction Amount” means, with respect to any Cumulative Appraisal Reduction Amount, the Non-Retained Percentage of such Cumulative Appraisal Reduction Amount.

The applicable special servicer will be required to use reasonable efforts to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (a) receipt of the MAI appraisal or the completion of the valuation and (b) the occurrence of such Appraisal Reduction Event, such special servicer will be required to calculate and report to the applicable master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of any Consultation Termination Event, the Directing Certificateholder, the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and information from such master servicer delivered in accordance with the PSA.

Following the applicable master servicer’s receipt from the applicable special servicer of the calculation of the Appraisal Reduction Amounts, such master servicer will be required to provide such information to the certificate administrator in the form of the CREFC® loan periodic update file, and the certificate administrator will calculate the Allocated Appraisal Reduction Amount and the Allocated Cumulative Appraisal Reduction Amount.

Each such report of the Appraisal Reduction Amount will also be forwarded by the applicable master servicer (or the applicable special servicer if the related Mortgage Loan is a Specially Serviced Loan), to the extent the related Serviced Pari Passu Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold, or to the holder of any related Serviced Pari Passu Companion Loan by the master servicer (or the special servicer if the related Mortgage Loan is a Specially Serviced Loan).

In the event that the applicable special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal or valuation is received (together with information requested by the applicable special servicer from the applicable master servicer in accordance with the PSA) or performed by such special servicer and the Appraisal Reduction Amount is calculated by such special servicer as of the first Determination Date that is at least 10 business days after the later of (a) the special servicer’s receipt of such MAI appraisal or the completion of the valuation and receipt of information from the master servicer in the master servicer’s possession reasonably necessary to calculate the Appraisal Reduction Amount and (b) the occurrence of such Appraisal Reduction Event. The applicable master servicer will provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount pursuant to its definition using reasonable efforts to deliver such information within four business days of such special servicer’s reasonable request; provided, that the applicable special servicer’s failure to timely make such a request will not relieve the applicable master servicer of its obligation to use reasonable efforts to provide such information to such special servicer within 4 business days following such special servicer’s reasonable request. The master servicers will not calculate Appraisal Reduction Amounts.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the Mortgage Loan or Serviced Whole Loan has remained current for 3 consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Whole Loan during the preceding 3 months (for such purposes taking into account any amendment or modification of such Mortgage Loan or Serviced Whole Loan)), the applicable special servicer is required (i) within 30 days of each anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to notify the applicable master servicer of the occurrence of such anniversary or determination and to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by such master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Accounts), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the applicable special servicer from the applicable master servicer necessary to calculate the Appraisal Reduction Amount, such special servicer is required to determine or redetermine, as applicable, and report to such master servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, to the Directing Certificateholder, the amount and calculation or recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Serviced Companion Loan by the applicable master servicer (or the applicable special servicer if the related Whole Loan is a Specially Serviced Loan). Prior to the occurrence and continuance of a Consultation Termination Event (and unless the related Mortgage Loan is an Excluded Loan as to such party), the applicable special servicer will consult with the Directing Certificateholder with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the applicable special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent such special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the applicable special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, provided that such special servicer is not aware of any material change to the Mortgaged Property that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under a Non-Serviced PSA in respect of the related Non-Serviced Mortgage Loan will proportionately reduce the applicable master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on the related Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to such Non-Serviced PSA, the related Non-Serviced Mortgage Loan will be treated, together with each related Non-Serviced Companion Loan, as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise a Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated first, to any related Subordinate Companion Loan(s) and then, to the related Non-Serviced Mortgage Loan and the related Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances. Any appraisal reduction amount determined under such Non-Serviced PSA and allocable to such Non-Serviced Mortgage Loan pursuant to the related intercreditor agreement will constitute an “Appraisal Reduction Amount” under the terms of the PSA with respect to the Non-Serviced Mortgage Loan.

If any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Whole Loan previously subject to an Appraisal Reduction Amount becomes a Corrected Loan, and no other Appraisal Reduction Event has occurred and is continuing with respect to such Mortgage Loan or Serviced Whole Loan, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the allocable amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to the Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). See “—Advances”. The resulting reduction of interest entitlements will also result in a corresponding reduction in any amount of the interest entitlement of the RR Interest.

Appraisal Reduction Amounts and Cumulative Appraisal Reduction Amounts allocated to a related Mortgage Loan will be allocated between the RR Interest on the one hand and the

Non-Retained Certificates, on the other hand, based on the Required Credit Risk Retention Percentage and the Non-Retained Percentage, respectively.

As of the first Determination Date following a Mortgage Loan (other than a Non-Serviced Mortgage Loan) becoming an AB Modified Loan, the applicable special servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the applicable special servicer with respect to such Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. The applicable master servicer will be required to provide (via electronic delivery) the applicable special servicer with any information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Collateral Deficiency Amount for any Serviced Mortgage Loan and any Serviced Companion Loan using reasonable efforts to deliver such information within 4 business days of the special servicer’s reasonable request. Upon obtaining knowledge or receipt of notice by the applicable master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the applicable master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the applicable master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the applicable master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that such master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information in its possession relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the applicable master servicer thereof. None of the master servicers (with respect to Serviced Mortgage Loans), the special servicers (with respect to Non-Serviced Mortgage Loans), the trustee, the operating advisor or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination for any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount with respect to a Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the applicable special servicer, the applicable master servicer and the certificate administrator will be entitled to conclusively rely on the applicable Non-Serviced Special Servicer’s calculation or determination of any Appraisal Reduction Amount with respect to such Mortgage Loan and the applicable special servicer and the certificate administrator will be entitled to conclusively rely on the applicable master servicer’s calculation or determination of any Collateral Deficiency Amount with respect to such Mortgage Loan.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent appraised value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of an Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts. The applicable master servicer, the operating advisor and the certificate administrator will be entitled to conclusively rely on the applicable special servicer’s calculation or determination of any Collateral Deficiency Amount (other than with respect to a Non-Serviced Mortgage Loan). The applicable special servicer shall be entitled to conclusively rely on the applicable master servicer's calculation of any Collateral Deficiency Amount with respect to a Non-Serviced Mortgage Loan.

“Allocated Collateral Deficiency Amount” means, with respect to any Collateral Deficiency Amount, the Non-Retained Percentage of such Collateral Deficiency Amount.

For purposes of (x) determining the Controlling Class and the occurrence and continuance of a Control Termination Event, and (y) determining the Voting Rights of the related Classes for purposes of removal of the applicable Special Servicer or the Operating Advisor, Allocated Appraisal Reduction Amounts and Allocated Collateral Deficiency Amounts allocated to a related Mortgage Loan will be allocated to each class of Principal Balance Certificates (other than the RR Interest) in reverse sequential order to notionally reduce their Certificate Balances until the Certificate Balances of each such class is notionally reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-S certificates, and finally, pro rata based on their respective Certificate Balances, to the Senior Certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class X-G certificates)).

In addition, for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, Allocated Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to Class H certificates, second, to the Class G certificates, and third, to the Class F certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and the occurrence of a Control Termination Event, any Class of Control Eligible Certificates

will be allocated both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts (the sum of which will constitute the applicable “Cumulative Appraisal Reduction Amount”), but only to the extent of the Allocated Appraisal Reduction Amounts and Allocated Cumulative Appraisal Reduction Amounts as described in this paragraph.

With respect to any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class and the occurrence and continuance of a Control Termination Event, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The applicable special servicer (in the case of a Serviced Mortgage Loan) or the applicable master servicer (in the case of a Non-Serviced Mortgage Loan) will be required to promptly notify the applicable master servicer or the applicable special servicer, as the case may be, and the applicable master servicer will be required to notify the certificate administrator of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. Any Appraised-Out Class will no longer be the Controlling Class; provided, however, that if at any time, the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. Notwithstanding any of the foregoing to the contrary, the holder of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a Non-Serviced Mortgage Loan, require the applicable master servicer to request from the applicable Non-Serviced Special Servicer) a second appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The applicable special servicer will be required to use its reasonable efforts to cause such appraisal to be delivered within 30 days from receipt of the Requesting Holders’ written request and will cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any such Non-Serviced Mortgage Loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable Non-Serviced Special Servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on Non-Serviced Mortgage Loans), the Non-Serviced Special Servicer (for Appraisal Reduction Amounts on Non-Serviced Mortgage Loans to extent provided for in the applicable Non-Serviced PSA and applicable Intercreditor Agreement) and the applicable special servicer (for any Serviced Mortgage Loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any Serviced Mortgage Loan) receipt of information from the applicable master servicer as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable. The certificate administrator, the operating advisor and the special servicers will be entitled to conclusively rely on the applicable master servicer's calculation or determination of any Collateral Deficiency Amount with respect to Non-Serviced Mortgage Loans.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Collateral Deficiency Amount and to require the special servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

With respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans”.

Maintenance of Insurance

To the extent permitted by the related Mortgage Loan and required by the Servicing Standard, the applicable master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan, but excluding any Non-Serviced Mortgage Loan) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan and subject to the conditions set forth in the following sentence) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related Mortgage Loan documents; provided, however, that such master servicer (with respect to Mortgage Loans and any related Serviced Companion Loan) will not be required to cause the borrower to maintain and such special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related Mortgage Loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related Mortgage Loan documents. If the borrower does not maintain such coverage, the applicable master servicer (with respect to such Mortgage Loans and any related Serviced Companion Loan) or the applicable special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by such master servicer (with respect to the Mortgage Loans and any related Serviced Companion Loan) or such special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that if any Mortgage Loan documents permit the holder thereof to dictate to the borrower the insurance coverage to be maintained on such Mortgaged Property, the applicable master servicer or, with respect to REO Property, the applicable special servicer will impose or maintain such insurance requirements as are consistent with the Servicing Standard taking into account the insurance in place at the origination of the Mortgage Loan; provided, further, that with respect to the immediately preceding proviso the applicable master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the applicable master servicer (with respect to a Non-Specially Serviced Loan) or the applicable special servicer (with respect to a Specially Serviced Loan) with (unless a Control Termination Event has occurred and is continuing and other than with respect to an Excluded Loan with respect to the Directing Certificateholder) the consent of the Directing Certificateholder or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period. In addition, upon request of the Risk Retention Consultation Party with respect to any individual triggering event, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (only with respect to a Specially Serviced Loan and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party) within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder in connection with any such determination by such special servicer of an Acceptable Insurance Default. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

Notwithstanding any contrary provision above, the master servicers will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related Mortgage Loan, the trustee has an insurable interest and such insurance is currently available at commercially reasonable rates. In addition, the master servicers and special servicers will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the applicable master servicer determines that a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), such master servicer will be required to use efforts consistent with the Servicing Standard (1) to cause the borrower to maintain (to the extent required by the related Mortgage Loan documents), and (2) if the borrower does not so maintain, to itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and such insurance is available at commercially reasonable rates (as determined by such master servicer in accordance with the Servicing Standard but only to the extent that the related Mortgage Loan permits the lender to require the coverage) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related Mortgage Loan (and any related Serviced Companion Loan) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the Mortgage Loans (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such Mortgage Loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the applicable master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies for mortgaged properties similar to the Mortgaged Properties on or prior to September 11, 2001 (“Additional Exclusions”) (provided that such master servicer will be entitled to conclusively rely upon certificates of insurance in determining whether such policies contain Additional Exclusions), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) if the related Mortgage Loan is a Specially Serviced Loan, notify the applicable special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by such master servicer pursuant to clause (B) above. If the applicable special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, such special servicer (with regard to such determination made by such special servicer) will be required to notify the applicable master servicer and such master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the applicable master servicer or special servicer, as applicable, determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those Mortgage Loans that (i) have one of the 10 highest outstanding principal balances of the Mortgage Loans then included in the issuing entity or (ii) comprise more than 5% of the outstanding principal balance of the Mortgage Loans then included in the issuing entity.

“Acceptable Insurance Default” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, a default under the related Mortgage Loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the applicable master servicer and the applicable special servicer may forbear taking any enforcement action; provided that, subject to the consent or consultation rights of the Directing Certificateholder or the holder of any Companion Loan as described under “—The Directing Certificateholder—Major Decisions”, and/or the consultation rights of the Risk Retention Consultation Party (solely with respect to the Specially Serviced Loans), the applicable master servicer (with respect to a Non-Specially Serviced Loan) or applicable special servicer (with respect to a Specially Serviced Loan) has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate.

During the period that the applicable master servicer or the applicable special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder or the holder of any Companion Loan, or, with respect to any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan, and/or (solely with respect to Specially Serviced Loans) upon the request of the Risk Retention Consultation Party, consulting (on a non-binding basis) with the Risk Retention Consultation Party, neither the applicable master servicer nor the applicable special servicer will be liable for any loss related to its failure to require the borrower to maintain (or its failure to maintain) such insurance and neither will be in default of its obligations as a result of such failure.

Each special servicer will be required to maintain (or cause to be maintained) fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan) for which it is acting as special servicer, to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related Mortgage Loan and any related Serviced Pari Passu Companion Loan or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the applicable special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer (prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and any Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period)) and, with respect to a Specially Serviced Loan and upon request of the Risk Retention Consultation Party, upon non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, in accordance with the Servicing Standard)), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The PSA provides that each master servicer may satisfy its obligation to cause each applicable borrower to maintain a hazard insurance policy and each master servicer or special servicer may satisfy its obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the applicable Mortgage Loans and related Serviced Companion Loan and REO Properties (other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to Mortgage Loans (and any related Serviced Pari Passu Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by either master servicer or either special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the applicable master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the Mortgage Loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicers will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the applicable special servicer will be paid out of the applicable REO Account or advanced by the applicable master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the applicable master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the PSA. All costs and expenses incurred by either special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the applicable master servicer to such special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans, nor will any Mortgage Loan be subject to FHA insurance.

Modifications, Waivers and Amendments

The applicable special servicer will be responsible for processing waivers, modifications, amendments and consents with respect to Specially Serviced Loans and all such matters that involve a Major Decision for all Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Companion Loans that are Non-Specially Serviced Loans, and the applicable master servicer will be responsible for processing waivers, modifications, amendments and consents with respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or any related Serviced Companion Loan that, in either case, is not a Specially Serviced Loan and does not involve a Major Decision; provided that, except as otherwise set forth in this paragraph, neither a special servicer nor a master servicer may waive, modify or amend (or consent to waive, modify or amend) any provision of a Mortgage Loan and/or Serviced Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the PSA, and (2) any waiver, modification or amendment more than 3 months after the Closing Date that would not be a “significant modification” of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) or otherwise cause any Trust REMIC to fail to qualify as a REMIC, or the Trust or any Trust REMIC to be subject to tax. With respect to any Major Decision that the applicable master servicer and the applicable special servicer have mutually agreed will be processed by such master servicer, such master servicer will not be permitted under the PSA to agree to any modification, waiver or amendment that constitutes a Major Decision without the applicable special servicer’s consent and, prior to the occurrence and continuance of a Control Termination Event, the applicable special servicer having obtained the consent of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) (which consent will be deemed given (unless earlier objected to by the Directing Certificateholder and such objection is communicated to the applicable special servicer) within 5 business days, plus, if applicable, any additional time period provided under the related Intercreditor Agreement (or, with respect to a Serviced A/B Whole Loan, the period prescribed in the related Intercreditor Agreement) of the Directing Certificateholder’s receipt from the applicable special servicer of such special servicer’s recommendation and analysis and all information reasonably requested by the Directing Certificateholder with respect to such Major Decision); provided that after the occurrence and during the continuance of a Control Termination Event, but prior to a Consultation Termination Event, a special servicer will not be permitted to agree to any such matter without such special servicer’s consultation with the Directing Certificateholder as provided in the PSA and described in this prospectus. Any agreement to a modification, waiver or amendment that constitutes a Major Decision will be subject to the process described in “—The Directing Certificateholder—Major Decisions” and “—Control Termination Event and Consultation Termination Event” below, including providing adequate time to accommodate the consultation rights of any Companion Holder, to the extent set forth in the related Intercreditor Agreement.

Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless such master servicer and such special servicer mutually agree that such master servicer will process such request as described above, the applicable special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and such master servicer will have no further obligation with respect to such request or the Major Decision.

With respect to a Mortgage Loan that is not a Specially Serviced Loan, the following actions will be performed by the applicable master servicer (each such action, a “Master Servicer Decision”) and, in connection with each such action, the applicable master servicer will not be required (other than as provided below in this paragraph) to seek or obtain the consent or approval of (or consult with) the Directing Certificateholder, the applicable special servicer or the Risk Retention Consultation Party:

(i)      grant waivers of non-material covenant defaults (other than financial covenants), including late (but not waived) financial statements (except, that, other than with respect to any Mortgage Loan secured by a residential cooperative property or any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder’s consent (or deemed consent) will be required to grant waivers of more than 3 consecutive late deliveries of financial statements);

(ii)     consents to releases of non-material, non-income producing parcels of a Mortgaged Property that do not materially affect the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the Mortgage Loan as and when due, provided such releases are required by the related Mortgage Loan documents;

(iii)    approve or consent to grants of easements or rights of way (including, without limitation, for utilities, access, parking, public improvements or another purpose) or subordination of the lien of the Mortgage Loan to easements except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required to approve or consent to grants of easements or rights of way that materially affect the use or value of a Mortgaged Property or a borrower’s ability to make payments with respect to the related Mortgage Loan or any related Companion Loan;

(iv)    grant other routine approvals, including granting of subordination, non-disturbance and attornment agreements and consents involving leasing activities, including approval of new leases and amendments to current leases (other than for ground leases) (provided that, prior to the occurrence and continuance of a Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required for leasing activities that affect an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet), including approval of new leases and amendments to current leases;

(v)      consent to actions and releases related to condemnation of parcels of a Mortgaged Property (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) shall be required in connection with any condemnation with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or Companion Loan when due);

(vi)     consent to a change in property management relating to any Mortgage Loan or any related Companion Loan if the replacement property manager is not a Borrower Party (provided that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and other than any Mortgage Loan secured by a residential cooperative property, the Directing Certificateholder’s consent (or deemed consent) will be required for any Mortgage Loan (including any related Companion Loans) that has an outstanding principal balance equal to or greater than $10,000,000);

(vii)    approve annual operating budgets for Mortgage Loans;

(viii)   consent to any releases or reductions of or withdrawals from (as applicable) any letters of credit, escrow funds, reserve funds or other additional collateral with respect to any Mortgage Loan, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Mortgage Loan secured by a residential cooperative property) the Directing Certificateholder’s consent (or deemed consent) will be required for earnout or performance reserve releases specifically scheduled in the PSA;

(ix)     grant any extension or enter into any forbearance with respect to the anticipated refinancing of a Mortgage Loan or sale of a Mortgaged Property after the related maturity date of such Mortgage Loan so long as (1) such extension or forbearance does not extend beyond 120 days after the related maturity date and (2) the related borrower on or before the maturity date of a Mortgage Loan has delivered a financing commitment or contract of sale, in either case subject only to normal closing conditions and satisfactory in form and substance to the applicable master servicer which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due;

(x)      any modification, amendment, consent to a modification or waiver of any term of any Intercreditor Agreement, except that (other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class and other than amendments to split or resize notes consistent with the terms of such Intercreditor Agreement) the Directing Certificateholder’s consent shall be required for any such modification to an Intercreditor Agreement other than during a Control Termination Event, and if any modification or amendment would adversely impact the applicable special servicer, such modification or amendment will additionally require the consent of such special servicer as a condition to its effectiveness;

(xi)     any determination of an Acceptable Insurance Default, except that, prior to the occurrence and continuance of any Control Termination Event and other than in the case of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder’s consent (or deemed consent) will be required in accordance with the terms of the PSA for any such determination;

(xii)    approve or consent to any defeasance of the related Mortgage Loan or Serviced Companion Loan other than agreeing to (A) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States would be permitted or (B) a modification that would permit a principal prepayment instead of defeasance if the Mortgage Loan or Serviced Whole Loan documents do not otherwise permit such principal prepayment;

(xiii)   any determination to bring a Mortgaged Property (other than an REO Property) into compliance with applicable environmental laws or to otherwise address hazardous material located at a Mortgaged Property subject, prior to the occurrence and continuance of a Control Termination Event and other than with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the consent (or deemed consent) of the Directing Certificateholder;

(xiv)   any assumption of the Mortgage Loan or transfer of the Mortgaged Property, in each case, that the Mortgage Loan documents allow without the consent of the mortgagee but subject to satisfaction of conditions specified in the Mortgage Loan documents where no lender discretion is necessary in order to determine if such conditions are satisfied;

(xv)    with respect to a Mortgage Loan secured by a residential cooperative property, consent to the related borrower incurring subordinate debt secured by the related Mortgaged Property, subject to the satisfaction of certain conditions with respect to such subordinate debt; and

(xvi)   grant or agree to any other waiver, modification, amendment and/or consent that does not constitute a Major Decision; provided that (A) any such action would not in any way affect a payment term of the Certificates, (B) any such action would not constitute a “significant modification” of such Mortgage Loan or Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the Servicing Standard), (C) agreeing to such action would be consistent with the Servicing Standard, and (D) agreeing to such action would not violate the terms, provisions or limitations of the PSA or any Intercreditor Agreement; provided, further, that, with respect to any Serviced A/B Whole Loan, the foregoing matters shall not include (and Master Servicer Decision shall not include) any action that constitutes a “major decision” under the related Intercreditor Agreement.

In the case of any Master Servicer Decision that requires the consent of the Directing Certificateholder, such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of the applicable master servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such master servicer in order to grant or withhold such consent. In connection with the processing by such master servicer of any Master Servicer Decision that requires the consent of the Directing Certificateholder, the applicable master servicer will deliver notice thereof to the applicable special servicer and, prior to the occurrence and continuance of a Consultation Termination Event and other than in respect of any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, to the Directing Certificateholder, except to the extent that the applicable special servicer or the Directing Certificateholder notifies such master servicer that it does not desire to receive copies of such items.

If, and only if, the applicable special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in such special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater (or equivalent) recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the issuing entity and, if applicable, the holders of any applicable Companion Loan, than liquidation of such Specially Serviced Loan, then such special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Loan, subject to (w) the restrictions and limitations described below, (x) with respect to any Major Decision (a) the approval of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to such party (prior to the occurrence and continuance of a Control Termination Event or after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event, upon consultation with the Directing Certificateholder) and (b) upon request of the Risk Retention Consultation Party, with respect to a Specially Serviced Loan other than any Excluded Loan as to such party, non-binding consultation with the Risk Retention Consultation Party (within the same time period as it would obtain the approval of, or consult with, the Directing Certificateholder), in each case as provided in the PSA and described in this prospectus, (y) with respect to any Serviced A/B Whole Loan, any rights of the holder of the related Subordinate Companion Loan to consent to such modification, waiver or amendment and (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Companion Loan, as applicable, to advise or consult with the applicable special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a Mortgage Loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of such a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the applicable master servicer or the applicable special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining

Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will, unless then permitted by the REMIC provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

Each special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified Mortgage Loan prior to the Rated Final Distribution Date. Neither special servicer may agree to a modification, waiver or amendment of any term of any Specially Serviced Loan for which it is acting as special servicer if that modification, waiver or amendment would:

(1)   extend the maturity date of the Specially Serviced Loan to a date occurring later than the earlier of (A) 5 years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring 20 years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, (a) prior to the occurrence and continuance of a Control Termination Event, with the consent of the Directing Certificateholder and (b) upon request of the Risk Retention Consultation Party, with non-binding consultation with the Risk Retention Consultation Party within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder (in either such case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), 10 years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)   provide for the deferral of interest unless interest accrues on the Mortgage Loan or any Serviced Whole Loan, generally, at the related Mortgage Rate.

If either special servicer closes any modification, waiver or amendment of any term of any Mortgage Loan (other than a Non-Serviced Whole Loan) or related Companion Loan, such special servicer will be required to notify the applicable master servicer, the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the operating advisor (after the occurrence and during the continuance of a Control Termination Event), the certificate administrator, the trustee, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If either master servicer agrees to any modification, waiver or amendment of any term of any such Mortgage Loan or related Companion Loan, such master servicer will be required to notify the certificate administrator, the trustee, the applicable special servicer, the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party, and unless a Consultation Termination Event has occurred and is continuing) and the Risk Retention Consultation Party (other than with respect to a Mortgage Loan that is an Excluded Loan as to such party), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such Mortgage Loan, the Directing Certificateholder or the Risk Retention Consultation Party), the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization transaction) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5

Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the applicable master servicer and to the holder of any related Serviced Companion Loan (or, to the extent the related Serviced Companion Loan has been included in a securitization transaction, the master servicer of such securitization transaction), all as set forth in the PSA. Copies of each agreement whereby the modification, waiver or amendment of any term of any Mortgage Loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

The modification, waiver or amendment of a Serviced Whole Loan or a Mortgage Loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Enforcement of “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that if such matter is a Major Decision (i) the applicable special servicer, (x) prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan and other than with respect to any transfers or assumptions provided for in clauses (xiv) or (xvi) of the definition of Master Servicer Decision, has obtained the consent (or deemed consent) of the Directing Certificateholder (provided that such consent will be deemed given if a response to the request for consent is not provided within 10 business days after receipt of such special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to such special servicer in order to grant or withhold such consent), (y) after the occurrence and during the continuance of a Control Termination Event, but prior to the occurrence and continuance of a Consultation Termination Event and other than with respect to an Excluded Loan, the applicable special servicer has consulted with the Directing Certificateholder, or (z) with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, in each case as set forth in the PSA, a Rating Agency Confirmation is received by the applicable master servicer or the applicable special servicer, as applicable, from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan (if any).

The applicable master servicer (with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan that in each case is not a Specially Serviced Loan, and as to which such matter does not involve a Major Decision) or the applicable special servicer (with respect to any Specially Serviced Loan or any Non-Specially Serviced Loan as to which such matter involves a Major Decision) will determine, in a manner consistent with the Servicing Standard, whether (a) to exercise any right it may have with respect to a Mortgage Loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that if such matter is a Major Decision (i) the applicable special servicer, prior to the occurrence and continuance of a Control Termination Event and other than with respect to an Excluded Loan, has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) if and to the extent required, and pursuant to the process described under “—The Directing Certificateholder—Major Decisions” below (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), which consent will be deemed given 10 business days after the Directing Certificateholder’s receipt of the applicable special servicer’s written recommendation and analysis with respect to such waiver and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer with respect to such proposed waiver or proposed granting of consent and (ii) with respect to any Mortgage Loan (either alone or, if applicable, with other related Mortgage Loans) that exceeds specified size thresholds (either actual or relative), or that fails to satisfy certain other applicable conditions imposed by the Rating Agencies, the applicable master servicer or the applicable special servicer has received a Rating Agency Confirmation from each Rating Agency and a confirmation of any applicable rating agency that such action will not result in the downgrade, withdrawal or qualification of its then current ratings of any class of securities backed, wholly or partially, by any Serviced Companion Loan (if any).

After receiving a request for any matter described in the first two paragraphs of this section that constitutes a consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan that is not a Specially Serviced Loan and as to which such matter involves a Major Decision, the applicable master servicer will be required to promptly provide the applicable special servicer with written notice of any such request for such matter and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and the related master servicer will have no further obligation with respect to such request or due-on-sale or due-on-encumbrance except as provided in the next sentence. The applicable master servicer will continue to cooperate with the applicable special servicer by delivering any additional information in the applicable master servicer’s possession to the applicable special servicer requested by the applicable special servicer relating to such consent or waiver with respect to a “due-on-sale” or “due-on-encumbrance” clause. If the applicable master servicer and applicable special servicer mutually agree that the applicable master servicer is to process such request, the applicable master servicer will be required to provide the applicable special servicer with such master servicer’s written recommendation and analysis, to the extent such master servicer is recommending approval, and all information in such master servicer’s possession that may be reasonably requested in order to grant or withhold such consent by the applicable special servicer or the Directing Certificateholder or other person with consent or consultation rights; provided that in the event that such special servicer does not respond within 10 business days after receipt of such written recommendation and analysis and all such reasonably requested information, plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period provided to a Companion Holder under a related Intercreditor Agreement, such special servicer’s consent to such matter will be deemed granted.

For the avoidance of doubt, with respect to any “due-on-sale” or “due-on-encumbrance” matter described above that is a Major Decision related to any Mortgage Loan that is not an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest upon request of the Risk Retention Consultation Party, the applicable special servicer will be required to consult on a non-binding basis with the Risk Retention Consultation Party (provided, that prior to the occurrence and continuance of a Consultation Termination Event, such Mortgage Loan must also be a Specially Serviced Loan) (other than with respect to any transfers or assumptions provided for in clause (xiv) or (xvi) of the definition of “Master Servicer Decision” or any waiver of a “due-on-encumbrance” clause which waiver constitutes a Master Servicer Decision pursuant to clause (xiv), (xv) or (xvi) of the definition thereof), within the same time period as it would obtain the consent of, or consult with, the Directing Certificateholder with respect to such Major Decision.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the servicing standard under the related Non-Serviced PSA and the allocation and payment priorities in the related Mortgage Loan documents and the related Intercreditor Agreement, such that neither the issuing entity as holder of such Non-Serviced Mortgage Loan nor any holder of the related Non-Serviced Companion Loan gains a priority over the other holder that is not reflected in the related Mortgage Loan documents and the related Intercreditor Agreement.

Notwithstanding the foregoing, with respect to the Mortgage Loans secured by residential cooperative properties, the related master servicer will be permitted to waive the enforcement of “due-on-encumbrance” clauses to permit subordinate debt secured by the related Mortgaged Property without the consent of the applicable special servicer or any other person (and without the need to obtain a Rating Agency Confirmation), but subject to the satisfaction of various conditions set forth in the PSA. The Mortgage Loans secured by residential cooperative properties do not restrict the transfer or pledge of interests in the related cooperative borrower in connection with the transfer or financing of cooperative apartment units.

Inspections

Each master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense) physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) for which it is acting as master servicer with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2019 (and each Mortgaged Property is required to be inspected on or prior to December 31, 2020) unless a physical inspection has been performed by the applicable special servicer within the previous 12 months; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, such special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be reimbursed first from default interest and late charges constituting additional compensation of the applicable special servicer on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Accounts as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Pari Passu Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to any Serviced A/B Whole Loan, the costs will be allocated, first, as an expense of the holder of the related Subordinate Companion Loan, and second, as an expense of the holder of the related Mortgage Loan to the extent provided in the related Intercreditor Agreement. The applicable special servicer or master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies at the Mortgaged Property of which the preparer of such report has knowledge and the applicable master servicer or special servicer, as applicable, deems material, of any sale, transfer or abandonment of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the applicable master servicer or special servicer, as applicable, deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), the applicable special servicer or the applicable master servicer, as applicable, will be required to use reasonable efforts to collect and review quarterly and annual (or, in the case of Mortgage Loans secured by residential cooperative properties, annual only) operating statements, financial statements, budgets and rent rolls of the related Mortgaged Property commencing with the calendar quarter ending on March 31, 2019 and the calendar year ending on December 31, 2019. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the applicable special servicer or the applicable master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan. In addition, the applicable special servicer will be required to cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and to collect all such items promptly following their preparation.

Special Servicing Transfer Event

The Mortgage Loans (other than a Non-Serviced Mortgage Loan), any related Companion Loan and any related REO Properties will be serviced by the applicable special servicer under the PSA in the event that the servicing responsibilities of the related master servicer are transferred to such special servicer as described below. Such Mortgage Loans and related Companion Loan (including those loans that have become REO Properties) serviced by either special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. Each master servicer will be required to transfer its servicing responsibilities to the applicable special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which such master servicer is responsible for servicing if:

(1)   the related borrower has failed to make when due any balloon payment, and the borrower has not delivered to the applicable master servicer or the applicable special servicer, on or before the date on which the subject payment was due, a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer, as applicable (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due (provided that if either such refinancing or sale does not occur before the expiration of the time period for refinancing or sale specified in such documentation or the applicable master servicer is required to make a P&I Advance in respect of such Mortgage Loan (or, in the case of any Serviced Whole Loan, in respect of the Mortgage Loan included in the same Whole Loan) at any time prior to such refinancing or sale, a special servicing transfer event will occur immediately);

(2)   the related borrower has failed to make when due any Periodic Payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

(3)   the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making any Periodic Payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period)) that a default in making a balloon payment is likely to occur in the foreseeable future, and such default is likely to remain unremedied for at least 60 days beyond the date on which such balloon payment will become due (or, if the borrower has delivered a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to the applicable master servicer or the applicable special servicer (and such master servicer or such special servicer, as applicable, will be required to promptly forward such documentation to the applicable special servicer or the applicable master servicer, as applicable)) which provides that a refinancing of such Mortgage Loan or sale of the related Mortgaged Property will occur within 120 days after the date on which such balloon payment will become due, the applicable master servicer determines (in accordance with the Servicing Standard) or receives from the applicable special servicer a written determination of such special servicer (which determination the applicable special servicer is required to make in accordance with the Servicing Standard and (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to (x) an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing or (y) a Serviced A/B Whole Loan prior to the occurrence of a Control Appraisal Period) that (a) the borrower is likely not to make one or more assumed Periodic Payments as described under “Pooling and Servicing Agreement—Advances—P&I Advances” in this prospectus prior to such a refinancing or sale or (b) the refinancing or sale is not likely to occur within 120 days following the date on which the balloon payment will become due);

(4)   there has occurred a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the related Mortgage Loan documents, other than as described in clause (1) or (2) above, that may, in the good faith and reasonable judgment of the applicable master servicer or the applicable special servicer (and, in the case of the applicable special servicer (A) with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement)) or (B) following consultation with the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing)), materially impair the value of the related Mortgaged Property as security for such Mortgage Loan or Serviced Whole Loan or otherwise materially and adversely affect the interests of Certificateholders (or, in the case of a Serviced Whole Loan, the interests of any holder of a related Serviced Companion Loan), which default has continued unremedied for the applicable cure period under the terms of such Mortgage Loan or Serviced Whole Loan (or, if no cure period is specified, 60 days);

(5)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the related borrower and such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;

(6)   the related borrower has consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

(7)   the related borrower has admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations;

(8)   the applicable master servicer or the applicable special servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding Mortgaged Property; or

(9)   the applicable master servicer or the applicable special servicer (and in the case of the applicable special servicer, with the consent of the Directing Certificateholder (other than with respect to an Excluded Loan with respect to such party and only if no Control Termination Event has occurred and is continuing (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Control Note, to the extent required by the terms of the related Intercreditor Agreement))) determines that (i) a default (including, in the applicable master servicer’s or the applicable special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related Mortgage Loan documents, unless such default has been waived in accordance with the PSA) under the Mortgage Loan documents (other than as described in clause 3 above) is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the Mortgage Loan or Serviced Pari Passu Companion Loan (if any) or otherwise materially and adversely affect the interests of Certificateholders (or the holder of the related Serviced Pari Passu Companion Loan) and (iii) the default is likely to continue unremedied for the applicable cure period under the terms of the Mortgage Loan documents, or, if no cure period is specified and the default is capable of being cured, for 60 days.

However, the applicable master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan) (including amounts collected by the applicable special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, such master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the applicable special servicer will continue to be responsible for its operation and management. If any Serviced Pari Passu Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. Neither master servicer will have any responsibility for the performance by a special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

If any Specially Serviced Loan, in accordance with its original terms or as modified in accordance with the PSA, becomes performing for at least 3 consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other event or circumstance exists that causes such Mortgage Loan or related Companion Loan to otherwise constitute a Specially Serviced Loan), such special servicer will be required to transfer servicing of such Specially Serviced Loan (a “Corrected Loan”) to the applicable master servicer.

Asset Status Report

The applicable special servicer will be required to prepare a report (an “Asset Status Report”) for each Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which it acts as special servicer and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Mortgage Loan is transferred to such special servicer. Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Certificateholder (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party and prior to the occurrence and continuance of a Consultation Termination Event and, in the case of any Serviced A/B Whole Loan, only prior to the occurrence and continuance of a Consultation Termination Event and during a Control Appraisal Period with respect to the related Subordinate Companion Loan);

●	with respect to any Serviced A/B Whole Loan, to the extent the related Subordinate Companion Loan is not subject to a Control Appraisal Period, the holder of the related Subordinate Companion Loan;

●	the Risk Retention Consultation Party (but only with respect to any Mortgage Loan other than an Excluded Loan as to such party);

●	with respect to any related Serviced Pari Passu Companion Loan, the holder of the related Serviced Pari Passu Companion Loan or, to the extent the related Serviced

Pari Passu Companion Loan has been included in a securitization transaction, the master servicer of such securitization into which the related Serviced Pari Passu Companion Loan has been sold;

●	the operating advisor (but, other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, only after the occurrence and during the continuance of a Control Termination Event and, with respect to any Serviced A/B Whole Loan, only to the extent that it is subject to a Control Appraisal Period);

●	the applicable master servicer; and

●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Final Asset Status Report will be provided to the certificate administrator and the certificate administrator will be required to post the summary of the Final Asset Status Report to the certificate administrator’s website.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	a summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;

●	a discussion of the legal and environmental considerations reasonably known to the applicable special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;

●	the most current rent roll (or, with respect to residential cooperative properties, maintenance schedule) and income or operating statement available for the related Mortgaged Property;

●	(A) the applicable special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the applicable master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by such special servicer in connection with the proposed or taken actions;

●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;

●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;

●	the decision that the applicable special servicer made, or intends or proposes to make, including a narrative analysis setting forth such special servicer’s rationale for its proposed decision, including its rejection of the alternatives;

●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the applicable special servicer made such determination and (y) the net present value calculation and all related assumptions;

●	the appraised value of the related Mortgaged Property (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the applicable special servicer together with an explanation of those adjustments; and

●	such other information as the applicable special servicer deems relevant in light of the Servicing Standard.

With respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, if no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Certificateholder does not disapprove an Asset Status Report within 10 business days or if the applicable special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Certificateholder (communicated to such special servicer within 10 business days) is not in the best interest of all the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan), such special servicer will be required to implement the recommended action as outlined in the Asset Status Report. If the Directing Certificateholder disapproves the Asset Status Report within the 10 business day period and the applicable special servicer has not made the affirmative determination described above, such special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The applicable special servicer will be required to continue to revise the Asset Status Report until the Directing Certificateholder (or, with respect to a Serviced A/B Whole Loan prior to the occurrence and continuance of a Control Appraisal Period, the prior consent of the holder of the related Subordinate Companion Loan, to the extent required by the terms of the related Intercreditor Agreement) fails to disapprove the revised Asset Status Report or until such special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders and the holder of any related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of any Companion Loan); provided that, if the Directing Certificateholder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, such special servicer may act upon the most recently submitted form of Asset Status Report, if consistent with the Servicing Standard.

If a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, if both a Control Termination Event has occurred and is continuing and a Control Appraisal Period is in effect), the applicable special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor and to the Directing Certificateholder (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party).

The operating advisor will be required to provide comments to the applicable special servicer in respect of the Asset Status Report, if any, within 10 business days following the later of receipt of (i) such Asset Status Report or (ii) such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole. The applicable special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the operating advisor (and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party)) in connection with such special servicer’s preparation of any Asset Status Report. The applicable special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor and the Directing Certificateholder (if no Consultation Termination Event has occurred and is continuing and other than with respect to any Mortgage Loan that is an Excluded Loan as to such party), to the extent such special servicer determines that the operating advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu nature of such Companion Loan)).

The applicable special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or a recommendation of the operating advisor.

After the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, each of the Directing Certificateholder (other than with respect to an applicable Excluded Loan or any Serviced A/B Whole Loan (prior to the occurrence and continuance of a Control Appraisal Period)) and the operating advisor will be entitled to consult with the applicable special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. After the occurrence and during the continuance of a Consultation Termination Event, the Directing Certificateholder will not have any right to consult with such special servicer with respect to Asset Status Reports and such special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The applicable special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Certificateholder.

Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan and prior to the occurrence and continuance of a Control Appraisal Period, the special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the holder of the Serviced Subordinate Companion Loan will have the same rights as the Directing Certificateholder described hereunder with respect thereto, and the Directing Certificateholder will have no approval rights over any such Asset Status Report unless a Control Appraisal Period exists. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Mortgage Loan, the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to the related Non-Serviced Whole Loan that are substantially similar, but not identical, to the approval and consultation rights of the Directing Certificateholder with respect to the Mortgage Loans and the Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loan”. See also “—Servicing of the Non-Serviced Mortgage Loans” below.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the PSA, the applicable special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Such special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless such special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the related Companion Holders), as a collective whole as if such Certificateholders and, if applicable, Companion Holders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for that purpose), the applicable special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants (or has not denied) a qualifying extension of time to sell the Mortgaged Property or (2) such special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the Mortgaged Property by the Lower-Tier REMIC longer than the above-referenced 3 year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the PSA, the applicable special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The applicable special servicer will also be required to ensure that any Mortgaged Property acquired by the issuing entity is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the Mortgaged Property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If any Lower-Tier REMIC acquires title to any Mortgaged Property, the applicable special servicer, on behalf of such Lower-Tier REMIC, will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the applicable special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the applicable special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(c)(3)(A) and Treasury Regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property. In addition, it is possible that none of the income with respect to a Mortgaged Property would qualify if a separate charge is not stated for non-customary services provided to tenants or if such services are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to a REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the applicable special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, each special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the related Companion Holder, for the retention of revenues and insurance proceeds derived from each REO Property. Each special servicer is required to use the funds in the applicable REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property for which it is acting as special servicer, but only to the extent that amounts on deposit in the applicable REO Account relate to such REO Property. To the extent that amounts in the applicable REO Account in respect of any REO Property are insufficient to make such payments, the applicable master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or (y) two business days after such amounts are received and properly identified, the applicable special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during the most recently ended Collection Period, net of any amounts withdrawn to make any permitted disbursements, into the applicable Collection Account; provided that such special servicer may retain in the applicable REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the applicable special servicer determines in accordance with the Servicing Standard that no satisfactory arrangements (including by way of discounted payoff) can be made for collection of delinquent payments thereon and such sale would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan or any holder of a related Serviced Subordinate Companion Loan (as a collective whole as if such Certificateholders and Companion Holder constituted a single lender and, with respect to a Serviced A/B Whole Loan, taking into account the subordinate nature of the related Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, such special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to maximize the value of the Defaulted Loan on a net present value basis. To the extent that a Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the related Non-Serviced Special Servicer, the applicable special servicer will, under certain limited circumstances specified in the related Intercreditor Agreement, be entitled to sell ((i) with the consent of the Directing Certificateholder if no Control Termination Event has

occurred and is continuing and (ii) after consulting with the Risk Retention Consultation Party, in each case, with respect to any Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders. In the absence of a cash offer at least equal to its outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts under the PSA (a “Par Purchase Price”), the applicable special servicer may purchase the Defaulted Loan for the Par Purchase Price or may accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer is required to give the trustee, the certificate administrator, the applicable master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Certificateholder (but only prior to the occurrence and continuance of a Consultation Termination Event), the holder of the related Subordinate Companion Loan (with respect to a Serviced A/B Whole Loan, but only prior to the occurrence of a Control Appraisal Period), and the Risk Retention Consultation Party (other than in respect to any Excluded Loan as to such party) no less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any; provided that in respect of a balloon payment, such period will be 120 days if the related borrower has provided the applicable master servicer or applicable special servicer, as applicable, with a written and fully executed (subject only to customary final closing conditions) refinancing commitment (or if refinancing commitments are not then customarily issued by commercial mortgage lenders, such written, executed and binding alternative documentation as is customarily used by commercial real estate lenders for such purpose) or purchase and sale agreement from an acceptable lender or purchaser, as applicable, and reasonably satisfactory in form and substance to such master servicer or special servicer, as applicable; and such delinquency is to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note or (ii) as to which such special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, such special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance by the applicable master servicer.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee will be required to (at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable fees of, and the costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be reimbursable by, the Interested Person, and to the extent not collected from such Interested Person within 30 days of request therefor, by the applicable master servicer as a Servicing Advance; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The applicable special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Companion Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the applicable special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if such special servicer determines, in consultation with (i) the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing) and (ii) the Risk Retention Consultation Party, in each case, other than with respect to any Mortgage Loan that is an Excluded Loan as to such party and subject to the limitations on consultation under this “Pooling and Servicing Agreement” and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s), in accordance with the Servicing Standard (and subject to the requirements of any related Intercreditor Agreement), that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). In addition, the applicable special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Holder(s) constituted a single lender (and with respect to any Serviced A/B Whole Loan, taking into account the subordinate nature of the related Subordinate Companion Loan)). The special servicers will be required to use reasonable efforts to sell all Defaulted Loans prior to the Rated Final Distribution Date.

An “Interested Person”, as of the date of any determination, is the depositor, either master servicer, either special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related Companion Loan (with respect to a Whole Loan if it is a Defaulted Loan), any related Companion Holder or its representative, any holder of a related mezzanine loan or any known affiliate of any such party described above.

With respect to any Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the applicable special servicer determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then such special servicer will be required to sell the related Pari Passu Companion Loans (and, in certain cases, the related Subordinate Companion Loans) together with such Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the applicable special servicer in writing. The applicable special servicer will not be permitted to sell the related Mortgage Loan together with the related Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Companion Loan, unless such special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In connection with any such sale involving any Serviced A/B Whole Loan, the special servicer will also have the right, but not the obligation, to sell the related Subordinate Companion Loan if the special servicer determines that such sale is in accordance with the Servicing Standard (taking into account the subordinate nature of the applicable Subordinate Companion Loan). See “Description of the Mortgage Pool—The Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of such Non-Serviced Mortgage Loan, will have the right to consent to such sale, provided that such Non-Serviced Special Servicer may sell the related Non-Serviced Whole Loan without such consent if the required notices and information regarding such sale are provided to the issuing entity in accordance with the related Intercreditor Agreement. The Directing Certificateholder will be entitled to exercise such consent right so long as no Control Termination Event has occurred and is continuing, and if a Control Termination Event has occurred and is continuing, the applicable special servicer will be entitled to exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the applicable master servicer and/or the applicable special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances)

made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the applicable master servicer, the applicable special servicer or trustee on these Advances.

The Directing Certificateholder

General

Subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreements as described in the second succeeding paragraph and under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to advise (1) the applicable special servicer as to all Major Decisions with respect to Serviced Mortgage Loans (other than any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class) and (2) the applicable master servicer to the extent the Directing Certificateholder’s consent is required by the applicable clauses of the definition of “Master Servicer Decision”. With respect to any Mortgage Loan other than an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, upon the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will have certain consultation rights only, and upon the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, as further described below.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and those rights will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

The Risk Retention Consultation Party will be entitled to consult (other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest) on a strictly non-binding basis with the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

The “Directing Certificateholder” will be (i) with respect to a Servicing Shift Mortgage Loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each Mortgage Loan (other than the Servicing Shift Mortgage Loans), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that

(1)       absent that selection, or

(2)       until a Directing Certificateholder is so selected, or

(3)       upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the

Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder;

provided, however, that (i) in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the PSA, and (ii) the certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then-current Directing Certificateholder.

The initial Directing Certificateholder is expected to be Eightfold Real Estate Capital Fund V, L.P. or its affiliate.

“Loan-Specific Directing Certificateholder“ means, with respect to a Servicing Shift Mortgage Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the related Servicing Shift Securitization Date, the Loan-Specific Directing Certificateholder with respect to a Servicing Shift Mortgage Loan will be the holder of the related Control Note, which is the holder listed next to the related Control Note in the column “Note Holder” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such Servicing Shift Whole Loan.

In no event will the applicable master servicer or the applicable special servicer be required to consult with or obtain the consent of the holder of a Subordinate Companion Loan unless the holder of such Subordinate Companion Loan has delivered notice of its identity and contact information in accordance with the terms of the applicable Intercreditor Agreement (upon which notice the applicable master servicer and the applicable special servicer will be conclusively entitled to rely). The identity of and contact information for the holder of each Subordinate Companion Loan, as of the Closing Date, will be set forth in an exhibit to the PSA (each, an “Initial Subordinate Companion Loan Holder“). The applicable master servicer and the applicable special servicer will be required to consult with or obtain the consent of the applicable Initial Subordinate Companion Loan Holder, in accordance with the terms of the PSA and the applicable Intercreditor Agreement, and will be entitled to assume that the identity of the holder of the applicable Subordinate Companion Loan has not changed until written notice of the transfer of such Subordinate Companion Loan, including the identity of and contact information for the new holder thereof, is provided in accordance with the terms of the applicable Intercreditor Agreement.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G or Class H certificates.

Either master servicer, either special servicer, the operating advisor, the certificate administrator, the trustee or any certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, either master servicer, either special servicer, the operating advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Certificateholder, may request that the certificate administrator provide, and the certificate administrator must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class at the expense of the issuing entity. The trustee, the certificate administrator, the master servicers, the special servicers and the operating advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder or Risk Retention Consultation Party, as applicable, has been appointed or identified to either master servicer or either special servicer, as applicable, and such master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to such master servicer or special servicer, as applicable, then until such time as the new Directing Certificateholder or Risk Retention Consultation Party, as applicable, is identified to such master servicer and special servicer, such master servicer or special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder or Risk Retention Consultation Party, as applicable, as the case may be.

The Class F certificateholders that are the Controlling Class Certificateholders may waive their rights as the Controlling Class Certificateholders as described in “—Control Termination Event and Consultation Termination Event” below.

Major Decisions

Except as otherwise described under “—Control Termination Event and Consultation Termination Event” and “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans” below, prior to the occurrence and continuance of a Control Termination Event, the special servicers will not be permitted to take (or consent to any master servicer’s taking) any of the following actions as to which the Directing Certificateholder has objected in writing within 10 business days (or 30 days with respect to clause (ix) of the definition of “Major Decision”) after receipt of the applicable special servicer’s written recommendation and analysis and all information reasonably requested by the Directing Certificateholder, and reasonably available to the applicable special servicer in order to grant or withhold such consent (provided that if such written consent has not been received by the special servicer within the applicable time period, the Directing Certificateholder will be deemed to have approved such action). If the applicable master servicer and the applicable special servicer have mutually agreed that the applicable master servicer will process any Major Decision, the applicable master servicer will not be permitted to take any of the actions that constitute Major Decisions unless it has obtained the consent of the applicable special servicer, which consent will be deemed given (unless earlier objected to by the applicable special servicer) 10 business days after the applicable special servicer’s receipt from the applicable master servicer of the applicable master servicer’s written recommendation and analysis with respect to such Major Decision and all information reasonably requested by the applicable special servicer and reasonably available to the applicable master servicer in order to make an informed decision with respect to such Major Decision plus the time period provided to the Directing Certificateholder or other relevant party under the PSA and, if applicable, any additional time period permitted in the related Intercreditor Agreement. Upon request, the applicable special servicer, other than with respect to an Excluded Loan as to the Risk Retention Consultation Party or the holder of the majority of the RR Interest (except to the extent set forth above in “—Enforcement of ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions”), will also be required to consult on a non-binding basis with the Risk Retention Consultation Party with respect to such Major Decision; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan.

“Major Decision” means (i) with respect to any Serviced A/B Whole Loan, the “major decisions” under the related Intercreditor Agreement; and (ii) with respect to any Mortgage Loan or Serviced Whole Loan, each of the following:

(i)        any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing any Specially Serviced Loan that comes into and continues in default;

(ii)       any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Whole Loan or any extension of the maturity date of such Mortgage Loan or Serviced Whole Loan other than in connection with a maturity default if a refinancing or sale is expected within 120 days as provided in clause (ix) of the definition of Master Servicer Decisions;

(iii)       any sale of a Defaulted Loan and any related defaulted Companion Loan, or any REO Property (other than in connection with the termination of the issuing entity as described under “—Termination; Retirement of Certificates”) or a defaulted Non-Serviced Mortgage Loan that the applicable special servicer is permitted to sell in accordance with the PSA, in each case, for less than the applicable Purchase Price;

(iv)       any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)        any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Whole Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than (A) any such transfer or incurrence of debt as described under clause (xiv), (xv) or (xvi) of the definition of “Master Servicer Decision” or as may be effected (I) without the consent of the lender under the related loan agreement, (II) pursuant to the specific terms of such Mortgage Loan and (III) for which there is no lender discretion, or (B) solely with respect to a Mortgage Loan secured by a residential cooperative property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in this prospectus, (a) the waiver of a “due-on-encumbrance” clause with respect to a mortgage loan secured by a residential cooperative property to permit subordinate debt secured by the related mortgaged property and (b) the incurrence of additional indebtedness by a residential cooperative borrower;

(vi)       (a) other than in the case of a Mortgage Loan secured by a residential cooperative property, any property management company changes with respect to a Specially Serviced Loan with a principal balance equal to or greater than $10,000,000, including, without limitation, approval of the termination of a manager and appointment of a new property manager, (b) with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan that is a Non-Specially Serviced Loan, a change in property management if the replacement property manager is a Borrower Party or (c) franchise changes with respect to a Mortgage Loan for which the lender is required to consent or approve such changes under the related Mortgage Loan documents;

(vii)       other than in the case of any Non-Specially Serviced Loan or any Mortgage Loan secured by a residential cooperative property, releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan documents and for which there is no lender discretion (provided, however, that any releases with respect to Specially Serviced Loans of material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or performance reserves specified (along with the related Mortgage Loans) on a schedule to the PSA will also constitute Major Decisions);

(viii)      any acceptance of an assumption agreement or any other agreement permitting a transfer of interests in a borrower or guarantor releasing a borrower or guarantor from liability under a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan other than pursuant to the specific terms of such Mortgage Loan or Serviced Whole Loan and for which there is no lender discretion;

(ix)       other than in the case of a Non-Specially Serviced Loan, any determination of an Acceptable Insurance Default;

(x)        other than in the case of a Non-Specially Serviced Loan, any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease (other than for ground leases), at a Mortgaged Property if (a) the lease affects an area greater than or equal to the lesser of (1) 30% of the net rentable area of the improvements at the Mortgaged Property or (2) 30,000 square feet and (b) such transaction is not a routine leasing matter;

(xi)       other than in the case of a Non-Specially Serviced Loan or a Non-Serviced Mortgage Loan, any modification, amendment, consent to a modification or waiver of any material term of any intercreditor, co-lender or similar agreement with any mezzanine lender, subordinate debt holder or Pari Passu Companion Loan holder related to a Mortgage Loan or Whole Loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto; provided, however, that any such modification or amendment that would adversely impact the applicable master servicer will additionally require the consent of such master servicer as a condition to its effectiveness;

(xii)      any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related Mortgage Loan documents, other than with respect to a Mortgage Loan secured by a residential cooperative property as to which certain parameters set forth in the PSA and discussed under “Description of the Mortgage Pool—Additional

Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” have been satisfied;

(xiii)       requests for property releases or substitutions, other than (a) grants of easements or rights of way, (b) releases of non-material parcels of a Mortgaged Property (including, without limitation, any such releases as to which the related Mortgage Loan documents expressly require the mortgagee thereunder to make such releases), (c) consents to releases related to condemnation of parcels of a Mortgaged Property, (d) the release of collateral securing any Mortgage Loan in connection with defeasance of the collateral for such Mortgage Loan or (e) the items listed in clause (vii) of this definition and clause (viii) of the definition of Master Servicer Decision;

(xiv)       other than in the case of a Non-Specially Serviced Loan, approval of easements and rights of way that materially affect the use or value of a Mortgaged Property or the borrower’s ability to make any payments with respect to the related Mortgage Loan;

(xv)       agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (a) a modification of the type of defeasance collateral required under the Mortgage Loan documents such that defeasance collateral other than direct, non-callable obligations of the United States of America would be permitted or (b) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment;

(xvi)       determining whether to cure any default by a borrower under a ground lease or permit any ground lease modification, amendment or subordination, non-disturbance and attornment agreement or entry into a new ground lease;

(xvii)      other than in the case of a Non-Specially Serviced Loan, consent to actions and releases related to condemnation of parcels of a Mortgaged Property with respect to a material parcel or a material income producing parcel or any condemnation that materially affects the use or value of the related Mortgaged Property or the ability of the related borrower to pay amounts due in respect of the related Mortgage Loan or any related Companion loan when due;

(xviii)     following a default or an event of default with respect to a Mortgage Loan or Serviced Whole Loan, any exercise of remedies, including acceleration of the Mortgage Loan or Serviced Whole Loan or initiation of any proceedings, judicial or otherwise, under the related Mortgage Loan documents;

(xix)      other than with respect to residential cooperative mortgage loans and other than in the case of any Non-Specially Serviced Loan, approval of any waiver regarding the receipt of financial statements (other than immaterial timing waivers including late financial statements which in no event relieve any borrower of the obligation to provide financial statements on at least a quarterly basis) following three consecutive late deliveries of financial statements; and

(xx)       the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a borrower.

A “Non-Specially Serviced Loan“ means any Serviced Mortgage Loan or Serviced Companion Loan that is not a Specially Serviced Loan.

Subject to the terms and conditions described in this section, the applicable special servicer will be required to process all requests for any matter that constitutes a “Major Decision” with respect to all Serviced Mortgage Loans. Upon receiving a request for any matter described in this section that constitutes a Major Decision with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) that is not a Specially Serviced Loan, the applicable master servicer will be required to forward such request to the applicable special servicer and, unless the applicable master servicer and the applicable special servicer mutually agree that such master servicer will process such request, such special servicer will be required to process such request (including, without limitation, interfacing with the borrower) and, except as provided in the next sentence, such master servicer will have no further obligation with respect to such request or the Major Decision. With respect to such request, such master servicer will continue to cooperate with reasonable requests of such special servicer by delivering any additional information in such master servicer’s possession to such special servicer reasonably requested by such special servicer relating to such Major Decision. The master servicers will not be required to interface with the borrower or provide a written recommendation and analysis with respect to any Major Decision.

In addition, the applicable master servicer is required to provide the applicable special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and such special servicer will determine in accordance with the Servicing Standard whether the issuing entity as lender should cure any borrower defaults relating to ground leases. Any costs relating to any such cure of a borrower default relating to a ground lease is required to be paid by the applicable master servicer as a Servicing Advance.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the rights described in this section, and the rights to exercise any “major decision” under the related Intercreditor Agreement with respect to any Serviced A/B Whole Loan will be held by the holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have the generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to (i) prior to the occurrence and continuance of a Consultation Termination Event, any Major Decision relating to a Specially Serviced Loan, and (ii) after the occurrence and during the continuance of a Consultation Termination Event, any Major Decision relating to a Mortgage Loan (in each case, other than with respect to an Excluded Loan with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest), each special servicer will be required to provide copies of any notice, information and report that it is required to provide to the Directing Certificateholder pursuant to the PSA with respect to such Major Decision to the Risk Retention Consultation Party, within the same time frame it is required to provide such notice, information or report to the Directing Certificateholder (for this purpose, without regard to whether such items are actually required to be provided to the Directing Certificateholder under the PSA due to the occurrence of a Control Termination Event or a Consultation Termination Event).

Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuance of a Control Termination Event but prior to the occurrence and continuance of a Consultation Termination Event, the Directing Certificateholder and the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult (on a non-binding basis) with the Directing Certificateholder and, with respect to a Specially Serviced Loan, the Risk Retention Consultation Party (in each case, other than with respect to any Excluded Loan as to such party) in connection with any action to be taken or refrained from being taken in accordance with the PSA. After the occurrence and continuance of a Consultation Termination Event (and at any time with respect to any Excluded Loan with respect the Directing Certificateholder or the holder of the majority of the Controlling Class), the Directing Certificateholder will have no direction, consultation or consent rights and no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder and, other than with respect to any Excluded Loan with respect to the Risk Retention Consultation Party or the holder of a majority of the RR Interest, the Risk Retention Consultation Party will remain entitled to receive any notices, reports or information to which it is entitled, and the applicable special servicer and any other applicable party will be required to consult with the Risk Retention Consultation Party in connection with any action to be taken or refrained from being taken.

Asset Status Report

So long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to disapprove the Asset Status Report prepared by either special servicer with respect to a Specially Serviced Loan (other than with respect to any Mortgage Loan that is an Excluded Loan as to such party or, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period). If a Consultation Termination Event has occurred and is continuing, the Directing Certificateholder will have no right to consult with the applicable special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Notwithstanding the foregoing, with respect to a Serviced A/B Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by the holder of the related Subordinate Companion Loan. The applicable special servicer will prepare an Asset Status Report for such Serviced A/B Whole Loan within 60 days after it becomes a Specially Serviced Loan in accordance with the terms of the PSA and any applicable provisions of the related Intercreditor Agreement, and the Directing Certificateholder will have no approval rights over any such Asset Status Report. However, during a Control Appraisal Period with respect to a Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity.

Replacement of a Special Servicer

With respect to any Mortgage Loan other than an applicable Excluded Loan and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will have the right to replace either special servicer with or without cause as described under “—Replacement of a Special Servicer Without Cause” and “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event and Consultation Termination Event

With respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan and subject to the rights of any Companion Holder under an Intercreditor Agreement, if a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the applicable special servicer will not be required to obtain the consent of the Directing Certificateholder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Certificateholder in connection with any Major Decision or Asset Status Report (or any other matter for which the consent of the Directing Certificateholder would have been required or for which the Directing Certificateholder would have the right to direct such special servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Certificateholder, in respect of such Major Decision or Asset Status Report (or such other matter). Additionally, upon request, such special servicer will be required to consult with the Risk Retention Consultation Party in connection with any Major Decision not relating to an Excluded Loan as to such party and consider alternative actions recommended by the Risk Retention Consultation Party. Any such consultation will not be binding on the applicable special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, the related Mortgage Loan must also be a Specially Serviced Loan. In the event such special servicer receives no response from the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, within 10 business days following its written request for input on any required consultation, such special servicer will not be obligated to consult with the Directing Certificateholder or the Risk Retention Consultation Party, as applicable, on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve such special servicer from consulting with the Directing Certificateholder on any future matters with respect to the related Mortgage Loan (other than a Non-Serviced Mortgage Loan or any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class) or Serviced Whole Loan. With respect to any Excluded Special Servicer Loan (that is not also an applicable Excluded Loan), if any, the Directing Certificateholder (prior to the occurrence and continuance of a Control Termination Event) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an applicable Excluded Loan or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The resigning special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer will also be required to consult with the operating advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event such special servicer receives no response from the operating advisor within 10 business days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the subject matter of such consultation, such special servicer will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve such special servicer from consulting with the operating advisor on any future matters with respect to the related Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any applicable Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class (regardless of whether a Control Termination Event has occurred and is continuing), the applicable special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event has occurred and is continuing, no class of certificates will act as the Controlling Class, and the Directing Certificateholder will not have any consultation or consent rights under the PSA or any right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder under the PSA. The applicable special servicer will nonetheless be required to consult with only the operating advisor in connection with Major Decisions, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur when (i) the Class F certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, however, that a Control Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of the Class F certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

The Directing Certificateholder will not have any consent or consultation rights with respect to any Mortgage Loan determined to be an Excluded Loan as to either such Directing Certificateholder or the holder of the majority of the Controlling Class. Notwithstanding the proviso to each of the definitions of “Control Termination Event” and “Consultation Termination Event”, in respect of the servicing of any such Excluded Loan, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any such Excluded Loan.

With respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the control and consent rights described in this section, and those rights will be held by holder of the related Subordinate Companion Loan in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights (including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class F certificates and the Class F certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder and (b) to exercise any of the Directing Certificateholder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicers, special servicers and operating advisor. During such time, the applicable special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace such special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the majority Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of Class F certificates, the successor Class F certificateholder that is the majority Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the majority Controlling Class Certificateholder. The successor Class F certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class F certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class F certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of such Class F certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

In the event that the applicable master servicer or the applicable special servicer, as applicable, determines that immediate action with respect to any Major Decision or any applicable Master Servicer Decision (or any other matter requiring consent of the Directing Certificateholder with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, and with respect to the Directing Certificateholder, prior to the occurrence and continuance of a Control Termination Event in the PSA (or any matter requiring consultation with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of any related Serviced Pari Passu Companion Loan), as a collective whole (taking into account the pari passu nature of any Companion Loan), such master servicer or special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder, the Risk Retention Consultation Party or the operating advisor, as the case may be); provided that such special servicer or master servicer, as applicable, provides the Directing Certificateholder and the Risk Retention Consultation Party (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

Similarly, with respect to any Serviced A/B Whole Loan, in the event that the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the related holder of the Subordinate Companion Loan prior to the occurrence and continuance of a Control Appraisal Period (or any matter requiring consultation with the related holder of the Subordinate Companion Loan)) is necessary to protect the interests of the Certificateholders, as a collective whole (taking into account the subordinate nature of the related Subordinate Companion Loan), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the related Companion Holder’s response (or without waiting to consult with the related Companion Holder); provided that the special servicer or master servicer, as applicable, provides the related holder of the Subordinate Companion Loan with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the applicable master servicer nor the applicable special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder or, in the case of any Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan or (ii) may follow any advice or consultation provided by the Directing Certificateholder, the Risk Retention Consultation Party or the holder of a Serviced Pari Passu Companion Loan (or its representative), or, in the case of a Serviced A/B Whole Loan, the holder of the related Subordinate Companion Loan that would (1) cause it to violate any applicable law, the related Mortgage Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions, (2) expose either master servicer, either special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities of a master servicer or special servicer, as applicable, under the PSA or (4) cause such master servicer or special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of such master servicer or special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of the Directing Certificateholder with respect to Non-Serviced Mortgage Loans or Servicing Shift Whole Loans

With respect to any Non-Serviced Whole Loan or Servicing Shift Whole Loan, the Directing Certificateholder for this securitization will not be entitled to exercise the rights described above, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Directing Certificateholder or Controlling Holder, as applicable. The issuing entity, as the holder of a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan, has consultation rights with respect to certain major decisions relating to the related Non-Serviced Whole Loan or Servicing Shift Whole Loan, as applicable, and, other than in respect of an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, other than in respect of an applicable Excluded Loan, so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or Servicing Shift Whole Loan that has become a defaulted loan under the PSA or the related Non-Serviced PSA, as applicable. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans”.

Rights of the Holders of Serviced Pari Passu Companion Loans

With respect to a Serviced Whole Loan that has a related Pari Passu Companion Loan, the holder of the related Pari Passu Companion Loan has consultation rights with respect to certain Major Decisions and notice and information rights in connection with the sale of such Serviced Whole Loan if it has become a Defaulted Loan to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans” and “—Sale of Defaulted Loans and REO Properties”.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Certificateholder:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the Controlling Class;

(c)  does not have any liability or duties to the holders of any class of certificates other than the Controlling Class;

(d)  may take actions that favor the interests of the holders of one or more classes including the Controlling Class over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder or any director, officer, employee, agent or principal of the Directing Certificateholder for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the holders of a Servicing Shift Companion Loan, a Non-Serviced Companion Loan or a Control Note (prior to the occurrence and continuance of a Control Appraisal Period, if applicable) or their respective designees (e.g., the related Non-Serviced Directing Certificateholder) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Certificateholder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not a special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicers’ compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Meanwhile, the operating advisors or equivalent parties under the applicable Non-Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Companion Loan.

Duties of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan or Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than a Servicing Shift Whole Loan), unless a Control Termination Event has occurred and is continuing (or, with respect to any Serviced A/B Whole Loan, after the occurrence and during the continuance of both a Control Termination Event and (if applicable) a Control Appraisal Period), the operating advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of either special servicer:

(a)  promptly reviewing information available to Privileged Persons on the certificate administrator’s website that is relevant to the operating advisor’s obligations under the PSA;

(b)  promptly reviewing each Final Asset Status Report; and

(c)  reviewing any Appraisal Reduction Amount and net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the operating advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the operating advisor discovers a mathematical error contained in such calculations, then the operating advisor will be required to notify such special servicer of such error).

The operating advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the applicable special servicer related to any specific Specially Serviced Loan is only to provide background information to support the operating advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with such special servicer.

A “Final Asset Status Report”, with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the applicable special servicer to the Directing Certificateholder or the Risk Retention Consultation Party which does not include any communication (other than the related Asset Status Report) between such special servicer and Directing Certificateholder or the Risk Retention Consultation Party with respect to such Specially Serviced Loan; provided that, with respect to any Mortgage Loan other than an Excluded Loan, so long as no Control Termination Event has occurred and is continuing, no Asset Status Report will be considered to be a Final Asset Status Report unless the Directing Certificateholder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the applicable special servicer in accordance with the terms of the PSA. In addition, after the occurrence and continuance of a Control Termination Event, no Asset Status Report will be a Final Asset Status Report unless and until the operating advisor is consulted with or deemed to have been consulted with pursuant to the PSA. No such consultation will be required prior to a Control Termination Event and, during such period, the operating advisor is only required to review Final Asset Status Reports delivered to it by the special servicers.

Duties of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan, while both a Control Termination Event and (if applicable) a Control Appraisal Period have occurred and are continuing, the operating advisor’s obligations will consist of the following:

(a) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”;

(b) the operating advisor will be required to consult (on a non-binding basis) with the applicable special servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Certificateholder—Major Decisions”;

(c) the operating advisor will be required to prepare an annual report (if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan during the prior calendar year) substantially in the form attached to this prospectus as Annex C to be provided to the trustee, the applicable master servicer, the applicable special servicer, the Rating Agencies, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report”; and

(d) the operating advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or Collateral Deficiency Amount (if the special servicer has calculated any such Appraisal Reduction Amount or Collateral Deficiency Amount) or (2) net present value calculations used in the applicable special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by such special servicer.

In connection with the performance of the duties described in clause (d) above:

(i)  after the calculation but prior to the utilization by the applicable special servicer, such special servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

(ii)  if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the applicable special servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)  if the operating advisor and the applicable special servicer are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by such special servicer and the operating advisor and determine which calculation is to apply and will provide such parties prompt written notice of its determination.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Holders constituted a single lender), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), but without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, any sponsor, any mortgage loan seller, the depositor, either master servicer, either special servicer, the asset representations reviewer, any Certificateholder, the Directing Certificateholder, the Risk Retention Consultation Party, or any of their respective affiliates.

Annual Report. After the occurrence and during the continuance of a Control Termination Event, based on the operating advisor’s review of any Assessment of Compliance report, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the applicable special servicer that would be Privileged Information) delivered to the operating advisor by the applicable special servicer, including each Asset Status Report delivered during the prior calendar year, the operating advisor will (if any Mortgage Loans were Specially Serviced Loans in the prior calendar year) prepare an annual report substantially in the form attached to this prospectus as Annex C to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of such special servicer’s performance of its duties under the PSA during the prior calendar year with respect to the resolution and/or liquidation of Specially Serviced Loans that such special servicer is responsible for servicing under the PSA; provided, however, that in the event such special servicer is replaced, the operating advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. In preparing any operating advisor annual report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the applicable special servicer’s obligations under the PSA that the operating advisor determines, in accordance with the Operating Advisor Standard, to be immaterial.

The operating advisor’s annual report will be prepared on the basis of the applicable special servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the applicable special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of the items required to be reviewed by it pursuant to the PSA. Notwithstanding the foregoing, no annual report will be required from the operating advisor with respect to a special servicer if, during the prior calendar year, no Final Asset Status Report was prepared by such special servicer in connection with a Specially Serviced Loan or REO Property.

No annual report prepared by the operating advisor under the circumstances described above will be permitted to include an analysis of the special servicer’s performance in respect of any Serviced A/B Whole Loan until after the occurrence and continuance of a related Control Appraisal Period under the related Intercreditor Agreement.

The applicable special servicer must be given an opportunity to review any annual report produced by the operating advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such annual report that are provided by such special servicer.

In each annual report, the operating advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the applicable special servicer’s obligations under the PSA with respect to the resolution or liquidation of Specially Serviced Loans or REO Properties that such special servicer is responsible for servicing under the PSA (other than with respect to any REO Property related to a Non-Serviced Mortgage Loan) based on the limited review required in the PSA. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this prospectus and as provided in the PSA regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any annual report will describe any resulting limitations, and the operating advisor will not be subject to any liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided without liability for any such reliance thereunder.

Recommendation of the Replacement of a Special Servicer

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may recommend the replacement of such special servicer in the manner described in “—Replacement of a Special Servicer Without Cause”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an institution:

(i)   that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been a special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer or operating advisor, as applicable, as the sole or a material factor in such rating action;

(ii)    that can and will make the representations and warranties of the operating advisor set forth in the PSA;

(iii)   that is not (and is not affiliated with) the depositor, the trustee, the certificate administrator, a master servicer, a special servicer, a mortgage loan seller, the Directing Certificateholder, the Risk Retention Consultation Party or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates;

(iv)   that has not been paid by either special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer; and

(v)    that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled “Privileged Information” received from a special servicer or the Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder or the Risk Retention Consultation Party and a special servicer related to any Specially Serviced Loan (other than with respect to an Excluded Loan as to such party) or the exercise of the Directing Certificateholder’s consent or consultation rights or the Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the applicable special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party that is labeled or otherwise identified as Privileged Information by the applicable special servicer, (iii) information subject to attorney-client privilege and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information confidential and may not disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Certificateholder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer and, unless a Control Termination Event has occurred, the Directing Certificateholder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and other than any applicable Excluded Loan) other than pursuant to a Privileged Information Exception.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the master servicers, the special servicers, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, as evidenced by an officer’s certificate (which, in the case of the master servicers or the special servicers, is required to be from a servicing officer and, in the case of the trustee or the certificate administrator, is required to be from a responsible officer) certifying that such party has determined that it is required by law, rule, regulation, order, judgment or decree to disclose such information (which will be an additional expense of the Trust) delivered to each of the master servicers, the special servicers, the Directing Certificateholder, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee) required by law, rule, regulation, order, judgment or decree to disclose such information.

Neither the operating advisor nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the operating advisor or (ii) investments by an affiliate of the operating advisor if the operating advisor and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the operating advisor under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the operating advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Operating Advisor’s Duties

The operating advisor may delegate its duties to agents or subcontractors in accordance with the PSA; however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a) any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b) any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(c) any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA;

(d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, was entered against the operating advisor, and such decree or order remained in force undischarged or unstayed for a period of 60 days;

(e) the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f) the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, the trustee may, and upon the written direction of Certificateholders representing at least 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, promptly terminate the operating advisor for cause and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the trustee is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicers, the master servicers, the certificate administrator, the depositor, the Directing Certificateholder, the Risk Retention Consultation Party, any Companion Loan holder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event may waive such Operating Advisor Termination Event within 20 days of the receipt of notice from the trustee of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

Termination of the Operating Advisor Without Cause

After the occurrence and during the continuance of a Consultation Termination Event, the operating advisor may be removed upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the operating advisor with a replacement operating advisor that is an Eligible Operating Advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee of the Rating Agency Confirmation with respect to such removal.

The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard.

Upon the vote or written direction of holders of at least 75% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable), the trustee will immediately replace the operating advisor with the replacement operating advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-G, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). If the operating advisor is terminated pursuant to the foregoing sentence, then no replacement operating advisor will be appointed.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicers, the special servicers, the trustee, the certificate administrator, the asset representations reviewer, the Directing Certificateholder and the Risk Retention Consultation Party, if applicable, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor and receipt by the trustee of a Rating Agency Confirmation from each Rating Agency. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Operating Advisor Expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on the CREFC® delinquent loan status report and/or the CREFC® loan periodic update file delivered by each master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer and to provide notice to all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to the Certificateholders, the certificate administrator, based on information provided to it by a master servicer or a special servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) and/or (3), deliver such information in a written notice (which may be via email) within 2 business days to the master servicers, the special servicers, the operating advisor and the asset representations reviewer.

An “Asset Review Trigger“ will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second (2nd) anniversary of the Closing Date, at least ten (10) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second (2nd) anniversary of the Closing Date, at least fifteen (15) Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any successor REO Loans (or a portion of any REO Loan corresponding to the predecessor Mortgage Loan, in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 55 prior pools of commercial mortgage loans for which Bank of America, National Association (or its predecessors) was a sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2009 the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least sixty (60) days at the end of any reporting period between January 1, 2013 and September 30, 2018 was approximately 7.21%.

This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the two largest Mortgage Loans in the Mortgage Pool represent approximately 18.4% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the two largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least 60 days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5.0% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to all Certificateholders (with a copy to the asset representations reviewer), and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least (i) a majority of those Certificateholders who cast votes and (ii) a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, the Directing Certificateholder, the Risk Retention Consultation Party and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until, as applicable, (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) a new Asset Review Trigger has occurred as a result or an Asset Review Trigger is otherwise in effect, (C) the certificate administrator has timely received an Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the applicable master servicer (with respect to clause (vi) for non-Specially Serviced Loans for which it acts as master servicer) and the applicable special servicer (with respect to clause (vi) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than within 10 business days, provide the following materials in electronic format to the asset representations reviewer (collectively, with the Diligence Files posted to the secure data room by the certificate administrator, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)  a copy of an assignment of the Mortgage in favor of the trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii) a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii) a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv) copies of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)  a copy of an assignment in favor of the trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review; and

(vi) copies of any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that the asset representations reviewer has determined are necessary in connection with its completion of any Asset Review and that are requested by the asset representations reviewer, in the time frames and as otherwise described below.

In the event that, as part of an Asset Review of a Mortgage Loan, the asset representations reviewer determines that it is missing any document that is required to be part of the Review Materials for such Mortgage Loan and that is necessary in connection with its completion of the Asset Review, the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials, notify the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), as applicable, of such missing document(s), and request such master servicer or special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of notification from the asset representations reviewer, deliver to the asset representations reviewer such missing document(s) to the extent in its possession. In the event any missing documents are not provided by the applicable master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will be required to request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent such documents are in the possession of such party but in any event excluding any documents that contain information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications.

The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in its good faith and sole discretion to be relevant to the Asset Review (any such information, “Unsolicited Information”), as described below.

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence Files posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, will be required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the applicable mortgage loan seller with respect to such Delinquent Loan; provided, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required of or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance by the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

The asset representations reviewer must prepare a preliminary report with respect to each delinquent loan within 56 days after the date on which access to the secure data room is provided by the certificate administrator. In the event that the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable master servicer (with respect to non-Specially Serviced Loans), the applicable special servicer (with respect to Specially Serviced Loans), to the extent in the possession of the applicable master servicer or applicable special servicer, as applicable, or from the related mortgage loan seller within 10 business days following the request by the asset representations reviewer to the applicable master servicer, the applicable special servicer or the related mortgage loan seller, as the case may be, as described above, the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will be required to provide such preliminary report to the applicable master servicer (with respect to non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans), and the related mortgage loan seller. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents or explanations to support the related mortgage loan seller’s claim that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be sent by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within 60 days after the date on which access to the secure data room is provided to the asset representations reviewer by the certificate administrator or within 10 days after the expiration of the Cure/Contest Period (whichever is later), to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA, the related mortgage loan seller for each Delinquent Loan and the Directing Certificateholder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, the applicable special servicer and the certificate administrator. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the related mortgage loan seller, which, in each such case, will be the responsibility of the Enforcing Servicer. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from a master servicer (with respect to non-Specially Serviced Loans), a special servicer (with respect to Specially Serviced Loans) or the related mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which the Asset Review Report Summary was received, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than two business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to be at all times an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicers, the special servicers, the trustee, the operating advisor, the certificate administrator and the Directing Certificateholder of such disqualification and immediately resign under the PSA as described under the “—Resignation of Asset Representations Reviewer” below.

An “Eligible Asset Representations Reviewer” is an institution that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which DBRS, Inc., Fitch, KBRA, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing or other relevant concerns with such special servicer, operating advisor or asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated with) any sponsor, any mortgage loan seller, any originator, either master servicer, either special servicer, the depositor, the certificate administrator, the trustee, the Directing Certificateholder, the Risk Retention Consultation Party or any of their respective affiliates, (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, the Directing Certificateholder or the Risk Retention Consultation Party or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) that does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives such Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the applicable special servicer other than pursuant to a Privileged Information Exception.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i) any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates having greater than 25% of the Voting Rights; provided that with respect to any such failure that is not curable within such 30-day period, the asset representations reviewer will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(ii) any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii) any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iv) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v) the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi) the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders (which is required to be simultaneously delivered to the asset representations reviewer) electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor will be required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of Risk Retention Consultation Party

The Risk Retention Consultation Party will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment. However, the Risk Retention Consultation Party will not be protected against any liability to the holders of the RR Interest that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the holders of the RR Interest.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Risk Retention Consultation Party:

(a)  may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)  may act solely in the interests of the holders of the RR Interest;

(c)  does not have any liability or duties to the holders of any class of certificates other than the RR Interest;

(d)  may take actions that favor the interests of the holders of one or more classes including the RR Interest over the interests of the holders of one or more other classes of certificates; and

(e)  will have no liability whatsoever (other than to a holder of the RR Interest) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Risk Retention Consultation Party or any director, officer, employee, agent or principal of the Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by either master servicer or either special servicer in accordance with the recommendation of the Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of such master servicer or special servicer.

Replacement of a Special Servicer Without Cause

Except as limited by certain conditions described in this prospectus and subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement, either special servicer may generally be replaced, prior to the occurrence and continuance of a Control Termination Event, at any time and without cause, by the Directing Certificateholder so long as, among other things, the Directing Certificateholder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees and out-of-pocket expenses of any such termination incurred by the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) without cause (including the costs of obtaining a Rating Agency Confirmation) will be paid by the holders of the Controlling Class. Notwithstanding the foregoing, with respect to any Serviced A/B Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will not be entitled to exercise the above-described rights, and the holder of such Subordinate Companion Loan will be entitled to replace the special servicer with or without cause in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period with respect to any Serviced A/B Whole Loan, the Directing Certificateholder will have generally similar (although not necessarily identical) rights

(including the rights described above) with respect to such Serviced A/B Whole Loan as it does for the other Mortgage Loans in the issuing entity. See “Description of the Mortgage Pool—The Whole Loans”.

After the occurrence and during the continuance of a Control Termination Event, upon (i) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates (other than the RR Interest) requesting a vote to replace the applicable special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities, the certificate administrator will be required to post notice of the same on the certificate administrator’s website and concurrently by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the trustee will be required to terminate all of the rights and obligations of the applicable special servicer under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination. The certificate administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates (other than the RR Interest) on an aggregate basis.

Notwithstanding the foregoing, if a special servicer obtains knowledge that it has become a Borrower Party with respect to any Mortgage Loan or Serviced Whole Loan (any such Mortgage Loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. The applicable special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer so long as, on the date of the appointment, the selected Excluded Special Servicer is a Qualified Replacement Special Servicer. It will be a condition to any such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates and the equivalent from each NRSRO hired to provide ratings with respect to any class of securities backed, wholly or partially, by any Serviced Pari Passu Companion Loan, (ii) the applicable Excluded Special Servicer is a Qualified Replacement Special Servicer and (iii) the applicable Excluded Special Servicer delivers to the depositor and the certificate administrator and any applicable depositor and certificate administrator of any other securitization, if applicable, that contains a Serviced Pari Passu Companion Loan, the information, if any, required pursuant to Item 6.02 of the Form 8-K regarding itself in its role as Excluded Special Servicer.

If at any time the applicable special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Loan (including, without limitation, as a result of the related Mortgaged Property becoming REO Property), (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan or Serviced Whole Loan will no longer be an Excluded Special Servicer Loan, (3) the applicable special servicer will become the special servicer again for such related Mortgage Loan or Serviced Whole Loan and (4) the applicable special servicer will be entitled to all special servicing compensation with respect to such Mortgage Loan or Serviced Whole Loan earned during such time on and after such Mortgage Loan or Serviced Whole Loan is no longer an Excluded Special Servicer Loan.

The applicable Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer for the related Excluded Special Servicer Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned during such time as the related Mortgage Loan or Serviced Whole Loan is an Excluded Special Servicer Loan (provided that the applicable special servicer will remain entitled to all other special servicing compensation with respect to all Mortgage Loans and Serviced Whole Loans that are not Excluded Special Servicer Loans during such time).

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to the special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) (A) that confirms in writing that it was appointed to act as, and currently serves as, special servicer on a transaction level basis on the closing date of a commercial mortgage loan securitization with respect to which Moody’s rated one or more classes of certificates and one or more of such classes of certificates are still outstanding and rated by

Moody’s and (B) with respect to which Moody’s has not cited servicing concerns of such replacement special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities rated by Moody’s in any other commercial mortgage-backed securities transaction serviced by the replacement special servicer prior to the time of determination, and (viii) is not a special servicer that has been cited by Moody’s or KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

Replacement of a Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines in accordance with the Operating Advisor Standard that the applicable special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard, the operating advisor will have the right to recommend the replacement of such special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the applicable special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation.

The operating advisor’s recommendation to replace the applicable special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates elect to remove and replace a special servicer (which requisite affirmative votes must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of such special servicer under the PSA and to appoint the successor special servicer approved by the Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the operating advisor will not be permitted to recommend the replacement of the special servicer with respect to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement and a Control Termination Event has occurred and is continuing.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

No appointment of a special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the applicable special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace the special servicer will not apply to any Serviced A/B Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced A/B Whole Loan under the related Intercreditor Agreement.

With respect to any Non-Serviced Whole Loans, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Directing Certificateholder (or, to the extent provided in the related Intercreditor Agreement, the related Controlling Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

The terms of the PSA described above regarding the replacement of the applicable special servicer without cause will not apply with respect to the Servicing Shift Mortgage Loan. Rather, with respect to any Servicing Shift Whole Loan, the holder of the related Control Note will have the right to replace the applicable special servicer then acting with respect to the Servicing Shift Whole Loan and appoint a replacement special servicer, solely with respect to such Servicing Shift Whole Loan. If such Control Note is included in a securitization trust, the party designated under the related pooling and servicing agreement will be entitled to exercise the rights of the Control Note holder.

Termination of a Master Servicer or Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to either master servicer or either special servicer, as the case may be, will include, without limitation:

(a) (i) any failure by such master servicer to make any deposit required to be made by such master servicer to the applicable Collection Account or remit to the companion paying agent for deposit into the Companion Distribution Account on the day and by the time such deposit or remittance is first required to be made, which failure is not remedied within one business day, or (ii) any failure by such master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b) any failure by the applicable special servicer to deposit into the applicable REO Account within one business day after the day such deposit is required to be made, or to remit to the applicable master servicer for deposit in the applicable Collection Account, or any other account required under the PSA, any amount required to be so deposited or remitted by such special servicer pursuant to, and at the time specified by, the PSA;

(c) any failure on the part of such master servicer or special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, 5 business days in the case of such master servicer’s or special servicer’s obligations, as the case may be, under the PSA in respect of Exchange Act reporting items (after any applicable grace periods), (ii) 15 days in the case of such master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the PSA) after written notice of the failure has been given (A) to such master servicer or special servicer, as the case may be, by any other party to the PSA, or (B) to such master servicer or special servicer, as the case may be, with a copy to each other party to the related PSA, by Certificateholders evidencing not less than 25% of all Voting Rights or, with respect to a Serviced Whole Loan if affected by that failure, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that failure is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, such period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d) any breach on the part of such master servicer or special servicer, as the case may be, of any representation or warranty in the PSA that materially and adversely affects the interests of any class of Certificateholders or holders of any Serviced Pari Passu Companion Loan and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to such master servicer or special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the applicable master servicer, the applicable special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders evidencing not less than 25% of Voting Rights or, with respect to a Serviced Whole Loan affected by such breach, by the holder of the related Serviced Pari Passu Companion Loan; provided, however, that if that breach is capable of being cured and such master servicer or special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the applicable master servicer or special servicer, and certain actions by or on behalf of such master servicer or special servicer indicating its insolvency or inability to pay its obligations;

(f) either Moody’s or KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (ii) has placed one or more classes of certificates on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) or (ii), such action has not been withdrawn by Moody’s or KBRA within 60 days of such rating action) and, in the case of either of clauses (i) or (ii), such Rating Agency publicly cited servicing concerns with such master servicer or special servicer, as the case may be, as the sole or a material factor in such rating action; or

(g) such master servicer or such special servicer, as the case may be, is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting.

“Serviced Pari Passu Companion Loan Securities” means, for so long as the related Mortgage Loan or any successor REO Loan is part of the Mortgage Pool, any class of securities issued by another securitization and backed by a Serviced Pari Passu Companion Loan.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to either master servicer or either special servicer under the PSA, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to a 25% or more of the Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder (solely with respect to a special servicer and other than with respect to an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the PSA. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to a majority of the Voting Rights, or, for so long as no Control Termination Event has occurred and is continuing and other than in respect of an applicable Excluded Loan, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld. In addition, none of the asset representations reviewer, the operating advisor and their respective affiliates may be appointed as a successor master servicer or special servicer.

Notwithstanding anything to the contrary contained in the section above, if a Servicer Termination Event on the part of the applicable special servicer remains unremedied and affects the holder of a Serviced Companion Loan, and such special servicer has not otherwise been terminated, the holder of such Serviced Companion Loan (or, if applicable, the related trustee, acting at the direction of the related directing certificateholder (or similar entity)) will be entitled to direct the trustee to terminate such special servicer solely with respect to the related Serviced Whole Loan. The appointment (or replacement) of such special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency and confirmation from the applicable rating agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities. A replacement special servicer will be selected by the trustee or, prior to the occurrence and continuance of a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Serviced Companion Loan, without the prior written consent of such holder of the related Serviced Companion Loan.

Notwithstanding anything to the contrary contained in the section above, if a servicer termination event on the part of a Non-Serviced Special Servicer remains unremedied and affects the issuing entity, and such Non-Serviced Special Servicer has not otherwise been terminated, the trustee, acting at the direction of the Directing Certificateholder, will generally be entitled to direct the related Non-Serviced Trustee to terminate such Non-Serviced Special Servicer, as applicable, solely with respect to the related Non-Serviced Whole Loan(s), and a successor will be appointed in accordance with the related Non-Serviced PSA.

In addition, notwithstanding anything to the contrary contained in the section described above, if a master servicer receives notice of termination solely due to a Servicer Termination Event described in clause (f) or (g) under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, and prior to being replaced as described in the third preceding paragraph, the applicable master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the PSA; provided that the Rating Agencies have each provided a Rating Agency Confirmation and the Companion Loan Rating Agencies have provided a confirmation (or deemed confirmation) that such sale will not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any Serviced Pari Passu Companion Loan Securities. The termination of the applicable master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the PSA. If a successor has not entered into the PSA as successor master servicer within 45 days after notice of the termination of the applicable master servicer, such master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the applicable master servicer affects a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, and if such master servicer is not otherwise terminated, or (2) if any Servicer Termination Event on the part of the applicable master servicer affects only a Serviced Pari Passu Companion Loan, the related holder of a Serviced Pari Passu Companion Loan or the rating on any Serviced Pari Passu Companion Loan Securities, then such master servicer may not be terminated by or at the direction of the related holder of such Serviced Pari Passu Companion Loan or the holders of any Serviced Pari Passu Companion Loan Securities, but upon the written direction of the related holder of such Serviced Pari Passu Companion Loan, the applicable master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

Further, if replaced as a result of a Servicer Termination Event, the applicable master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Waiver of Servicer Termination Event

The Certificateholders representing at least 66-2/3% of the Voting Rights allocated to certificates affected by any Servicer Termination Event may waive such Servicer Termination Event; provided, however, that a Servicer Termination Event under clause (a), (b) or (f) of the definition of “Servicer Termination Event” may be waived only with the consent of all of the Certificateholders of the affected classes and a Servicer Termination Event under clause (c) of the definition of “Servicer Termination Event” relating to Exchange

Act reporting may be waived only with the consent of the depositor. Upon any such waiver of a Servicer Termination Event, such Servicer Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of a Servicer Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement actions taken with respect to such Servicer Termination Event prior to such waiver from the issuing entity.

Resignation of a Master Servicer or Special Servicer

The PSA permits the master servicers and the special servicers to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor (which may be appointed by the resigning master servicer or special servicer, as applicable) and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to a special servicer only, for so long as no Control Termination Event has occurred and is continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to a master servicer or a special servicer, as the case may be, under applicable law. In the event that a master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law, the trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a mortgage loan servicing institution, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies and confirmation (or deemed confirmation) from the Companion Loan Rating Agencies that such appointment (or replacement) will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of related Serviced Pari Passu Companion Loan Securities, and, with respect to a successor special servicer, for so long as no Control Termination Event has occurred and is continuing, which has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all reasonable out-of-pocket costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of a Master Servicer or Special Servicer for Cause—Servicer Termination Events” above, in no event will the applicable master servicer or the applicable special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations reviewer, the operating advisor or one of their respective affiliates as successor to a master servicer or special servicer.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. For the purposes of indemnification of either master servicer or either special servicer and limitation of liability, such master servicer or special servicer will be deemed not to have engaged in willful misconduct or committed bad faith or negligence in the performance of its respective obligations and duties under the PSA or acted in negligent disregard of such obligations and duties if such master servicer or special servicer, as applicable, fails to follow the terms of the Mortgage Loan documents because such master servicer or special servicer, as applicable, in accordance with the Servicing Standard, determines that compliance with any Mortgage Loan documents would or potentially would cause any Trust REMIC to fail to qualify as a REMIC or cause a tax to be imposed on the trust or any Trust REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code (for which determination, the applicable master servicer and the applicable special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as an additional trust fund expense). The PSA will also provide that the master servicers (including in any capacity as the paying agent for any Serviced Companion Loan), the special servicers, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any actual or threatened legal or administrative action or claim that relates to the PSA, the Mortgage Loans, any related Serviced Companion Loan, the issuing entity or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense specifically required to be borne by such party pursuant to the terms the PSA, incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of such party’s obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under any Non-Serviced PSA with respect to a Non-Serviced Mortgage Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them, and the non-serviced securitization trust (with respect to any Non-Serviced Mortgage Loan to the extent provided under the related Intercreditor Agreement) will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share (subject to the applicable Intercreditor Agreement) of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related Mortgaged Property (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other mortgage loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of such Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicers (including in any capacity as the paying agent for any Companion Loan), the special servicers, the depositor, operating advisor or asset representations reviewer will be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective responsibilities under the PSA or that in its opinion may involve it in any expense or liability not recoverable from the issuing entity. However, each of the master servicers, the special servicers, the depositor, the operating advisor and the asset representations reviewer will be permitted, in the exercise of its discretion, to undertake any action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the pari passu nature of such Serviced Pari Passu Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the applicable Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, proceeding, hearing or examination and any liability resulting therefrom, will be expenses, costs and liabilities of the issuing entity, and the applicable master servicer (including in its capacity as the paying agent for any Companion Loan), the applicable special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the applicable Collection Account for the expenses.

Pursuant to the PSA, each master servicer and each special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent with a qualified insurer that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, each master servicer and special servicer will be allowed to self-insure with respect to an errors and omissions policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which either master servicer, either special servicer, the depositor, operating advisor, or asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which either master servicer, either special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of either master servicer, either special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of such master servicer, such special servicer, the depositor, operating advisor or asset representations reviewer, as the case may be, under the PSA, subject to certain conditions set forth in the PSA. The master servicers, the special servicers, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by the depositor of any of the certificates issued to it or of the proceeds of such certificates, or for the use or application of any funds paid to the depositor in respect of the assignment of the Mortgage Loans to the issuing entity, or any funds deposited in or withdrawn from any Collection Account or any other account by or on behalf of the depositor, either master servicer, either special servicer or, in the case of the trustee, the certificate administrator. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Accounts or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses and expenses relating to the enforcement of such indemnity) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

The rights and protections afforded to the trustee and the certificate administrator as set forth above and under the PSA will also apply to the custodian.

With respect to any indemnification provisions in the PSA providing that the trust or a party thereto is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Certificateholder to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if such party to the PSA determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the applicable master servicer and special servicer, and such master servicer or special servicer, as applicable, will be required to promptly forward it to the related mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in accordance with the Servicing Standard.

Within 30 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, there exists a Material Defect with respect to such Mortgage Loan. If the applicable master servicer (with respect to Non-Specially Serviced Loans) or the applicable special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the applicable master servicer or the applicable special servicer, as applicable, will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by a master servicer or a special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Certificateholder. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request Is Initially Delivered by a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the applicable master servicer and the applicable special servicer. The Enforcing Servicer will then be required to promptly forward it to the applicable mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the RR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan, and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Certificateholder Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a related Specially Serviced Loan, the applicable special servicer, and (b) with respect to a related Non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the applicable master servicer, and (ii) in the case of a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to the Resolution Failure relating to such Non-Specially Serviced Loan, the applicable master servicer, and (B) from and after a Resolution Failure relating to such Non-Specially Serviced Loan, the applicable special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to a Repurchase Request.

Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, either master servicer, either special servicer, the trustee, the certificate administrator, the operating advisor (solely in its capacity as operating advisor) or the Directing Certificateholder identifies a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to each other party to the PSA and the Directing Certificateholder and the applicable mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request (a “Resolution Failure”), then the provisions described below under “—Resolution of a Repurchase Request” will apply. Receipt of the Repurchase Request will be deemed to occur 2 business days after the Repurchase Request is sent to the related mortgage loan seller. A Resolved Repurchase Request will not preclude the applicable master servicer (in the case of non-Specially Serviced Loans) or the applicable special servicer (in the case of Specially Serviced Loans) from exercising any of their respective rights related to a Material Defect in the manner and timing otherwise set forth in the PSA, in the related MLPA or as provided by law. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Resolution of a Repurchase Request

Within 2 business days after a Resolution Failure occurs with respect to a Repurchase Request made by any person other than the applicable special servicer, the Directing Certificateholder or a Controlling Class Certificateholder relating to a related Non-Specially Serviced Loan, the applicable master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the applicable special servicer, indicating such master servicer’s analysis and recommended course of action with respect to such Repurchase Request. The applicable master servicer will also be required to deliver to the applicable special servicer the servicing file and all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such Non-Specially Serviced Loan and, if applicable, the related Serviced Pari Passu Companion Loan, either in such master servicer’s possession or otherwise reasonably available to such master servicer, and reasonably requested by the applicable special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such Non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file and other material, the applicable special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder, a party to the PSA or the Directing Certificateholder), and, if applicable, after the applicable master servicer sends the Master Servicer Proposed Course of Action Notice, the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator. The certificate administrator will be required to make the Proposed Course of Action Notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (a “Proposed Course of Action”). The Proposed Course of Action Notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days after the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Requesting Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (if it is the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of Requesting Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received that clearly indicate agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the responses of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner entitled to do so delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner otherwise entitled to do so will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party entitled to determine a course of action, including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Directing Certificateholder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than of the RR Interest) (each of clauses (i) and (ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems in good faith to be appropriate relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including, but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there are more than one Requesting Certificateholder that timely deliver a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party at the time when the Proposed Course of Action Notice was posted on the certificate administrator’s website and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party entitled to enforce the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and, if possible, commercial real estate finance or commercial mortgage-backed securitization matters.

The expenses of any mediation will be allocated among the parties to the mediation, including, if applicable, between the Enforcing Party and Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Directing Certificateholder (provided that no Consultation Termination Event has occurred and is continuing), and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the applicable Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the Enforcing Servicer or the trustee, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, that the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the applicable special servicer to perform its obligations with respect to a Specially Serviced Loan (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed-in-lieu of foreclosure, or bankruptcy or other litigation) or the exercise of any rights of a Directing Certificateholder.

Any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as additional trust fund expenses.

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan will be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—The Non-Serviced A/B Whole Loans”.

The servicing terms of each such Non-Serviced PSA as it relates to the servicing of the related Non-Serviced Whole Loan will be substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.

●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the BANK 2018-BNK15 mortgage pool, if necessary).

●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are calculated in a manner similar to the corresponding fees payable under the PSA, but may accrue at different rates, as described below.

●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.

●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicers or special servicers under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicers and special servicers for this transaction.

●	The Non-Serviced Directing Certificateholder under the related Non-Serviced PSA will have rights substantially similar to the Directing Certificateholder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Certificateholder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the applicable special servicer by the related Non-Serviced Directing Certificateholder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Certificateholder is permitted to replace the special servicers under the PSA.

●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicers and special servicers, as applicable.

●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.

●	The servicing decisions which the related Non-Serviced Master Servicer will perform and, in certain cases, for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Certificateholder’s or Non-Serviced Special Servicer’s consent differ in certain respects from those decisions that constitute Master Servicer Decisions and Major Decisions, respectively, under the PSA.

●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.

●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the applicable special servicer under the PSA in respect of Serviced Mortgage Loans.

●	Other than with respect to the Aventura Mall Mortgage Loan and the Millennium Partners Portfolio Mortgage Loan, the requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of prepayment interest shortfalls related to the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the applicable master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.

●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.

●	While the special servicers under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.

●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the BANK 2018-BNK15 mortgage pool, if necessary).

●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).

●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.

●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.

●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicers, the special servicers, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the applicable master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are available by requesting copies from the underwriters.

Servicing of the Aventura Mall Mortgage Loan

The Aventura Mall Mortgage Loan is serviced pursuant to the Aventura Mall Trust 2018-AVM TSA. The servicing terms of the Aventura Mall Trust 2018-AVM TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Aventura Mall Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Aventura Mall Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Aventura Mall Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as the Aventura Mall Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Aventura Mall Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Aventura Mall Whole Loan or the related Mortgaged Property. The liquidation fee is not subject to any cap or minimum fee.

●	The Aventura Mall Trust 2018-AVM TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to Aventura Mall 2018-AVM TSA.

●	The Aventura Mall Trust 2018-AVM TSA does not require the Aventura Mall Trust 2018-AVM Master Servicer to make the equivalent of compensating interest payments in respect of the Aventura Mall Whole Loan.

●	The retaining sponsor under the Aventura Mall Trust 2018-AVM securitization is expected to satisfy its risk retention obligations under the Credit Risk Retention Rules by causing a third party purchaser to purchase an “eligible horizontal residual interest” (as defined under Regulation RR promulgated under Section 15G of the Exchange Act (“Regulation RR”), which implements the Credit Risk Retention Rules) issued by the related securitization trust. There will be no equivalent of the Risk Retention Consultation Party under the Aventura Mall Trust 2018-AVM TSA.

●	The operating advisor under the Aventura Mall Trust 2018-AVM TSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2018-BNK14 operating advisor is entitled to consult with the BANK 2018-BNK14 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the Aventura Mall Trust 2018-AVM securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts). In addition, the operating advisor under the Aventura Mall Trust 2018-AVM TSA will at any time be entitled to recommend the termination of the Aventura Mall Trust 2018-AVM special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the Aventura Mall Trust 2018-AVM TSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the Aventura Mall Trust 2018-AVM certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the Aventura Mall Trust 2018-AVM certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” in this prospectus.

Servicing of the Starwood Hotel Portfolio Mortgage Loan

The Starwood Hotel Portfolio Mortgage Loan is serviced pursuant to the WFCM 2018-C47 PSA. The servicing terms of the WFCM 2018-C47 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Starwood Hotel Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Starwood Hotel Portfolio Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) such higher per annum rate as would result in a special servicing fee equal to $3,500 for such month with respect to the Starwood Hotel Portfolio Whole Loan. Such fee will be payable until such time as the Starwood Hotel Portfolio Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Starwood Hotel Portfolio Whole Loan. The workout fee is subject to a $25,000 minimum.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Starwood Hotel Portfolio Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a $25,000 minimum.

●	The retaining sponsor under the WFCM 2018-C47 securitization is expected to satisfy its risk retention obligations under the Credit Risk Retention Rules by causing a third party purchaser to purchase an “eligible horizontal residual interest” (as defined under Regulation RR) issued by the related securitization trust. There will be no equivalent of the Risk Retention Consultation Party under the WFCM 2018-C47 PSA.

●	The operating advisor under the WFCM 2018-C47 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2018-BNK15 operating advisor is entitled to consult with the applicable BANK 2018-BNK15 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the WFCM 2018-C47 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts). In addition, the operating advisor under the WFCM 2018-C47 PSA will at any time be entitled to recommend the termination of the WFCM 2018-C47 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the WFCM 2018-C47 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the WFCM 2018-C47 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the WFCM 2018-C47 certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Millennium Partners Portfolio Mortgage Loan

The Millennium Partners Portfolio Mortgage Loan is serviced pursuant to the MSC 2018-MP TSA. The servicing terms of the MSC 2018-MP TSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Millennium Partners Portfolio Mortgage Loan that is to be calculated at 0.00125% per annum.

●	Upon the Millennium Partners Portfolio Whole Loan becoming a specially serviced loan under related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the Millennium Partners Portfolio Mortgage Loan accruing at a rate equal to 0.25% per annum, until such time as such Whole Loan is no longer specially serviced. The special servicing fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 0.50% of each payment of principal and interest (other than default interest) made by the related borrowers after any workout of the Millennium Partners Portfolio Whole Loan. The workout fee is not subject to any cap or minimum fee.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 0.50% of net liquidation proceeds received in connection with the liquidation of the Millennium Partners Portfolio Whole Loan or the related Mortgaged Properties. The liquidation fee is not subject to any cap or minimum fee.

●	The MSC 2018-MP TSA does not provide for any asset representations review procedures or for any dispute resolution procedures similar to those described under “—Dispute Resolution Provisions”. There is no asset representations reviewer (or equivalent party) with respect to the securitization trust created pursuant to MSC 2018-MP TSA.

●	The MSC 2018-MP TSA does not provide for an operating advisor (or equivalent party) with respect to the Millennium Partners Portfolio Whole Loan.

●	The MSC 2018-MP TSA does not require the Millennium Partners Portfolio servicer to make the equivalent of compensating interest payments in respect of the Millennium Partners Portfolio Whole Loan.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans” in this prospectus.

Servicing of the Moffett Towers – Buildings E,F,G Mortgage Loan

The Moffett Towers – Buildings E,F,G Mortgage Loan is serviced pursuant to the DBGS 2018-C1 PSA. The servicing terms of the DBGS 2018-C1 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Moffett Towers – Buildings E,F,G Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Moffett Towers – Buildings E,F,G Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan accruing at a rate equal to the greater of (i) 0.25% per annum and (ii) such higher per annum rate as would result in a special servicing fee equal to $5,000 for such month with respect to the Moffett Towers – Buildings E,F,G Whole Loan. Such fee will be payable until such time as the Moffett Towers – Buildings E,F,G Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Moffett Towers – Buildings E,F,G Whole Loan. The workout fee is subject to a $1,000,000 cap.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Moffett Towers – Buildings E,F,G Whole Loan or the related Mortgaged Property. The liquidation fee is subject to a $1,000,000 cap.

●	The operating advisor under the DBGS 2018-C1 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2018-BNK15 operating advisor is entitled to consult with the applicable BANK 2018-BNK15 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the DBGS 2018-C1 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts). In addition, the operating advisor under the DBGS 2018-C1 PSA will at any time be entitled to recommend the termination of the DBGS 2018-C1 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the DBGS 2018-C1 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the DBGS 2018-C1 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the DBGS 2018-C1 certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Pfizer Building Mortgage Loan

The Pfizer Building Mortgage Loan is serviced pursuant to the BANK 2018-BNK13 PSA. The servicing terms of the BANK 2018-BNK13 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Pfizer Building Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Pfizer Building Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan included in the BANK 2018-BNK15 mortgage pool accruing at a rate equal to the greater of (a) 0.25% and (b) the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 and (ii) if the related risk retention consultation party is entitled to consult with the Non-Serviced Special Servicer, for so long as the related Mortgage Loan is a specially serviced loan and during the continuance of a consultation termination event under the BANK 2018-BNK13 PSA, $5,000.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Pfizer Building Whole Loan. The workout fee is subject to a minimum fee equal to $25,000.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Pfizer Building Whole Loan or the related Mortgaged Properties with respect to such Whole Loan. The liquidation fee is subject to a minimum fee equal to $25,000.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Prudential - Digital Realty Portfolio Mortgage Loan

The Prudential - Digital Realty Portfolio Mortgage Loan is serviced pursuant to the BANK 2018-BNK14 PSA. The servicing terms of the BANK 2018-BNK14 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to the Prudential - Digital Realty Portfolio Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Prudential - Digital Realty Portfolio Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan accruing at a rate equal to the greater of (a) 0.25% and (b) the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 and (ii) if the related risk retention consultation party is entitled to consult with the related Non-Serviced Special Servicer, for so long as the related Mortgage Loan is a specially serviced loan and during the continuance of a consultation termination event under the BANK 2018-BNK14 PSA, $5,000. Such fee will be payable until such time as the Prudential - Digital Realty Portfolio Whole Loan is no longer specially serviced.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Prudential - Digital Realty Portfolio Whole Loan. The workout fee is subject to a $25,000 minimum.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Prudential - Digital Realty Portfolio Whole Loan or the related Mortgaged Property (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000).

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Plaza Frontenac Mortgage Loan

The Plaza Frontenac Mortgage Loan is serviced pursuant to the MSC 2018-L1 PSA. The servicing terms of the MSC 2018-L1 PSA are substantially similar to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements differ in certain respects, including the items set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer earns a servicing fee with respect to each of the Plaza Frontenac Mortgage Loan that is to be calculated at 0.00250% per annum.

●	Upon the Plaza Frontenac Whole Loan becoming a specially serviced loan under the related Non-Serviced PSA, the related Non-Serviced Special Servicer will earn a special servicing fee payable monthly with respect to the related Mortgage Loan included in the BANK 2018-BNK15 mortgage pool accruing at a rate equal to the greater of (a) 0.25% and (b) the per annum rate that would result in a special servicing fee for the related month of (i) $3,500 and (ii) if the related risk retention consultation party is entitled to consult with the Non-Serviced Special Servicer, for so long as the related Mortgage Loan is a specially serviced loan and during the continuance of a consultation termination event under the MSC 2018-L1 PSA, $5,000.

●	The related Non-Serviced Special Servicer will be entitled to a workout fee equal to 1.00% of each payment of principal and interest (other than default interest) made by the related borrower after any workout of the Pfizer Building Whole Loan. The workout fee is subject to a minimum fee equal to $25,000 and a cap of $1,000,000 with respect to any particular workout of such Whole Loan.

●	The related Non-Serviced Special Servicer will be entitled to a liquidation fee equal to 1.00% of net liquidation proceeds received in connection with the liquidation of the Pfizer Building Whole Loan or the related Mortgaged Properties with respect to such Whole Loan. The liquidation fee is subject to a minimum fee equal to $25,000 and a cap of $1,000,000 with respect to such Whole Loan.

●	The operating advisor under the MSC 2018-L1 PSA will be entitled to consult with the related Non-Serviced Special Servicer under different circumstances than those under which the BANK 2018-BNK15 operating advisor is entitled to consult with the BANK 2018-BNK15 special servicer. In particular, such operating advisor will be entitled to consult on major decisions when the principal balance of the “eligible horizontal residual interest” (as defined under Regulation RR) issued by the MSC 2018-L1 securitization trust is 25% or less than the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts) or the principal balance of the senior-most class of the control eligible certificates issued by the MSC 2018-L1 securitization trust is less than 25% of the initial balance thereof (taking into account appraisal reduction amounts and collateral deficiency amounts). In addition, the operating advisor under the MSC 2018-L1 PSA will at any time be entitled to recommend the termination of the MSC 2018-L1 special servicer if it determines, in its sole discretion exercised in good faith, that (i) such special servicer is not performing its duties as required under the MSC 2018-L1 PSA or is otherwise not acting in accordance with the related servicing standard and (ii) the replacement of the special servicer would be in the best interest of the MSC 2018-L1 certificateholders as a collective whole. Such recommendation would then be subject to confirmation by the MSC 2018-L1 certificateholders pursuant to a certificateholder vote.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in this prospectus.

Servicing of the Servicing Shift Mortgage Loans

Each Servicing Shift Mortgage Loan will be serviced pursuant to the PSA until the related Servicing Shift Securitization Date, from and after which such Servicing Shift Mortgage Loan and any related REO Property will be serviced under the pooling and servicing agreement entered into in connection with the securitization of the related Control Note. In particular, with respect to each Servicing Shift Mortgage Loan:

●	Following the related Servicing Shift Securitization Date, the Non-Serviced Master Servicer under the related Non-Serviced PSA will be required to remit collections on such Servicing Shift Mortgage Loan to or on behalf of the Trust.

●	Following the related Servicing Shift Securitization Date, the applicable master servicer, the applicable special servicer and the trustee under the PSA will have no obligation or authority to make servicing advances with respect to such Servicing Shift Whole Loan.

●	Until the related Servicing Shift Securitization Date, the applicable master servicer’s compensation in respect of such Servicing Shift Mortgage Loan will include the related master servicing fee and primary servicing fee accrued and payable with respect to such Servicing Shift Mortgage Loan. From and after the related Servicing Shift Securitization Date, the primary servicing fee on such Servicing Shift Mortgage Loan will accrue and be payable to the master servicer under the related Non-Serviced PSA instead.

●	Following the related Servicing Shift Securitization Date, the master servicer and/or trustee under the related Non-Serviced PSA will be obligated to make servicing advances with respect to the related Servicing Shift Whole Loan. If such master servicer or the trustee, as applicable, under such Non-Serviced PSA, determines that a servicing advance it made with respect to such Servicing Shift Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed with interest, first, from collections on, and proceeds of, the promissory notes comprising the related Servicing Shift Whole Loan, on a pro rata basis (based on each such promissory note’s outstanding principal balance), and then from general collections on all the Mortgage Loans included in the Trust and from general collections of the trust established under the related Non-Serviced PSA and any other securitization trust that includes a related Companion Loan on a pro rata basis (based on the outstanding principal balance of each promissory note representing such Servicing Shift Whole Loan).

●	The master servicer and special servicer under the related Non-Serviced PSA must satisfy customary servicer rating criteria and must be subject to servicer termination events, in each case that are materially similar in all material respects to or materially consistent with those in the PSA.

●	The related Non-Serviced PSA will provide for a liquidation fee, special servicing fee and workout fee with respect to the related Servicing Shift Mortgage Loan that are calculated in a manner similar in all material respects to or materially consistent with the corresponding fees payable under the PSA, except that rates at which the special servicing fee, liquidation fee and workout fee accrue or are determined may not be more than 0.25% per annum, 1.00% and 1.00%, respectively (subject to any customary market minimum amounts and fee offsets).

●	Absent the existence of a control termination event or equivalent event under the related Non-Serviced PSA, it is expected that the directing certificateholder or equivalent party under such agreement (to the extent the related control note is included in the related securitization trust) will have the right to terminate the related special servicer thereunder, with or without cause, and appoint the successor special servicer.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the applicable master servicer or the applicable special servicer, as the case may be, may then take such action if such master servicer or such special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y)

with respect to a replacement of either master servicer or either special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer has been appointed and currently serves as a master servicer or special servicer, as applicable, on a transaction-level basis on a transaction currently rated by Moody’s that currently has securities outstanding and for which Moody’s has not cited servicing concerns with respect to such replacement master servicer or special servicer as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the replacement master servicer) or “CSS3” (in the case of the replacement special servicer), if Fitch is the non-responding Rating Agency or (iii) KBRA has not publicly cited servicing concerns with respect to the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other CMBS transaction serviced by such replacement master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the applicable master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, such master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above as to which a Rating Agency Confirmation is required, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the applicable master servicer or the applicable special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”).

Any Rating Agency Confirmation requests made by either master servicer, either special servicer, the certificate administrator, or the trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information

Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

The applicable master servicer, the applicable special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any Serviced Pari Passu Companion Loan Securities, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (provided, however, that the trustee will not be required to deliver an assessment of compliance with respect to any period during which there was no relevant servicing criteria applicable to it) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish), to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each master servicer, each special servicer (regardless of whether such special servicer has commenced special servicing of any Mortgage Loan), the trustee (but only if an advance was made by the trustee in the calendar year), the custodian, the certificate administrator and the operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is also a servicing function participant that a mortgage loan seller requires a master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to either special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to each Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless (except in the case of a default by the trustee) the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA or the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Each Certificateholder will be deemed under the PSA to have expressly covenanted with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other certificates, or to obtain or seek to obtain priority over or preference to any other Certificateholder, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Non-Retained Certificates (other than the Class V certificates) and the payment or deemed payment by such exchanging party of the Termination Purchase Amount for the Mortgage Loans and REO Properties remaining in the issuing entity, of which (a) an amount equal to the product of (i) the Required Credit Risk Retention Percentage and (ii) the Termination Purchase Amount will be paid to the holders of the RR Interest in exchange for the surrender of the RR Interest, and (b) an amount equal to the product of (i) the Non-Retained Percentage and (ii) the Termination Purchase Amount will be deemed paid to the issuing entity and deemed distributed to the holder or holders described in clause (B) below in exchange for the then-outstanding Non-Retained Certificates (provided, however, that (A) the aggregate certificate balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-S, Class B, Class C, Class D and Class E certificates is reduced to zero, (B) there is only one holder (or multiple holders acting unanimously) of the then-outstanding Non-Retained Certificates (other than the Class V certificates) and (C) the master servicers consent to the exchange) or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, each holder of a Serviced Companion

Loan and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The “Termination Purchase Amount” will equal the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) then included in the issuing entity, (2) the appraised value of the issuing entity’s portion of all REO Properties then included in the issuing entity (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the applicable special servicer and approved by the applicable master servicer and the Controlling Class and (3) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Non-Serviced PSA, the pro rata portion of the fair market value of the related property, as determined by the related Non-Serviced Master Servicer in accordance with clause (2) above.

The holders of the Controlling Class, the special servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other special servicer, the master servicer servicing the greater principal balance of the Mortgage Loans as of the date of determination, the other master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the issuing entity if the aggregate Stated Principal Balance of the pool of Mortgage Loans is less than 1.0% of the Initial Pool Balance (solely for the purposes of this calculation, the U-Haul AREC 28 Portfolio Mortgage Loan and the Inwood Quorom Mortgage Loan will be excluded from the Initial Pool Balance and the aggregate Stated Principal Balance of the pool of Mortgage Loans as of the related determination date). This purchase of all the Mortgage Loans and other assets in the issuing entity is required to be made at a price equal to (a) the Termination Purchase Amount, plus (b) the reasonable out-of-pocket expenses of the applicable master servicer and the applicable special servicer related to such purchase, unless such master servicer or such special servicer, as applicable, is the purchaser and less (c) solely in the case where the applicable master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to such master servicer (which items will be deemed to have been paid or reimbursed to such master servicer in connection with such purchase). The voluntary exchange of certificates (other than the Class V and Class R certificates and RR Interest), for the remaining Mortgage Loans is not subject to the above described percentage limits but is limited to each such class of outstanding certificates being held by one Certificateholder (or group of Certificateholders acting unanimously) who must voluntarily participate.

If any party above, other than National Cooperative Bank, N.A. as the master servicer of the National Cooperative Bank, N.A. Mortgage Loans, exercises such purchase option, National Cooperative Bank, N.A., so long as National Cooperative Bank, N.A. is a master servicer or a special servicer under the PSA, will be entitled to purchase the remaining National Cooperative Bank, N.A. Mortgage Loans and any related REO Property, and if National Cooperative Bank, N.A. elects to purchase such Mortgage Loans and REO Properties that other party will then purchase only the remaining Mortgage Loans and REO Property that are not being purchased by National Cooperative Bank, N.A.

With respect to the foregoing options to purchase the Mortgage Loans and REO Properties, if both of the special servicers or, if neither special servicer exercises its option, both of the master servicers wish to elect to exercise such rights, then the special servicer or master servicer, as applicable, servicing the greater principal balance of Mortgage Loans will be entitled to exercise such a right, subject to National Cooperative Bank, N.A.’s prior right to acquire the National Cooperative Bank, N.A. Mortgage Loans.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Accounts and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the holders of certificates or holders of any Companion Loan:

(a) to correct any defect or ambiguity in the PSA in order to address any manifest error in any provision of the PSA;

(b) to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in the prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c) to change the timing and/or nature of deposits in the Collection Accounts, the Distribution Accounts or any REO Account, provided that (A) the P&I Advance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d) to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity, any Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or holder of a Companion Loan;

(e) to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee;

(f) to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) or any holder of a Serviced Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g) to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest) not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h) to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicers, the trustee and, with respect to any Mortgage Loan other than an Excluded Loan as to the Directing Certificateholder or the holder of the majority of the Controlling Class and for so long as no Control Termination Event has occurred and is continuing, the Directing Certificateholder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not cause any Trust REMIC to fail to qualify as a REMIC or the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation from each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any Serviced Pari Passu Companion Loan Securities, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus) has been received;

(i) to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder (including, for the avoidance of doubt, any holder of the RR Interest), as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j) to modify, eliminate or add to any of its provisions to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in C.F.R. 239.45(b)(1)(ii), (iii) or (iv); or

(k) to modify, eliminate or add to any of its provisions in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the provision related to the risk retention requirements in the event of such repeal.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA or change any rights of any mortgage loan seller as third party beneficiary under the PSA without the consent of the related mortgage loan seller, or (5) amend the Servicing Standard without the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations or rights of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by the related Intercreditor Agreement or that otherwise materially and adversely affects the holder of a Companion Loan without the consent of the holder of the related Companion Loan.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicers, the special servicers, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicers, the special servicers, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of either master servicer or either special servicer (except during any period when the trustee is acting as, or has become successor to, either master servicer or either special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation, (iii) an institution whose long-term senior unsecured debt is rated at least “A2” by Moody’s, “A-” by Fitch and, if rated by KBRA, “A” by KBRA; provided that the trustee will not become ineligible to serve based on a failure to satisfy such rating requirements as long as (a) it maintains a long-term unsecured debt rating of no less than “Baa2” by Moody’s and “A-” by Fitch, (b) its short-term debt obligations have a short-term rating of not less than “P-2” from Moody’s and “F1” by Fitch and (c) each master servicer maintains a rating of at least “A2” by Moody’s and “A+” by Fitch (provided that nothing in this proviso will impose on either master servicer any obligation to maintain such rating or any other rating); provided, further, that if any such institution is not rated by KBRA, it maintains an equivalent (or higher) rating by any two other NRSROs (which may include Moody’s and/or Fitch), or such other rating with respect to which the Ratings Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator will be also permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicers, the special servicers, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator acceptable to the master servicers and, prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or either master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of 5 days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicers. If no successor trustee or certificate administrator has accepted an appointment within 90 days after the giving of notice of removal, the removed trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable, and such petition will be an expense of the issuing entity.

In addition, holders of the certificates entitled to at least 75% of the Voting Rights may upon 30 days prior written notice, with or without cause, remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally, each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

Certain Legal Aspects of Mortgage Loans

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted)

against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York. Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure of sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Florida. Loans involving real property in Florida are secured by mortgages which must be recorded in the county in which the property is located. There is no power of sale in Florida. A mortgage must be foreclosed in a judicial proceeding. The mortgagee must file an action for foreclosure and must obtain a final judgment of foreclosure against the borrower. After the lender secures a final judgment of foreclosure against the borrower, such judgment will provide that the property be sold at a public auction at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 describes the judicial sales procedure in Florida. It requires that the foreclosure sale be held no earlier than 21 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two consecutive weeks in the county in which the property is located and stating when/where the sale is to be held. The lender has a “judgment credit” in the amount of the foreclosure judgment, which the lender may bid at the sale. Everyone else must bid cash. The clerk of the court issues the certificate of sale to the highest bidder on the day of the sale. There generally is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale, with the exception of certain federal agencies such as the Small Business Administration. If no objections to the sale are filed within ten days after filing the certificate of sale, the clerk issues the certificate of title to the property. Deficiency judgments are permitted under Florida law to the extent not prohibited by the applicable loan documents. Deficiency judgments can be obtained either as part of the same foreclosure action or as a separate proceeding. If the lender is the purchaser of the property, the deficiency is generally the difference between the value of the property as of the date of the foreclosure sale and the amount of the foreclosure judgment. Florida law permits the lender to enforce an assignment of rents in the loan documents in the foreclosure action and a lender may have a receiver appointed during the pendency of the foreclosure action. The appointment of a receiver is an equitable remedy and is granted or denied in the discretion of the court.

General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every 5 years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with One Action Rules”.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the Bankruptcy Code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal Bankruptcy Code in Title 11 of the United States Code, as amended from time to time (“Bankruptcy Code”) and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the Bankruptcy Code.

Under the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided that no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the Bankruptcy Code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed 3 years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single-purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single-purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single-purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single-purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single-purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed-in-lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator”, however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certificateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by

Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certificates, and would not be covered by advances or, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, there is no assurance that such a defense will be successful.

Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties

The depositor is an affiliate of Bank of America, a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, the holder of the Carriage Place Companion Loan, the holder of a portion of the mezzanine loan related to the 685 Fifth Avenue Retail Mortgage Loan and an anticipated holder of a portion of the RR Interest, and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

Wells Fargo Bank and its affiliates are playing several roles in this transaction. Wells Fargo Bank, a mortgage loan seller, a sponsor, an originator, the holder of a portion of the RR Interest, the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan, the holder of one or more of the Companion Loans related to the Starwood Hotel Portfolio Whole Loan and the holder of one or more of the Companion Loans related to the Prudential - Digital Realty Portfolio Whole Loan, is also a master servicer, the certificate administrator and the custodian under this securitization, and is an affiliate of Wells Fargo Securities, LLC, one of the underwriters. In addition, Wells Fargo Bank is (a) the servicer, the certificate administrator and the custodian under the Aventura Mall Trust 2018-AVM TSA, which governs the servicing and administration of the Aventura Mall Whole Loan, (b) the master servicer, the certificate administrator and the custodian under the WFCM 2018-C47 PSA, which governs the servicing and administration of the Starwood Hotel Portfolio Whole Loan, (c) the servicer, the special servicer, the certificate administrator and the custodian under the MSC 2018-MP TSA, which governs the servicing and administration of the Millennium Partners Portfolio Whole Loan, (d) the master servicer, the certificate administrator and the custodian under the DBGS 2018-C1 PSA, which governs the servicing and administration of the Moffett Towers – Buildings E,F,G Whole Loan, (e) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK13 PSA, which governs the servicing and administration of the Pfizer Building Whole Loan, (f) the applicable master servicer, the certificate administrator and the custodian under the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential - Digital Realty Portfolio Whole Loan, and (g) the trustee, the certificate administrator and the custodian under the MSC 2018-L1 PSA, which governs the servicing and administration of the Plaza Frontenac Whole Loan.

MSMCH and its affiliates are playing several roles in this transaction. MSMCH, a mortgage loan seller and sponsor is an affiliate of Morgan Stanley & Co. LLC, one of the underwriters, and Morgan Stanley Bank, an originator, the holder of the RR Interest and the holder of one or more of the Companion Loans related to the Aventura Mall Whole Loan and the Millennium Partners Portfolio Whole Loan.

Wells Fargo Bank is the purchaser under a repurchase agreement with National Cooperative Bank, N.A. or with a wholly-owned subsidiary or other affiliate of National Cooperative Bank, N.A. for the purpose of providing short-term warehousing of mortgage loans originated or acquired by such mortgage loan seller and/or its respective affiliates.

In the case of the repurchase facility provided to National Cooperative Bank, N.A., for which that mortgage loan seller’s wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from the subsidiary on a revolving basis and to serve as interim custodian of the loan files for the mortgage loans subject to such repurchase agreement. National Cooperative Bank, N.A. guarantees the performance by its wholly-owned subsidiary of certain obligations under the repurchase facility. None of the mortgage loans that will be sold by National Cooperative Bank, N.A. to the depositor in connection with this securitization transaction are subject to such repurchase facility or interim custodial arrangement.

Additionally, National Cooperative Bank, N.A. or a wholly-owned subsidiary or other affiliate is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to some or all of the mortgage loans that National Cooperative Bank, N.A. will transfer to the depositor in connection with this securitization transaction. In each instance, those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

National Cooperative Bank, N.A. is playing several roles in this transaction. National Cooperative Bank, N.A., a mortgage loan seller, a sponsor and an originator, is also a master servicer and a special servicer under this securitization. In addition, with respect to certain mortgage loans secured by residential cooperative properties, National Cooperative Bank, N.A. or an affiliate thereof may, now or in the future, be the lender with respect to one or more (1) loans to the related borrower that are secured, on a subordinated basis, by a mortgage lien upon a mortgaged property that also secures a mortgage loan included in the trust, (2) unsecured loans to the related borrower and/or (3) cooperative unit loans that are secured by direct equity interests in the related borrower. In addition, National Cooperative Bank, N.A. is a master servicer and a special servicer under (i) the BANK 2018-BNK13 PSA, which governs the servicing and administration of the Pfizer Building Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties in connection with that securitization transaction and (ii) the BANK 2018-BNK14 PSA, which governs the servicing and administration of the Prudential - Digital Realty Portfolio Whole Loan, with respect to certain mortgage loans secured by residential cooperative properties in connection with that securitization transaction, provided, however, that National Cooperative Bank, N.A. does not act as the master servicer or the special servicer with respect to the Pfizer Building Whole Loan or the Prudential - Digital Realty Portfolio Whole Loan.

Pursuant to an interim servicing agreements between Wells Fargo Bank and MSMCH, a sponsor and a mortgage loan seller, or Wells Fargo Bank and certain affiliates of MSMCH, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by MSMCH and such affiliates from time to time, including, prior to their inclusion in the trust fund, some or all of the MSMCH Mortgage Loans.

Pursuant to an interim servicing agreement between Wells Fargo Bank and Bank of America, each a sponsor, an originator and a mortgage loan seller, Wells Fargo Bank acts as primary servicer with respect to certain mortgage loans owned by Bank of America from time to time, including, prior to their inclusion in the trust fund, some or all of the Mortgage Loans that Bank of America will transfer to the depositor.

Wells Fargo Bank is the interim custodian of the loan files for all of the mortgage loans serviced under the PSA that MSMCH and Bank of America will transfer to the depositor.

Midland assisted Eightfold Real Estate Capital Fund V, L.P. (or its affiliate) with due diligence relating to the Mortgage Loans to be included in the mortgage pool.

Pursuant to an interim servicing agreement between Midland and MSMCH and/or certain of its affiliates, Midland acts as interim servicer with respect to certain mortgage loans unrelated to the Mortgage Loans.

Midland is also (i) the special servicer under the WFCM 2018-C47 PSA, which governs the servicing of the Starwood Hotel Portfolio Whole Loan and (ii) the master servicer and the special servicer under the MSC 2018-L1 PSA, which governs the servicing of the Plaza Frontenac Whole Loan.

WTNA, the trustee, is also (a) the trustee under the Aventura Mall Trust 2018-AVM TSA, which governs the servicing of Aventura Mall Whole Loan, (b) the trustee under the WFCM 2018-C47 PSA, which governs the servicing of Starwood Hotel Portfolio Whole Loan, (c) the trustee under the MSC 2018-MP TSA, which governs the servicing of Millennium Partners Portfolio Whole Loan, (d) the trustee under the DBGS 2018-C1 PSA, which governs the servicing of Moffett Towers – Buildings E,F,G Whole Loan, (e) the trustee under the BANK 2018-BNK13 PSA, which governs the servicing of Pfizer Building Whole Loan and (f) the trustee under the BANK 2018-BNK14 PSA, which governs the servicing of Prudential - Digital Realty Portfolio Whole Loan.

Park Bridge Lender Services, the operating advisor and asset representations reviewer, is also (a) the operating advisor under the Aventura Mall Trust 2018-AVM TSA, which governs the servicing of the Aventura Mall Whole Loan, (b) is the operating advisor and asset representations reviewer under the WFCM 2018-C47 PSA, which governs the servicing of the Starwood Hotel Whole Loan, (c) is the operating advisor and asset representations reviewer under the DBGS 2018-C1 PSA, which governs the servicing of the Moffett Towers – Buildings E,F,G Whole Loan and (d) the operating advisor and asset representations reviewer under the BANK 2018-BNK14 PSA, which governs the servicing of the Prudential – Digital Realty Portfolio Whole Loan.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicers and the Special Servicers”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Pending Legal Proceedings Involving Transaction Parties

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

Use of Proceeds

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

Yield and Maturity Considerations

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which Yield Maintenance Charges and Prepayment Premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges or Prepayment Premiums in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related Anticipated Repayment Date, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the applicable master servicer or special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements” or purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Serviced Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a Yield Maintenance Charge or Prepayment Premium in connection with a voluntary prepayment, any such Yield Maintenance Charge or Prepayment Premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans allocated to the Non-Retained Certificates to the extent distributed to reduce the related Notional Amount of the applicable class of certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the PSA, neither the master servicers nor the special servicers will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest until the scheduled maturity of such ARD Loan; provided that any master servicer or special servicer, as the case may be, may take action to enforce the issuing entity’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans allocated to the Non-Retained Certificates will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans allocated to the Non-Retained Certificates than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates were outstanding.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans allocated to the Non-Retained Certificates could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage

Loan is reduced without a ratable distribution (based on the allocation of amounts among the Non-Retained Certificates, on the one hand, and the RR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the applicable master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balances of the classes of certificates indicated in the table below as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Offered Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a Yield Maintenance Charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a Yield Maintenance Charge or Prepayment Premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans— Releases; Partial Releases; Substitutions; Additions”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with a Notional Amount will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the table below, including by reason of prepayments and principal losses on the Mortgage Loans allocated to the Non-Retained Certificates and other factors described above.

Interest-Only Class of Certificates	Underlying Classes
Class X-A	Class A-1, Class A-2, Class A-SB, Class A-3 and Class A-4 certificates
Class X-B	Class A-S, Class B and Class C certificates

Any optional termination by the holders of the Controlling Class, either special servicer, either master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with a Notional Amount because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with a Notional Amount should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the aggregate certificate balance of those certificates is paid to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—RR Interest—Priority of Distributions”.

Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment (or, with respect to any Serviced A/B Whole Loan, allocation of principal payments to the related Mortgage Loan) each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted and any applicable yield maintenance period. The depositor also may utilize the “CPP” model, which represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which defeasance is permitted, any applicable yield maintenance period and after any fixed penalty period. The model used in this prospectus is the CPP model. As used in each of the following tables, the column headed “0% CPP” assumes that none of the Mortgage Loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPP”, “50% CPP”, “75% CPP” and “100% CPP” assume that prepayments on the Mortgage Loans (or, with respect to any Serviced A/B Whole Loan, principal payments are allocated to the related Mortgage Loan) are made at those levels of CPP. We cannot assure you, however, that prepayments of the Mortgage Loans will conform to any level of CPP, and we make no representation that the Mortgage Loans will prepay (or, with respect to any Serviced A/B Whole Loan, principal payments will be allocated) at the levels of CPP shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance (or, in the case of the Class A-3 and Class A-4 Certificates, the percentage of the related potential maximum and minimum initial Certificate Balances, respectively) of each class of the Offered Certificates that are also Principal Balance Certificates that would be outstanding after each of the dates shown at various CPPs and the corresponding weighted average life of each such class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Structuring Assumptions”), among others:

●	except as otherwise set forth below, the Mortgage Loans have the characteristics set forth on Annex A-1 and the aggregate Cut-off Date Balance of the Mortgage Loans is as described in this prospectus;

●	the initial aggregate certificate balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus;

●	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus;

●	no delinquencies, defaults or losses occur with respect to any of the Mortgage Loans;

●	no additional trust fund expenses (including Operating Advisor Expenses) arise, no Servicing Advances are made under the PSA and the only expenses of the issuing entity consist of the Certificate Administrator/Trustee Fees, the Servicing Fees, the CREFC® Intellectual Property Royalty License Fees, the Asset Representations Reviewer Fees and the Operating Advisor fees, each as set forth on Annex A-1;

●	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the Mortgage Loans;

●	each of the Mortgage Loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

●	all monthly debt service or balloon payments on the Mortgage Loans are timely received by the applicable master servicer on behalf of the issuing entity on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

●	each ARD Loan in the trust fund is paid in full on its Anticipated Repayment Date;

●	no involuntary prepayments are received as to any Mortgage Loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

●	except as described in the next two succeeding bullets, no voluntary prepayments are received as to any Mortgage Loan during that Mortgage Loan’s prepayment lockout period, any period when defeasance is permitted, or during any period when principal prepayments on that Mortgage Loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge;

●	except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the Mortgage Loans at the indicated CPPs set forth in the subject tables or other relevant part of this prospectus, without regard to any limitations in those Mortgage Loans on partial voluntary principal prepayments;

●	all prepayments on the Mortgage Loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

●	no Yield Maintenance Charges or Prepayment Premiums are collected;

●	no person or entity entitled thereto exercises its right of optional termination as described in this prospectus;

●	no Mortgage Loan is required to be repurchased, and none of the holders of the Controlling Class (or any other Certificateholder), either special servicer, either master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;

●	distributions on the Offered Certificates are made on the 15th day of each month, commencing in December 2018;

●	the Offered Certificates are settled with investors on November 29, 2018; and

●	the Pfizer Building Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, amortizes based on the assumed principal payment schedule set forth on Annex A-4.

To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of the Offered Certificates that are also Principal Balance Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans will actually prepay at any constant rate until maturity or that all the Mortgage Loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPP percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPPs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	83%	83%	83%	83%	83%
November 2020	65%	65%	65%	65%	65%
November 2021	45%	45%	45%	45%	45%
November 2022	22%	22%	22%	22%	22%
November 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.65	2.63	2.62	2.62	2.61

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.88	4.87	4.83	4.78	4.44

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	98%	98%	98%	98%	98%
November 2024	70%	70%	70%	71%	76%
November 2025	52%	52%	52%	53%	58%
November 2026	32%	33%	33%	34%	39%
November 2027	12%	13%	13%	14%	18%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.12	7.13	7.14	7.16	7.33

Percent of the Maximum Initial Certificate Balance ($300,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	99%
November 2025	100%	100%	100%	100%	99%
November 2026	100%	100%	100%	100%	99%
November 2027	100%	100%	100%	100%	99%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.66	9.60	9.54	9.47	9.17

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($100,000,000)(1)
of the Class A-3 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	99%	97%
November 2025	100%	100%	100%	99%	97%
November 2026	100%	100%	100%	99%	97%
November 2027	100%	100%	100%	99%	97%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.62	9.50	9.37	9.26	9.03

(1)	The exact initial Certificate Balance of the Class A-3 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Maximum Initial Certificate Balance ($505,969,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.78	9.76	9.73	9.68	9.38

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be less than the maximum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Minimum Initial Certificate Balance ($305,969,000)(1)
of the Class A-4 Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.84	9.83	9.80	9.75	9.47

(1)	The exact initial Certificate Balance of the Class A-4 Certificates is unknown and will be determined based on final pricing of that class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-4 Certificates; however, the actual Certificate Balance may be greater than the minimum shown, in which case the Weighted Average Lives may be different than those shown above.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.91	9.90	9.88	9.88	9.63

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.91	9.68

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPPs
Set Forth Below:

Distribution Date	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
Closing Date	100%	100%	100%	100%	100%
November 2019	100%	100%	100%	100%	100%
November 2020	100%	100%	100%	100%	100%
November 2021	100%	100%	100%	100%	100%
November 2022	100%	100%	100%	100%	100%
November 2023	100%	100%	100%	100%	100%
November 2024	100%	100%	100%	100%	100%
November 2025	100%	100%	100%	100%	100%
November 2026	100%	100%	100%	100%	100%
November 2027	100%	100%	100%	100%	100%
November 2028 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.96	9.96	9.96	9.96	9.71

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPPs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from November 1, 2018 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans will prepay in accordance with the above assumptions (or, with respect to any Serviced A/B Whole Loan, amounts will be allocated to the related Mortgage Loan in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPPs until maturity or that all the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans are presented in terms of the CPP model described under “—Weighted Average Life” above.

Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class A-SB Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class A-4 Certificates

Assumed Purchase Price (% of Initial Certificate Balance	Prepayment Assumption (CPP)

of Class A-4 certificates (excluding accrued interest))	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class X-B Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class A-S Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates (excluding accrued interest))	Prepayment Assumption (CPP)
	0% CPP	25% CPP	50% CPP	75% CPP	100% CPP
[__]	[__]	[__]	[__]	[__]	[__]

Material Federal Income Tax Considerations

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S.

dollar, and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”). The Lower-Tier REMIC will hold the Mortgage Loans (excluding Excess Interest) and certain other assets and will issue (i) certain classes of uncertificated regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates and the RR Interest (in the case of the RR Interest, excluding the right to receive Excess Interest) (the “Regular Interests”), each representing a regular interest in the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and any Intercreditor Agreement, (iii) compliance with the provisions of any Non-Serviced PSA and any amendments thereto and the continued qualification of the REMICs formed under any Non-Serviced PSA and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, special tax counsel to the depositor, the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under chapter 1, subpart J, part I, subchapter E of the Code, and the holders of the RR Interest and the Class V certificates will represent undivided beneficial interests in the Excess Interest and the Excess Interest Distribution Account.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain conditions, designed to prevent violation of this restriction, are met. Consequently, it is expected that each Trust REMIC will qualify as a REMIC at all times that any of its regular interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a 3 month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans or split-note interests in such mortgage loans, such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, Prepayment Interest Shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the Mortgage Loan documents that occurs more than two years after the startup day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or Prepayment Interest Shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. Accordingly, each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will represent the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in such an association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 19 Mortgaged Properties representing approximately 7.6% of the Initial Pool Balance, are multifamily properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the issuing entity qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interestholder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interestholder’s basis in the Regular Interest. Regular Interestholders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interestholders.

Notwithstanding the following, under new legislation enacted on December 22, 2017 (the “Tax Cuts and Jobs Act”), for tax years beginning after December 31, 2017, Regular Interestholders may be required to accrue amounts of Yield Maintenance Charges and Prepayment Premiums and other amounts no later than the year they included such amounts as revenue on their applicable financial statements. In addition, income from a debt instrument having original issue discount will be subject to this rule for tax years beginning January 1, 2019. Prospective investors are urged to consult their tax counsel regarding application of the Tax Cuts and Jobs Act to their particular situation.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based on temporary and final Treasury regulations (the “OID Regulations”)

under Code Sections 1271 through 1273 and 1275 and on the provisions of the 1986 Act. Regular Interestholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interestholder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters) (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date (in the case of the RR Interest, as decreased for the portion of the price allocable to the right to receive Excess Interest). The issue price of the Regular Interests also includes the amount paid by an initial Regular Interestholder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus such excess interest accrued thereon), it is anticipated that the Class [__] Certificates will be issued with original issue discount for federal income tax purposes.

It is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of a Class X-A or Class X-B certificate may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity of the Regular Interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity or anticipated repayment date of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR; provided that it is assumed that any ARD Loan prepays on its anticipated repayment date (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life” above. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interestholders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. Based on the foregoing, it is anticipated that the Class Certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interestholder (other than a holder of a Class X-A or Class X-B certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest-only certificates, the preceding sentence may not apply in the case of the Class X-A or Class X-B certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on the Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interestholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Interestholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making such election and an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., by rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interestholder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interestholder may elect under Code Section 171 to amortize such premium under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. It is anticipated that the Class [__] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interestholder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion may not apply to holders of interest-only Regular Interests. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interestholders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the certificate balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interestholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Premiums

Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of such classes of certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of such classes of certificates. The IRS may disagree with these positions. Certificateholders should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Sale or Exchange of Regular Interests

If a Regular Interestholder sells or exchanges a Regular Interest, such Regular Interestholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount or market discount, or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interestholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interestholder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interestholder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The tax rate for corporations is the same with respect to both ordinary income and capital gains. In connection with a sale or exchange of an RR Interest, the related Certificateholder must separately account for the sale or exchange of the related “regular interest” in the Upper Tier REMIC and the related interest in the Grantor Trust.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by either Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to the Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within 3 months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the 3 months following the Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of an REO Property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The applicable special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

Bipartisan Budget Act of 2015

The Bipartisan Budget Act of 2015 (the “2015 Budget Act”), which was enacted on November 2, 2015, includes new audit rules affecting entities treated as partnerships, their partners and the persons that are authorized to represent entities treated as partnerships in IRS audits and related procedures. Under the 2015 Budget Act, these rules will also apply to REMICs, the holders of their residual interests and the trustees authorized to represent REMICs in IRS audits and related procedures (“tax matters persons” or “TMPs”).

In addition to other changes, under the 2015 Budget Act, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) a REMIC appoints one person to act as its sole representative in connection with IRS audits and related procedures and that representative’s actions, including agreeing to adjustments to REMIC taxable income, will be binding on residual interest holders more so than a tax matters person’s actions under the rules that were in place for taxable years before 2018 and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The certificate administrator will have the authority to utilize, and will be directed to utilize, any exceptions available under the new provisions (including any changes) and IRS regulations so that holders of the Class R certificates, to the fullest extent possible, rather than either Trust REMIC itself, will be liable for any taxes arising from audit adjustments to either Trust REMIC’s taxable income. It is unclear how any such exceptions may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such exceptions. Investors should discuss with their own tax advisors the possible effect of the new rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interestholders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after 3 full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

A “U.S. Person” is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). The term “Non-U.S. Person” means a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest and, beginning on January 1, 2019, gross proceeds from the sale, exchange, redemption, receipt of principal or other disposition of debt obligations that give rise to U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders that are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The Trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Certificateholders or beneficial owners that own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt Regular Certificateholders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the REMIC. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the Regular Interestholders and filed annually with the IRS concerning the percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

Certain State and Local Tax Considerations

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of offered certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of offered certificates. We cannot assure you that holders of offered certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local, and any other, tax consequences of an investment in the Offered Certificates.

Method of Distribution (Underwriter)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), among the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Underwriter	Class A-1	Class A-2	Class A-SB	Class A-3
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
Wells Fargo Securities, LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class A-4	Class X-A	Class X-B	Class A-S
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$	$	$
Morgan Stanley & Co. LLC	$	$	$	$
Wells Fargo Securities, LLC	$	$	$	$
Academy Securities, Inc.	$	$	$	$
Drexel Hamilton, LLC	$	$	$	$
Total	$	$	$	$

Underwriter	Class B	Class C
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$	$
Morgan Stanley & Co. LLC	$	$
Wells Fargo Securities, LLC	$	$
Academy Securities, Inc.	$	$
Drexel Hamilton, LLC	$	$
Total	$	$

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

Additionally, the parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and have agreed, if required, to contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [__]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from November 1, 2018, before deducting expenses payable by the depositor (estimated at $ [__], excluding underwriting discounts and commissions). The underwriters may affect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates offered by this prospectus, the underwriters may be deemed to have received compensation from the depositor in the form of underwriting discounts.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two (2) business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters, is an affiliate of Bank of America, which is a mortgage loan seller, an originator, a sponsor, the retaining sponsor, the anticipated initial risk retention consultation party, the holder of the Carriage Place Companion Loan, the holder of a portion of the mezzanine loan related to the 685 Fifth Avenue Retail Mortgage Loan and an anticipated holder of a portion of the RR Interest, and is an affiliate of Banc of America Merrill Lynch Commercial Mortgage Inc., the depositor. Morgan Stanley & Co. LLC, one of the underwriters, is an affiliate of MSMCH, which is a sponsor and a mortgage loan seller, and Morgan Stanley Bank, which is an originator, and an anticipated holder of a portion of the RR Interest. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Bank, which is a sponsor, an originator, a mortgage loan seller, and an anticipated holder of a portion of the RR Interest, and is also the master servicer, the certificate administrator and the custodian. The above-referenced mortgage loan sellers or their affiliates are also the holders of certain companion loans and mezzanine loans related to the Mortgage Loans as described under “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

A portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is intended to be directed to affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering, affiliates of Morgan Stanley & Co. LLC, which is one of the underwriters and a co-lead manager and joint bookrunner for this offering and affiliates of Wells Fargo Securities, LLC, which is one of the underwriters, and a co-lead manager and joint bookrunner for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, of the purchase price for the Offered Certificates and the following payments:

(1)	the payment by the depositor to Bank of America, an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Bank of America;

(2)	the payment by the depositor to MSMCH, an affiliate of Morgan Stanley & Co. LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by MSMCH (or, with respect to the Aventura Mall Mortgage Loan, the portion thereof allocable to MSMCH); and

(3)	the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the Mortgage Loans to be sold to the depositor by Wells Fargo Bank (or, with respect to the Aventura Mall Mortgage Loan, the portion thereof allocable to Wells Fargo Bank).

As a result of the circumstances described above in this paragraph and the prior paragraph, each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, and Wells Fargo Securities, LLC have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, the Financial Industry Regulatory Authority (“FINRA”), the National Futures Association (“NFA”) and the Securities Investor Protection Corporation (“SIPC”), Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

For the purposes of this provision, the expression an “offer of the Offered Certificates to the public” in relation to any Offered Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe to the Offered Certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Certificates to any retail investor in the European Economic Area. For the purposes of this provision:

(i) the expression “retail investor” means a person who is one (or more) of the following:

(A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(C) not a qualified investor as defined in Directive 2003/71/EC (as amended or superseded, the “Prospectus Directive”); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Offered Certificates

(b) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Offered Certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity or the depositor; and

(c) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Offered Certificates in, from or otherwise involving the United Kingdom.

Incorporation of Certain Information by Reference

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, the following disclosures filed by the depositor on or prior to the date of the filing of this prospectus are hereby incorporated by reference into this prospectus: the disclosures with respect to the mortgage loans filed as exhibits to Form ABS-EE in accordance with Items 601(b)(102) and Item 601(b)(103) of Regulation S-K (17 C.F.R. §§601(b)(102) and 601(b)(103)).

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at One Bryant Park, New York, New York 10036, Attention: President, or by telephone at (646) 855-3953.

Where You Can Find More Information

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-206847) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549, on official business days between the hours of 10:00 a.m. and 3:00 p.m. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with or furnished to the SEC through the EDGAR system.

Financial Information

The issuing entity will be newly formed and will not have engaged in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

Certain ERISA Considerations

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the State of Wisconsin Investment Board, which manages the assets of the Wisconsin Retirement System, a governmental plan, has a 75% equity interest in the borrower with respect to the Pfizer Building. Persons who have an ongoing relationship with the State of Wisconsin Investment Board should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a

Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

The U.S. Department of Labor has issued to the predecessor of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PTE 93-31, 58 Fed. Reg. 28,620 (May 14, 1993), to the predecessor of Morgan Stanley & Co. LLC, PTE 90-24, 55 Fed. Reg. 20,548 (May 17, 1990), and to the predecessor of Wells Fargo Securities, LLC, Prohibited Transaction Exemption (“PTE”) 96-22, 61 Fed. Reg. 14,828 (April 3, 1996), each as amended by PTE 97-34, 62 Fed. Reg. 39,021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67,765 (November 13, 2000), PTE 2002-41, 67 Fed. Reg. 54,487 (August 22, 2002), PTE 2007-05, 72 Fed. Reg. 13,130 (March 20, 2007) and PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (collectively, the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Code Sections 4975(a) and (b), certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, each master servicer, each special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity, any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, any “sponsor” within the meaning of the Exemption, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicers, the special servicers and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, either master servicer, either special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

In addition, each beneficial owner of an Offered Certificate or any interest therein that is a Plan, including any fiduciary purchasing Offered Certificates on behalf of a Plan (“Plan Fiduciary”) will be deemed to have represented by its acquisition of such Offered Certificates that none of the depositor, the issuing entity, any underwriter, the trustee, any master servicer, any special servicer, the certificate administrator, the operating advisor, the asset representations reviewer or any of their respective affiliated entities (the “Transaction Parties”), has provided any investment recommendation or investment advice on which the Plan or the Plan Fiduciary has relied in connection with the decision to acquire Offered Certificates, and they are not otherwise acting as a fiduciary (within the meaning of Section 3(21) of ERISA or Section 4975(e)(3) of the Code) to the Plan in connection with the Plan’s acquisition of Offered Certificates (unless an applicable prohibited transaction exemption is available to cover the purchase or holding of the Offered Certificates or the transaction is not otherwise prohibited), and (ii) the Plan Fiduciary making the decision to acquire the Offered Certificates is exercising its own independent judgment in evaluating the investment in the Offered Certificates.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of

Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

Legal Investment

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any rating of a class of certificates below an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the liquidity, market value, and regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

Legal Matters

The validity of the Offered Certificates and certain federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina, and certain other legal matters will be passed upon for the underwriters by Sidley Austin LLP, New York, New York.

Ratings

It is a condition to their issuance that the Offered Certificates (other than the Class X-B, Class B and Class C certificates) receive investment grade credit ratings from each of the three (3) Rating Agencies engaged by the depositor to rate the Offered Certificates, and it is a condition to their issuance that the Class X-B, Class B and Class C certificates receive investment grade credit ratings from the two Rating Agencies engaged by the depositor to rate such Offered Certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the related Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each Distribution Date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in November 2061. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of Yield Maintenance Charges, prepayment charges, Prepayment Premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any Realized Losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk

Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

Any of the three (3) NRSROs that we hired may issue unsolicited credit ratings on one or more classes of certificates that we did not hire it to rate. Additionally, other NRSROs that we have not engaged to rate the Offered Certificates may nevertheless issue unsolicited credit ratings on one or more Classes of Offered Certificates relying on information they receive pursuant to Rule 17g-5 or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of a Class of the Offered Certificates that are lower than the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on final feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the Offered Certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various Classes of Offered Certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Certificates. In the case of one NRSRO hired by the depositor, the depositor only requested ratings for certain Classes of rated Offered Certificates, due in part to the final subordination levels provided by that NRSRO for the Classes of Offered Certificates. If the depositor had selected that NRSRO to rate the Classes of Offered Certificates not rated by it, the ratings on those other Offered Certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other two NRSROs hired by the depositor. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Index of Defined Terms

17g-5 Information Provider	389
1986 Act	584
1996 Act	561
2015 Budget Act	593
30/360 Basis	431
401(c) Regulations	606
AB Modified Loan	445
Accelerated Mezzanine Loan Lender	381
Acceptable Insurance Default	450
Acting General Counsel’s Letter	161
Actual/360 Basis	227
Actual/360 Loans	418
ADA	564
Additional Exclusions	450
Administrative Cost Rate	363
ADR	167
Advances	413
Affirmative Asset Review Vote	499
Aggregate Available Funds	357
Aggregate Excess Prepayment Interest Shortfall	375
Aggregate Gain-on-Sale Entitlement Amount	358
Aggregate Principal Distribution Amount	364
Allocated Appraisal Reduction Amount	442
Allocated Collateral Deficiency Amount	446
Allocated Cumulative Appraisal Reduction Amount	442
Annual Debt Service	167
Anticipated Repayment Date	227
Appraisal Institute	297
Appraisal Reduction Amount	440
Appraisal Reduction Event	440
Appraised Value	168
Appraised-Out Class	447
ARD Loan	227
Assessment of Compliance	539
Asset Representations Reviewer Asset Review Fee	439
Asset Representations Reviewer Fee	438
Asset Representations Reviewer Fee Rate	438
Asset Representations Reviewer Termination Event	504
Asset Representations Reviewer Upfront Fee	438
Asset Review	501
Asset Review Notice	500
Asset Review Quorum	499
Asset Review Report	502
Asset Review Report Summary	502
Asset Review Standard	501
Asset Review Trigger	498
Asset Review Vote Election	499
Asset Status Report	465
Assumed Final Distribution Date	372
Assumed Scheduled Payment	365
ASTM	204
Attestation Report	539
Available Funds	358
Aventura Mall Companion Loans	265
Aventura Mall Controlling Noteholder	268
Aventura Mall Intercreditor Agreement	265
Aventura Mall Noteholders	265
Aventura Mall Pari Passu Companion Loans	265
Aventura Mall Subordinate Companion Loans	265
Aventura Mall Trust 2018-AVM TSA	253
Aventura Mall Whole Loan	265
Balloon Balance	169
Balloon or ARD LTV Ratio	173
Balloon or ARD Payment	174
BAMLCM	319
BANA Qualification Criteria	316
BANK 2018-BNK13 PSA	253
BANK 2018-BNK14 PSA	253
Bank of America	306
Bank of America Data File	315
Bank of America Guidelines	308
Bank of America Securitization Database	314
Bankruptcy Code	554
Base Interest Fraction	371
Beds	181
Borrower Party	381
Borrower Party Affiliate	381
Breach Notice	400
C(WUMP)O	19
Cash Flow Analysis	169

CERCLA	561
Certificate Administrator/Trustee Fee	437
Certificate Administrator/Trustee Fee Rate	437
Certificate Balance	355
Certificate Owners	391
Certificateholder	382
Certificateholder Quorum	508
Certificateholder Repurchase Request	520
Certifying Certificateholder	393
Class A Certificates	354
Class A-SB Planned Principal Balance	366
Class X Certificates	354
Clearstream	390
Clearstream Participants	392
Closing Date	166, 280
CMBS	63
CMMBS	343
Code	582
Collateral Deficiency Amount	446
Collection Account	417
Collection Period	358
Communication Request	394
Companion Distribution Account	417
Companion Holder	253
Companion Holders	253
Companion Loan Rating Agency	253
Companion Loans	164
Compensating Interest Payment	373
Constant Prepayment Rate	573
Consultation Termination Event	484
Control Appraisal Period	253
Control Eligible Certificates	477
Control Note	253
Control Termination Event	484
Controlling Class	476
Controlling Class Certificateholder	476
Controlling Holder	253
Corrected Loan	465
CPP	573
CPR	573
CPY	573
CRE Loans	291, 303
Credit Risk Retention Rules	350
CREFC®	378
CREFC® Intellectual Property Royalty License Fee	439
CREFC® Intellectual Property Royalty License Fee Rate	440
CREFC® Reports	378
Cross-Collateralized Mortgage Loan Repurchase Criteria	403
Cross-Over Date	362
Cumulative Appraisal Reduction Amount	445, 447
Cure/Contest Period	502
Custodian	332
Cut-off Date	164
Cut-off Date Balance	170
Cut-off Date Loan-to-Value Ratio	171
Cut-off Date LTV Ratio	171
DBGS 2018-C1 PSA	254
Debt Service Coverage Ratio	172
DEF(#)	175
DEF/@(#)	176
DEF/YM(#)	176
DEF/YM@%(#)	176
Defaulted Loan	472
Defaulted Property	235
Defeasance Deposit	232
Defeasance Loans	232
Defeasance Lock-Out Period	232
Defeasance Option	232
Definitive Certificate	390
Delinquent Loan	499
Demand Entities	292, 319
Depositories	390
Determination Date	356
Dexia	305
Diligence File	397
Directing Certificateholder	475
Disclosable Special Servicer Fees	437
Discount Rate	372
Dispute Resolution Consultation	523
Dispute Resolution Cut-off Date	522
Distribution Accounts	417
Distribution Date	356
Distribution Date Statement	378
District Court	333
Dodd-Frank Act	142
DOL	602
DSCR	172
DTC	390
DTC Participants	391
DTC Rules	392
Due Date	227, 358
EDGAR	601
EEA	16
Effective Gross Income	170
Eligible Asset Representations Reviewer	503
Eligible Operating Advisor	492
Enforcing Party	520

Enforcing Servicer	520
ESA	204
Euroclear	390
Euroclear Operator	393
Euroclear Participants	392
Excess Interest	355
Excess Interest Distribution Account	418
Excess Modification Fee Amount	432
Excess Modification Fees	430
Excess Prepayment Interest Shortfall	375
Exchange Act	280, 329
Excluded Controlling Class Holder	380
Excluded Controlling Class Loan	381
Excluded Information	381
Excluded Loan	382
Excluded Plan	605
Excluded Special Servicer	508
Excluded Special Servicer Loan	508
Exemption Rating Agency	603
FATCA	595
FDIA	160
FDIC	161
Federal Court Complaint	333
FIEL	20
Final Asset Status Report	489
Final Dispute Resolution Election Notice	523
Financial Promotion Order	17
FINRA	599
FIRREA	162
Fitch	337, 537
FPO Persons	18
FSMA	600
Gain-on-Sale Remittance Amount	358
Gain-on-Sale Reserve Account	418
Garn Act	563
GLA	173
Government Securities	229
Grantor Trust	356, 582
High Net Worth Companies	17
High Net Worth Companies, Unincorporated Associations, Etc.	18
IDOT	110
Indirect Participants	391
Initial Pool Balance	164
Initial Rate	228
Initial Requesting Certificateholder	520
Initial Subordinate Companion Loan Holder	476
In-Place Cash Management	173
Institutional Investor	19
Insurance and Condemnation Proceeds	417
Intercreditor Agreement	253
Interest Accrual Amount	363
Interest Accrual Period	364
Interest Distribution Amount	363
Interest Reserve Account	418
Interest Shortfall	364
Interested Person	473
Investor Certification	382
KBRA	537
Liquidation Fee	433
Liquidation Fee Rate	433
Liquidation Proceeds	417
LO(#)	175
Loan #58	305
Loan Per Unit	173
Loan-Specific Directing Certificateholder	476
Lock-out Period	229
Loss of Value Payment	404
Lower-Tier Regular Interests	582
Lower-Tier REMIC	356, 582
LTV Ratio	171
LTV Ratio at Maturity or Anticipated Repayment Date	173
LTV Ratio at Maturity or ARD	173
MAI	405
Major Decision	478
MAS	19
Master Servicer Decision	453
Master Servicer Proposed Course of Action Notice	521
Material Defect	400
Maturity Date Balloon or ARD Payment	174
Midland	343
MIFID II	16
MLPA	395
Modification Fees	431
Moody’s	337
Morgan Stanley Bank	281
Morgan Stanley Group	281
Morgan Stanley Origination Entity	283
Morningstar	337
Mortgage	165
Mortgage File	395
Mortgage Loans	164
Mortgage Note	165
Mortgage Pool	164
Mortgage Rate	363
Mortgaged Property	165

MSC 2018-L1 PSA	254
MSC 2018-MP TSA	254
MSMCH	281
MSMCH Data File	289
MSMCH Mortgage Loans	281
MSMCH Qualification Criteria	291
MSMCH Securitization Database	289
National Cooperative Bank, N.A. Data Tape	327
National Cooperative Bank, N.A. Deal Team	326
National Cooperative Bank, N.A. Mortgage Loans	321
Net Mortgage Rate	363
Net Operating Income	174
NFA	599
NFIP	99
NI 33-105	21
NOI Date	174
Non-Control Note	254
Non-Controlling Holder	254
Nonrecoverable Advance	414
Non-Retained Certificates	355
Non-Retained Percentage	353
Non-Serviced A/B Whole Loan	254
Non-Serviced Certificate Administrator	254
Non-Serviced Companion Loan	51, 254
Non-Serviced Companion Loans	51
Non-Serviced Custodian	254
Non-Serviced Directing Certificateholder	254
Non-Serviced Master Servicer	254
Non-Serviced Mortgage Loan	51, 254
Non-Serviced Pari Passu Companion Loan	255
Non-Serviced Pari Passu Whole Loan	255
Non-Serviced PSA	255
Non-Serviced Securitization Trust	255
Non-Serviced Special Servicer	255
Non-Serviced Trustee	255
Non-Serviced Whole Loan	51, 255
Non-Specially Serviced Loan	480
Non-U.S. Person	594
Notional Amount	355
NRA	174
NRSRO	380
NRSRO Certification	383
NXS2 Special Servicer	305
O(#)	175
OCC	294, 306
Occupancy As Of Date	175
Occupancy Rate	174
Offered Certificates	355
OID Regulations	585
OLA	161
Operating Advisor Consulting Fee	438
Operating Advisor Expenses	438
Operating Advisor Fee	437
Operating Advisor Fee Rate	437
Operating Advisor Standard	491
Operating Advisor Termination Event	494
Operating Advisor Upfront Fee	437
Other Master Servicer	255
Other PSA	255
Other Special Servicer	255
P&I	341
P&I Advance	412
P&I Advance Date	412
PACE	118, 249
Pads	181
Par Purchase Price	472
Pari Passu Companion Loans	164
Pari Passu Mortgage Loan	255
Park Bridge Financial	349
Park Bridge Lender Services	349
Participants	390
Parties in Interest	602
Pass-Through Rate	362
Patriot Act	565
PCIS Persons	18
Percentage Interest	356
Periodic Payments	357
Permitted Investments	356, 419
Permitted Special Servicer/Affiliate Fees	437
PIPs	207
PL	298
Plans	602
PML	298
PRC	18
Preliminary Dispute Resolution Election Notice	522
Prepayment Assumption	587
Prepayment Interest Excess	373
Prepayment Interest Shortfall	373
Prepayment Premium	372
Prepayment Provisions	175
PRIIPS REGULATION	16
Primary Collateral	403
Prime Rate	416
Principal Balance Certificates	354
Principal Distribution Amount	364
Principal Shortfall	365

Privileged Information	493
Privileged Information Exception	494
Privileged Person	380
Professional Investors	19
Prohibited Prepayment	374
Promotion of Collective Investment Schemes Exemptions Order	18
Proposed Course of Action	521
Proposed Course of Action Notice	521
Prospectus Directive	16
PSA	354
PSA Party Repurchase Request	520
PTCE	605
Purchase Price	404
Qualification Criteria	303
Qualified Replacement Special Servicer	509
Qualified Substitute Mortgage Loan	404
Qualifying CRE Loan Percentage	354
RAC No-Response Scenario	536
Rated Final Distribution Date	373
Rating Agencies	537
Rating Agency Confirmation	537
RDM Property	244
REA	74
Realized Loss	376
REC	204
Record Date	356
Registration Statement	601
Regular Certificates	354
Regular Interestholder	585
Regular Interests	582
Regulation AB	539
Regulation RR	529
Reimbursement Rate	416
Related Proceeds	415
Release Date	232
Release Debt Yield	234
Release Price	234
Relevant Investor	20
Relevant Persons	18
Relief Act	564
Remaining Terms to Maturity	176
REMIC	582
REMIC Regulations	582
REO Account	419
REO Loan	367
REO Property	465
Repurchase Request	520
Requesting Certificateholder	523
Requesting Holders	447
Requesting Investor	394
Requesting Party	536
Required Credit Risk Retention Percentage	354
Requirements	565
Residual Certificates	354
Resolution Failure	520
Resolved	521
Restricted Group	603
Restricted Party	494
Retained Certificate Available Funds	352
Retained Certificate Gain-on-Sale Remittance Amount	352
Retained Certificate Gain-on-Sale Reserve Account	418
Retained Certificate Interest Distribution Amount	353
Retained Certificate Principal Distribution Amount	353
Retaining Parties	350
Retaining Sponsor	350
Review Materials	500
Revised Rate	227
RevPAR	176
Risk Retention Allocation Percentage	353
Risk Retention Consultation Party	381
RMBS	333
Rooms	181
Royal Park	333
RR Interest	354
Rule 15Ga-1 Reporting Period	303
Rule 17g-5	383
S&P	337, 537
Scheduled Principal Distribution Amount	364
SEC	280
Securities Act	539
Securitization Accounts	354, 419
SEL	298
Senior Certificates	354
Serviced A/B Whole Loan	255
Serviced Companion Loan	50, 256
Serviced Mortgage Loans	408
Serviced Pari Passu Companion Loan	256
Serviced Pari Passu Companion Loan Securities	513
Serviced Pari Passu Mortgage Loan	256
Serviced Pari Passu Whole Loan	256

Serviced Subordinate Companion Loan	256
Serviced Whole Loan	50, 51, 256
Servicer Termination Event	511
Servicing Advances	413
Servicing Fee	428
Servicing Fee Rate	428
Servicing Shift Master Servicer	51
Servicing Shift Mortgage Loan	50, 256
Servicing Shift Pooling and Servicing Agreement	51
Servicing Shift PSA	256
Servicing Shift Securitization Date	51, 256
Servicing Shift Special Servicer	51
Servicing Shift Whole Loan	50, 256
Servicing Standard	410
SF	176
SFA	19
SFO	19
Similar Law	602
SIPC	599
SMMEA	606
Special Servicing Fee	432
Special Servicing Fee Rate	432
Specially Serviced Loans	462
Sq. Ft.	176
Square Feet	176
Startup Day	582
State Court Complaint	333
Stated Principal Balance	366
Structured Product	19
Structuring Assumptions	573
Subject Loan	439
Subordinate Certificates	354
Subordinate Companion Loan	164, 256
Subordinate LOC	85, 184
Sub-Servicing Agreement	411
T-12	176
Tax Cuts and Jobs Act	585
tax matters persons	593
Term to Maturity	176
Termination Purchase Amount	541
Terms and Conditions	393
Tests	501
Title V	563
TMPs	593
Total Operating Expenses	170
TRIPRA	100
Trust	329
Trust REMICs	356, 582
TTM	176
U.S. Bank	305
U.S. Person	594
U/W DSCR	172
U/W Expenses	177
U/W NCF	177
U/W NCF Debt Yield	180
U/W NCF DSCR	172, 179
U/W NOI	180
U/W NOI Debt Yield	181
U/W NOI DSCR	180
U/W Revenues	181
UCC	549
Uncovered Amount	421
Underwriter Entities	130
Underwriting Agreement	597
Underwritten Debt Service Coverage Ratio	172
Underwritten Expenses	177
Underwritten NCF	177
Underwritten NCF Debt Yield	180
Underwritten Net Cash Flow	177
Underwritten Net Cash Flow Debt Service Coverage Ratio	179
Underwritten Net Operating Income	180
Underwritten Net Operating Income Debt Service Coverage Ratio	180
Underwritten NOI	180
Underwritten NOI Debt Yield	181
Underwritten Revenues	181
UNINCORPORATED ASSOCIATIONS	17
Units	181
Unscheduled Principal Distribution Amount	365
Unsolicited Information	501
UPB	341
Upper-Tier REMIC	356, 582
VADATA	214
Volcker Rule	142
Voting Rights	389
WAC Rate	362
Wachovia Bank	294
Weighted Average Mortgage Rate	182
Weighted Averages	182
Wells Fargo Bank	294
Wells Fargo Bank Data Tape	301
Wells Fargo Bank Deal Team	301
WFCM 2018-C47 PSA	256
Whole Loan	164
Withheld Amounts	418
Workout Fee	432
Workout Fee Rate	432

Workout-Delayed Reimbursement Amount	416
WTNA	330
Yield Maintenance Charge	372
YM(#)	176
YM@(#)	176

Annex A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Loan	5, 8, 11, 12	1.00	Aventura Mall	9.2%	MSBNA; WFB	MSMCH; WFB	$100,000,000	$100,000,000	$100,000,000	$1,155.39	Refinance	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	9.2%	WFB	WFB	$100,000,000	$100,000,000	$100,000,000	$90,044.17	Refinance	SCG Hotel Investors Holdings L.P.
Property		2.01	Renaissance St. Louis Airport Hotel	1.2%	WFB	WFB	$13,194,627	$13,194,627	$13,194,627
Property		2.02	Renaissance Des Moines Savery Hotel	0.8%	WFB	WFB	$8,928,101	$8,928,101	$8,928,101
Property		2.03	Residence Inn St. Louis Downtown	0.8%	WFB	WFB	$8,375,033	$8,375,033	$8,375,033
Property		2.04	Doubletree Hotel West Palm Beach Airport	0.8%	WFB	WFB	$8,269,686	$8,269,686	$8,269,686
Property		2.05	Courtyard Gulfport Beachfront	0.5%	WFB	WFB	$5,952,068	$5,952,068	$5,952,068
Property		2.06	Fairfield Inn Atlanta Downtown	0.5%	WFB	WFB	$5,530,682	$5,530,682	$5,530,682
Property		2.07	Hotel Indigo Chicago Vernon Hills	0.5%	WFB	WFB	$5,082,960	$5,082,960	$5,082,960
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	0.4%	WFB	WFB	$4,556,229	$4,556,229	$4,556,229
Property		2.09	Holiday Inn & Suites Green Bay Stadium	0.4%	WFB	WFB	$4,450,882	$4,450,882	$4,450,882
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	0.4%	WFB	WFB	$4,082,170	$4,082,170	$4,082,170
Property		2.11	Hilton Garden Inn Wichita	0.3%	WFB	WFB	$3,555,438	$3,555,438	$3,555,438
Property		2.12	Courtyard Norman	0.3%	WFB	WFB	$3,055,043	$3,055,043	$3,055,043
Property		2.13	Springhill Suites Scranton Wilkes Barre	0.3%	WFB	WFB	$2,923,360	$2,923,360	$2,923,360
Property		2.14	Courtyard Salisbury	0.3%	WFB	WFB	$2,818,014	$2,818,014	$2,818,014
Property		2.15	Homewood Suites St. Louis Riverport Airport West	0.3%	WFB	WFB	$2,791,678	$2,791,678	$2,791,678
Property		2.16	Residence Inn Rocky Mount	0.3%	WFB	WFB	$2,791,678	$2,791,678	$2,791,678
Property		2.17	Hampton Inn and Suites Wichita Northeast	0.2%	WFB	WFB	$2,659,995	$2,659,995	$2,659,995
Property		2.18	Residence Inn Salisbury	0.2%	WFB	WFB	$2,633,658	$2,633,658	$2,633,658
Property		2.19	Courtyard Rocky Mount	0.2%	WFB	WFB	$2,133,263	$2,133,263	$2,133,263
Property		2.20	Springhill Suites Wichita East at Plazzio	0.2%	WFB	WFB	$2,106,926	$2,106,926	$2,106,926
Property		2.21	Residence Inn Wichita East at Plazzio	0.2%	WFB	WFB	$2,106,926	$2,106,926	$2,106,926
Property		2.22	Hampton Inn Oklahoma City Northwest	0.2%	WFB	WFB	$2,001,580	$2,001,580	$2,001,580
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	6.9%	MSBNA	MSMCH	$75,000,000	$75,000,000	$75,000,000	$304.58	Refinance	Millennium Partners
Property		3.01	Millennium Tower Boston	1.8%	MSBNA	MSMCH	$19,320,423	$19,320,423	$19,320,423
Property		3.02	Lincoln Square	1.8%	MSBNA	MSMCH	$19,315,141	$19,315,141	$19,315,141
Property		3.03	Four Seasons San Francisco Retail	0.8%	MSBNA	MSMCH	$9,003,169	$9,003,169	$9,003,169
Property		3.04	Lincoln West	0.8%	MSBNA	MSMCH	$8,228,873	$8,228,873	$8,228,873
Property		3.05	Commercial Units at the Four Seasons Miami	0.6%	MSBNA	MSMCH	$6,179,577	$6,179,577	$6,179,577
Property		3.06	Lincoln Triangle	0.6%	MSBNA	MSMCH	$6,073,944	$6,073,944	$6,073,944
Property		3.07	Ritz Carlton Washington DC Retail	0.5%	MSBNA	MSMCH	$4,920,423	$4,920,423	$4,920,423
Property		3.08	Ritz Carlton Georgetown Retail	0.2%	MSBNA	MSMCH	$1,958,451	$1,958,451	$1,958,451
Loan	5	4.00	685 Fifth Avenue Retail	5.5%	BANA	BANA	$60,000,000	$60,000,000	$60,000,000	$6,786.85	Refinance	GGP, Inc.
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	5.2%	WFB	WFB	$56,800,000	$56,800,000	$56,800,000	$419.75	Refinance	Paul Guarantor LLC
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	4.5%	BANA	BANA	$49,200,000	$49,200,000	$36,232,556	$74.95	Refinance	AMERCO
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	0.6%	BANA	BANA	$6,376,868	$6,376,868	$4,696,143
Property		6.02	U-Haul Moving & Storage of Manchester	0.4%	BANA	BANA	$4,327,298	$4,327,298	$3,186,770
Property		6.03	U-Haul Moving & Storage of Justin	0.3%	BANA	BANA	$3,681,826	$3,681,826	$2,711,422
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	0.3%	BANA	BANA	$3,296,915	$3,296,915	$2,427,961
Property		6.05	U-Haul Moving & Storage of Minot	0.3%	BANA	BANA	$3,282,999	$3,282,999	$2,417,712
Property		6.06	U-Haul Storage Center of Canton	0.3%	BANA	BANA	$3,249,584	$3,249,584	$2,393,104
Property		6.07	U-Haul Moving & Storage of Brooksville	0.3%	BANA	BANA	$3,126,100	$3,126,100	$2,302,167
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	0.3%	BANA	BANA	$3,093,064	$3,093,064	$2,277,838
Property		6.09	U-Haul Moving & Storage of Orchard Street	0.3%	BANA	BANA	$2,944,143	$2,944,143	$2,168,167
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	0.2%	BANA	BANA	$2,502,851	$2,502,851	$1,843,185
Property		6.11	U-Haul Moving & Storage of Manteca	0.2%	BANA	BANA	$2,489,678	$2,489,678	$1,833,484
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	0.2%	BANA	BANA	$2,377,709	$2,377,709	$1,751,026
Property		6.13	U-Haul Moving & Storage of Rose City	0.2%	BANA	BANA	$1,975,487	$1,975,487	$1,454,816
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	0.2%	BANA	BANA	$1,856,195	$1,856,195	$1,366,965
Property		6.15	U-Haul Moving & Storage of Boomer Lake	0.1%	BANA	BANA	$1,412,102	$1,412,102	$1,039,920
Property		6.16	U-Haul Moving & Storage of Riverside	0.1%	BANA	BANA	$1,152,629	$1,152,629	$848,835
Property		6.17	U-Haul Storage of Eastex Freeway	0.1%	BANA	BANA	$1,060,419	$1,060,419	$780,929
Property		6.18	U-Haul Moving & Storage at West Main Street	0.1%	BANA	BANA	$573,470	$573,470	$422,323
Property		6.19	U-Haul Moving & Storage of North Stillwater	0.0%	BANA	BANA	$420,663	$420,663	$309,791
Loan	8, 9	7.00	Harvard Park	3.1%	BANA	BANA	$34,000,000	$34,000,000	$34,000,000	$116.56	Refinance	Basin Street Properties
Loan		8.00	Clovis Commons	3.1%	BANA	BANA	$33,750,000	$33,750,000	$27,809,537	$186.51	Acquisition	David H. Paynter
Loan		9.00	The Plaza at Gator Hole	2.9%	MSBNA	MSMCH	$31,000,000	$31,000,000	$31,000,000	$99.34	Refinance	E. Stanley Kroenke
Loan	5, 9, 16, 17	10.00	Pfizer Building	2.7%	MSBNA	MSMCH	$30,000,000	$28,888,768	$1,039,774	$146.15	Acquisition	David Werner
Loan		11.00	Stirling Bossier Shopping Center	2.6%	WFB	WFB	$28,140,000	$28,140,000	$22,625,948	$92.74	Refinance	James E. Maurin; Martin A. Mayer; Lewis Stirling, III; Gerald E. Songy
Loan		12.00	Triangle Center	2.6%	BANA	BANA	$27,988,334	$27,988,334	$24,655,457	$107.39	Acquisition	William Simmons; Robert Simmons
Loan		13.00	Nitro Marketplace	2.6%	MSBNA	MSMCH	$27,755,000	$27,755,000	$27,755,000	$62.94	Refinance	E. Stanley Kroenke
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	2.4%	WFB	WFB	$26,000,000	$26,000,000	$26,000,000	$203.27	Refinance	Digital Realty Trust, L.P.
Property		14.01	14901 FAA Boulevard	0.5%	WFB	WFB	$5,249,057	$5,249,057	$5,249,057
Property		14.02	4650 Old Ironsides Drive	0.4%	WFB	WFB	$4,586,792	$4,586,792	$4,586,792
Property		14.03	43790 Devin Shafron Drive	0.3%	WFB	WFB	$3,703,774	$3,703,774	$3,703,774
Property		14.04	636 Pierce Street	0.3%	WFB	WFB	$3,078,302	$3,078,302	$3,078,302
Property		14.05	21551 Beaumeade Circle	0.3%	WFB	WFB	$2,771,698	$2,771,698	$2,771,698
Property		14.06	7505 Mason King Court	0.2%	WFB	WFB	$2,403,774	$2,403,774	$2,403,774
Property		14.07	4700 Old Ironsides Drive	0.2%	WFB	WFB	$2,342,453	$2,342,453	$2,342,453
Property		14.08	444 Toyama Drive	0.2%	WFB	WFB	$1,864,151	$1,864,151	$1,864,151
Loan	9	15.00	Embassy Suites St. Louis	2.3%	MSBNA	MSMCH	$25,000,000	$25,000,000	$20,758,172	$117,924.53	Refinance	Clayton H. Fowler
Loan	5, 19	16.00	2020 Fifth Avenue	2.2%	Column Financial, Inc.; Wells Fargo Bank, National Association	WFB	$24,000,000	$24,000,000	$24,000,000	$380.95	Refinance	Clise Properties, Inc.; Digital Realty Trust, L.P.
Loan	6	17.00	Chicago Multifamily Portfolio	2.1%	MSBNA	MSMCH	$23,250,000	$23,250,000	$19,737,897	$63,179.35	Refinance	Joseph Junkovic; Maria Junkovic; Thomas Junkovic
Property		17.01	Somerset I	1.4%	MSBNA	MSMCH	$14,850,469	$14,850,469	$12,607,183
Property		17.02	Somerset II	0.4%	MSBNA	MSMCH	$4,290,539	$4,290,539	$3,642,418
Property		17.03	Kenmore Apartments	0.4%	MSBNA	MSMCH	$4,108,993	$4,108,993	$3,488,296
Loan	5, 7, 8	18.00	Plaza Frontenac	1.8%	MSBNA	MSMCH	$20,000,000	$20,000,000	$20,000,000	$284.90	Refinance	General Growth Properties; Canada Pension Plan Investment Board
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	1.8%	WFB	WFB	$19,500,000	$19,500,000	$16,181,152	$134,482.76	Refinance	Jayesh Desai; Bimal Naik; Sanjay Naik; Ajay Desai
Loan		20.00	Sealy Distribution Center	1.6%	MSBNA	MSMCH	$17,100,000	$17,100,000	$14,740,403	$22.92	Acquisition	PacVentures, Inc.
Loan		21.00	The Center at Coldwater	1.6%	MSBNA	MSMCH	$16,900,000	$16,900,000	$16,900,000	$320.97	Refinance	Combined Holding Company LLC
Loan	7, 8, 10	22.00	Robinhood Plaza	1.5%	BANA	BANA	$16,556,000	$16,556,000	$14,619,503	$190.15	Acquisition	Jeffrey Seltzer
Loan	6, 7	23.00	Anchor Self Storage	1.4%	MSBNA	MSMCH	$15,700,000	$15,700,000	$14,507,532	$147.13	Refinance	James A. Sorensen
Property		23.01	Anchor Self Storage - Mashpee	0.9%	MSBNA	MSMCH	$9,554,000	$9,554,000	$8,828,342
Property		23.02	Anchor Self Storage - Narragansett	0.6%	MSBNA	MSMCH	$6,146,000	$6,146,000	$5,679,191
Loan	8, 18	24.00	Desert Sky Esplanade	1.2%	MSBNA	MSMCH	$13,200,000	$13,187,383	$11,031,620	$96.99	Refinance	Red Mountian Group; Michael H. Mugel; The Michael H. Mugel Trust U/D/T April 2, 2004, as amended
Loan	10	25.00	Van Buren Plaza	1.1%	BANA	BANA	$12,400,000	$12,400,000	$12,400,000	$129.39	Refinance	Larry Cohen
Loan		26.00	Home2 Suites - Newnan GA	1.1%	BANA	BANA	$12,100,000	$12,002,291	$9,073,339	$117,669.52	Refinance	Paramount Hospitality
Loan		27.00	Algonquin Galleria	1.1%	BANA	BANA	$11,812,500	$11,812,500	$9,983,917	$165.47	Refinance	PBMB Investments
Loan		28.00	Towne Oaks Apartments	0.9%	MSBNA	MSMCH	$10,200,000	$10,200,000	$9,079,594	$42,500.00	Acquisition	Edwin Sosa; Lane Beene; Michael L. Walker; Rodolfo Martinez
Loan	5	29.00	Carriage Place	0.9%	BANA	BANA	$10,000,000	$10,000,000	$8,852,041	$103.39	Acquisition	FNRP Carriage Place, LLC
Loan		30.00	225 West 80th Street	0.9%	BANA	BANA	$10,000,000	$9,988,294	$8,127,871	$315.74	Refinance	George H. Beane
Loan	10	31.00	27 Victoria Owners Corp.	0.8%	NCCB	NCB	$8,850,000	$8,850,000	$8,850,000	$34,302.33	Refinance	N/A
Loan	18	32.00	Inwood Quorom	0.8%	MSBNA	MSMCH	$8,500,000	$8,500,000	$7,197,155	$281.90	Acquisition	US Property Trust
Loan		33.00	OTG Woods Crossing	0.7%	WFB	WFB	$8,000,000	$8,000,000	$6,938,542	$315.91	Refinance	John R. Thackeray
Loan		34.00	Days Inn Anaheim	0.7%	BANA	BANA	$7,250,000	$7,250,000	$6,473,141	$89,506.17	Refinance	Mary Liu
Loan		35.00	Best Western Spring TX	0.6%	BANA	BANA	$6,500,000	$6,500,000	$5,023,060	$94,202.90	Refinance	Kalpesh Patel; Mitesh Patel
Loan		36.00	Fairway Executive Building	0.6%	MSBNA	MSMCH	$6,300,000	$6,300,000	$6,300,000	$96.79	Refinance	Isaac J. Weiss
Loan	6	37.00	Fox Meadows and Midtown	0.6%	MSBNA	MSMCH	$6,000,000	$6,000,000	$6,000,000	$81,081.08	Acquisition	GPI Investments, LLC
Property		37.01	Midtown	0.4%	MSBNA	MSMCH	$4,308,511	$4,308,511	$4,308,511
Property		37.02	Fox Meadows	0.2%	MSBNA	MSMCH	$1,691,489	$1,691,489	$1,691,489
Loan	10	38.00	Holiday House Palm Springs	0.6%	BANA	BANA	$6,000,000	$6,000,000	$6,000,000	$214,285.71	Refinance	Britten Shuford; David Dittmer; Clifford Lord
Loan	6	39.00	Westport AZ Properties	0.5%	BANA	BANA	$5,610,000	$5,610,000	$5,165,113	$61.96	Acquisition	Westport Properties, Inc.
Property		39.01	N 83rd Avenue	0.3%	BANA	BANA	$3,680,769	$3,680,769	$3,388,875

A-1-1

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	% of Initial Pool Balance	Mortgage Loan Originator(1)	Mortgage Loan Seller(1)	Original Balance	Cut-off Date Balance	Maturity/ARD Balance	Cut-off Date Balance per SF/ Units/Rooms/Pads	Loan Purpose	Sponsor
Property		39.02	W Indian School Road	0.2%	BANA	BANA	$1,929,231	$1,929,231	$1,776,238
Loan		40.00	Jewel Osco Fox River	0.5%	MSBNA	MSMCH	$5,100,000	$5,100,000	$5,100,000	$91.80	Acquisition	Rachel Turner Vazquez
Loan		41.00	Ashford Center-OH	0.5%	WFB	WFB	$5,062,500	$5,057,983	$4,266,526	$77.08	Refinance	Paul B. Reisman; Steven M. Reisman
Loan	10	42.00	141 East Third Owners Corp.	0.5%	NCCB	NCB	$5,000,000	$5,000,000	$4,477,286	$50,505.05	Refinance	N/A
Loan		43.00	Omega Self Storage	0.5%	WFB	WFB	$5,000,000	$4,994,909	$4,144,699	$147.42	Refinance	Vimal K. Goyal
Loan		44.00	25 Bogart & 250 Varet	0.4%	WFB	WFB	$4,750,000	$4,750,000	$4,750,000	$673.76	Refinance	Jin Lee; Joshua John
Loan	10	45.00	Plantation Center, Hilton Head	0.4%	WFB	WFB	$4,500,000	$4,500,000	$4,500,000	$96.86	Refinance	Richard Kolsch
Loan	10	46.00	284-285 Central Owners Corp.	0.4%	NCCB	NCB	$4,100,000	$4,095,091	$3,321,122	$53,183.01	Refinance	N/A
Loan		47.00	Maple Village Self Storage	0.4%	BANA	BANA	$4,000,000	$4,000,000	$4,000,000	$82.14	Refinance	William J. Davis III
Loan	10	48.00	3751 Apt Corp.	0.3%	NCCB	NCB	$3,500,000	$3,495,005	$3,124,454	$45,389.67	Refinance	N/A
Loan	10	49.00	60-70 Owners Corp.	0.3%	NCCB	NCB	$3,400,000	$3,373,831	$1,436,059	$20,082.33	Refinance	N/A
Loan		50.00	Sol Studios	0.3%	MSBNA	MSMCH	$3,330,000	$3,330,000	$3,330,000	$123,333.33	Refinance	David Matter, Edson Gallaudet, Julie Gallaudet
Loan	10	51.00	63-61 99th Street Owners Corp.	0.3%	NCCB	NCB	$3,250,000	$3,250,000	$3,250,000	$33,505.15	Refinance	N/A
Loan		52.00	Spring Park Village - TX	0.3%	WFB	WFB	$3,080,000	$3,080,000	$3,080,000	$295.22	Acquisition	Michael Rambeau; Michael Rambeau Revocable Living Trust
Loan		53.00	Summit Suites	0.3%	WFB	WFB	$2,925,000	$2,925,000	$2,530,965	$182.56	Refinance	Pushkal Basavaraj; Stewart Garland; Yogi Singh
Loan	10	54.00	Hastings Gardens Owners Corp.	0.3%	NCB	NCB	$2,800,000	$2,795,270	$2,061,428	$32,885.53	Refinance	N/A
Loan		55.00	Self Storage of Santa Maria	0.2%	WFB	WFB	$2,500,000	$2,500,000	$2,500,000	$39.05	Refinance	Carlo Sarmiento; William B. Kendall; Richard Ortale
Loan	10	56.00	Silverhill Owners Corp.	0.2%	NCB	NCB	$2,500,000	$2,496,994	$2,023,690	$54,282.47	Refinance	N/A
Loan		57.00	Walgreens - Corbin, KY	0.2%	BANA	BANA	$2,500,000	$2,496,423	$1,903,235	$182.89	Refinance	Mark Jame
Loan	10	58.00	Bard House, Inc.	0.2%	NCCB	NCB	$2,500,000	$2,493,498	$2,014,307	$42,262.68	Refinance	N/A
Loan		59.00	ALLO Shopping Center	0.2%	MSBNA	MSMCH	$2,340,000	$2,340,000	$2,175,992	$182.81	Refinance	Ahmer Ghauri
Loan		60.00	CVS Spotsylvania	0.2%	MSBNA	MSMCH	$2,300,000	$2,300,000	$2,300,000	$226.71	Acquisition	Rachel Turner Vazquez
Loan		61.00	Queensgate Retail Building	0.2%	WFB	WFB	$2,250,000	$2,247,782	$1,873,082	$187.32	Acquisition	Ruth Lecocq Kagi
Loan	6	62.00	UNICO Portfolio IV	0.2%	WFB	WFB	$1,745,250	$1,745,250	$1,745,250	$95.78	Acquisition	Union Investment Company of Newport News, VA.
Property		62.01	DG - Garrison, MN	0.1%	WFB	WFB	$916,500	$916,500	$916,500
Property		62.02	DG - Merrifield, MN	0.1%	WFB	WFB	$828,750	$828,750	$828,750
Loan		63.00	Armadillo Self Storage	0.1%	WFB	WFB	$1,625,000	$1,625,000	$1,625,000	$34.04	Acquisition	Moseley Family Trust 1976 FBO Susan A. Addison; Moseley Family Trust 1976 FBO Peter Moseley; Susan A. Addison; Peter Moseley
Loan		64.00	Brittmoore Bldg D	0.1%	MSBNA	MSMCH	$1,500,000	$1,500,000	$1,274,883	$62.50	Acquisition	John W. Able
Loan	10	65.00	265-267 Water Street Corporation	0.1%	NCCB	NCB	$1,500,000	$1,500,000	$1,216,057	$187,500.00	Refinance	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	0.1%	NCB	NCB	$1,500,000	$1,498,156	$1,210,044	$29,375.60	Refinance	N/A
Loan	10	67.00	The Birch Street Corporation	0.1%	NCCB	NCB	$1,300,000	$1,298,485	$1,057,337	$51,939.40	Refinance	N/A

A-1-2

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Loan	5, 8, 11, 12	1.00	Aventura Mall	Simon Property Group, L.P.; Jacquelyn Soffer; Jeffrey Soffer	1	Retail	Super Regional Mall	Fee	N/A
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	SCG Hotel Investors Holdings L.P.	22
Property		2.01	Renaissance St. Louis Airport Hotel			Hospitality	Full Service	Fee	N/A
Property		2.02	Renaissance Des Moines Savery Hotel			Hospitality	Full Service	Fee	N/A
Property		2.03	Residence Inn St. Louis Downtown			Hospitality	Extended Stay	Fee	N/A
Property		2.04	Doubletree Hotel West Palm Beach Airport			Hospitality	Full Service	Fee	N/A
Property		2.05	Courtyard Gulfport Beachfront			Hospitality	Select Service	Fee	N/A
Property		2.06	Fairfield Inn Atlanta Downtown			Hospitality	Limited Service	Fee	N/A
Property		2.07	Hotel Indigo Chicago Vernon Hills			Hospitality	Select Service	Fee	N/A
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale			Hospitality	Limited Service	Fee	N/A
Property		2.09	Holiday Inn & Suites Green Bay Stadium			Hospitality	Full Service	Fee	N/A
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area			Hospitality	Limited Service	Fee	N/A
Property		2.11	Hilton Garden Inn Wichita			Hospitality	Select Service	Fee	N/A
Property		2.12	Courtyard Norman			Hospitality	Select Service	Fee	N/A
Property		2.13	Springhill Suites Scranton Wilkes Barre			Hospitality	Limited Service	Fee	N/A
Property		2.14	Courtyard Salisbury			Hospitality	Select Service	Fee	N/A
Property		2.15	Homewood Suites St. Louis Riverport Airport West			Hospitality	Extended Stay	Fee	N/A
Property		2.16	Residence Inn Rocky Mount			Hospitality	Extended Stay	Fee	N/A
Property		2.17	Hampton Inn and Suites Wichita Northeast			Hospitality	Limited Service	Fee	N/A
Property		2.18	Residence Inn Salisbury			Hospitality	Extended Stay	Fee	N/A
Property		2.19	Courtyard Rocky Mount			Hospitality	Select Service	Fee	N/A
Property		2.20	Springhill Suites Wichita East at Plazzio			Hospitality	Limited Service	Fee	N/A
Property		2.21	Residence Inn Wichita East at Plazzio			Hospitality	Extended Stay	Fee	N/A
Property		2.22	Hampton Inn Oklahoma City Northwest			Hospitality	Limited Service	Fee	N/A
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	Millennium Partners Holding Co LLC	8
Property		3.01	Millennium Tower Boston			Mixed Use	Office & Retail	Fee	N/A
Property		3.02	Lincoln Square			Retail	Urban Retail	Fee	N/A
Property		3.03	Four Seasons San Francisco Retail			Mixed Use	Office & Retail	Fee / Leasehold	8/26/2046
Property		3.04	Lincoln West			Retail	Urban Retail	Fee	N/A
Property		3.05	Commercial Units at the Four Seasons Miami			Mixed Use	Office & Retail	Fee	N/A
Property		3.06	Lincoln Triangle			Retail	Urban Retail	Fee	N/A
Property		3.07	Ritz Carlton Washington DC Retail			Retail	Urban Retail	Fee	N/A
Property		3.08	Ritz Carlton Georgetown Retail			Retail	Urban Retail	Fee	N/A
Loan	5	4.00	685 Fifth Avenue Retail	GGP Real Estate Holding I, Inc.	1	Retail	Anchored	Fee	N/A
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	Paul Guarantor LLC	1	Office	CBD	Fee	N/A
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	AMERCO	19
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue			Self Storage	Self Storage	Fee	N/A
Property		6.02	U-Haul Moving & Storage of Manchester			Self Storage	Self Storage	Fee	N/A
Property		6.03	U-Haul Moving & Storage of Justin			Self Storage	Self Storage	Fee	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield			Self Storage	Self Storage	Fee	N/A
Property		6.05	U-Haul Moving & Storage of Minot			Self Storage	Self Storage	Fee	N/A
Property		6.06	U-Haul Storage Center of Canton			Self Storage	Self Storage	Fee	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville			Self Storage	Self Storage	Fee	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum			Self Storage	Self Storage	Fee	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street			Self Storage	Self Storage	Fee	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard			Self Storage	Self Storage	Fee	N/A
Property		6.11	U-Haul Moving & Storage of Manteca			Self Storage	Self Storage	Fee	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit			Self Storage	Self Storage	Fee	N/A
Property		6.13	U-Haul Moving & Storage of Rose City			Self Storage	Self Storage	Fee	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway			Self Storage	Self Storage	Fee	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake			Self Storage	Self Storage	Fee	N/A
Property		6.16	U-Haul Moving & Storage of Riverside			Self Storage	Self Storage	Fee	N/A
Property		6.17	U-Haul Storage of Eastex Freeway			Self Storage	Self Storage	Fee	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street			Self Storage	Self Storage	Fee	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater			Self Storage	Self Storage	Fee	N/A
Loan	8, 9	7.00	Harvard Park	Matthew T. White; William C. White	1	Office	Suburban	Fee	N/A
Loan		8.00	Clovis Commons	David H. Paynter; D. Michael Patrick	1	Retail	Anchored	Fee	N/A
Loan		9.00	The Plaza at Gator Hole	E. Stanley Kroenke	1	Retail	Anchored	Fee	N/A
Loan	5, 9, 16, 17	10.00	Pfizer Building	David Werner	1	Office	CBD	Leasehold	12/31/2057
Loan		11.00	Stirling Bossier Shopping Center	James E. Maurin; Martin A. Mayer; Lewis Stirling, III; Gerald E. Songy	1	Retail	Anchored	Fee	N/A
Loan		12.00	Triangle Center	William Simmons; Robert Simmons	1	Retail	Anchored	Fee	N/A
Loan		13.00	Nitro Marketplace	E. Stanley Kroenke	1	Retail	Anchored	Fee	N/A
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	Digital Realty Trust, L.P.	8
Property		14.01	14901 FAA Boulevard			Other	Data Center	Fee	N/A
Property		14.02	4650 Old Ironsides Drive			Other	Data Center	Fee	N/A
Property		14.03	43790 Devin Shafron Drive			Other	Data Center	Fee	N/A
Property		14.04	636 Pierce Street			Other	Data Center	Fee	N/A
Property		14.05	21551 Beaumeade Circle			Other	Data Center	Fee	N/A
Property		14.06	7505 Mason King Court			Other	Data Center	Fee	N/A
Property		14.07	4700 Old Ironsides Drive			Other	Data Center	Fee	N/A
Property		14.08	444 Toyama Drive			Other	Data Center	Fee	N/A
Loan	9	15.00	Embassy Suites St. Louis	Clayton H. Fowler	1	Hospitality	Full Service	Fee	N/A
Loan	5, 19	16.00	2020 Fifth Avenue	Clise Properties, Inc.; Digital Realty Trust, L.P.	1	Other	Data Center	Fee	N/A
Loan	6	17.00	Chicago Multifamily Portfolio	Joseph Junkovic; Thomas Junkovic; Maria Junkovic	3
Property		17.01	Somerset I			Multifamily	Garden	Fee	N/A
Property		17.02	Somerset II			Multifamily	Garden	Fee	N/A
Property		17.03	Kenmore Apartments			Multifamily	Garden	Fee	N/A
Loan	5, 7, 8	18.00	Plaza Frontenac	GGP-CPP Venture, LP	1	Retail	Anchored	Fee	N/A
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	Jayesh Desai; Bimal Naik; Sanjay Naik; Ajay Desai	1	Hospitality	Select Service	Fee	N/A
Loan		20.00	Sealy Distribution Center	Andrew M. Kaplan	1	Industrial	Warehouse	Fee / Leasehold	7/3/2033
Loan		21.00	The Center at Coldwater	Combined Holding Company LLC	1	Retail	Unanchored	Fee / Leasehold	12/31/2059
Loan	7, 8, 10	22.00	Robinhood Plaza	Jeffrey Seltzer	1	Retail	Anchored	Fee	N/A
Loan	6, 7	23.00	Anchor Self Storage	James A. Sorensen	2
Property		23.01	Anchor Self Storage - Mashpee			Self Storage	Self Storage	Fee	N/A
Property		23.02	Anchor Self Storage - Narragansett			Self Storage	Self Storage	Fee	N/A
Loan	8, 18	24.00	Desert Sky Esplanade	Michael H. Mugel; The Michael H. Mugel Trust U/D/T April 2, 2004, as amended	1	Retail	Anchored	Fee	N/A
Loan	10	25.00	Van Buren Plaza	Larry Cohen; Paulette Parsons Cohen; Chaim Treibatch; Gary Waldman	1	Retail	Anchored	Fee	N/A
Loan		26.00	Home2 Suites - Newnan GA	Nikunj R. Lakha	1	Hospitality	Extended Stay	Fee	N/A
Loan		27.00	Algonquin Galleria	Devon W. Block; Robin C. Martindale; Matthew W. Paskerian	1	Retail	Anchored	Fee	N/A
Loan		28.00	Towne Oaks Apartments	Michael L. Walker; Rodolfo Martinez; Lane Beene; Edwin Sosa	1	Multifamily	Garden	Fee	N/A
Loan	5	29.00	Carriage Place	Christopher Palermo; Anthony Grosso	1	Retail	Anchored	Fee	N/A
Loan		30.00	225 West 80th Street	George H. Beane	1	Mixed Use	Multifamily/Retail	Fee	N/A
Loan	10	31.00	27 Victoria Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	18	32.00	Inwood Quorom	US Property Trust South America LLC	1	Retail	Unanchored	Fee	N/A
Loan		33.00	OTG Woods Crossing	John R. Thackeray	1	Retail	Shadow Anchored	Fee	N/A
Loan		34.00	Days Inn Anaheim	Mary Liu	1	Hospitality	Limited Service	Fee	N/A
Loan		35.00	Best Western Spring TX	Kalpesh Patel; Mitesh Patel	1	Hospitality	Limited Service	Fee	N/A
Loan		36.00	Fairway Executive Building	Isaac J. Weiss	1	Office	Suburban	Fee	N/A
Loan	6	37.00	Fox Meadows and Midtown	Ruoxo (Scott) Hu; Tom Huang; Yongjian (Eugene) Ning	2
Property		37.01	Midtown			Multifamily	Garden	Fee	N/A
Property		37.02	Fox Meadows			Multifamily	Garden	Fee	N/A
Loan	10	38.00	Holiday House Palm Springs	Jeffrey W. Brock; Richard Crisman	1	Hospitality	Select Service	Fee	N/A
Loan	6	39.00	Westport AZ Properties	Hoeven Family Partnership II, LLC	2
Property		39.01	N 83rd Avenue			Self Storage	Self Storage	Fee	N/A

A-1-3

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Non-Recourse Carveout Guarantor	No. of Properties	General Property Type	Detailed Property Type	Title Type	Ground Lease Initial Lease Expiration Date
Property		39.02	W Indian School Road			Self Storage	Self Storage	Fee	N/A
Loan		40.00	Jewel Osco Fox River	Rachel Turner Vazquez; Brent S. Turner	1	Retail	Single Tenant	Fee	N/A
Loan		41.00	Ashford Center-OH	Paul B. Reisman; Steven M. Reisman	1	Office	Suburban	Fee	N/A
Loan	10	42.00	141 East Third Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		43.00	Omega Self Storage	Vimal K. Goyal	1	Self Storage	Self Storage	Fee	N/A
Loan		44.00	25 Bogart & 250 Varet	Jin Lee; Joshua John	1	Mixed Use	Multifamily/Retail	Fee	N/A
Loan	10	45.00	Plantation Center, Hilton Head	Richard Kolsch	1	Retail	Unanchored	Fee	N/A
Loan	10	46.00	284-285 Central Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		47.00	Maple Village Self Storage	William J. Davis III	1	Self Storage	Self Storage	Fee	N/A
Loan	10	48.00	3751 Apt Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	10	49.00	60-70 Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		50.00	Sol Studios	J. David Matter	1	Multifamily	Garden	Fee	N/A
Loan	10	51.00	63-61 99th Street Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		52.00	Spring Park Village - TX	Michael Rambeau; Michael Rambeau Revocable Living Trust	1	Retail	Unanchored	Fee	N/A
Loan		53.00	Summit Suites	Pushkal Basavaraj; Stewart Garland; Yogi Singh	1	Office	Suburban	Fee	N/A
Loan	10	54.00	Hastings Gardens Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		55.00	Self Storage of Santa Maria	Carlo Sarmiento; William B. Kendall; Richard Ortale	1	Self Storage	Self Storage	Fee	N/A
Loan	10	56.00	Silverhill Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		57.00	Walgreens - Corbin, KY	Mark Jame	1	Retail	Single Tenant	Fee	N/A
Loan	10	58.00	Bard House, Inc.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan		59.00	ALLO Shopping Center	Ahmer Ghauri	1	Retail	Unanchored	Fee	N/A
Loan		60.00	CVS Spotsylvania	Rachel Turner Vazquez	1	Retail	Single Tenant	Fee	N/A
Loan		61.00	Queensgate Retail Building	Ruth Lecocq Kagi	1	Retail	Unanchored	Fee	N/A
Loan	6	62.00	UNICO Portfolio IV	Union Investment Company of Newport News, VA.	2
Property		62.01	DG - Garrison, MN			Retail	Single Tenant	Fee	N/A
Property		62.02	DG - Merrifield, MN			Retail	Single Tenant	Fee	N/A
Loan		63.00	Armadillo Self Storage	Moseley Family Trust 1976 FBO Susan A. Addison; Moseley Family Trust 1976 FBO Peter Moseley; Susan A. Addison; Peter Moseley	1	Self Storage	Self Storage	Fee	N/A
Loan		64.00	Brittmoore Bldg D	John Able	1	Industrial	Warehouse	Fee	N/A
Loan	10	65.00	265-267 Water Street Corporation	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	N/A	1	Multifamily	Cooperative	Fee	N/A
Loan	10	67.00	The Birch Street Corporation	N/A	1	Multifamily	Cooperative	Fee	N/A

A-1-4

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated
Loan	5, 8, 11, 12	1.00	Aventura Mall	19501 Biscayne Boulevard	Aventura	Miami-Dade	FL	33180	1983	2017
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio
Property		2.01	Renaissance St. Louis Airport Hotel	9801 Natural Bridge Road	St. Louis	St. Louis	MO	63134	1987	2015
Property		2.02	Renaissance Des Moines Savery Hotel	401 Locust Street	Des Moines	Polk	IA	50309	1887	2018
Property		2.03	Residence Inn St. Louis Downtown	525 South Jefferson Avenue	St. Louis	St. Louis City	MO	63103	2006	2017
Property		2.04	Doubletree Hotel West Palm Beach Airport	1808 South Australian Avenue	West Palm Beach	Palm Beach	FL	33409	1987	2015
Property		2.05	Courtyard Gulfport Beachfront	1600 East Beach Boulevard	Gulfport	Harrison	MS	39501	1972	2015
Property		2.06	Fairfield Inn Atlanta Downtown	54 Peachtree Street SW	Atlanta	Fulton	GA	30303	1915	2012
Property		2.07	Hotel Indigo Chicago Vernon Hills	450 North Milwaukee Avenue	Vernon Hills	Lake	IL	60061	1997	2015
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	15W90 North Frontage Road	Burr Ridge	Du Page	IL	60527	2000	2015
Property		2.09	Holiday Inn & Suites Green Bay Stadium	2785 Ramada Way	Green Bay	Brown	WI	54304	2007	2015
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	410 West Lake Street	Elmhurst	Du Page	IL	60126	2000	2015
Property		2.11	Hilton Garden Inn Wichita	2041 North Bradley Fair Parkway	Wichita	Sedgwick	KS	67206	2000	2016
Property		2.12	Courtyard Norman	770 Copperfield Drive	Norman	Cleveland	OK	73072	2009	2016
Property		2.13	Springhill Suites Scranton Wilkes Barre	19 Radcliffe Drive	Moosic	Lackawanna	PA	18507	2012	N/A
Property		2.14	Courtyard Salisbury	128 Troopers Way	Salisbury	Wicomico	MD	21804	2006	2015
Property		2.15	Homewood Suites St. Louis Riverport Airport West	13639 Riverport Drive	Maryland Heights	St. Louis	MO	63043	2007	2017
Property		2.16	Residence Inn Rocky Mount	230 Gateway Boulevard	Rocky Mount	Nash	NC	27804	1999	2016
Property		2.17	Hampton Inn and Suites Wichita Northeast	2433 North Greenwich Road	Wichita	Sedgwick	KS	67226	2009	2017
Property		2.18	Residence Inn Salisbury	140 Centre Road	Salisbury	Wicomico	MD	21801	2007	2015
Property		2.19	Courtyard Rocky Mount	250 Gateway Boulevard	Rocky Mount	Nash	NC	27804	2000	2015
Property		2.20	Springhill Suites Wichita East at Plazzio	1220 North Greenwich Road	Wichita	Sedgwick	KS	67206	2009	2016
Property		2.21	Residence Inn Wichita East at Plazzio	1212 North Greenwich Road	Wichita	Sedgwick	KS	67206	2005	2013
Property		2.22	Hampton Inn Oklahoma City Northwest	3022 Northwest Expressway	Oklahoma City	Oklahoma	OK	73112	1997	2016
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio
Property		3.01	Millennium Tower Boston	10 Summer Street and 1 Franklin Street	Boston	Suffolk	MA	02110	1912 (10 Summer Street); 2016 (1 Franklin Street)	2014 (10 Summer Street)
Property		3.02	Lincoln Square	1992 Broadway	New York	New York	NY	10023	1992	N/A
Property		3.03	Four Seasons San Francisco Retail	747 Market Street & 20-99 Yerba Buena Lane and 735-773 Market Street	San Francisco	San Francisco	CA	94103; 94102	2001 (747 Market Street & 20-99 Yerba Buena Lane); 1907 (735-773 Market Street)	2001 (735-773 Market Street)
Property		3.04	Lincoln West	1961-1965 Broadway and 155 West 66th Street	New York	New York	NY	10023	1997 (1961 and 1965 Broadway); 1963 (155 West 66th Street)	N/A
Property		3.05	Commercial Units at the Four Seasons Miami	1441 Brickell Avenue	Miami	Miami-Dade	FL	33131	2003	N/A
Property		3.06	Lincoln Triangle	1972 and 1976 Broadway	New York	New York	NY	10023	1995	N/A
Property		3.07	Ritz Carlton Washington DC Retail	2200 M Street, Northwest	Washington	District of Columbia	DC	20037	2000	N/A
Property		3.08	Ritz Carlton Georgetown Retail	3111 K Street, Northwest	Washington	District of Columbia	DC	20007	2002	N/A
Loan	5	4.00	685 Fifth Avenue Retail	685 Fifth Avenue, Southeast Corner of East 54th Street	New York	New York	NY	10022	1926	2016
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	1120, 1140 and 1160 Enterprise Way	Sunnyvale	Santa Clara	CA	94089	2009	2011-2012
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	1019 Central Avenue	Metairie	Jefferson	LA	70001	2006	N/A
Property		6.02	U-Haul Moving & Storage of Manchester	2341 Route 70	Manchester	Ocean	NJ	08759	2000	N/A
Property		6.03	U-Haul Moving & Storage of Justin	16300 Farm Market 156 South	Justin	Denton	TX	76247	2011	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	1327 & 1411 West Texas Street	Fairfield	Solano	CA	94533	2000	N/A
Property		6.05	U-Haul Moving & Storage of Minot	2505 North Broadway	Minot	Ward	ND	58703	1970	N/A
Property		6.06	U-Haul Storage Center of Canton	2175 Marietta Highway	Canton	Cherokee	GA	30114	1965	2013
Property		6.07	U-Haul Moving & Storage of Brooksville	15334 Cortez Boulevard	Brooksville	Hernando	FL	34613	2007	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	2346 Gillespie Street	Fayetteville	Cumberland	NC	28306	2003	2014
Property		6.09	U-Haul Moving & Storage of Orchard Street	1121 N Orchard Street	Boise	Ada	ID	83706	2011	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	2340 Lapalco Boulevard	Harvey	Jefferson	LA	70058	1985	N/A
Property		6.11	U-Haul Moving & Storage of Manteca	1190 South Main Street	Manteca	San Joaquin	CA	95337	1985	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	8161 Eastex Freeway	Beaumont	Jefferson	TX	77708	1998	N/A
Property		6.13	U-Haul Moving & Storage of Rose City	411 North Northwest Loop 323	Tyler	Smith	TX	75702	1983	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	3847 Airline Drive	Metairie	Jefferson	LA	70001	2006	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake	1000 West Airport Road	Stillwater	Payne	OK	74075	1996	N/A
Property		6.16	U-Haul Moving & Storage of Riverside	4565 Linden Avenue	Dayton	Montgomery	OH	45432	1955	2015
Property		6.17	U-Haul Storage of Eastex Freeway	7910 Eastex Freeway	Beaumont	Jefferson	TX	77708	1978	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street	10370 & 10416 FM 346 East	Whitehouse	Smith	TX	75791	1983	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater	3802 North Land Run Drive	Stillwater	Payne	OK	74075	2013	N/A
Loan	8, 9	7.00	Harvard Park	2201, 2241 & 2251 Harvard Street	Sacramento	Sacramento	CA	95815	1987-1998	N/A
Loan		8.00	Clovis Commons	605 - 795 West Herndon Avenue	Clovis	Fresno	CA	93612	2006	N/A
Loan		9.00	The Plaza at Gator Hole	500, 506, 512, 514, 516, 518, 526, 528, 530, 532, 534, 538, 540, 550, 554, 556, 558, 560, 562, 564, 568, 570, 572, 574, 576, 578, 580, 582, 584, 586, 588, 680, 690, 700 & 710 U.S. Highway 17	North Myrtle Beach	Horry	SC	29582	2001-2004	N/A
Loan	5, 9, 16, 17	10.00	Pfizer Building	235 East 42nd Street	New York	New York	NY	10017	1960	2004
Loan		11.00	Stirling Bossier Shopping Center	2900-2990 Meadow Creek Drive; 2611-2816 Beene Boulevard	Bossier City	Bossier	LA	71111	2008	2016
Loan		12.00	Triangle Center	1015 Ocean Beach Highway	Longview	Cowlitz	WA	98632	1961	2000
Loan		13.00	Nitro Marketplace	10, 20, 30, 56, 60, 100 and 1000 Nitro Marketplace	Nitro	Kanawha	WV	25313	1998	N/A
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio
Property		14.01	14901 FAA Boulevard	14901 FAA Boulevard	Fort Worth	Tarrant	TX	76155	2000	N/A
Property		14.02	4650 Old Ironsides Drive	4650 Old Ironsides Drive	Santa Clara	Santa Clara	CA	95054	1977	2012
Property		14.03	43790 Devin Shafron Drive	43790 Devin Shafron Drive	Ashburn	Loudoun	VA	20147	2011	N/A
Property		14.04	636 Pierce Street	636 Pierce Street	Somerset	Somerset	NJ	08873	2001	2003
Property		14.05	21551 Beaumeade Circle	21551 Beaumeade Circle	Ashburn	Loudoun	VA	20147	2012	N/A
Property		14.06	7505 Mason King Court	7505 Mason King Court	Manassas	Prince William	VA	20109	2003	N/A
Property		14.07	4700 Old Ironsides Drive	4700 Old Ironsides Drive	Santa Clara	Santa Clara	CA	95054	1993	1997
Property		14.08	444 Toyama Drive	444 Toyama Drive	Sunnyvale	Santa Clara	CA	94089	1999	N/A
Loan	9	15.00	Embassy Suites St. Louis	610 North Seventh St	Saint Louis	St. Louis city	MO	63101	1906	2010
Loan	5, 19	16.00	2020 Fifth Avenue	2020 Fifth Avenue	Seattle	King	WA	98121	1974	2013
Loan	6	17.00	Chicago Multifamily Portfolio
Property		17.01	Somerset I	4101 West 127th Street and 4127 West 127th Street	Alsip	Cook	IL	60803	1972	N/A
Property		17.02	Somerset II	3040 West 119th Street, 3044 West 119th Street, 3048 West 119th Street, 3052 West 119th Street, 3056 West 119th Street and 3060 West 119th Street	Merrionette Park	Cook	IL	60803	1975	N/A
Property		17.03	Kenmore Apartments	6011-6017 North Kenmore Avenue	Chicago	Cook	IL	60660	1965	N/A
Loan	5, 7, 8	18.00	Plaza Frontenac	1701 South Lindbergh Boulevard	Frontenac	St. Louis	MO	63131	1974	1994
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	1201 Raiford Road	Carrollton	Dallas	TX	75007	2016	N/A
Loan		20.00	Sealy Distribution Center	1000 and 1900 Billy Mitchell Boulevard; 600, 615, 700 and 800 Elca Lane; 2000 Texas Avenue	Brownsville	Cameron	TX	78521	1977-2004	N/A
Loan		21.00	The Center at Coldwater	12900 & 12930-12950 Ventura Boulevard	Los Angeles	Los Angeles	CA	91604	1989	N/A
Loan	7, 8, 10	22.00	Robinhood Plaza	5756 Pacific Avenue	Stockton	San Joaquin	CA	95207	1984	2006
Loan	6, 7	23.00	Anchor Self Storage
Property		23.01	Anchor Self Storage - Mashpee	600 Main Street	Mashpee	Barnstable	MA	02649	2002-2004	N/A
Property		23.02	Anchor Self Storage - Narragansett	11 Sextant Lane	Narragansett	Washington	RI	02882	2002-2003	N/A
Loan	8, 18	24.00	Desert Sky Esplanade	1860, 2020 North 75th Avenue; 7509 & 7515 West Encanto Boulevard	Phoenix	Maricopa	AZ	85035	1992-2003	N/A
Loan	10	25.00	Van Buren Plaza	5600-5750 Van Buren Boulevard	Riverside	Riverside	CA	92503	1988	2005
Loan		26.00	Home2 Suites - Newnan GA	4051 McIntosh Parkway	Newnan	Coweta	GA	30263	2016	N/A
Loan		27.00	Algonquin Galleria	1515-1565 South Randall Road	Algonquin	Kane	IL	60102	2007	N/A
Loan		28.00	Towne Oaks Apartments	1251 & 2501 North Eastman Road	Longview	Gregg	TX	75601; 75605	1968; 1971	N/A
Loan	5	29.00	Carriage Place	2500-2750 Bethel Road & 4810-4860 Sawmill Road	Columbus	Franklin	OH	43220	1989; 1991	2006; 2017
Loan		30.00	225 West 80th Street	225 West 80th Street	New York	New York	NY	10024	1905	1985
Loan	10	31.00	27 Victoria Owners Corp.	200 East 27th Street	New York	New York	NY	10016	1963	1993
Loan	18	32.00	Inwood Quorom	4800 - 4872 Belt Line Road	Addison	Dallas	TX	75254	1982	N/A
Loan		33.00	OTG Woods Crossing	616, 618, and 622 West 2600 South; 2577 South Wildcat Way and 2474 South 575 West	Woods Cross	Davis	UT	84010	2017	N/A
Loan		34.00	Days Inn Anaheim	1111 South Harbor Boulevard	Anaheim	Orange	CA	92805	1977	2016
Loan		35.00	Best Western Spring TX	353 East Louetta Road	Spring	Harris	TX	77373	2015	N/A
Loan		36.00	Fairway Executive Building	8707 Skokie Boulevard	Skokie	Cook	IL	60077	1969	2010
Loan	6	37.00	Fox Meadows and Midtown
Property		37.01	Midtown	1600 Holleman Drive	College Station	Brazos	TX	77845	1999	2012
Property		37.02	Fox Meadows	701 Balcones Drive	College Station	Brazos	TX	77845	1997	2012
Loan	10	38.00	Holiday House Palm Springs	200 West Arenas Road	Palm Springs	Riverside	CA	92262	1951	2017
Loan	6	39.00	Westport AZ Properties
Property		39.01	N 83rd Avenue	19315 N 83rd Avenue	Peoria	Maricopa	AZ	85382	1997	N/A

A-1-5

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Address	City	County	State	Zip Code	Year Built	Year Renovated
Property		39.02	W Indian School Road	2331 W Indian School Road	Phoenix	Maricopa	AZ	85015	1978	N/A
Loan		40.00	Jewel Osco Fox River	800 NW Hwy 14	Fox River Grove	McHenry	IL	60021	1990	2014
Loan		41.00	Ashford Center-OH	4139 and 4141 Colonel Glenn Highway	Beavercreek	Greene	OH	45431	1985	N/A
Loan	10	42.00	141 East Third Owners Corp.	141 East Third Street	New York	New York	NY	10009	1929	1998
Loan		43.00	Omega Self Storage	630 and 658 Merrick Road and Tollgate Court	Lynbrook	Nassau	NY	11563	1952	N/A
Loan		44.00	25 Bogart & 250 Varet	25 Bogart Street and 250 Varet Street	Brooklyn	Kings	NY	11206	1931	2015
Loan	10	45.00	Plantation Center, Hilton Head	807 and 811 William Hilton Parkway	Hilton Head Island	Beaufort	SC	29928	1972	2013
Loan	10	46.00	284-285 Central Owners Corp.	284-285 Central Avenue	Lawrence	Nassau	NY	11559	1950	1997
Loan		47.00	Maple Village Self Storage	415 North Maple Road	Ann Arbor	Washtenaw	MI	48103	2002; 2004; 2005	N/A
Loan	10	48.00	3751 Apt Corp.	37-51 86th Street	Jackson Heights	Queens	NY	11372	1955	2004
Loan	10	49.00	60-70 Owners Corp.	60-70 Locust Avenue	New Rochelle	Westchester	NY	10801	1954	1988
Loan		50.00	Sol Studios	1814 E John Street	Seattle	King	WA	98122	2017	N/A
Loan	10	51.00	63-61 99th Street Owners Corp.	63-61 99th Street	Rego Park	Queens	NY	11374	1947	1998
Loan		52.00	Spring Park Village - TX	19752 North Freeway	Spring	Harris	TX	77373	2008	N/A
Loan		53.00	Summit Suites	3122 West Marshall Street	Richmond	Richmond City	VA	23230	1974	2017
Loan	10	54.00	Hastings Gardens Owners Corp.	737-751 North Broadway	Hastings-on-Hudson	Westchester	NY	10706	1948	1998
Loan		55.00	Self Storage of Santa Maria	1701 North Carlotti Drive	Santa Maria	Santa Barbara	CA	93454	2003	N/A
Loan	10	56.00	Silverhill Owners Corp.	301-335 Main Street	Roslyn	Nassau	NY	11576	1955	2013
Loan		57.00	Walgreens - Corbin, KY	990 East Cumberland Gap Parkway	Corbin	Knox	KY	40701	2009	N/A
Loan	10	58.00	Bard House, Inc.	142-162 Bard Avenue	Staten Island	Staten Island	NY	10310	1947	1993
Loan		59.00	ALLO Shopping Center	8710 Grand Mission Blvd	Richmond	Fort Bend	TX	77407	2014	N/A
Loan		60.00	CVS Spotsylvania	10701 Courthouse Road	Fredericksburg	Spotsylvania	VA	22407	1998	N/A
Loan		61.00	Queensgate Retail Building	2560 Queensgate Drive	Richland	Benton	WA	99352	2008	N/A
Loan	6	62.00	UNICO Portfolio IV
Property		62.01	DG - Garrison, MN	27364 Monroe Street	Garrison	Crow Wing	MN	56450	2017	N/A
Property		62.02	DG - Merrifield, MN	22452 County Road 3	Merrifield	Crow Wing	MN	56465	2017	N/A
Loan		63.00	Armadillo Self Storage	10520 Dyer Street	El Paso	El Paso	TX	79924	2008	2012
Loan		64.00	Brittmoore Bldg D	2121 Brittmoore Road	Houston	Harris	TX	77043	1999	N/A
Loan	10	65.00	265-267 Water Street Corporation	265-267 Water Street	New York	New York	NY	10038	1872	2002
Loan	10	66.00	25 West 64th Street Owners Corp.	25 West 64th Street	New York	New York	NY	10023	1923	1997
Loan	10	67.00	The Birch Street Corporation	40 East Birch Street	Mt. Vernon	Westchester	NY	10552	1929	2008

A-1-6

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)
Loan	5, 8, 11, 12	1.00	Aventura Mall	1,217,508	SF	92.8%	2/14/2018	$3,450,000,000	4/16/2018	4.1213%	0.01272%	0.00250%	0.00000%	0.00125%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	4	No	120
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	2,943	Rooms	72.5%		$401,000,000		5.1500%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Property		2.01	Renaissance St. Louis Airport Hotel	393	Rooms	70.5%	5/31/2018	$50,100,000	7/2/2018
Property		2.02	Renaissance Des Moines Savery Hotel	209	Rooms	0.0%	5/31/2018	$33,600,000	7/6/2018
Property		2.03	Residence Inn St. Louis Downtown	188	Rooms	75.5%	5/31/2018	$31,800,000	7/12/2018
Property		2.04	Doubletree Hotel West Palm Beach Airport	175	Rooms	87.7%	5/31/2018	$29,700,000	7/9/2018
Property		2.05	Courtyard Gulfport Beachfront	149	Rooms	65.7%	5/31/2018	$22,600,000	7/10/2018
Property		2.06	Fairfield Inn Atlanta Downtown	156	Rooms	69.5%	5/31/2018	$21,000,000	7/2/2018
Property		2.07	Hotel Indigo Chicago Vernon Hills	127	Rooms	68.4%	5/31/2018	$19,300,000	7/9/2018
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	128	Rooms	70.8%	5/31/2018	$17,300,000	7/9/2018
Property		2.09	Holiday Inn & Suites Green Bay Stadium	118	Rooms	72.1%	5/31/2018	$16,900,000	7/8/2018
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	128	Rooms	77.5%	5/31/2018	$15,500,000	7/9/2018
Property		2.11	Hilton Garden Inn Wichita	103	Rooms	78.5%	5/31/2018	$13,500,000	7/3/2018
Property		2.12	Courtyard Norman	113	Rooms	65.4%	5/31/2018	$11,600,000	7/2/2018
Property		2.13	Springhill Suites Scranton Wilkes Barre	102	Rooms	73.9%	5/31/2018	$11,100,000	7/3/2018
Property		2.14	Courtyard Salisbury	106	Rooms	66.1%	5/31/2018	$10,700,000	7/6/2018
Property		2.15	Homewood Suites St. Louis Riverport Airport West	104	Rooms	76.3%	5/31/2018	$10,600,000	7/12/2018
Property		2.16	Residence Inn Rocky Mount	77	Rooms	72.7%	5/31/2018	$10,600,000	7/11/2018
Property		2.17	Hampton Inn and Suites Wichita Northeast	102	Rooms	72.1%	5/31/2018	$10,100,000	7/3/2018
Property		2.18	Residence Inn Salisbury	84	Rooms	77.0%	5/31/2018	$10,000,000	7/11/2018
Property		2.19	Courtyard Rocky Mount	90	Rooms	67.6%	5/31/2018	$8,100,000	7/11/2018
Property		2.20	Springhill Suites Wichita East at Plazzio	102	Rooms	69.1%	5/31/2018	$8,000,000	7/3/2018
Property		2.21	Residence Inn Wichita East at Plazzio	93	Rooms	73.3%	5/31/2018	$8,000,000	7/3/2018
Property		2.22	Hampton Inn Oklahoma City Northwest	96	Rooms	70.3%	5/31/2018	$7,600,000	7/2/2018
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	1,549,699	SF	94.3%		$1,460,900,000		4.2850%	0.01272%	0.00250%	0.00000%	0.00125%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	4	No	120
Property		3.01	Millennium Tower Boston	351,385	SF	100.0%	5/1/2018	$360,000,000	5/7/2018
Property		3.02	Lincoln Square	349,420	SF	91.9%	5/1/2018	$340,000,000	5/15/2018
Property		3.03	Four Seasons San Francisco Retail	210,788	SF	91.9%	5/1/2018	$170,100,000	5/1/2018; 5/9/2018
Property		3.04	Lincoln West	88,418	SF	100.0%	5/1/2018	$170,000,000	5/15/2018
Property		3.05	Commercial Units at the Four Seasons Miami	260,517	SF	83.7%	5/1/2018	$123,100,000	5/4/2018
Property		3.06	Lincoln Triangle	76,411	SF	100.0%	5/1/2018	$125,000,000	5/15/2018
Property		3.07	Ritz Carlton Washington DC Retail	132,377	SF	100.0%	5/1/2018	$120,700,000	5/4/2018
Property		3.08	Ritz Carlton Georgetown Retail	80,383	SF	100.0%	5/1/2018	$52,000,000	5/4/2018
Loan	5	4.00	685 Fifth Avenue Retail	23,575	SF	100.0%	5/31/2018	$470,000,000	8/27/2018	3.8714%	0.01438%	0.00250%	0.00125%	0.00000%	0.00668%	0.00317%	0.00028%	0.00050%	Actual/360	4	No	120
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	676,598	SF	100.0%	11/1/2018	$705,800,000	11/15/2019	4.1310%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	656,459	SF	90.3%		$83,040,000		4.4930%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	Yes	120
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	64,380	SF	94.2%	9/1/2018	$9,681,798	8/9/2018
Property		6.02	U-Haul Moving & Storage of Manchester	34,825	SF	95.0%	9/1/2018	$6,570,000	8/15/2018
Property		6.03	U-Haul Moving & Storage of Justin	72,650	SF	73.4%	9/1/2018	$5,590,000	8/6/2018
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	53,078	SF	99.2%	9/1/2018	$6,010,000	8/16/2018
Property		6.05	U-Haul Moving & Storage of Minot	33,150	SF	92.8%	9/1/2018	$4,690,000	8/22/2018
Property		6.06	U-Haul Storage Center of Canton	31,749	SF	93.5%	9/1/2018	$5,000,000	8/8/2018
Property		6.07	U-Haul Moving & Storage of Brooksville	44,905	SF	97.1%	9/1/2018	$4,810,000	8/16/2018
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	40,615	SF	97.8%	9/1/2018	$5,860,000	8/7/2018
Property		6.09	U-Haul Moving & Storage of Orchard Street	34,668	SF	94.2%	9/1/2018	$4,470,000	8/2/2018
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	48,143	SF	84.3%	9/1/2018	$3,800,000	8/9/2018
Property		6.11	U-Haul Moving & Storage of Manteca	18,790	SF	92.6%	9/1/2018	$3,780,000	8/2/2018
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	27,875	SF	97.8%	9/1/2018	$3,610,000	8/6/2018
Property		6.13	U-Haul Moving & Storage of Rose City	43,625	SF	89.9%	9/1/2018	$2,999,319	8/8/2018
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	15,241	SF	71.6%	9/1/2018	$2,818,202	8/9/2018
Property		6.15	U-Haul Moving & Storage of Boomer Lake	36,463	SF	86.8%	9/1/2018	$2,172,743	8/6/2018
Property		6.16	U-Haul Moving & Storage of Riverside	14,792	SF	95.1%	9/1/2018	$1,750,000	8/2/2018
Property		6.17	U-Haul Storage of Eastex Freeway	13,538	SF	89.6%	9/1/2018	$1,610,000	8/6/2018
Property		6.18	U-Haul Moving & Storage at West Main Street	16,565	SF	89.0%	9/1/2018	$870,681	8/8/2018
Property		6.19	U-Haul Moving & Storage of North Stillwater	11,408	SF	74.5%	9/1/2018	$647,257	8/6/2018
Loan	8, 9	7.00	Harvard Park	291,699	SF	100.0%	7/12/2018	$53,250,000	4/1/2019	4.5300%	0.03397%	0.00250%	0.02250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		8.00	Clovis Commons	180,955	SF	95.0%	10/1/2018	$47,500,000	7/10/2018	5.0000%	0.03397%	0.00250%	0.02250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		9.00	The Plaza at Gator Hole	312,065	SF	95.1%	8/1/2018	$50,000,000	7/18/2018	4.6050%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	5, 9, 16, 17	10.00	Pfizer Building	823,623	SF	100.0%	11/1/2018	$210,000,000	3/26/2018	3.5850%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	3	No	72
Loan		11.00	Stirling Bossier Shopping Center	303,436	SF	95.4%	7/17/2018	$57,000,000	7/27/2018	4.6900%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan		12.00	Triangle Center	260,627	SF	97.4%	9/10/2018	$39,500,000	7/10/2018	4.6900%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		13.00	Nitro Marketplace	440,949	SF	96.6%	6/1/2018	$42,700,000	6/26/2018	4.3550%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	1,042,933	SF	100.0%		$387,600,000		4.5575%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	60
Property		14.01	14901 FAA Boulevard	263,700	SF	100.0%	11/1/2018	$78,300,000	7/13/2018
Property		14.02	4650 Old Ironsides Drive	124,383	SF	100.0%	11/1/2018	$68,400,000	7/6/2018
Property		14.03	43790 Devin Shafron Drive	152,138	SF	100.0%	11/1/2018	$55,300,000	7/16/2018
Property		14.04	636 Pierce Street	108,336	SF	100.0%	11/1/2018	$45,800,000	7/12/2018
Property		14.05	21551 Beaumeade Circle	152,504	SF	100.0%	11/1/2018	$41,300,000	7/6/2018
Property		14.06	7505 Mason King Court	109,650	SF	100.0%	11/1/2018	$35,900,000	7/10/2018
Property		14.07	4700 Old Ironsides Drive	90,139	SF	100.0%	11/1/2018	$34,900,000	7/6/2018
Property		14.08	444 Toyama Drive	42,083	SF	100.0%	11/1/2018	$27,700,000	7/6/2018
Loan	9	15.00	Embassy Suites St. Louis	212	Rooms	76.5%	9/30/2018	$45,300,000	8/22/2018	5.2400%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	5, 19	16.00	2020 Fifth Avenue	126,000	SF	100.0%	11/1/2018	$103,400,000	7/23/2018	4.2620%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan	6	17.00	Chicago Multifamily Portfolio	368	Units	98.1%		$38,420,000		5.9700%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Property		17.01	Somerset I	240	Units	98.8%	9/25/2018	$24,540,000	3/28/2018
Property		17.02	Somerset II	72	Units	95.8%	9/25/2018	$7,090,000	3/28/2018
Property		17.03	Kenmore Apartments	56	Units	98.2%	9/25/2018	$6,790,000	3/28/2018
Loan	5, 7, 8	18.00	Plaza Frontenac	351,006	SF	96.5%	3/1/2018	$210,000,000	5/20/2018	4.4330%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	3	No	120
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	145	Rooms	75.8%	9/30/2018	$30,500,000	8/1/2018	5.2200%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		20.00	Sealy Distribution Center	746,136	SF	93.0%	10/22/2018	$24,000,000	8/20/2018	4.7800%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		21.00	The Center at Coldwater	52,653	SF	100.0%	7/9/2018	$32,000,000	7/16/2018	5.0750%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	7, 8, 10	22.00	Robinhood Plaza	87,069	SF	100.0%	6/1/2018	$26,300,000	6/18/2018	4.7980%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	6, 7	23.00	Anchor Self Storage	106,710	SF	94.7%		$23,450,000		5.0100%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Property		23.01	Anchor Self Storage - Mashpee	63,010	SF	94.4%	8/14/2018	$14,100,000	8/1/2018
Property		23.02	Anchor Self Storage - Narragansett	43,700	SF	95.2%	8/14/2018	$9,350,000	8/1/2018
Loan	8, 18	24.00	Desert Sky Esplanade	135,972	SF	100.0%	9/1/2018	$21,300,000	5/15/2018	5.4400%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	25.00	Van Buren Plaza	95,833	SF	94.9%	8/31/2018	$20,700,000	9/11/2018	5.0550%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		26.00	Home2 Suites - Newnan GA	102	Rooms	86.8%	8/31/2018	$17,500,000	3/12/2018	4.9800%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	5	No	120
Loan		27.00	Algonquin Galleria	71,388	SF	89.0%	10/1/2018	$15,750,000	8/1/2018	5.8200%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		28.00	Towne Oaks Apartments	240	Units	96.3%	8/13/2018	$14,280,000	7/30/2018	5.1700%	0.05147%	0.00250%	0.04000%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	5	29.00	Carriage Place	296,620	SF	90.4%	8/28/2018	$45,600,000	7/5/2018	4.9100%	0.01397%	0.00250%	0.00000%	0.00250%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		30.00	225 West 80th Street	31,635	SF	93.1%	8/1/2018	$31,900,000	6/20/2018	4.5800%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	31.00	27 Victoria Owners Corp.	258	Units	98.0%	9/5/2018	$202,800,000	9/5/2018	4.4900%	0.08897%	0.08000%	0.00000%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	18	32.00	Inwood Quorom	30,153	SF	100.0%	6/1/2018	$13,050,000	7/20/2018	5.8700%	0.05397%	0.00250%	0.04250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	180
Loan		33.00	OTG Woods Crossing	25,324	SF	100.0%	9/11/2018	$12,400,000	9/5/2018	5.0150%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		34.00	Days Inn Anaheim	81	Rooms	91.7%	8/31/2018	$11,600,000	7/19/2018	5.3140%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		35.00	Best Western Spring TX	69	Rooms	73.8%	8/31/2018	$9,300,000	8/17/2018	5.8450%	0.06147%	0.00250%	0.05000%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		36.00	Fairway Executive Building	65,090	SF	97.0%	8/13/2018	$10,900,000	8/7/2018	4.8400%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	6	37.00	Fox Meadows and Midtown	74	Units	93.2%		$11,280,000		5.3300%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Property		37.01	Midtown	42	Units	95.2%	8/27/2018	$8,100,000	8/6/2018
Property		37.02	Fox Meadows	32	Units	90.6%	8/27/2018	$3,180,000	8/6/2018
Loan	10	38.00	Holiday House Palm Springs	28	Rooms	79.5%	7/31/2018	$11,100,000	8/20/2018	4.9520%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	6	39.00	Westport AZ Properties	90,545	SF	86.5%		$11,050,000		4.7800%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Property		39.01	N 83rd Avenue	57,460	SF	84.5%	8/31/2018	$7,250,000	9/14/2018

A-1-7

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Size	Units of Measure	Occupancy Rate(2)	Occupancy Rate As-of Date	Appraised Value	Appraised Value As-of Date	Mortgage Rate	Administrative Fee Rate(3)	Master Servicing Fee Rate	Primary Servicing Fee Rate	Pari Passu Loan Primary Servicing Fee Rate	Trustee Fee Rate	Trust Advisor Fee Rate	Asset Representations Reviewer Fee Rate	CREFC Fee Rate	Interest Accrual Basis	Seasoning (mos.)	ARD (Yes/No)	Original Term to Maturity (mos.)
Property		39.02	W Indian School Road	33,085	SF	90.0%	8/31/2018	$3,800,000	9/14/2018
Loan		40.00	Jewel Osco Fox River	55,553	SF	100.0%	7/31/2018	$9,000,000	7/27/2018	5.2650%	0.06397%	0.00250%	0.05250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		41.00	Ashford Center-OH	65,623	SF	100.0%	10/4/2018	$6,750,000	7/26/2018	5.7150%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	42.00	141 East Third Owners Corp.	99	Units	97.8%	9/25/2018	$104,400,000	9/25/2018	4.4700%	0.08897%	0.08000%	0.00000%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		43.00	Omega Self Storage	33,883	SF	96.5%	6/30/2018	$7,975,000	8/10/2018	5.1800%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		44.00	25 Bogart & 250 Varet	7,050	SF	100.0%	10/18/2018	$7,700,000	9/4/2018	5.3400%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	45.00	Plantation Center, Hilton Head	46,460	SF	91.1%	9/1/2018	$7,950,000	8/15/2018	5.3700%	0.05397%	0.00250%	0.04250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	46.00	284-285 Central Owners Corp.	77	Units	97.0%	8/24/2018	$15,830,000	8/24/2018	4.4800%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		47.00	Maple Village Self Storage	48,700	SF	98.8%	7/30/2018	$6,800,000	7/12/2018	4.9600%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	48.00	3751 Apt Corp.	77	Units	96.0%	7/10/2018	$21,250,000	7/10/2018	4.3600%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan	10	49.00	60-70 Owners Corp.	168	Units	97.0%	5/16/2018	$29,650,000	5/16/2018	4.4900%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan		50.00	Sol Studios	27	Units	100.0%	8/14/2018	$5,900,000	8/15/2018	5.3500%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	10	51.00	63-61 99th Street Owners Corp.	97	Units	95.0%	9/6/2018	$35,250,000	9/6/2018	4.5500%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		52.00	Spring Park Village - TX	10,433	SF	100.0%	9/19/2018	$5,300,000	8/29/2018	5.3050%	0.04397%	0.00250%	0.03250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		53.00	Summit Suites	16,022	SF	100.0%	8/28/2018	$3,900,000	9/4/2018	5.8200%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	10	54.00	Hastings Gardens Owners Corp.	85	Units	98.0%	8/15/2018	$18,100,000	8/15/2018	4.4800%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		55.00	Self Storage of Santa Maria	64,018	SF	82.1%	8/14/2018	$8,120,000	8/21/2018	4.8900%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	56.00	Silverhill Owners Corp.	46	Units	96.0%	8/29/2018	$10,800,000	8/29/2018	4.4600%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		57.00	Walgreens - Corbin, KY	13,650	SF	100.0%	11/1/2018	$4,700,000	6/11/2018	5.4020%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	58.00	Bard House, Inc.	59	Units	98.0%	6/21/2018	$11,000,000	6/21/2018	4.3300%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan		59.00	ALLO Shopping Center	12,800	SF	89.8%	8/23/2018	$3,800,000	8/15/2018	5.4600%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan		60.00	CVS Spotsylvania	10,145	SF	100.0%	11/1/2018	$3,950,000	8/2/2018	5.3650%	0.06397%	0.00250%	0.05250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		61.00	Queensgate Retail Building	12,000	SF	100.0%	9/25/2018	$3,500,000	6/5/2018	5.3150%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	6	62.00	UNICO Portfolio IV	18,222	SF	100.0%		$2,685,000		5.5200%	0.01397%	0.00250%	0.00250%	0.00000%	0.00668%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Property		62.01	DG - Garrison, MN	9,100	SF	100.0%	11/1/2018	$1,410,000	8/9/2018
Property		62.02	DG - Merrifield, MN	9,122	SF	100.0%	11/1/2018	$1,275,000	8/24/2018
Loan		63.00	Armadillo Self Storage	47,740	SF	98.0%	9/26/2018	$2,625,000	8/30/2018	5.6100%	0.01397%	0.00250%	0.00250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan		64.00	Brittmoore Bldg D	24,000	SF	100.0%	8/21/2018	$2,130,000	7/31/2018	5.1600%	0.07397%	0.00250%	0.06250%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	2	No	120
Loan	10	65.00	265-267 Water Street Corporation	8	Units	96.0%	9/18/2018	$14,640,000	9/18/2018	4.5100%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	0	No	120
Loan	10	66.00	25 West 64th Street Owners Corp.	51	Units	96.0%	8/15/2018	$27,540,000	8/15/2018	4.3600%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120
Loan	10	67.00	The Birch Street Corporation	25	Units	95.0%	8/10/2018	$3,680,000	8/10/2018	4.6000%	0.08897%	0.08000%	0.00000%	0.00000%	0.006680%	0.00151%	0.00028%	0.00050%	Actual/360	1	No	120

A-1-8

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans
Loan	5, 8, 11, 12	1.00	Aventura Mall	116	120	116	0	0	6/7/2018	8/1/2018	N/A	7/1/2028	N/A	$0.00	$348,207.47	$0.00	$4,178,489.64	Hard	Springing	No	N/A
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	118	120	118	0	0	8/16/2018	10/11/2018	N/A	9/11/2028	N/A	$0.00	$435,127.31	$0.00	$5,221,527.72	Soft	Springing	No	N/A
Property		2.01	Renaissance St. Louis Airport Hotel
Property		2.02	Renaissance Des Moines Savery Hotel
Property		2.03	Residence Inn St. Louis Downtown
Property		2.04	Doubletree Hotel West Palm Beach Airport
Property		2.05	Courtyard Gulfport Beachfront
Property		2.06	Fairfield Inn Atlanta Downtown
Property		2.07	Hotel Indigo Chicago Vernon Hills
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale
Property		2.09	Holiday Inn & Suites Green Bay Stadium
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area
Property		2.11	Hilton Garden Inn Wichita
Property		2.12	Courtyard Norman
Property		2.13	Springhill Suites Scranton Wilkes Barre
Property		2.14	Courtyard Salisbury
Property		2.15	Homewood Suites St. Louis Riverport Airport West
Property		2.16	Residence Inn Rocky Mount
Property		2.17	Hampton Inn and Suites Wichita Northeast
Property		2.18	Residence Inn Salisbury
Property		2.19	Courtyard Rocky Mount
Property		2.20	Springhill Suites Wichita East at Plazzio
Property		2.21	Residence Inn Wichita East at Plazzio
Property		2.22	Hampton Inn Oklahoma City Northwest
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	116	120	116	0	0	6/21/2018	8/7/2018	N/A	7/7/2028	N/A	$0.00	$271,532.12	$0.00	$3,258,385.44	Hard	In Place	No	N/A
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5	4.00	685 Fifth Avenue Retail	116	120	116	0	0	6/29/2018	8/1/2018	N/A	7/1/2028	N/A	$0.00	$196,255.94	$0.00	$2,355,071.28	Hard	Springing	No	Group 1
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	119	120	119	0	0	9/7/2018	11/6/2018	N/A	10/6/2028	N/A	$0.00	$198,249.07	$0.00	$2,378,988.84	Hard	In Place	No	N/A
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	120	0	0	300	300	10/9/2018	12/1/2018	N/A	11/1/2028	11/1/2043	$273,274.13	$0.00	$3,279,289.56	$0.00	Soft	Springing	No	N/A
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue
Property		6.02	U-Haul Moving & Storage of Manchester
Property		6.03	U-Haul Moving & Storage of Justin
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield
Property		6.05	U-Haul Moving & Storage of Minot
Property		6.06	U-Haul Storage Center of Canton
Property		6.07	U-Haul Moving & Storage of Brooksville
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum
Property		6.09	U-Haul Moving & Storage of Orchard Street
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard
Property		6.11	U-Haul Moving & Storage of Manteca
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit
Property		6.13	U-Haul Moving & Storage of Rose City
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway
Property		6.15	U-Haul Moving & Storage of Boomer Lake
Property		6.16	U-Haul Moving & Storage of Riverside
Property		6.17	U-Haul Storage of Eastex Freeway
Property		6.18	U-Haul Moving & Storage at West Main Street
Property		6.19	U-Haul Moving & Storage of North Stillwater
Loan	8, 9	7.00	Harvard Park	119	120	119	0	0	9/5/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$130,132.64	$0.00	$1,561,591.68	Springing	Springing	No	N/A
Loan		8.00	Clovis Commons	120	0	0	360	360	10/10/2018	12/1/2018	N/A	11/1/2028	N/A	$181,177.30	$0.00	$2,174,127.60	$0.00	Hard	Springing	No	N/A
Loan		9.00	The Plaza at Gator Hole	120	120	120	0	0	10/2/2018	12/1/2018	N/A	11/1/2028	N/A	$0.00	$120,614.76	$0.00	$1,447,377.12	Springing	Springing	No	Group 2
Loan	5, 9, 16, 17	10.00	Pfizer Building	69	0	0	72	69	7/11/2018	9/8/2018	N/A	8/8/2024	N/A	$460,898.40	$0.00	$5,530,780.80	$0.00	Hard	In Place	No	N/A
Loan		11.00	Stirling Bossier Shopping Center	118	24	22	300	300	9/7/2018	10/11/2018	10/11/2020	9/11/2028	N/A	$159,461.43	$111,508.01	$1,913,537.16	$1,338,096.12	Soft	Springing	No	N/A
Loan		12.00	Triangle Center	119	36	35	360	360	9/24/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$144,989.91	$110,907.01	$1,739,878.92	$1,330,884.12	Springing	Springing	No	N/A
Loan		13.00	Nitro Marketplace	118	120	118	0	0	8/16/2018	10/1/2018	N/A	9/1/2028	N/A	$0.00	$102,126.51	$0.00	$1,225,518.12	Springing	Springing	No	Group 2
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	59	60	59	0	0	9/7/2018	11/6/2018	N/A	10/6/2023	N/A	$0.00	$100,117.30	$0.00	$1,201,407.60	Soft	Springing	No	Group 3
Property		14.01	14901 FAA Boulevard
Property		14.02	4650 Old Ironsides Drive
Property		14.03	43790 Devin Shafron Drive
Property		14.04	636 Pierce Street
Property		14.05	21551 Beaumeade Circle
Property		14.06	7505 Mason King Court
Property		14.07	4700 Old Ironsides Drive
Property		14.08	444 Toyama Drive
Loan	9	15.00	Embassy Suites St. Louis	120	0	0	360	360	10/24/2018	12/1/2018	N/A	11/1/2028	N/A	$137,896.12	$0.00	$1,654,753.44	$0.00	Soft	Springing	No	N/A
Loan	5, 19	16.00	2020 Fifth Avenue	118	120	118	0	0	8/22/2018	10/6/2018	N/A	9/6/2028	N/A	$0.00	$86,423.89	$0.00	$1,037,086.68	Hard	Springing	No	Group 3
Loan	6	17.00	Chicago Multifamily Portfolio	120	0	0	360	360	10/12/2018	12/1/2018	N/A	11/1/2028	N/A	$138,947.38	$0.00	$1,667,368.56	$0.00	Soft	Springing	No	N/A
Property		17.01	Somerset I
Property		17.02	Somerset II
Property		17.03	Kenmore Apartments
Loan	5, 7, 8	18.00	Plaza Frontenac	117	120	117	0	0	7/2/2018	9/1/2018	N/A	8/1/2028	N/A	$0.00	$74,909.49	$0.00	$898,913.88	Hard	Springing	No	Group 1
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	120	0	0	360	360	10/30/2018	12/11/2018	N/A	11/11/2028	N/A	$107,317.67	$0.00	$1,287,812.04	$0.00	Springing	Springing	No	N/A
Loan		20.00	Sealy Distribution Center	120	24	24	360	360	10/26/2018	12/1/2018	12/1/2020	11/1/2028	N/A	$89,511.17	$69,061.04	$1,074,134.04	$828,732.48	Springing	Springing	No	N/A
Loan		21.00	The Center at Coldwater	119	120	119	0	0	9/4/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$72,465.60	$0.00	$869,587.20	Springing	Springing	No	N/A
Loan	7, 8, 10	22.00	Robinhood Plaza	119	36	35	360	360	9/21/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$86,843.58	$67,115.80	$1,042,122.96	$805,389.60	Springing	Springing	No	N/A
Loan	6, 7	23.00	Anchor Self Storage	119	60	59	360	360	9/17/2018	11/1/2018	11/1/2023	10/1/2028	N/A	$84,376.97	$66,457.88	$1,012,523.64	$797,494.56	Springing	Springing	No	N/A
Property		23.01	Anchor Self Storage - Mashpee
Property		23.02	Anchor Self Storage - Narragansett
Loan	8, 18	24.00	Desert Sky Esplanade	119	0	0	360	359	9/27/2018	11/1/2018	N/A	10/1/2028	N/A	$74,451.99	$0.00	$893,423.88	$0.00	Springing	Springing	No	N/A
Loan	10	25.00	Van Buren Plaza	120	120	120	0	0	10/18/2018	12/1/2018	N/A	11/1/2028	N/A	$0.00	$52,960.49	$0.00	$635,525.88	Springing	Springing	No	N/A
Loan		26.00	Home2 Suites - Newnan GA	115	0	0	300	295	5/15/2018	7/1/2018	N/A	6/1/2028	N/A	$70,594.47	$0.00	$847,133.64	$0.00	Springing	Springing	No	N/A
Loan		27.00	Algonquin Galleria	120	0	0	360	360	10/29/2018	12/1/2018	N/A	11/1/2028	N/A	$69,460.72	$0.00	$833,528.64	$0.00	Springing	Springing	No	N/A
Loan		28.00	Towne Oaks Apartments	119	36	35	360	360	9/10/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$55,820.43	$44,555.35	$669,845.16	$534,664.20	Springing	Springing	No	N/A
Loan	5	29.00	Carriage Place	119	36	35	360	360	9/11/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$53,133.47	$41,484.95	$637,601.64	$497,819.40	Hard	Springing	No	N/A
Loan		30.00	225 West 80th Street	119	0	0	360	359	9/28/2018	11/1/2018	N/A	10/1/2028	N/A	$51,144.98	$0.00	$613,739.76	$0.00	Springing	Springing	No	N/A
Loan	10	31.00	27 Victoria Owners Corp.	120	120	120	0	0	10/24/2018	12/1/2018	N/A	11/1/2028	N/A	$0.00	$33,573.66	$0.00	$402,883.92	N/A	N/A	No	N/A
Loan	18	32.00	Inwood Quorom	179	60	59	360	360	9/10/2018	11/1/2018	11/1/2023	10/1/2033	N/A	$50,253.55	$42,156.66	$603,042.60	$505,879.92	Springing	Springing	No	N/A
Loan		33.00	OTG Woods Crossing	119	24	23	360	360	9/28/2018	11/11/2018	11/11/2020	10/11/2028	N/A	$43,019.10	$33,897.69	$516,229.20	$406,772.28	Springing	Springing	No	N/A
Loan		34.00	Days Inn Anaheim	119	36	35	360	360	10/1/2018	11/1/2018	11/1/2021	10/1/2028	N/A	$40,322.64	$32,551.33	$483,871.68	$390,615.96	Springing	Springing	No	N/A
Loan		35.00	Best Western Spring TX	120	0	0	300	300	10/22/2018	12/1/2018	N/A	11/1/2028	N/A	$41,265.90	$0.00	$495,190.80	$0.00	Hard	Springing	No	N/A
Loan		36.00	Fairway Executive Building	120	120	120	0	0	10/5/2018	12/1/2018	N/A	11/1/2028	N/A	$0.00	$25,762.92	$0.00	$309,155.04	Springing	Springing	No	N/A
Loan	6	37.00	Fox Meadows and Midtown	119	120	119	0	0	9/14/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$27,020.14	$0.00	$324,241.68	Springing	Springing	No	N/A
Property		37.01	Midtown
Property		37.02	Fox Meadows
Loan	10	38.00	Holiday House Palm Springs	119	120	119	0	0	9/26/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$25,103.89	$0.00	$301,246.68	Springing	Springing	No	N/A
Loan	6	39.00	Westport AZ Properties	120	60	60	360	360	10/30/2018	12/1/2018	12/1/2023	11/1/2028	N/A	$29,365.95	$22,656.87	$352,391.40	$271,882.44	Springing	Springing	No	N/A
Property		39.01	N 83rd Avenue

A-1-9

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Remaining Term to Maturity (mos.)	Original Interest-Only Period (mos.)	Remaining Interest-Only Period (mos.)	Original Amortization Term (mos.)	Remaining Amortization Term (mos.)	Note Date	First Payment Date	First P&I Payment Date (Partial IO Loans)	Maturity Date	ARD Loan Final Maturity Date	Monthly Debt Service (P&I)	Monthly Debt Service (IO)	Annual Debt Service (P&I)	Annual Debt Service (IO)	Lockbox Type	Cash Management Status	Crossed With Other Loans	Related-Borrower Loans
Property		39.02	W Indian School Road
Loan		40.00	Jewel Osco Fox River	119	120	119	0	0	9/6/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$22,687.03	$0.00	$272,244.36	Springing	Springing	No	Group 4
Loan		41.00	Ashford Center-OH	119	0	0	360	359	10/5/2018	11/11/2018	N/A	10/11/2028	N/A	$29,430.91	$0.00	$353,170.92	$0.00	N/A	N/A	No	N/A
Loan	10	42.00	141 East Third Owners Corp.	120	0	0	480	480	10/25/2018	12/1/2018	N/A	11/1/2028	N/A	$22,381.81	$0.00	$268,581.72	$0.00	N/A	N/A	No	N/A
Loan		43.00	Omega Self Storage	119	0	0	360	359	9/13/2018	11/11/2018	N/A	10/11/2028	N/A	$27,393.80	$0.00	$328,725.60	$0.00	N/A	N/A	No	N/A
Loan		44.00	25 Bogart & 250 Varet	119	120	119	0	0	10/4/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$21,431.08	$0.00	$257,172.96	Springing	Springing	No	N/A
Loan	10	45.00	Plantation Center, Hilton Head	119	120	119	0	0	10/5/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$20,417.19	$0.00	$245,006.28	N/A	N/A	No	N/A
Loan	10	46.00	284-285 Central Owners Corp.	119	0	0	360	359	9/28/2018	11/1/2018	N/A	10/1/2028	N/A	$20,725.40	$0.00	$248,704.80	$0.00	N/A	N/A	No	N/A
Loan		47.00	Maple Village Self Storage	119	120	119	0	0	10/1/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$16,762.96	$0.00	$201,155.52	Springing	Springing	No	N/A
Loan	10	48.00	3751 Apt Corp.	118	0	0	480	478	8/29/2018	10/1/2018	N/A	9/1/2028	N/A	$15,421.12	$0.00	$185,053.44	$0.00	N/A	N/A	No	N/A
Loan	10	49.00	60-70 Owners Corp.	118	0	0	180	178	8/29/2018	10/1/2018	N/A	9/1/2028	N/A	$25,992.40	$0.00	$311,908.80	$0.00	N/A	N/A	No	N/A
Loan		50.00	Sol Studios	120	120	120	0	0	10/26/2018	12/1/2018	N/A	11/1/2028	N/A	$0.00	$15,052.45	$0.00	$180,629.40	Springing	Springing	No	N/A
Loan	10	51.00	63-61 99th Street Owners Corp.	119	120	119	0	0	9/27/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$12,494.07	$0.00	$149,928.84	N/A	N/A	No	N/A
Loan		52.00	Spring Park Village - TX	119	120	119	0	0	9/24/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$13,805.28	$0.00	$165,663.36	Hard	In Place	No	N/A
Loan		53.00	Summit Suites	120	12	12	360	360	10/17/2018	12/11/2018	12/11/2019	11/11/2028	N/A	$17,199.80	$14,383.28	$206,397.60	$172,599.36	N/A	N/A	No	N/A
Loan	10	54.00	Hastings Gardens Owners Corp.	119	0	0	300	299	10/1/2018	11/1/2018	N/A	10/1/2028	N/A	$15,531.54	$0.00	$186,378.48	$0.00	N/A	N/A	No	N/A
Loan		55.00	Self Storage of Santa Maria	119	120	119	0	0	10/2/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$10,328.99	$0.00	$123,947.88	N/A	N/A	No	N/A
Loan	10	56.00	Silverhill Owners Corp.	119	0	0	360	359	9/28/2018	11/1/2018	N/A	10/1/2028	N/A	$12,607.78	$0.00	$151,293.36	$0.00	N/A	N/A	No	N/A
Loan		57.00	Walgreens - Corbin, KY	119	0	0	300	299	9/24/2018	11/1/2018	N/A	10/1/2028	N/A	$15,206.22	$0.00	$182,474.64	$0.00	Hard	Springing	No	N/A
Loan	10	58.00	Bard House, Inc.	118	0	0	360	358	8/30/2018	10/1/2018	N/A	9/1/2028	N/A	$12,415.86	$0.00	$148,990.32	$0.00	N/A	N/A	No	N/A
Loan		59.00	ALLO Shopping Center	120	60	60	360	360	10/4/2018	12/1/2018	12/1/2023	11/1/2028	N/A	$13,227.60	$10,794.88	$158,731.20	$129,538.56	Springing	Springing	No	N/A
Loan		60.00	CVS Spotsylvania	119	120	119	0	0	9/19/2018	11/1/2018	N/A	10/1/2028	N/A	$0.00	$10,425.73	$0.00	$125,108.76	Springing	Springing	No	Group 4
Loan		61.00	Queensgate Retail Building	119	0	0	360	359	9/26/2018	11/11/2018	N/A	10/11/2028	N/A	$12,515.32	$0.00	$150,183.84	$0.00	N/A	N/A	No	N/A
Loan	6	62.00	UNICO Portfolio IV	119	120	119	0	0	9/27/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$8,139.65	$0.00	$97,675.80	Springing	Springing	No	N/A
Property		62.01	DG - Garrison, MN
Property		62.02	DG - Merrifield, MN
Loan		63.00	Armadillo Self Storage	119	120	119	0	0	10/10/2018	11/11/2018	N/A	10/11/2028	N/A	$0.00	$7,702.39	$0.00	$92,428.68	N/A	N/A	No	N/A
Loan		64.00	Brittmoore Bldg D	118	12	10	360	360	8/29/2018	10/1/2018	10/1/2019	9/1/2028	N/A	$8,199.64	$6,539.58	$98,395.68	$78,474.96	Springing	Springing	No	N/A
Loan	10	65.00	265-267 Water Street Corporation	120	0	0	360	360	10/26/2018	12/1/2018	N/A	11/1/2028	N/A	$7,609.19	$0.00	$91,310.28	$0.00	N/A	N/A	No	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	119	0	0	360	359	9/27/2018	11/1/2018	N/A	10/1/2028	N/A	$7,476.01	$0.00	$89,712.12	$0.00	N/A	N/A	No	N/A
Loan	10	67.00	The Birch Street Corporation	119	0	0	360	359	9/20/2018	11/1/2018	N/A	10/1/2028	N/A	$6,664.38	$0.00	$79,972.56	$0.00	N/A	N/A	No	N/A

A-1-10

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI
Loan	5, 8, 11, 12	1.00	Aventura Mall	N/A	2.63x	N/A	2.58x	40.8%	40.8%	0	0	First	LO(28);DEF(85);O(7)		$139,956,585	$29,303,182	$110,653,403
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	N/A	2.40x	N/A	2.07x	66.1%	66.1%	0	0	Eleventh	LO(11);YM1(15);DEF/YM1(87);O(7)	A	$92,515,295	$63,143,112	$29,372,183
Property		2.01	Renaissance St. Louis Airport Hotel												$17,795,311	$13,634,768	$4,160,543
Property		2.02	Renaissance Des Moines Savery Hotel												N/A	N/A	N/A
Property		2.03	Residence Inn St. Louis Downtown												$7,532,220	$4,424,445	$3,107,775
Property		2.04	Doubletree Hotel West Palm Beach Airport												$6,462,287	$4,120,824	$2,341,463
Property		2.05	Courtyard Gulfport Beachfront												$5,201,110	$3,558,484	$1,642,626
Property		2.06	Fairfield Inn Atlanta Downtown												$5,558,141	$4,326,533	$1,231,608
Property		2.07	Hotel Indigo Chicago Vernon Hills												$3,910,722	$2,480,037	$1,430,685
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale												$4,258,536	$2,486,367	$1,772,169
Property		2.09	Holiday Inn & Suites Green Bay Stadium												$4,095,374	$2,614,133	$1,481,241
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area												$3,995,717	$2,449,666	$1,546,051
Property		2.11	Hilton Garden Inn Wichita												$3,896,365	$2,675,029	$1,221,336
Property		2.12	Courtyard Norman												$2,608,716	$1,710,744	$897,972
Property		2.13	Springhill Suites Scranton Wilkes Barre												$2,718,138	$1,876,615	$841,523
Property		2.14	Courtyard Salisbury												$3,148,273	$2,174,763	$973,510
Property		2.15	Homewood Suites St. Louis Riverport Airport West												$3,095,156	$2,459,925	$635,231
Property		2.16	Residence Inn Rocky Mount												$2,062,299	$1,400,544	$661,755
Property		2.17	Hampton Inn and Suites Wichita Northeast												$3,150,231	$2,121,669	$1,028,562
Property		2.18	Residence Inn Salisbury												$2,592,288	$1,607,398	$984,890
Property		2.19	Courtyard Rocky Mount												$2,520,678	$1,751,839	$768,839
Property		2.20	Springhill Suites Wichita East at Plazzio												$2,443,042	$1,734,798	$708,244
Property		2.21	Residence Inn Wichita East at Plazzio												$2,886,410	$1,766,942	$1,119,468
Property		2.22	Hampton Inn Oklahoma City Northwest												$2,584,279	$1,767,585	$816,694
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	N/A	3.60x	N/A	3.43x	32.3%	32.3%	0	0	Seventh	LO(28);DEF(85);O(7)		$90,228,619	$26,310,727	$63,917,892
Property		3.01	Millennium Tower Boston												$14,268,691	$2,088,846	$12,179,845
Property		3.02	Lincoln Square												$24,042,921	$6,435,270	$17,607,651
Property		3.03	Four Seasons San Francisco Retail												$11,090,921	$3,657,023	$7,433,898
Property		3.04	Lincoln West												$10,435,098	$3,806,960	$6,628,138
Property		3.05	Commercial Units at the Four Seasons Miami												$10,106,488	$4,087,868	$6,018,620
Property		3.06	Lincoln Triangle												$8,180,463	$2,971,200	$5,209,263
Property		3.07	Ritz Carlton Washington DC Retail												$7,934,103	$1,612,765	$6,321,338
Property		3.08	Ritz Carlton Georgetown Retail												$4,169,935	$1,650,796	$2,519,140
Loan	5	4.00	685 Fifth Avenue Retail	N/A	2.82x	N/A	2.76x	34.0%	34.0%	0	2 business days every 12 month period	First	LO(28);DEF(88);O(4)		N/A	N/A	N/A
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	N/A	3.01x	N/A	2.97x	40.2%	40.2%	0	0	Sixth	LO(24);YM1(1);DEF/YM1(88);O(7)	B	$32,138,354	$7,161,119	$24,977,236
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	1.63x	N/A	1.61x	N/A	59.2%	43.6%	0	0	First	LO(24);DEF(92);O(4)		$5,698,272	$1,825,470	$3,872,802
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue												N/A	N/A	N/A
Property		6.02	U-Haul Moving & Storage of Manchester												N/A	N/A	N/A
Property		6.03	U-Haul Moving & Storage of Justin												N/A	N/A	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield												N/A	N/A	N/A
Property		6.05	U-Haul Moving & Storage of Minot												N/A	N/A	N/A
Property		6.06	U-Haul Storage Center of Canton												N/A	N/A	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville												N/A	N/A	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum												N/A	N/A	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street												N/A	N/A	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard												N/A	N/A	N/A
Property		6.11	U-Haul Moving & Storage of Manteca												N/A	N/A	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit												N/A	N/A	N/A
Property		6.13	U-Haul Moving & Storage of Rose City												N/A	N/A	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway												N/A	N/A	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake												N/A	N/A	N/A
Property		6.16	U-Haul Moving & Storage of Riverside												N/A	N/A	N/A
Property		6.17	U-Haul Storage of Eastex Freeway												N/A	N/A	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street												N/A	N/A	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater												N/A	N/A	N/A
Loan	8, 9	7.00	Harvard Park	N/A	2.38x	N/A	2.15x	63.8%	63.8%	5	4	First	LO(25);DEF(91);O(4)		$5,551,712	$2,495,878	$3,055,834
Loan		8.00	Clovis Commons	1.69x	N/A	1.57x	N/A	71.1%	58.5%	5	4	First	LO(24);DEF(91);O(5)		$4,654,660	$1,039,891	$3,614,767
Loan		9.00	The Plaza at Gator Hole	N/A	2.20x	N/A	2.00x	62.0%	62.0%	0, one 5-day grace in each rolling 12 month period	5	First	LO(23);YM1(93);O(4)	C	$3,627,839	$607,345	$3,020,494
Loan	5, 9, 16, 17	10.00	Pfizer Building	1.00x	N/A	1.00x	N/A	57.3%	2.1%	0	0	Eighth	LO(27);DEF(40);O(5)		N/A	N/A	N/A
Loan		11.00	Stirling Bossier Shopping Center	1.86x	2.65x	1.73x	2.47x	49.4%	39.7%	0	0	Eleventh	LO(25);YM1(88);O(7)	D	$4,771,423	$1,071,834	$3,699,589
Loan		12.00	Triangle Center	1.89x	2.46x	1.72x	2.25x	70.9%	62.4%	0	4	First	LO(25);DEF(91);O(4)		$4,117,409	$899,457	$3,217,952
Loan		13.00	Nitro Marketplace	N/A	2.58x	N/A	2.41x	65.0%	65.0%	0, subject to one 5-day grace period in each rolling 12 month period	5	First	LO(23);YM(93);O(4)	E	$3,880,003	$691,720	$3,188,282
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	N/A	2.57x	N/A	2.50x	54.7%	54.7%	0	0	Sixth	LO(25);DEF/YM1(28);O(7)	F	$30,153,975	$5,218,019	$24,935,956
Property		14.01	14901 FAA Boulevard												$6,532,263	$986,583	$5,545,680
Property		14.02	4650 Old Ironsides Drive												$4,899,745	$814,002	$4,085,743
Property		14.03	43790 Devin Shafron Drive												$4,386,733	$791,276	$3,595,457
Property		14.04	636 Pierce Street												$3,907,838	$717,838	$3,190,000
Property		14.05	21551 Beaumeade Circle												$2,847,924	$575,933	$2,271,991
Property		14.06	7505 Mason King Court												$2,226,277	$184,424	$2,041,853
Property		14.07	4700 Old Ironsides Drive												$2,706,656	$606,707	$2,099,949
Property		14.08	444 Toyama Drive												$2,646,539	$541,256	$2,105,283
Loan	9	15.00	Embassy Suites St. Louis	2.40x	N/A	2.13x	N/A	55.2%	45.8%	5	5	First	LO(24);DEF(92);O(4)		$10,432,189	$6,776,339	$3,655,850
Loan	5, 19	16.00	2020 Fifth Avenue	N/A	3.29x	N/A	3.20x	46.4%	46.4%	0	0	Sixth	LO(26);DEF(88);O(6)		$8,355,216	$1,564,157	$6,791,059
Loan	6	17.00	Chicago Multifamily Portfolio	1.31x	N/A	1.25x	N/A	60.5%	51.4%	5	5	First	LO(24);DEF(92);O(4)		$3,865,139	$1,672,699	$2,192,440
Property		17.01	Somerset I												$2,479,518	$1,022,248	$1,457,270
Property		17.02	Somerset II												$748,570	$345,378	$403,192
Property		17.03	Kenmore Apartments												$637,051	$305,073	$331,978
Loan	5, 7, 8	18.00	Plaza Frontenac	N/A	2.23x	N/A	2.09x	47.6%	47.6%	0	0, 2 business days every 12 month period	First	LO(27);DEF(89);O(4)		$13,755,300	$4,259,300	$9,496,000
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	1.90x	N/A	1.72x	N/A	63.9%	53.1%	0	0	Eleventh	LO(24);DEF(92);O(4)		N/A	N/A	N/A
Loan		20.00	Sealy Distribution Center	2.23x	2.89x	2.02x	2.61x	71.3%	61.4%	0	5	First	LO(24);DEF(91);O(5)		$3,056,063	$924,881	$2,131,182
Loan		21.00	The Center at Coldwater	N/A	1.73x	N/A	1.68x	52.8%	52.8%	0	5	First	LO(25);DEF(88);O(7)		$2,638,678	$1,048,246	$1,590,432
Loan	7, 8, 10	22.00	Robinhood Plaza	2.02x	2.61x	1.90x	2.45x	63.0%	55.6%	5	4	First	LO(24);YM1(89);O(7)	G	$2,708,603	$595,261	$2,113,342
Loan	6, 7	23.00	Anchor Self Storage	1.39x	1.77x	1.38x	1.75x	67.0%	61.9%	0	5	First	LO(25);DEF(90);O(5)		$1,757,451	$468,317	$1,289,133
Property		23.01	Anchor Self Storage - Mashpee												$1,014,463	$249,198	$765,266
Property		23.02	Anchor Self Storage - Narragansett												$742,987	$219,120	$523,868
Loan	8, 18	24.00	Desert Sky Esplanade	1.62x	N/A	1.45x	N/A	61.9%	51.8%	5	5	First	LO(25);DEF(90);O(5)		$2,184,578	$793,839	$1,390,740
Loan	10	25.00	Van Buren Plaza	N/A	2.19x	N/A	2.03x	59.9%	59.9%	5	4	First	LO(24);DEF(91);O(5)		$1,692,874	$511,834	$1,181,040
Loan		26.00	Home2 Suites - Newnan GA	2.22x	N/A	2.04x	N/A	68.6%	51.8%	5	4	First	LO(29);DEF(87);O(4)		N/A	N/A	N/A
Loan		27.00	Algonquin Galleria	1.30x	N/A	1.22x	N/A	75.0%	63.4%	5	4	First	LO(24);DEF(92);O(4)		$1,831,021	$540,834	$1,290,187
Loan		28.00	Towne Oaks Apartments	1.46x	1.84x	1.36x	1.70x	71.4%	63.6%	5	5	First	LO(25);DEF(90);O(5)		$1,913,740	$1,005,977	$907,763
Loan	5	29.00	Carriage Place	1.53x	1.97x	1.41x	1.81x	67.3%	59.5%	0	0	First	LO(25);DEF(91);O(4)		$4,503,789	$1,342,914	$3,160,875
Loan		30.00	225 West 80th Street	1.57x	N/A	1.49x	N/A	31.3%	25.5%	5	4	First	LO(25);DEF(91);O(4)		$2,169,370	$1,011,935	$1,157,435
Loan	10	31.00	27 Victoria Owners Corp.	N/A	12.53x	N/A	12.38x	4.4%	4.4%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan	18	32.00	Inwood Quorom	1.55x	1.85x	1.49x	1.78x	65.1%	55.2%	5	5	First	LO(23);YM1(96);O(61)	I	$1,133,165	$255,698	$877,467
Loan		33.00	OTG Woods Crossing	1.47x	1.87x	1.43x	1.82x	64.5%	56.0%	0	0	Eleventh	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan		34.00	Days Inn Anaheim	1.99x	2.47x	1.77x	2.20x	62.5%	55.8%	5	4	First	LO(25);YM1(91);O(4)	J	$2,026,254	$1,419,726	$606,528
Loan		35.00	Best Western Spring TX	1.99x	N/A	1.83x	N/A	69.9%	54.0%	5	4	First	LO(24);DEF(92);O(4)		$1,406,499	$910,286	$496,213
Loan		36.00	Fairway Executive Building	N/A	2.61x	N/A	2.17x	57.8%	57.8%	5	5	First	LO(23);YM1(93);O(4)	K	$1,269,267	$692,944	$576,323
Loan	6	37.00	Fox Meadows and Midtown	N/A	2.03x	N/A	1.96x	53.2%	53.2%	5	5	First	LO(25);DEF(91);O(4)		$1,189,112	$470,087	$719,025
Property		37.01	Midtown												$819,493	$323,313	$496,180
Property		37.02	Fox Meadows												$369,619	$146,774	$222,845
Loan	10	38.00	Holiday House Palm Springs	N/A	3.13x	N/A	2.79x	54.1%	54.1%	5	4	First	LO(24);YM1(91);O(5)	L	N/A	N/A	N/A
Loan	6	39.00	Westport AZ Properties	2.04x	2.64x	2.00x	2.59x	50.8%	46.7%	5	4	First	LO(24);DEF(91);O(5)		$1,050,653	$322,836	$727,817
Property		39.01	N 83rd Avenue												$635,258	$183,128	$452,130

A-1-11

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	UW NOI DSCR (P&I)	UW NOI DSCR (IO)	UW NCF DSCR (P&I)	UW NCF DSCR (IO)	Cut-Off Date LTV Ratio	Maturity Date LTV Ratio	Grace Period to Late Charge (Days)	Grace Period to Default (Days)	Due Date	Prepayment Provisions (No. of Payments)	YM Formula	Third Most Recent Revenues	Third Most Recent Expenses	Third Most Recent NOI
Property		39.02	W Indian School Road												$415,395	$139,708	$275,687
Loan		40.00	Jewel Osco Fox River	N/A	1.84x	N/A	1.68x	56.7%	56.7%	5	5	First	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan		41.00	Ashford Center-OH	2.03x	N/A	1.82x	N/A	74.9%	63.2%	0	0	Eleventh	LO(25);DEF(91);O(4)		$1,097,246	$466,771	$630,475
Loan	10	42.00	141 East Third Owners Corp.	7.84x	N/A	7.74x	N/A	4.8%	4.3%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		43.00	Omega Self Storage	1.76x	N/A	1.75x	N/A	62.6%	52.0%	0	0	Eleventh	LO(25);DEF(91);O(4)		$824,377	$266,736	$557,641
Loan		44.00	25 Bogart & 250 Varet	N/A	1.52x	N/A	1.50x	61.7%	61.7%	0	0	Eleventh	LO(25);DEF(91);O(4)		$382,321	$35,317	$347,004
Loan	10	45.00	Plantation Center, Hilton Head	N/A	2.61x	N/A	2.46x	56.6%	56.6%	0	0	Eleventh	LO(25);YM1(91);O(4)	M	$707,625	$203,099	$504,526
Loan	10	46.00	284-285 Central Owners Corp.	5.93x	N/A	5.84x	N/A	25.9%	21.0%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		47.00	Maple Village Self Storage	N/A	2.05x	N/A	2.01x	58.8%	58.8%	5	4	First	LO(25);DEF(91);O(4)		$576,646	$225,145	$351,501
Loan	10	48.00	3751 Apt Corp.	5.37x	N/A	5.26x	N/A	16.4%	14.7%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan	10	49.00	60-70 Owners Corp.	7.44x	N/A	7.23x	N/A	11.4%	4.8%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		50.00	Sol Studios	N/A	1.56x	N/A	1.53x	56.4%	56.4%	5	5	First	LO(24);DEF(92);O(4)		N/A	N/A	N/A
Loan	10	51.00	63-61 99th Street Owners Corp.	N/A	7.87x	N/A	7.74x	9.2%	9.2%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		52.00	Spring Park Village - TX	N/A	1.89x	N/A	1.88x	58.1%	58.1%	0	0	Eleventh	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Loan		53.00	Summit Suites	1.44x	1.72x	1.36x	1.62x	75.0%	64.9%	0	0	Eleventh	LO(24);DEF(92);O(4)		N/A	N/A	N/A
Loan	10	54.00	Hastings Gardens Owners Corp.	6.06x	N/A	5.96x	N/A	15.4%	11.4%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		55.00	Self Storage of Santa Maria	N/A	3.47x	N/A	3.42x	30.8%	30.8%	0	0	Eleventh	LO(25);DEF(91);O(4)		$697,545	$303,705	$393,840
Loan	10	56.00	Silverhill Owners Corp.	4.34x	N/A	4.27x	N/A	23.1%	18.7%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		57.00	Walgreens - Corbin, KY	1.48x	N/A	1.46x	N/A	53.1%	40.5%	5	4	First	LO(25);YM1(91);O(4)	N	N/A	N/A	N/A
Loan	10	58.00	Bard House, Inc.	4.01x	N/A	3.91x	N/A	22.7%	18.3%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan		59.00	ALLO Shopping Center	1.69x	2.07x	1.53x	1.87x	61.6%	57.3%	5	5	First	LO(24);DEF(91);O(5)		$119,707	$82,567	$37,141
Loan		60.00	CVS Spotsylvania	N/A	1.75x	N/A	1.67x	58.2%	58.2%	5	5	First	LO(25);DEF(91);O(4)		$210,451	$0	$210,451
Loan		61.00	Queensgate Retail Building	1.64x	N/A	1.59x	N/A	64.2%	53.5%	0	0	Eleventh	LO(25);DEF(91);O(4)		$285,293	$68,481	$216,812
Loan	6	62.00	UNICO Portfolio IV	N/A	1.78x	N/A	1.76x	65.0%	65.0%	0	0	Eleventh	LO(25);DEF(91);O(4)		N/A	N/A	N/A
Property		62.01	DG - Garrison, MN												N/A	N/A	N/A
Property		62.02	DG - Merrifield, MN												N/A	N/A	N/A
Loan		63.00	Armadillo Self Storage	N/A	2.26x	N/A	2.21x	61.9%	61.9%	0	0	Eleventh	LO(25);DEF(91);O(4)		$248,963	$131,055	$117,908
Loan		64.00	Brittmoore Bldg D	1.50x	1.88x	1.42x	1.78x	70.4%	59.9%	5	5	First	LO(26);DEF(89);O(5)		$168,461	$41,521	$126,940
Loan	10	65.00	265-267 Water Street Corporation	4.62x	N/A	4.56x	N/A	10.2%	8.3%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	8.06x	N/A	7.86x	N/A	5.4%	4.4%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A
Loan	10	67.00	The Birch Street Corporation	2.77x	N/A	2.67x	N/A	35.3%	28.7%	10	10	First	YM1(113);1%(3);O(4)	H	N/A	N/A	N/A

A-1-12

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield
Loan	5, 8, 11, 12	1.00	Aventura Mall	12/31/2016	7.9%	$145,286,882	$30,046,320	$115,240,562	12/31/2017	8.2%	$149,776,330	$31,484,933	$118,291,397	3/31/2018 TTM	8.4%	92.9%	$185,479,647	$30,620,668	$154,858,979	11.0%
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	12/31/2016	11.1%	$93,391,528	$63,914,410	$29,477,118	12/31/2017	11.1%	$94,707,559	$64,753,185	$29,954,374	5/31/2018 TTM	11.3%	71.9%	$106,614,582	$73,391,622	$33,222,960	12.5%
Property		2.01	Renaissance St. Louis Airport Hotel	12/31/2016		$18,324,277	$14,008,269	$4,316,008	12/31/2017		$18,340,705	$13,943,902	$4,396,803	5/31/2018 TTM		70.5%	$18,340,705	$13,943,902	$4,396,803
Property		2.02	Renaissance Des Moines Savery Hotel	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		65.0%	$11,907,023	$8,638,437	$3,268,586
Property		2.03	Residence Inn St. Louis Downtown	12/31/2016		$7,438,018	$4,521,625	$2,916,393	12/31/2017		$7,220,742	$4,549,955	$2,670,787	5/31/2018 TTM		75.5%	$7,220,742	$4,549,955	$2,670,787
Property		2.04	Doubletree Hotel West Palm Beach Airport	12/31/2016		$7,320,304	$4,414,847	$2,905,457	12/31/2017		$7,865,081	$4,534,282	$3,330,799	5/31/2018 TTM		87.7%	$7,865,081	$4,534,282	$3,330,799
Property		2.05	Courtyard Gulfport Beachfront	12/31/2016		$4,964,644	$3,364,283	$1,600,361	12/31/2017		$5,008,785	$3,381,853	$1,626,932	5/31/2018 TTM		65.7%	$5,008,785	$3,381,853	$1,626,932
Property		2.06	Fairfield Inn Atlanta Downtown	12/31/2016		$5,682,298	$4,194,924	$1,487,374	12/31/2017		$6,033,534	$4,378,312	$1,655,222	5/31/2018 TTM		69.5%	$6,033,534	$4,378,312	$1,655,222
Property		2.07	Hotel Indigo Chicago Vernon Hills	12/31/2016		$3,965,649	$2,522,569	$1,443,080	12/31/2017		$3,994,581	$2,543,167	$1,451,414	5/31/2018 TTM		68.4%	$3,994,581	$2,543,167	$1,451,414
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	12/31/2016		$4,327,833	$2,479,540	$1,848,293	12/31/2017		$4,168,157	$2,568,997	$1,599,160	5/31/2018 TTM		70.8%	$4,168,157	$2,568,997	$1,599,160
Property		2.09	Holiday Inn & Suites Green Bay Stadium	12/31/2016		$3,982,719	$2,509,991	$1,472,728	12/31/2017		$3,999,663	$2,524,693	$1,474,970	5/31/2018 TTM		72.1%	$3,999,663	$2,524,693	$1,474,970
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	12/31/2016		$3,853,245	$2,524,729	$1,328,516	12/31/2017		$3,966,386	$2,584,454	$1,381,932	5/31/2018 TTM		77.5%	$3,966,386	$2,584,454	$1,381,932
Property		2.11	Hilton Garden Inn Wichita	12/31/2016		$3,868,305	$2,629,420	$1,238,885	12/31/2017		$4,029,691	$2,670,325	$1,359,366	5/31/2018 TTM		78.5%	$4,029,691	$2,670,325	$1,359,366
Property		2.12	Courtyard Norman	12/31/2016		$2,740,942	$1,836,858	$904,084	12/31/2017		$2,858,581	$1,916,415	$942,166	5/31/2018 TTM		65.4%	$2,858,581	$1,916,415	$942,166
Property		2.13	Springhill Suites Scranton Wilkes Barre	12/31/2016		$2,933,685	$2,016,030	$917,655	12/31/2017		$2,982,337	$2,033,991	$948,346	5/31/2018 TTM		73.9%	$2,982,337	$2,033,991	$948,346
Property		2.14	Courtyard Salisbury	12/31/2016		$2,869,168	$2,105,336	$763,832	12/31/2017		$2,904,462	$2,152,022	$752,440	5/31/2018 TTM		66.1%	$2,904,462	$2,152,022	$752,440
Property		2.15	Homewood Suites St. Louis Riverport Airport West	12/31/2016		$3,240,355	$2,554,929	$685,426	12/31/2017		$3,358,281	$2,561,956	$796,325	5/31/2018 TTM		76.3%	$3,358,281	$2,561,956	$796,325
Property		2.16	Residence Inn Rocky Mount	12/31/2016		$2,344,882	$1,468,042	$876,840	12/31/2017		$2,390,947	$1,511,088	$879,859	5/31/2018 TTM		72.7%	$2,390,947	$1,511,088	$879,859
Property		2.17	Hampton Inn and Suites Wichita Northeast	12/31/2016		$3,064,633	$2,060,936	$1,003,697	12/31/2017		$3,049,146	$2,028,476	$1,020,670	5/31/2018 TTM		72.1%	$3,049,146	$2,028,476	$1,020,670
Property		2.18	Residence Inn Salisbury	12/31/2016		$2,220,654	$1,600,092	$620,562	12/31/2017		$2,434,461	$1,751,456	$683,005	5/31/2018 TTM		77.0%	$2,434,461	$1,751,456	$683,005
Property		2.19	Courtyard Rocky Mount	12/31/2016		$2,580,825	$1,778,097	$802,728	12/31/2017		$2,491,710	$1,777,298	$714,412	5/31/2018 TTM		67.6%	$2,491,710	$1,777,298	$714,412
Property		2.20	Springhill Suites Wichita East at Plazzio	12/31/2016		$2,443,748	$1,764,615	$679,133	12/31/2017		$2,522,354	$1,792,831	$729,523	5/31/2018 TTM		69.1%	$2,522,354	$1,792,831	$729,523
Property		2.21	Residence Inn Wichita East at Plazzio	12/31/2016		$2,768,127	$1,823,182	$944,945	12/31/2017		$2,672,364	$1,829,038	$843,326	5/31/2018 TTM		73.3%	$2,672,364	$1,829,038	$843,326
Property		2.22	Hampton Inn Oklahoma City Northwest	12/31/2016		$2,457,218	$1,736,096	$721,122	12/31/2017		$2,415,590	$1,718,674	$696,916	5/31/2018 TTM		70.3%	$2,415,590	$1,718,674	$696,916
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	12/31/2015	13.5%	$96,511,294	$29,013,209	$67,498,085	12/31/2016	14.3%	$101,326,172	$30,656,231	$70,669,941	12/31/2017	15.0%	94.3%	$105,628,854	$31,705,173	$73,923,682	15.7%
Property		3.01	Millennium Tower Boston	12/31/2015		$16,158,490	$2,570,144	$13,588,346	12/31/2016		$23,339,049	$4,054,775	$19,284,274	12/31/2017		100.0%	$23,844,929	$4,261,240	$19,583,689
Property		3.02	Lincoln Square	12/31/2015		$23,659,134	$6,777,344	$16,881,790	12/31/2016		$19,580,261	$6,664,078	$12,916,182	12/31/2017		91.9%	$22,999,989	$6,875,469	$16,124,520
Property		3.03	Four Seasons San Francisco Retail	12/31/2015		$12,993,568	$4,408,719	$8,584,848	12/31/2016		$13,860,294	$4,729,125	$9,131,168	12/31/2017		91.9%	$13,544,876	$4,993,735	$8,551,141
Property		3.04	Lincoln West	12/31/2015		$10,833,434	$4,107,716	$6,725,718	12/31/2016		$11,174,098	$4,358,209	$6,815,888	12/31/2017		100.0%	$11,561,598	$4,446,223	$7,115,374
Property		3.05	Commercial Units at the Four Seasons Miami	12/31/2015		$11,677,673	$4,445,143	$7,232,531	12/31/2016		$12,304,549	$4,441,728	$7,862,821	12/31/2017		83.7%	$12,492,308	$4,597,204	$7,895,104
Property		3.06	Lincoln Triangle	12/31/2015		$8,590,035	$3,069,666	$5,520,368	12/31/2016		$8,540,387	$3,129,217	$5,411,170	12/31/2017		100.0%	$8,409,038	$3,122,378	$5,286,660
Property		3.07	Ritz Carlton Washington DC Retail	12/31/2015		$8,170,984	$1,537,557	$6,633,427	12/31/2016		$8,120,713	$1,577,577	$6,543,136	12/31/2017		100.0%	$8,345,450	$1,653,002	$6,692,448
Property		3.08	Ritz Carlton Georgetown Retail	12/31/2015		$4,427,977	$2,096,921	$2,331,057	12/31/2016		$4,406,822	$1,701,521	$2,705,301	12/31/2017		100.0%	$4,430,667	$1,755,922	$2,674,745
Loan	5	4.00	685 Fifth Avenue Retail	N/A	N/A	$20,653,519	$3,733,464	$16,920,055	12/31/2017	10.6%	$21,455,637	$4,388,282	$17,067,355	5/31/2018 TTM	10.7%	95.0%	$23,573,110	$5,844,604	$17,728,505	11.1%
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	12/31/2016	8.8%	$32,579,236	$7,625,984	$24,953,252	12/31/2017	8.8%	$32,818,293	$7,649,481	$25,168,813	5/31/2018 TTM	8.9%	95.0%	$44,603,641	$8,747,532	$35,856,109	12.6%
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	FYE 3/31/2017	7.9%	$6,946,297	$2,002,791	$4,943,506	FYE 3/31/2018	10.0%	$7,600,339	$2,094,424	$5,505,914	9/30/2018 TTM	11.2%	79.7%	$7,871,127	$2,516,995	$5,354,132	10.9%
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.02	U-Haul Moving & Storage of Manchester	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.03	U-Haul Moving & Storage of Justin	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.05	U-Haul Moving & Storage of Minot	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.06	U-Haul Storage Center of Canton	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.11	U-Haul Moving & Storage of Manteca	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.13	U-Haul Moving & Storage of Rose City	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.16	U-Haul Moving & Storage of Riverside	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.17	U-Haul Storage of Eastex Freeway	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A
Loan	8, 9	7.00	Harvard Park	12/31/2016	9.0%	$5,955,097	$2,717,990	$3,237,107	12/31/2017	9.5%	$5,912,057	$2,780,242	$3,131,815	5/31/2018 TTM	9.2%	87.5%	$6,420,113	$2,709,564	$3,710,548	10.9%
Loan		8.00	Clovis Commons	12/31/2015	10.7%	$4,803,489	$1,119,637	$3,683,853	12/31/2016	10.9%	$4,845,832	$1,102,729	$3,743,103	12/31/2017	11.1%	93.9%	$4,872,920	$1,191,266	$3,681,654	10.9%
Loan		9.00	The Plaza at Gator Hole	12/31/2016	9.7%	$3,627,910	$388,329	$3,239,581	12/31/2017	10.5%	$3,608,853	$531,369	$3,077,484	4/30/2018 TTM	9.9%	91.6%	$3,673,182	$489,706	$3,183,476	10.3%
Loan	5, 9, 16, 17	10.00	Pfizer Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	100.0%	$32,944,920	$9,900,000	$23,044,920	19.1%
Loan		11.00	Stirling Bossier Shopping Center	12/31/2016	13.1%	$4,831,845	$1,080,478	$3,751,368	12/31/2017	13.3%	$4,741,046	$1,095,746	$3,645,300	6/30/2018 TTM	13.0%	92.2%	$4,924,521	$1,374,704	$3,549,817	12.6%
Loan		12.00	Triangle Center	12/31/2016	11.5%	$4,238,362	$967,234	$3,271,128	12/31/2017	11.7%	$4,303,821	$1,047,138	$3,256,683	5/31/2018 TTM	11.6%	92.5%	$4,219,743	$939,203	$3,280,540	11.7%
Loan		13.00	Nitro Marketplace	12/31/2016	11.5%	$4,040,538	$703,796	$3,336,742	12/31/2017	12.0%	$4,327,184	$730,873	$3,596,311	4/30/2018 TTM	13.0%	91.9%	$3,886,588	$724,625	$3,161,963	11.4%
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	12/31/2016	11.8%	$31,009,062	$5,520,559	$25,488,503	12/31/2017	12.0%	$31,618,047	$5,756,343	$25,861,704	6/30/2018 TTM	12.2%	95.0%	$31,435,055	$6,299,432	$25,135,623	11.9%
Property		14.01	14901 FAA Boulevard	12/31/2016		$6,936,540	$1,235,967	$5,700,573	12/31/2017		$7,133,471	$1,366,005	$5,767,466	6/30/2018 TTM		95.0%	$6,943,289	$1,382,801	$5,560,488
Property		14.02	4650 Old Ironsides Drive	12/31/2016		$5,023,568	$838,094	$4,185,474	12/31/2017		$5,087,368	$855,023	$4,232,345	6/30/2018 TTM		95.0%	$5,060,414	$953,393	$4,107,021
Property		14.03	43790 Devin Shafron Drive	12/31/2016		$4,416,237	$756,573	$3,659,664	12/31/2017		$4,550,004	$813,688	$3,736,316	6/30/2018 TTM		95.0%	$4,522,473	$894,539	$3,627,934
Property		14.04	636 Pierce Street	12/31/2016		$3,907,712	$717,877	$3,189,835	12/31/2017		$3,954,626	$720,623	$3,234,003	6/30/2018 TTM		95.0%	$4,032,195	$865,060	$3,167,135
Property		14.05	21551 Beaumeade Circle	12/31/2016		$2,940,978	$596,338	$2,344,640	12/31/2017		$2,979,280	$605,132	$2,374,148	6/30/2018 TTM		95.0%	$2,929,347	$649,316	$2,280,031
Property		14.06	7505 Mason King Court	12/31/2016		$2,286,124	$191,666	$2,094,458	12/31/2017		$2,335,365	$200,310	$2,135,055	6/30/2018 TTM		95.0%	$2,388,210	$249,024	$2,139,186
Property		14.07	4700 Old Ironsides Drive	12/31/2016		$2,781,102	$631,647	$2,149,455	12/31/2017		$2,821,605	$632,909	$2,188,696	6/30/2018 TTM		95.0%	$2,800,993	$689,249	$2,111,744
Property		14.08	444 Toyama Drive	12/31/2016		$2,716,801	$552,397	$2,164,404	12/31/2017		$2,756,328	$562,653	$2,193,675	6/30/2018 TTM		95.0%	$2,758,134	$616,050	$2,142,084
Loan	9	15.00	Embassy Suites St. Louis	12/31/2016	14.6%	$11,376,361	$6,973,217	$4,403,144	12/31/2017	17.6%	$11,256,003	$7,100,713	$4,155,290	9/30/2018 TTM	16.6%	76.5%	$11,256,003	$7,283,323	$3,972,680	15.9%
Loan	5, 19	16.00	2020 Fifth Avenue	12/31/2016	14.1%	$8,756,358	$1,782,243	$6,974,115	12/31/2017	14.5%	$8,981,397	$1,927,409	$7,053,988	6/30/2018 TTM	14.7%	95.0%	$8,886,775	$2,053,983	$6,832,791	14.2%
Loan	6	17.00	Chicago Multifamily Portfolio	12/31/2016	9.4%	$4,045,227	$1,601,387	$2,443,840	12/31/2017	10.5%	$4,119,979	$1,709,459	$2,410,520	7/31/2018 TTM	10.4%	95.0%	$3,995,284	$1,810,889	$2,184,395	9.4%
Property		17.01	Somerset I	12/31/2016		$2,645,467	$987,730	$1,657,737	12/31/2017		$2,669,516	$1,073,122	$1,596,394	7/31/2018 TTM		95.0%	$2,587,051	$1,173,664	$1,413,387
Property		17.02	Somerset II	12/31/2016		$738,855	$299,395	$439,460	12/31/2017		$770,035	$368,123	$401,912	7/31/2018 TTM		95.0%	$755,329	$369,189	$386,140
Property		17.03	Kenmore Apartments	12/31/2016		$660,905	$314,262	$346,643	12/31/2017		$680,428	$268,214	$412,214	7/31/2018 TTM		95.0%	$652,904	$268,036	$384,868
Loan	5, 7, 8	18.00	Plaza Frontenac	12/31/2015	9.5%	$13,965,170	$4,181,335	$9,783,836	12/31/2016	9.8%	$14,118,075	$4,232,807	$9,885,268	12/31/2017	9.9%	96.5%	$14,299,486	$4,277,252	$10,022,234	10.0%
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	N/A	N/A	$5,368,322	$3,243,885	$2,124,435	12/31/2017	10.9%	$5,821,860	$3,333,235	$2,488,625	9/30/2018 TTM	12.8%	75.8%	$5,821,860	$3,377,722	$2,444,138	12.5%
Loan		20.00	Sealy Distribution Center	12/31/2016	12.5%	$3,308,783	$893,562	$2,415,221	12/31/2017	14.1%	$3,314,677	$934,996	$2,379,681	8/31/2018 TTM	13.9%	92.8%	$3,380,357	$989,065	$2,391,292	14.0%
Loan		21.00	The Center at Coldwater	12/31/2016	9.4%	$2,772,897	$1,121,316	$1,651,581	12/31/2017	9.8%	$2,799,439	$1,132,189	$1,667,249	5/31/2018 TTM	9.9%	96.1%	$2,730,893	$1,224,151	$1,506,741	8.9%
Loan	7, 8, 10	22.00	Robinhood Plaza	12/31/2016	12.8%	$2,836,487	$574,729	$2,261,758	12/31/2017	13.7%	$2,872,151	$533,565	$2,338,586	5/31/2018 TTM	14.1%	95.0%	$2,759,476	$653,589	$2,105,886	12.7%
Loan	6, 7	23.00	Anchor Self Storage	12/31/2016	8.2%	$1,758,161	$455,072	$1,303,089	12/31/2017	8.3%	$1,812,541	$477,066	$1,335,475	7/31/2018 TTM	8.5%	92.0%	$1,848,069	$437,284	$1,410,785	9.0%
Property		23.01	Anchor Self Storage - Mashpee	12/31/2016		$1,015,654	$236,920	$778,735	12/31/2017		$1,063,341	$259,794	$803,548	7/31/2018 TTM		92.0%	$1,096,389	$251,882	$844,507
Property		23.02	Anchor Self Storage - Narragansett	12/31/2016		$742,506	$218,152	$524,354	12/31/2017		$749,200	$217,273	$531,927	7/31/2018 TTM		92.0%	$751,680	$185,402	$566,278
Loan	8, 18	24.00	Desert Sky Esplanade	12/31/2016	10.5%	$2,123,760	$753,163	$1,370,597	12/31/2017	10.4%	$2,125,015	$759,217	$1,365,797	6/30/2018 TTM	10.4%	95.0%	$2,223,799	$779,631	$1,444,169	11.0%
Loan	10	25.00	Van Buren Plaza	12/31/2016	9.5%	$1,659,922	$496,942	$1,162,980	12/31/2017	9.4%	$1,592,166	$493,630	$1,098,536	6/30/2018 TTM	8.9%	92.5%	$1,898,161	$508,852	$1,389,309	11.2%
Loan		26.00	Home2 Suites - Newnan GA	N/A	N/A	$3,576,220	$1,809,566	$1,766,654	12/31/2017	14.7%	$3,796,317	$1,916,921	$1,879,396	8/31/2018 TTM	15.7%	86.8%	$3,796,317	$1,913,674	$1,882,643	15.7%
Loan		27.00	Algonquin Galleria	12/31/2016	10.9%	$1,720,244	$590,829	$1,129,415	12/31/2017	9.6%	$1,755,468	$609,547	$1,145,921	6/30/2018 TTM	9.7%	86.1%	$1,725,523	$640,052	$1,085,471	9.2%
Loan		28.00	Towne Oaks Apartments	12/31/2016	8.9%	$1,871,145	$1,004,448	$866,697	12/31/2017	8.5%	$1,952,775	$1,078,932	$873,843	7/31/2018 TTM	8.6%	95.0%	$1,971,549	$990,401	$981,148	9.6%
Loan	5	29.00	Carriage Place	12/31/2016	10.3%	$4,259,198	$1,322,368	$2,936,830	12/31/2017	9.6%	$4,386,174	$1,584,431	$2,801,743	6/30/2018 TTM	9.1%	86.2%	$4,932,985	$1,932,136	$3,000,849	9.8%
Loan		30.00	225 West 80th Street	12/31/2016	11.6%	$2,035,951	$1,086,946	$949,005	12/31/2017	9.5%	$2,025,618	$1,187,608	$838,010	6/30/2018 TTM	8.4%	89.9%	$2,145,387	$1,183,907	$961,480	9.6%
Loan	10	31.00	27 Victoria Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98.0%	$10,078,017	$5,031,429	$5,046,588	57.0%
Loan	18	32.00	Inwood Quorom	12/31/2016	10.3%	$1,253,414	$272,563	$980,851	12/31/2017	11.5%	$1,289,923	$266,937	$1,022,986	6/30/2018 TTM	12.0%	95.0%	$1,247,444	$311,157	$936,287	11.0%
Loan		33.00	OTG Woods Crossing	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$642,415	$77,872	$564,544	7/31/2018 T-7 Ann.	7.1%	95.0%	$894,242	$133,029	$761,212	9.5%
Loan		34.00	Days Inn Anaheim	12/31/2016	8.4%	$2,584,051	$1,665,537	$918,514	12/31/2017	12.7%	$2,662,206	$1,705,037	$957,169	8/31/2018 TTM	13.2%	90.0%	$2,630,073	$1,666,576	$963,497	13.3%
Loan		35.00	Best Western Spring TX	12/31/2016	7.6%	$1,784,091	$945,019	$839,072	12/31/2017	12.9%	$1,994,558	$949,074	$1,045,484	8/31/2018 TTM	16.1%	73.8%	$1,994,558	$1,009,963	$984,595	15.1%
Loan		36.00	Fairway Executive Building	12/31/2016	9.1%	$1,427,424	$664,015	$763,409	12/31/2017	12.1%	$1,405,034	$652,182	$752,852	6/30/2018 TTM	12.0%	92.0%	$1,442,592	$634,602	$807,990	12.8%
Loan	6	37.00	Fox Meadows and Midtown	12/31/2016	12.0%	$1,194,888	$508,623	$686,265	12/31/2017	11.4%	$1,198,431	$501,367	$697,064	6/30/2018 TTM	11.6%	92.7%	$1,136,644	$479,990	$656,654	10.9%
Property		37.01	Midtown	12/31/2016		$837,488	$357,942	$479,546	12/31/2017		$835,986	$348,440	$487,546	6/30/2018 TTM		94.5%	$795,340	$326,481	$468,860
Property		37.02	Fox Meadows	12/31/2016		$357,400	$150,681	$206,719	12/31/2017		$362,445	$152,927	$209,518	6/30/2018 TTM		90.3%	$341,304	$153,509	$187,795
Loan	10	38.00	Holiday House Palm Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$2,571,701	$1,620,627	$951,074	7/31/2018 TTM	15.9%	79.5%	$2,571,701	$1,628,351	$943,350	15.7%
Loan	6	39.00	Westport AZ Properties	12/31/2016	13.0%	$1,083,548	$350,248	$733,300	12/31/2017	13.1%	$1,089,272	$363,763	$725,509	8/31/2018 TTM	12.9%	79.5%	$1,087,933	$370,575	$717,358	12.8%
Property		39.01	N 83rd Avenue	12/31/2016		$660,547	$194,653	$465,894	12/31/2017		$672,405	$202,485	$469,920	8/31/2018 TTM		82.8%	$673,968	$201,028	$472,940

A-1-13

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Third Most Recent NOI Date	Third Most Recent NOI Debt Yield	Second Most Recent Revenues	Second Most Recent Expenses	Second Most Recent NOI	Second Most Recent NOI Date	Second Most Recent NOI Debt Yield	Most Recent Revenues	Most Recent Expenses	Most Recent NOI	Most Recent NOI Date	Most Recent NOI Debt Yield	Underwritten Occupancy Rate	Underwritten Effective Gross Income	Underwritten Total Expenses	Underwritten NOI	Underwritten NOI Debt Yield
Property		39.02	W Indian School Road	12/31/2016		$423,001	$155,595	$267,406	12/31/2017		$416,867	$161,278	$255,589	8/31/2018 TTM		74.2%	$413,965	$169,547	$244,418
Loan		40.00	Jewel Osco Fox River	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$647,972	$147,211	$500,761	9.8%
Loan		41.00	Ashford Center-OH	12/31/2016	12.5%	$988,029	$429,253	$558,776	12/31/2017	11.0%	$935,380	$430,305	$505,075	5/31/2018 TTM	10.0%	95.0%	$1,161,910	$446,633	$715,276	14.1%
Loan	10	42.00	141 East Third Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.8%	$4,314,271	$2,207,961	$2,106,310	42.1%
Loan		43.00	Omega Self Storage	12/31/2016	11.2%	$834,298	$310,541	$523,757	12/31/2017	10.5%	$870,892	$321,852	$549,040	6/30/2018 T-3 Ann.	11.0%	95.0%	$860,784	$282,061	$578,724	11.6%
Loan		44.00	25 Bogart & 250 Varet	12/31/2016	7.3%	$317,775	$41,702	$276,073	12/31/2017	5.8%	$372,328	$55,234	$317,095	6/30/2018 T-6 Ann.	6.7%	95.0%	$446,021	$54,645	$391,376	8.2%
Loan	10	45.00	Plantation Center, Hilton Head	12/31/2016	11.2%	$761,400	$218,382	$543,018	12/31/2017	12.1%	$812,613	$208,563	$604,050	7/31/2018 TTM	13.4%	95.0%	$842,476	$201,898	$640,578	14.2%
Loan	10	46.00	284-285 Central Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.0%	$2,265,869	$790,220	$1,475,649	36.0%
Loan		47.00	Maple Village Self Storage	12/31/2016	8.8%	$599,614	$239,436	$360,178	12/31/2017	9.0%	$624,737	$200,239	$424,498	6/30/2018 TTM	10.6%	90.0%	$635,796	$223,877	$411,919	10.3%
Loan	10	48.00	3751 Apt Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$1,594,789	$600,744	$994,045	28.4%
Loan	10	49.00	60-70 Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.0%	$3,869,844	$1,548,557	$2,321,287	68.8%
Loan		50.00	Sol Studios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$286,660	$81,707	$204,953	8/31/2018 T3 Ann.	6.2%	95.0%	$393,999	$112,675	$281,324	8.4%
Loan	10	51.00	63-61 99th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$2,393,301	$1,212,831	$1,180,470	36.3%
Loan		52.00	Spring Park Village - TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$409,724	$97,236	$312,488	12/31/2017	10.1%	95.0%	$435,352	$122,056	$313,296	10.2%
Loan		53.00	Summit Suites	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$395,600	$86,371	$309,229	8/30/2018 T-8 Ann.	10.6%	95.0%	$384,617	$87,185	$297,432	10.2%
Loan	10	54.00	Hastings Gardens Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98.0%	$1,971,974	$842,288	$1,129,686	40.4%
Loan		55.00	Self Storage of Santa Maria	12/31/2016	15.8%	$766,323	$334,125	$432,198	12/31/2017	17.3%	$809,098	$349,957	$459,141	7/31/2018 T-6 Ann.	18.4%	78.8%	$744,286	$313,708	$430,579	17.2%
Loan	10	56.00	Silverhill Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$1,137,026	$480,094	$656,932	26.3%
Loan		57.00	Walgreens - Corbin, KY	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$334,667	$59,431	$275,236	12/31/2017	11.0%	97.0%	$273,637	$4,105	$269,532	10.8%
Loan	10	58.00	Bard House, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	98.0%	$1,062,929	$465,415	$597,514	24.0%
Loan		59.00	ALLO Shopping Center	12/31/2015	1.6%	$256,847	$80,936	$175,911	12/31/2016	7.5%	$299,307	$83,617	$215,690	12/31/2017	9.2%	89.6%	$388,990	$121,132	$267,858	11.4%
Loan		60.00	CVS Spotsylvania	12/31/2016	9.2%	$210,451	$0	$210,451	12/31/2017	9.2%	$210,451	$0	$210,451	7/31/2018 TTM	9.2%	97.0%	$278,335	$59,656	$218,679	9.5%
Loan		61.00	Queensgate Retail Building	12/31/2016	9.6%	$296,057	$76,785	$219,272	12/31/2017	9.8%	$283,485	$72,768	$210,717	7/31/2018 TTM	9.4%	95.0%	$315,363	$68,601	$246,763	11.0%
Loan	6	62.00	UNICO Portfolio IV	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	97.0%	$243,705	$70,307	$173,398	9.9%
Property		62.01	DG - Garrison, MN	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$118,847	$27,038	$91,809
Property		62.02	DG - Merrifield, MN	N/A		N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A		97.0%	$124,858	$43,269	$81,589
Loan		63.00	Armadillo Self Storage	12/31/2016	7.3%	$277,819	$129,023	$148,796	12/31/2017	9.2%	$293,900	$126,240	$167,660	8/31/2018 TTM	10.3%	95.0%	$325,232	$116,446	$208,786	12.8%
Loan		64.00	Brittmoore Bldg D	12/31/2016	8.5%	$198,892	$47,126	$151,766	12/31/2017	10.1%	$216,063	$50,944	$165,119	7/31/2018 TTM	11.0%	95.0%	$194,818	$47,583	$147,235	9.8%
Loan	10	65.00	265-267 Water Street Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$597,787	$175,837	$421,950	28.1%
Loan	10	66.00	25 West 64th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	96.0%	$1,492,479	$769,504	$722,975	48.3%
Loan	10	67.00	The Birch Street Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	95.0%	$440,766	$219,167	$221,599	17.1%

A-1-14

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Loan	5, 8, 11, 12	1.00	Aventura Mall	$243,502	$3,043,770	$151,571,708	10.8%	J. C. Penney Co.	45,046	193,759	15.9%	AMC Theatres	8/31/2023	78,738	6.5%
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	$4,564,469	$0	$28,658,491	10.8%
Property		2.01	Renaissance St. Louis Airport Hotel	$916,666	$0	$3,480,137		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	Renaissance Des Moines Savery Hotel	$595,351	$0	$2,673,235		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	Residence Inn St. Louis Downtown	$288,830	$0	$2,381,957		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	Doubletree Hotel West Palm Beach Airport	$314,502	$0	$3,016,297		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	Courtyard Gulfport Beachfront	$198,385	$0	$1,428,547		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.06	Fairfield Inn Atlanta Downtown	$241,387	$0	$1,413,835		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.07	Hotel Indigo Chicago Vernon Hills	$159,778	$0	$1,291,636		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	$166,653	$0	$1,432,507		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.09	Holiday Inn & Suites Green Bay Stadium	$159,999	$0	$1,314,971		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	$158,653	$0	$1,223,279		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	Hilton Garden Inn Wichita	$161,186	$0	$1,198,180		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	Courtyard Norman	$114,343	$0	$827,823		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.13	Springhill Suites Scranton Wilkes Barre	$119,294	$0	$829,052		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	Courtyard Salisbury	$116,084	$0	$636,356		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.15	Homewood Suites St. Louis Riverport Airport West	$134,315	$0	$662,010		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.16	Residence Inn Rocky Mount	$95,637	$0	$784,222		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.17	Hampton Inn and Suites Wichita Northeast	$121,966	$0	$898,704		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.18	Residence Inn Salisbury	$97,346	$0	$585,659		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.19	Courtyard Rocky Mount	$99,685	$0	$614,727		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.20	Springhill Suites Wichita East at Plazzio	$100,894	$0	$628,629		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.21	Residence Inn Wichita East at Plazzio	$106,904	$0	$736,422		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.22	Hampton Inn Oklahoma City Northwest	$96,612	$0	$600,304		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	$309,940	$3,250,515	$70,363,227	14.9%
Property		3.01	Millennium Tower Boston	$70,277	$846,222	$18,667,190		Primark	9/30/2030	138,833	39.5%	Havas	11/30/2024	115,625	32.9%
Property		3.02	Lincoln Square	$69,884	$601,349	$15,453,287		Loews Theater	11/30/2028	149,936	42.9%	Equinox	6/30/2039	142,211	40.7%
Property		3.03	Four Seasons San Francisco Retail	$42,158	$445,079	$8,063,904		Equinox	6/30/2039	114,010	54.1%	The Press Club	4/12/2023	9,025	4.3%
Property		3.04	Lincoln West	$17,684	$326,205	$6,771,486		Raymour & Flanigan	11/30/2024	34,643	39.2%	Pottery Barn	1/31/2027	20,330	23.0%
Property		3.05	Commercial Units at the Four Seasons Miami	$52,103	$489,291	$7,353,710		Equinox	6/30/2039	49,135	18.9%	HSBC Bank	3/31/2024; 4/19/2024; 5/31/2026	47,145	18.1%
Property		3.06	Lincoln Triangle	$15,282	$243,469	$5,027,909		Century 21	1/31/2021	62,529	81.8%	Banana Republic	7/31/2021	13,882	18.2%
Property		3.07	Ritz Carlton Washington DC Retail	$26,475	$194,543	$6,471,429		Equinox	6/30/2039	98,076	74.1%	CVS	1/31/2030	13,600	10.3%
Property		3.08	Ritz Carlton Georgetown Retail	$16,077	$104,357	$2,554,311		Loews Theater	11/30/2032	71,762	89.3%	United Bank	4/30/2020	3,479	4.3%
Loan	5	4.00	685 Fifth Avenue Retail	$5,282	$377,200	$17,346,024	10.8%	Coach	4/30/2027	20,090	85.2%	Stuart Weitzman	4/30/2027	2,589	11.0%
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	$135,320	$411,696	$35,309,093	12.4%	Amazon	224,492 SF expires 2/28/2024; 452,106 SF expires 6/30/2030	676,598	100.0%	N/A	N/A	N/A	N/A
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	$83,294	$0	$5,270,838	10.7%
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.02	U-Haul Moving & Storage of Manchester	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.03	U-Haul Moving & Storage of Justin	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.05	U-Haul Moving & Storage of Minot	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.06	U-Haul Storage Center of Canton	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.11	U-Haul Moving & Storage of Manteca	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.13	U-Haul Moving & Storage of Rose City	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.16	U-Haul Moving & Storage of Riverside	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.17	U-Haul Storage of Eastex Freeway	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 9	7.00	Harvard Park	$58,340	$297,440	$3,354,768	9.9%	Alta California Regional	3/31/2025	95,074	32.6%	Nationwide Mutual Insurance Co.	6/30/2022	74,121	25.4%
Loan		8.00	Clovis Commons	$36,191	$237,648	$3,407,815	10.1%	Best Buy	1/31/2024	30,000	16.6%	TJ Maxx	8/31/2021	28,000	15.5%
Loan		9.00	The Plaza at Gator Hole	$46,810	$237,169	$2,899,496	9.4%	Walmart	1/20/2024	203,916	65.3%	Office Depot	12/31/2023	17,933	5.7%
Loan	5, 9, 16, 17	10.00	Pfizer Building	$0	$0	$23,044,920	19.1%	Pfizer Inc.	7/9/2024	823,623	100.0%	N/A	N/A	N/A	N/A
Loan		11.00	Stirling Bossier Shopping Center	$69,150	$173,725	$3,306,943	11.8%	Belk	10/9/2027	73,777	24.3%	Ross Dress for Less	1/31/2023	30,187	9.9%
Loan		12.00	Triangle Center	$52,125	$229,069	$2,999,346	10.7%	Triangle Bowl	8/31/2020	30,000	11.5%	Ross Dress For Less	1/31/2021	29,793	11.4%
Loan		13.00	Nitro Marketplace	$103,003	$110,237	$2,948,723	10.6%	Wal-Mart	8/31/2026	200,084	45.4%	Lowe’s	1/30/2028	131,575	29.8%
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	$104,293	$521,467	$24,509,864	11.6%
Property		14.01	14901 FAA Boulevard	$26,370	$131,850	$5,402,268		Cyxtera	2/2/2022	263,700	100.0%	N/A	N/A	N/A	N/A
Property		14.02	4650 Old Ironsides Drive	$12,438	$62,192	$4,032,392		Cyxtera	4/30/2027	124,383	100.0%	N/A	N/A	N/A	N/A
Property		14.03	43790 Devin Shafron Drive	$15,214	$76,069	$3,536,651		VADATA, Inc.	5/31/2021	152,138	100.0%	N/A	N/A	N/A	N/A
Property		14.04	636 Pierce Street	$10,834	$54,168	$3,102,133		The Bank of New York Mellon	4/30/2023	108,336	100.0%	N/A	N/A	N/A	N/A
Property		14.05	21551 Beaumeade Circle	$15,250	$76,252	$2,188,529		Equinix, LLC	12/31/2023	152,504	100.0%	N/A	N/A	N/A	N/A
Property		14.06	7505 Mason King Court	$10,965	$54,825	$2,073,396		VADATA, Inc.	12/31/2023	109,650	100.0%	N/A	N/A	N/A	N/A
Property		14.07	4700 Old Ironsides Drive	$9,014	$45,070	$2,057,661		Cyxtera	4/30/2027	90,139	100.0%	N/A	N/A	N/A	N/A
Property		14.08	444 Toyama Drive	$4,208	$21,042	$2,116,835		Equinix, LLC	7/31/2022	42,083	100.0%	N/A	N/A	N/A	N/A
Loan	9	15.00	Embassy Suites St. Louis	$450,240	$0	$3,522,440	14.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 19	16.00	2020 Fifth Avenue	$12,600	$183,308	$6,636,883	13.8%	Equinix, Inc.	1/31/2028	89,250	70.8%	N/A	N/A	N/A	N/A
Loan	6	17.00	Chicago Multifamily Portfolio	$92,000	$0	$2,092,395	9.0%
Property		17.01	Somerset I	$60,000	$0	$1,353,387		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		17.02	Somerset II	$18,000	$0	$368,140		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		17.03	Kenmore Apartments	$14,000	$0	$370,868		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 7, 8	18.00	Plaza Frontenac	$52,651	$578,000	$9,391,583	9.4%	Saks Fifth Avenue	11/30/2023	125,669	35.8%	Plaza Frontenac Cinema	5/7/2023	14,307	4.1%
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	$232,874	$0	$2,211,264	11.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		20.00	Sealy Distribution Center	$114,578	$111,766	$2,164,948	12.7%	Trico Technologies Corporation	10/31/2019; 3/31/2022; 4/30/2021	425,000	57.0%	Portage Plastics Corp.	2/28/2019	69,625	9.3%
Loan		21.00	The Center at Coldwater	$7,898	$39,978	$1,458,865	8.6%	Coldwell Banker	12/31/2023	11,159	21.2%	Bistro Garden	1/31/2021	9,480	18.0%
Loan	7, 8, 10	22.00	Robinhood Plaza	$17,414	$113,190	$1,975,283	11.9%	Ross Stores	1/31/2025	29,260	33.6%	Western Dental	6/30/2028	5,848	6.7%
Loan	6, 7	23.00	Anchor Self Storage	$16,052	$0	$1,394,733	8.9%
Property		23.01	Anchor Self Storage - Mashpee	$9,452	$0	$835,055		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	Anchor Self Storage - Narragansett	$6,600	$0	$559,678		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 18	24.00	Desert Sky Esplanade	$22,381	$130,533	$1,291,255	9.8%	Big Lots	1/31/2028	34,977	25.7%	Ross Dress	1/31/2021	30,140	22.2%
Loan	10	25.00	Van Buren Plaza	$19,167	$78,016	$1,292,126	10.4%	dd’s Discounts	1/31/2024	21,864	22.8%	Happy Buffet	10/31/2028	10,000	10.4%
Loan		26.00	Home2 Suites - Newnan GA	$151,666	$0	$1,730,977	14.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		27.00	Algonquin Galleria	$14,277	$51,081	$1,020,113	8.6%	Best Buy Stores, L.P.	3/31/2023	30,078	42.1%	La-Z-Boy Showcase Shoppes, Inc	3/31/2031	20,000	28.0%
Loan		28.00	Towne Oaks Apartments	$72,881	$0	$908,267	8.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5	29.00	Carriage Place	$51,201	$184,436	$2,765,212	9.0%	Walmart	1/18/2027	146,677	49.4%	Cinemark	11/30/2027	35,540	12.0%
Loan		30.00	225 West 80th Street	$14,557	$30,593	$916,330	9.2%	Pinky NY 80 Corp.	2/28/2019	1,033	3.3%	Birdbath Nova LLC	5/14/2023	580	1.8%
Loan	10	31.00	27 Victoria Owners Corp.	$58,300	$0	$4,988,288	56.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	18	32.00	Inwood Quorom	$4,523	$31,787	$899,978	10.6%	May Dragon	3/31/2019	6,000	19.9%	Mr Sushi	12/31/2024	4,680	15.5%
Loan		33.00	OTG Woods Crossing	$2,532	$18,993	$739,687	9.2%	Black Bear Diner	6/30/2028	5,600	22.1%	Zupas	11/30/2027	4,000	15.8%
Loan		34.00	Days Inn Anaheim	$105,203	$0	$858,294	11.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		35.00	Best Western Spring TX	$79,782	$0	$904,813	13.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		36.00	Fairway Executive Building	$9,533	$127,036	$671,421	10.7%	Presbyterian Home Manager	10/31/2022	12,486	19.2%	Wee Speech, P.C. Julie Levin	11/30/2021	8,083	12.4%
Loan	6	37.00	Fox Meadows and Midtown	$22,675	$0	$633,980	10.6%
Property		37.01	Midtown	$12,490	$0	$456,369		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		37.02	Fox Meadows	$10,184	$0	$177,611		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	38.00	Holiday House Palm Springs	$102,868	$0	$840,482	14.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	6	39.00	Westport AZ Properties	$13,929	$0	$703,429	12.5%
Property		39.01	N 83rd Avenue	$8,687	$0	$464,253		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-15

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Underwritten Replacement Reserves	Underwritten TI/LC	Underwritten NCF	Underwritten NCF Debt Yield	Largest Tenant	Largest Tenant Lease Expiration(4)	Largest Tenant NSF	Largest Tenant % of NSF	2nd Largest Tenant	2nd Largest Tenant Lease Expiration(4)	2nd Largest Tenant NSF	2nd Largest Tenant % of NSF
Property		39.02	W Indian School Road	$5,242	$0	$239,176		N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40.00	Jewel Osco Fox River	$19,999	$23,888	$456,874	9.0%	Jewel - Osco	12/31/2037	55,553	100.0%	N/A	N/A	N/A	N/A
Loan		41.00	Ashford Center-OH	$13,232	$58,095	$643,948	12.7%	Frontier Tech	7/31/2021	17,234	26.3%	Dayton Aerospace	8/31/2019	10,094	15.4%
Loan	10	42.00	141 East Third Owners Corp.	$26,700	$0	$2,079,610	41.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		43.00	Omega Self Storage	$4,405	$0	$574,319	11.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		44.00	25 Bogart & 250 Varet	$1,968	$4,850	$384,558	8.1%	KNR	12/31/2026	2,500	35.5%	Chez Sam LLC	5/31/2028	2,350	33.3%
Loan	10	45.00	Plantation Center, Hilton Head	$4,646	$33,699	$602,233	13.4%	Palmetto Therapy Services, Inc	12/31/2027	15,700	33.8%	Santa Fe Café	1/31/2022	5,184	11.2%
Loan	10	46.00	284-285 Central Owners Corp.	$23,400	$0	$1,452,249	35.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		47.00	Maple Village Self Storage	$7,403	$0	$404,516	10.1%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	48.00	3751 Apt Corp.	$20,000	$0	$974,045	27.9%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	49.00	60-70 Owners Corp.	$67,600	$0	$2,253,687	66.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		50.00	Sol Studios	$5,400	$0	$275,924	8.3%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	51.00	63-61 99th Street Owners Corp.	$19,600	$0	$1,160,870	35.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		52.00	Spring Park Village - TX	$1,043	$0	$312,253	10.1%	AT&T	7/31/2020	4,000	38.3%	Faz Eyecare	8/31/2021	2,003	19.2%
Loan		53.00	Summit Suites	$1,602	$15,385	$280,445	9.6%	Shockoe.com, LLC	9/30/2022	8,145	50.8%	501 Auctions, LLC	10/31/2022	3,063	19.1%
Loan	10	54.00	Hastings Gardens Owners Corp.	$18,200	$0	$1,111,486	39.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		55.00	Self Storage of Santa Maria	$6,402	$0	$424,177	17.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	56.00	Silverhill Owners Corp.	$11,500	$0	$645,432	25.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		57.00	Walgreens - Corbin, KY	$2,730	$0	$266,802	10.7%	Walgreens	1/31/2034	13,650	100.0%	N/A	N/A	N/A	N/A
Loan	10	58.00	Bard House, Inc.	$14,800	$0	$582,714	23.4%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		59.00	ALLO Shopping Center	$2,052	$23,711	$242,096	10.3%	Saigon Basil	4/8/2023	2,600	20.3%	Dental Garden	10/31/2024	2,000	15.6%
Loan		60.00	CVS Spotsylvania	$4,565	$5,073	$209,041	9.1%	CVS	1/31/2029	10,145	100.0%	N/A	N/A	N/A	N/A
Loan		61.00	Queensgate Retail Building	$1,200	$6,423	$239,140	10.6%	CosmoProf	8/31/2019	1,856	15.5%	Subway (Cazier Enterprises)	8/31/2023	1,800	15.0%
Loan	6	62.00	UNICO Portfolio IV	$1,822	$0	$171,576	9.8%
Property		62.01	DG - Garrison, MN	$910	$0	$90,899		Dollar General	7/31/2032	9,100	100.0%	N/A	N/A	N/A	N/A
Property		62.02	DG - Merrifield, MN	$912	$0	$80,677		Dollar General	7/31/2032	9,122	100.0%	N/A	N/A	N/A	N/A
Loan		63.00	Armadillo Self Storage	$4,703	$0	$204,083	12.6%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		64.00	Brittmoore Bldg D	$2,400	$4,960	$139,875	9.3%	Strategic Materials, Inc.	9/30/2020	15,000	62.5%	Architectual Design	7/31/2019	9,000	37.5%
Loan	10	65.00	265-267 Water Street Corporation	$6,000	$0	$415,950	27.7%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	$18,200	$0	$704,775	47.0%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	67.00	The Birch Street Corporation	$7,800	$0	$213,799	16.5%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-16

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves
Loan	5, 8, 11, 12	1.00	Aventura Mall	Zara	10/31/2029	34,454	2.8%	XXI Forever	1/31/2019	32,504	2.7%	H & M	1/31/2027	28,830	2.4%	$0
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio													$0
Property		2.01	Renaissance St. Louis Airport Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.02	Renaissance Des Moines Savery Hotel	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.03	Residence Inn St. Louis Downtown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.04	Doubletree Hotel West Palm Beach Airport	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.05	Courtyard Gulfport Beachfront	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.06	Fairfield Inn Atlanta Downtown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.07	Hotel Indigo Chicago Vernon Hills	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.09	Holiday Inn & Suites Green Bay Stadium	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.11	Hilton Garden Inn Wichita	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.12	Courtyard Norman	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.13	Springhill Suites Scranton Wilkes Barre	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.14	Courtyard Salisbury	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.15	Homewood Suites St. Louis Riverport Airport West	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.16	Residence Inn Rocky Mount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.17	Hampton Inn and Suites Wichita Northeast	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.18	Residence Inn Salisbury	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.19	Courtyard Rocky Mount	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.20	Springhill Suites Wichita East at Plazzio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.21	Residence Inn Wichita East at Plazzio	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		2.22	Hampton Inn Oklahoma City Northwest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio													$0
Property		3.01	Millennium Tower Boston	Roche Brothers Supermarkets	1/31/2030	39,125	11.1%	Old Navy	1/31/2027	30,350	8.6%	Aol Inc.	12/31/2019	8,982	2.6%
Property		3.02	Lincoln Square	The Gap	1/31/2025	14,696	4.2%	Extel Development Company	7/31/2023	6,618	1.9%	J.P. Morgan Chase Bank	6/30/2022	4,830	1.4%
Property		3.03	Four Seasons San Francisco Retail	Decathlon USA	9/15/2019	8,313	3.9%	Halo Neuro	12/31/2020	7,924	3.8%	Handel Architects	10/31/2025	7,039	3.3%
Property		3.04	Lincoln West	Zara	3/31/2024	16,792	19.0%	Gourmet Garage	5/31/2024	13,599	15.4%	Fontainebleau Nail & Spa	5/31/2020	3,054	3.5%
Property		3.05	Commercial Units at the Four Seasons Miami	Kenny Nachwalter	3/31/2027	21,000	8.1%	Homer Bonner Jacobs	6/30/2022	15,006	5.8%	Kasowitz, Benson, Torres LLP	1/31/2020	8,922	3.4%
Property		3.06	Lincoln Triangle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		3.07	Ritz Carlton Washington DC Retail	Bullard Street LLC	5/31/2024	7,387	5.6%	Wine Lair	5/31/2029	5,617	4.2%	SunTrust Bank	5/31/2021	3,814	2.9%
Property		3.08	Ritz Carlton Georgetown Retail	Mate LLC	10/31/2024	3,023	3.8%	Cucina Moda	3/31/2021	1,164	1.4%	MS Ice Cone, LLC	9/30/2019	574	0.7%
Loan	5	4.00	685 Fifth Avenue Retail	Tag Heuer	5/31/2020	896	3.8%	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio													$41,647
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.02	U-Haul Moving & Storage of Manchester	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.03	U-Haul Moving & Storage of Justin	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.05	U-Haul Moving & Storage of Minot	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.06	U-Haul Storage Center of Canton	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.11	U-Haul Moving & Storage of Manteca	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.13	U-Haul Moving & Storage of Rose City	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.16	U-Haul Moving & Storage of Riverside	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.17	U-Haul Storage of Eastex Freeway	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 9	7.00	Harvard Park	Summit Funding Inc.	12/31/2021	73,253	25.1%	State of California - Forestry & Fire	6/30/2026	43,073	14.8%	MGT of America, Inc.	10/31/2020	4,430	1.5%	$0
Loan		8.00	Clovis Commons	PetSmart	2/28/2021	27,366	15.1%	Office Depot	8/31/2021	20,500	11.3%	Dollar Tree	11/30/2023	9,047	5.0%	$0
Loan		9.00	The Plaza at Gator Hole	Petco	1/31/2023	11,217	3.6%	Dollar Tree	1/31/2019	10,010	3.2%	Buffalo Wild Wings	1/31/2019	7,000	2.2%	$0
Loan	5, 9, 16, 17	10.00	Pfizer Building	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		11.00	Stirling Bossier Shopping Center	Best Buy	1/31/2021	30,038	9.9%	Bed Bath & Beyond	1/31/2023	25,000	8.2%	PetSmart	2/28/2023	19,993	6.6%	$0
Loan		12.00	Triangle Center	Bed Bath & Beyond	1/31/2021	23,000	8.8%	Rite Aid	10/31/2021	20,800	8.0%	Office Depot	12/31/2020	18,356	7.0%	$73,408
Loan		13.00	Nitro Marketplace	Burke’s Outlet	1/31/2024	25,000	5.7%	Staples	8/31/2020	24,000	5.4%	Dollar Tree	8/31/2021	8,500	1.9%	$0
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio													$0
Property		14.01	14901 FAA Boulevard	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.02	4650 Old Ironsides Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.03	43790 Devin Shafron Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.04	636 Pierce Street	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.05	21551 Beaumeade Circle	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.06	7505 Mason King Court	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.07	4700 Old Ironsides Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		14.08	444 Toyama Drive	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	9	15.00	Embassy Suites St. Louis	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	5, 19	16.00	2020 Fifth Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	6	17.00	Chicago Multifamily Portfolio													$0
Property		17.01	Somerset I	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		17.02	Somerset II	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		17.03	Kenmore Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	5, 7, 8	18.00	Plaza Frontenac	Pottery Barn	1/31/2029	12,962	3.7%	Pottery Barn Kids/PB Teen	11/30/2021	12,000	3.4%	Mitchell Gold+Bob William	11/30/2024	10,055	2.9%	$0
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		20.00	Sealy Distribution Center	Tru-Tone Finishing, Inc.	1/31/2023	54,600	7.3%	Varel International Ind, L.P.	4/30/2023	43,680	5.9%	Starkey Laboratories, Inc.	12/31/2021	40,000	5.4%	$0
Loan		21.00	The Center at Coldwater	Wells Fargo Bank	2/16/2035	4,457	8.5%	Sy Devore Menswear	7/31/2022	3,430	6.5%	Capella Salon	3/31/2023	3,387	6.4%	$90,000
Loan	7, 8, 10	22.00	Robinhood Plaza	Men’s Wearhouse	6/30/2023	5,694	6.5%	Carter’s Babies & Kid	8/31/2021	4,762	5.5%	AT&T Services	4/30/2020	4,623	5.3%	$0
Loan	6, 7	23.00	Anchor Self Storage													$0
Property		23.01	Anchor Self Storage - Mashpee	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		23.02	Anchor Self Storage - Narragansett	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	8, 18	24.00	Desert Sky Esplanade	Dollar Tree	1/31/2028	12,787	9.4%	WSS	8/31/2020	12,120	8.9%	Party City Corp	5/31/2023	12,000	8.8%	$0
Loan	10	25.00	Van Buren Plaza	Dollar Tree	6/30/2021	10,000	10.4%	99 Cents Outlet	8/31/2024	10,000	10.4%	Furniture Outlet	7/31/2019	8,000	8.3%	$0
Loan		26.00	Home2 Suites - Newnan GA	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$6,066
Loan		27.00	Algonquin Galleria	Accelerated Health Systems (Athletico)	2/28/2024	3,200	4.5%	Baird & Warner Res. Sales, Inc.	6/30/2024	3,100	4.3%	Fox River Spa Algonquin Inc	11/30/2022	3,000	4.2%	$0
Loan		28.00	Towne Oaks Apartments	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	5	29.00	Carriage Place	Half Price Books	7/31/2021	8,125	2.7%	BikeSource	11/30/2020	7,474	2.5%	Petland	8/31/2022	7,000	2.4%	$0
Loan		30.00	225 West 80th Street	Sotheby’s International Realty	1/31/2021	560	1.8%	M&H Fine Wines LLC	11/30/2022	500	1.6%	Westside Rare & Used Book, Inc.	8/31/2019	500	1.6%	$0
Loan	10	31.00	27 Victoria Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	18	32.00	Inwood Quorom	Table 13 Restaurant	2/28/2024	4,211	14.0%	Benedicts Restaurant	12/31/2026	3,641	12.1%	Stadium Café	6/30/2020	3,358	11.1%	$0
Loan		33.00	OTG Woods Crossing	Verizon	3/30/2025	3,444	13.6%	MOD Pizza	7/31/2027	2,600	10.3%	Starbucks	12/31/2026	2,275	9.0%	$0
Loan		34.00	Days Inn Anaheim	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		35.00	Best Western Spring TX	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		36.00	Fairway Executive Building	Senior Healthcare Mgmt LLC	8/31/2019	5,057	7.8%	Behavioral Services Center	1/31/2020; 6/30/2023	4,648	7.1%	Immigration Law Associates PC	1/30/2019	3,474	5.3%	$0
Loan	6	37.00	Fox Meadows and Midtown													$0
Property		37.01	Midtown	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		37.02	Fox Meadows	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan	10	38.00	Holiday House Palm Springs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	6	39.00	Westport AZ Properties													$0
Property		39.01	N 83rd Avenue	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

A-1-17

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	3rd Largest Tenant	3rd Largest Tenant Lease Expiration(4)	3rd Largest Tenant NSF	3rd Largest Tenant % of NSF	4th Largest Tenant	4th Largest Tenant Lease Expiration(4)	4th Largest Tenant NSF	4th Largest Tenant % of NSF	5th Largest Tenant	5th Largest Tenant Lease Expiration(4)	5th Largest Tenant NSF	5th Largest Tenant % of NSF	Upfront Replacement Reserves
Property		39.02	W Indian School Road	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		40.00	Jewel Osco Fox River	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		41.00	Ashford Center-OH	Modern Technologies	7/31/2021	7,396	11.3%	Coldwell Banker	9/30/2023	6,473	9.9%	Odyssey Systems	6/30/2021	5,920	9.0%	$0
Loan	10	42.00	141 East Third Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		43.00	Omega Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		44.00	25 Bogart & 250 Varet	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	45.00	Plantation Center, Hilton Head	Fidelity Brokerage	8/31/2020	4,265	9.2%	Ruan Thai Cuisine	12/31/2020	3,400	7.3%	Woof Gang Bakery	12/31/2025	2,970	6.4%	$0
Loan	10	46.00	284-285 Central Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		47.00	Maple Village Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	48.00	3751 Apt Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	49.00	60-70 Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		50.00	Sol Studios	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	51.00	63-61 99th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		52.00	Spring Park Village - TX	Starbuck’s	3/31/2029	1,800	17.3%	Onemain Financial	8/31/2025	1,600	15.3%	Bee Fit Foods	4/30/2023	1,030	9.9%	$0
Loan		53.00	Summit Suites	StreetLight Data, Inc.	6/30/2022	2,742	17.1%	Graybill, Lansche & Vinzani, L	9/30/2022	2,072	12.9%	N/A	N/A	N/A	N/A	$0
Loan	10	54.00	Hastings Gardens Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		55.00	Self Storage of Santa Maria	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	56.00	Silverhill Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		57.00	Walgreens - Corbin, KY	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	58.00	Bard House, Inc.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		59.00	ALLO Shopping Center	Mariste Pharmacy	12/31/2021	1,400	10.9%	Ace 1 Liquors	12/31/2021	1,400	10.9%	Westco Donut	12/31/2019	1,100	8.6%	$0
Loan		60.00	CVS Spotsylvania	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		61.00	Queensgate Retail Building	Complete Nutrition (Rise Up Nutrition)	3/31/2021	1,600	13.3%	Michael & Co	7/31/2019	1,500	12.5%	Sakura Of Richland, Inc.	5/1/2028	1,500	12.5%	$0
Loan	6	62.00	UNICO Portfolio IV													$0
Property		62.01	DG - Garrison, MN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Property		62.02	DG - Merrifield, MN	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Loan		63.00	Armadillo Self Storage	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan		64.00	Brittmoore Bldg D	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	65.00	265-267 Water Street Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	66.00	25 West 64th Street Owners Corp.	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0
Loan	10	67.00	The Birch Street Corporation	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	$0

A-1-18

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Loan	5, 8, 11, 12	1.00	Aventura Mall	$0	$487,003	$0	$0	$6,087,540	$0	$0	$0	$0	$0	$26,168,910	$0
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	$330,760	$0	$0	$0	$0	$0	$0	$0	$0	$0	$5,408,895	$0
Property		2.01	Renaissance St. Louis Airport Hotel
Property		2.02	Renaissance Des Moines Savery Hotel
Property		2.03	Residence Inn St. Louis Downtown
Property		2.04	Doubletree Hotel West Palm Beach Airport
Property		2.05	Courtyard Gulfport Beachfront
Property		2.06	Fairfield Inn Atlanta Downtown
Property		2.07	Hotel Indigo Chicago Vernon Hills
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale
Property		2.09	Holiday Inn & Suites Green Bay Stadium
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area
Property		2.11	Hilton Garden Inn Wichita
Property		2.12	Courtyard Norman
Property		2.13	Springhill Suites Scranton Wilkes Barre
Property		2.14	Courtyard Salisbury
Property		2.15	Homewood Suites St. Louis Riverport Airport West
Property		2.16	Residence Inn Rocky Mount
Property		2.17	Hampton Inn and Suites Wichita Northeast
Property		2.18	Residence Inn Salisbury
Property		2.19	Courtyard Rocky Mount
Property		2.20	Springhill Suites Wichita East at Plazzio
Property		2.21	Residence Inn Wichita East at Plazzio
Property		2.22	Hampton Inn Oklahoma City Northwest
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5	4.00	685 Fifth Avenue Retail	$0	$5,282	$2,100,000	$0	$1,131,600	$0	$0	$0	$0	$0	$0	$0
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	$11,277	$0	$23,914,655	$0	$0	$1,772,695	$253,242	$0	$0	$0	$15,021,721	$0
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	$6,941	$41,647	$0	$0	$0	$400,000	$0	$0	$0	$318,039	$0	$0
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue
Property		6.02	U-Haul Moving & Storage of Manchester
Property		6.03	U-Haul Moving & Storage of Justin
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield
Property		6.05	U-Haul Moving & Storage of Minot
Property		6.06	U-Haul Storage Center of Canton
Property		6.07	U-Haul Moving & Storage of Brooksville
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum
Property		6.09	U-Haul Moving & Storage of Orchard Street
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard
Property		6.11	U-Haul Moving & Storage of Manteca
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit
Property		6.13	U-Haul Moving & Storage of Rose City
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway
Property		6.15	U-Haul Moving & Storage of Boomer Lake
Property		6.16	U-Haul Moving & Storage of Riverside
Property		6.17	U-Haul Storage of Eastex Freeway
Property		6.18	U-Haul Moving & Storage at West Main Street
Property		6.19	U-Haul Moving & Storage of North Stillwater
Loan	8, 9	7.00	Harvard Park	$4,862	$0	$500,000	$24,308	$1,166,796	$238,657	$39,776	$0	$0	$0	$436,605	$0
Loan		8.00	Clovis Commons	$3,015	$0	$0	$15,079	$542,865	$285,030	$40,719	$0	$0	$0	$0	$0
Loan		9.00	The Plaza at Gator Hole	$0	$0	$0	$0	$850,000	$0	$0	$0	$0	$0	$0	$0
Loan	5, 9, 16, 17	10.00	Pfizer Building	$0	$0	$0	$0	$0	$0	$0	$4,700	$0	$0	$0	$816,667
Loan		11.00	Stirling Bossier Shopping Center	$5,763	$0	$0	$20,095	$0	$361,522	$40,169	$0	$0	$0	$0	$50,000
Loan		12.00	Triangle Center	$4,344	$0	$250,000	$16,250	$700,000	$37,270	$37,270	$0	$0	$0	$339,485	Ace Leasing Reserve: $34,000 on 11/1/2018 and $17,000 from 12/1/2018 to 2/1/2019
Loan		13.00	Nitro Marketplace	$0	$0	$0	$0	$880,000	$0	$0	$0	$0	$0	$0	$0
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	$0	$417,173	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Property		14.01	14901 FAA Boulevard
Property		14.02	4650 Old Ironsides Drive
Property		14.03	43790 Devin Shafron Drive
Property		14.04	636 Pierce Street
Property		14.05	21551 Beaumeade Circle
Property		14.06	7505 Mason King Court
Property		14.07	4700 Old Ironsides Drive
Property		14.08	444 Toyama Drive
Loan	9	15.00	Embassy Suites St. Louis	Greater of 4% of Operating Income, amount required by Franchisor and amount required by Property Manager	$0	$0	$0	$0	$718,488	$59,874	$0	$0	$0	$0	$0
Loan	5, 19	16.00	2020 Fifth Avenue	$0	$50,400	$0	$0	$378,000	$0	$0	$0	$0	$0	$0	$0
Loan	6	17.00	Chicago Multifamily Portfolio	$6,500	$0	$0	$0	$0	$178,198	$59,399	$0	$0	$31,963	$0	$0
Property		17.01	Somerset I
Property		17.02	Somerset II
Property		17.03	Kenmore Apartments
Loan	5, 7, 8	18.00	Plaza Frontenac	$0	$87,527	$0	$0	$350,110	$0	$0	$0	$0	$0	$0	$0
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	$19,406	$1,250,000	$0	$0	$0	$0	$21,791	$20,275	$5,069	$0	$0	$0
Loan		20.00	Sealy Distribution Center	$9,548	$458,313	$300,000	$0	$300,000	$49,680	$24,840	$24,320	$12,160	$715,000	$485,000	$0
Loan		21.00	The Center at Coldwater	$658	$39,490	$390,000	$0	$390,000	$56,008	$14,002	$0	$0	$0	$245,498	$0
Loan	7, 8, 10	22.00	Robinhood Plaza	$1,451	$0	$0	$7,836	$282,719	$72,832	$12,139	$0	$0	$0	$0	$0
Loan	6, 7	23.00	Anchor Self Storage	$1,334	$64,032	$0	$0	$0	$22,642	$7,547	$27,513	$2,293	$0	$0	$0
Property		23.01	Anchor Self Storage - Mashpee
Property		23.02	Anchor Self Storage - Narragansett
Loan	8, 18	24.00	Desert Sky Esplanade	$2,000	$64,000	$0	$0	$0	$70,754	$35,377	$0	$0	$0	$129,160	$0
Loan	10	25.00	Van Buren Plaza	$1,600	$0	$0	$6,788	$244,374	$29,517	$14,759	$0	$0	$14,594	$331,659	$0
Loan		26.00	Home2 Suites - Newnan GA	$6,066	$0	$0	$0	$0	$50,750	$7,250	$0	$0	$0	$0	$0
Loan		27.00	Algonquin Galleria	$1,190	$0	$150,000	$19,334	$0	$49,576	$24,788	$11,288	$3,763	$0	$385,833	$0
Loan		28.00	Towne Oaks Apartments	$6,073	$0	$0	$0	$0	$202,167	$15,552	$0	$0	$8,250	$0	$0
Loan	5	29.00	Carriage Place	$4,944	$237,296	$58,824	$13,200	$1,000,000	$364,583	$72,917	$12,500	$6,250	$0	$552,363	$0
Loan		30.00	225 West 80th Street	$1,213	$0	$0	$0	$0	$217,730	$54,432	$14,310	$3,578	$199,625	$0	$0
Loan	10	31.00	27 Victoria Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	18	32.00	Inwood Quorom	$377	$0	$0	$3,750	$255,000	$13,274	$13,274	$0	$0	$0	$75,000	$0
Loan		33.00	OTG Woods Crossing	$422	$10,128	$0	$2,638	$0	$0	$2,944	$3,564	$396	$0	$0	$0
Loan		34.00	Days Inn Anaheim	$8,767	$0	$0	$0	$0	$20,812	$10,406	$3,109	$3,109	$39,313	$0	$0
Loan		35.00	Best Western Spring TX	$6,650	$0	$0	$0	$0	$115,229	$11,523	$2,822	$2,822	$0	$0	$1,663
Loan		36.00	Fairway Executive Building	$1,100	$0	$300,000	$8,252	$300,000	$52,312	$26,156	$0	$0	$14,375	$0	$0
Loan	6	37.00	Fox Meadows and Midtown	$1,890	$0	$0	$0	$0	$118,714	$16,959	$0	$0	$0	$0	$0
Property		37.01	Midtown
Property		37.02	Fox Meadows
Loan	10	38.00	Holiday House Palm Springs	$8,572	$0	$0	$0	$0	$40,064	$5,723	$10,267	$2,567	$0	$0	$0
Loan	6	39.00	Westport AZ Properties	$1,161	$0	$0	$0	$0	$15,134	$7,567	$0	$0	$0	$0	$0
Property		39.01	N 83rd Avenue

A-1-19

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Monthly Replacement Reserves	Replacement Reserve Cap	Upfront TI/LC Reserves	Monthly TI/LC Reserves	TI/LC Reserve Cap	Upfront Tax Reserves	Monthly Tax Reserves	Upfront Insurance Reserves	Monthly Insurance Reserves	Upfront Deferred Maint. Reserve	Initial Other Reserves	Ongoing Other Reserves
Property		39.02	W Indian School Road
Loan		40.00	Jewel Osco Fox River	$1,667	$20,000	$0	$0	$55,554	$0	$0	$0	$0	$0	$0	$0
Loan		41.00	Ashford Center-OH	$2,150	$13,125	$0	$8,720	$500,000	$40,518	$13,506	$11,733	$1,067	$0	$250,000	$0
Loan	10	42.00	141 East Third Owners Corp.	$0	$0	$0	$0	$0	$261,000	$87,000	$0	$0	$0	$0	$0
Loan		43.00	Omega Self Storage	$424	$0	$0	$0	$0	$59,570	$11,914	$0	$0	$0	$0	$0
Loan		44.00	25 Bogart & 250 Varet	$164	$0	$0	$0	$0	$3,648	$1,216	$6,180	$1,030	$0	$198,000	$0
Loan	10	45.00	Plantation Center, Hilton Head	$581	$20,907	$0	$3,872	$90,000	$49,010	$4,901	$19,045	$3,809	$0	$0	$0
Loan	10	46.00	284-285 Central Owners Corp.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		47.00	Maple Village Self Storage	$617	$0	$0	$0	$0	$18,588	$6,196	$0	$0	$3,750	$0	$0
Loan	10	48.00	3751 Apt Corp.	$0	$0	$0	$0	$0	$10,661	$10,661	$0	$0	$0	$0	$0
Loan	10	49.00	60-70 Owners Corp.	$0	$0	$0	$0	$0	$137,622	$26,150	$0	$0	$0	$300,000	$0
Loan		50.00	Sol Studios	$450	$0	$0	$0	$0	$8,326	$4,163	$3,888	$432	$0	$0	$0
Loan	10	51.00	63-61 99th Street Owners Corp.	$0	$0	$0	$0	$0	$49,503	$24,751	$0	$0	$0	$0	$0
Loan		52.00	Spring Park Village - TX	$869	$10,433	$156,495	$1,304	$156,465	$22,360	$2,236	$1,378	$1,378	$0	$0	$0
Loan		53.00	Summit Suites	$200	$0	$75,000	$1,335	$0	$4,905	$981	$1,509	$503	$0	$0	$0
Loan	10	54.00	Hastings Gardens Owners Corp.	$0	$0	$0	$0	$0	$69,998	$11,451	$0	$0	$0	$0	$0
Loan		55.00	Self Storage of Santa Maria	$801	$19,224	$0	$0	$0	$25,620	$3,660	$1,294	$647	$0	$0	$0
Loan	10	56.00	Silverhill Owners Corp.	$0	$0	$0	$0	$0	$54,210	$16,097	$0	$0	$0	$25,000	$0
Loan		57.00	Walgreens - Corbin, KY	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan	10	58.00	Bard House, Inc.	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0
Loan		59.00	ALLO Shopping Center	$171	$0	$0	$800	$48,000	$44,627	$4,057	$7,720	$772	$7,500	$0	$0
Loan		60.00	CVS Spotsylvania	$406	$14,609	$0	$972	$35,000	$0	$0	$149	$149	$15,000	$0	$0
Loan		61.00	Queensgate Retail Building	$200	$0	$50,000	$1,000	$75,000	$3,013	$3,013	$394	$394	$0	$0	$0
Loan	6	62.00	UNICO Portfolio IV	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$24,109	$0
Property		62.01	DG - Garrison, MN
Property		62.02	DG - Merrifield, MN
Loan		63.00	Armadillo Self Storage	$392	$0	$0	$0	$0	$35,330	$3,533	$0	$0	$0	$0	$0
Loan		64.00	Brittmoore Bldg D	$200	$24,000	$50,000	$0	$50,000	$22,121	$2,011	$0	$0	$0	$0	$0
Loan	10	65.00	265-267 Water Street Corporation	$0	$0	$0	$0	$0	$21,000	$7,000	$0	$0	$0	$0	$0
Loan	10	66.00	25 West 64th Street Owners Corp.	$0	$0	$0	$0	$0	$72,000	$36,000	$0	$0	$0	$0	$0
Loan	10	67.00	The Birch Street Corporation	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

A-1-20

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt
Loan	5, 8, 11, 12	1.00	Aventura Mall	Outstanding Rollover Reserve; Free Rent/Gap Reserve	5/31/2018	4/27/2018	N/A	4/27/2018	N/A	No	N/A	$1,306,700,000
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio	PIP Reserve								$165,000,000
Property		2.01	Renaissance St. Louis Airport Hotel		7/18/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.02	Renaissance Des Moines Savery Hotel		7/25/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.03	Residence Inn St. Louis Downtown		7/16/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.04	Doubletree Hotel West Palm Beach Airport		7/27/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.05	Courtyard Gulfport Beachfront		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.06	Fairfield Inn Atlanta Downtown		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.07	Hotel Indigo Chicago Vernon Hills		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale		7/23/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.09	Holiday Inn & Suites Green Bay Stadium		7/22/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area		7/23/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.11	Hilton Garden Inn Wichita		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.12	Courtyard Norman		7/23/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.13	Springhill Suites Scranton Wilkes Barre		7/19/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.14	Courtyard Salisbury		7/25/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.15	Homewood Suites St. Louis Riverport Airport West		7/20/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.16	Residence Inn Rocky Mount		7/22/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.17	Hampton Inn and Suites Wichita Northeast		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.18	Residence Inn Salisbury		7/25/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.19	Courtyard Rocky Mount		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.20	Springhill Suites Wichita East at Plazzio		7/23/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.21	Residence Inn Wichita East at Plazzio		7/23/2018	7/10/2018	N/A	7/10/2018	N/A	No	N/A
Property		2.22	Hampton Inn Oklahoma City Northwest		7/23/2018	7/9/2018	N/A	7/10/2018	N/A	No	N/A
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	N/A								$397,000,000
Property		3.01	Millennium Tower Boston		5/24/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.02	Lincoln Square		5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.03	Four Seasons San Francisco Retail		5/25/2018; 5/28/2018	5/9/2018	N/A	5/4/2018	5/15/2018	Yes - 4	12.0%
Property		3.04	Lincoln West		5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.05	Commercial Units at the Four Seasons Miami		5/25/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.06	Lincoln Triangle		5/18/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.07	Ritz Carlton Washington DC Retail		5/24/2018	5/4/2018	N/A	5/4/2018	N/A	No	N/A
Property		3.08	Ritz Carlton Georgetown Retail		5/24/2018	5/9/2018	N/A	5/4/2018	N/A	No	N/A
Loan	5	4.00	685 Fifth Avenue Retail	N/A	6/28/2018	6/18/2018	N/A	6/15/2018	N/A	No	N/A	$100,000,000
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G	Rent Concession Reserve	9/5/2018	8/8/2018	N/A	8/6/2018	8/6/2018	Yes - 4	13.0%	$227,200,000
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio	N/A
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue		9/18/2018	8/21/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.02	U-Haul Moving & Storage of Manchester		9/20/2018	8/20/2018	N/A	8/23/2018	N/A	No	N/A
Property		6.03	U-Haul Moving & Storage of Justin		9/14/2018	8/16/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield		9/21/2018	8/22/2018	N/A	8/22/2018	8/22/2018	Yes - 4	15.0%
Property		6.05	U-Haul Moving & Storage of Minot		10/5/2018	8/23/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.06	U-Haul Storage Center of Canton		8/23/2018	8/16/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.07	U-Haul Moving & Storage of Brooksville		9/20/2018	8/22/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum		9/12/2018	8/20/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.09	U-Haul Moving & Storage of Orchard Street		9/21/2018	8/21/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard		9/25/2018	8/20/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.11	U-Haul Moving & Storage of Manteca		9/27/2018	8/22/2018	N/A	8/22/2018	8/22/2018	Yes - 3	10.0%
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit		9/12/2018	8/24/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.13	U-Haul Moving & Storage of Rose City		9/18/2018	8/20/2018	N/A	8/15/2018	N/A	No	N/A
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway		9/18/2018	8/21/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.15	U-Haul Moving & Storage of Boomer Lake		9/21/2018	8/20/2018	N/A	8/23/2018	N/A	No	N/A
Property		6.16	U-Haul Moving & Storage of Riverside		8/23/2018	8/21/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.17	U-Haul Storage of Eastex Freeway		9/12/2018	8/22/2018	N/A	8/22/2018	N/A	No	N/A
Property		6.18	U-Haul Moving & Storage at West Main Street		9/18/2018	8/21/2018	N/A	8/15/2018	N/A	No	N/A
Property		6.19	U-Haul Moving & Storage of North Stillwater		9/21/2018	8/22/2018	N/A	8/23/2018	N/A	No	N/A
Loan	8, 9	7.00	Harvard Park	Rent Concession Reserve	8/14/2018	7/24/2018	N/A	7/24/2018	7/24/2018	Yes - 3	9.0%
Loan		8.00	Clovis Commons	N/A	9/14/2018	7/18/2018	N/A	7/18/2018	7/18/2018	Yes - 4	4.0%
Loan		9.00	The Plaza at Gator Hole	N/A	10/10/2018	7/11/2018	N/A	7/11/2018	N/A	No	N/A
Loan	5, 9, 16, 17	10.00	Pfizer Building	Ground Rent Reserve	3/26/2018	3/30/2018	N/A	3/30/2018	N/A	No	N/A	$91,481,099
Loan		11.00	Stirling Bossier Shopping Center	Belk Reserve Funds	9/5/2018	7/27/2018	N/A	7/27/2018	N/A	No	N/A
Loan		12.00	Triangle Center	Landlord Obligations Reserve - Ulta; Ace Leasing Reserve; Landlord Obligations - Reserve Peace Health	8/23/2018	7/16/2018	N/A	7/16/2018	7/16/2018	Yes - 3	11.0%
Loan		13.00	Nitro Marketplace	N/A	8/8/2018	6/25/2018	N/A	6/26/2018	N/A	No	N/A
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio	N/A								$186,000,000
Property		14.01	14901 FAA Boulevard		7/13/2018	7/18/2018	N/A	7/18/2018	N/A	No	N/A
Property		14.02	4650 Old Ironsides Drive		7/6/2018	7/20/2018	N/A	7/24/2018	7/12/2018	Yes - 4	12.0%
Property		14.03	43790 Devin Shafron Drive		7/16/2018	7/17/2018	N/A	7/19/2018	N/A	No	N/A
Property		14.04	636 Pierce Street		7/12/2018	7/20/2018	N/A	7/25/2018	N/A	No	N/A
Property		14.05	21551 Beaumeade Circle		7/6/2018	7/17/2018	N/A	7/17/2018	N/A	No	N/A
Property		14.06	7505 Mason King Court		7/10/2018	7/17/2018	N/A	7/20/2018	N/A	No	N/A
Property		14.07	4700 Old Ironsides Drive		7/6/2018	7/23/2018	N/A	7/25/2018	7/12/2018	Yes - 4	12.0%
Property		14.08	444 Toyama Drive		7/6/2018	7/24/2018	N/A	7/24/2018	7/12/2018	Yes - 4	12.0%
Loan	9	15.00	Embassy Suites St. Louis	PIP Reserve; Parking Rent Reserve	10/4/2018	8/29/2018	N/A	8/29/2018	N/A	No	N/A
Loan	5, 19	16.00	2020 Fifth Avenue	N/A	8/21/2018	8/15/2018	N/A	8/15/2018	8/15/2018	Yes - 3	9.0%	$24,000,000
Loan	6	17.00	Chicago Multifamily Portfolio	N/A
Property		17.01	Somerset I		9/6/2018	5/31/2018	N/A	5/31/2018	N/A	No	N/A
Property		17.02	Somerset II		9/6/2018	5/31/2018	N/A	5/31/2018	N/A	No	N/A
Property		17.03	Kenmore Apartments		9/6/2018	5/31/2018	N/A	5/31/2018	N/A	No	N/A
Loan	5, 7, 8	18.00	Plaza Frontenac	N/A	6/1/2018	5/30/2018	N/A	5/29/2018	N/A	No	N/A	$80,000,000
Loan		19.00	Courtyard Dallas Carrollton & Conference Center	N/A	8/24/2018	7/23/2018	N/A	7/23/2018	N/A	No	N/A
Loan		20.00	Sealy Distribution Center	Ground Rent; Elective Capital Repairs	10/14/2018	7/31/2018	N/A	7/30/2018	N/A	No	N/A
Loan		21.00	The Center at Coldwater	Free Rent; Outstanding TI/LC	8/17/2018	7/20/2018	N/A	7/18/2018	7/27/2018	Yes - 4	17.0%
Loan	7, 8, 10	22.00	Robinhood Plaza	N/A	8/14/2018	6/27/2018	N/A	6/28/2018	6/27/2018	Yes - 4	8.0%
Loan	6, 7	23.00	Anchor Self Storage	N/A
Property		23.01	Anchor Self Storage - Mashpee		8/28/2018	8/24/2018	N/A	8/24/2018	N/A	No	N/A
Property		23.02	Anchor Self Storage - Narragansett		9/6/2018	8/14/2018	N/A	8/14/2018	N/A	No	N/A
Loan	8, 18	24.00	Desert Sky Esplanade	Party City TI; Planned Parenthood TI/ Free Rent; Plateria Y Neverla La Flor TI/ Free Rent; Aztec Pawn Lease Reserve	9/25/2018	6/6/2018	N/A	6/6/2018	N/A	No	N/A
Loan	10	25.00	Van Buren Plaza	Free Rent Reserve; Children’s Fun Zone Dentistry Reserve; Landlord Obligation Reserve - Happy Buffet; Environmental Reserve	10/15/2018	9/13/2018	N/A	9/12/2018	9/12/2018	Yes - 4	14.0%
Loan		26.00	Home2 Suites - Newnan GA	N/A	3/23/2018	3/13/2018	N/A	3/20/2018	N/A	No	N/A
Loan		27.00	Algonquin Galleria	La-Z-Boy Reserve; Rent Concession Reserve	9/17/2018	8/3/2018	N/A	8/3/2018	N/A	No	N/A
Loan		28.00	Towne Oaks Apartments	N/A	8/22/2018	7/31/2018	N/A	7/31/2018	N/A	No	N/A
Loan	5	29.00	Carriage Place	Anchor Tenant Reserve; Free Rent Reserve; Take Flight Ohio Reserve	8/23/2018	7/13/2018	8/14/2018	7/12/2018	N/A	No	N/A	$20,667,500
Loan		30.00	225 West 80th Street	N/A	7/20/2018	6/21/2018	N/A	6/22/2018	N/A	No	N/A
Loan	10	31.00	27 Victoria Owners Corp.	N/A	9/26/2018	9/18/2018	N/A	9/20/2018	N/A	No	N/A	$0	$1,000,000
Loan	18	32.00	Inwood Quorom	Up-Front TI & LC Reserve	8/7/2018	7/30/2018	N/A	7/30/2018	N/A	No	N/A
Loan		33.00	OTG Woods Crossing	N/A	9/24/2018	9/5/2018	N/A	9/4/2018	9/4/2018	Yes - 3	6.0%
Loan		34.00	Days Inn Anaheim	N/A	9/20/2018	7/26/2018	N/A	7/26/2018	7/26/2018	Yes - 4	10.0%
Loan		35.00	Best Western Spring TX	PIP Reserve	10/3/2018	8/24/2018	N/A	8/27/2018	N/A	No	N/A
Loan		36.00	Fairway Executive Building	N/A	9/5/2018	8/10/2018	N/A	8/13/2018	N/A	No	N/A
Loan	6	37.00	Fox Meadows and Midtown	N/A
Property		37.01	Midtown		9/4/2018	8/6/2018	N/A	8/6/2018	N/A	No	N/A
Property		37.02	Fox Meadows		9/4/2018	8/6/2018	N/A	8/6/2018	N/A	No	N/A
Loan	10	38.00	Holiday House Palm Springs	N/A	9/21/2018	9/6/2018	N/A	9/6/2018	9/5/2018	Yes - 4	14.0%
Loan	6	39.00	Westport AZ Properties	N/A
Property		39.01	N 83rd Avenue		10/24/2018	9/7/2018	N/A	9/7/2018	N/A	No	N/A

A-1-21

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Other Reserves Description	Appraisal Report Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	Seismic Zone (Y/N)	PML %	Cut-off Date Pari Passu Mortgage Debt Balance	Coop - Committed Secondary Debt
Property		39.02	W Indian School Road		10/25/2018	9/7/2018	N/A	9/7/2018	N/A	No	N/A
Loan		40.00	Jewel Osco Fox River	N/A	8/21/2018	8/1/2018	N/A	8/23/2018	N/A	No	N/A
Loan		41.00	Ashford Center-OH	Specified Tenant Letter of Credit; Upfront Reserve Funds	8/17/2018	8/7/2018	N/A	8/7/2018	N/A	No	N/A
Loan	10	42.00	141 East Third Owners Corp.	N/A	10/22/2018	9/18/2018	N/A	9/26/2018	N/A	No	N/A	$0	$500,000
Loan		43.00	Omega Self Storage	N/A	8/20/2018	N/A	N/A	8/15/2018	N/A	No	N/A
Loan		44.00	25 Bogart & 250 Varet	Rent Reserve; Upfront Reserve	9/11/2018	9/14/2018	N/A	9/13/2018	N/A	No	N/A
Loan	10	45.00	Plantation Center, Hilton Head	N/A	10/5/2018	N/A	N/A	8/27/2018	N/A	No	N/A
Loan	10	46.00	284-285 Central Owners Corp.	N/A	9/26/2018	9/10/2018	N/A	9/11/2018	N/A	No	N/A	$0	$500,000
Loan		47.00	Maple Village Self Storage	N/A	7/20/2018	8/21/2018	N/A	8/21/2018	N/A	No	N/A
Loan	10	48.00	3751 Apt Corp.	N/A	8/9/2018	7/24/2018	N/A	7/25/2018	N/A	No	N/A	$0	$300,000
Loan	10	49.00	60-70 Owners Corp.	Collateral Security Agreement for Environmental Items	6/18/2018	6/19/2018	N/A	5/24/2018	N/A	No	N/A	$0	N/A
Loan		50.00	Sol Studios	N/A	9/26/2018	8/29/2018	N/A	8/29/2018	8/29/2018	Yes - 3	9.0%
Loan	10	51.00	63-61 99th Street Owners Corp.	N/A	9/25/2018	9/19/2018	N/A	9/21/2018	N/A	No	N/A	$0	$500,000
Loan		52.00	Spring Park Village - TX	N/A	9/7/2018	N/A	N/A	9/5/2018	N/A	No	N/A
Loan		53.00	Summit Suites	Specified Tenant Reserve	9/19/2018	N/A	N/A	9/12/2018	N/A	No	N/A
Loan	10	54.00	Hastings Gardens Owners Corp.	N/A	8/24/2018	8/24/2018	N/A	8/27/2018	N/A	No	N/A	$0	$400,000
Loan		55.00	Self Storage of Santa Maria	N/A	9/17/2018	N/A	N/A	8/30/2018	8/30/2018	Yes - 4	8.0%
Loan	10	56.00	Silverhill Owners Corp.	Collateral Security Agreement for Environmental Items	9/18/2018	9/11/2018	N/A	9/11/2018	N/A	No	N/A	$0	$250,000
Loan		57.00	Walgreens - Corbin, KY	N/A	6/18/2018	6/19/2018	N/A	6/19/2018	N/A	No	N/A
Loan	10	58.00	Bard House, Inc.	N/A	7/11/2018	7/12/2018	N/A	7/9/2018	N/A	No	N/A	$0	$500,000
Loan		59.00	ALLO Shopping Center	N/A	9/21/2018	8/24/2018	N/A	8/23/2018	N/A	No	N/A
Loan		60.00	CVS Spotsylvania	N/A	8/16/2018	8/1/2018	N/A	8/14/2018	N/A	No	N/A
Loan		61.00	Queensgate Retail Building	N/A	6/12/2018	N/A	N/A	7/24/2018	N/A	No	N/A
Loan	6	62.00	UNICO Portfolio IV	Debt Service Reserve Funds
Property		62.01	DG - Garrison, MN		8/14/2018	8/3/2018	N/A	8/3/2018	N/A	No	N/A
Property		62.02	DG - Merrifield, MN		9/7/2018	9/4/2018	N/A	9/5/2018	N/A	No	N/A
Loan		63.00	Armadillo Self Storage	N/A	9/13/2018	N/A	N/A	9/5/2018	N/A	No	N/A
Loan		64.00	Brittmoore Bldg D	N/A	8/28/2018	8/10/2018	N/A	8/9/2018	N/A	No	N/A
Loan	10	65.00	265-267 Water Street Corporation	N/A	10/12/2018	9/27/2018	N/A	9/27/2018	N/A	No	N/A	$0	$200,000
Loan	10	66.00	25 West 64th Street Owners Corp.	N/A	8/27/2018	8/23/2018	N/A	8/27/2018	N/A	No	N/A	$0	$500,000
Loan	10	67.00	The Birch Street Corporation	N/A	9/14/2018	8/27/2018	N/A	8/29/2018	N/A	No	N/A	$0	$250,000

A-1-22

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
Loan	5, 8, 11, 12	1.00	Aventura Mall	$343,300,000	50.7%	2.07x	8.8%
Loan	5, 6, 7, 9, 13	2.00	Starwood Hotel Portfolio		66.1%	2.07x	12.5%
Property		2.01	Renaissance St. Louis Airport Hotel
Property		2.02	Renaissance Des Moines Savery Hotel
Property		2.03	Residence Inn St. Louis Downtown
Property		2.04	Doubletree Hotel West Palm Beach Airport
Property		2.05	Courtyard Gulfport Beachfront
Property		2.06	Fairfield Inn Atlanta Downtown
Property		2.07	Hotel Indigo Chicago Vernon Hills
Property		2.08	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale
Property		2.09	Holiday Inn & Suites Green Bay Stadium
Property		2.10	Springhill Suites Chicago Elmhurst Oakbrook Area
Property		2.11	Hilton Garden Inn Wichita
Property		2.12	Courtyard Norman
Property		2.13	Springhill Suites Scranton Wilkes Barre
Property		2.14	Courtyard Salisbury
Property		2.15	Homewood Suites St. Louis Riverport Airport West
Property		2.16	Residence Inn Rocky Mount
Property		2.17	Hampton Inn and Suites Wichita Northeast
Property		2.18	Residence Inn Salisbury
Property		2.19	Courtyard Rocky Mount
Property		2.20	Springhill Suites Wichita East at Plazzio
Property		2.21	Residence Inn Wichita East at Plazzio
Property		2.22	Hampton Inn Oklahoma City Northwest
Loan	5, 6, 7, 8, 14	3.00	Millennium Partners Portfolio	$238,000,000	48.6%	2.28x	10.4%	$280,150,000	67.8%	1.41x	7.5%
Property		3.01	Millennium Tower Boston
Property		3.02	Lincoln Square
Property		3.03	Four Seasons San Francisco Retail
Property		3.04	Lincoln West
Property		3.05	Commercial Units at the Four Seasons Miami
Property		3.06	Lincoln Triangle
Property		3.07	Ritz Carlton Washington DC Retail
Property		3.08	Ritz Carlton Georgetown Retail
Loan	5	4.00	685 Fifth Avenue Retail		34.0%	2.76x	11.1%	$115,000,000	58.5%	1.37x	6.4%
Loan	5, 7, 9	5.00	Moffett Towers – Buildings E,F,G		40.2%	2.97x	12.6%	$216,000,000	70.8%	1.41x	7.2%
Loan	6, 9, 15	6.00	U-Haul AREC 28 Portfolio
Property		6.01	U-Haul Moving & Storage of Metairie at Central Avenue
Property		6.02	U-Haul Moving & Storage of Manchester
Property		6.03	U-Haul Moving & Storage of Justin
Property		6.04	U-Haul Moving & Storage of Downtown Fairfield
Property		6.05	U-Haul Moving & Storage of Minot
Property		6.06	U-Haul Storage Center of Canton
Property		6.07	U-Haul Moving & Storage of Brooksville
Property		6.08	U-Haul Moving & Storage of Fayetteville at Colliseum
Property		6.09	U-Haul Moving & Storage of Orchard Street
Property		6.10	U-Haul Moving & Storage of Lapalco Boulevard
Property		6.11	U-Haul Moving & Storage of Manteca
Property		6.12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit
Property		6.13	U-Haul Moving & Storage of Rose City
Property		6.14	U-Haul Moving & Storage of Metairie at Airline Highway
Property		6.15	U-Haul Moving & Storage of Boomer Lake
Property		6.16	U-Haul Moving & Storage of Riverside
Property		6.17	U-Haul Storage of Eastex Freeway
Property		6.18	U-Haul Moving & Storage at West Main Street
Property		6.19	U-Haul Moving & Storage of North Stillwater
Loan	8, 9	7.00	Harvard Park
Loan		8.00	Clovis Commons
Loan		9.00	The Plaza at Gator Hole
Loan	5, 9, 16, 17	10.00	Pfizer Building		57.3%	1.00x	19.1%
Loan		11.00	Stirling Bossier Shopping Center
Loan		12.00	Triangle Center
Loan		13.00	Nitro Marketplace
Loan	5, 6, 7	14.00	Prudential - Digital Realty Portfolio		54.7%	2.50x	11.9%
Property		14.01	14901 FAA Boulevard
Property		14.02	4650 Old Ironsides Drive
Property		14.03	43790 Devin Shafron Drive
Property		14.04	636 Pierce Street
Property		14.05	21551 Beaumeade Circle
Property		14.06	7505 Mason King Court
Property		14.07	4700 Old Ironsides Drive
Property		14.08	444 Toyama Drive
Loan	9	15.00	Embassy Suites St. Louis
Loan	5, 19	16.00	2020 Fifth Avenue		46.4%	3.20x	14.2%
Loan	6	17.00	Chicago Multifamily Portfolio
Property		17.01	Somerset I
Property		17.02	Somerset II
Property		17.03	Kenmore Apartments
Loan	5, 7, 8	18.00	Plaza Frontenac		47.6%	2.09x	10.0%
Loan		19.00	Courtyard Dallas Carrollton & Conference Center
Loan		20.00	Sealy Distribution Center
Loan		21.00	The Center at Coldwater
Loan	7, 8, 10	22.00	Robinhood Plaza
Loan	6, 7	23.00	Anchor Self Storage
Property		23.01	Anchor Self Storage - Mashpee
Property		23.02	Anchor Self Storage - Narragansett
Loan	8, 18	24.00	Desert Sky Esplanade
Loan	10	25.00	Van Buren Plaza
Loan		26.00	Home2 Suites - Newnan GA
Loan		27.00	Algonquin Galleria
Loan		28.00	Towne Oaks Apartments
Loan	5	29.00	Carriage Place		67.3%	1.41x	9.8%
Loan		30.00	225 West 80th Street
Loan	10	31.00	27 Victoria Owners Corp.	$0	4.9%	10.94x	51.2%					$105,000,000	8.4%	17.1%	2	42	0	$-14,716
Loan	18	32.00	Inwood Quorom
Loan		33.00	OTG Woods Crossing
Loan		34.00	Days Inn Anaheim
Loan		35.00	Best Western Spring TX
Loan		36.00	Fairway Executive Building
Loan	6	37.00	Fox Meadows and Midtown
Property		37.01	Midtown
Property		37.02	Fox Meadows
Loan	10	38.00	Holiday House Palm Springs
Loan	6	39.00	Westport AZ Properties
Property		39.01	N 83rd Avenue

A-1-23

Annex A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

Property Flag	Footnotes	Loan ID	Property Name	Cut-off Date Subord. Mortgage Debt Balance	Total Mortgage Debt Cut-off Date LTV Ratio	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Cut-off Date Mezzanine Debt Balance	Total Debt Cut-off Date LTV Ratio	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Coop - Rental Value	Coop - LTV as Rental	Coop - Unsold Percent	Coop - Sponsor Units	Coop - Investor Units	Coop - Coop Units	Coop - Sponsor/Investor Carry
Property		39.02	W Indian School Road
Loan		40.00	Jewel Osco Fox River
Loan		41.00	Ashford Center-OH
Loan	10	42.00	141 East Third Owners Corp.	$0	5.3%	6.99x	38.3%					$46,200,000	10.8%	21.2%	21	0	0	$-55,353
Loan		43.00	Omega Self Storage
Loan		44.00	25 Bogart & 250 Varet
Loan	10	45.00	Plantation Center, Hilton Head
Loan	10	46.00	284-285 Central Owners Corp.	$0	29.0%	5.27x	32.1%					$24,200,000	16.9%	20.8%	16	0	0	$136,284
Loan		47.00	Maple Village Self Storage
Loan	10	48.00	3751 Apt Corp.	$0	17.9%	4.85x	26.2%					$20,500,000	17.0%	39.0%	30	0	0	$102,349
Loan	10	49.00	60-70 Owners Corp.	$0								$34,700,000	9.7%	12.5%	21	0	0	$164,921
Loan		50.00	Sol Studios
Loan	10	51.00	63-61 99th Street Owners Corp.	$0	10.6%	6.58x	31.5%					$22,100,000	14.7%	8.2%	8	0	0	$11,921
Loan		52.00	Spring Park Village - TX
Loan		53.00	Summit Suites
Loan	10	54.00	Hastings Gardens Owners Corp.	$0	17.7%	5.35x	35.4%					$20,200,000	13.8%	2.4%	0	0	2	N/A
Loan		55.00	Self Storage of Santa Maria
Loan	10	56.00	Silverhill Owners Corp.	$0	25.4%	3.92x	23.9%					$10,750,000	23.2%	8.7%	4	0	0	$12,144
Loan		57.00	Walgreens - Corbin, KY
Loan	10	58.00	Bard House, Inc.	$0	27.2%	3.32x	20.0%					$10,100,000	24.7%	27.1%	16	0	0	$46,645
Loan		59.00	ALLO Shopping Center
Loan		60.00	CVS Spotsylvania
Loan		61.00	Queensgate Retail Building
Loan	6	62.00	UNICO Portfolio IV
Property		62.01	DG - Garrison, MN
Property		62.02	DG - Merrifield, MN
Loan		63.00	Armadillo Self Storage
Loan		64.00	Brittmoore Bldg D
Loan	10	65.00	265-267 Water Street Corporation	$0	11.6%	4.08x	24.8%					$7,900,000	19.0%	0.0%	0	0	0	N/A
Loan	10	66.00	25 West 64th Street Owners Corp.	$0	7.3%	6.06x	36.2%					$12,800,000	11.7%	2.0%	1	0	0	$-3,867
Loan	10	67.00	The Birch Street Corporation	$0	42.1%	2.28x	14.3%					$3,560,000	36.5%	0.0%	0	0	0	N/A

A-1-24

BANK 2018-BNK15

Footnotes to Annex A-1

(1)	BANA—Bank of America, National Association; MSBNA—Morgan Stanley Bank, N.A.; MSMCH—Morgan Stanley Mortgage Capital Holdings LLC; WFB—Wells Fargo Bank, National Association; NCB—National Cooperative Bank, N.A.; NCCB—National Consumer Cooperative Bank.

(2)	Certain tenants may not be in occupancy or may be in free rent periods. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Other” in this preliminary prospectus for information regarding the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans which are not in occupancy or are in free rent periods.

(3)	The Administrative Fee Rate includes the master servicing fee rate, operating advisor fee rate, certificate administrator/trustee fee rate, asset representations reviewer fee rate, primary or sub-servicing servicing fee rate, CREFC® license fee rate and, with respect to any non-serviced mortgage loan, pari passu loan primary servicing fee rate, in each case applicable to the related mortgage loan.

(4)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations” for information regarding certain lease termination options affecting the 5 largest tenants at mortgaged properties securing the 15 largest mortgage loans.

(5)	Each of Mortgage Loan No. 1, Aventura Mall, Mortgage Loan No. 2, Starwood Hotel Portfolio, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 4, 685 Fifth Avenue Retail, Mortgage Loan No. 5 Moffett Towers - Buildings E, F, G, Mortgage Loan No. 10, Pfizer Building, Mortgage Loan No. 14, Prudential - Digital Realty Portfolio, Mortgage Loan No. 16, 2020 Fifth Avenue, Mortgage Loan No. 18, Plaza Frontenac and Mortgage Loan No. 29, Carriage Place, is part of a whole loan related to the Issuing Entity. For further information, see “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” and “—The Millennium Partners Portfolio Whole Loan,” “Pooling and Servicing Agreement, and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans,” as applicable, in this preliminary prospectus.

(6)	With respect to Mortgage Loan No. 2, Starwood Hotel Portfolio, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 6, U-Haul AREC 28 Portfolio, Mortgage Loan No. 14, Prudential - Digital Realty Portfolio, Mortgage Loan No. 17, Chicago Multifamily Portfolio, Mortgage Loan No. 23, Anchor Self Storage, Mortgage Loan No. 38, Fox Meadows and Midtown, Mortgage Loan No. 40, Westport AZ Properties, and Mortgage Loan No. 63, UNICO Portfolio IV, each such Mortgage Loan is secured by multiple properties. For purposes of the statistical information set forth in this preliminary prospectus as to such Mortgage Loans, all LTV, DSCR, Debt Yield and Cutoff Date Balance per SF/Units/Rooms/Pads calculations are shown on an aggregate basis, and a portion of the Cut-off Date Balance has been allocated to each Mortgaged Property based on the respective Appraised Values and/or UW NCF, among other methods.

(7)	With respect to Mortgage Loan No. 2, Starwood Hotel Portfolio, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 5 Moffett Towers - Buildings E, F, G, Mortgage Loan No. 14, Prudential - Digital Realty Portfolio, Mortgage Loan No. 18, Plaza Frontenac, Mortgage Loan No. 22, Robinhood Plaza and Mortgage Loan No. 23, Anchor Self Storage the related loan documents permit a partial collateral release subject to LTV, DSCR and/or Debt Yield tests, or other release conditions in connection with a partial defeasance or prepayment of the related Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Defeasance” and “—Releases; Partial Releases” in this preliminary prospectus.

(8)	With respect to Mortgage Loan No. 1, Aventura Mall, Mortgage Loan No. 3, Millennium Partners Portfolio, Mortgage Loan No. 7, Harvard Park, Mortgage Loan No. 18, Plaza Frontenac, Mortgage Loan No. 22, Robinhood Plaza and Mortgage Loan No. 24, Desert Sky Esplanade the related loan documents permit one or more outparcel or other releases without prepayment or defeasance. In addition, the related loan documents permit the additional of certain anchor pads to the collateral, and the subsequent release of

A-1-25

such anchor pads. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Releases; Partial Releases” in this preliminary prospectus.

(9)	With respect to Mortgage Loan No. 2, Starwood Hotel Portfolio, the Appraised Value presented for the mortgage loan reflects a pool level appraisal, which includes a diversity premium based on an assumption that all the mortgaged properties would be sold together as a portfolio. The aggregate of the individual mortgaged property appraised values is $377,700,000. In addition, the Renaissance Des Moines Savery Hotel mortgaged property Appraised Value assumes a property improvement plan (“PIP”) scheduled for completion in September 2019 has been completed. All outstanding PIP costs have been reserved for at origination. The appraised value assuming the PIP has not been completed is $27,700,000.

With respect to Mortgage Loan No. 5, Moffett Towers - Buildings E,F,G, the Appraised Value assumes the sole tenant (676,598 SF), representing 100.0% of net rentable SF, is in occupancy if its entire space and paying full unabated rent. Reserves of $38,936,376 were collected at closing, representing outstanding tenant improvements, leasing commissions and abated rent. The sole tenant is anticipated to fully occupy the mortgaged property in 2023. The appraised value assuming the sole tenant has not taken full possession of the building is $646,700,000. The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the $646,700,000 appraised value are 43.9% and 43.9%, respectively.

With respect to Mortgage Loan No. 6, U-Haul AREC 28 Portfolio, the “As-Is Portfolio” Appraised Value of $83,040,000 reflects a $6,300,000 premium attributed to the aggregate “As-is” value of the related mortgaged properties as a whole. The sum of the “As-is” values for each of the related mortgaged properties on an individual basis is $76,740,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 64.1% and 47.2%, respectively.

With respect to Mortgage Loan No. 7, Harvard Park, the “Prospective Value” Appraised Value of $53,250,000 reflects the $56,300,000 future “as-is” value after Nationwide Mutual Insurance Co.’s free rent period ends in April 2019, net of excess land valued at $3,050,000. Bank of America, N.A. fully reserved the free rent amount ($436,605) at closing. The “as-is” value, net of excess land, of $52,000,000 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 65.4%.

With respect to Mortgage Loan No. 10, Pfizer Building, as of the appraisal valuation date of March 26, 2018 the Mortgaged Property had an “as-is” appraised value of $210,000,000. The appraiser also concluded to a “Prospective Market Value-Extended Ground Lease” appraised value of $415,000,000. The Cut-off Date LTV and LTV Ratio At Maturity based on the “Prospective Market Value-Extended Ground Lease” appraised value are 29.0% and 1.0%, respectively. On or prior to July 11, 2018, the borrower made an initial payment of $50,000,000 for the option to extend the ground lease. This prospective market value assumes that a second $50,000,000 ground lease extension option payment will be made in year three of the Mortgage Loan, and the ground lease will be extended to December 31, 2117. The borrower is not obligated to exercise its option to extend the ground lease and the foregoing payment has not been reserved for. The “as-is” and “Prospective Market Value-Extended Ground Lease” values both assume that the sole tenant, Pfizer Inc., vacates the Mortgaged Property at the expiration of its lease in July 2024 and that $100,000,000 is invested to redevelop the Mortgaged Property. No funds have been reserved for redevelopment of the Mortgaged Property.

With respect to Mortgage Loan No. 15, Embassy Suites St. Louis, the appraised value includes $11,900,000 representing the discounted value (using a 5.00% discount rate) of estimated future payments under the PILOT TIF Note and Other Revenue TIF Note (together, the “TIF Notes”). Based on the appraised value net of the discounted value of estimated TIF Notes payments, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 74.9% and 62.2%, respectively. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in this Preliminary Prospectus for a description of the TIF Notes.

(10)	With respect to Mortgage Loan No. 22, Robinhood Plaza, Mortgage Loan No. 25, Van Buren Plaza, Mortgage Loan No. 31, 27 Victoria Owners Corp., Mortgage Loan No. 38, Holiday House Palm Springs, Mortgage Loan No. 42, 141 East Third Owners Corp., Mortgage Loan No. 45 Plantation Center, Hilton Head, Mortgage Loan No. 46, 284-285 Central Owners Corp., Mortgage Loan No. 48, 3751 Apt Corp., Mortgage Loan No. 49, 60-70 Owners Corp., Mortgage Loan No. 51, 63-61 99th Street Owners Corp.,

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Mortgage Loan No. 54, Hastings Gardens Owners Corp., Mortgage Loan No. 56, Silverhill Owners Corp., Mortgage Loan No. 58, Bard House, Inc., Mortgage Loan No. 65, 265-267 Water Street Corporation, Mortgage Loan No. 66, 25 West 64th Street Owners Corp., and Mortgage Loan No. 67, The Birch Street Corporation, the related mortgage loan documents permit future subordinate secured financing or mezzanine financing generally subject to compliance with certain combined LTV, DSCR and/or Debt Yield tests. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” and “—Other Secured Indebtedness” in this preliminary prospectus.

(11)	With respect to Mortgage Loan No. 1, Aventura Mall, the lockbox is soft for master lease rents and hard for other lease rents.

(12)	With respect to Loan No. 1, Aventura Mall, the borrower has entered into a master lease with the non-recourse carveout guarantors and Turnberry Retail Holding, L.P. for 12 spaces totaling 33,813 SF at the mortgaged property where executed letters of intent with tenants are in place but executed leases are not yet in place. The master lessees are required to pay an annual rent of $3,426,159 in equal monthly installments of approximately $285,513 each during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following: (i) an event of default, (ii) bankruptcy of borrower, (iii) bankruptcy of the property manager, or (iv) the period of time commencing on the date on which the debt service coverage ratio (as calculated in the loan documents and based on the trailing four calendar quarters) falls below 1.35x for two consecutive quarters until cured in accordance with the loan documents. The rent payable under the master lease is required to be reduced in connection with the leasing to retail tenants of space within the portions of the mortgaged property covered by the master lease (so long as the tenant under any such lease has taken occupancy and has commenced the payment of rent and the rent payable is above certain thresholds set forth in the master lease). The master lease will terminate on the earliest to occur of (i) the earlier to occur of (A) the date on which the annual rent under the master lease is reduced to $0 or (B) the date on which the annualized lease payments under all leases (not including percentage rent) at the mortgaged property exceeds $181,850,000; (ii) July 1, 2038; or (iii) the date on which the cancellation fee made by the master lessee to the lender in connection with cancelling the master lease at the master lessee’s election after the lender has provided notice that the lender has succeeded to the interest of the master lessor under the master lease by foreclosure, deed in lieu thereof or otherwise.

(13)	With respect to Mortgage Loan No. 2, Starwood Hotel Portfolio, the Renaissance Des Moines Savery Hotel mortgaged property has been offline for renovations since August 2016 and reopened in October 2018. The underwritten values for the mortgaged property are based on estimates in the related appraisal.

(14)	With respect to Mortgage Loan No. 3, Millennium Partners Portfolio, the mezzanine borrower has the right, not more than twice during the term of the Whole Loan, to replace the then existing mezzanine loan with another mezzanine loan secured by a pledge of the direct or indirect equity interests in the borrowers upon satisfaction of certain conditions, including, without limitation, (a) no event of default exists, (b) the aggregate LTV (based on the outstanding principal balance of the Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, (c) the aggregate debt service coverage ratio (based on the annual debt service of the Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and (d) the delivery of an intercreditor agreement in the form attached to the loan agreement.

(15)	With respect to Mortgage Loan No. 6, U-Haul Portfolio AREC 28, in the event that such Mortgage Loan is not repaid in full on or before the anticipated repayment date of November 1, 2028, the borrower is required to make interest payments based on an interest rate equal to 3.0000% plus the greater of (a) 4.4930% or (b) the 10-year swap yield as of the ARD plus 1.4400%.

(16)	With respect to Mortgage Loan No. 10, Pfizer Building, the sole tenant, Pfizer Inc., plans to vacate the Mortgaged Property upon its lease expiration date of July 9, 2024. The Mortgage Loan matures August 8, 2024. The Mortgaged Property is leased to a joint venture 99% owned by the borrower, and is also concurrently leased by the joint venture to the sole tenant, Pfizer Inc. (under a lease which also relates to an adjacent building, 219 East 42nd Street, that is not included in the collateral). The collateral for the Pfizer Building Loan includes the lease to the affiliated joint venture and a present assignment of the

A-1-27

landlord’s interest in the Pfizer lease with respect to the mortgaged property with respect to the period following the expiration or termination of the lease to the joint venture. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Pfizer Building Mortgage Loan” for more information regarding the loan and lease structure in this preliminary prospectus.

(17)	With respect to Mortgage Loan No. 10, Pfizer Building, the ground lease expires December 31, 2057. Annual rent under the Pfizer Building ground lease is $9,800,000 through April 30, 2022, $11,050,000 from May 1, 2022 through April 30, 2027, $12,300,000 from May 1, 2027 through April 30, 2032 and $13,550,000 from May 1, 2032 through April 30, 2037. The Pfizer Building ground lease requires that either (i) on or prior to June 30, 2036, the Pfizer Building ground lessor and the ground lessee must agree on the net rent payable from May 1, 2037 through April 30, 2049 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building land value (as defined in the ground lease) but not less than the rent for the lease year ending April 30, 2037. The Pfizer Building ground lease further requires that either (i) on or prior to June 30, 2048, the Pfizer Building ground lessor and the ground lessee must agree on the net rent payable from May 1, 2049 through December 31, 2057 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building land value but not less than the rent for the lease year ending April 30, 2049. The borrower under the Pfizer Building loan has an option to extend the ground lease to December 31, 2117, as described in footnote #9 above. The borrower is not required to exercise the extension option, and the option fee has not been reserved for.

(18)	With respect to Mortgage Loan No. 32, Inwood Quorom, the initial TI/LC reserve cap of $255,000 is reduced to $180,000 upon the renewal or re-tenanting of the Largest Tenant, the 2nd Largest Tenant and the 3rd Largest Tenant.

With respect to Mortgage Loan No. 24, Desert Sky Esplanade, the borrower’s obligation to fund the TILC Reserve is suspended so long as the lender has not drawn down upon the $300,000 letter of credit that borrower delivered to lender at loan origination.

(19)	With respect to Mortgage Loan No. 16, 2020 Fifth Avenue, the Size includes 89,250 SF of data center space and 36,750 SF of garage space. The total data center represents: (i) 51,633 SF (4 floors and 51,000 SF of data center and 633 SF of storage); (ii) 25,500 SF of lower and upper roof; and (iii) 12,117 SF of basement space.

A.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

B.	“Yield Maintenance Amount” shall mean the present value, as of the Repayment Date, of the remaining scheduled payments of principal and interest from the Repayment Date through the Open Prepayment Date (or, solely in connection with any calculation of the Prepayment Fee pursuant to Section 2.4.5(a) hereof, the Stated Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid on the Repayment Date. As

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used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the lesser of (i) the Yield Maintenance Treasury Rate and (ii) the Swap Rate, each when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Repayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Open Prepayment Date (or, solely in connection with any calculation of the Prepayment Fee pursuant to Section 2.4.5(a) hereof, the Stated Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) As used in this definition, the term “Swap Rate” shall mean the yield calculated by the linear interpolation of mid-market swap yields, as reported on Reuters Capital Markets screen 19901 (SEMI-BOND column), with maturities (one longer and one shorter) most nearly approximating the Stated Maturity Date (in the event Reuters Capital Markets screen 19901 is no longer available, Lender shall select a comparable publication to determine such yield).

C.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

D.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount of equal to 1% of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period State Date (assuming the outstanding principal balance of the Loan is due on the Open Period State Date), from the Open Period State Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction of whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at the substantial discount) that has a maturity closest to (whether before, on or after) the Open Period State Date (or if two or more such securities have maturity dates equally close to the Open Period State Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

E.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (i) one percent (1%) of the principal amount of the Loan being prepaid or (ii) the present value as of the Prepayment Date of the

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Calculated Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

F.	“Yield Maintenance Premium” shall mean an amount equal to the greater of the following two amounts: (a) an amount equal to one percent (1%) of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Open Period Start Date (assuming the outstanding principal balance of the Loan is due on the Open Period Start Date), from the Open Period Start Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Open Period Start Date (or if two or more such securities have maturity dates equally close to the Open Period Start Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

G.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Payment Date following the expiration of the Lockout Period each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Payment Date following the expiration of the Lockout Period, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

H.	Yield Maintenance Premium shall be equal to the greater of: (A) One percent (1%) of the amount of principal being prepaid; or (B) The product obtained by multiplying: (1) the amount of principal being prepaid, by (2) the difference obtained by subtracting from the Interest Rate on this Note the Yield Rate

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(as defined below), on the twenty-fifth Business Day preceding (x) the Noticed Prepayment Date, or (y) the date Payee accelerates the indebtedness evidenced by this Note or, except with respect to a Casualty Prepayment (as to which no Prepayment Premium shall be payable), otherwise accepts a prepayment by reason of Payee’s application of any collateral or other security to the repayment of any portion of the unpaid principal balance of this Note prior to the Maturity Date and in the absence of acceleration, by (3) the present value factor calculated using the following formula:

(1 - (1 + r)^(-n/12)) / r

r = Yield Rate
n = the number of months remaining between (1) either of the following: (x) in the case of a voluntary prepayment, the last day of the month during which the prepayment is made, or (y) in any other case, the date on which Payee accelerates the unpaid principal balance of this Note and (2) the Yield Maintenance Period End Date.

As used herein, the “Yield Rate” means the yield calculated by interpolating the yields for the immediately shorter and longer term U.S. “Treasury constant maturities” (as reported in the Federal Reserve Statistical Release H.15 Selected Interest Rates (the “Fed Release”) under the heading “U.S. government securities”) closest to the remaining term of the Yield Maintenance Period Term, as follows (rounded to three decimal places):

(((a-b) / (x-y)) x (z-y)) + b
a = the yield for the longer U.S. Treasury constant maturity
b = the yield for the shorter U.S. Treasury constant maturity
x = the term of the longer U.S. Treasury constant maturity
y = the term of the shorter U.S. Treasury constant maturity
z = “n” (as defined in the present value factor calculation above) divided by 12.

Notwithstanding any provision to the contrary, if “z” equals a term reported under the U.S. “Treasury constant maturities” subheading in the Fed Release, the yield for such term shall be used, and interpolation shall not be necessary. If publication of the Fed Release is discontinued by the Federal Reserve Board, Payee shall determine the Yield Rate from another source selected by Payee. Any determination of the Yield Rate by Payee will be binding absent manifest error.

I.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Open Prepayment Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Open Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

J.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Prepayment Date each equal to the amount of interest which would be due on the principal amount of the

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Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Prepayment Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

K.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (x) one percent (1%) of the principal amount of this Note being prepaid or (y) the present value as of the Prepayment Date (defined below) of the Calculated Payments (defined below) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (defined below). As used in this definition, the term “Prepayment Date” shall mean the date on which prepayment is made. As used in this definition, the term “Calculated Payments” shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (1) the Applicable Interest Rate and (2) the Yield Maintenance Treasury Rate (defined below). As used in this definition, the term “Discount Rate” shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

L.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Open Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15- Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the Prepayment Calculation Date, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Open Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

M.	“Yield Maintenance Premium” shall mean an amount equal to the greater of: (a) an amount equal to Applicable Percentage of the amount prepaid; or (b) an amount equal to (i) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required hereunder, calculated by discounting such payments from the respective dates each such payment was due hereunder (or, with respect to the payment required on the Maturity Date (assuming the outstanding principal balance of the Loan is due on the Maturity Date), from the Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury Yield (defined below) exceeds the outstanding principal balance of the Loan as of the prepayment date, multiplied by (ii) a fraction whose

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numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date. For purposes of the foregoing, “Periodic Treasury Yield” shall mean (y) the annual yield to maturity of the actively traded non-callable United States Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (z) 12. Lender’s calculation of the Yield Maintenance Premium, and all component calculations, shall be conclusive and binding on Borrower absent manifest error.

N.	“Yield Maintenance” shall mean an amount equal to the greater of (i) one percent (1%) of the principal amount of the Loan being prepaid, and (ii) the present value as of the Prepayment Calculation Date of a series of monthly payments over the remaining term of the Loan through and including the Maturity Date each equal to the amount of interest which would be due on the principal amount of the Loan being prepaid assuming a per annum interest rate equal to the excess of the Interest Rate over the Reinvestment Yield, and discounted at the Reinvestment Yield. As used herein, “Reinvestment Yield” means the yield calculated by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. government securities” and the sub-heading “Treasury constant maturities” for the week ending prior to the date of prepayment, of the U.S. Treasury constant maturities with maturity dates (one longer and one equal to or shorter) most nearly approximating the Maturity Date, and converted to a monthly compounded nominal yield. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Reinvestment Yield. The “Prepayment Calculation Date” shall mean, as applicable, the Payment Date on which Lender applies any prepayment to the reduction of the outstanding principal amount of the Note. Lender’s calculation of Yield Maintenance shall be conclusive and binding absent manifest error.

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Annex A-2

MORTGAGE POOL INFORMATION (TABLES)

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Annex A-2

Mortgage Pool Information

Mortgage Loan Sellers

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Loan Seller	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Morgan Stanley Mortgage Capital Holdings LLC	20	$339,351,151	31.3%	4.7372%	116	2.12x	12.8%	54.1%	46.4%
Bank of America, National Association	17	$309,553,842	28.5%	4.6494%	119	1.96x	11.4%	57.7%	50.5%
Wells Fargo Bank, National Association	17	$295,865,924	27.3%	4.8160%	113	2.28x	12.5%	56.3%	53.9%
Morgan Stanley Mortgage Capital Holdings LLC / Wells Fargo Bank, National Association	1	$100,000,000	9.2%	4.1213%	116	2.58x	11.0%	40.8%	40.8%
National Cooperative Bank, N.A.	12	$40,146,330	3.7%	4.4670%	119	7.45x	42.0%	13.0%	10.6%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Cut-off Date Balances

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Balance ($)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1,298,485 - 5,000,000	26	$75,630,695	7.0%	4.9620%	119	3.59x	22.1%	41.2%	37.7%
5,000,001 - 10,000,000	13	$93,156,277	8.6%	5.1083%	125	2.78x	16.1%	53.3%	47.7%
10,000,001 - 15,000,000	5	$59,602,173	5.5%	5.2964%	119	1.63x	11.4%	67.1%	57.8%
15,000,001 - 25,000,000	9	$178,006,000	16.4%	4.9894%	119	1.97x	12.0%	57.9%	52.1%
25,000,001 - 50,000,000	9	$286,722,102	26.4%	4.5087%	109	1.83x	12.0%	61.6%	50.1%
50,000,001 - 100,000,000	5	$391,800,000	36.1%	4.3783%	117	2.70x	12.5%	44.5%	44.5%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: $1,298,485

Maximum: $100,000,000

Average: $16,192,795

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Annex A-2

Mortgage Pool Information

States

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
California	15	$209,739,158	19.3%	4.6268%	117	2.29x	11.9%	54.8%	51.6%
New York	20	$182,386,259	16.8%	4.1462%	110	3.51x	19.9%	34.1%	24.2%
Florida	4	$117,575,364	10.8%	4.2121%	116	2.56x	11.3%	42.6%	42.2%
Texas	17	$91,262,968	8.4%	5.1441%	122	1.78x	12.0%	64.7%	55.7%
Missouri	5	$69,361,338	6.4%	4.9757%	118	2.10x	13.0%	56.8%	53.4%
Illinois	9	$60,183,859	5.5%	5.5756%	119	1.56x	10.5%	64.0%	58.2%
Washington	4	$57,566,116	5.3%	4.5741%	119	2.32x	12.5%	59.6%	55.0%
Louisiana	4	$38,875,914	3.6%	4.6356%	119	1.70x	12.1%	52.1%	40.8%
South Carolina	2	$35,500,000	3.3%	4.7020%	120	2.06x	10.8%	61.3%	61.3%
Massachusetts	2	$28,874,423	2.7%	4.5249%	117	2.75x	13.5%	43.8%	42.1%
West Virginia	1	$27,755,000	2.6%	4.3550%	118	2.41x	11.4%	65.0%	65.0%
Georgia	3	$20,782,557	1.9%	4.9491%	117	1.98x	14.1%	66.5%	54.3%
Arizona	3	$18,797,383	1.7%	5.2430%	119	1.61x	11.5%	58.6%	50.3%
Ohio	3	$16,210,612	1.5%	5.1315%	119	1.55x	11.2%	69.1%	59.5%
Virginia	5	$14,104,245	1.3%	4.9510%	81	2.13x	11.2%	59.5%	57.4%
Kansas	4	$10,429,286	1.0%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
Iowa	1	$8,928,101	0.8%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
North Carolina	3	$8,018,005	0.7%	4.8966%	119	1.89x	11.9%	63.4%	57.4%
Utah	1	$8,000,000	0.7%	5.0150%	119	1.43x	9.5%	64.5%	56.0%
New Jersey	2	$7,405,600	0.7%	4.5198%	95	1.98x	11.3%	57.3%	48.2%
Oklahoma	4	$6,889,389	0.6%	4.9752%	119	1.95x	12.1%	64.3%	60.1%
District of Columbia	2	$6,878,873	0.6%	4.2850%	116	3.43x	15.7%	32.3%	32.3%
Rhode Island	1	$6,146,000	0.6%	5.0100%	119	1.38x	9.0%	67.0%	61.9%
Mississippi	1	$5,952,068	0.5%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
Maryland	2	$5,451,672	0.5%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
Wisconsin	1	$4,450,882	0.4%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
Michigan	1	$4,000,000	0.4%	4.9600%	119	2.01x	10.3%	58.8%	58.8%
North Dakota	1	$3,282,999	0.3%	4.4930%	120	1.61x	10.9%	59.2%	43.6%
Idaho	1	$2,944,143	0.3%	4.4930%	120	1.61x	10.9%	59.2%	43.6%
Pennsylvania	1	$2,923,360	0.3%	5.1500%	118	2.07x	12.5%	66.1%	66.1%
Kentucky	1	$2,496,423	0.2%	5.4020%	119	1.46x	10.8%	53.1%	40.5%
Minnesota	2	$1,745,250	0.2%	5.5200%	119	1.76x	9.9%	65.0%	65.0%
Total/Wtd. Avg.	126	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

A-2-2

Annex A-2

Mortgage Pool Information

Property Types

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Property Type	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV

Retail
Anchored	12	$292,589,217	27.0%	4.6081%	118	2.02x	11.1%	56.9%	52.1%
Super Regional Mall	1	$100,000,000	9.2%	4.1213%	116	2.58x	11.0%	40.8%	40.8%
Urban Retail	5	$40,496,831	3.7%	4.2850%	116	3.43x	15.7%	32.3%	32.3%
Unanchored	6	$37,567,782	3.5%	5.3474%	133	1.73x	10.4%	57.7%	54.6%
Single Tenant	5	$11,641,673	1.1%	5.3524%	119	1.64x	10.0%	57.5%	54.8%
Shadow Anchored	1	$8,000,000	0.7%	5.0150%	119	1.43x	9.5%	64.5%	56.0%
Subtotal:	30	$490,295,503	45.2%	4.5630%	119	2.21x	11.4%	51.8%	48.5%
Hospitality
Full Service	5	$59,843,297	5.5%	5.1876%	119	2.10x	13.9%	61.5%	57.6%
Select Service	8	$48,096,787	4.4%	5.1537%	119	2.02x	12.9%	63.7%	59.3%
Limited Service	9	$37,610,943	3.5%	5.3017%	119	1.97x	13.1%	66.1%	62.0%
Extended Stay	6	$30,701,263	2.8%	5.0835%	117	2.06x	13.8%	67.1%	60.5%
Subtotal:	28	$176,252,291	16.2%	5.1846%	118	2.04x	13.4%	64.1%	59.5%
Office
CBD	2	$85,688,768	7.9%	3.9469%	102	2.31x	14.8%	46.0%	27.4%
Suburban	4	$48,282,983	4.5%	4.7727%	119	2.07x	11.4%	64.9%	63.0%
Subtotal:	6	$133,971,751	12.3%	4.2445%	108	2.22x	13.6%	52.8%	40.2%
Self Storage
Self Storage	27	$83,629,909	7.7%	4.7063%	120	1.69x	10.9%	59.5%	48.4%
Subtotal:	27	$83,629,909	7.7%	4.7063%	120	1.69x	10.9%	59.5%	48.4%
Multifamily
Garden	7	$42,780,000	3.9%	5.6412%	120	1.40x	9.6%	61.8%	55.0%
Cooperative	12	$40,146,330	3.7%	4.4670%	119	7.45x	42.0%	13.0%	10.6%
Subtotal:	19	$82,926,330	7.6%	5.0728%	119	4.33x	25.3%	38.1%	33.5%
Other
Data Center	9	$50,000,000	4.6%	4.4157%	87	2.84x	13.0%	50.7%	50.7%
Subtotal:	9	$50,000,000	4.6%	4.4157%	87	2.84x	13.0%	50.7%	50.7%
Mixed Use
Office & Retail	3	$34,503,169	3.2%	4.2850%	116	3.43x	15.7%	32.3%	32.3%
Multifamily/Retail	2	$14,738,294	1.4%	4.8249%	119	1.49x	9.1%	41.1%	37.2%
Subtotal:	5	$49,241,463	4.5%	4.4466%	117	2.85x	13.7%	34.9%	33.8%
Industrial
Warehouse	2	$18,600,000	1.7%	4.8106%	120	1.97x	13.7%	71.2%	61.3%
Subtotal:	2	$18,600,000	1.7%	4.8106%	120	1.97x	13.7%	71.2%	61.3%
Total/Wtd. Avg.	126	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

A-2-3

Annex A-2
Mortgage Pool Information

Mortgage Rates

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Mortgage Rate (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
3.5850 - 4.0000	2	$88,888,768	8.2%	3.7783%	101	2.19x	13.7%	41.6%	23.6%
4.0001 - 4.4999	16	$386,852,845	35.7%	4.2725%	118	3.13x	15.2%	41.4%	39.2%
4.5000 - 4.9999	18	$243,233,404	22.4%	4.6906%	113	2.10x	12.4%	58.9%	54.1%
5.0000 - 5.9700	31	$365,942,230	33.7%	5.2838%	121	1.75x	11.5%	64.1%	58.5%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 3.5850%

Maximum: 5.9700%

Weighted Average: 4.6669%

Original Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
60	1	$26,000,000	2.4%	4.5575%	59	2.50x	11.9%	54.7%	54.7%
72	1	$28,888,768	2.7%	3.5850%	69	1.00x	19.1%	57.3%	2.1%
120	64	$1,021,528,479	94.2%	4.6902%	118	2.40x	13.1%	52.7%	48.8%
180	1	$8,500,000	0.8%	5.8700%	179	1.49x	11.0%	65.1%	55.2%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 60 mos.

Maximum: 180 mos.

Weighted Average: 118 mos.

Remaining Terms to Maturity

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Term to Maturity (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
59 - 60	1	$26,000,000	2.4%	4.5575%	59	2.50x	11.9%	54.7%	54.7%
61 - 110	1	$28,888,768	2.7%	3.5850%	69	1.00x	19.1%	57.3%	2.1%
111 - 179	65	$1,030,028,479	94.9%	4.7000%	119	2.39x	13.1%	52.8%	48.9%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 59 mos.

Maximum: 179 mos.

Weighted Average: 116 mos.

A-2-4

Annex A-2

Mortgage Pool Information

Original Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Original Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	28	$647,185,250	59.7%	4.4985%	115	2.68x	12.8%	48.5%	48.5%
72	1	$28,888,768	2.7%	3.5850%	69	1.00x	19.1%	57.3%	2.1%
180	1	$3,373,831	0.3%	4.4900%	118	7.23x	68.8%	11.4%	4.8%
300	6	$101,133,984	9.3%	4.7146%	119	1.83x	13.0%	56.9%	43.2%
360	29	$295,840,409	27.3%	5.1334%	121	1.78x	12.4%	62.7%	53.7%
480	2	$8,495,005	0.8%	4.4247%	119	6.72x	36.5%	9.6%	8.6%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 72 mos.

Maximum: 480 mos.

Weighted Average: 328 mos.

Remaining Amortization Terms

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Remaining Amortization Term (mos.)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	28	$647,185,250	59.7%	4.4985%	115	2.68x	12.8%	48.5%	48.5%
69 - 72	1	$28,888,768	2.7%	3.5850%	69	1.00x	19.1%	57.3%	2.1%
73 - 180	1	$3,373,831	0.3%	4.4900%	118	7.23x	68.8%	11.4%	4.8%
181 - 300	6	$101,133,984	9.3%	4.7146%	119	1.83x	13.0%	56.9%	43.2%
301 - 360	29	$295,840,409	27.3%	5.1334%	121	1.78x	12.4%	62.7%	53.7%
361 - 480	2	$8,495,005	0.8%	4.4247%	119	6.72x	36.5%	9.6%	8.6%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 69 mos.

Maximum: 480 mos.

Weighted Average: 328 mos.

A-2-5

Annex A-2

Mortgage Pool Information

Debt Service Coverage Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Debt Service Coverage Ratio (x)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
1.00 - 1.40	6	$92,776,268	8.6%	4.9531%	104	1.21x	12.4%	64.1%	41.1%
1.41 - 1.50	8	$58,422,100	5.4%	5.1897%	128	1.46x	10.1%	58.2%	50.2%
1.51 - 1.60	4	$41,667,782	3.8%	5.0708%	120	1.57x	10.7%	69.0%	58.0%
1.61 - 1.70	4	$73,500,000	6.8%	4.7077%	120	1.63x	10.3%	57.5%	47.1%
1.71 - 1.80	6	$89,618,493	8.3%	4.8993%	119	1.73x	12.2%	61.4%	52.2%
1.81 - 1.90	4	$31,193,983	2.9%	5.2149%	119	1.87x	13.2%	65.9%	56.7%
1.91 - 2.50	16	$333,292,291	30.7%	4.8528%	114	2.14x	12.2%	61.8%	59.9%
2.51 - 3.00	5	$224,098,485	20.7%	4.0818%	117	2.73x	11.6%	39.2%	39.1%
3.01 - 12.38	14	$140,347,845	12.9%	4.3410%	117	4.55x	23.0%	29.1%	28.5%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 1.00x

Maximum: 12.38x

Weighted Average: 2.36x

Cut-off Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Cut-off Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
4.4 - 40.0	16	$187,634,624	17.3%	4.2154%	117	3.97x	19.6%	28.6%	27.8%
40.1 - 60.0	22	$436,045,191	40.2%	4.4539%	111	2.23x	12.3%	49.4%	42.7%
60.1 - 65.0	15	$198,201,324	18.3%	4.9585%	119	1.86x	11.0%	63.0%	58.5%
65.1 - 70.0	6	$152,702,291	14.1%	5.1762%	121	1.91x	12.2%	66.6%	63.0%
70.1 - 75.0	8	$110,333,817	10.2%	5.0475%	120	1.62x	11.4%	71.8%	61.3%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 4.4%

Maximum: 75.0%

Weighted Average: 53.0%

Maturity Date Loan-to-Value Ratios

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Maturity Date Loan-to-Value Ratio (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
2.1 - 35.0	17	$216,523,392	20.0%	4.1313%	110	3.58x	19.5%	32.5%	24.4%
35.1 - 45.0	5	$236,636,423	21.8%	4.2820%	118	2.36x	11.6%	45.6%	41.1%
45.1 - 55.0	15	$211,192,365	19.5%	5.0316%	111	2.06x	12.3%	56.3%	50.7%
55.1 - 60.0	16	$128,906,000	11.9%	5.0957%	123	1.73x	11.2%	64.2%	57.6%
60.1 - 66.1	14	$291,659,067	26.9%	4.9230%	119	1.95x	11.5%	66.8%	64.1%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 2.1%

Maximum: 66.1%

Weighted Average: 47.8%

A-2-6

Annex A-2

Mortgage Pool Information

Amortization Type

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Amortization Type	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Interest Only	28	$647,185,250	59.7%	4.4985%	115	2.68x	12.8%	48.5%	48.5%
Amortizing Balloon	23	$197,833,895	18.2%	5.2032%	119	2.24x	15.7%	56.3%	46.3%
Partial Interest Only	14	$161,809,334	14.9%	4.9305%	122	1.67x	11.6%	64.1%	55.9%
Amortizing, ARD	1	$49,200,000	4.5%	4.4930%	120	1.61x	10.9%	59.2%	43.6%
Self-Amortizing	1	$28,888,768	2.7%	3.5850%	69	1.00x	19.1%	57.3%	2.1%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Underwritten NOI Debt Yield

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
Underwritten NOI Debt Yield (%)	Mtg. Loans	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
8.2 - 8.5	2	$8,080,000	0.7%	5.3441%	119	1.51x	8.3%	59.5%	59.5%
8.6 - 9.0	2	$32,600,000	3.0%	5.0437%	119	1.54x	8.9%	59.6%	57.2%
9.1 - 9.5	4	$45,362,500	4.2%	5.7318%	120	1.30x	9.4%	64.9%	55.7%
9.6 - 10.0	7	$58,533,544	5.4%	4.7915%	118	1.68x	9.8%	54.2%	50.3%
10.1 - 11.0	13	$290,386,588	26.8%	4.5834%	120	2.05x	10.9%	55.4%	50.2%
11.1 - 12.0	7	$161,478,243	14.9%	4.3612%	108	2.37x	11.4%	52.3%	50.5%
12.1 - 15.0	13	$292,438,983	27.0%	4.8040%	119	2.26x	12.9%	57.2%	54.2%
15.1 - 68.8	19	$196,037,389	18.1%	4.4633%	110	3.57x	21.6%	39.1%	27.7%
Total/Wtd. Avg.	67	$1,084,917,247	100.0%	4.6669%	116	2.36x	13.2%	53.0%	47.8%

Minimum: 8.2%

Maximum: 68.8%

Weighted Average: 13.2%

California

			Percent by	Weighted	Weighted	Weighted	Weighted	Weighted	Weighted
		Aggregate	Aggregate	Average	Average	Average	Average	Average	Average
	No. of	Cut-off Date	Cut-off Date	Mortgage	Remaining	U/W NCF	U/W NOI	Cut-off Date	Maturity Date
State	Mtg. Properties	Balance	Balance	Rate	Term (Mos.)	DSCR	Debt Yield	LTV	LTV
Northern California	10	$164,689,158	15.2%	4.5024%	116	2.36x	12.0%	54.7%	50.8%
Southern California	5	$45,050,000	4.2%	5.0813%	119	2.04x	11.6%	55.3%	54.2%
Total/Wtd. Avg.	15	$209,739,158	19.3%	4.6268%	117	2.29x	11.9%	54.8%	51.6%

A-2-7

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex A-3

SUMMARIES OF THE FIFTEEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

A-3-1

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

AVENTURA MALL

LOUIS VUITTON

amc 24

LOUIS VUITTON

Cartier

NORDSTROM

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A-3-2

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-3

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-4

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-5

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

A-3-6

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Aventura Mall
19501 Biscayne Boulevard
Aventura, FL 33180
Ft. Lauderdale/
Hollywood Intl. Airport
7 miles
Memorial Regional Hospital
Hollywood
BROWARD COUNTY
West Lake Park
Eco Grande Golf Course
Hollywood Hills Plaza
Hollywood Country Club
Hollywood Blvd
Washington St
Orange Brook Golf Course
Federal Hwy
Pembroke Rd
The Big Easy Casino
Hallandale Beach
Diplomat Country Club
Hallandale Beach Blvd
Hallandale Shopping Center
Gulfstream Park Race Track
Ocean Dr
S 26th Ave
TRI RAIL
Biscayne Blvd
Miramar
NE 215th St
Ives Estates Park
Aventura Medical Center
Aventura Commons
Promenade Shops
Turnberry Isle Golf Course
Ives Dairy Rd
Hard Rock Stadium
NW 199th St
NE 26th Ave
Miami Gardens
Florida's Turnpike
Williams Island Country Club
Presidential Country Club
Town Center Aventura
Aventura
Dumfoundling Bay
Atlantic Ocean
Collins Ave
Rolling Oaks Park
NW 183rd St
Greynolds Park
North Miami Beach
Maule Lake
Intracoastal Mall
Palmetto Expwy
NE 167th St
Mall at 163rd Street
Senator Gwen Margolis Amphitheatre
GOLDEN GLADES
NE 6th Ave
Oak Grove Park
Southern Mem. Park
Oleta River State Park
Haulover Park Marina
NW 151st St
Golden Glades
MIAMI-DADE COUNTY
W. Dixie Hwy
Biscayne Commons
Florida International University-Biscayne Bay Campus
NW 143rd St
North Miami
NW 135th St
NW 131st St
127th Street Shopping Center
Johnson & Wales Univ.
Bay Harbor Islands
Bal Harbour
NW 125th St
NE 125th St
Museum of Contemporary Art
Broad Causeway
Bal Harbour Shops
NW 17th Ave
NW 119th St
NW 7th Ave
N Miami Ave
NE 2nd Ave
Barry University
Indian Creek Golf Course
NW 111th St
Pinewood
Miami Shores
Surfside
Indian Creek
NW 103rd St
Biscayne Bay
North Shore Open Space Park
West Little River
North Shore Medical Center
Miami Intl. Airport
8 miles
MIAMI
Biscayne Point
North Beach
Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Miramar
Hollywood
Hallandale
Aventura
Miami Gardens
North Miami Beach
Opa-locka
North Miami
Hialeah
Miami Beach
Doral
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
Kendale Lakes
South Miami
The Hammocks
Kendall
Pinecrest
Richmond Hts.
Palmetto Bay
Biscayne Bay
Cutler Bay
South Miami Heights
Goulds
Princeton
Naranja
Leisure City
Homestead
BROWARD COUNTY
MIAMI-DADE COUNTY
EVERGLADES NATIONAL PARK

A-3-7

BANK 2018-BNK15	Aventura Mall

Mortgage Loan No. 1 – Aventura Mall

Mortgage Loan Information	Property Information

Mortgage Loan Seller(1):		MSMCH/WFB		Single Asset/Portfolio:	Single Asset
				Location:	Aventura, FL 33180
Original Balance(2):		$100,000,000		General Property Type:	Retail
Cut-off Date Balance(2):		$100,000,000		Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:		9.2%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	1983/2017
		Simon Property Group, L.P.; Jacquelyn		Size:	1,217,508 SF
Sponsors:		Soffer; Jeffrey Soffer		Cut-off Date Balance per SF(2):	$1,155
Mortgage Rate:		4.12125%		Maturity Date Balance per SF(2):	$1,155
Note Date:		6/7/2018		Property Manager:	TB All Fees Operating LP
First Payment Date:		8/1/2018			(borrower-related)
Maturity Date:		7/1/2028
Original Term to Maturity:		120 months
Original Amortization Term:		0 months
IO Period:		120 months
Seasoning:		4 months		Underwriting and Financial Information
Prepayment Provisions(3):		LO (28); DEF (85); O (7)		UW NOI(7):	$154,858,979
Lockbox/Cash Mgmt Status(4):		Hard/Springing		UW NOI Debt Yield(2):	11.0%
Additional Debt Type(2)(5):		Pari Passu / Subordinate		UW NOI Debt Yield at Maturity(2):	11.0%
Additional Debt Balance(2)(5):		$1,306,700,000 / $343,300,000		UW NCF DSCR(2):	2.58x
Future Debt Permitted (Type):		No (N/A)		Most Recent NOI:	$118,291,397 (3/31/2018 TTM)
Reserves(6)				2nd Most Recent NOI:	$115,240,562 (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$110,653,403 (12/31/2016)
RE Tax:	$0	Springing	N/A	Most Recent Occupancy(8):	92.8% (2/14/2018)
Insurance:	$0	Springing	N/A	2nd Most Recent Occupancy:	99.1% (12/31/2017)
Recurring Replacements:	$0	Springing	$487,003	3rd Most Recent Occupancy:	99.1% (12/31/2016)
TI/LC:	$0	Springing	$6,087,540	Appraised Value (as of):	$3,450,000,000 (4/16/2018)
Outstanding Rollover:	$19,392,145	$0	N/A	Cut-off Date LTV Ratio(2):	40.8%
Free Rent/Gap Reserve:	$6,776,765	$0	N/A	Maturity Date LTV Ratio(2):	40.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(2):	$1,750,000,000	100.0%	Existing CMBS Mortgage Loan Payoff:	$1,230,695,723	70.3%
			Construction Debt Payoff (Expansion):	$200,853,019	11.5%
			Upfront Reserves:	$26,168,910	1.5%
			Closing Costs:	$13,967,630	0.8%
			Return of Equity:	$278,314,718	15.9%
Total Sources:	$1,750,000,000	100.0%	Total Uses:	$1,750,000,000	100.0%

(1)	The Aventura Mall Whole Loan (as defined below) was co-originated by JPMCB, WFB, DBNY (all as defined below) and Morgan Stanley Bank, N.A.

(2)	The Aventura Mall Mortgage Loan (as defined below) is part of the Aventura Mall Whole Loan, which is comprised of 26 pari passu senior promissory notes with an aggregate original principal balance of $1,406,700,000 (collectively, the “Aventura Mall Senior Loans”) and four pari passu subordinate promissory notes with an aggregate original principal balance of $343,300,000 (collectively, the “Aventura Mall B Notes”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Aventura Mall Senior Loans. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Aventura Mall Whole Loan are $1,437, $1,437, 8.8%, 8.8%, 2.07x, 50.7% and 50.7%, respectively.

(3)	Defeasance of the Aventura Mall Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last Aventura Mall Senior Loan to be securitized and (b) August 1, 2021. The assumed defeasance lockout period of 28 payments is based on the closing date of this transaction in November 2018.

(4)	Lockbox is soft for master lease rents (see “Master Lease” below), and hard for other lease rents.

(5)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(6)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(7)	UW NOI is based on the February 14, 2018 rent roll, executed leases and lender adjustments. See “Cash Flow Analysis” herein.

(8)	Most Recent Occupancy includes SF to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease as described under “Master Lease” below.

A-3-8

BANK 2018-BNK15	Aventura Mall

The Mortgage Loan. The largest mortgage loan (the “Aventura Mall Mortgage Loan”) is part of a whole loan (the “Aventura Mall Whole Loan”) in the original principal balance of $1,750,000,000. The Aventura Mall Whole Loan is secured by a first priority fee mortgage encumbering a retail property in Aventura, Florida (the “Aventura Mall Property”). The Aventura Mall Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Wells Fargo Bank, National Association (“WFB”), JP Morgan Chase Bank, National Association (“JPMCB”) and Morgan Stanley Bank, N.A. The Aventura Mall Whole Loan is comprised of (i) a senior loan, comprised of 26 senior notes, that are pari passu with each other, with an aggregate original principal balance of $1,406,700,000 and (ii) a subordinate companion loan, comprised of four subordinate notes that are pari passu with each other and subordinate to the Aventura Mall Senior Loans, with an aggregate original principal balance of $343,300,000, each as described below. Promissory Note A-2-C-4, which is being contributed by MSMCH, in the original principal balance of $50,000,000, and Promissory Note A-2-D-4, which is being contributed by WFB, in the original principal balance of $50,000,000, represent the Aventura Mall Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The remaining Aventura Mall Senior Loans are referred to as the “Aventura Mall Non-Serviced Pari Passu Companion Loans”. The Aventura Mall Non-Serviced Pari Passu Companion Loans evidenced by Promissory Notes A-1-A, A-1-B, A-1-C and A-1-D, in the aggregate original principal balance of $406,700,000 and all of the Aventura Mall B Notes were contributed to the Aventura Mall Trust 2018-AVM securitization trust. The Aventura Mall Whole Loan will be serviced pursuant to the trust and servicing agreement for the Aventura Mall Trust 2018-AVM securitization trust. The remaining Aventura Mall Non-Serviced Pari Passu Companion Loans, which had an aggregate original principal balance of $900,000,000, have either been contributed to securitization trusts or are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Aventura Mall Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece(2)
Aventura Mall Mortgage Loan
A-2-C-4, A-2-D-4	$100,000,000	$100,000,000	BANK 2018-BNK15	No
Aventura Mall Non-Serviced Pari Passu Companion Loans
A-1-A, A-1-B, A-1-C, A-1-D	$406,700,000	$406,700,000	Aventura Mall Trust 2018-AVM	Yes
A-2-A-1, A-2-B-3	$115,000,000	$115,000,000	Benchmark 2018-B4	No
A-2-A-2, A-2-B-2-A	$103,000,000	$103,000,000	Benchmark 2018-B5	No
A-2-C-2, A-2-D-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2-C-1	$60,000,000	$60,000,000	MSC 2018-L1	No
A-2-B-1	$60,000,000	$60,000,000	CD 2018-CD7	No
A-2-A-4, A-2-B-4	$110,000,000	$110,000,000	Benchmark 2018-B6	No
A-2-A-3, A-2-A-5	$125,000,000	$125,000,000	JPMCB	No
A-2-C-3, A-2-C-5	$60,000,000	$60,000,000	Morgan Stanley Bank, N.A.	No
A-2-D-5	$20,000,000	$20,000,000	WFB	No
A-2-B-2-B, A-2-B-2-C, A-2-B-5	$47,000,000	$47,000,000	DBGS 2018-C1	No
A-2-D-3	$50,000,000	$50,000,000	WFCMT 2018-C47	No
A-2-D-2	$50,000,000	$50,000,000	CSAIL 2018-CX12	No
Aventura Mall B Notes
B-1, B-2, B-3, B-4(1)	$343,300,000	$343,300,000	Aventura Mall Trust 2018-AVM	No
Total Aventura Mall Whole Loan	$1,750,000,000	$1,750,000,000

(1)	The Aventura Mall B Notes are subordinate to the A-Notes.

(2)	All notes held under Aventura Mall Trust 2018-AVM together constitute the controlling noteholders for the Aventura Mall Whole Loan.

Proceeds of the Aventura Mall Whole Loan were used to refinance existing securitized mortgage debt and construction debt, cover defeasance costs, fund outstanding landlord obligations in connection with recent leasing, pay closing costs, and return equity to the Aventura Mall Borrower (as defined below). The most recent prior financing of the Aventura Mall Property was included in the AVMT 2013-AVM securitization trust.

The Borrower and the Sponsors. The borrower is Aventura Mall Venture, a Florida general partnership structured to be a bankruptcy remote entity with two independent directors in its organizational structure (the “Aventura Mall Borrower”).

The loan sponsors and non-recourse carveout guarantors are Jacquelyn Soffer and Jeffrey Soffer (the “Turnberry Guarantors”) and Simon Property Group, L.P. (the “Simon Guarantor”, and together with the Turnberry Guarantors, the “Non-Recourse Carveout Guarantors”). The liability of the Non-Recourse Carveout Guarantors for breaches or violations of the non-recourse carveout provisions in the loan documents is capped at $350.0 million plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. The liability as between the Turnberry Guarantors and the Simon Guarantor will be several but not joint.

A-3-9

BANK 2018-BNK15	Aventura Mall

The Property. The Aventura Mall Property is an approximately 2.2 million SF, super regional mall that was developed by Turnberry in 1983 and subsequently expanded and renovated in 1997, 2008 and 2017. Of the 2.2 million SF, 1,217,508 SF serves as collateral for the Aventura Mall Whole Loan, which collateral also includes four anchor pad sites ground leased from the Aventura Mall Borrower. The collateral does not include 942,842 SF of tenant-owned anchor improvements on those sites. The Aventura Mall Property includes 9,835 parking spots (approximately 4.6 spaces per 1,000 SF off rentable area).

The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by master-planned residential areas, including Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. The Aventura Mall Property is the largest mall in Florida and the third largest mall in the United States. According to the appraisal, the Aventura Mall Property is the second most-visited shopping center in the United States, with more than 28 million annual visitors. The Aventura Mall Property is anchored by a number of traditional mall anchors, including Macy’s, Bloomingdale’s, Macy’s Men’s & Home, Nordstrom and J.C. Penney Co., as well as a number of non-traditional mall anchors. The Aventura Mall Property has a mix of luxury, bridge to luxury and mass market tenants that appeal to a variety of shoppers.

The Aventura Mall Property is currently 92.8% leased as of February 14, 2018. According to the appraisal, the Aventura Mall Property is one of the top-performing malls in the United States, with comparable in-line sales of $1,681 PSF and total gross reported sales of approximately $1.2 billion as of the trailing twelve months ending February 2018.

In November 2017, the owners of the Aventura Mall Borrower opened a new 225,641 SF expansion (the “Expansion Parcel”) at a cost of $230.0 million, which is included in the collateral for the Aventura Mall Whole Loan. The Expansion Parcel features a 20,218 SF, two-level Apple store along with Tesla, Topshop, Zara, Serafina and Shake Shack. The Expansion Parcel is 72.2% leased as of February 14, 2018.

The following table presents a summary of historical comparable in-line sales at the Aventura Mall Property.

Historical Comparable In-line Tenant Sales Summary(1)(2)
	2015	2016	2017	TTM February 2018 Sales PSF	TTM February 2018 Occupancy Cost
Comparable Sales PSF w/ Apple	$1,626	$1,544	$1,630	$1,681	13.0%
Comparable Sales PSF w/o Apple	$1,229	$1,114	$1,147	$1,162	18.9%

(1)	Information as provided by the borrower sponsors and only includes tenants reporting comparable sales.

(2)	Apple’s sales are based on the tenant’s 6,303 SF of space before Apple moves into the Extension Parcel.

The Aventura Mall Property is anchored by six tenants that combined generate approximately $298.9 million in annual sales as of TTM February 2018. The anchors include collateral tenants J.C. Penney Co. and AMC Theatres and four ground lease anchors (as to which the related improvements are not collateral): Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) and Nordstrom.

J. C. Penney Co. occupies a 193,759 SF store (15.9% NRA, 0.5% underwritten base rent) under an initial lease dated April 27, 1983, expiring April 30, 2023 and renewed two times, with six five-year renewal options remaining. J. C. Penney Co. was not required to report sales at the Aventura Mall Property. AMC Theatres occupies a 78,738 SF theatre unit (6.5% NRA, 1.3% underwritten base rent) under an initial lease dated August 7, 1998, expiring August 31, 2023 and renewed once, with three five-year renewal options remaining. AMC Theatres achieved annual sales of $16.9 million as of TTM February 2018. The Aventura Mall Property’s non-collateral ground lease anchors are Macy’s (two stores – 524,011 SF), Bloomingdale’s (251,831 SF) and Nordstrom (167,000 SF), each of which owns its own improvements and leases the related land under a ground lease. The operating covenants for J.C. Penney Co., Macy’s, and Bloomingdale’s have terminated. Generally the operating covenants of the anchors have expired, or the anchors are not required to operate.

The following table presents a summary of historical anchor sales at the Aventura Mall Property.

Historical Sales Summary(1)
		Annual Sales $ mil / Sales PSF
Anchor	Size (SF)	2015	2016	2017	TTM February 2018
Macy’s (non-collateral)	299,011	$96.4 / $322	$88.0 / $294	$80.3 / $268	$81.2 / $271
Bloomingdale’s (non-collateral)	251,831	$128.2 / $509	$110.7 / $440	$104.1 / $413	$105.3 / $418
Macy’s Men’s & Home (non-collateral)	225,000	$50.9 / $226	$44.8 / $199	$41.3 / $184	$42.0 / $187
J. C. Penney Co.	193,759	NAV	NAV	NAV	NAV
Nordstrom (non-collateral)	167,000	$69.2 / $414	$55.3 / $331	$52.8 / $316	$53.5 / $321
AMC Theatres	78,738	$20.4 / $258	$18.8 / $238	$16.8 / $213	$16.9 / $215
Total	1,215,339	$365.0 / $357	$317.5 / $311	$295.2 / $289	$298.9 / $293

(1)	Information is estimated and provided by the borrower sponsors.

A-3-10

BANK 2018-BNK15	Aventura Mall

The following table presents a summary of historical and current occupancy rates at the Aventura Mall Property.

Historical and Current Occupancy(1)
	2008(2)	2009	2010	2011	2012	2013	2014	2015	2016	2017	Current
Occupancy – Excluding Anchors	84.1%	94.9%	95.2%	96.6%	94.9%	98.9%	97.8%	97.8%	97.3%	97.7%	91.4%
Occupancy – Including Anchors	93.3%	98.1%	98.2%	98.8%	98.2%	99.6%	99.2%	99.2%	99.1%	99.1%	92.8%

(1)	Historical and Current Occupancy is based on the average monthly occupancy over the course of each respective year. Current occupancy is based on the February 14, 2018 rent roll, including recently executed leases and master lease tenants.

(2)	In 2008, occupancy declined due to a challenging corporate environment for several tenants, including Stride Rite, Kay Bee Toys, The Sharper Image, Walden Books and Sigrid Olsen. 2008 occupancy as of December 31 was 87.9% and 96.1% for Occupancy – Excluding Anchors and Occupancy – Including Anchors, respectively.

The following table presents certain information relating to the major tenants at the Aventura Mall Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)		Annual UW Rent PSF(4)	TTM February 2018 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
J. C. Penney Co.	B/B3/B-	193,759	15.9%	$661,053	0.5%	$3.41	NAV	NAV	NAV	4/30/2023
AMC Theatres(5)	B/B2/B+	78,738	6.5%	$1,850,343	1.3%	$23.50	$16,894,104	$703,921	10.6%	8/31/2023
Zara(6)(7)	NR/NR/NR	34,454	2.8%	$4,120,000	2.9%	$119.58	$33,469,155	$971	16.3%	10/31/2029
XXI Forever	NR/NR/NR	32,504	2.7%	$2,464,387	1.7%	$75.82	$12,398,653	$381	22.6%	1/31/2019
H & M	NR/NR/NR	28,830	2.4%	$3,375,705	2.4%	$117.09	$19,196,951	$666	18.4%	1/31/2027
Equinox Fitness	NR/NR/NR	25,458	2.1%	$727,192	0.5%	$28.56	$4,422,511	$174	18.4%	1/31/2024
Topshop	NR/NR/NR	23,296	1.9%	$2,842,112	2.0%	$122.00	NAV	NAV	NAV	10/31/2029
Apple (2 Levels)(6)(8)	NR/Aa1/AA+	20,218	1.7%	$3,500,000	2.5%	$173.11	$196,173,582	$31,124	0.5%	1/31/2030
Victoria’s Secret	NR/NR/NR	18,387	1.5%	$3,033,855	2.1%	$165.00	$19,147,672	$1,041	12.7%	7/31/2026
Louis Vuitton	NR/NR/A+	18,180	1.5%	$1,999,800	1.4%	$110.00	$36,167,622	$1,989	7.8%	11/30/2022
Banana Republic	BB+/Baa2/BB+	16,857	1.4%	$2,950,818	2.1%	$175.05	$9,771,975	$580	37.8%	2/29/2020
Restoration Hardware	NR/NR/NR	11,988	1.0%	$2,399,638	1.7%	$200.17	$25,775,211	$2,150	11.4%	2/28/2019
Urban Outfitters	NR/NR/NR	11,638	1.0%	$590,785	0.4%	$50.76	$7,489,656	$644	11.0%	12/31/2023
Express	NR/NR/NR	11,320	0.9%	$1,649,890	1.2%	$145.75	$7,253,138	$641	28.7%	1/31/2022
Abercrombie & Fitch	NR/NR/BB-	11,246	0.9%	$3,164,399	2.2%	$281.38	$17,491,686	$1,555	20.9%	1/31/2020
Anthropologie	NR/NR/NR	11,089	0.9%	$674,444	0.5%	$60.82	$6,920,057	$624	16.5%	6/30/2019
The Gap	BB+/Baa2/BB+	11,065	0.9%	$1,825,725	1.3%	$165.00	NAV	NAV	NAV	7/31/2024
Grand Lux Café	NR/NR/NR	10,442	0.9%	$490,774	0.3%	$47.00	$6,591,919	$631	14.1%	3/31/2027
The Cheesecake Factory	NR/NR/NR	10,421	0.9%	$847,488	0.6%	$81.33	$17,955,891	$1,723	6.8%	6/30/2023
Calvin Klein	NR/NR/NR	10,280	0.8%	$982,844	0.7%	$95.61	$5,708,260	$555	25.8%	1/31/2019
Subtotal/Wtd. Avg.		590,170	48.5%	$40,151,252	28.3%	$68.03

Other Tenants		539,111	44.3%	$101,486,942	71.7%	$188.25
Vacant Space		88,227	7.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,217,508	100.0%	$141,638,194	100.0%	$125.42

Non-Collateral Anchors
Macy’s (GL)	BBB/Baa3/BBB-	299,011		$168,480						7/31/2029
Bloomingdale’s (GL)	BBB/Baa3/BBB-	251,831		$150,000						2/5/2033
Macy’s (Men’s & Home) (GL)	BBB/Baa3/BBB-	225,000		$150,000						2/3/2035
Nordstrom (GL)	BBB+/Baa1/BBB+	167,000		$800,000						2/28/2023

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent reflects the following: (a) in-place leases based on the February 14, 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019, including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the Free Rent/Gap Reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	AMC Sales PSF number reflects sales per screen (24 screens).

(6)	A full year of sales and occupancy costs are not available for Expansion Parcel tenants.

(7)	Zara was originally a tenant in the existing Aventura Mall Property, occupying 18,717 SF, before departing for Bal Harbour Shops in 2012. Zara has since returned to the Aventura Mall Property and opened in the Expansion Parcel in November 2017. The TTM sales are based on the tenant’s annualized sales from November 2017 through April 2018.

(8)	Sales and Sales PSF for Apple are based on the tenant’s 6,303 SF space in the pre-existing portion of the Aventura Mall Property. Apple recently executed a lease for 20,218 SF at the Expansion Parcel.

A-3-11

BANK 2018-BNK15	Aventura Mall

The following table presents certain information relating to the lease rollover at the Aventura Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling(3)	SF Rolling	Annual UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(5)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(6)	25	20,093	$124.31	1.7%	1.7%	$2,497,856	1.8%	1.8%
2018	23	41,733	$143.50	3.4%	5.1%	$5,988,502	4.2%	6.0%
2019	32	124,307	$119.39	10.2%	15.3%	$14,841,136	10.5%	16.5%
2020	36	96,193	$191.02	7.9%	23.2%	$18,375,213	13.0%	29.4%
2021	24	54,397	$251.59	4.5%	27.7%	$13,685,691	9.7%	39.1%
2022	24	76,594	$169.31	6.3%	33.9%	$12,967,832	9.2%	48.3%
2023	29	352,941	$47.98	29.0%	62.9%	$16,933,820	12.0%	60.2%
2024	27	79,905	$166.60	6.6%	69.5%	$13,311,865	9.4%	69.6%
2025	13	19,020	$271.45	1.6%	71.1%	$5,163,035	3.6%	73.3%
2026	9	46,368	$169.47	3.8%	74.9%	$7,858,163	5.5%	78.8%
2027	20	78,035	$136.36	6.4%	81.3%	$10,641,238	7.5%	86.3%
2028	13	41,146	$148.89	3.4%	84.7%	$6,126,042	4.3%	90.6%
2029 & Beyond(7)	13	98,549	$134.43	8.1%	92.8%	$13,247,802	9.4%	100.0%
Vacant	0	88,227	$0.00	7.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	288	1,217,508	$125.42	100.0%		$141,638,194	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	# of Leases Rolling excludes approximately 30 temporary/kiosk tenants who operate under short term leases.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	Total UW Rent Rolling reflects the following: (a) in-place leases based on the February 2018 rent roll, (b) contractual rent steps of $6.5 million through June 2019 including the $1.4 million contractual rent step that is scheduled to occur in August 2019 for the executed renewal of Victoria’s Secret (included in the free rent/gap reserve) and (c) ground rent in an amount of approximately $1.3 million for tenants that own their improvements (Macy’s, Bloomingdale’s, Macy’s Men’s & Home and Nordstrom).

(6)	MTM includes temporary tenants.

(7)	2029 & Beyond includes the recently executed Apple lease SF and lease expiration for the Expansion Parcel.

The Market. The Aventura Mall Property is located in Aventura, Miami Dade County, Florida, approximately 11 miles north of the Miami central business district and 11 miles south of the Fort Lauderdale central business district. Regional access to the Aventura Mall Property is provided by I-95 and Biscayne Boulevard (U.S. Highway 1). The William Lehman Causeway, which connects the beach areas with U.S. Highway 1, also provides access to the Aventura Mall Property. The Aventura Mall Property is located approximately 17 miles from downtown Miami and is surrounded by Turnberry Isle, Porto Vita and the Waterways of Biscayne Bay. According to the appraisal, as of year-end 2017, the Aventura Mall Property’s local trade area within a 15 mile radius is home to over 2.3 million people with an average income of $66,306.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Aventura Mall Property was 25,173, 188,456 and 414,744, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $86,750, $72,828 and $66,753, respectively. The appraiser considers the 15-mile radius to be the Aventura Mall Property’s primary trade area. From 2000 to 2017, the one-mile radius trade area experienced compound annual growth in population of 2.2% and in average household income of 1.3%. The primary trade area had 2017 average retail sales per household of $48,617.

The Aventura Mall Property is a part of the Miami submarket of the Miami retail market. The Miami submarket contains approximately 5.6 million SF of retail space, which as of the year end 2017 had a vacancy rate of 7.1% and asking rents of $30.88 PSF.

A-3-12

BANK 2018-BNK15	Aventura Mall

The following table presents certain competitive properties to the Aventura Mall Property:

Competitive Property Summary
Property, Location	Type	Year Built/ Renovated	Size (SF)	Occ.	Sales PSF	Anchor Tenants	Distance to Subject (mi.)
Aventura Mall Property Aventura, FL	Super Regional Mall	1983 / 2017	2,156,203	92.8%(1)	$1,681(2)	Macy’s (non-collateral), J.C. Penney Co., Bloomingdale’s (non-collateral), Macy’s Men’s & Home (non-collateral), Nordstrom (non-collateral)	N/A
Primary Competition
Bal Harbour Shops Bal Harbour, FL	Regional Center	1965 / 2008	460,000	99%	$2,200	Neiman Marcus, Saks Fifth Avenue	4.7
Sawgrass Mills Sunrise, FL	Super Regional Mall	1990 / 2006	2,384,000	89%	$1,100	Super Target, Bloomingdale’s Outlet, Neiman Marcus Last Call, Nordstrom Rack, Saks Off Fifth, Burlington, Dick’s Sporting Goods	19.0
Dadeland Mall Kendall, FL	Super Regional Mall	1962 / 2013	1,488,000	95%	$1,400	JC Penney, Macy’s, Macy’s, Nordstrom, Saks Fifth Avenue	22.0
Secondary Competition
Pembroke Lakes Mall Pembroke Pines, FL	Super Regional Mall	1992 / 1998	1,136,000	96%	$490	Dillard’s, Dillard’s Men’s & Home, Macy’s, Macy’s Home Store, JC Penney, Sears	11.0
Galleria Mall Fort Lauderdale, FL	Super Regional Mall	1980 / 2005	955,000	80%	$870	Dillard’s, Macy’s, Neiman Marcus	13.0
Dolphin Mall Miami, FL	Super Regional Mall	2001 / 2010	1,403,000	97%	$950	Burlington, Bass Pro Outdoor World, Bloomingdale’s Outlet, Cobb Theater	16.0

Source: Appraisal.

(1)	Occupancy as of February 14, 2018 includes 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(2)	Comparable inline sales shown as of the trailing twelve months ending February 28, 2018, including Apple.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Aventura Mall Property:

Cash Flow Analysis
	2015	2016	2017	3/31/2018 TTM	UW	UW PSF
Base Rent(1)	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$141,638,194	$116.33
Vacant Income	$0	$0	$0	$0	$13,640,745	$11.20
Gross Potential Rent	$99,418,818	$103,197,968	$106,500,453	$109,896,747	$155,278,939	$127.54
Percentage Rent	$5,466,448	$4,115,391	$3,447,721	$3,326,930	$3,627,027	$2.98
Total Recoveries	$26,727,546	$26,287,600	$27,329,454	$28,195,516	$32,253,113	$26.49
Specialty Leasing Income	$3,536,265	$3,076,589	$4,453,595	$4,900,785	$3,805,199	$3.13
Other Income(2)	$3,628,986	$3,701,438	$3,994,113	$4,090,769	$4,156,114	$3.41
Less Vacancy & Credit Loss	($272,229)	($422,401)	($438,454)	($634,418)	($13,640,745)	($11.20)
Effective Gross Income	$138,505,834	$139,956,585	$145,286,882	$149,776,330	$185,479,647	$152.34
Total Expenses	$29,480,495	$29,303,182	$30,046,320	$31,484,933	$30,620,668	$25.15
Net Operating Income(1)	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$154,858,979	$127.19
Capital Expenditures	$0	$0	$0	$0	$243,502	$0.20
TI/LC	$0	$0	$0	$0	$3,043,770	$2.50
Net Cash Flow	$109,025,339	$110,653,403	$115,240,562	$118,291,397	$151,571,708	$124.49

Occupancy %	99.2%	99.1%	99.1%	92.8%(3)	92.9%
NOI DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.63x
NCF DSCR(4)	1.85x	1.88x	1.96x	2.01x	2.58x
NOI Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	11.0%
NCF Debt Yield(4)	7.8%	7.9%	8.2%	8.4%	10.8%

(1)	The increase in Base Rent and Net Operating Income from 3/31/2018 TTM is primarily driven by the inclusion of the executed leases on the new Expansion Parcel which opened in November 2017 and is based on the February 2018 annualized rent roll. Base Rent also includes $1.3 million of ground rent paid by Bloomingdale’s, Macy’s, Macy’s Men’s & Home, and Nordstrom and approximately $3.4 million of master lease rent for current leases that are out for signature. Contractual rent steps were underwritten through June 2019 totaling approximately $6.5 million, including the $1.4 million contractual rent step for the executed renewal of Victoria’s Secret that is scheduled to occur in August 2019 (included in the free rent/gap reserve).

(2)	Other Income includes fee income (revenues associated with license fees and valet management fees), and miscellaneous revenues (revenues associated with commissions, late charges, and other miscellaneous sources).

(3)	Occupancy is as of February 14, 2018 and includes space to be leased by 12 tenants (33,813 SF) with leases out for signature that are covered under a master lease.

(4)	Debt service coverage ratios and debt yields are based on the Aventura Mall Senior Loans and exclude the Aventura Mall B Notes.

A-3-13

BANK 2018-BNK15	Aventura Mall

Escrows and Reserves. At closing of the Aventura Mall Whole Loan, the Aventura Mall Borrower was required to deposit with the lender $6,776,765 for certain free rent credits remaining in connection with certain leases at the Aventura Mall Property and $19,392,145 for certain outstanding tenant improvement and leasing costs due in connection with certain leases at the Aventura Mall Property. If the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) falls below 1.50x for two consecutive calendar quarters (among other conditions in certain cases), the Aventura Mall Borrower is required to deposit monthly escrows for real estate taxes in the amount of 1/12 of projected annual property taxes, insurance premiums in the amount of 1/12 of projected annual insurance premiums (also waived if a blanket policy is in place and there is no event of default continuing), replacement funds (approximately $20,292 monthly (or $0.20 PSF annually), subject to a cap of $487,003) and tenant rollover funds (approximately $253,648 monthly (or $2.50 PSF annually), subject to a cap of $6,087,540).

Lockbox and Cash Management. The Aventura Mall Whole Loan is structured with a hard lockbox and springing cash management for all rents except rents from the Master Lease (as defined below), which are structured with a soft lockbox. The Aventura Mall Borrower is required to cause all Master Lease rents to be deposited directly into the lockbox account, while for remaining rents Aventura Mall Borrower is required to notify each tenant under each lease (except the Master Lease) to send all payments of rents directly to the lender-controlled lockbox account. Provided no Lockbox Event (as defined below) has occurred, all sums in the lockbox account are required to be transferred daily to an account designated by the Aventura Mall Borrower. In the event a Lockbox Event has occurred and is continuing, all funds in the lockbox account are required to be swept weekly into a cash management account controlled by the lender. In the event a Lockbox Event is caused only by the occurrence of a DSCR Trigger Event (as defined below), all funds in the cash management account are required to be applied by the lender each business day to payments of taxes, insurance, debt service, operating expenses, capital expenditure reserves and any remaining funds in the cash management account are required to be released to the Aventura Mall Borrower only to the extent necessary to reimburse the Aventura Mall Borrower for extraordinary expenses approved by the lender. All additional funds in the cash management account are required to be held by the lender as additional collateral for the Aventura Mall Whole Loan. In the event any Lockbox Event other than a DSCR Trigger Event has occurred and is continuing, all amounts in the cash management account may be applied in the lender’s sole discretion. In addition, following the occurrence and during the continuance of a Lockbox Event or a DSCR Trigger Event, all Master Lease rents are also required to be deposited directly into the lockbox account.

A “Lockbox Event” means the occurrence of (a) an event of default under the loan agreement, (b) the bankruptcy or insolvency of the Aventura Mall Borrower, (c) the bankruptcy or insolvency of the property manager except where such bankruptcy or insolvency does not result in the cash or bank accounts associated with the Aventura Mall Property being subsumed in such proceedings or result in a material adverse effect upon the operations of the Aventura Mall Property or the value or security of the lender’s lien, or (d) if the debt service coverage ratio (as calculated pursuant to the loan agreement based on the trailing four quarters) for the Aventura Mall Whole Loan falls below 1.35x for two consecutive quarters (a “DSCR Trigger Event”).

Additional Secured Indebtedness (not including trade debts). The Aventura Mall Property also secures the Aventura Mall Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $1,306,700,000 and the Aventura Mall B Notes, which have an aggregate Cut-off Date principal balance of $343,300,000. The Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes are coterminous with the Aventura Mall Mortgage Loan. The Aventura Mall Non-Serviced Pari Passu Companion Loans and Aventura Mall B Notes accrue interest at the same rate as the Aventura Mall Mortgage Loan. The Aventura Mall Mortgage Loan and the Aventura Mall Non-Serviced Pari Passu Companion Loans are each pari passu in right of payment and together are senior in right of payment to the Aventura Mall B Notes. The holders of the Aventura Mall Mortgage Loan, the Aventura Mall Non-Serviced Pari Passu Companion Loans and the Aventura Mall B Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Aventura Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Aventura Mall Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Aventura Mall Borrower is permitted to (a) obtain the release of (i) immaterial or non-income producing portions of the Aventura Mall Property to any federal, state or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the Aventura Mall Property (including portions of the “ring road”) for dedication or public use and (ii) non-income producing portions of the Aventura Mall Property (including, without limitation, certain outparcels containing parking areas and portions of the “ring road”) (by sale, ground lease, sublease or other conveyance of any interest) to third parties or affiliates of the Aventura Mall Borrower, and (b) dedicate portions of the Aventura Mall Property or grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes.

Master Lease. The Aventura Mall Borrower entered into a master lease (the “Master Lease”) at origination with the Guarantors and Turnberry Retail Holding, L.P., which Master Lease covers a certain portion (33,813 SF) of the Aventura Mall Property that is currently not occupied. The Master Lease provides for payment of rent in an annual amount up to $3,426,159 in equal monthly installments of approximately $285,513 during (x) a period commencing on the occurrence of the debt service coverage ratio based on the trailing four quarters falling below 1.50x for two consecutive quarters until cured in accordance with the loan documents, and/or (y) any of the following (i) an event of default, (ii) bankruptcy of the Aventura Mall Borrower, (iii) bankruptcy of the property manager, or (iv) a period commencing on the occurrence of a Lockbox Event until cured in accordance with the loan documents. The Master Lease covers the spaces for 12 proposed tenants with leases that are out for signature or which were otherwise not occupied prior to the loan origination date. The Master Lease provides for a reduction of rent as third-party tenants sign leases, take occupancy of space and commence paying rent in the premises covered by the Master Lease (as well as tenants signing leases in any portion of the Aventura Mall Property, including the space under the Master Lease, to the extent the total annualized lease payments (excluding Master Lease rents) exceed $178,400,000. The term will expire on the earliest to occur of (a) 10 years after loan maturity, (b) the earlier of the date on which the annual rent under the Master Lease is reduced to zero or the date on which the annualized total lease payments from tenants at the Aventura Mall Property (not including percentage rent) exceeds $181,850,000 or (c) following the exercise of the master lessees’ cancellation option after a lender foreclosure or deed-in-lieu of foreclosure. The Master Lease rents equal 1.8% of the approximately $185.5 million of underwritten effective gross income.

A-3-14

BANK 2018-BNK15	Aventura Mall

Redevelopment Rights. If J.C. Penney Co. or any of Macy’s, Bloomingdale’s, Macy’s (Men’s & Home) or Nordstrom (each, a “Department Store”) ceases operations or seeks to assign its lease in any manner not expressly permitted thereunder, the Aventura Mall Borrower has the right to enter into a ground lease with a third party or an affiliate of the Aventura Mall Borrower for the related parcel and obtain a release of the lien of the Aventura Mall Whole Loan on the ground leasehold interest in such J.C. Penney Co. or Department Store parcel so long as certain conditions in the loan agreement are satisfied, including (i) the ground lease is in form and substance reasonably acceptable to the lender, including that the rent to be paid thereunder is not less than the rent payable by J.C. Penney Co. or the Department Store immediately prior to such new lease, (ii) the tenant or the guarantor of such ground lease is a creditworthy person acceptable to the lender, (iii) no event of default is continuing, (iv) delivery of a rating agency confirmation, (v) if material work is being performed, delivery of a completion guaranty (or a collateral assignment of a completion guaranty in favor of the Aventura Mall Borrower) from a credit-worthy entity acceptable to the lender, (vi) the term of the ground lease expires no less than 20 years after the maturity of the Aventura Mall Whole Loan, and (vii) compliance with the “anti-poaching” conditions set forth in the loan agreement. In lieu of entering into a new ground lease, the loan documents permit an affiliate of the Aventura Mall Borrower to accept an assignment of the existing leasehold interest, provided that the Aventura Mall Borrower satisfies the requirements in the loan documents including, without limitation, condition (i) above. J.C. Penney Co. has six, five-year renewal options remaining (each requiring 12 months’ notice).

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Aventura Mall Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Aventura Mall Property; provided that if TRIPRA (or extension thereof or similar government program) is no longer in effect, the Aventura Mall Borrower is required to carry terrorism coverage throughout the term of the Aventura Mall Whole Loan subject to an annual terrorism premium cap of two times the cost of the then-current annual insurance premium payable by the Aventura Mall Borrower for the policies insuring only the Aventura Mall Property.

A-3-15

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

Courtyard Gulfport Beach

Courtyard Norman

Courtyard Rocky Mount

Courtyard Salisbury

DoubleTree West Palm Beach Airport

Fairfield Inn Atlanta Downtown

Hampton Inn Oklahoma City Northwest

Hilton Garden Inn Wichita

Hampton Inn and Suites Wichita Northeast

Holiday Inn & Suites Green Bay Stadium

Homewood Suites St. Louis Riverport Airport

Hotel Indigo Chicago Vernon Hills

Residence Des Moines Savery Hotel

Residence Inn St. Louis Airport

Residence Inn Rocky Mount

Residence Inn Salisbury

Residence Inn St. Louis Downtown

Residence Inn Wichita East at Plazzio

Springhill Suites Chicago Elmhurst Oakbrook

Springhill Suites Chicago Southwest at Burr Ridge Hinsdale

Springhill Suites Scranton Wilkes Barre

Springhill Suites Wichita East at Plazzio

A-3-16

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

MINNESOTA
Rochester
Green Bay
Appleton
Oshkosh
Lake Michigan
WISCONSIN
MILWAUKEE
Madison
Kenosha
IOWA
DES MOINES
Cedar Rapids
Vernon Hills
CHICAGO
Elmhurst
Burr Ridge
Aurora
Davenport
Gary
Peoria
Bloomington
ILLINOIS
Champaign
MISSOURI
Springfield
Decatur
KANSAS CITY
Columbia
ST LOUIS

BALTIMORE
NEW JERSEY
Dover
DELAWARE
WASHINGTON DC
MARYLAND
Delmar
Salisbury
Chesapeake Bay
VIRGINIA
Atlantic Ocean

WICHITA
KANSAS
MO
OKLAHOMA
TULSA
OKLAHOMA CITY
Norman
TEXAS
FT. WORTH
DALLAS

Starwood Hotel Portfolio

No.	Hotel	Location
1	Renaissance St. Louis Airport Hotel	St. Louis, MO
2	Renaissance Des Moines Savery Hotel	Des Moines, IA
3	Residence Inn St. Louis Downtown	St. Louis, MO
4	Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL
5	Courtyard Gulfport Beachfront	Gulfport, MS
6	Fairfield Inn Atlanta Downtown	Atlanta, GA
7	Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL
8	Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL
9	Holiday Inn & Suites Green Bay Stadium	Green Bay, WI
10	Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL
11	Hilton Garden Inn Wichita	Wichita, KS
12	Courtyard Norman	Norman, OK
13	Springhill Suites Scranton Wilkes-Barre	Moosic, PA
14	Courtyard Salisbury	Salisbury, MD
15	Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO
16	Residence Inn Rocky Mount	Rocky Mount, NC
17	Hampton Inn and Suites Wichita Northeast	Wichita, KS
18	Residence Inn Salisbury	Salisbury, MD
19	Courtyard Rocky Mount	Rocky Mount, NC
20	Springhill Suites Wichita East at Plazzio	Wichita, KS
21	Residence Inn Wichita East at Plazzio	Wichita, KS
22	Hampton Inn Oklahoma City Northwest	Oklahoma City, OK

PENNSYLVANIA
NEW YORK
Scranton
Wilkes-Barre
Allentown
Bethlehem
Reading
Harrisburg
NEW YORK
PHILADELPHIA
NEW JERSEY
Atlantic Ocean
MARYLAND

NASHVILLE
Greensboro
Rocky Mount
RALEIGH
MEMPHIS
CHARLOTTE
Wilmington
BIRMINGHAM
ATLANTA
ALABAMA
GEORGIA
Charleston
Atlantic Ocean
Gulfport
JACKSONVILLE
FLORIDA
ORLANDO
TAMPA
Gulf of Mexico
West Palm Beach
MIAMI

A-3-17

BANK 2018-BNK15	Starwood Hotel Portfolio

Mortgage Loan No. 2 – Starwood Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$100,000,000			Location:	Various
Cut-off Date Balance(1):	$100,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	9.2%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	SCG Hotel Investors Holdings L.P.			Year Built/Renovated:	Various
Mortgage Rate:	5.1500%			Size:	2,943 Rooms
Note Date:	8/16/2018			Cut-off Date Balance per Room(1):	$90,044
First Payment Date:	10/11/2018			Maturity Date Balance per Room(1):	$90,044
Maturity Date:	9/11/2028			Property Manager:	Schulte Hospitality Group, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(5):	$33,222,960
Seasoning:	2 months			UW NOI Debt Yield(1):	12.5%
Prepayment Provisions(2):	LO (11); YM1 (15); DEF/YM1 (87); O (7)			UW NOI Debt Yield at Maturity (1):	12.5%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.07x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI(5):	$29,954,374 (TTM 5/31/2018)
Additional Debt Balance(1)(3):	$165,000,000			2nd Most Recent NOI:	$29,477,118 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$29,372,183 (12/31/2016)
Reserves(4)				Most Recent Occupancy(6):	72.5% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	72.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	71.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$401,000,000 (Various)
FF&E Reserve:	$0	$330,760	N/A	Cut-off Date LTV Ratio(1)(7):	66.1%
PIP Reserve:	$5,408,895	$0	N/A	Maturity Date LTV Ratio(1)(7):	66.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$265,000,000	100.0%	Loan Payoff:	$245,817,666	92.8%
			Closing Costs:	$11,487,269	4.3%
			Upfront Reserves:	$5,408,895	2.0%
			Return of Equity:	$2,286,170	0.9%
Total Sources:	$265,000,000	100.0%	Total Uses:	$265,000,000	100.0%

(1)	The Starwood Hotel Portfolio Mortgage Loan (as defined below) is part of the Starwood Hotel Portfolio Whole Loan (as defined below), which comprises four pari passu notes with an aggregate original principal balance of $265,000,000. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Starwood Hotel Portfolio Whole Loan.

(2)	Prepayment of the Starwood Hotel Portfolio Whole Loan is permitted at any time on or after September 11, 2019 (the “Prepayment Lockout Date”). Defeasance of the Starwood Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) October 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Starwood Hotel Portfolio Whole Loan to be securitized (the “Defeasance Lockout Date”). The assumed defeasance lockout period of 26 payments is based on the closing date of this transaction in November 2018.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The increase from Most Recent NOI to UW NOI was due to the inclusion of the Renaissance Des Moines Savery Hotel property (the “RDM Property”) in underwriting. The RDM Property was closed for renovations from August 2016 through mid-October 2018, and was therefore excluded from the historical 2016, 2017 and May TTM 5/31/2018 cash flows. The RDM Property’s underwritten cash flows are based on cash flow estimates set forth in the related appraisal. See “The Properties” and “Operating History and Underwritten Net Cash Flow” below.

(6)	The RDM Property is excluded from the total portfolio historic occupancy as it was closed for renovations from August 2016 through mid-October 2018.

(7)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The Mortgage Loan. The second largest mortgage loan (the “Starwood Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Starwood Hotel Portfolio Whole Loan”) evidenced by four pari passu promissory notes in the aggregate original principal balance of $265,000,000, which are secured by the first priority fee interests in a portfolio of 22 hospitality properties (the “Starwood Hotel Portfolio Properties”). The non-controlling Promissory Note A-3, in the original principal balance of $100,000,000, represents the Starwood Hotel Portfolio Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling Promissory Note A-1, in the original principal balance of $70,000,000, was contributed to the WFCM 2018-C47 securitization trust, the non-controlling Promissory Note A-2, in the original principal balance of $65,000,000, was contributed to the BANK 2018-BNK14 securitization trust, and the non-controlling Promissory Note A-4 in the original principal balance of $30,000,000, is currently held by Wells Fargo Bank, N.A. (collectively, the “Starwood Hotel Portfolio Pari Passu Companion Loans”). The Starwood Hotel Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the WFCM 2018-C47 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-18

BANK 2018-BNK15	Starwood Hotel Portfolio

The proceeds of the Starwood Hotel Portfolio Whole Loan were primarily used to refinance the Starwood Hotel Portfolio Properties, pay closing costs, fund reserves and return equity to the Starwood Hotel Portfolio Borrower (as defined below). The Starwood Hotel Portfolio Properties were previously securitized in the CGCMT 2015-SSHP securitization (18 properties) and the WFRBS 2013-C18 securitization (four properties).

Starwood Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	WFCM 2018-C47	Yes
A-2	$65,000,000	$65,000,000	BANK 2018-BNK14	No
A-3	$100,000,000	$100,000,000	BANK 2018-BNK15	No
A-4	$30,000,000	$30,000,000	Wells Fargo Bank, N.A.	No
Total Starwood Hotel Portfolio Whole Loan	$265,000,000	$265,000,000

The Borrowers and the Sponsor. The borrowers comprise 22 single-purpose Delaware limited partnerships, each of which is structured to be bankruptcy remote with two independent directors (collectively, the “Starwood Hotel Portfolio Borrower”). Each of the 22 borrower entities is indirectly owned by a Real Estate Investment Trust (“REIT”), which requires each borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the Starwood Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Starwood Hotel Portfolio Whole Loan.

The loan sponsor and non-recourse guarantor is SCG Hotel Investors Holdings L.P., an affiliate of Starwood Capital Group (“Starwood”). Starwood is a private alternative investment firm with a core focus on global real estate, energy infrastructure and oil and gas. Starwood and its affiliates have raised over $45 billion of equity capital since its inception in 1991, currently manage approximately $56 billion in assets, and have more than 3,800 employees in 11 offices around the world. Over the past 26 years, Starwood has acquired approximately $92 billion of assets across various real estate classes. As of April 2018, SCG Hotel Investors Holdings L.P. indirectly owned 276 hotels totaling more than 23,990 keys across 40 states.

Each of the Starwood Hotel Portfolio Properties is subject to an individual management agreement with Schulte Hospitality Group, Inc. (“Schulte”). As of 2018, Schulte was the 12th largest hotel management company in the United States, with 108 hotels under management totaling over 15,320 keys across 26 states. Schulte has completed 62 renovations and 18 ground-up constructions since inception in 1999.

The Properties. The Starwood Hotel Portfolio Properties comprise 22 hotels offering a range of amenities across limited service, select service, full service and extended stay properties. The portfolio is located across 16 cities in 12 states, with the largest concentrations in Missouri (23.3% of rooms, 22.8% of underwritten net cash flow), Kansas (13.6% of rooms, 12.1% of underwritten net cash flow) and Illinois (13.0% of rooms, 13.8% of underwritten net cash flow). The largest individual property (Renaissance St. Louis Airport Hotel) accounts for 13.4% of total rooms and 12.1% of underwritten net cash flow, and no other individual property accounts for more than 7.1% of total rooms or 10.5% of underwritten net cash flow. All of the Starwood Hotel Portfolio Properties have been built or renovated since 2012, with 19 properties representing 89.6% of underwritten net cash flow having been renovated since 2015. The hotels range in size from 77 to 393 rooms, with an average room count of 134 rooms. Excluding the RDM Property (which was closed for renovations from August 2016 through mid-October 2018, and re-opened on October 15, 2018), the Starwood Hotel Portfolio Properties reported weighted average occupancy, ADR and RevPAR penetration rates each in excess of 105% for 2015 through the trailing 12-month period ending May 31, 2018. Additionally, excluding the RDM Property, approximately 74.6% of the Starwood Hotel Portfolio Properties based on room count achieved a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending May 31, 2018.

Approximately $81.5 million ($27,693 per room) of capital expenditures have been made at the Starwood Hotel Portfolio Properties since 2015, and the Starwood Hotel Portfolio Borrower has budgeted for approximately $31.9 million ($10,836 per room) in additional capital expenditures through 2022. Of the $31.9 million of budgeted capital expenditures, approximately $5.4 million ($1,838 per room) relates to brand-mandated renovations required by the related franchise agreements, which were reserved at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and were not reserved.

The RDM Property is an 11-story, 209-room, full service hotel originally built in 1887 that had been offline for renovations from August 2016 until re-opening on October 15, 2018. Such renovations total approximately $33.2 million ($158,753 per room) and included complete guest-facing upgrades and updating all mechanical, electrical and HVAC systems. The RDM Property accounts for 8.9% of the allocated loan amount, 7.1% of total rooms, and 9.3% of underwritten net cash flow.

A-3-19

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the Starwood Hotel Portfolio Properties:

Starwood Hotel Portfolio Properties
Property Name	City / State	Year Built / Renovated	No. of Rooms	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow	% of UW NCF	5/31/18 Occ.(2)	TTM 5/31/18 RevPAR Pen.(2)
Renaissance St. Louis Airport Hotel	St. Louis, MO	1987 / 2015	393	$34,965,762	13.2%	$50,100,000	69.8%	$3,480,137	12.1%	70.5%	109.2%
Renaissance Des Moines Savery Hotel	Des Moines, IA	1887 / 2018	209	$23,659,468	8.9%	$33,600,000(3)	70.4%(3)	$2,673,235(3)	9.3%(3)	(3)	(3)
Residence Inn St. Louis Downtown	St. Louis, MO	2006 / 2017	188	$22,193,837	8.4%	$31,800,000	69.8%	$2,381,957	8.3%	75.5%	123.0%
Doubletree Hotel West Palm Beach Airport	West Palm Beach, FL	1987 / 2015	175	$21,914,669	8.3%	$29,700,000	73.8%	$3,016,297	10.5%	87.7%	104.4%
Courtyard Gulfport Beachfront	Gulfport, MS	1972 / 2015	149	$15,772,979	6.0%	$22,600,000	69.8%	$1,428,547	5.0%	65.7%	106.6%
Fairfield Inn Atlanta Downtown	Atlanta, GA	1915 / 2012	156	$14,656,308	5.5%	$21,000,000	69.8%	$1,413,835	4.9%	69.5%	87.0%
Hotel Indigo Chicago Vernon Hills	Vernon Hills, IL	1997 / 2015	127	$13,469,845	5.1%	$19,300,000	69.8%	$1,291,636	4.5%	68.4%	92.6%
Springhill Suites Chicago Southwest at Burr Ridge Hinsdale	Burr Ridge, IL	2000 / 2015	128	$12,074,006	4.6%	$17,300,000	69.8%	$1,432,507	5.0%	70.8%	126.3%
Holiday Inn & Suites Green Bay Stadium	Green Bay, WI	2007 / 2015	118	$11,794,838	4.5%	$16,900,000	69.8%	$1,314,971	4.6%	72.1%	98.6%
Springhill Suites Chicago Elmhurst Oakbrook Area	Elmhurst, IL	2000 / 2015	128	$10,817,751	4.1%	$15,500,000	69.8%	$1,223,279	4.3%	77.5%	146.3%
Hilton Garden Inn Wichita	Wichita, KS	2000 / 2016	103	$9,421,912	3.6%	$13,500,000	69.8%	$1,198,180	4.2%	78.5%	144.5%
Courtyard Norman	Norman, OK	2009 / 2016	113	$8,095,865	3.1%	$11,600,000	69.8%	$827,823	2.9%	65.4%	115.2%
Springhill Suites Scranton Wilkes Barre	Moosic, PA	2012 / N/A	102	$7,746,905	2.9%	$11,100,000	69.8%	$829,052	2.9%	73.9%	94.9%
Courtyard Salisbury	Salisbury, MD	2006 / 2015	106	$7,467,738	2.8%	$10,700,000	69.8%	$636,356	2.2%	66.1%	118.4%
Homewood Suites St. Louis Riverport Airport West	Maryland Heights, MO	2007 / 2017	104	$7,397,946	2.8%	$10,600,000	69.8%	$662,010	2.3%	76.3%	129.2%
Residence Inn Rocky Mount	Rocky Mount, NC	1999 / 2016	77	$7,397,946	2.8%	$10,600,000	69.8%	$784,222	2.7%	72.7%	121.2%
Hampton Inn and Suites Wichita Northeast	Wichita, KS	2009 / 2017	102	$7,048,986	2.7%	$10,100,000	69.8%	$898,704	3.1%	72.1%	128.8%
Residence Inn Salisbury	Salisbury, MD	2007 / 2015	84	$6,979,194	2.6%	$10,000,000	69.8%	$585,659	2.0%	77.0%	125.3%
Courtyard Rocky Mount	Rocky Mount, NC	2000 / 2015	90	$5,653,147	2.1%	$8,100,000	69.8%	$614,727	2.1%	67.6%	97.0%
Springhill Suites Wichita East at Plazzio	Wichita, KS	2009 / 2016	102	$5,583,355	2.1%	$8,000,000	69.8%	$628,629	2.2%	69.1%	99.0%
Residence Inn Wichita East at Plazzio	Wichita, KS	2005 / 2013	93	$5,583,355	2.1%	$8,000,000	69.8%	$736,422	2.6%	73.3%	109.6%
Hampton Inn Oklahoma City Northwest	Oklahoma City, OK	1997 / 2016	96	$5,304,188	2.0%	$7,600,000	69.8%	$600,304	2.1%	70.3%	102.2%
Total/Weighted Average			2,943	$265,000,000	100.0%	$401,000,000(4)	66.1%	$28,658,491	100.0%	72.5%(3)	112.5%(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	Occupancy shown was obtained from borrower operating statements, and RevPAR Penetration Rates were obtained from various third party reports.

(3)	The RDM Property is excluded from the total portfolio weighted averages for occupancy and RevPAR penetration, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018. The UW Net Cash Flow for the RDM Property is based on assumptions set forth in the related appraisal. The appraised value shown represents the as if complete value as of July 6, 2018. The as-is appraised value as of July 6, 2018 is $27,700,000, which would equate to an allocated Cut-Off Date LTV Ratio of 85.4%.

(4)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following tables present certain information relating to the weighted average historical occupancy, ADR, RevPAR and penetration rates of the Starwood Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)(2)
	Starwood Hotel Portfolio			Penetration Rates
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2015	71.9%	$112.45	$80.92	105.8%	106.7%	113.1%
2016	71.5%	$114.70	$81.90	105.6%	106.4%	112.2%
2017	72.3%	$115.77	$83.78	105.5%	106.2%	111.9%
TTM May 2018	72.7%	$116.50	$84.92	105.3%	106.8%	112.5%

(1)	Information obtained from various third party reports.

(2)	The RDM Property is excluded from the weighted average portfolio historic occupancy, ADR, RevPAR and penetration rates as it was closed for renovations from August 2016 through mid-October 2018.

A-3-20

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the property sub-types of the Starwood Hotel Portfolio Properties:

Property Sub-Types
Property Sub-Type	# of Hotels	# of Rooms	UW NCF	% of Total UW NCF	Appraised Value	Appraised Value Per Room	5/31/2018 TTM RevPAR Penetration(1)
Extended Stay	5	546	$5,150,270	18.0%	$71,000,000	$130,037	122.0%
Full Service	4	895	$10,484,640	36.6%	$130,300,000	$145,587	106.2%(2)
Select Service	6	688	$5,997,269	20.9%	$85,800,000	$124,709	111.7%
Limited Service	7	814	$7,026,310	24.5%	$90,600,000	$111,302	112.0%
Total/Weighted Average	22	2,943	$28,658,491	100.0%	$401,000,000(3)

(1)	Information obtained from various third party reports.

(2)	The RevPAR Penetration for Full Service Hotels excludes the RDM Property, which was closed for renovations from August 2016 through mid-October 2018.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

The following table presents certain information relating to the historical and budgeted capital expenditures at the Starwood Hotel Portfolio Properties:

Historical and Budgeted Capital Expenditures
	2012	2013	2014	2015	2016	2017	2018 YTD	2018 Budget(2)	2019 Budget(2)	2020 Budget(2)	2021 Budget(2)	2022 Budget(2)	Total
Cap Ex(1)	$77	$177	$1,671	$25,620	$24,743	$25,991	$5,146	$7,134	$2,625	$1,758	$3,945	$16,428	$115,315
Per Room	$26	$60	$568	$8,705	$8,407	$8,831	$1,749	$2,424	$892	$597	$1,340	$5,582	$39,183

(1)	The capital expenditures are shown in thousands.

(2)	Of the budgeted capital expenditures shown for 2018 through 2022, approximately $5.4 million relate to brand-mandated renovations required by the related franchise agreements, which were reserved at origination. The remainder of the budgeted expenditures relate to elective renovations and are not required to be completed by the Starwood Hotel Portfolio Whole Loan documents and have not been reserved.

The following table presents certain information relating to the flags and brands of the Starwood Hotel Portfolio Properties:

Property Flags and Brands
Brand	# of Hotels	# of Rooms	% of Rooms	Allocated Cut- off Date Balance(1)	Allocated Cut-off Date Balance Per Room	UW Net Cash Flow	% of Total UW NCF	Appraised Value	LTV
Marriott
Renaissance	2	602	20.5%	$58,625,230	$97,384	$6,153,372(2)	21.5%(2)	$83,700,000	70.0%
Residence Inn	4	442	15.0%	$42,154,332	$95,372	$4,488,260	15.7%	$60,400,000	69.8%
Courtyard	4	458	15.6%	$36,989,729	$80,764	$3,507,453	12.2%	$53,000,000	69.8%
Springhill Suites	4	460	15.6%	$36,222,017	$78,744	$4,113,467	14.4%	$51,900,000	69.8%
Fairfield Inn	1	156	5.3%	$14,656,308	$93,951	$1,413,835	4.9%	$21,000,000	69.8%
Total Marriott	15	2,118	72.0%	$188,647,616	$89,069	$19,676,387	68.7%	$270,000,000	69.9%
Hilton
Homewood Suites	1	104	3.5%	$7,397,946	$71,134	$662,010	2.3%	$10,600,000	69.8%
Hampton Inn	2	198	6.7%	$12,353,174	$62,390	$1,499,008	5.2%	$17,700,000	69.8%
Hilton Garden Inn	1	103	3.5%	$9,421,912	$91,475	$1,198,180	4.2%	$13,500,000	69.8%
Doubletree	1	175	5.9%	$21,914,669	$125,227	$3,016,297	10.5%	$29,700,000	73.8%
Total Hilton	5	580	19.7%	$51,087,701	$88,082	$6,375,495	22.2%	$71,500,000	71.5%
Intercontinental
Holiday Inn & Suites	1	118	4.0%	$11,794,838	$99,956	$1,314,971	4.6%	$16,900,000	69.8%
Hotel Indigo	1	127	4.3%	$13,469,845	$106,062	$1,291,636	4.5%	$19,300,000	69.8%
Total Intercontinental	2	245	8.3%	$25,264,683	$103,121	$2,606,607	9.1%	$36,200,000	69.8%
Total/Weighted Average	22	2,943		$265,000,000	$90,044	28,658,491	100.0%	$401,000,000(3)

(1)	Balances shown are for the Starwood Hotel Portfolio Whole Loan.

(2)	The RDM Property was closed for renovations from August 2016 through mid-October 2018 and re-opened on October 15, 2018. The UW Net Cash Flow for the RDM Property is based on the assumptions set forth in the appraisal.

(3)	The individual property level appraised values total $377,700,000, which would equate to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2%; however, the appraisal concluded to a portfolio value of $401,000,000 based on the assumption that the entire portfolio is marketed to a single purchaser.

A-3-21

BANK 2018-BNK15	Starwood Hotel Portfolio

The following table presents certain information relating to the franchise agreement expirations of the Starwood Hotel Portfolio Properties:

Franchise Expiration Summary
Year	# Hotels	# Rooms	% Rooms	Cumulative # of Rooms Expiring	Cumulative % of Rooms Expiring	UW NCF	% UW NCF
2018	0	0	0.0%	0	0.0%	$0	0.0%
2019	0	0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	$0	0.0%
2024(1)	2	256	8.7%	256	8.7%	$2,655,786	9.3%
2025	0	0	0.0%	256	8.7%	$0	0.0%
2026(2)	1	106	3.6%	362	12.3%	$636,356	2.2%
2027	1	84	2.9%	446	15.2%	$585,659	2.0%
2028(3)	2	267	9.1%	713	24.2%	$2,743,518	9.6%
2029 & Beyond	16	2,230	75.8%	2,943	100.0%	$22,037,170	76.9%
Total/Weighted Average	22	2,943	100.0%			$28,658,491	100.0%

(1)	The franchise agreements for SpringHill Suites Elmhurst Oakbrook Area and SpringHill Suites Chicago Southwest at Burr Ridge Hinsdale each include extension options to either 2029 or 2034 subject to certain property improvement plan requirements outlined in the respective franchise agreements.

(2)	The franchise agreement for Courtyard Salisbury has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

(3)	The franchise agreement for Courtyard Gulfport Beachfront has one, 10-year renewal option subject to certain terms outlined in the franchise agreement.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Starwood Hotel Portfolio Properties:

Cash Flow Analysis(1)
	2015	2016(1)	2017(1)	TTM 5/31/2018(1)(2)	UW Excluding RDM	UW RDM Only	UW(2)	UW per Room
Occupancy	72.4%	71.5%	72.0%	72.5%	72.5%	65.0%	71.9%
ADR	$112.51	$114.55	$116.14	$116.97	$116.97	$170.98	$120.44
RevPAR	$81.42	$81.85	$83.62	$84.77	$84.77	$111.14	$86.64

Rooms Revenue	$87,465,272	$81,899,359	$83,441,436	$84,593,757	$84,593,757	$8,478,071	$93,071,828	$31,625
Food & Beverage	$9,250,986	$8,103,985	$7,697,959	$7,829,732	$7,829,732	$3,016,524	$10,846,256	$3,685
Other Income(3)	$2,669,481	$2,511,951	$2,252,133	$2,284,070	$2,284,070	$412,428	$2,696,498	$916
Total Revenue	$99,385,739	$92,515,295	$93,391,528	$94,707,559	$94,707,559	$11,907,023	$106,614,582	$36,226
Total Expenses	$67,075,726	$63,143,112	$63,914,410	$64,753,185	$64,753,185	$8,638,437	$73,391,622	$24,938
Net Operating Income	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$29,954,374	$3,268,586	$33,222,960	$11,289
FF&E	$0	$0	$0	$0	$3,969,118	$595,351	$4,564,469	$1,551
Net Cash Flow	$32,310,013	$29,372,183	$29,477,118	$29,954,374	$25,985,256	$2,673,235	$28,658,491	$9,738

NOI DSCR(4)	2.34x	2.12x	2.13x	2.16x	2.16x	N/A	2.40x
NCF DSCR(4)	2.34x	2.12x	2.13x	2.16x	1.88x	N/A	2.07x
NOI Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	11.3%	N/A	12.5%
NCF Debt Yield(4)	12.2%	11.1%	11.1%	11.3%	9.8%	N/A	10.8%

(1)	The RDM Property is excluded from Occupancy, ADR and RevPAR statistics and historical cash flows for 2016, 2017 and TTM 5/31/2018, as it was closed for renovations from August 2016 through mid-October 2018. The RDM Property re-opened on October 15, 2018 and is included in the UW. The underwriting for the RDM Property is based on the cash flow estimates set forth in the related appraisal.

(2)	The increase from TTM 5/31/2018 NOI to UW NOI results from the inclusion of the RDM Property.

(3)	Other Income consists of guest laundry/dry cleaning, ATM commissions, vending machines commissions, cancellation/attrition fees, convenience store sales, pet fees, telephone revenue, parking revenue and other miscellaneous income.

(4)	The debt service coverage ratios and debt yields shown are based on the Starwood Hotel Portfolio Whole Loan.

A-3-22

BANK 2018-BNK15	Starwood Hotel Portfolio

Escrows and Reserves. At origination, the Starwood Hotel Portfolio Borrower deposited upfront reserves of $5,408,895 for property improvement plans related to the Fairfield Inn Atlanta Downtown ($983,740), Courtyard Rocky Mount ($184,616), and Renaissance Des Moines Savery Hotel ($4,240,539). The Starwood Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves for furniture, fixtures and equipment (“FF&E”) equal to the greater of (i) 1/12th of 4% of aggregate gross revenue for the 12-month period ending in the month that is two months prior to the applicable payment date and (ii) the aggregate monthly deposit amount required under the franchise agreements for FF&E work (currently $330,760).

The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Cash Trap Event Period (as defined below) has occurred and is continuing; (ii) the Starwood Hotel Portfolio Borrower provides the lender with evidence that the insurance coverage for the Starwood Hotel Portfolio Properties is included in a blanket policy and such policy is in full force and effect; and (iii) the Starwood Hotel Portfolio Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Starwood Hotel Portfolio Whole Loan documents do not require ongoing monthly escrows for taxes as long as no Cash Trap Event Period has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing tax and insurance reserves are required in an amount equal to 1/12th of the estimated property taxes and insurance premiums payable during the next ensuing 12 months.

Lockbox and Cash Management. A soft lockbox with springing cash management is in place with respect to the Starwood Hotel Portfolio Whole Loan. The Starwood Hotel Portfolio Borrower, property manager and operating lessee are required to deposit property income into the lockbox account within three business days after receipt, and commercial tenants and credit card providers are required to deposit rents and income directly into the lockbox during the continuance of an event of default. During a Cash Trap Event Period, all excess cash flow is required to be held in the excess cash flow subaccount as additional security for the Starwood Hotel Portfolio Whole Loan.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Starwood Hotel Portfolio Whole Loan;

(ii)	the net cash flow debt yield falling below 8.0% for the immediately preceding calendar quarter; or

(iii)	two or more franchise agreements having expired or having been terminated at any given overlapping time during the loan term.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the net cash flow debt yield being equal to or greater than 8.0% for two consecutive calendar quarters (which may be achieved by a prepayment or delivery of a letter of credit in an amount which, if applied to the Starwood Hotel Portfolio Whole Loan balance, would satisfy such debt yield test); and

●	with regard to clause (iii), (A) the replacement of at least one of the applicable expired or terminated franchise agreements in accordance with the loan documents, or (B) the release of the applicable individual property in accordance with the loan documents (see “Release of Property”).

Additional Secured Indebtedness (not including trade debts). The Starwood Hotel Portfolio Properties also secures the Starwood Hotel Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $165,000,000. The Starwood Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Starwood Hotel Portfolio Mortgage Loan. The Starwood Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Starwood Hotel Portfolio Pari Passu Companion Loans. The holders of the Starwood Hotel Portfolio Mortgage Loan and the Starwood Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Starwood Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the Defeasance Lockout Date or Prepayment Lockout Date (as applicable), the Starwood Hotel Portfolio Borrower may obtain the release of any of the Starwood Hotel Portfolio Properties, provided that, among other things, and in accordance with the Starwood Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing (unless a non-monetary default specifically related to the released property is ongoing, in which event the Starwood Hotel Portfolio Borrower may obtain the release of such property under certain conditions, which if exercised prior to the Prepayment Lockout Date may be by partial prepayment only along with any applicable yield maintenance premium); (b) the Starwood Hotel Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to the Release Price (as defined below); (c) the net cash flow debt yield for the remaining Starwood Hotel Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 10.81% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Starwood Hotel Portfolio Borrower has the right to partially defease or prepay the Starwood Hotel Portfolio Whole Loan further or deliver cash or a letter of credit as additional collateral in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) with respect to a partial defeasance, rating agency confirmation is received. All releases subsequent to the first release are required to match the release format, prepayment or partial defeasance, selected for the first release. The allocated loan amount for each of the Starwood Hotel Portfolio Properties is subject to pro rata reduction by the release premium and prepayment or non-release prepayment to account for previous prepayments and partial defeasances.

“Release Price” is an amount equal to the following amounts; provided, however, that if the release of any individual property would cause the aggregate amount partially defeased or prepaid to exceed either the 10% or 20% thresholds outlined below, then the Release Price for such property would be equal to the product of the allocated loan amount and the pro rata weighted average of the release prices outlined below:

●	105% of the allocated loan amount for such property if less than or equal to 10% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid;

●	110% of the allocated loan amount for such property if more than 10% but less than or equal to 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid; and

●	115% of the allocated loan amount for such property if more than 20% of the original principal balance of the Starwood Hotel Portfolio Whole Loan has been partially defeased or prepaid.

The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments under the Starwood Hotel Portfolio Whole Loan, including in connection with prior partial releases and partial defeasances.

A-3-23

BANK 2018-BNK15	Starwood Hotel Portfolio

Terrorism Insurance. The Starwood Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Starwood Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Starwood Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the eighteen month period following the occurrence of a casualty event, together with a twelve month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Starwood Hotel Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

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A-3-25

BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Millennium Tower Boston – Boston, MA

LOEWS THEATRES

Lincoln Square – New York, NY

Lincoln West – New York, NY

Lincoln Triangle – New York, NY

Ritz Carlton Georgetown Retail – Washington, DC

Four Seasons San Francisco Retail – San Francisco, CA

HSBC

Commercial Units at the Four Seasons Miami – Miami, FL

CVS/pharmacy
CVS

Ritz Carlton Washington DC Retail – Washington, DC

A-3-26

BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Charlestown
Somerville
CAMBRIDGE
Boston Naval Shipyard Natl. Historic Site
Logan International Airport
East Boston
North End
Charles River
Downtown
BOSTON
Back Bay
Boston Common
South End
South Boston
Broadway

Riverside Park
Upper West Side
CENTRAL PARK
West Side
MANHATTAN
Midtown
Hudson River

WASHINGTON D.C.
Georgetown
Kalorama
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River

San Francisco Bay
Marina
Russian Hill
North Beach
Pacific Heights
Chinatown
Financial District
SAN FRANCISCO
Western Addition
Golden Gate Park
Haight Ashbury
Castro
Mission District
SAN FRANCISCO COUNTY
Twin Peaks

Weston
Davie
FORT LAUDERDALE
Pembroke Pines
Miramar
Hollywood
Miami Gardens
North Miami Beach
North Miami
Hialeah
Miami Beach
MIAMI
Coral Gables
Atlantic Ocean
Tamiami
Kendale Lakes
Kendall
Biscayne Bay
The Hammocks
Homestead

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

A-3-27

BANK 2018-BNK15	Millennium Partners Portfolio

Mortgage Loan No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
				Location:	Various
Original Balance(1):	$75,000,000			General Property Type:	Various
Cut-off Date Balance(1):	$75,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	6.9%			Title Vesting:	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Sponsor:	Millennium Partners			Size:	1,549,699 SF
Mortgage Rate:	4.2850%			Cut-off Date Balance per SF(1):	$305
Note Date:	6/21/2018			Maturity Date Balance per SF(1):	$305
First Payment Date:	8/7/2018			Property Manager:	Various (borrower-related)
Maturity Date:	7/7/2028
Original Term:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$73,923,682
Seasoning:	4 months			UW NOI Debt Yield(1):	15.7%
Prepayment Provisions(2):	LO (28); DEF (85); O (7)			UW NOI Debt Yield at Maturity(1):	15.7%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.43x
Additional Debt Type(1)(3):	Pari Passu/Subordinate/Mezzanine			Most Recent NOI:	$70,669,941 (12/31/2017)
Additional Debt Balance(1)(3):	$397,000,000/$238,000,000/$280,150,000			2nd Most Recent NOI:	$67,498,085 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$63,917,892 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	94.3% (5/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.5% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$1,460,900,000 (Various)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1):	32.3%
TI/LC:	$0	$0	N/A	Maturity Date LTV Ratio(1):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$710,000,000	71.6%	Refinance Existing Debt:	$968,067,075	97.6%
Mezzanine Loan:	$280,150,000	28.3%	Defeasance Costs:	$15,283,721	1.5%
Borrower Equity:	$1,349,415	0.1%	Other Closing Costs:	$8,148,619	0.8%
Total Sources:	$991,499,415	100.0%	Total Uses:	$991,499,415	100.0%

(1)	The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the “Senior A Notes”), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the “Junior A Notes”), and one subordinate promissory note with a principal balance of $238,000,000 (the “Millennium Partners Subordinate Companion Loan”), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an “A Note Pair” and all A Note Pairs, collectively, the “Millennium Partners Senior Loan”). The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 10.4%, 2.28x, 48.6% and 48.6%, respectively. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based on the combined balance of the Millennium Partners Whole Loan and the related mezzanine loan are $639, $639, 7.5%, 7.5%, 1.41x, 67.8% and 67.8%, respectively.

(2)	Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 28 payments is based on the closing date of this transaction in November 2018. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)	See “The Mortgage Loan,” “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

A-3-28

BANK 2018-BNK15	Millennium Partners Portfolio

The Mortgage Loan. The third largest mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, D.C., San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan was originated by Morgan Stanley Bank, N.A. The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-2, in the original principal balance of $68,967,124, and Promissory Note B-2, in the original principal balance of $6,032,876, which together comprise an A Note Pair in the aggregate original principal balance of $75,000,000, represent the Millennium Partners Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. Of the remaining A Note Pairs, the A Note Pair evidenced by Promissory Note A-1, in the original principal balance of $175,000,000, and Promissory Note B-1, in the original principal balance of $51,339,474, together with the entire Millennium Partners Subordinate Companion Loan, were contributed to the MSC 2018-MP securitization trust. The Millennium Partners Whole Loan will be serviced pursuant to the trust and servicing agreement for the MSC 2018-MP securitization trust. The other remaining A Note Pairs (together with Promissory Notes A-1 and B-1, the “Millennium Partners Non-Serviced Pari Passu Companion Loans”) have been contributed to one or more securitization transactions, or are held by Morgan Stanley Bank, N.A., or affiliates thereof, and are expected to be contributed to one or more future securitization transactions or may be otherwise transferred at any time. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Millennium Partners Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
Millennium Partners Mortgage Loan
A-2 & B-2	$75,000,000	$75,000,000	BANK 2018-BNK15	No
Millennium Partners Portfolio Non-Serviced Pari Passu Companion Loans
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
A-4 & B-4	$40,000,000	$40,000,000	Morgan Stanley Bank, N.A.	No
A-5 & B-5	$25,000,000	$25,000,000	Morgan Stanley Bank, N.A.	No
Millennium Partners Portfolio Subordinate Companion Loan
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total Millennium Partners Whole Loan	$710,000,000	$710,000,000

(1)	Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and the Sponsor. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 SF of office space, 900,000 SF of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million SF, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, D.C.

The Millennium Partners Property known as Lincoln Square (the “Lincoln Square Property”) consists of 349,420 SF of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

The Millennium Partners Property known as Lincoln West (the “Lincoln West Property”) consists of 88,418 SF of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

The Millennium Partners Property known as Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 SF of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 PSF in TTM March 2018 sales).

A-3-29

BANK 2018-BNK15	Millennium Partners Portfolio

The Millennium Partners Property known as Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 SF and consists of 217,983 SF of retail space (62.0% of NRA) and 133,402 SF of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

The Millennium Partners Property known as Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 SF and consists of 182,425 SF of retail space (86.5% of NRA) and 28,363 SF of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 SF Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

The Millennium Partners Property known as Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 SF and consists of 206,307 SF of office space (79.2% of NRA) and 54,210 SF of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

The Millennium Partners Property known as Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 SF of retail space located in Washington, D.C.’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 SF Equinox.

The Millennium Partners Property known as Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 SF of retail space located in central Georgetown in Washington, D.C. that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Properties Summary
Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI(1)	UW NCF(1)
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of NRA and contributes 21.1% of total underwritten base rent under four long term leases each through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

A-3-30

BANK 2018-BNK15	Millennium Partners Portfolio

The following table presents a summary regarding the major tenants at the Millennium Partners Portfolio by NRA:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent(3)	Annual UW Rent PSF(3)(4)	% of Annual UW Rent	Most Recent Sales(5)		Occ. Cost %(6)	Lease Expiration
							$	PSF
Major Tenants
Equinox(7)	NR/B2/B	403,432	26.0%	$16,800,378	$41.64	21.1%	$74,347,000	$184	22.6%	6/30/2039
Loews Theater(8)	B/B2/B+	221,698	14.3%	$5,257,676	$23.72	6.6%	$28,483,751	$128	18.5%	Various
Primark(9)	NR/NR/NR	138,833	9.0%	$7,672,479	$55.26	9.6%	NAV	NAV	NAV	9/30/2030
Havas(10)	BBB/Baa2/BBB	115,625	7.5%	$4,914,063	$42.50	6.2%	NAV	NAV	NAV	11/30/2024
Century 21(11)	NR/NR/NR	62,529	4.0%	$5,000,000	$79.96	6.3%	NAV	NAV	NAV	1/31/2021
HSBC Bank(12)	AA-/A2/A	47,145	3.0%	$2,404,248	$51.00	3.0%	NAV	NAV	NAV	Various
Roche Brothers Supermarkets(13)	NR/NR/NR	39,125	2.5%	$1,400,299	$35.79	1.8%	NAV	NAV	NAV	1/31/2030
Raymour & Flanigan(14)	NR/NR/NR	34,643	2.2%	$3,425,000	$98.87	4.3%	NAV	NAV	NAV	11/30/2024
Old Navy(15)	BB+/Baa2/BB+	30,350	2.0%	$3,400,111	$112.03	4.3%	$9,280,899	$306	36.6%	1/31/2027
Kenny Nachwalter(16)	NR/NR/NR	21,000	1.4%	$949,830	$45.23	1.2%	NAV	NAV	NAV	3/31/2027
Pottery Barn(17)	NR/NR/NR	20,330	1.3%	$2,148,665	$105.69	2.7%	$7,465,329	$367	28.8%	1/31/2027
Zara	NR/NR/NR	16,792	1.1%	$2,508,800	$149.40	3.1%	NAV	NAV	NAV	3/31/2024
Homer Bonner Jacobs(18)	NR/NR/NR	15,006	1.0%	$662,665	$44.16	0.8%	NAV	NAV	NAV	6/30/2022
The Gap	BB+/Baa2/BB+	14,696	0.9%	$2,833,611	$192.82	3.6%	$8,363,981	$569	33.9%	1/31/2025
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$2,474,996	$178.29	3.1%	$5,751,382	$414	43.0%	7/31/2021
Subtotal/Wtd. Avg.		1,195,086	77.1%	$61,852,820	$51.76	77.5%

Other Tenants		266,808	17.2%	$17,906,858	$67.12	22.5%
Vacant Space		87,805	5.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		1,549,699	100.0%	$79,759,678	$54.56	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Annual UW Rent and Annual UW Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Most Recent Sales are as of December 31, 2017 for Equinox and as of March 31, 2018 TTM for all other tenants.

(6)	Occ. Cost % is based on the underwritten rent as of the May 1, 2018 rent roll divided by the most recently reported sales.

(7)	Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(8)	AMC Entertainment is the guarantor for the Loews Theater (149,936 SF) at the Lincoln Square Property in New York and the Loews Theater (71,762 SF) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(9)	Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(10)	Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(11)	Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(12)	HSBC Bank currently occupies 69,616 SF of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 SF on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 SF of space expiring in April 2024, 8,010 SF of space expiring in May 2026 and 3,210 SF of space expiring in March 2024.

(13)	Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(14)	Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(15)	Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(16)	Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(17)	Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(18)	Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

A-3-31

BANK 2018-BNK15	Millennium Partners Portfolio

The following table presents certain information with respect to the lease rollover at the Millennium Partners Portfolio:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Annual UW Rent Rolling	Approx. Cumulative % of Annual UW Rent Rolling
MTM	1	663	$45.25	0.0%	0.0%	$30,001	0.0%	0.0%
2018	1	1,316	$43.00	0.1%	0.1%	$56,588	0.1%	0.1%
2019	10	30,039	$59.84	1.9%	2.1%	$1,797,525	2.3%	2.4%
2020	8	42,342	$49.59	2.7%	4.8%	$2,099,592	2.6%	5.0%
2021	10	101,180	$87.35	6.5%	11.3%	$8,838,271	11.1%	16.1%
2022	7	43,898	$67.74	2.8%	14.2%	$2,973,702	3.7%	19.8%
2023	8	34,638	$71.37	2.2%	16.4%	$2,472,279	3.1%	22.9%
2024	11	239,837	$63.62	15.5%	31.9%	$15,259,314	19.1%	42.0%
2025	3	24,860	$139.45	1.6%	33.5%	$3,466,817	4.3%	46.4%
2026	6	27,055	$79.40	1.7%	35.2%	$2,148,296	2.7%	49.1%
2027	6	86,719	$84.10	5.6%	40.8%	$7,293,267	9.1%	58.2%
2028	2	154,003	$22.15	9.9%	50.8%	$3,410,505	4.3%	62.5%
2029 & Beyond	13	675,344	$44.29	43.6%	94.3%	$29,913,523	37.5%	100.0%
Vacant	0	87,805	$0.00	5.7%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	86	1,549,699	$54.56	100.0%		$79,759,678	100.0%

(1)	Information is based on the underwritten rent roll as of May 1, 2018.

(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Markets. The Millennium Partners Portfolio is located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, D.C. (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 PSF to $355 PSF, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million SF) and Back Bay (12.7 million SF), which provide the Millennium Tower Boston Property restaurant and bar options as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million SF of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, were reported at 3.5% and $30.88 PSF, respectively. The Boston central business district consists of approximately 64.2 million SF of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 PSF, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million SF of office space. The Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 PSF.

A-3-32

BANK 2018-BNK15	Millennium Partners Portfolio

Washington, D.C.:

The Washington, D.C. properties, comprising approximately 12.8% of UW NCF consist of 212,760 SF of retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, D.C., and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, D.C.. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, D.C. submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 SF of office space, a 49,135 SF Equinox sports club, 5,075 SF of other retail space and an approximately 920-space parking garage, comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages to international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 PSF, respectively.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennium Partners Portfolio:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rental Revenue(1)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	$51.47
Credit Tenant Rent Steps(2)	$0	$0	$0	$0	$1,620,843	$1.05
Percentage Rent	$2,993,395	$597,543	$513,725	$334,364	$352,683	$0.23
Tenant Recoveries	$13,072,754	$12,600,722	$15,089,753	$15,285,690	$15,614,364	$10.08
Other Income(3)	$5,187,922	$5,516,070	$6,261,956	$7,001,434	$6,790,819	$4.38
Mark to Market(4)	$0	$0	$0	$0	$1,490,467	$0.96
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	$68.16
Total Operating Expenses(5)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	$20.46
Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	$47.70
Capital Expenditures	$0	$0	$0	$0	$309,940	$0.20
TI/LC	$0	$0	$0	$0	$3,250,515	$2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	$45.40

Occupancy %	97.4%	97.6%	97.5%	97.0%	94.3%(6)
NOI DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(7)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(7)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)	UW Base Rental Revenue reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(2)	Credit Tenant Rent Steps includes straight line rent steps for investment grade tenants through the loan term.

(3)	Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692), and storage income across the Millennium Partners Portfolio ($151,505).

(4)	Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(5)	The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(6)	Represents physical occupancy.

(7)	DSCRs and Debt Yields are based on the Millennium Partners Senior Loan, and exclude the Millennium Partners Subordinate Companion Loan.

Escrows and Reserves. Upon the occurrence and during the continuance of a Cash Management Sweep Period (as defined below), on each monthly payment date for the Millennium Partners Whole Loan, the Millennium Partners Borrowers are required to fund the following reserves: (i) a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period and (ii) an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A-3-33

BANK 2018-BNK15	Millennium Partners Portfolio

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 PSF against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $331,932,875.83, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $65,067,124.17) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes. The holders of the Millennium Partners Mortgage Loan, the Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Millennium Partners Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers. The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the borrowers has been designated as a permitted transferee.

Release of Property. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 SF office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9%; (C) compliance with REMIC related conditions; (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

A-3-34

BANK 2018-BNK15	Millennium Partners Portfolio

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be assessed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio Properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

A-3-35

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

COACH

COACH
COACH
TAGHeuer
STUART WEITZMAN

COACH
COACH

TAG
HEUER
TAGHeuer
STUART WEITZMAN

A-3-36

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

CENTRAL PARK
cipriani
DELVAUX
59TH ST
THE RITZ-CARLTON
THE PLAZA HOTEL
Cartier
58TH ST
BERGDORF GOODMAN
VAN CLEEF & ARPELS
LOUIS VUITTON
CHANEL
Dior
FENDI
57TH ST
Ermenegildo Zegna
BVLGARI
PIAGET
MIKIMOTO
PRADA
ABERCROMBIE AND FITCH
TIFFANY & CO.
TRUMP TOWER
GUCCI
56TH ST
HENRI BENDEL
FIFTH AVENUE PRESBYTERIAN CHURCH
GIORIO ARMANI
DOLCE & GABBANA
THE POLO BAR
55TH ST
PENINSULA HOTEL
WEMPE
HARRY WINSTON
Massimo Dutti
54TH ST
FIFTH AVENUE
GAP
COACH
STUART WEITZMAN
TOMMY HILFIGER
Microsoft
685
FIFTH AVENUE
53RD ST
TISSOT
HOLLISTER
ZARA
ST. JOHN
ROLEX
Ermenegildo Zegna
Salvatore Ferragamo
LINDT
52ND ST
dyson
VICTORIA'S SECRET
Cartier
VERSACE
H.Stern
AX ARMANI EXCHANGE
51ST ST
ROCKEFELLER CENTER
BANANA REPUBLIC
ST. PATRICK'S CATHEDRAL
50TH ST
ROCKEFELLER CENTER
Cole Haan
SWAROVSKI
MICHAEL KORS
Saks Fifth Avenue
49TH ST
ROCKEFELLER CENTER
TOPSHOP
Aritzia
ANN TAYLOR
American Girl
sunglass hut
ALDO
TED BAKER

A-3-37

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

685 Fifth Avenue Retail
685 Fifth Avenue, Southeast Corner of East 54th Street
New York, NY 10022
MANHATTAN
CENTRAL PARK
East Green
The Dairy
Central Park Zoo
Heckscher Playground
Wollman Rink
The Pond
Central Park South
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
East River
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
The Halston House
Academy Mansion
Society of Illustrators
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
58th Street Library
Bloomingdale's
Bloomberg
Fitzpatrick Manhattan Hotel NY
The Peninsula New York
St. Regis New York
Mackiowe Tower 56
Carnegie Hall
Museum of Modern Art
Lever House
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Exxon Building
ROCKEFELLER CENTER
GE Building
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Inter Continental NY Barclay
US Plywood Building
News Corp. Building
JPMorgan Chase Tower
485 Lexington
747 Third Avenue
Morgan Stanley Building
Imperial Theatre
TIMES SQUARE
Viacom Intl.
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Helmsley Building
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Winstar Building
Grand Central Terminal
Grand Hyatt New York
Chrysler Building
Gershwin Theatre
St. Catherine's Park
Memorial Sloan Kettering Cancer Center
Cornell Medical College
The Rockefeller University
Mt. Vernon Hotel Museum and Garden
QUEENSBORO BRIDGE
The River Club of NY
Beekman Tower
Intl. Criminal Court
Japan Society
UNITED NATIONS HEADQUARTERS
Millennium Hilton NY One UN Plaza
QUEENS MIDTOWN TUNNEL
FDR Drive
The Westin NY Grand Central
Daily News
Univision
The Morgan Library & Museum
St. Vartan's Park
FERRY TO LONG ISLAND CITY
NYU Medical Center
LONG ISLAND RAILROAD
METRO NORTH
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
63RD ST/ LEXINGTON
59TH ST/ LEXINGTON
5TH AVE/ 59TH ST
7TH AVE/ 57TH ST
57TH ST
5TH AVE/ 53RD ST
7TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
33RD ST/ LEXINGTON
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
W. 57th St.
W. 56th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
495
Upper West Side
Upper East Side
Astoria
QUEENS
North Bergen
West New York
Weehawken
Central Park
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
Chelsea
MANHATTAN
Williamsburg
Greenwich Village
Hoboken
Hudson River
SoHo
Little Italy
Lower East Side
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope

A-3-38

BANK 2018-BNK15	685 Fifth Avenue Retail

Mortgage Loan No. 4 – 685 Fifth Avenue Retail

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10022
Original Balance(1):	$60,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	5.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1926/2016
Sponsor(2):	GGP, Inc.			Size:	23,575 SF
Mortgage Rate(1):	3.87135%			Cut-off Date Balance per SF(1):	$6,787
Note Date:	6/29/2018			Maturity Date Balance per SF(1):	$6,787
First Payment Date:	8/1/2018			Property Manager:	General Growth Services, Inc.
Maturity Date:	7/1/2028				(borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$17,728,505
Seasoning:	4 months			UW NOI Debt Yield(1):	11.1%
Prepayment Provisions:	LO (28); DEF (88); O (4)			UW NOI Debt Yield at Maturity(1):	11.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.76x
Additional Debt Type(1)(3):	Pari Passu / Mezzanine			Most Recent NOI(5):	$17,067,355 (5/31/2018 TTM)
Additional Debt Balance(1)(3):	$100,000,000 / $115,000,000			2nd Most Recent NOI(5):	$16,920,055 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(4)				Most Recent Occupancy:	100.0% (5/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$470,000,000 (8/27/2018)
Recurring Replacements:	$0	Springing	$5,282	Cut-off Date LTV Ratio(1):	34.0%
TI/LC:	$2,100,000	Springing	$1,131,600	Maturity Date LTV Ratio(1):	34.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$160,000,000	46.3%	Loan Payoff(7):	$341,285,616	98.7%
Mezzanine Loan(3):	$115,000,000	33.3%	Closing Costs:	$2,265,962	0.7%
Borrower Equity:	$70,651,578	20.4%	Reserves:	$2,100,000	0.6%
Total Sources:	$345,651,578	100.0%	Total Uses:	$345,651,578	100.0%

(1)	The 685 Fifth Avenue Retail Mortgage Loan (as defined below) is part of the 685 Fifth Avenue Retail Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The 685 Fifth Avenue Retail Whole Loan accrues interest at a rate of 3.87135% per annum. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the 685 Fifth Avenue Retail Whole Loan.

(2)	GGP, Inc. is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza Frontenac.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. The 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan (as defined below) together comprise the “685 Fifth Avenue Retail Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the 685 Fifth Avenue Retail Total Debt are $11,665, $11,665, 6.4%, 6.4%, 1.37x, 58.5% and 58.5%, respectively.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	Most Recent NOI includes only partial year rent for Tag Heuer, the third largest tenant at the 685 Fifth Avenue Retail Property (as defined below), which had a rent commencement date in November 2017.

(6)	3rd Most Recent NOI and 3rd Most Recent Occupancy are not available as the 685 Fifth Avenue Retail Property was renovated and re-leased in 2016 and 2017. See “The Property” below.

(7)	The borrower sponsor purchased the 685 Fifth Avenue building (which is comprised of both the 685 Fifth Avenue Retail Property and the non-collateral commercial condominium unit) in 2014 for $528 million. Since acquisition, the borrower sponsor invested $12.0 million to renovate the 685 Fifth Avenue Retail Property and contributed $54.6 million of tenant improvements to fully lease the 685 Fifth Avenue Retail Property. In August 2018, the borrower sponsor sold the non-collateral commercial condominium unit at a contract price of $135 million. The borrower sponsor maintains a cost basis of $460 million, after accounting for the sale of the commercial condominium unit.

A-3-39

BANK 2018-BNK15	685 Fifth Avenue Retail

The Mortgage Loan. The fourth largest mortgage loan (the “685 Fifth Avenue Retail Mortgage Loan”) is part of a whole loan (the “685 Fifth Avenue Retail Whole Loan”) in the aggregate original principal balance of $160,000,000. The 685 Fifth Avenue Retail Whole Loan is secured by a first priority fee mortgage encumbering a 23,575 SF retail condominium located at 685 Fifth Avenue, a Class A building in New York, New York (the “685 Fifth Avenue Retail Property”). The 685 Fifth Avenue Retail Whole Loan is comprised of two pari passu promissory notes with an aggregate original principal balance of $160,000,000. The controlling Promissory Note A-2, which will be contributed to the BANK 2018-BNK15 securitization trust, had an original principal balance of $60,000,000. The non-controlling Promissory Note A-1 (the “685 Fifth Avenue Retail Pari Passu Companion Loan”) was contributed by Bank of America, N.A. to the BANK 2018-BNK14 securitization trust. The 685 Fifth Avenue Retail Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK15 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

685 Fifth Avenue Retail Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$100,000,000	$100,000,000	BANK 2018-BNK14	No
A-2	$60,000,000	$60,000,000	BANK 2018-BNK15	Yes
Total 685 Fifth Avenue Retail Whole Loan	$160,000,000	$160,000,000

The proceeds of the 685 Fifth Avenue Retail Whole Loan were used to refinance a previous mortgage loan secured in part by the 685 Fifth Avenue Retail Property, to fund reserve escrows and to pay closing costs.

The Borrower and the Sponsor. The borrower is 685 Fifth Avenue Retail Owner LLC (the “685 Fifth Avenue Retail Borrower”), a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least two independent directors. The sponsor is GGP, Inc. and the non-recourse carveout guarantor is GGP Real Estate Holding I, Inc., which is wholly owned by GGP, Inc. GGP, Inc. is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza Frontenac.

GGP, Inc. (NYSE: GGP) is a real estate investment trust that is included in the S&P 500, and as of June 30, 2018 owned and operated 125 retail properties (121 million SF) across 40 states. On August 28, 2018, Brookfield Property Partners L.P acquired all shares in GGP, Inc. Brookfield Property Partners L.P. (NASDAQ: BPY) is the real estate arm of Brookfield Asset Management, a global alternative asset manager with over $285 billion in assets under management.

The Property. The 685 Fifth Avenue Retail Property consists of a 23,575 SF retail condominium within a Class A building located at 685 Fifth Avenue in New York, New York. The 685 Fifth Avenue Retail Property’s square footage is spread across 5,523 SF of ground floor retail, 6,416 SF of second floor retail, 6,416 SF of third floor retail and 5,220 SF of lower level retail space. Above the 685 Fifth Avenue Retail Property are 15 floors of non-collateral space currently used as office space, which comprise a commercial condominium interest. The 685 Fifth Avenue Retail Property retail condominium comprises 20.8551% of the common interest and has two (of four total) board members. Any decision of the condominium board will require the vote of a supermajority, meaning that such decision will not be effective unless one board member of the retail condominium and both board members of the non-collateral commercial condominium, or alternatively, both board members of the retail condominium and one board member of the non-collateral commercial condominium vote in favor of such decision. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The 685 Fifth Avenue Retail Property underwent a $12.0 million renovation completed in 2016 and is currently 100.0% leased by three investment grade-rated tenants, Coach, Stuart Weitzman and Tag Heuer, each with a separate entrance along Fifth Avenue.

Coach (20,090 SF, 85.2% of NRA, 68.2% of underwritten base rent). Coach occupies 3,346 SF on the ground floor, 3,912 SF on the lower level, 6,416 SF on the second floor, and 6,416 SF on the third floor of the 685 Fifth Avenue Retail Property at contract rents of $3,407 PSF, $100 PSF, $350 PSF and $150 PSF, respectively (equal to an average contract rent of $747 PSF, increasing to $859 PSF in 2021 and to $987 PSF in 2026.) The Coach lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Coach was provided with a tenant improvement allowance of $39,888,893.

Coach’s location at the 685 Fifth Avenue Retail Property serves as its global flagship store. A portion of the ground floor Coach space features 48-foot ceiling heights and the second and third floors feature 18-foot ceiling heights. At the entrance, a mechanized conveyor belt rotates a selection of merchandise, and the store features on-site custom monogramming and showcases longstanding brand craftsmen working live in front of the public.

Stuart Weitzman (2,589 SF, 11.0% of NRA, 22.7% of underwritten base rent). Stuart Weitzman occupies 1,281 SF on the ground floor and 1,308 SF on the lower level of the 685 Fifth Avenue Retail Property at contract rents of $3,801 PSF and $100 PSF, respectively (equal to an average contract rent of $1,931 PSF, with contract rental rates increasing to $2,221 PSF in 2021 and to $2,554 in 2026.) The Stuart Weitzman lease was executed in February 2016, expires April 30, 2027, and provides for two five-year renewal options. Stuart Weitzman was provided with a tenant improvement allowance of $12,500,000.

Coach and Stuart Weitzman are brands (with Kate Spade) that make up Tapestry, Inc., which sells its merchandise through more than 1,000 department and outlet stores (in the United States and more than 45 other countries), catalogs, and its websites. Tapestry, Inc. also runs more than 1,000 retail and factory outlet stores in North America, Japan, and China. Tapestry, Inc. is rated BBB-, Baa2 and BBB- by Fitch, Moody’s and S&P, respectively.

Tag Heuer (896 SF, 3.8% of NRA, 9.1% of underwritten base rent). Tag Heuer occupies 896 SF on the ground floor of the 685 Fifth Avenue Retail Property at a contract rental rate of $2,232 PSF. The Tag Heuer lease was executed by LVMH Watch & Jewelry USA, Inc. in May 2017, expires May 31, 2020 and provides for one two-year renewal option at a rental rate of $3,013 PSF. Tag Heuer was provided with a tenant improvement allowance of $2,200,000.

Tag Heuer is a brand owned by LVMH Moët Hennessy Louis Vuitton (“LVMH”). LVMH is a large international luxury goods company, with wine and spirits brands including Dom Pérignon, Moët & Chandon, Veuve Clicquot and Hennessy, perfume brands including Christian Dior, Guerlain, and Givenchy, cosmetic brands including Nude, Fresh, and Benefit, fashion and leather goods brands including Donna Karan, Givenchy, Kenzo and Louis Vuitton, and watches and jewelry brands including TAG Heuer and Bulgari. LVMH is rated A+ by S&P.

A-3-40

BANK 2018-BNK15	685 Fifth Avenue Retail

The following table presents certain information relating to the tenants at the 685 Fifth Avenue Retail Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Coach	BBB-/Baa2/BBB-	20,090	85.2%	$15,000,000	68.2%	$746.64	4/30/2027	2 x 5 Yr
Stuart Weitzman	BBB-/Baa2/BBB-	2,589	11.0%	$5,000,000	22.7%	$1,931.25	4/30/2027	2 x 5 Yr
Tag Heuer	NR/NR/A+	896	3.8%	$2,000,000	9.1%	$2,232.14	5/31/2020	1 x 2 Yr
Subtotal/Wtd. Avg.		23,575	100.0%	$22,000,000	100.0%	$933.19

Vacant Space		0	0.0%
Total/Wtd. Avg.		23,575	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover at the 685 Fifth Avenue Retail Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	1	896	$2,232.14	3.8%	3.8%	$2,000,000	9.1%	9.1%
2021	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2022	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2023	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2024	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2025	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2026	0	0	$0.00	0.0%	3.8%	$0	0.0%	9.1%
2027	2	22,679	$881.87	96.2%	100.0%	$20,000,000	90.9%	100.0%
2028	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	3	23,575	$933.19	100.0%		$22,000,000	100.0%

(1)	Information is based on the underwritten rent roll.

A-3-41

BANK 2018-BNK15	685 Fifth Avenue Retail

The Market. The 685 Fifth Avenue Retail Property is located at the southeast corner of Fifth Avenue and East 54th Street in Manhattan, New York. According to the appraisal, the Manhattan retail market is considered an anomaly when compared to other retail markets due to the relative lack of available retail sites and access to foot traffic from both the dense local population and tourism. New York City’s tourism industry continues to expand with a record 62.8 million visitors in 2017, which was a 3.8% increase from 2016. In 2016, New York City reportedly collected $43.0 billion of total tourism spending.

The 685 Fifth Avenue Retail Property is a part of the Upper Fifth Avenue Retail submarket, with 58 feet of frontage along Fifth Avenue. The appraisal defines the Upper Fifth Avenue Retail Submarket as being located on Fifth Avenue from the north side of 49th Street to the south side of 60th Street and consisting of only 2,415 linear feet of non-owner occupied rentable retail frontage. As of the first quarter 2018, the average asking rent for this frontage was $2,786 PSF ($3,320 PSF excluding subleased space) with direct availability of 8.7%, making it the strongest retail submarket in Manhattan.

The following table presents certain comparable leases to the 685 Fifth Avenue Retail Property:

Comparable Leasing Summary
Address, Cross Street	Tenant	Lease Date / Term	Size (SF) Ground Floor /Total	Gross Rent PSF Ground Floor / Total	Free Rent / TI/LC PSF
685 Fifth Avenue Retail Property SE corner 54th Street	Coach	Feb 2016 / 11 yrs	3,346 / 20,090	$3,407 / $747	8 mos / $1,986(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Stuart Weitzman	Feb 2016 / 11 yrs	1,281 / 2,589	$3,801 / 1,931	0 mos / $4,828(1)
685 Fifth Avenue Retail Property SE corner 54th Street	Tag Heuer	May 2017 / 3 yrs	896 / 896	$2,232 / $2,232	6 mos / $2,455(1)
650 Fifth Avenue SW corner 52nd Street	Nike	Dec 2016 / 15.5 yrs	7,008 / 69,214	$3,500 / $480	6 mos / $508
640 Fifth Avenue SW corner 52nd Street	Dyson	Nov 2016 / 10.0 yrs	2,474 / 3,997	$2,700 / $2,014	6 mos / $0
767 Fifth Avenue NE corner 58th Street	Under Armour	Nov 2016 / 10.0 yrs	13,892 / 49,582	$1,646 / $605	12 mos / $141
730 Fifth Avenue SW corner 57th Street	Ermengildo Zegna	Feb 2016 / 10.0 yrs	1,500 / 9,000	$3,800 / $800	6 mos / $0
640 Fifth Avenue NE corner 52nd Street	Victoria’s Secret	Oct 2015 / 16.0 yrs	7,700 / 63,700	$3,300 / $502	12 mos / $345
730 Fifth Avenue SW corner 57th Street	Bulgari	Aug 2015 / 15.0 yrs	3,000 / 6,468	$5,350 / $2,551	6 mos / $200
711 Fifth Avenue NE corner 55th Street	Breguet & Omega	Aug 2015 / 10.0 yrs	3,800 / 9,800	$3,800 / $1,551	2 mos / $664
699 Fifth Avenue SE corner 55th Street	Harry Winston	Apr 2015 / 15.0 yrs	3,387 / 8,678	$4,100 / $1,729	4 mos / $0
677 Fifth Avenue B/W 53rd & 54th Streets	Microsoft	Sept 2014 / 20.0 yrs	4,500 / 20,600	$3,375 / $825	12 mos / $0
693 Fifth Avenue B/W 54th & 55th Streets	Valentino	May 2014 / 15.0 yrs	3,481 / 13,559	$3,750 / $1,394	4 mos / $975
675 Fifth Avenue B/W 54th & 55th Streets	N/A	June 2018 / 10.0 yrs	2,000 / 2,000	$3,900 / $3,900	12 mos / $150

Source: Appraisal.

(1)	The 685 Fifth Avenue building was previously owner-occupied space for a single retailer. The TI/LC allowances were provided for the respective tenants to build out shell space.

A-3-42

BANK 2018-BNK15	685 Fifth Avenue Retail

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 685 Fifth Avenue Retail Property:

Cash Flow Analysis(1)
	2017	5/31/2018 TTM(2)	UW	UW PSF
Base Rent	$20,333,333	$21,166,667	$22,000,000	$933.19
Straightline Rent(3)	$0	$0	$1,714,286	$72.72
Total Recoveries	$320,185	$288,192	$1,099,514	$46.64
Other Income	$0	$779	$0	$0.00
Less Vacancy	$0	$0	($1,240,690)	(5.0%)
Effective Gross Income	$20,653,519	$21,455,637	$23,573,110	$999.92
Total Operating Expenses	$3,733,464	$4,388,282	$5,844,604	$247.92
Net Operating Income	$16,920,055	$17,067,355	$17,728,505	$752.00
Capital Expenditures	$0	$0	$5,282	$0.22
TI/LC	$0	$0	$377,200	$16.00
Net Cash Flow	$16,920,055	$17,067,355	$17,346,024	$735.78

Occupancy %	100.0%	100.0%	95.0%(4)
NOI DSCR(5)	2.69x	2.72x	2.82x
NCF DSCR(5)	2.69x	2.72x	2.76x
NOI Debt Yield(5)	10.6%	10.7%	11.1%
NCF Debt Yield(5)	10.6%	10.7%	10.8%

(1)	Information for 2016 and prior is not available. The 685 Fifth Avenue Retail Property was renovated and re-leased in 2016 and 2017.

(2)	TTM figures include only partial year rent for Tag Heuer, which had a rent commencement date in November 2017.

(3)	Straightline Rent is calculated through the lease terms for Coach ($1,285,714) and Stuart Weitzman ($428,571), which are both owned by Tapestry, Inc. (Fitch: BBB-, MDY: Baa2, S&P: BBB-).

(4)	The 685 Fifth Avenue Retail Property is 100% leased and occupied. UW vacancy applied is 5.0%.

(5)	Debt service coverage ratios and debt yields are based on the 685 Fifth Avenue Retail Whole Loan.

Escrows and Reserves. The 685 Fifth Avenue Retail Borrower deposited at loan origination $1,000,000 and $1,100,000 for outstanding tenant improvements related to Stuart Weitzman and Tag Heuer, respectively.

During a Trigger Period (as defined below) (and at any time the borrower sponsor no longer controls the 685 Fifth Avenue Retail Borrower), the 685 Fifth Avenue Retail Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes, (ii) 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (iii) $440 for replacement reserves (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $5,282 is reached, and (iv) $31,433 for tenant improvements and leasing commissions (unless the lockbox account has sufficient funds to make such reserve deposit) until a cap of $1,131,600 (excluding the upfront outstanding tenant improvements reserve and Coach Termination Deposit (as defined below)) is reached.

In the event Coach (a) fails to extend and/or renew its lease at least 12 months prior to expiration (or such earlier date required for extension or renewal), or (b) vacates or gives notice to vacate the 685 Fifth Avenue Retail Property, the 685 Fifth Avenue Retail Borrower will be required to deposit $10,000,000, which may be in the form of a letter of credit or guaranty (as long as the guarantor is (x) investment grade rated, and (y) has liquidity of 1.2 times the amounts guaranteed or net worth of 5.0 times the amounts guaranteed) for tenant improvements and leasing commissions (the “Coach Termination Deposit”).

A “Trigger Period” will exist either (a) upon an event of default until cured or waived or (b) when the debt service coverage ratio based on the 685 Fifth Avenue Retail Total Debt is less than 1.25x until such debt service coverage ratio is equal to or greater than 1.25x, tested quarterly.

Lockbox and Cash Management. The 685 Fifth Avenue Retail Whole Loan is structured with a hard lockbox and springing cash management. Funds in the lockbox account, absent the continuance of a Trigger Period, are required to be transferred daily to a borrower operating account. During a Trigger Period, funds in the lockbox account are required to be disbursed in accordance with the cash management agreement for the payment of, among other things, debt service, monthly escrows, operating expenses in accordance with an approved annual budget, and debt service on the 685 Fifth Avenue Retail Mezzanine Loan. Any remaining funds after such disbursements are required to be held as additional collateral for the 685 Fifth Avenue Retail Whole Loan during the continuation of a Trigger Period.

Additional Secured Indebtedness (not including trade debts). The 685 Fifth Avenue Retail Property also secures the 685 Fifth Avenue Retail Pari Passu Companion Loan, which has a Cut-off Date principal balance of $100,000,000. The 685 Fifth Avenue Retail Pari Passu Companion Loan accrues interest at the same rate as the 685 Fifth Avenue Retail Mortgage Loan. The 685 Fifth Avenue Retail Mortgage Loan and the 685 Fifth Avenue Retail Pari Passu Companion Loan are each pari passu in right of payment. The holders of the 685 Fifth Avenue Retail Mortgage Loan and the 685 Fifth Avenue Retail Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the 685 Fifth Avenue Retail Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

A-3-43

BANK 2018-BNK15	685 Fifth Avenue Retail

Mezzanine Loan and Preferred Equity. Bank of America, N.A. funded a $115,000,000 mezzanine loan (the “685 Fifth Avenue Retail Mezzanine Loan”) to 685 Fifth Avenue Retail Mezz LLC. The 685 Fifth Avenue Retail Mezzanine Loan is secured by 100.0% of the direct equity interest in the 685 Fifth Avenue Retail Borrower. The 685 Fifth Avenue Retail Mezzanine Loan accrues interest at a rate of 5.43551304347827% per annum and requires payments of interest only through the maturity date of July 1, 2028 (coterminus with the 685 Fifth Avenue Retail Whole Loan). The holders of the 685 Fifth Avenue Retail Whole Loan and the 685 Fifth Avenue Retail Mezzanine Loan have entered into an intercreditor agreement which sets forth the rights and obligations of the parties.

685 Fifth Avenue Retail Total Debt Summary
Note	Original Balance	Interest Rate	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV
A-1	$100,000,000	3.87135%	2.76x	11.1%	34.0%
A-2	$60,000,000	3.87135%	2.76x	11.1%	34.0%
Mezzanine	$115,000,000	5.43551304347827%	1.37x	6.4%	58.5%
Total Debt	$275,000,000	4.52545454545455%	1.37x	6.4%	58.5%

Release of Property. Not permitted.

Terrorism Insurance. The 685 Fifth Avenue Retail Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for 18 months plus 12 months of extended indemnity that covers acts of terrorism. The 685 Fifth Avenue Retail Whole Loan documents provide for an annual terrorism premium cap of two times the cost of the premiums for the property and business interruption/rental loss insurance required under the related 685 Fifth Avenue Retail Whole Loan documents.

A-3-44

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A-3-45

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

A-3-46

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

Moffett Towers - Buildings E, F, G
1120, 1140 and 1160 Enterprise Way
Sunnyvale, CA 94089
San Francisco Bay
Palo Alto Airport of Santa Clara County
Palo Alto Baylands Park
San Francisco Intl. Airport 20 miles
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Palo Alto
Mountain View
Los Altos
SUNNYVALE
SANTA CLARA
Cupertino
SAN JOSE
Rainbow
SANTA CLARA COUNTY
Moffett Federal Airfield
NASA Ames Research Ctr.
NASA Advanced Supercomputing Division
Moffett Field Golf Course
Yahoo Corporate Campus
Lockheed Martin
HP
Amazon Lab126
Moffett Towers
Juniper Networks
NetApp
Twin Creeks Sports Complex
Sunnyvale Baylands Park
Santa Clara Golf & Tennis Club
Santa Clara Convention Ctr.
Levi's Stadium
California's Great America
Mission College
Googleplex
LinkedIn
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Computer History Museum
Microsoft
Google X Lab
Samsung Research
Symantec
Google Quad Campus
Sunnyvale Golf Course
LinkedIn Corp.
Apple Mathilda
Synopsys
Deutsche Telekom
Thompson Reuters
@Walmart Labs
Foothill Coll. Sunnyvale Center
Tech Corners Campus
Trimble Inc.
AMD
Akamai Technologies
Apple Campus 3
Cambrios Technologies Corp.
Northrop Grumman
Applied Materials
Malwarebytes
Broadcom
Intel
Ericsson
Huawei
NVIDIA
San Jose Intl. Airport 2 miles
Mercado Santa Clara
The Village at San Antonio Center
Cuesta Park
Ortega Park
Central Park
Sunken Gardens Golf Course
Kaiser Permanente Santa Clara Medical Center
APPLE PARK
Cupertino Village
Homestead Square Shopping Ctr.
Apple One Infinite Loop
Vallco Shopping Mall
Seagate Technology
The Marketplace
Main Street Cupertino
Agilent Technology
Villa Shopping Center
De Anza College
Cupertino Civic Center & Community Hall
Orchard Farms Shopping Center
Bayshore Fwy
South Bay Fwy
Stevens Creek Fwy
Junipero Serra Fwy
Central Expwy.
El Camino Real
Foothill Expwy
Lawrence Expwy.
San Tomas Expwy.
101
85
237
82
280
CALTRAIN
VTA LIGHT RAIL
DOWNTOWN MOUNTAIN VIEW
DOWNTOWN SUNNYVALE
SUNNYVALE
LAWRENCE
SAN ANTONIO
MTN. VIEW
Homestead Rd.
Stevens Creek Blvd.
Remington Dr.
McClellan Rd.
Bollinger Rd.
Pruneridge Ave.
Benton St.
Monroe St.
Kifer Rd.
Scott Blvd.
Evelyn Ave.
Maude Ave.
Caribbean Dr.
Middlefield Rd.
Garcia Ave.
Louis Rd.
San Antonio Rd.
El Monte Ave.
Springer Rd.
Miramonte Ave.
Grant Rd.
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Sunnyvale-Saratoga Rd.
Hollenbeck Ave.
Wolfe Rd.
Fair Oaks Ave.
Bowers Ave.
Great America Pkwy.
Lafayette St.
Gold St.
Saratoga Ave.
Bubb Rd.
SAN FRANCISCO
OAKLAND
SAN JOSE
Berkeley
Richmond
Fremont
Hayward
Pleasanton
Livermore
Dublin
Concord
Walnut Creek
Vallejo
Fairfield
Daly City
San Mateo
Redwood City
Palo Alto
Pacific Ocean

A-3-47

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Mortgage Loan No. 5 – Moffett Towers - Buildings E,F,G

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
				Location:	Sunnyvale, CA 94089
Original Balance(1):	$56,800,000			General Property Type:	Office
Cut-off Date Balance(1):	$56,800,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	5.2%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2009/2011-2012
Sponsor:	Paul Guarantor LLC			Size:	676,598 SF
Mortgage Rate:	4.13098592%			Cut-off Date Balance per SF(1):	$420
Note Date:	9/7/2018			Maturity Date Balance per SF(1):	$420
First Payment Date:	11/6/2018			Property Manager:	Paul Holdings, Inc. d/b/a Jay Paul Company (borrower-related)
Maturity Date:	10/6/2028
Original Term:	120 months
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(5):	$35,856,109
Prepayment Provisions(2):	LO (24); YM1 (1); DEF or YM1 (88); O (7)			UW NOI Debt Yield(1):	12.6%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NOI Debt Yield at Maturity(1):	12.6%
Additional Debt Type(1)(3):	Pari Passu / Mezzanine			UW NCF DSCR(1):	2.97x
Additional Debt Balance(1)(3):	$227,200,000 / $216,000,000			Most Recent NOI(5):	$25,168,813 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$24,953,252 (12/31/2017)
Reserves(4)				3rd Most Recent NOI:	$24,977,236 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	100.0% (11/1/2018)
Taxes	$1,772,695	$253,242	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Replacement Reserves	$0	$11,277	N/A	Appraised Value (as of)(6):	$705,800,000 (11/15/2019)
TI/LC Reserves	$23,914,655	$0	N/A	Cut-off Date LTV Ratio(1)(6):	40.2%
Free Rent Reserve	$15,021,721	$0	N/A	Maturity Date LTV Ratio(1)(6):	40.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$284,000,000	56.8%	Loan Payoff:	$321,129,945	64.2%
Mezzanine Loan:	$216,000,000	43.2%	Upfront Reserves:	$40,709,071	8.1%
			Closing Costs:	$7,185,260	1.4%
			Return of Equity:	$130,975,724	26.2%
Total Sources:	$500,000,000	100.0%	Total Uses:	$500,000,000	100.0%

(1)	The Moffett Towers - Buildings E,F,G Mortgage Loan (as defined below) is part of the Moffett Towers - Buildings E,F,G Whole Loan (as defined below), which comprises 10 pari passu senior promissory notes with an aggregate original principal balance of $284,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio, and Maturity Date LTV Ratio numbers presented above are based on the Moffett Towers - Buildings E,F,G Whole Loan.

(2)	Prepayment of the Moffett Towers - Buildings E,F,G Whole Loan is permitted on or after November 6, 2020, with payment of the greater of yield maintenance or 1% of the outstanding loan balance until April 5, 2028, and defeasance of the Moffett Towers - Buildings E,F,G Whole Loan is permitted at any time after the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note of the Moffett Towers - Buildings E,F,G Whole Loan to be securitized and (ii) September 7, 2021. The assumed lockout period of 25 payments for defeasance is based on the closing date of this transaction in November 2018.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” below for further discussion of additional debt. The Moffett Towers - Buildings E,F,G Whole Loan and the Moffett Towers - Buildings E,F,G Mezzanine Loan (as defined below) together comprise the “Moffett Towers - Buildings E,F,G Total Debt”. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on the Moffett Towers - Buildings E,F,G Total Debt are $739, $739, 7.2%, 7.2%, 1.41x, 70.8% and 70.8%, respectively.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “Cash Flow Analysis” below for details regarding the increase from Most Recent NOI to UW NOI.

(6)	The Appraised Value reflects a “prospective market value upon stabilization” which assumes rent concessions and outstanding tenant improvement and leasing commissions (“TI/LC”) are deposited into the TI/LC and Free Rent Reserve accounts. At closing, the borrower deposited $23,914,655 into the TI/LC Reserve account and $15,021,721 into the Free Rent Reserve account. The Cut-off Date LTV and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $705,800,000. The “as-is” appraised value is $646,700,000 as of July 30, 2018 equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 43.9% for the Moffett Towers - Buildings E,F,G Whole Loan and a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 77.3% for the Moffett Towers - Buildings E,F,G Total Debt. In addition, the appraiser concluded a “hypothetical go dark” appraised value of $504,200,000 as of July 30, 2018, equating to a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of the Moffett Towers - Buildings E,F,G Whole Loan of 56.3% and of the Moffett Towers - Buildings E,F,G Total Debt of 99.2%.

A-3-48

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The Mortgage Loan. The fifth largest mortgage loan (the “Moffett Towers - Buildings E,F,G Mortgage Loan”) is part of a whole loan (the “Moffett Towers - Buildings E,F,G Whole Loan”) in the aggregate original principal balance of $284,000,000. The Moffett Towers - Buildings E,F,G Whole Loan is secured by a first priority fee mortgage encumbering a 676,598 SF Class A office building leased to a wholly-owned subsidiary of Amazon.com, Inc. (“Amazon”) located in Sunnyvale, California (the “Moffett Towers - Buildings E,F,G Property”). The Moffett Towers - Buildings E,F,G Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”), Goldman Sachs Mortgage Company (“GSMC”) and Wells Fargo Bank, National Association (“WFB”).

The non-controlling promissory Notes A-6 and A-7 in the original principal balance of $30,000,000 and $26,800,000, respectively, represent the Moffett Towers - Buildings E,F,G Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling promissory Notes A-1-1 and A-5 in the original principal balance of $23,200,000 and $56,800,000, respectively, were contributed to the DBGS 2018-C1 securitization trust, and the non-controlling promissory Notes A-1-2, A-1-3, A-1-4, A-2, A-3, and A-4 in the aggregate original principal balance of $147,200,000 (collectively, the “Moffett Towers - Buildings E,F,G Pari Passu Companion Loans”), are held by DBNY and are expected to be contributed to future securitization trusts.

The Moffett Towers - Buildings E,F,G Whole Loan is serviced pursuant to the trust and servicing agreement for the DBGS 2018-C1 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Moffett Towers - Buildings E,F,G Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1, A-5	$80,000,000	$80,000,000	DBGS 2018-C1	Yes
A-1-2, A-1-3, A-1-4, A-2, A-3, A-4	$147,200,000	$147,200,000	DBNY	No
A-6, A-7	$56,800,000	$56,800,000	BANK 2018-BNK15	No
Total Moffett Towers - Buildings E,F,G Whole Loan	$284,000,000	$284,000,000
Mezzanine Loans	$216,000,000	$216,000,000
Total Debt	$500,000,000	$500,000,000

The Borrower and the Sponsor. The borrower is MT3 EFG Real Estate LLC (the “Moffett Towers - Buildings E,F,G Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Moffett Towers - Buildings E,F,G Borrower delivered a non-consolidation opinion in connection with the origination of the Moffett Towers - Buildings E,F,G Whole Loan. The sponsor and the nonrecourse carve-out guarantor of the Moffett Towers - Buildings E,F,G Whole Loan is Paul Guarantor LLC. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor.

Joseph K. Paul is the founder of The Jay Paul Company, a privately held, real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million SF of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place.

The Property. The Moffett Towers - Buildings E,F,G Property comprises three, eight-story, class A office buildings totaling 676,598 SF located in Sunnyvale, California. The Moffett Towers – Buildings E, F, G Property consists of Building E (224,492 SF; 33.2% of NRA), Building F (224,492 SF; 33.2% of NRA) and Building G (227,614 SF; 33.6% of NRA). As of November 1, 2018, the Moffett Towers - Buildings E,F,G Property was 100.0% leased to a wholly-owned subsidiary of Amazon on a triple-net basis with lease expiration dates of February 2024 (Building E) and June 2030 (Buildings F and G), with two, seven-year extension options. Amazon’s lease at the Moffett Towers – Buildings E,F,G Property is guaranteed by the Amazon, Inc. parent company. As further outlined below, a portion of the Moffett Towers – Buildings E, F, G Property is currently occupied by Hewlett Packard (“HP”), which is required to vacate its spaces in March 2019 and March 2023. As of the origination date, Amazon was in occupancy of or had taken possession of its space at the Moffett Towers – Buildings E, F, G Property, except for the spaces currently occupied by HP.

The Moffett Towers – Buildings E,F,G Property was built in 2009, and in 2011, HP executed a lease for approximately 58.2% of the NRA (all of Building F and six floors of Building G) through March 31, 2023. In February 2013, Amazon executed a lease to occupy Building E (approximately 33.2% of NRA) through February 2024; and in January 2014, Amazon executed a lease for the two floors of Building G that were not occupied by HP at that time (8.6% of NRA) through March 31, 2023. As of January 2014, the Moffett Towers – Buildings E,F,G Property was approximately 58.2% leased by HP and approximately 41.8% leased by Amazon.

In May 2018, the borrower sponsor restructured the HP and Amazon leases in order to allow Amazon to lease the entire Moffett Towers – Buildings E,F,G Property. As part of the lease restructuring, (i) Amazon extended its lease on Building G and executed a lease on Building F, both through June 30, 2030; (ii) HP executed a termination agreement for its space in Building F, effective no later than March 31, 2019 ; and (iii) HP executed a termination agreement for its space in Building G, effective no later than September 30, 2018 (except for approximately 7,874 SF of laboratory space on the second floor, for which HP’s original lease expiration date of March 31, 2023 still applies). As of the origination date, HP had vacated all of its space in Building G, except for the second floor lab space.

Building E (33.2% of NRA) – Amazon has been in full occupancy of Building E since 2013 with a lease expiration in February 2024 with two, 7-year renewal options.

Building F (33.2% of NRA) – Building F is currently occupied by HP, which executed a termination agreement to vacate its space no later than March 31, 2019. Amazon’s lease on Building F is expected to commence in May 2019, followed by a six-month free rent period. Amazon’s lease at Building F expires in June 2030, with two, 7-year renewal options. All applicable TI/LC funds, free rent and gap rent was deposited into a reserve account at origination (see “Escrows and Reserves” section). Amazon has the right to terminate its lease on Building F, upon at least 30 days’ notice, if the borrower fails to deliver the premises in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for-day basis for tenant delays, or up to four months and 15 days in the aggregate for force majeure delays), only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

A-3-49

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Building G (33.6% of NRA) – Amazon has been in full occupancy of floors 3 and 4 since 2014. HP previously occupied the remainder of Building G (floors 1, 2, 5, 6, 7 and 8) and as of the origination date, had executed a termination agreement and vacated all of its space except for approximately 7,874 SF of laboratory space on the 2nd floor (3.5% of the NRA of Building G), which has a lease expiration date of March 31, 2023. Amazon’s lease for floors 5, 6, 7 and 8 commenced in June 2018; its lease for the 1st floor is expected to commence on November 15, 2018; and its lease for the 2nd floor lab space is expected to commence in April 2023. Amazon’s lease provides for six months of free rent beginning on the applicable lease commencement dates for floors 1, 2, 5, 6, 7 and 8; and Amazon will receive 3.6 months of free rent for floors 3 and 4 commencing in April 2023. All applicable TI/LC funds, free rent and gap rent was deposited into a reserve account at origination (see “Escrows and Reserves” section). Amazon’s lease at Building G expires in June 2030, with two, 7-year renewal options.

The Moffett Towers - Buildings E,F,G Property is a portion of the Moffett Tower development, which consists of seven, eight-story, central business district, class A office buildings collectively containing 1,985,577 SF of NRA. Phase 2 of the Moffett Towers Development comprises the Moffett Towers – Buildings E, F, G Property as well as one additional, eight-story building containing 357,481 SF (Building D), which is not part of the collateral. The overall Moffett Towers development also contains a one-story amenities building improved as a café and fitness center containing 48,207 SF, which is shared between all seven buildings. The Moffett Towers - Buildings E,F,G Property features access to the fitness/amenities building and a parking structure (the “Common Area Spaces”). To govern access to the Common Area Spaces, the borrower is subject to two separate declarations of covenants, conditions, restrictions, easements and charges agreements.

Sole Tenant. Amazon (NASDAQ: AMZN) is an American e-commerce company headquartered in Seattle, Washington. Founded in 1994, Amazon is now one of the largest online retailers in the world selling a wide range of products, services and entertainment to consumers. Amazon has reported that net sales have increased by 43% to $51.0 billion in the first quarter of 2018 compared to $35.7 billion in the first quarter 2017. Amazon currently employs 563,100 full time employees as of the first quarter of 2018, up 60% from the first quarter of 2017.

The Moffett Towers - Buildings E,F,G Property is expected to house Amazon’s A2Z Development Center, Inc., a subsidiary that provides business and idea development support solutions. A2Z Development Center, Inc. houses Amazon’s Lab 126 outlet. Lab126 began in 2004, originally creating the Kindle family of products and has since produced numerous devices such as Amazon’s Fire tablets, Fire TV and Amazon Echo.

The following table presents certain information relating to the tenancy at the Moffett Towers - Buildings E,F,G Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration(4)
Amazon / Building E	A+/Baa1/AA-	224,492	33.2%	$9,368,919	28.5%	$41.73	2/28/2024
Amazon / Building F(5)(6)	A+/Baa1/AA-	224,492	33.2%	$12,070,037	36.7%	$53.77	6/30/2030
Amazon / Building G(7)	A+/Baa1/AA-	227,614	33.6%	$11,423,087	34.8%	$50.19	6/30/2030
Subtotal/Wtd. Avg.		676,598	100.0%	$32,862,043	100.0%	$48.57

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		676,598	100.0%	$32,862,043	100.0%	$48.57

(1)	Based on the underwritten rent roll dated as of November 1, 2018.

(2)	Credit ratings are those of the parent company, Amazon, which guarantees the lease.

(3)	Excludes $4,389,651 ($6.49 PSF) of straight-lined rent that was underwritten. See “Cash Flow Analysis” below.

(4)	Amazon has two, 7-year renewal options with 12 months’ notice at the then prevailing market rental rate.

(5)	Building F is currently occupied by HP, which executed a termination agreement to vacate its space no later than March 31, 2019. Amazon’s lease for Building F is expected to commence in May 2019, followed by a six-month free rent period. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve (see “Escrows and Reserves” section).

(6)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

(7)	HP currently occupies approximately 7,874 SF of 2nd floor lab space at Building G, with a lease expiration date of March 31, 2023. Amazon has occupied floors 3 and 4 of Building G since 2014. Amazon’s lease for floors 5, 6, 7 and 8 commenced in June 2018; its lease for floor 1 is expected to commence in November 2018; and its lease for the 2nd floor lab space is expected to commence in April 2023. Amazon’s lease provides for six months of free rent beginning on the applicable lease commencement dates for floors 1, 2, 5, 6, 7 and 8. In addition, Amazon will receive 3.6 months of free rent for floors 3 and 4 commencing in April 2023. All of the TI/LC, free rent, and gap rent required under the executed Amazon lease for this space is held in a lender controlled reserve (see “Escrows and Reserves” section).

A-3-50

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The following table presents certain information relating to the lease rollover schedule at the Moffett Towers - Buildings E,F,G Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	1	224,492	$41.73	33.2%	33.2%	$9,368,919	28.5%	28.5%
2025	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2026	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2027	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2028	0	0	$0.00	0.0%	33.2%	$0	0.0%	28.5%
2029 & Beyond	5	452,106	$51.96	66.8%	100.0%	$23,493,124	71.5%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	6	676,598	$48.57	100.0%		$32,862,043	100.0%

(1)	Based on the underwritten rent roll dated as of November 1, 2018.

(2)	If the borrower fails to deliver Building F to Amazon in the required delivery condition on or before October 15, 2019 (as such date may be extended on a day-for day basis for tenant delays or up to four months and 15 days in the aggregate for force majeure delays), Amazon may terminate the lease for Building F, upon at least 30 days’ notice, only if the borrower does not deliver Building F to Amazon in the required delivery condition within such 30 days and then within 15 days of Amazon’s second written notice to terminate after the initial 30 days expires. In order to deliver Building F to Amazon in the required delivery condition the borrower’s sole obligations are to ensure that Building F is free of tenants or occupants and any rights or claims of third parties under rights of first refusal, rights of first offer, or similar rights.

The Market. The Moffett Towers - Buildings E,F,G Property is located in Moffett Park, in the northern portion of the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable high technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Lab 126 (an Amazon subsidiary), Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers - Buildings E,F,G Property is just north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System provides bus service county-wide with stops near the Moffett Towers - Buildings E,F,G Property. In addition, a Santa Clara Light Rail System station is located directly across the street from the Moffett Towers - Buildings E,F,G Property and services the surrounding residential communities.

According to the appraisal, overall vacancy in the Silicon Valley market and the Sunnyvale submarket was 9.8% and 3.5%, respectively, as of the first quarter of 2018. According to the appraisal, as of the first quarter of 2018, new supply under construction in Silicon Valley stood at approximately 3.2 million SF, which consisted of approximately 0.7 million SF of build-to-suit construction and 2.6 million SF of speculative space. As of first quarter of 2018, the total office annual average asking rent for the Sunnyvale submarket was $69.36 PSF, which is above the Silicon Valley total office annual average asking rent of $55.20 PSF. Within the Sunnyvale submarket, the annual average asking rent for Class A office properties is $81.36 PSF (fully-serviced).

The following table presents certain information relating to comparable office properties and leases for the Moffett Towers - Buildings E,F,G Property:

Comparable Leases Summary
Property Name/Location	Year Built/ Renovated	Distance from Subject	Occupancy	Size SF	Tenant Name	Lease Date/ Term	Lease Area (SF)	Annual In Place Rent PSF	Rent Steps	Lease Type
Moffett Towers - Buildings E,F,G Property Sunnyvale, CA	2009/ 2011-2012	-	100.0%	676,598	Amazon	Various/ 11.7 Yrs(1)	676,598	$48.57	-	NNN
Moffett Towers II Phase 3 Sunnyvale, CA	2018/NAP	0.6 miles	100.0%	1,051,989	Facebook	April 2018/ 15.0 Yrs	1,051,989	$52.20	3.0% annually	NNN
Moffett Towers II Phase 2 Sunnyvale, CA	2018/NAP	0.6 miles	100.0%	362,563	Amazon	June 2018/ 10.0 Yrs	362,563	$49.44	3.0% annually	NNN
Bay Meadows Station 2 San Mateo, CA	2018/NAP	19.6 miles	100.0%	189,000	Guidewire	Jan. 2018/ 10.4 Yrs	189,000	$60.60	3.0% annually	NNN
Santa Clara Square Ph. II Bldg. 5 Santa Clara, CA	2016/NAP	5.8 miles	100.0%	220,156	Regus	April 2018/ 12.0 Yrs	220,156	$46.80	3.0% annually	NNN
Menlo Gateway Menlo Park, CA	2018/NAP	12.4 miles	100.0%	205,222	Facebook	Aug. 2017/ 15.0 Yrs	205,222	$72.00	3.0% annually	NNN

Sources: Appraisal and Third Party Market Research Service.

(1)	Amazon has six leases with lease start dates from February 2013 to April 2023, lease terms from 7.3 years to 16.5 years, and an average lease term of 11.7 years. See “The Property” above.

A-3-51

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Moffett Towers - Buildings E,F,G Property:

Cash Flow Analysis(1)
	2015	2016	2017	5/31/2018 TTM(2)	UW(2)	UW PSF
Base Rent	$24,343,757	$24,880,050	$24,897,611	$24,995,672	$32,862,043	$48.57
Credit Tenant Rent Step(3)	0	0	0	0	$4,389,651	$6.49
Gross Potential Rent	$24,343,757	$24,880,050	$24,897,611	$24,995,672	$37,251,694	$55.06
Total Recoveries	$7,282,052	$7,258,304	$7,681,625	$7,822,621	$8,747,514	$12.93
Amenity Building Rent	$0	$0	$0	$0	$904,393	$1.34
Less Vacancy & Credit Loss	$0	$0	$0	$0	($2,299,960)	($3.40)
Effective Gross Income	$31,625,808	$32,138,354	$32,579,236	$32,818,293	$44,603,641	$65.92
Total Operating Expenses	$7,258,056	$7,161,119	$7,625,984	$7,649,481	$8,747,532	$12.93
Net Operating Income	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,856,109	$52.99
TI/LC(4)	$0	$0	$0	$0	$411,696	$0.61
Capital Expenditures	$0	$0	$0	$0	$135,320	$0.20
Net Cash Flow	$24,367,752	$24,977,236	$24,953,252	$25,168,813	$35,309,093	$52.19

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(5)
NOI DSCR	2.05x	2.10x	2.10x	2.12x	3.01x
NCF DSCR	2.05x	2.10x	2.10x	2.12x	2.97x
NOI Debt Yield	8.6%	8.8%	8.8%	8.9%	12.6%
NCF Debt Yield	8.6%	8.8%	8.8%	8.9%	12.4%

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase in Gross Potential Rent and Net Operating Income from 5/31/2018 TTM to UW is primarily driven by new leases commencing in 2018 and beyond with the sole tenant, Amazon, to occupy the space currently occupied by HP. The new leases make up 62.4% of annual rent and 57.0% of net rental area.

(3)	Credit Tenant Rent Step represents straight-lined rent through the maturity date of the Moffett Towers – Buildings E,F,G Whole Loan.

(4)	The underwritten TI/LC is inclusive of a credit of $1,184,047, equal to 1/20th of the Lease Sweep and Debt Service Reserve Cap (as defined below). This credit is netted out of the above TI/LC total.

(5)	The underwritten economic vacancy is 5.0%. The Moffett Towers - Buildings E,F,G Property was 100.0% leased as of November 1, 2018.

Escrows and Reserves. The Moffett Towers - Buildings E,F,G Borrower deposited at loan origination $1,772,695 for real estate taxes, $23,914,655 for tenant improvements and leasing commissions related to the Amazon space ($21,439,780 was reserved for tenant improvements and $2,474,875 for leasing commissions, payable between October 2018 and May 2019), and $15,021,721 for free rent, rent concessions, and gap rent attributable to Amazon, which will be drawn down from October 2018 to September 2023.

The Moffett Towers - Buildings E,F,G Whole Loan documents provide for ongoing monthly escrows in an amount equal to $253,242 for real estate taxes and $11,277 for replacement reserves.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as the Moffett Towers - Buildings E,F,G Borrower provides the lender with evidence that the insurance coverage for the Moffett Towers - Buildings E,F,G Property is included in a blanket policy and such policy is in full force and effect.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for a lease sweep reserve, however, a lease sweep reserve will be established as follows (and as more fully described in Lockbox and Cash Management below): on each monthly payment date during the continuance of a Lease Sweep Period (as defined below), but only until the aggregate lease sweep funds transferred in the lease sweep reserve account during the lease sweep in question (inclusive of the initial lease termination payment application made into the lease sweep account with respect to such Lease Sweep Period) equals the Lease Sweep Reserve Threshold (as defined below), borrower will pay to lender (i) the Required Minimum Monthly Lease Sweep Deposit Amount (as defined below) and (ii) available cash.

The Moffett Towers - Buildings E,F,G Whole Loan documents do not require ongoing monthly escrows for a debt service reserve, however, a debt service reserve will be established as follows (and as more fully described in Lockbox and Cash Management below): if, during a Lease Sweep Period, the aggregate lease sweep funds transferred into the lease sweep reserve account during the Lease Sweep Period in question equals the Lease Sweep Reserve Threshold, then on each monthly payment date during such Lease Sweep Period, all remaining Required Minimum Monthly Lease Sweep Deposit Amounts and available cash will be deposited into the debt service reserve account until the Lease Sweep and Debt Service Reserve Cap has been met.

Lockbox and Cash Management. The Moffett Towers - Buildings E,F,G Whole Loan is structured with a hard lockbox and in-place cash management. The borrower was required at origination to deliver letters to all tenants at the Moffett Towers - Buildings E,F,G Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or the manager are required to be deposited in the lockbox account within one business day following receipt. All funds on deposit in the lockbox account are required to be swept on each business day into a lender-controlled cash management account and disbursed on each payment date in accordance with the Moffett Towers - Buildings E,F,G Whole Loan documents. Provided no Trigger Period (as defined below) exists, the cash management account will permit automatic transfer of deposits into borrower’s operating account following payment of all monthly amounts due under the loan documents (including, without limitation, taxes and insurance, debt service and required reserves) and approved property operating expenses. Once a Trigger Period occurs, automatic transfers into the borrower’s operating account will cease and any excess funds are required to be held by the lender as additional collateral for the loan (provided that upon the occurrence of an event of default under the loan documents, such sums may be applied to amounts owed under the loan documents in such amounts, order and manner as the lender will elect in its sole discretion).

A-3-52

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under the Moffett Towers - Buildings E,F,G Whole Loan or, if applicable, the Moffett Towers - Buildings E,F,G Mezzanine Loan;

(ii)	the occurrence of a Low Debt Service Period (as defined below); or

(iii)	the commencement of a Lease Sweep Period.

Notwithstanding the foregoing, other than with respect to a Lease Sweep Period resulting from clause (e) in the definition of Lease Sweep Period below, the borrower may prevent or terminate a Lease Sweep Period by delivering to the lender a letter of credit in the applicable amount of the Lease Sweep and Debt Service Reserve Cap.

A Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the earlier of (x) the date a debt service coverage ratio of at least 2.90x on the Moffett Towers – Buildings E, F, G Whole Loan and a combined debt service coverage ratio of at least 1.35x on the Moffett Towers – Buildings E, F, G Total Debt is achieved for at least two consecutive calendar quarters, as determined by lender and (y) the date funds on deposit in the cash collateral account equal $33,829,900 ($50.00 PSF); or

●	with regard to clause (iii), the cure of a Lease Sweep Period as described below.

A “Low Debt Service Period” will occur in the event that, as of the end of any calendar quarter, (a) any tenant under a Sweep Lease (as defined below) or its direct or indirect parent company (if any) (a “Lease Sweep Party”) has a credit rating by Fitch, Moody’s, or S&P that is less than “BBB-”, “Baa3” or “BBB-”, respectively, and (b) the debt service coverage ratio is less than 2.90x on the Moffett Towers – Buildings E, F, G Whole Loan or less than 1.35x on the Moffett Towers – Buildings E, F, G Total Debt.

A “Lease Sweep Period” will commence upon the earliest to occur of the following:

●	(a) Amazon fails to provide notice of its intent to renew or extend its lease by (x) August 6, 2023 for Building E (February 2024 lease expiration) or (y) July 6, 2027 for Building F and Building G (June 2030 lease expiration);

●	(b) the date on which, with respect to any Sweep Lease, a Lease Sweep Party (i) cancels or terminates its lease with respect to all or a Material Termination Portion (as defined below) of its demised space (“Lease Sweep Space”) prior to its lease expiration date, or (ii) delivers to the borrower or manager notice that it is canceling or terminating all or a Material Termination Portion of its lease (the “Terminated Space”); provided, however, no Lease Sweep Period will commence pursuant to this clause (b) if the borrower simultaneously enters into a replacement lease with an entity (or its wholly-owned subsidiary) rated “BBB-” or equivalent by at least two of Fitch, Moody’s and S&P (an “Investment Grade Entity”) covering the Terminated Space, provided that such replacement lease satisfies conditions in the Moffett Towers - Buildings E,F,G Whole Loan documents;

●	(c) the date on which, with respect to any Sweep Lease, a Lease Sweep Party ceases operating its business (i.e., “goes dark”) at 20.0% or more of its space (a “Dark Period Event” and the affected space, the “Dark Space”), provided, however, that if the Lease Sweep Party either (x) is an Investment Grade Entity or (y) has subleased its Dark Space to an Investment Grade Entity which has commenced paying unabated rent at a contract rate no less than the contract rate required under the Sweep Lease, such Lease Sweep Party will not be deemed to have “gone dark” for purposes of this clause (c) and no Lease Sweep Period will commence pursuant to this clause (c);

●	(d) upon a default under a Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period;

●	(e) upon a Lease Sweep Party being subject to an insolvency proceeding; or

●	(f) the date on which neither the Amazon-subsidiary tenant nor Amazon is an Investment Grade Entity (an “Amazon Downgrade Event”).

A Lease Sweep Period will end upon the earliest to occur of the following

●	(1) the date on which, with respect to each Lease Sweep Space (i) in the case of clause (a), the tenant has exercised a renewal or an extension right under its respective lease, (ii) in the case of clause (a) or (b) above, one or more replacement tenants acceptable to the lender execute and deliver replacement lease(s) covering the Lease Sweep Space, provided that such replacement lease(s) satisfy conditions as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, or (iii) a combination of lease renewals or extensions and replacement lease(s) occurs;

●	(2) with respect to clauses (c) and (f) above, the date on which either (i) one or more replacement tenants acceptable to the lender execute and deliver replacement lease(s) covering the Lease Sweep Space, provided that such replacement tenant(s) and lease(s) satisfy conditions as specified in the Moffett Towers - Buildings E,F,G Whole Loan documents, or (ii) for a Dark Period Event or an Amazon Downgrade Event, the Amazon-subsidiary tenant or Amazon is restored as an Investment Grade Entity or the entirety of the Lease Sweep Space has been sublet to an Investment Grade Entity that is paying unabated rent at a contract rate no less than the contract rate required under the Sweep Lease;

●	(3) with respect to clause (d) above, the date on which the event of default has been cured and no other event of default under such Sweep Lease occurs for a period of three consecutive months following such cure;

●	(4) with respect to clause (e) above, said insolvency proceeding has terminated and the applicable Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to the lender; and

●	(5) with respect to clauses (a)-(d) and (f) above, the date on which the aggregate amount of funds transferred into the lease sweep reserve account and the debt service reserve account during the Lease Sweep Period equals the applicable Lease Sweep And Debt Service Reserve Cap (as defined below). If a Lease Sweep Period is continuing, the aggregate amount of funds required to be transferred over the course of the Lease Sweep Period will be equal to the amount of the largest Lease Sweep and Debt Service Reserve Cap applicable to all then-continuing Lease Sweep Periods, such that each Lease Sweep Period must be treated as concurrent and not duplicative or independent of another.

A “Lease Sweep and Debt Service Reserve Cap” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clause (a) and/or (d) above, $23,680,930 ($35.00 PSF), (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) above, $35.00 PSF of the Terminated Space, (iii) with respect to a Lease Sweep Period continuing pursuant to clause (c) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b) and/or (d) above is concurrently continuing, $50.00 PSF of Dark Space or (iv) with respect to clause (f) above, whether or not a Lease Sweep Period pursuant to clauses (a), (b), (c) and/or (d) above is concurrently continuing, $33,829,900 ($50.00 PSF).

A “Lease Sweep Reserve Threshold” means (i) with respect to a Lease Sweep Period continuing solely pursuant to clauses (a), (d) and/or (f) of the definition of “Lease Sweep Period” above, $20,297,940 ($30.00 PSF leased under the Sweep Lease as of the loan origination date) or (ii) with respect to a Lease Sweep Period continuing solely pursuant to clause (b) and/or (c) above, $30.00 PSF of the Dark Space and/or Terminated Space.

A-3-53

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

A “Material Termination Portion” is, with respect to any space under a Sweep Lease, if the tenant under a Sweep Lease cancels or terminates its Sweep Lease with respect to at least 60,000 SF of space (or, if a full floor of space is less than 60,000 SF, a full floor of space) but less than the entirety of the space under such Sweep Lease, the portion of space under the Sweep Lease affected by such cancellation or termination.

A “Required Minimum Monthly Lease Sweep Deposit Amount” will mean, on each monthly payment date during the continuance of a Lease Sweep Period, (i) if such Lease Sweep Period was triggered by clause (a) of the definition of Lease Sweep Period above, an amount equal to $1,122,460 and (ii) if such Lease Sweep Period was triggered by any lease sweep trigger other than clause (a) of the definition of Lease Sweep Period above, $1,821,610.

A “Sweep Lease” is each Amazon lease or any replacement lease, or leases, which cover at least 75% of the rentable SF demised under the applicable Amazon lease as of September 7, 2018.

Additional Secured Indebtedness (not including trade debts). The Moffett Towers - Buildings E,F,G Property also secures the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $227,200,000. The Moffett Towers - Buildings E,F,G Pari Passu Companion Loans accrue interest at the same rate as the Moffett Towers - Buildings E,F,G Mortgage Loan. The Moffett Towers - Buildings E,F,G Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans. The holders of the Moffett Towers - Buildings E,F,G Mortgage Loan and the Moffett Towers - Buildings E,F,G Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Moffett Towers - Buildings E,F,G Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Concurrent with the Moffett Towers - Buildings E,F,G Whole Loan, Deutsche Bank AG, New York Branch, Wells Fargo Bank, National Association and Goldman Sachs Mortgage Company funded a $150,000,000 mezzanine A loan (the “Moffett Towers - Buildings E,F,G Mezzanine A Loan”) to MT Lot 3 EFG LLC, a Delaware limited liability company, and a $66,000,000 mezzanine B loan (“Moffett Towers – Buildings E,F,G Mezzanine B Loan”) to MT Lot 3 EFG Mezzanine LLC, a Delaware limited liability company. The Moffett Towers – Building E,F,G Mezzanine A Loan and the Moffett Towers – Building E,F,G Mezzanine B Loan are together defined as the “Moffett Towers – Buildings E,F,G Mezzanine Loan”. The Moffett Towers - Buildings E,F,G Mezzanine A Loan accrues interest at a rate of 5.6700% per annum and requires interest-only payments through the maturity date of October 6, 2028. The Moffett Towers - Buildings E,F,G Mezzanine B Loan accrues interest at a rate of 6.8000% per annum and requires interest-only payments through the maturity date of October 6, 2028. The rights of the lender of the Moffett Towers - Buildings E,F,G Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

The following table presents certain information relating to the Moffett Towers - Buildings E,F,G Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Note	Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
A Loan	$150,000,000	5.6700%	120	0	120	1.72x	8.3%	61.5%
B Loan	$66,000,000	6.8000%	120	0	120	1.41x	7.2%	70.8%
Total	$216,000,000					1.41x	7.2%	70.8%

Release of Property. On any business day after the prepayment lockout expiration date (November 6, 2020), the borrower may obtain the release of a release parcel (each a “Release Parcel”) comprised of either one or two of the three individual buildings comprising the Moffett Towers – Buildings E,F,G Property from that portion of the lien of the mortgage encumbering such Release Parcel thereon upon a bona fide third-party sale or conveyance to any affiliate in connection with a refinance of such parcel(s) by an institutional lender not affiliated with the borrower, any mezzanine borrower, or the non-recourse carveout guarantor upon satisfaction of certain conditions, including the following: provided each of the following conditions are satisfied: (a) the borrower makes a prepayment of principal in an amount equal to the applicable Release Amount (as defined below), and, if such release is prior to the open period, pays to the lender a prepayment fee equal to the greater of 1.00% of the unpaid principal balance of the senior loan or a yield maintenance premium on the principal being prepaid, and pays all accrued and unpaid interest on the principal being prepaid (including, if such prepayment is not made on a payment date, interest accrued to the next payment date); (b) after giving effect to such release and repayment, the debt service coverage ratio for the remaining portion of the Moffett Towers – Buildings E,F,G Property (the “Remaining Property”) is no less than the greater of (i)(x) the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio immediately preceding such sale and (y) the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio immediately preceding such sale and (ii)(x) 3.14x, which is the Moffett Towers – Buildings E,F,G Whole Loan debt service coverage ratio as of the loan origination date and (y) 1.49x, which is the combined Moffett Towers – Buildings E,F,G Whole Loan and Moffett Towers – Buildings E,F,G mezzanine debt service coverage ratio as of the loan origination date; (c) after giving effect to such release and prepayment, the loan-to-value ratio for the Remaining Property is no more than the lesser of (i) the combined loan-to-value ratio of the Moffett Towers – Buildings E,F,G Whole Loan and the Moffett Towers – Buildings E,F,G mezzanine debt immediately preceding such sale and (ii) 70.8%, which is the combined loan-to-value ratio as of the loan origination date, (d) the Release Parcel being released is legally subdivided and a separate tax parcel from the Remaining Property, and the release does not materially and adversely affect the use or operation of, or access to, the Remaining Property, or cause any portion of the Remaining Property to violate legal requirements or violate the terms of the Amazon lease or any other document relating to the Remaining Property, (e) if there are shared facilities, access, infrastructure and parking and no such easement already exists (or such easement exists but it does not provide for continued use of such shared facilities, access, infrastructure or parking for a period of no less than 75 years from the date of such release) borrower will enter into a reciprocal easement agreement pursuant to which the borrower will receive and grant such easements as are reasonably required for the continued use and operation of the Remaining Property in substantially the same manner and with the benefit of substantially the same rights as exist as of the date hereof for a period of no less than 75 years from the date of such easement or amendment and (f) release conditions under the Moffett Towers – Buildings E,F,G Mezzanine Loan are satisfied.

“Release Amount” means with respect to each release parcel, the greater of (i) the lender’s proportionate share (based on the ratio of the outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan to the combined outstanding principal balance of the Moffett Towers - Buildings E,F,G Whole Loan and Moffett Towers - Buildings E,F,G mezzanine debt) of 100% of the net sales proceeds with respect to such Release Parcel and (ii) 125% of the Allocated Loan Amount (as defined below) for such Release Parcel.

A-3-54

BANK 2018-BNK15	Moffett Towers - Buildings E,F,G

The “Allocated Loan Amount” with respect to each Release Parcel is set forth below:

Building	Address	Moffett Towers – Buildings E,F,G Whole Loan Allocated Loan Amount
E	1120 Enterprise Way	$77,077,600
F	1140 Enterprise Way	$103,716,800
G	1160 Enterprise Way	$103,205,600

Terrorism Insurance. The Moffett Towers - Buildings E,F,G Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Moffett Towers - Buildings E,F,G Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Moffett Towers - Buildings E,F,G Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-55

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

U-HAUL
MOVING SUPPLIES
SELF-STORAGE
U-Haul Moving & Storage of Orchard Street

U-HAUL
U-Haul Moving & Storage of Manteca

U-Haul Moving & Storage of Manchester

U-Haul Moving & Storage of Minot

U-HAUL
U-Haul Moving & Storage of Justin

U-HAUL
NEW BRUNSWICK
U-Haul Moving & Storage of Rose City

HITCHES · SELF · STORAGE · BOXES · MOVING SUPPLIES
U-HAUL
2346
UHAUL.COM
EQUIPMENT RETURN
U-Haul Moving & Storage of Fayetteville at Colliseum

A-3-56

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

NASHVILLE
Knoxville
MEMPHIS
TENNESSEE
Winston-Salem
RALEIGH
Cary
CHARLOTTE
FAYETTEVILLE
Chattanooga
Huntsville
Canton
Greenville
SC
Tupelo
Athens
Columbia
Myrtle Beach
Columbus
BIRMINGHAM
ATLANTA
Augusta
Tuscaloosa
MS
ALABAMA
Macon
Charleston
Jackson
Auburn
Meridian
Montgomery
Columbus
GEORGIA
Savannah
Albany
Hattiesburg
Dothan
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
FLORIDA
JACKSONVILLE
NEW ORLEANS
Gainesville
Daytona Beach
Gulf of Mexico
Brooksville
ORLANDO
TAMPA
Palm Bay
ST. PETERSBURG
Port St. Lucie
Cape Coral

OTTAWA
MONTREAL
CANADA
Lake Huron
MICHIGAN
Kingston
TORONTO
Lake Ontario
NEW YORK
Saginaw
Flint
HAMILTON
ROCHESTER
SYRACUSE
LONDON
BUFFALO
Albany
Lansing
DETROIT
Lake Erie
WINDSOR
Erie
Elmira
TOLEDO
CLEVELAND
PENNSYLVANIA
Scranton
AKRON
Youngstown
NEW YORK
OHIO
PITTSBURGH
Harrisburg
Trenton
Lima
State College
NJ
COLUMBUS
PHILADELPHIA
DAYTON
Lancaster
Manchester
BALTIMORE
CINCINNATI
WASH. DC
Dover
Annapolis
DE
WEST VIRGINIA
Frankfort
Huntington
MD
Charleston
VIRGINIA
Atlantic Ocean
LEXINGTON
Charlottesville
Richmond
KY
Lynchburg
Roanoke
NORFOLK

BRITISH COLUMBIA
CALGARY
SASKATCHEWAN
ALBERTA
Regina
Winnipeg
MANITOBA
CANADA
U.S.
WA
Spokane
Kalispell
Minot
NORTH DAKOTA
MONTANA
Missoula
Helena
Bismarck
Fargo
Butte
Billings
SOUTH DAKOTA
IDAHO
Sheridan
OR
Boise
Idaho Falls
Pierre
WYOMING
Rapid City
Casper
NEBRASKA
Grand Island
Elko
Salt Lake City
Cheyenne
NEVADA
Provo
DENVER
UTAH
Colorado Springs
KANSAS
COLORADO
Wichita
Durango

Crescent City
Klamath Falls
OREGON
Eureka
Winnemucca
Redding
Pyramid Lake
NEVADA
Sparks
Chico
Reno
Fernley
CALIFORNIA
Carson City
Ukiah
Lake Tahoe
SACRAMENTO
SIERRA NEVADA MTS
Santa Rosa
Fairfield
Stockton
Oakland
SAN FRANCISCO
Manteca
Modesto
Pacific Ocean
SAN JOSE
Merced
Santa Cruz
Fresno
Salinas
Monterey
COAST RANGES
Visalia

COLO.
KANSAS
Wichita
Springfield
MO
Stillwater
Santa Fe
TULSA
OKLAHOMA CITY
Amarillo
ALBUQUERQUE
Norman
Fort Smith
NEW MEXICO
OKLAHOMA
AR
Wichita Falls
Red River
Lubbock
Justin
Plano
Las Cruces
FT. WORTH
DALLAS
Shreveport
Arlington
EL PASO
Abilene
Tyler
CIUDAD JUAREZ
Midland
Odessa
TEXAS
Waco
San Angelo
Killeen
LA
AUSTIN
Beaumont
College Station
SAN ANTONIO
HOUSTON
CHIHUAHUA
Galveston
Rio Grande
Victoria
MEXICO
Corpus Christi
Gulf of Mexico
Laredo
McAllen
MONTERREY
Brownsville

U-Haul Portfolio - AREC 28					
1	U-Haul Moving & Storage of Metairie at Central Avenue	Metairie, LA	11	U-Haul Moving & Storage of Manteca	Manteca, CA
2	U-Haul Moving & Storage of Manchester	Manchester, NJ	12	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	Beaumont, TX
3	U-Haul Moving & Storage of Justin	Justin, TX	13	U-Haul Moving & Storage of Rose City	Tyler, TX
4	U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	14	U-Haul Moving & Storage of Metairie at Airline Highway	Metairie, LA
5	U-Haul Moving & Storage of Minot	Minot, ND	15	U-Haul Moving & Storage of Boomer Lake	Stillwater, OK
6	U-Haul Storage Center of Canton	Canton, GA	16	U-Haul Moving & Storage of Riverside	Dayton, OH
7	U-Haul Moving & Storage of Brooksville	Brooksville, FL	17	U-Haul Storage of Eastex Freeway	Beaumont, TX
8	U-Haul Moving & Storage of Fayetteville at Coliseum	Fayetteville, NC	18	U-Haul Moving & Storage at West Main Street	Whitehouse, TX
9	U-Haul Moving & Storage of Orchard Street	Boise, ID	19	U-Haul Moving & Storage of North Stillwater	Stillwater, OK
10	U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA

A-3-57

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Mortgage Loan No. 6 – U-Haul AREC 28 Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$49,200,000			Location:	Various
Cut-off Date Balance:	$49,200,000			General Property Type:	Self Storage
% of Initial Pool Balance:	4.5%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	AMERCO			Year Built/Renovated:	Various/Various
Mortgage Rate(1):	4.4930%			Size:	656,459 SF
Note Date:	10/9/2018			Cut-off Date Balance PSF:	$75
First Payment Date:	12/1/2018			Maturity/ARD Date Balance PSF:	$55
Anticipated Repayment Date:	11/1/2028			Property Manager:	Self-managed
Maturity Date:	11/1/2043
Original Term(1):	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$5,354,132
Seasoning:	0 months			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity/ARD:	14.8%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.61x
Additional Debt Type:	N/A			Most Recent NOI:	$5,505,914 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,943,505 (3/31/2018)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(3):	$3,872,801 (3/31/2017)
Reserves(2)				Most Recent Occupancy(4):	90.3% (9/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(3)(4):	83.4% (3/31/2018)
RE Tax:	$400,000	Springing	N/A	3rd Most Recent Occupancy(3)(4):	75.5% (3/31/2017)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$83,040,000 (Various)
Deferred Maintenance:	$318,039	$0	N/A	Cut-off Date LTV Ratio(5):	59.2%
Recurring Replacements:	$41,647	$6,941	$41,647	Maturity/ARD LTV Ratio(5):	43.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$49,200,000	100.0%	Loan Payoff(6):	$38,957,837	79.2%
			Borrower Equity(6):	$8,265,618	16.8%
			Closing Costs:	$1,216,859	2.5%
			Reserves:	$759,686	1.5%
Total Sources:	$49,200,000	100.0%	Total Uses:	$49,200,000	100.0%

(1)	The U-Haul AREC 28 Portfolio Mortgage Loan (as defined below) has an initial term of 120 months to the anticipated repayment date (“ARD”) of November 1, 2028, with a final maturity date of November 1, 2043. Prior to the ARD, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to the Initial Interest Rate (as defined below). From and after the ARD until the outstanding principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on November 1, 2043, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to the Extension Rate (as defined below), and all excess cash flow from the U-Haul AREC 28 Properties will be collected by the lender (see “The Mortgage Loan” below).
(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(3)	The U-Haul AREC 28 Properties were acquired by the U-Haul AREC 28 Portfolio Borrowers from 1976 through 2017. Historical occupancy and NOI do not represent full year performance of the complete portfolio. In 2016, 8.3% of the portfolio (by TTM NOI) was acquired and, in 2017, 7.6% of the portfolio (by TTM NOI) was acquired.
(4)	Historical Occupancy is as of the borrower sponsor’s fiscal year end and is reported based on unit count. Most Recent Occupancy of 90.3% is based on SF; based on unit count, it is 87.9%.
(5)	The Appraised Value represents the aggregate “as is” values for each of the individual properties ($76,740,000) plus a portfolio premium of $6,300,000. The Cut-off Date LTV Ratio and the Maturity/ARD LTV Ratio based on the aggregate values for each individual property without the portfolio premium are 64.1 % and 47.2%, respectively.
(6)	The U-Haul AREC 28 Portfolio Borrowers maintain a cost basis in the U-Haul AREC 28 Properties of $60,942,049.

The Mortgage Loan. The sixth largest mortgage loan (the “U-Haul AREC 28 Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $49,200,000, secured by the fee interests in a portfolio of 19 self storage properties located across 11 states and totaling 656,459 SF (the “U-Haul AREC 28 Properties”). Proceeds from the U-Haul AREC 28 Portfolio Mortgage Loan were used to repay corporate debt on a portion of the U-Haul AREC 28 Properties (the other individual properties were unencumbered), fund upfront reserves, pay closing costs and return equity to the borrower sponsor, who acquired the U-Haul AREC 28 Properties in separate transactions between 1976 and 2017.

The U-Haul AREC 28 Portfolio Mortgage Loan has an initial term of 120 months to an anticipated repayment date (“ARD”) of November 1, 2028. Prior to the ARD, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to 4.4930% (the “Initial Interest Rate”). From and after the ARD until the outstanding principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan and all accrued interest has been paid in full, or until the final maturity date on November 1, 2043, the U-Haul AREC 28 Portfolio Mortgage Loan will accrue interest at a rate equal to 3.0000% plus the greater of (a) the Initial Interest Rate and (b) the 10-year swap rate as of the ARD plus 1.4400% (the “Extension Rate”), and all excess cash flow from the U-Haul AREC 28 Properties will be collected by the lender and applied as follows: first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the

A-3-58

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

U-Haul AREC 28 Portfolio Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC 28 Mortgage Loan.

The Borrowers and the Sponsor. The borrowers are U-Haul Co. of Florida 28, LLC, UHIL 28, LLC and AREC 28, LLC (individually and collectively, the “U-Haul AREC 28 Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with at least two independent directors.

The sponsor and non-recourse carve out guarantor is AMERCO, a Nevada corporation. AMERCO (NASDAQ: UHAL) is a leading self-moving and self storage company and the parent company of U-Haul International, Inc. As of March 31, 2018, AMERCO had 1,790 owned or operated locations (51.4 million SF), 20,000 independent dealers, a fleet of 161,000 rental trucks, 118,000 rental trailers and 42,000 towing devices, and reported net earnings of approximately $790.6 million.

The Properties. The U-Haul AREC 28 Properties are comprised of 19 U-Haul branded properties containing a total of 6,462 traditional storage units, 280 parking units, 182 U-Box units and 5 office units. Additionally, four properties (U-Haul Storage Center of Canton, U-Haul Moving & Storage of Minot, U-Haul Moving & Storage of Riverside and U-Haul Moving & Storage of Manteca) receive additional income via commercial leases. The U-Haul AREC 28 Properties range in size from 11,408 SF to 72,650 SF and are managed by affiliates of AMERCO.

The U-Haul AREC 28 Properties are located across 11 states, with the largest presence in Texas (five properties, 26.5% of SF), Louisiana (three properties, 19.5% of SF) and California (two properties, 10.9% of SF), with the remaining nine properties (43.0% of SF) located across eight different states. The U-Haul AREC 28 Properties were built between 1955 and 2013. As of September 1, 2018, the U-Haul AREC 28 Properties were 90.3% occupied by SF.

The following table presents detailed information with respect to each of the U-Haul AREC 28 Properties.

U-Haul AREC 28 Properties Summary
Property Name	City, State	SF	Storage & Parking Units / U-Box	Allocated Loan Amount (“ALA”)	% of ALA	Appraised Value	% of Appraised Value
U-Haul Moving & Storage of Metairie at Central Avenue	Metairie, LA	64,380	519 / 0	$6,376,868	13.0%	$9,681,798	12.6%
U-Haul Moving & Storage of Manchester	Manchester, NJ	34,825	320 / 0	$4,327,298	8.8%	$6,570,000	8.6%
U-Haul Moving & Storage of Justin	Justin, TX	72,650	546 / 0	$3,681,826	7.5%	$5,590,000	7.3%
U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	53,078	429 / 0	$3,296,915	6.7%	$6,010,000	7.8%
U-Haul Moving & Storage of Minot	Minot, ND	33,150	403 / 32	$3,282,999	6.7%	$4,690,000	6.1%
U-Haul Storage Center of Canton	Canton, GA	31,749	443 / 19	$3,249,584	6.6%	$5,000,000	6.5%
U-Haul Moving & Storage of Brooksville	Brooksville, FL	44,905	376 / 0	$3,126,100	6.4%	$4,810,000	6.3%
U-Haul Moving & Storage of Fayetteville at Colliseum	Fayetteville, NC	40,615	425 / 72	$3,093,064	6.3%	$5,860,000	7.6%
U-Haul Moving & Storage of Orchard Street	Boise, ID	34,668	464 / 21	$2,944,143	6.0%	$4,470,000	5.8%
U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA	48,143	564 / 0	$2,502,851	5.1%	$3,800,000	5.0%
U-Haul Moving & Storage of Manteca	Manteca, CA	18,790	354 / 27	$2,489,678	5.1%	$3,780,000	4.9%
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	Beaumont, TX	27,875	271 / 0	$2,377,709	4.8%	$3,610,000	4.7%
U-Haul Moving & Storage of Rose City	Tyler, TX	43,625	364 / 0	$1,975,487	4.0%	$2,999,319	3.9%
U-Haul Moving & Storage of Metairie at Airline Highway	Metairie, LA	15,241	289 / 0	$1,856,195	3.8%	$2,818,202	3.7%
U-Haul Moving & Storage of Boomer Lake	Stillwater, OK	36,463	341 / 0	$1,412,102	2.9%	$2,172,743	2.8%
U-Haul Moving & Storage of Riverside	Dayton, OH	14,792	201 / 11	$1,152,629	2.3%	$1,750,000	2.3%
U-Haul Storage of Eastex Freeway	Beaumont, TX	13,538	189 / 0	$1,060,419	2.2%	$1,610,000	2.1%
U-Haul Moving & Storage at West Main Street	Whitehouse, TX	16,565	126 / 0	$573,470	1.2%	$870,681	1.1%
U-Haul Moving & Storage of North Stillwater	Stillwater, OK	11,408	118 / 0	$420,663	0.9%	$647,257	0.8%
Total		656,459	6,742 / 182	$49,200,000	100.0%	$83,040,000(1)	100.0%

(1)	The Total Appraised Value represents the aggregate “as is” values for each of the individual properties ($76,740,000) plus a portfolio premium of $6,300,000.

A-3-59

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

The following table presents detailed information with respect to the individual performance of the U-Haul AREC 28 Properties.

U-Haul AREC 28 Portfolio Performance Summary
Property Name	Storage & Parking Units / U-Box	Year Built/ Renovated	Date Acquired	9/1/2018 Occupancy by SF	9/30/2018 TTM NOI	% of Total 9/30/2018 TTM NOI
U-Haul Moving & Storage of Metairie at Central Avenue	519 / 0	2006 / N/A	12/11/2015	94.2%	$886,796(1)	16.1%(1)
U-Haul Moving & Storage of Manchester	320 / 0	2000 / N/A	7/15/2015	95.0%	$417,890	7.6%
U-Haul Moving & Storage of Justin	546 / 0	2011 / N/A	8/17/2015	73.4%	$299,725	5.4%
U-Haul Moving & Storage of Downtown Fairfield	429 / 0	2000 / N/A	9/8/2017	99.2%	$418,813	7.6%
U-Haul Moving & Storage of Minot	403 / 32	1970 / N/A	8/10/2012	92.8%	$439,895	8.0%
U-Haul Storage Center of Canton	443 / 19	1965 / 2013	10/4/2013	93.5%	$371,956	6.8%
U-Haul Moving & Storage of Brooksville	376 / 0	2007 / N/A	5/14/2014	97.1%	$374,957	6.8%
U-Haul Moving & Storage of Fayetteville at Colliseum	425 / 72	2003 / 2014	8/14/2012	97.8%	$422,386	7.7%
U-Haul Moving & Storage of Orchard Street	464 / 21	2011 / N/A	12/1/1976	94.2%	$342,038	6.2%
U-Haul Moving & Storage of Lapalco Boulevard	564 / 0	1985 / N/A	9/21/2012	84.3%	$276,859	5.0%
U-Haul Moving & Storage of Manteca	354 / 27	1985 / N/A	10/3/2012	92.6%	$275,412	5.0%
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit	271 / 0	1998 / N/A	9/4/2012	97.8%	$367,829 (2)	6.7%(2)
U-Haul Moving & Storage of Rose City	364 / 0	1983 / N/A	6/16/2016	89.9%	$259,760(4)	4.7%(4)
U-Haul Moving & Storage of Metairie at Airline Highway	289 / 0	2006 / N/A	12/11/2015	71.6%	(1)	(1)
U-Haul Moving & Storage of Boomer Lake	341 / 0	1996 / N/A	1/4/2016	86.8%	$198,130(3)	3.6%(3)
U-Haul Moving & Storage of Riverside	201 / 11	1955 / 2015	6/1/1977	95.1%	$153,468	2.8%
U-Haul Storage of Eastex Freeway	189 / 0	1978 / N/A	9/4/2012	89.6%	(2)	(2)
U-Haul Moving & Storage at West Main Street	126 / 0	1983 / N/A	6/16/2016	89.0%	(4)	(4)
U-Haul Moving & Storage of North Stillwater	118 / 0	2013 / N/A	1/4/2016	74.5%	(3)	(3)
Total / Wtd. Avg.(5)	6,742 / 182			90.3%	$5,505,914	100.0%

(1)	U-Haul Moving & Storage of Metairie at Central Avenue and U-Haul Moving & Storage of Metairie at Airline Highway are operated as one property but located on two non-adjacent parcels.

(2)	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit and U-Haul Storage of Eastex Freeway are operated as one property but located on two non-adjacent parcels.

(3)	U-Haul Moving & Storage of Boomer Lake and U-Haul Moving & Storage of North Stillwater are operated as one property but located on two non-adjacent parcels.

(4)	U-Haul Moving & Storage of Rose City and U-Haul Moving & Storage at West Main Street are operated as one property but located on two non-adjacent parcels.

(5)	The Wtd. Avg. occupancy is based on allocated loan amounts for the individual properties.

The Markets. The U-Haul AREC 28 Properties are geographically diverse, located in 16 different cities across 11 states. The greatest concentration of U-Haul AREC 28 Properties is located in Texas (five properties, 26.5% of SF), Louisiana (three properties, 19.5% of SF) and California (two properties, 10.9% of SF), with the remaining nine properties (43.0% of SF) located across eight different states.

The following table presents detailed information for the U-Haul AREC 28 Properties by market.

U-Haul AREC 28 Market Summary
State	Count	SF	Storage / Parking / U Box Units	% Climate Control Units	Storage & RV Occ. by Unit(1)	Storage & RV Occ. by SF (1)	Wtd. Avg. Year Built	Monthly GPR – Storage & RV	% of Monthly GPR – Storage & RV	Allocated Loan Amount (“ALA”)	% of ALA
Louisiana	3	127,764	1357 / 15 / 0	72.2%	80.2%	87.8%	2001	$161,176	22.3%	$10,735,914	21.8%
Texas	5	174,253	1405 / 91 / 0	43.7%	83.8%	84.2%	1997	$165,425	22.9%	$9,668,909	19.7%
California	2	71,868	783 / 0 / 27	66.9%	93.5%	97.5%	1994	$80,351	11.1%	$5,786,593	11.8%
New Jersey	1	34,825	320 / 0 / 0	100.0%	95.6%	95.0%	2000	$52,789	7.3%	$4,327,298	8.8%
North Dakota	1	33,150	403 / 0 / 32	30.0%	89.6%	92.8%	1970	$41,075	5.7%	$3,282,999	6.7%
Georgia	1	31,749	406 / 37 / 19	46.8%	90.5%	93.5%	1965	$45,703	6.3%	$3,249,584	6.6%
Florida	1	44,905	350 / 26 / 0	51.1%	97.1%	97.1%	2007	$41,486	5.7%	$3,126,100	6.4%
North Carolina	1	40,615	342 / 83 / 72	49.3%	95.8%	97.8%	2003	$38,844	5.4%	$3,093,064	6.3%
Idaho	1	34,668	464 / 0 / 21	73.1%	94.2%	94.2%	2011	$40,792	5.6%	$2,944,143	6.0%
Oklahoma	2	47,871	431 / 28 / 0	26.2%	79.1%	83.8%	2000	$38,092	5.3%	$1,832,765	3.7%
Ohio	1	14,792	201 / 0 / 11	100.0%	95.0%	95.1%	1955	$16,510	2.3%	$1,152,629	2.3%
Total/Wtd. Avg.(2)	19	656,459	6,462 / 280 / 182	58.9%	87.9%	90.3%	1995	$722,243	100.0%	$49,200,000	100.0%

(1)	Occupancy rates are as of September 1, 2018.
(2)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

A-3-60

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

U-Haul AREC 28 Demographic Summary
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Average Household Income	3-mile Average Household Income	5-mile Average Household Income
U-Haul Moving & Storage of Metairie at Central Avenue(1)	Metairie, LA	14,605	123,748	307,464	$67,255	$75,879	$79,498
U-Haul Moving & Storage of Manchester	Manchester, NJ	4,885	46,899	129,384	$75,030	$82,025	$74,692
U-Haul Moving & Storage of Justin	Justin, TX	2,653	14,887	27,578	$100,581	$94,010	$95,666
U-Haul Moving & Storage of Downtown Fairfield	Fairfield, CA	15,298	92,711	123,705	$58,578	$77,220	$86,546
U-Haul Moving & Storage of Minot	Minot, ND	5,233	32,566	50,809	$79,930	$77,327	$77,249
U-Haul Storage Center of Canton	Canton, GA	2,837	36,620	70,675	$75,332	$82,625	$87,225
U-Haul Moving & Storage of Brooksville	Brooksville, FL	1,759	17,558	57,204	$55,333	$55,535	$54,645
U-Haul Moving & Storage of Fayetteville at Colliseum	Fayetteville, NC	3,133	35,802	97,791	$42,562	$54,482	$56,378
U-Haul Moving & Storage of Orchard Street	Boise, ID	8,912	108,269	211,740	$49,567	$61,773	$73,210
U-Haul Moving & Storage of Lapalco Boulevard	Harvey, LA	9,626	102,178	245,856	$61,529	$70,452	$69,838
U-Haul Moving & Storage of Manteca	Manteca, CA	8,766	60,542	92,007	$76,385	$75,973	$82,364
U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit(2)	Beaumont, TX	4,455	23,897	64,394	$69,369	$66,880	$75,093
U-Haul Moving & Storage of Rose City(4)	Tyler, TX	4,124	39,088	78,500	$40,778	$47,545	$54,538
U-Haul Moving & Storage of Metairie at Airline Highway(1)	Metairie, LA
U-Haul Moving & Storage of Boomer Lake(3)	Stillwater, OK	3,116	30,733	49,089	$62,295	$45,190	$52,499
U-Haul Moving & Storage of Riverside	Dayton, OH	9,619	87,365	199,430	$54,208	$54,947	$67,000
U-Haul Storage of Eastex Freeway(2)	Beaumont, TX
U-Haul Moving & Storage at West Main Street(4)	Whitehouse, TX
U-Haul Moving & Storage of North Stillwater(3)	Stillwater, OK
Total / Wtd. Avg.(5)		6,554	55,842	121,603	$61,278	$65,680	$68,761

Source: Third Party Research Report.

(1)	U-Haul Moving & Storage of Metairie at Central Avenue and U-Haul Moving & Storage of Metairie at Airline Highway are operated as one property but located on two non-adjacent parcels.

(2)	U-Haul Moving & Storage of Eastex Freeway & Lawrence Exit and U-Haul Storage of Eastex Freeway are operated as one property but located on two non-adjacent parcels.

(3)	U-Haul Moving & Storage of Boomer Lake and U-Haul Moving & Storage of North Stillwater are operated as one property but located on two non-adjacent parcels.

(4)	U-Haul Moving & Storage of Rose City and U-Haul Moving & Storage at West Main Street are operated as one property but located on two non-adjacent parcels.

(5)	The Wtd. Avg. figures are based on allocated loan amounts for the individual properties.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the U-Haul AREC 28 Properties:

Cash Flow Analysis
	2016(1)(2)	2017(1)(2)	2018(2)	9/30/2018 TTM	U/W	U/W PSF
Base Rent	$2,871,200	$5,060,838	$6,209,199	$6,798,430	$8,666,915	$12.93
Other Income(3)	$619,832	$637,434	$737,098	$801,908	$801,908	$1.20
Less: Vacancy and Credit Loss	$0	$0	$0	$0	($1,597,696)	($2.38)
Effective Gross Income	$3,491,032	$5,698,272	$6,946,297	$7,600,339	$7,871,127	$11.74
Total Operating Expenses	$1,554,974	$1,825,471	$2,002,792	$2,094,424	$2,516,995	$3.76
Net Operating Income	$1,936,058	$3,872,801	$4,943,505	$5,505,914	$5,354,132	$7.99
Capital Expenditures	$0	$0	$0	$0	$83,294	$0.12
Net Cash Flow	$1,936,058	$3,872,801	$4,943,505	$5,505,914	$5,270,838	$7.86

Occupancy %(4)	70.9%	75.5%	83.4%	87.9%	79.7%
NOI DSCR	0.59x	1.18x	1.51x	1.68x	1.63x
NCF DSCR	0.59x	1.18x	1.51x	1.68x	1.61x
NOI Debt Yield	3.9%	7.9%	10.0%	11.2%	10.9%
NCF Debt Yield	3.9%	7.9%	10.0%	11.2%	10.7%

(1)	Historical information does not represent full year performance of the complete portfolio due to the U-Haul AREC 28 Properties being acquired over a period from 1976-2017. In 2016, 8.3% of the portfolio (by TTM NOI) was acquired and, in 2017, 7.6% of the portfolio (by TTM NOI) was acquired.

(2)	Historical information is based on the borrower sponsor’s fiscal year end of March 31.

(3)	Other Income includes packing and moving supplies, U-Box portable storage income, U-Move truck and trailer rental income, third party lease income and other miscellaneous income. UW third party lease income totals $71,738 and includes (i) a retail lease at U-Haul Storage Center of Canton, (ii) a retail lease to a dry cleaner at U-Haul Moving & Storage of Minot and (iii) a retail lease to a restaurant and a billboard lease at U-Haul Moving & Storage of Riverside.

(4)	Occupancy % is shown based on unit count. 9/1/2018 occupancy based on SF was 90.3%.

A-3-61

BANK 2018-BNK15	U-Haul AREC 28 Portfolio

Escrows and Reserves. The U-Haul AREC 28 Portfolio Borrowers deposited at loan origination $41,647 into a replacement reserve. If the balance of the replacement reserve falls below $41,647, the U-Haul AREC 28 Portfolio Borrowers are required to deposit monthly $6,941 into such reserve until the cap of $41,647 is reached. Additionally, the U-Haul AREC 28 Portfolio Borrowers deposited at loan origination $318,039 into an immediate repair reserve and $400,000 into a reserve for real estate taxes. The U-Haul AREC 28 Portfolio Borrowers will not be required to deposit monthly reserves for real estate taxes or insurance premiums so long as (i) no event of default exists, (ii) the U-Haul AREC 28 Portfolio Borrowers provide the lender with proof of current taxes or insurance premiums paid and (iii)(a) the U-Haul AREC 28 Portfolio Borrowers maintain in a reserve with the lender an amount sufficient to pay taxes or insurance premiums for six months or (b) as it relates to insurance premiums, the U-Haul AREC 28 Properties are covered by an acceptable blanket policy.

Lockbox and Cash Management. A soft lockbox is in place with respect to the U-Haul AREC 28 Portfolio Mortgage Loan, with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the U-Haul AREC 28 Portfolio Mortgage Loan documents with all excess cash flow required to be held in the excess cash flow subaccount as additional security for the U-Haul AREC 28 Portfolio Mortgage Loan, unless collected after the ARD when all excess cash flow will be applied first, to pay interest at the Initial Interest Rate, second, to reduce the principal balance of the U-Haul AREC 28 Portfolio Mortgage Loan until the entire outstanding principal balance is paid in full, and third, to pay any additional interest on the U-Haul AREC 28 Portfolio Mortgage Loan that has accrued at the Extension Rate and has been deferred until repayment of the U-Haul AREC 28 Mortgage Loan.

A “Cash Sweep Period” will exist (a) upon an event of default until the lender’s acceptance of the cure of the event of default; (b) during a DSCR Trigger Period (as defined below); (c) during a Tax/Insurance Trigger Period (as defined below); or (d) upon the property manager becoming insolvent or becoming a debtor in any bankruptcy action until the property manager is replaced by a qualified manager. A Cash Sweep Period may not be cured if any other event of default is continuing under any of the U-Haul AREC 28 Portfolio Mortgage Loan documents or if a Cash Sweep Period has occurred more than five times during the term of the U-Haul AREC 28 Portfolio Mortgage Loan. A Cash Sweep Period may not be cured if triggered by an event of default caused by a bankruptcy action of the U-Haul AREC 28 Portfolio Borrowers. Additionally, 60 days prior to the ARD of the U-Haul AREC 28 Mortgage Loan, a Cash Sweep Period will be automatically triggered and will continue until the U-Haul AREC 28 Portfolio Mortgage Loan is repaid in full.

A “DSCR Trigger Period” will commence upon the trailing-twelve month debt service coverage ratio being less than 1.15x for two consecutive calendar quarters, and will end upon the trailing-twelve month debt service coverage ratio being equal to or greater than 1.15x for four consecutive calendar quarters.

A “Tax/Insurance Trigger Period” will commence upon the U-Haul AREC 28 Portfolio Borrowers’ failure to provide timely evidence of payment of property taxes or proof of insurance, and will end upon the U-Haul AREC 28 Portfolio Borrowers providing such evidence.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Expansion of Property. The U-Haul AREC 28 Portfolio Borrowers are permitted to acquire a fee simple estate in vacant land that is adjacent and contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided no such land will be operated or integrated with the individual property. The acquired land will thereafter be considered a part of the individual property, will be subject to the lien of the U-Haul AREC 28 Portfolio Mortgage Loan and will be governed by the U-Haul AREC 28 Portfolio Mortgage Loan documents.

The U-Haul AREC 28 Portfolio Borrowers are permitted to acquire a leasehold estate in property that is operated as a storage facility but that is not contiguous to an existing individual property, subject to certain conditions (including receipt of rating agency confirmation, a REMIC opinion and satisfactory environmental assessment) and provided that the acquired facility will only be operated as a remote storage facility, U-Box storage facility or vehicle or RV storage facility. All rents from the acquired property will thereafter be considered rents due under the U-Haul AREC 28 Portfolio Mortgage Loan documents.

Terrorism Insurance. The U-Haul AREC 28 Portfolio Borrowers are required to obtain and maintain property insurance and business interruption insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the U-Haul AREC 28 Properties and 24 months of business interruption insurance plus 6 months of extended indemnity.

Environmental Insurance. The U-Haul AREC 28 Portfolio Borrowers are required to obtain and maintain an environmental insurance policy for the U-Haul Moving & Storage of Minot property. The policy was provided by Beazley ECLIPSE (a Lloyds Syndicate), with an individual claim limit of $5.0 million, an aggregate claim limit of $5.0 million and a $50,000 deductible. The policy names the lender as an additional insured and has an expiration date of November 8, 2028.

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A-3-63

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

A-3-64

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

A-3-65

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

Harvard Park
2201, 2241 & 2251 Harvard Street
Sacramento, CA 95815
Rio Linda Airport
Rio Linda
Sacramento McClellan Airport
Foothill Farms
Palm Ave
North Highlands
Madison Ave
North Natomas
Park Place 2 Shopping Ctr.
Hansen Ranch Park
Main Ave
Sleep Train Arena
Sacramento Intl. Airport 6 miles
The Promenade
Dwight D. Eisenhower Hwy
Bell Ave
American River College
Natomas Marketplace
North Sacramento
Alister Mackenzie Oaks GC
Edison Ave
San Juan Rd
Natomas
Freeway
Capitol City
Del Paso Country Club
Mueller Corner Shopping Center
Natomas Corporate Center
PROPOSED GREEN LINE TO THE AIRPORT
El Camino Ave
Arden-Arcade
Country Club Plaza Mall
Gateway Center
Garden Hwy
Discovery Park
American River
Arden Fair
Kaiser Sacramento Medical Center
Market Square at Arden Fair
West Sacramento
Apria Healthcare
American River Parkway
California Expo and Fair
Cal Expo Race Track
Arden Way
YOLO COUNTY
SACRAMENTO
Raging Waters Sacramento
Churchill Rd
Old Town Sacramento
Downtown Commons Golden 1 Center
Raley Field
Westamerica Bank Bldg.
Sacramento Conv. Center
State Capitol
East Sacramento
Elvas Ave
Fair Oaks Blvd
American River Dr
Sutter Mem. Hospital
SACRAMENTO COUNTY
Wells Fargo Center
Downtown
Capitol Ave
Folsom Blvd
Cal State University-Sacramento
Hornet Stadium
La Riviera Dr
Rosemont
UC Davis Medical Ctr.
Broadway
William Land Park
William Land GC
Sacramento Zoo
Sacramento City College
14th Ave
Fruitridge Rd
Sacramento Executive Airport
Campbell Soup Plant
Lemon Hill
47th Ave
Elder Creek Rd
Parkway
Bing Maloney Golf Course
Florin Towne Centre
Florin
Florin Rd
South Sacramento Fwy
Sacramento River
Plumas Lake
North Auburn
Auburn
Rocklin
Roseville
Granite Bay
Woodland
Rio Linda
North Highlands
Citrus Heights
Folsom
El Dorado Hills
Carmichael
Arden
Davis
West Sacramento
SACRAMENTO
Rancho Cordova
Florin
Vineyard
Rancho Murieta
Dixon
Laguna
Elk Grove
Wilton
Courtland
Clay

A-3-66

BANK 2018-BNK15	Harvard Park

Mortgage Loan No. 7 – Harvard Park

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$34,000,000			Location:	Sacramento, CA 95815
Cut-off Date Balance:	$34,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Basin Street Properties			Year Built/Renovated:	1987-1998/N/A
Mortgage Rate:	4.5300%			Size:	291,699 SF
Note Date:	9/5/2018			Cut-off Date Balance per SF:	$117
First Payment Date:	11/1/2018			Maturity Date Balance per SF:	$117
Maturity Date:	10/1/2028			Property Manager:	Basin Street Properties
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months
IO Period:	120 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI(1):	$3,710,548
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	10.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	10.9%
Additional Debt Type:	N/A			UW NCF DSCR:	2.15x
Additional Debt Balance:	N/A			Most Recent NOI:	$3,131,815 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,237,107 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,055,834 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	100.0% (7/12/2018)
RE Tax:	$238,657	$39,776	N/A	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2016)
Recurring Replacements:	$0	$4,862	N/A	Appraised Value (as of)(3):	$53,250,000 (4/1/2019)
TI/LC:	$500,000	$24,308	$1,166,796	Cut-off Date LTV Ratio(3):	63.8%
Free Rent:	$436,605	$0	N/A	Maturity Date LTV Ratio(3):	63.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$34,000,000	100.0%	Loan Payoff:	$31,355,686	92.2%
			Reserves:	$1,175,262	3.5%
			Return of Equity:	$933,991	2.7%
			Closing Costs:	$535,061	1.6%
Total Sources:	$34,000,000	100.0%	Total Uses:	$34,000,000	100.0%

(1)	The increase in UW NOI from Most Recent NOI is attributable to underwritten rent steps taken through September 1, 2019 of $191,912 and straightlined rent for Nationwide Mutual Insurance Co. over its lease term.

(2)	The Harvard Park Property (as defined below) was 100.0% leased and 94.7% physically occupied as of July 12, 2018. The third largest tenant, Summit Funding Inc., leases and pays rent for 57,891 SF at the 2241 Harvard Street building and 15,362 SF at the 2251 Harvard Street Building, but does not occupy its space at the 2251 Harvard Street building.

(3)	The Appraised Value is based on the “Prospective Value” after Nationwide Mutual Insurance Co.’s free rent period ends in April 2019 and net of excess land valued at $3,050,000. The lender has fully reserved the free rent amount ($436,605). See “Escrows and Reserves” and Release of Property” below for further information. The “As-Is” value as of July 19, 2018 is $52,000,000 net of excess land, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 65.4%.

The Mortgage Loan. The seventh largest mortgage loan (the “Harvard Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $34,000,000 and secured by the first priority fee mortgage on a 291,699 SF office park located in Sacramento, California (the “Harvard Park Property”). Proceeds from the Harvard Park Mortgage Loan were used to refinance the previous loan secured by the Harvard Park Property, fund upfront reserves, pay closing costs and return equity to the borrower sponsor.

The Borrower and the Sponsor. The borrower is Harvard Office Investors LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director (the “Harvard Park Borrower”). The borrower sponsor is Basin Street Properties, a private commercial real estate owner and operator, with a portfolio of office, retail, multi-family, hospitality and mixed-use properties in California and northern Nevada. Basin Street Properties’ current portfolio includes eight office properties (approximately 1.5 million SF) in the Sacramento, California area.

Matthew T. White is the Chairman and CEO of Basin Street Properties. William C. White is a co-founder of Basin Street Properties and the head of the company’s board of directors. Matthew T. White and William C. White are the non-recourse carveout guarantors for the Harvard Park Mortgage Loan.

A-3-67

BANK 2018-BNK15	Harvard Park

The Property. The Harvard Park Property is a 291,699 SF business park comprised of three LEED Gold certified, Class A office buildings (2241 Harvard Street, 2251 Harvard Street and 2201 Harvard Street), a 9,428 SF fitness facility and a 1,347-space, five-level parking garage (approximately 4.6 spaces per 1,000 SF) located in Sacramento, California. 2241 Harvard Street is a six story building built in 1987, comprised of 137,485 SF. 2251 Harvard Street is a four story building built in 1988, comprised of 138,734 SF. 2201 Harvard Street is a single story building built in 1998, comprised of 15,480 SF.

The buildings are situated on a 12.8-acre parcel and feature large patios and outdoor common areas. The Harvard Park Property also includes 10.5 acres of excess land (which has been excluded from the appraised value of the Harvard Park Property), where a baseball diamond, basketball court and volleyball courts are currently located (see “Release of Property” below).

Since acquiring the Harvard Park Property in 2016, the borrower sponsor has spent approximately $910,000 on capital expenditures, including upgrades to landscaping, the fitness center, interior furnishings and infrastructure, and approximately $4,861,000 on tenant improvements and leasing commissions.

As of July 12, 2018, the Harvard Park Property was 100.0% leased to six office tenants and one restaurant/cafe tenant, and has licenses with two cell towers located on the Harvard Park Property. Since acquiring the Harvard Park Property in August 2016, the borrower sponsor has signed 214,016 SF of new or renewed leases (73.4% of NRA). 72.8% of the NRA is leased to investment grade rated tenants or tenants fully funded by the State of California. The tenants have staggered lease expiration dates, with no more than 32.6% of NRA or 30.8% of underwritten base rent rolling in any single year.

Major Tenants.

Alta California Regional (95,074 SF, 32.6% of NRA, 30.8% of underwritten base rent). Alta California Regional Center (“Alta”) is a private, non-profit corporation working under contract with the State of California Department of Developmental Services to provide services to those with a developmental disability. Alta has eight office locations throughout the State of California, including its headquarter office at the Harvard Park Property. Alta has been a tenant at the 2241 Harvard Street building since February 2011 and, in 2014, expanded to 79,594 SF of aggregate space in the building. Additionally, in 2016, Alta expanded another 15,480 SF into the 2201 Harvard Street building. Since 2016, Alta has invested approximately $314,000 into its space. The Alta lease provides for annual rent increases and has an expiration date of March 31, 2025, with two five-year renewal options at fair market rent upon prior notice by December 31, 2023 for the first option and by December 31, 2028 for the second option. The Alta lease does not contain any termination right or non-appropriations clause.

Nationwide Mutual Insurance Co. (74,121 SF, 25.4% of NRA, 26.4% of underwritten base rent). Nationwide Mutual Insurance Co. (“Nationwide”) is an insurance and financial services company rated “A1” and “A+” by Moody’s and S&P, respectively. Nationwide has been a tenant at the 2251 Harvard Street building since June 2011. In connection with its most recent renewal, Nationwide is entitled to free rent for January through March 2019 on 66,893 SF of its leased space and free rent for December 2019 on 7,228 SF of its leased space, the total amount of which ($436,605) was fully reserved by the Harvard Park Borrower at origination (see “Escrows and Reserves” below). The Nationwide lease provides for annual rent increases and has an expiration date of June 30, 2022, with one five-year renewal option at fair market rent upon twelve months’ notice. The Nationwide lease does not contain any termination right.

Summit Funding Inc. (73,253 SF, 25.1% of NRA, 24.9% of underwritten base rent). Summit Funding Inc. (“Summit”) is a residential mortgage lender with offices across 29 states and is headquartered at the Harvard Park Property. Summit has been a tenant at the 2241 Harvard Street building since June 2014 and has expanded to 57,891 SF of aggregate space in the building. Additionally, in 2016, Summit expanded into 15,362 SF at the 2251 Harvard Street building, for which it pays rent but does not currently occupy the space. The Summit lease provides for annual rent increases and has an expiration date of December 31, 2021, with two five-year renewal options at fair market rent. The Summit lease does not contain any termination rights.

State of California – Forestry & Fire (43,073 SF, 14.8% of NRA, 15.8% of underwritten base rent). State of California – Forestry & Fire (“CAL Fire”) is a department of the state of California responsible for fire protection and stewardship of over 31 million acres of California’s privately owned wildlands. CAL Fire also provides emergency services in 36 of California’s 58 counties. CAL Fire has approximately 6,100 permanent and 2,600 seasonal employees that work with volunteers, communities, private industry and other government agencies. CAL Fire’s offices at the Harvard Park Property are 4.6 miles northwest of its headquarters in downtown Sacramento and 5.3 miles south of McClellan Airfield, which it uses for fire operations. CAL Fire has been a tenant at the 2251 Harvard Street building since January 2018, with its lease expiring June 30, 2026. CAL Fire has invested approximately $158,000 into its space. The CAL Fire lease can be terminated at any time effective on or after December 31, 2021, upon 30 days’ notice. The CAL Fire lease does not contain any non-appropriations clause.

A-3-68

BANK 2018-BNK15	Harvard Park

The following table presents certain information relating to the tenants at the Harvard Park Property:

Tenant Summary(1)
Tenant Name	Moody’s/S&P/Fitch Ratings	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options
Alta California Regional(2)	Aa3/AA-/AA-(3)	95,074	32.6%	$2,229,193	30.8%	$23.45	3/31/2025	2 x 5 Yr
Nationwide Mutual Insurance Co.(4)	A1/A+/NR	74,121	25.4%	$1,912,563	26.4%	$25.80	6/30/2022	1 x 5 Yr
Summit Funding Inc.(5)	NR/NR/NR	73,253	25.1%	$1,802,754	24.9%	$24.61	12/31/2021	2 x 5 Yr
State of California - Forestry & Fire(6)	Aa3/AA-/AA-	43,073	14.8%	$1,141,686	15.8%	$26.51	6/30/2026	N/A
MGT Of America, Inc.(7)	NR/NR/NR	4,430	1.5%	$103,662	1.4%	$23.40	10/31/2020	1 x 5 Yr
Basin Street Properties(8)	NR/NR/NR	1,309	0.4%	$30,830	0.4%	$23.55	8/22/2020	N/A
LA BOUtique Café(9)	NR/NR/NR	439	0.2%	$13,000	0.2%	$29.61	2/28/2021	N/A
Subtotal/Wtd. Avg.		291,699	100.0%	$7,233,687	99.9%	$24.80

Electric Lightwave LLC(10)		0	0.0%	$2,700	0.0%		6/19/2019	1 x 5 Yr
Surewest Broadband(11)		0	0.0%	$1,286	0.0%		3/31/2025	1 x 10 Yr
Vacant Space		0	0.0%	$0	0.0%
Total/Wtd. Avg.		291,699	100.0%	$7,237,673	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Alta California Regional occupies space at each of the three buildings (2,449 SF at 2241 Harvard Street, 15,480 SF at 2201 Harvard Street and 77,145 SF at 2241 Harvard Street). Alta California Regional has two five-year renewal options at fair market rent upon prior notice by December 31, 2023 for the first option and by December 31, 2028 for the second option.

(3)	Alta California Regional is funded by the State of California Department of Developmental Services, whose rating is shown.

(4)	Nationwide Mutual Insurance Co. has one five-year renewal option at fair market rents upon twelve months’ prior notice. Nationwide Mutual Insurance Co. is entitled to free rent for January through March 2019 on 66,893 SF of its leased space and free rent for December 2019 on 7,228 SF of its leased space, which amounts have been fully reserved by the Harvard Park Borrower.

(5)	Summit Funding Inc. occupies space at 2241 Harvard Street. Summit Funding Inc. also leases 15,362 SF at 2251 Harvard Street, for which it pays rent but does not currently occupy the space. Summit Funding Inc. has two five-year renewal options at fair market rents.

(6)	State of California - Forestry & Fire may terminate its lease at any time effective on or after December 31, 2021, upon 30 days’ prior notice.

(7)	MGT of America, Inc. has one five-year renewal option at fair market rents upon 270 days’ prior notice.

(8)	Basin Street Properties is affiliated with the Harvard Park Borrower and leases space for use as an on-site management office. Basin Street Properties may terminate its lease upon 90 days’ prior notice.

(9)	LA BOUtique Café rent is equal to 10% of gross sales.

(10)	Electric Lightwave LLC has one five-year renewal option.

(11)	Surewest Broadband has one ten-year renewal option upon 60 days’ prior notice. Surewest Broadband may terminate its lease at any time upon 90 days’ prior notice.

The following table presents certain information relating to the lease rollover schedule at the Harvard Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW Rent PSF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	1	0	0.0%	0.0%	$0.00	$2,700	0.0%	0.0%
2020	2	5,739	2.0%	2.0%	$23.43	$134,492	1.9%	1.9%
2021	2	73,692	25.3%	27.2%	$24.64	$1,815,754	25.1%	27.0%
2022	1	74,121	25.4%	52.6%	$25.80	$1,912,563	26.4%	53.4%
2023	0	0	0.0%	52.6%	$0.00	$0	0.0%	53.4%
2024	0	0	0.0%	52.6%	$0.00	$0	0.0%	53.4%
2025	2	95,074	32.6%	85.2%	$23.46	$2,230,478	30.8%	84.2%
2026	1	43,073	14.8%	100.0%	$26.51	$1,141,686	15.8%	100.0%
2027	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Vacant	0	0	0.0%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	9	291,699	100.0%		$24.81	$7,237,673	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

A-3-69

BANK 2018-BNK15	Harvard Park

The Market. The Harvard Park Property is located in Sacramento, California along Harvard Street and Arden Way, at its interchange with the Capital City Freeway, which leads to Highway 160 and to downtown Sacramento approximately 4.6 miles southeast. The Capital City Freeway connects to a number of interstates including Interstate 80, which leads east to Reno and west to San Francisco, and Interstate 5, which runs parallel to Highway 99 leading north to Redding and south to Stockton. The Harvard Park Property is also served by the Sacramento Regional Transit light rail station across the street, which is six stops from downtown Sacramento.

The Harvard Park Property is located in the Point West office submarket of the Sacramento office market. As of 2017, the Point West submarket had inventory of 2,974,213 SF with a vacancy rate of 14.7% and average asking rent of $20.88 PSF. Since 2011, the Point West submarket has seen year over year positive absorption and decreased vacancy. This trend has continued with 49,621 SF of positive absorption for the first half of 2018 and an ending vacancy rate for the same period of 12.9% with average asking rent of $22.44 PSF.

Sacramento is the capital of California and has a city population of 500,000 and a regional population of nearly 2.5 million. The unemployment rate in the Sacramento-Roseville-Arden-Arcade MSA was 3.3% in May 2018. According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Harvard Park Property was 12,368, 147,009 and 353,467, respectively. The 2017 average household income within the same radii was $47,772, $63,955 and $73,853, respectively. Within a three mile radius, population and average household income have grown 6.4% and 6.2%, respectively, from 2010 to 2017.

The following table presents recent leasing data at comparable office properties with respect to the Harvard Park Property:

Comparable Lease Summary
Property Address	Year Built	Property Size / Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Rent Steps / TI PSF/ Free Rent
2180 Harvard St.	1990	155,960 / 79%	Johnson, Schachter, & Lewis	6,632	9/1/2018	$23.40	3	2.5% / $0 / 3 mos
Campus Commons 601 University Ave.	1978	62,644 / 61%	Spinelli Donald & Nott	6,335	12/1/2017	$25.20	7	2.5% / $38 / 6 mos
Cadillac Drive Office 155 Cadillac Dr.	1998	17,366 / 100%	Chicago Title	3,412	8/1/2017	$27.00	5	2.2% / $20 / 0 mos
Point West Corporate Plaza 2 1435 River Park Dr.	1981	81,477 / 97%	Merrill Lynch	17,702	6/1/2017	$24.00	5	2.5% / $10 / 0 mos
Point West Commerce Center(1) 1545 River Park Dr.	1983	121,519 / 88%	Kaiser Foundation Health Plan	5,228	1/1/2017	$24.00	5	3.0% / $0 / 5 mos

Source: Appraisal.

(1)	Point West Commerce Center is also owned by the borrower sponsor.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Harvard Park Property:

Cash Flow Analysis
	2015(1)	2016(1)	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(2)	$5,099,427	$5,631,471	$5,780,080	$5,755,494	$7,237,673	$24.81
Reimbursements	$261,408	($85,612)	$167,470	$149,170	$89,484	$0.31
Other Income(3)	$4,800	$5,853	$7,547	$7,393	$8,850	$0.03
Vacancy	$0	$0	$0	$0	($915,895)	($3.14)
Effective Gross Income	$5,365,635	$5,551,712	$5,955,097	$5,912,057	$6,420,113	$22.01
Total Operating Expenses	$2,499,310	$2,495,878	$2,717,990	$2,780,242	$2,709,564	$9.29
Net Operating Income	$2,866,325	$3,055,834	$3,237,107	$3,131,815	$3,710,548	$12.72
TI/LC	$0	$0	$0	$0	$297,440	$1.02
Capital Expenditures	$0	$0	$0	$0	$58,340	$0.20
Net Cash Flow	$2,866,325	$3,055,834	$3,237,107	$3,131,815	$3,354,768	$11.50

Occupancy %	85.8%	96.0%	100.0%	100.0%(4)	87.5%
NOI DSCR (IO)	1.84x	1.96x	2.07x	2.01x	2.38x
NCF DSCR (IO)	1.84x	1.96x	2.07x	2.01x	2.15x
NOI Debt Yield	8.4%	9.0%	9.5%	9.2%	10.9%
NCF Debt Yield	8.4%	9.0%	9.5%	9.2%	9.9%

(1)	2015 and partial year 2016 operating performance was under a prior owner. The borrower sponsor acquired the Harvard Park Property in August, 2016.

(2)	UW Gross Potential Rent is based on the July 12, 2018 underwritten rent roll, with rent steps taken through September 1, 2019 of $191,912. UW Gross Potential Rent also includes grossed up vacant space and straight lined rent for Nationwide Mutual Insurance Co. over its lease term (Moodys/S&P: A1/A+).

(3)	Other Income includes parking income and miscellaneous income.

(4)	The Harvard Park Property was 100.0% leased and 94.7% physically occupied as of July 12, 2018. The third largest tenant, Summit Funding Inc., leases and pays rent for 73,253 SF but does not occupy 15,362 SF in a separate building.

A-3-70

BANK 2018-BNK15	Harvard Park

Escrows and Reserves. The Harvard Park Borrower deposited at loan origination $238,657 into a tax reserve and is required to deposit monthly 1/12th of the estimated annual property taxes (initially $39,776) and 1/12th of the estimated annual insurance premiums (unless, as currently, the Harvard Park Property is covered by an acceptable blanket policy). The Harvard Park Borrower is required to deposit monthly $4,862 into a replacement reserve. Additionally, the Harvard Park Borrower deposited at loan origination $500,000 into a reserve for general tenant improvements and leasing commissions and is required to deposit monthly $24,308 into such reserve, capped at $1,166,796. The Harvard Park Borrower deposited at loan origination $436,605 into a reserve for future free rent related to the Nationwide Mutual Insurance Company tenant.

Lockbox and Cash Management. The Harvard Park Mortgage Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the Harvard Park Mortgage Loan documents. All excess cash flow will be required to be held as additional security for the Harvard Park Mortgage Loan until discontinuance of the Cash Sweep Period. A Cash Sweep Period may be cured twice, and thereafter if a Cash Sweep Period occurs, cash management will remain in place and excess cash flow will continue to be collected and held by the lender and not disbursed to the Harvard Park Borrower for the remaining term of the Harvard Park Mortgage Loan.

A “Cash Sweep Period” will occur during (a) the period when the amortizing debt service coverage ratio for the immediately preceding six month period is less than 1.15x, ending when the amortizing debt service coverage ratio for the immediately preceding six month period is equal to or greater than 1.15x for two consecutive quarters or (b) an Alta Trigger Period. Any Cash Sweep Period will be tested quarterly.

An “Alta Trigger Period” means the period (a) commencing when Alta or its lease guarantor becomes subject to any bankruptcy proceedings until (i) Alta has assumed its lease without material alteration in bankruptcy, (ii) Alta’s or its lease guarantor’s assets are no longer subject to bankruptcy and (iii) Alta’s or its lease guarantor’s obligations under its lease remain unaltered, (b) commencing when Alta defaults in rent (after any cure period) until Alta cures such default, (c) commencing when Alta goes dark, vacates or gives notice to vacate until its leased space is leased to a replacement tenant or tenants on terms acceptable to the lender, or (d) commencing upon the earlier of Alta (x) giving notice that it will not renew its lease in accordance with its terms or (y) failing to renew or extend its lease on or before the earlier of (1) one year prior to the expiration of the then current lease term or (2) the date required for any such renewal or extension pursuant to its lease until the earlier of Alta renewing or extending its lease in accordance with its terms or is replaced by one or more replacement tenants acceptable to the lender.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. The Harvard Park Mortgage Loan documents permit, without prepayment penalty or fee, the release of a 10.5-acre parcel, where a baseball diamond, basketball court and volleyball courts are currently located, in connection with an arms-length transaction and provided among other conditions: (i) no event of default is continuing, (ii) the parcel is vacant and non-income producing, (iii) the debt service coverage ratio for the remaining property is at least 1.50x, (iv) the occupancy rate at the remaining property is greater than 85.0%, (v) a REMIC opinion is provided, and (vi) if required by the lender, rating agency confirmation is provided. Additionally, if the parcel release is to a borrower affiliate, in connection with or following such release, the Harvard Park Borrower or any affiliate is prohibited from (i) leasing space within the release parcel unless the occupancy rate for the remaining parcel is greater than 85.0%, unless the prospective tenant either requires more space than available at the remaining property or is not an office tenant, (ii) leasing space within the release parcel to any existing tenant at the remaining property, unless a replacement tenant(s) of comparable credit quality has been provided on substantially equal rental terms and the operating income at the remaining property will not be materially adversely affected, (iii) leasing space within the release parcel without first attempting to lease such prospective tenant in the remaining property and (iv) engaging in any development of the release parcel, materially interfering with the use and operation of the remaining property. Notwithstanding the foregoing, if the release parcel is developed as a build-to-suit for a single tenant with a lease with an original term that expires at least two years after the maturity date of the Harvard Park Mortgage Loan, the occupancy rate requirement and the requirement of the Harvard Park Borrower or any affiliate to first attempt to lease such prospective tenant in the remaining property will not apply.

Terrorism Insurance. The Harvard Park Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Harvard Park Property and business interruption insurance for 18 months with a 6 month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-71

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

T·J·maxx
BEST BUY

PETSMART
GROOMING

625
DOLLAR TREE

BEST BUY

STARBUCKS COFFEE

Round Table

Office DEPOT

SPORTS

A-3-72

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

A-3-73

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

Clovis Commons
605 - 795 West Herndon Avenue
Clovis, CA 93612
OREGON
NEVADA
CALIFORNIA
Pacific Ocean
Crescent City
Klamath Falls
Eureka
Redding
Winnemucca
Chico
Ukiah
Sparks
Reno
Fernley
Carson City
SACRAMENTO
Santa Rosa
Napa
Davis
Stockton
Oakland
SAN FRANCISCO
Tracy
Modesto
SAN JOSE
Merced
Santa Cruz
Clovis
Fresno
Salinas
Monterey
Visalia
COAST RANGES
Yosemite Natl. Park 50 miles
Rolling Hills
Copper River Country Club
N. Friant Rd.
E. Copper Ave.
FRESNO COUNTY
Valley Children's Hospital
Yosemite Fwy
Ft. Washington Golf and Country Club
E. Champlain Dr.
Woodward Park
E. Shepherd Ave.
Shepard Ave.
Villaggio Shopping Center
Park Place
River Park Shopping Center
E. Nees Ave.
Kaiser Permanente Fresno Med. Ctr.
W. Herndon Ave.
Clovis Crossing
Clovis
W. Sierra Ave.
W. Bullard Ave.
E. Bullard Ave.
Best Plaza Shopping Ctr.
California State University-Fresno
Sierra Fwy
Sacramento 160 miles
W. Barstow Ave.
E. Barstow Ave.
Bulldog Stadium
AMTRAK
W. Shaw Ave.
E. Shaw Ave.
Fashion Fair
Sierra Pavilion
Sierra Vista Mall
Highway City
Old Fig Garden
E. Gettysburg Ave.
Golden St. Blvd.
W. Ashlan Ave.
E. Ashlan Ave.
Tarpey Village
Golden State Fwy
W. Dakota Ave.
E. Dakota Ave.
Manchester Center
W. Shields Ave.
E. Shields Ave.
FRESNO
Fresno-Yosemite International Airport
W. Clinton Ave.
VA Health Care
Fresno City College
Mayfair
W. McKinley Ave.
E. McKinley Ave.
Las Palmas
Fresno Chaffee Zoo
Tower District
E. Olive Ave.
W. Olive Ave.
Sequoia-Kings Fwy
Comm. Regional Med. Ctr.
Downtown
W. Whitesbridge Ave.
Fresno Convention & Entertainment Ctr.
Fulton Mall
Chukchansi Park
E. Kings Canyon Rd.
Fresno Chandler Executive Airport
Goldleaf
E. Butler Ave.
Sunnyside
W. Kearney Blvd.
W. California Ave.
West Park
W. Jensen Ave.
E. Jensen Ave.
Golden St. Fwy
Los Angeles 210 miles

A-3-74

BANK 2018-BNK15	Clovis Commons

Mortgage Loan No. 8 – Clovis Commons

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$33,750,000			Location:	Clovis, CA 93612
Cut-off Date Balance:	$33,750,000			General Property Type:	Retail
% of Initial Pool Balance:	3.1%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	David H. Paynter			Year Built/Renovated:	2006/N/A
Mortgage Rate:	5.0000%			Size:	180,955 SF
Note Date:	10/10/2018			Cut-off Date Balance per SF:	$187
First Payment Date:	12/1/2018			Maturity Date Balance per SF:	$154
Maturity Date:	11/1/2028			Property Manager:	Paynter Realty & Investments, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$3,681,654
Seasoning:	0 months			UW NOI Debt Yield:	10.9%
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	13.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.57x
Additional Debt Type:	N/A			Most Recent NOI:	$3,743,103 (12/31/2017)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,683,853 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,614,767 (12/31/2015)
Reserves(1)				Most Recent Occupancy:	95.0% (10/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	96.3% (12/31/2017)
RE Tax:	$285,030	$40,719	N/A	3rd Most Recent Occupancy:	97.9% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$47,500,000 (7/10/2018)
Recurring Replacements:	$0	$3,015	N/A	Cut-off Date LTV Ratio:	71.1%
TI/LC:	$0	$15,079	$542,865	Maturity Date LTV Ratio:	58.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$33,750,000	73.5%	Purchase Price:	$45,000,000	98.0%
Borrower Equity:	$12,148,983	26.5%	Closing Costs:	$613,953	1.3%
			Reserves:	$285,030	0.6%
Total Sources:	$45,898,983	100.0%	Total Uses:	$45,898,983	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Clovis Commons Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $33,750,000 and secured by a first priority fee mortgage encumbering a 180,955 SF anchored retail center in Clovis, California (the “Clovis Commons Property”). The proceeds of the Clovis Commons Mortgage Loan were used to acquire the Clovis Commons Property, to pay closing costs and to fund reserve escrows.

The Borrowers and the Sponsor. The borrowers are Clovis Commons LLC, Willow Herndon Partners, LLC and RLO, LLC, as tenants in common (collectively, the “Clovis Commons Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy-remote, with at least one independent director.

David H. Paynter and D. Michael Patrick are the non-recourse carve out guarantors. David H. Paynter, the borrower sponsor, is the President and CEO of Paynter Realty & Investments, Inc. Paynter Realty & Investments, Inc. is a real estate developer established in 1988 that has developed a shopping center portfolio of 28 properties throughout California totaling in excess of 3.75 million SF, of which it maintains an ownership interest in 13 properties (approximately 2.46 million SF), including Clovis Crossing Shopping Center (446,643 SF), which is located within 2.0 miles of the Clovis Commons Property.

The Property. The Clovis Commons Property consists of a 180,955 SF anchored retail center located in Clovis, California. The Clovis Commons Property includes 8 single-story buildings surrounding 1,088 parking spaces (approximately 6.01 spaces per 1,000 SF). The Clovis Commons Property is anchored by Best Buy, TJ Maxx, PetSmart, Office Depot and junior anchor Dollar Tree, with no other tenant occupying more than 2.2% of NRA or representing more than 4.1% of underwritten base rent. The Clovis Commons Property features 30 in-line retailers and restaurant tenants, including Massage Envy, Payless Shoes, El Pollo Loco, Starbucks and Gamestop. The Clovis Commons Property is also shadow anchored by a 145,653 SF Target.

The Clovis Commons Property was 95.0% leased and occupied as of October 1, 2018 to 35 retail and restaurant tenants. Year-end historical occupancy at the Clovis Commons Property was 96.3%, 97.9%, 97.8% and 98.0% for 2017, 2016, 2015, and 2014, respectively.

A-3-75

BANK 2018-BNK15	Clovis Commons

Major Tenants.

Best Buy (30,000 SF, 16.6% of NRA, 12.4% of underwritten rent). Best Buy (NYSE: BBY) has been a tenant at the Clovis Commons Property since August 2008, and in September 2018 renewed its lease through January 31, 2024. Best Buy has two five-year renewal options remaining. Best Buy is not required by its lease to report sales.

TJ Maxx (28,000 SF, 15.5% of NRA, 8.7% of underwritten rent). TJ Maxx (NYSE: TJX) has been a tenant at the Clovis Commons Property since August 2006, and in February 2016 renewed its lease through August 31, 2021. TJ Maxx has three five-year renewal options remaining. TJ Maxx reported sales at the Clovis Commons Property of $10,667,965 ($381 PSF) for 2017, $10,266,256 ($367 PSF) for 2016 and $9,629,198 ($344 PSF) for 2015.

PetSmart (27,366 SF, 15.1% of NRA, 12.9% of underwritten rent). PetSmart has been a tenant at the Clovis Commons Property since February 2006, and in February 2016 renewed its lease through February 28, 2021. PetSmart has three five-year renewal options followed by one four-year renewal option remaining. PetSmart is not required by its lease to report sales.

Office Depot (20,500 SF, 11.3% of NRA, 8.8% of underwritten rent). Office Depot (NASDAQ: ODP) has been a tenant at the Clovis Commons Property since August 2006, and in February 2016 renewed its lease through August 31, 2021. Office Depot has two five-year renewal options remaining. Office Depot is not required by its lease to report sales.

The following table presents certain information relating to the major tenants at the Clovis Commons Property.

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent		Annual UW Rent PSF(3)	2017 Sales		Occ. Cost %	Lease Expiration
					% of Annual UW Rent		$	PSF
Major Tenants
Best Buy	BBB/Baa1/BBB	30,000	16.6%	$478,500	12.4%	$15.95	NAV	NAV	NAV	1/31/2024
TJ Maxx	NR/A2/A+	28,000	15.5%	$336,000	8.7%	$12.00	$10,677,965	$381	3.1%	8/31/2021
PetSmart	NR/Caa1/CCC	27,366	15.1%	$495,054	12.9%	$18.09	NAV	NAV	NAV	2/28/2021
Office Depot	NR/B1/B	20,500	11.3%	$338,250	8.8%	$16.50	NAV	NAV	NAV	8/31/2021
Subtotal/Wtd. Avg.		105,866	58.5%	$1,647,804	42.8%	$15.57

Other Tenants		66,036	36.5%	$2,203,058	57.2%	$33.36
Vacant Space		9,053	5.0%	$0	0.0%
Total/Wtd. Avg.		180,955	100.0%	3,850,862	100.0%	$22.40

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover at the Clovis Commons Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	4	6,105	$38.26	3.4%	3.4%	$233,565	6.1%	6.1%
2020	4	8,705	$27.39	4.8%	8.2%	$238,449	6.2%	12.3%
2021	13	95,668	$19.49	52.9%	61.1%	$1,864,737	48.4%	60.7%
2022	2	2,000	$38.43	1.1%	62.2%	$76,860	2.0%	62.7%
2023	4	15,967	$27.83	8.8%	71.0%	$444,424	11.5%	74.2%
2024	1	30,000	$15.95	16.6%	87.6%	$478,500	12.4%	86.6%
2025	3	5,969	$34.02	3.3%	90.9%	$203,092	5.3%	91.9%
2026	2	5,000	$36.31	2.8%	93.6%	$181,548	4.7%	96.6%
2027	1	2,488	$42.45	1.4%	95.0%	$105,616	2.7%	99.4%
2028	0	0	$0.00	0.0%	95.0%	$0	0.0%	99.4%
2029 & Beyond	1	0	$0.00	0.0%	95.0%	$24,072	0.6%	100.0%
Vacant	0	9,053	$0.00	5.0%	100.0%	$0	0.0%	100.0%
Total/Wtd.	35	180,955	$22.40	100.0%		$3,850,862	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

A-3-76

BANK 2018-BNK15	Clovis Commons

The Market. The Clovis Commons Property is located in the northern portion of the City of Clovis, at the intersection of Herndon and Willow Avenues, which have a combined average daily traffic count of over 55,000. Herndon Avenue is a major east/west thoroughfare that connects Highway 168 (Sierra Freeway), Highway 41 and Highway 99 north of Fresno.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Clovis Commons Property was 12,711, 135,242 and 288,441, respectively. The estimated 2018 average household income within the same radii was $100,623, $86,666 and $88,118, respectively. Within 3.0 miles of the Clovis Commons Property is California State University, Fresno, which had Fall 2017 enrollment of over 25,150 students.

The Clovis Commons Property is located in the Clovis submarket of the Fresno retail market. According to a third party research report, for the second quarter 2017, the Clovis retail submarket had approximately 6.2 million SF of inventory, with a 6.8% vacancy rate and average asking rent of $17.23 PSF.

The following table presents certain recent leasing at competitive properties to the Clovis Commons Property:

Competitive Lease Summary
Property, Location	Size (SF)	Occupancy	Tenant	Lease Size (SF)	Lease Date/Term	Rent PSF NNN
Clovis Crossing Shopping Center(1) Clovis, CA	446,643	99%	Little Caesar’s The Bar Method Tilly’s Stein Mart JoAnn’s ULTA Dick’s Sporting	1,100 2,500 10,000 31,349 18,000 10,028 50,000	Aug -18 / 5.0 Yrs Aug -16 / 10.0 Yrs Jun -16 / 10.0 Yrs Apr -14 / 10.0 Yrs Apr -14 / 15.0 Yrs Jan -14 / 10.0 Yrs Aug -13 / 10.0 Yrs	$33.00 $25.80 $17.04 $12.50 $12.50 $23.04 $15.48
Buchanan Crossroads Clovis, CA	17,381	100%	Rollie Ice Cream Butterfish Sport Clips Jersey Mike’s Chipotle Five Guys Blaze Pizza	1,289 3,000 1,105 1,300 2,400 2,500 2,500	Mar -18 / 5.0 Yrs Feb -18 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs Apr -16 / 5.0 Yrs	$33.00 $36.00 $33.00 $35.40 $36.00 $36.00 $34.20
The Shops at River Park Phase II Fresno, CA	238,488	99%	Cookie Cutters Blaze Pizza Vans Claire’s Boutiques	1,397 2,000 2,360 1,110	Mar -18 / 5.0 Yrs Mar -18 / 5.0 Yrs Mar -18 / 5.0 Yrs Oct -16 / 5.0 Yrs	$30.00 $36.00 $39.96 $48.00
The Shops at Warner Plaza Fresno, CA	14,148	100%	Butterfish Calif Poke Dutch Brothers	2,500 1,600	Aug -17 / 5.0 Yrs May -17 / 5.0 Yrs	$36.00 $45.00
Sierra Vista Mall Clovis, CA	503,034	80%	Which Wich In & Out Smart Repair	1,200 1,661	Nov -16 / 5.0 Yrs Oct -16 / 7.0 Yrs	$35.08 $36.12
Marketplace at El Paseo Fresno, CA	273,861	95%	Kirkland Stores Ulta Petco Old Navy Burlington Marshalls Ross	9,278 10,032 12,500 15,000 60,013 25,000 24,895	Jan -16 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Jan -15 / 10.0 Yrs Oct -15 / 10.0 Yrs Oct -15 / 10.0 Yrs	$18.00 $19.50 $18.50 $16.00 $11.00 $11.00 $13.00
Marketplace at El Paseo (Small Tenants) Fresno, CA	273,861	95%	Chronic Taco GNC Supercuts Verizon Panda Express	2,500 1,058 1,000 1,600 1,950	Jan -17 / 10.0 Yrs Sept -13 / 5.0 Yrs Sept -13 / 10.0 Yrs Sept -13 / 10.0 Yrs Sept -13 / 10.0 Yrs	$37.44 $33.48 $39.00 $36.96 $39.00

Source: Appraisal.

(1)       The Clovis Crossing Shopping Center is also owned by the borrower sponsor.

A-3-77

BANK 2018-BNK15	Clovis Commons

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Clovis Commons Property:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Base Rent(1)	$3,619,911	$3,665,490	$3,808,305	$3,886,482	$4,117,133	$22.75
Expense Reimbursement	$737,064	$951,618	$946,493	$943,093	$1,029,974	$5.69
Other Income(2)	$13,057	$41,249	$104,220	$41,318	$41,318	$0.23
Less Vacancy	($17,645)	($3,698)	($55,529)	($25,060)	($315,505)	($1.74)
Effective Gross Income	$4,352,387	$4,654,659	$4,803,489	$4,845,833	$4,872,920	$26.93
Total Operating Expenses	$1,015,478	$1,039,892	$1,119,636	$1,102,730	$1,191,266	$6.58
Net Operating Income	$3,336,909	$3,614,767	$3,683,853	$3,743,103	$3,681,654	$20.35
Capital Expenditures	$0	$0	$0	$0	$36,191	$0.20
TI/LC	$0	$0	$0	$0	$237,648	$1.31
Net Cash Flow	$3,336,909	$3,614,767	$3,683,853	$3,743,103	$3,407,815	$18.83

Occupancy %	98.0%	97.8%	97.9%	96.3%	93.9%
NOI DSCR	1.53x	1.66x	1.69x	1.72x	1.69x
NCF DSCR	1.53x	1.66x	1.69x	1.72x	1.57x
NOI Debt Yield	9.9%	10.7%	10.9%	11.1%	10.9%
NCF Debt Yield	9.9%	10.7%	10.9%	11.1%	10.1%

(1)	UW Base Rent includes contractual rent steps through October 2019 totaling $79,891.

(2)	Other Income includes ancillary parking revenue, fees and miscellaneous items.

Escrows and Reserves. The Clovis Commons Borrower deposited at closing $285,030 into a reserve for real estate taxes and is required to deposit monthly 1/12th of the estimated annual real estate taxes (initially $40,719) into such reserve. Additionally, the Clovis Commons Borrower is required to deposit monthly (i) into a reserve for insurance premiums 1/12th of the estimated annual insurance premiums (except to the extent that the insurance required is maintained under a blanket insurance policy), (ii) $3,015 for replacement reserves and (iii) $15,079 for leasing reserves until a cap of $542,865 is reached.

Lockbox and Cash Management. The Clovis Commons Mortgage Loan is structured with a hard lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period, the Clovis Commons Borrower is required to establish a cash management account under the sole control of the lender, into which during a Cash Sweep Period all amounts in the lockbox account are required to be automatically transferred daily for the payment of, among other things, debt service, monthly escrows, operating expenses and extraordinary expenses. Also during a Cash Sweep Period, all excess cash will be held by the lender as additional security for the Clovis Commons Mortgage Loan until the discontinuance of the Cash Sweep Period, unless a Cash Sweep Period has occurred more than once, in which case excess cash will continue to be held by the lender for the remainder of the Clovis Commons Mortgage Loan term.

A “Cash Sweep Period” means any period when (a) an event of default has occurred and continuing until the cure of such event of default, (b) the trailing six month debt service coverage ratio is less than 1.15x, tested quarterly, and continuing until the trailing six month debt service coverage ratio equals or exceeds 1.15x for two consecutive quarters or (c) two or more tenants with leases demising at least 10,000 SF (currently including Best Buy, TJ Maxx, PetSmart and Office Depot) are subject to a Tenant Renewal Event, a Tenant Default Event or a Tenant Credit Event.

A “Tenant Renewal Event” will commence when a tenant vacates, gives notice to vacate or terminate its lease, or fails to renew and/or extend its lease on or before the earlier of twelve months prior to the expiration of the then-current term, or such earlier date as set forth in the lease, and will end when a replacement tenant approved by the lender takes occupancy of the vacated space pursuant to a replacement lease.

A “Tenant Default Event” will commence when a tenant defaults in rent beyond any notice and cure periods, and will end when the event of default is cured.

A “Tenant Credit Event” will commence when a tenant or the guarantor of the tenant’s lease becomes subject to creditor’s rights laws and will end on the earlier of (i) the tenant or guarantor assuming its lease and the bankruptcy court affirming such assumption, or (ii) the action under the creditor’s rights laws being discharged, stayed or dismissed and the obligations under the lease and guaranty remaining unaltered.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Clovis Commons Borrower is required to obtain and maintain property insurance for full replacement cost, public liability insurance, and rental loss and/or business interruption insurance for twelve months plus six months of extended indemnity that covers perils of terrorism and acts of terrorism, provided that should the Terrorism Risk Insurance Act of 2002 or subsequent statute not be in effect, the Clovis Commons Borrower will not be required to pay for such terrorism insurance more than two times the cost of the premiums for the property, liability and business interruption/rental loss insurance required under the related Clovis Commons Mortgage Loan documents (excluding flood, earthquake and windstorm components of such premiums).

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A-3-79

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

Walmart

Chick-fil-A

Office DEPOT

BUFFALO WILD WINGS
GRILL & BAR

DOLLAR TREE

A-3-80

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

A-3-81

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

TN
Asheville
Hickory
Cary
RALEIGH
Concord
Gastonia
NORTH CAROLINA
CHARLOTTE
FAYETTEVILLE
Greenville
Spartanburg
Rock Hill
Greer
Clemson
Laurinburg
Anderson
SOUTH CAROLINA
Greenwood
Irmo
Florence
North Myrtle Beach
Athens
Lexington
COLUMBIA
Sumter
Conway
Myrtle Beach
North Augusta
Orangeburg
AUGUSTA
Milledgeville
GEORGIA
North Charleston
CHARLESTON
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island
Atlantic Ocean
Hinesville
SAVANNAH
COLUMBUS COUNTY
BRUNSWICK COUNTY
NORTH CAROLINA
SOUTH CAROLINA
Ash Little River Rd NW
Hickman Rd NW
Calabash Rd NW
Waccamaw River
Colonial Charters Golf Club
Little River Rd
Mineola Ave
Wampee Rd
North Village
HORRY COUNTY
Eagle Nest GC
River Hills Golf & CC
Little River
Glen Dornoch Waterway Golf
McLeod Seacoast Hospital
Wampee
Valley at Eastport GC
Tidewater Golf Club
Heritage Shores Natural Preserve
Coastal North Town Center
Hollywood
Intracoastal Waterway
Russell Burgess Coastal Preserve
House Creek
Cherry Grove Point
Conway 22 miles
Conway Bypass
Carolina Bays Pkwy
Surf Golf and Beach Club
Cherry Grove Beach
North Myrtle Beach City Hall
Main St
Surfwood Shopping Ctr.
Watertower Rd
Prices Swamp
Beachwood Golf Club
North Strand Plaza SC
Avista Resort
Lewis Ocean Bay Natural Heritage Preserve
North Myrtle Beach
Azalea Sands GC
Crescent Beach
O.D. Pavilion Amusement Park
Barefoot Resort & Golf
Pete Dye Golf Course
Grand Strand Airport
Ocean Sands Beach Resort
Barefoot Landing
Peter Horry Wildlife Preserve
Atlantic Beach
Myrtle Beach Mall
Ocean Creek Resort
Briarcliffe Acres
North Beach Plantation
Grand Dunes Golf Club
Tanger Outlet Center
Arcadian Shores GC
Arcadian Shores
Atlantic Ocean
Myrtle Beach Intl. Airport 12 miles
Myrtle Beach Resort
Sea Watch Resort
Dunes Golf & Beach Club
Myrtle Beach
The Plaza at Gator Hole
500, 506, 512, 514, 516, 518, 526, 528, 530, 532, 534, 538, 540, 550, 554, 556, 558, 560, 562, 564, 568, 570, 572, 574, 576, 578, 580, 582, 584, 586, 588, 680, 690, 700 & 710 U.S. Highway 17
North Myrtle Beach, SC 29582

A-3-82

BANK 2018-BNK15	The Plaza at Gator Hole

Mortgage Loan No. 9 – The Plaza at Gator Hole

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$31,000,000			Location:	North Myrtle Beach, SC 29582
Cut-off Date Balance:	$31,000,000			General Property Type:	Retail
% of Initial Pool Balance:	2.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	E. Stanley Kroenke			Year Built/Renovated:	2001-2004/N/A
Mortgage Rate:	4.6050%			Size:	312,065 SF
Note Date:	10/2/2018			Cut-off Date Balance per SF(1):	$99
First Payment Date:	12/1/2018			Maturity Date Balance per SF(1):	$99
Maturity Date:	11/1/2028			Property Manager:	THF Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$3,183,476
Seasoning:	0 months			UW NOI Debt Yield:	10.3%
Prepayment Provisions:	LO (23); YM1 (93); O (4)			UW NOI Debt Yield at Maturity(1):	10.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.00x
Additional Debt Type:	N/A			Most Recent NOI:	$3,077,484 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,239,581 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,020,494 (12/31/2016)
Reserves(2)				Most Recent Occupancy:	95.1% (8/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	95.0% (12/31/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	97.0% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$50,000,000 (7/18/2018)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio:	62.0%
TILC:	$0	Springing	$850,000	Maturity Date LTV Ratio:	62.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$31,000,000	100.0%	Loan Payoff:	$17,408,731	56.2%
			Return of Equity:	$13,236,683	42.7%
			Closing Costs:	$354,585	1.1%
Total Sources:	$31,000,000	100.0%	Total Uses:	$31,000,000	100.0%

(1)	E. Stanley Kroenke is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Nitro Marketplace.

(2)	See “Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The ninth largest mortgage loan (the “The Plaza at Gator Hole Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $31,000,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in North Myrtle Beach, South Carolina (“The Plaza at Gator Hole Property”). Proceeds of The Plaza at Gator Hole Mortgage Loan were primarily used to refinance the previous loan secured by The Plaza at Gator Hole Property, pay closing costs, and return approximately $13,236,683 of equity to the borrower.

The Borrower and the Sponsor. The borrower is THF Gator Hole Devco DE, L.L.C. (“The Plaza at Gator Hole Borrower”), a single-purpose, newly formed Delaware limited liability company, with one independent director. The Plaza at Gator Hole Borrower is 100.0% owned by THF Gator Hole Development L.L.C., which is owned by E. Stanley Kroenke (64.0%), Whitney A. Kroenke (11.5%), Josh W. Kroenke (11.5%) and James S. Lewis as trustee of the James S. Lewis Revocable Trust dated October 15th, 2015 (13.0%). The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke is also the borrower sponsor and non-recourse carveout guarantor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Nitro Marketplace.

E. Stanley Kroenke is a developer of shopping centers and apartment buildings. He has experience in sports team commercial management, sports marketing, media and new media rights as well as in real estate development. He owns approximately 30 million SF of real estate, primarily consisting of shopping plazas near Walmart stores. E. Stanley Kroenke is the owner of Kroenke Sports Enterprises, LLC, the Denver Nuggets Limited Partnership and The Kroenke Group. E. Stanley Kroenke is married to Ann Walton Kroenke, the niece of Walmart’s founder, Sam Walton.

A-3-83

BANK 2018-BNK15	The Plaza at Gator Hole

The Property. The Plaza at Gator Hole Property is a 312,065 SF anchored retail shopping center located in North Myrtle Beach, South Carolina. The Plaza at Gator Hole Property is situated on an approximately 50.1 acre site and features 1,791 parking spaces (5.74 spaces per 1,000 SF). The Plaza at Gator Hole Property is comprised of seven one-story buildings originally built between 2001 and 2004. The Plaza at Gator Hole Property is anchored by Walmart (65.3% of NRA, 40.7% of underwritten rent) and three junior anchors (12.5% of NRA, 16.1% of underwritten rent) and includes five outparcels that are ground leased to Arbys, Chick-Fil-A, Beach First National Bank, IHOP, and TGI Friday’s. The Plaza at Gator Hole Property is shadow anchored by a corporate-owned Home Depot, which is not part of the collateral. According to a third party market research report, the estimated grocery sales achieved by Walmart at The Plaza at Gator Hole Property are approximately $59.8 million, which is higher than both Walmart’s national average grocery sales of approximately $41.2 million and Walmart’s state average grocery sales in South Carolina of approximately $39.1 million. According to a third party market research report, the total sales achieved by Walmart at The Plaza at Gator Hole Property are approximately $102.7 million which is 51.8% greater than the average sales achieved by the 25 Walmarts located within a 75 mile radius of The Plaza at Gator Hole Property of approximately $67.7 million.

The Plaza at Gator Hole Property was 95.1% leased by 30 tenants as of August 1, 2018 and has maintained an average occupancy of 96.4% between 2012 and 2018. Other than Walmart, no tenant represents more than 5.7% of NRA or accounts for more than 7.1% of underwritten rent. Twenty-five tenants (87.7% of NRA, 87.9% of underwritten rent) have been in occupancy at The Plaza at Gator Hole Property for at least 10 years and 28 tenants (93.3% of NRA, 97.2% of underwritten rent) have been in occupancy at The Plaza at Gator Hole Property for at least 5 years.

Major Tenants.

Walmart (203,916 SF, 65.3% of NRA, 40.7% of underwritten rent). Walmart is an American multinational retail corporation headquartered in Bentonville, Arkansas. As of January 2018, Walmart has 11,718 stores and clubs in 28 countries and has approximately 2.3 million employees. Walmart has been anchoring The Plaza at Gator Hole Property since 2002, has a lease expiration of January 20, 2024 and has 15, five-year renewal options remaining.

Office Depot (17,933 SF, 5.7% of NRA, 7.1% of underwritten rent). Office Depot is an office supply retailing company headquartered in Boca Raton, Florida. Office Depot operates at 1,400 retail stores in North America with over 38,000 associates across retail, sales and supply chain. Office Depot took occupancy of its space at The Plaza at Gator Hole Property in 2002, has a lease expiration of December 31, 2023 and has four, five-year renewal options remaining.

Petco (11,217 SF, 3.6% of NRA, 5.7% of underwritten rent). Petco is a privately held pet supplies retailer. Petco employs more than 25,000 partners and operates more than 1,500 locations across the United States, Mexico and Puerto Rico, including more than 80 Unleashed by Petco locations. Petco took occupancy of its space at The Plaza at Gator Hole Property in 2012, has a lease expiration of January 31, 2023 and has two, five-year renewal options remaining.

Dollar Tree (10,010 SF, 3.2% of NRA, 3.4% of underwritten rent). Dollar Tree is a chain of discount variety stores that sells items for $1 or less, operating in over 5,000 stores throughout 48 states in the United States. Dollar Tree took occupancy of its space at The Plaza at Gator Hole Property in 2003, has a lease expiration of January 31, 2019 and has no renewal options remaining.

Buffalo Wild Wings (7,000 SF, 2.2% of NRA, 3.7% of underwritten rent). Buffalo Wild Wings is a casual dining restaurant and sports bar franchise headquartered in Atlanta, Georgia. Buffalo Wild Wings took occupancy of its space at The Plaza at Gator Hole Property in 2003, has a lease expiration of January 31, 2019 and has one, five-year renewal option remaining.

The following table presents a summary regarding the largest tenants at The Plaza at Gator Hole Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(5)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Walmart	AA/Aa2/AA	203,916	65.3%	$1,366,237	$6.70	40.7%	NAV	NAV	NAV	1/20/2024
Office Depot	NR/NR/B	17,933	5.7%	$237,254	$13.23	7.1%	NAV	NAV	NAV	12/31/2023
Petco	NR/NR/NR	11,217	3.6%	$190,689	$17.00	5.7%	NAV	NAV	NAV	1/31/2023
Dollar Tree	NR/Baa3/BBB-	10,010	3.2%	$112,612	$11.25	3.4%	$2,815,497	$281.27	4.0%	1/31/2019
Buffalo Wild Wings	NR/NR/NR	7,000	2.2%	$126,000	$18.00	3.7%	NAV	NAV	NAV	1/31/2019
Subtotal/Wtd. Avg.		250,076	80.1%	$2,032,792	$8.13	60.5%

Other Tenants		46,600	14.9%	$1,327,411	$28.49	39.5%
Vacant Space		15,389	4.9%	$0	$0.00	0.0%
Total/Wtd. Avg.		312,065	100.0%	$3,360,203	$11.33	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent as of the August 1, 2018 and is calculated as underwritten rent divided by most recently reported sales.

(5)	Most Recent Sales are as of January 31, 2018.

A-3-84

BANK 2018-BNK15	The Plaza at Gator Hole

The following table presents certain information relating to the lease rollover schedule at The Plaza at Gator Hole Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	2,000	0.6%	0.6%	$23.00	$46,000	1.4%	1.4%
2018	0	0	0.0%	0.6%	$0.00	$0	0.0%	1.4%
2019	6	26,510	8.5%	9.1%	$15.33	$406,362	12.1%	13.5%
2020	3	10,000	3.2%	12.3%	$16.77	$167,710	5.0%	18.5%
2021	5	9,500	3.0%	15.4%	$32.10	$304,996	9.1%	27.5%
2022	5	9,500	3.0%	18.4%	$25.87	$245,786	7.3%	34.8%
2023	4	32,150	10.3%	28.7%	$14.94	$480,218	14.3%	49.1%
2024	3	205,516	65.9%	94.6%	$7.28	$1,496,127	44.5%	93.7%
2025	1	1,500	0.5%	95.1%	$20.20	$30,300	0.9%	94.6%
2026	1	0	0.0%	95.1%	$0.00	$87,840	2.6%	97.2%
2027	1	0	0.0%	95.1%	$0.00	$94,864	2.8%	100.0%
2028	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	95.1%	$0.00	$0	0.0%	100.0%
Vacant	0	15,389	4.9%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	30	312,065	100.0%		$11.33	$3,360,203	100.0%

(1)	Information is based on the underwritten rent roll as of August 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The Plaza at Gator Hole Property is located in North Myrtle Beach, South Carolina, approximately ten miles northeast of the Myrtle Beach central business district. The Plaza at Gator Hole Property is part of the Myrtle Beach-Conway-North Myrtle Beach metropolitan statistical area with an estimated 2017 population of 467,292.

According to the appraisal, The Plaza at Gator Hole Property is in the North Myrtle Beach submarket of the Myrtle Beach retail market. As of the first quarter of 2018, the North Myrtle Beach retail submarket had an average vacancy of 2.0%, average asking rents of $14.88 per unit and consisted of 5,925,147 SF across 531 buildings. According to a third party market research report, as of the first quarter of 2018 the Myrtle Beach power center market consisted of approximately 1.22 million SF with a vacancy rate of 8.88% and market rent averaged $30.22 PSF. The North Myrtle Beach power center submarket consists of approximately 800,000 SF with a reported vacancy rate of 3.8%, market rent of $30.22 PSF and no new supply under construction as of the first quarter of 2018.

The estimated 2017 population within a one-, three- and five-mile radius of The Plaza at Gator Hole Property is 3,620, 18,730 and 37,202, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of The Plaza at Gator Hole Property is $51,495, $50,743 and $50,793, respectively, according to the appraisal.

The following table presents recent leasing data at comparable retail properties with respect to The Plaza at Gator Hole Property:

Comparable Lease Summary
Property Name / Address City. State	Year Built	GLA	Tenant	Lease Area (SF)	Lease Date	Term (Mos.)	Base Rent PSF	Reimbursements
Barefoot Commons North Myrtle Beach, SC	2007	90,702	Mad Vapes	1,640	April 2018	60	$18.00	NNN
Forest Village Myrtle Beach, SC	2008	16,800	Tenant Request	1,400	Dec 2017	36	$17.00	NNN
Ocean Plaza North Myrtle Beach, SC	1988	66,497	Beach Realty Group	975	April 2017	60	$13.00	NNN
Ladson Crossing Ladson, SC	2000	52,607	Little Caesars	1,500	June 2017	61	$14.00	NNN
Trolley Crossing Summerville, SC	2006	15,000	Paris Nails	1,500	Aug 2016	67	$14.50	NNN

Source: Appraisal.

A-3-85

BANK 2018-BNK15	The Plaza at Gator Hole

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Plaza at Gator Hole Property:

Cash Flow Analysis
	2015	2016	2017	4/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,260,279	$3,316,509	$3,334,069	$3,313,888	$3,667,983	$11.75
Total Recoveries	$377,459	$309,043	$292,183	$293,354	$312,979	$1.00
Other Income	$12,807	$2,287	$1,657	$1,611	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	($307,780)	($0.99)
Effective Gross Income	$3,650,545	$3,627,839	$3,627,910	$3,608,853	$3,673,182	$11.77
Total Expenses	$590,098	$607,345	$388,329	$531,369	$489,706	$1.57
Net Operating Income	$3,060,447	$3,020,494	$3,239,581	$3,077,484	$3,183,476	$10.20
Capital Expenditures	$0	$0	$0	$0	$46,810	$0.15
TI/LC	$0	$922	$0	($2,932)	$237,169	$0.76
Net Cash Flow	$3,060,447	$3,019,571	$3,239,581	$3,080,415	$2,899,496	$9.29

Occupancy %	96.2%	97.0%	95.0%	95.1%(2)	91.6%
NOI DSCR	2.11x	2.09x	2.24x	2.13x	2.20x
NCF DSCR	2.11x	2.09x	2.24x	2.13x	2.00x
NOI Debt Yield	9.9%	9.7%	10.5%	9.9%	10.3%
NCF Debt Yield	9.9%	9.7%	10.5%	9.9%	9.4%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2018 and includes rent steps through August 1, 2019 totaling $48,902.

(2)	Occupancy is as of August 1, 2018.

Escrows and Reserves. No reserves were deposited at loan origination. For so long as a Cash Sweep Period (as defined below) is not in effect, and E. Stanley Kroenke is the controlling party of The Plaza at Gator Hole Borrower (together, the “Reserve Suspension Conditions”), The Plaza at Gator Hole Borrower will not be required to fund reserves for real estate taxes, insurance premiums, capital expenditures or tenant improvements and leasing commissions. If the Reserve Suspension Conditions are no longer met, The Plaza at Gator Hole Borrower is required to deposit monthly into escrow (i) 1/12 of the annual estimated real estate tax payments (provided, however, that The Plaza at Gator Hole Borrower is not required to make such deposits for any taxes which (x) are being paid directly to the tax authority by tenants under their leases or (y) tenants are required to reimburse or pay to The Plaza at Gator Hole Borrower under their leases for so long as (A) such tenants remain obligated under their respective leases to pay such taxes directly to the applicable taxing authority or to reimburse The Plaza at Gator Hole Borrower, as applicable, (B) such tenants timely pay or reimburse such taxes, and (C) The Plaza at Gator Hole Borrower provides the lender with reasonably satisfactory evidence that such taxes have been paid before becoming delinquent or accruing interest) and (ii) 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place and evidence is delivered to lender of the timely payment of insurance premiums). In addition, if the Reserve Suspension Conditions are no longer met, The Plaza at Gator Hole Borrower is required (i) to make monthly deposits of $3,900.81 into a reserve for capital expenditures and (ii) to make an initial deposit of $150,000 and monthly deposits of $19,504.06, into a reserve for tenant improvements and leasing commissions, provided that so long as no event of default is continuing under The Plaza at Gator Hole Mortgage Loan, such monthly deposits will not be required if they would cause the amount then on deposit in such tenant improvements and leasing commissions reserve to exceed $850,000. In addition, in lieu of a reserve for $205,000 for roof replacement repairs, the non-recourse carveout guaranty provides for recourse to the non-recourse carveout guarantor for losses arising from failure to make such repairs.

A “Cash Sweep Period” means a period commencing;

(i)	upon the occurrence of an event of default under The Plaza at Gator Hole Mortgage Loan and ending if no event of default exists;

(ii)	if the debt service coverage ratio of The Plaza at Gator Hole Mortgage Loan falls below 1.25x (based on the actual interest only debt service payments) for six consecutive calendar months, based on the trailing six months operating statements and rent rolls and ends if either (x) the debt service coverage ratio (based on the actual interest only debt service payments) is at least 1.25x for the immediately preceding six consecutive calendar months or (y) The Plaza at Gator Hole Borrower enters into a Master Lease (as defined below); provided that The Plaza at Gator Hole Borrower will only be permitted to enter into a Master Lease if E. Stanley Kroenke is the controlling party (a “Master Lease Cure Event”);

(iii)	if the tenant Wal-Mart Real Estate Business Trust (together with its successors and assigns, the “Major Tenant”) makes or is the subject of a voluntary bankruptcy filing or is the subject of an involuntary bankruptcy filing that has not been vacated within 90 days of such filing, and ending upon either (x) the Major Tenant’s lease being affirmed in bankruptcy and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) at least 75% of such Major Tenant’s space being re-let to one or more replacement tenant(s) pursuant to replacement lease(s), which replacement tenants and leases are reasonably acceptable to the lender, and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of such Major Tenant’s space, open for business and paying full contractual rent (a “Replacement Tenant Cure Event”) or (z) a Master Lease Cure Event occurring;

(iv)	on the date on which the Major Tenant has “gone dark” in or permanently vacates its space and ending upon either (x) such Major Tenant being in occupancy of the entirety of such Major Tenant’s space and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from such Major Tenant stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) a Replacement Tenant Cure Event occurring, or (z) a Master Lease Cure Event occurring; or

A-3-86

BANK 2018-BNK15	The Plaza at Gator Hole

(v)	on the date which is six months prior to the expiration of the Major Tenant’s lease (unless the lease has been extended or renewed on terms and conditions acceptable to the lender) and ending upon either (x) such Major Tenant renewing or extending such Major Tenant’s lease on the terms provided for in such Major Tenant’s lease or on other terms and conditions reasonably acceptable to the lender, and The Plaza at Gator Hole Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from such Major Tenant stating that such Major Tenant is in occupancy of the entirety of such Major Tenant’s space, open for business and paying full contractual rent, (y) a Replacement Tenant Cure Event occurring, or (z) a Master Lease Cure Event occurring.

“Master Lease” means a lease agreement between The Plaza at Gator Hole Borrower, as landlord, and E. Stanley Kroenke, as tenant, that (a) is on market terms and conditions for properties substantially similar to The Plaza at Gator Hole Property and acceptable to the lender in its reasonable discretion, (b) covers a sufficient amount of rentable square feet that the rent under such lease, when combined with the rent payable under all other leases at The Plaza at Gator Hole Property, results in a debt service coverage ratio of not less than 1.25x (based on the actual interest only debt service payments) and (c) is for a term of not less than five years.

If a Cash Sweep Period occurs as a result of a decline in the debt service coverage ratio and The Plaza at Gator Hole Borrower enters into a Master Lease, and thereafter the debt service coverage ratio (based on the actual loan constant) is at least 1.25x for the immediately preceding six consecutive calendar months, The Plaza at Gator Hole Borrower may elect to terminate the Master Lease upon not less than 30 days’ notice to the lender and the controlling party of The Plaza at Gator Hole Borrower.

Lockbox and Cash Management. The Plaza at Gator Hole Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and during the continuance of a Cash Sweep Period, The Plaza at Gator Hole Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and if notwithstanding such direction, The Plaza at Gator Hole Borrower or the property manager receives any rents, to deposit such rents into the lockbox account within one business day of receipt. Upon the occurrence of a Cash Sweep Period, the lender is required to establish a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically, and so long as a Cash Sweep Period is continuing, applied (i) to make deposits into the tax and insurance escrows as described above under “Escrows and Reserves”, (ii) to pay debt service on The Plaza at Gator Hole Mortgage Loan, (iii) to make deposits into the capital expenditure reserve and tenant improvements and leasing commissions reserve, as described above under “Escrows and Reserves”, (iv) if no event of default has occurred with respect to The Plaza at Gator Hole Mortgage Loan, to pay operating expenses set forth in the annual budget and other expenses incurred in connection with the operation and maintenance of The Plaza at Gator Hole Property approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for The Plaza at Gator Hole Mortgage Loan during the continuance of the Cash Sweep Period. If a Cash Sweep Period is no longer continuing, the lender will be required to de-activate the lockbox account, and to disburse all funds in the lockbox account and cash management account to The Plaza at Gator Hole Borrower.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Plaza at Gator Hole Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (but in no event more than an amount equal to the sum of 100% of the full replacement cost and 12 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance with the foregoing, so long as such statute or other program covers both domestic and foreign acts of terrorism.

A-3-87

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

A-3-88

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

235 EAST 42ND STREET

33 3,707 SF
32 11,075 SF
31 11,147 SF
30 11,122 SF
29 11,176 SF
28 11,020 SF
27 11,103 SF
26 11,119 SF
25 11,169 SF
24 11,138 SF
23 11,048 SF
22 11,052 SF
21 11,699 SF
20 11,856 SF
19 12,838 SF
18 14,737 SF
17 14,781 SF
16 25,457 SF
15 25,486 SF
14 25,308 SF
13 27,554 SF
12 27,501 SF
11 43,341 SF
10 43,114 SF
9 43,091 SF
8 34,960 SF
7 38,242 SF
6 46,904 SF
5 46,736 SF
4 46,573 SF
3 46,615 SF
2 47,155 SF
Mezzanine 3,469 SF
1 29,339 SF
Basement 30,991 SF
Pfizer

A-3-89

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

Pfizer Building
235 East 42nd Street
New York, NY 10017
MANHATTAN
Midtown
East Side
Murray Hill
Flatiron District
East River
W. 57th St.
E. 57th St.
W. 53rd St.
E. 53rd St.
W. 42nd St.
E. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
Broadway
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
FDR Drive
METRO NORTH
LONG ISLAND RAILROAD
Midtown Tunnel
Queens-
495
Grand Central Terminal (Metro North)
Chrysler Building
Daily News
United Nations Headquarters
Japan Society
Bryant Park
New York Public Library
ROCKEFELLER CENTER
TIMES SQUARE
HERALD SQUARE
Empire State Building
Penn Station
Madison Square Garden
Madison Square Park
St. Vartan's Park
NYU Medical Center
FERRY TO LONG ISLAND CITY
LIRR
Gramercy Park
Upper West Side
Upper East Side
Central Park
QUEENS
North Bergen
West New York
Weehawken
Long Island City
Union City
Hoboken
Greenpoint
Williamsburg
Chelsea
Greenwich Village
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
NEW JERSEY
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Astoria

A-3-90

BANK 2018-BNK15	Pfizer Building

Mortgage Loan No. 10 – Pfizer Building

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
				Location:	New York, NY 10017
Original Balance(1):	$30,000,000			General Property Type:	Office
Cut-off Date Balance(1):	$28,888,768			Detailed Property Type:	CBD
% of Initial Pool Balance:	2.7%			Title Vesting:	Leasehold
Loan Purpose:	Acquisition			Year Built/Renovated:	1960/2004
Sponsor:	David Werner			Size:	823,623 SF
Mortgage Rate:	3.5850%			Cut-off Date Balance per SF(1):	$146
Note Date:	7/11/2018			Maturity Date Balance per SF(1):	$5
First Payment Date:	9/8/2018			Property Manager:	Self-managed
Maturity Date:	8/8/2024
Original Term to Maturity:	72 months			Underwriting and Financial Information
Original Amortization Term(2):	72 months			UW NOI(5):	$23,044,920
IO Period:	0 months			UW NOI Debt Yield(1):	19.1%
Seasoning:	3 months			UW NOI Debt Yield at Maturity(1):	531.9%
Prepayment Provisions:	LO (27); DEF (40); O (5)			UW NCF DSCR(1):	1.00x
Lockbox/Cash Mgmt Status:	Hard / In Place			Most Recent NOI(5):	N/A
Additional Debt Type(1)(3):	Pari Passu			2nd Most Recent NOI(5):	N/A
Additional Debt Balance(1)(3):	$91,481,099			3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(5):	100.0% (11/1/2018)
Reserves(4)				2nd Most Recent Occupancy(5):	100.0% (12/31/2017)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(5):	100.0% (12/31/2016)
RE Tax:	$0	Springing(5)	N/A	Appraised Value (as of)(6):	$210,000,000 (3/26/2018)
Insurance:	$4,700	Springing(6)	N/A	Cut-off Date LTV Ratio(1):	57.3%
Ground Rent Reserve:	$0	$816,667	N/A	Maturity Date LTV Ratio(1):	2.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$125,000,000	43.1%	Purchase Price:	$228,000,000	78.6%
Borrower Equity:	$165,098,546	56.9%	Ground Lease Extension Option:	$50,000,000	17.2%
			Closing Costs:	$12,093,846	4.2%
			Reserves:	$4,700	0.0%
Total Sources:	$290,098,546	100.0%	Total Uses:	$290,098,546	100.0%

(1)	The Pfizer Building Mortgage Loan (as defined below) is part of the Pfizer Building Whole Loan (as defined below), which is comprised of five pari passu promissory notes with an aggregate original principal balance of $125,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Pfizer Building Whole Loan.

(2)	The Pfizer Building Whole Loan amortizes based on a specific amortization schedule, which is set forth in Annex A-4 of the Preliminary Prospectus, which provides for amortization of substantially all of the principal of the Pfizer Building Whole Loan by its maturity date, subject to a final payment of $4,332,390 on the maturity date.

(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for further discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	On the day prior to origination of the Pfizer Building Whole Loan, Pfizer Inc. transferred the ground leasehold interest in the Pfizer Building Property (as defined below) to the Pfizer Building Borrower (as defined below) and entered into a lease of the Pfizer Building expiring July 9, 2024. Prior to such date, the Pfizer Building Property was owned and occupied by Pfizer Inc. Accordingly, historical NOI is not applicable and historical occupancy percentages are based on Pfizer’s physical occupancy of its ground leasehold interest. Pfizer Inc. plans to vacate the Pfizer Building Property at the end of its lease term.

(6)	In addition, the appraiser concluded to a prospective market value assuming an extended ground lease of $415,000,000 as of June 23, 2018, equating to a Cut-off Date LTV Ratio of 29.0% and LTV Ratio at Maturity or ARD of 1.0%. The “as is” and “Prospective Market Value-Extended Ground Lease” values both assume that Pfizer vacates the Pfizer Building Property at the expiration of the Pfizer lease and that $100.0 million is invested to redevelop the Pfizer Building Property. No funds have been reserved for redevelopment of the Pfizer Building Property. See “Ground Lease” section below.

The Mortgage Loan. The tenth largest mortgage loan (the “Pfizer Building Mortgage Loan”) is part of a whole loan (the “Pfizer Building Whole Loan”) evidenced by five pari passu notes secured by a first mortgage encumbering the ground leasehold interest in a Class A office building fully leased to Pfizer Inc. (“Pfizer”) located in New York, New York (the “Pfizer Building Property”). The non-controlling Promissory Note A-3 in the original principal amount of $30,000,000 represents the Pfizer Building Mortgage Loan and will be included in the BANK 2018-BNK15 securitization trust. The controlling Promissory Note A-1 and the non-controlling Promissory Notes A-4 and A-5 were contributed to the BANK 2018-BNK13 securitization trust. The non-controlling Promissory Note A-2 (together with Promissory Notes A-1, A-4 and A-5, the “Pfizer Building Non-Serviced Pari Passu Companion Loans”) was contributed to the BANK 2018-BNK14 securitization trust. The Pfizer Building Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK13 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

A-3-91

BANK 2018-BNK15	Pfizer Building

Pfizer Building Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$28,888,768	BANK 2018-BNK13	Yes
A-2	$30,000,000	$28,888,768	BANK 2018-BNK14	No
A-3	$30,000,000	$28,888,768	BANK 2018-BNK15	No
A-4	$20,000,000	$19,259,179	BANK 2018-BNK13	No
A-5	$15,000,000	$14,444,384	BANK 2018-BNK13	No
Total Pfizer Building Whole Loan	$125,000,000	$120,369,867

The Borrower and the Sponsor. The borrower for the Pfizer Building Whole Loan is 42nd & Second Holding Co. LLC, a Delaware limited liability company and a special purpose entity with two independent directors (the “Pfizer Building Borrower”). David Werner is the guarantor of certain non-recourse carveouts under the Pfizer Building Whole Loan.

The State of Wisconsin Investment Board (“SWIB”) has a 75.0% indirect equity interest in the Pfizer Building Borrower. David Werner has a 9.3% indirect equity interest in the Pfizer Building Borrower. SWIB, created in 1951, is responsible for managing the assets of the Wisconsin Retirement System, the State Investment Fund and other state trust funds.

The borrower sponsor is David Werner, of David Werner Real Estate Investments. David Werner Real Estate Investments is a privately-owned commercial real estate owner, operator and investor. David Werner has over 30 years of experience working in commercial real estate and is currently a principal owner of more than 15,000,000 SF of commercial real estate properties.

The Property. The Pfizer Building Property is a 33-story Class A office building totaling 823,623 square feet in New York, New York. The Pfizer Building Property is located in Midtown Manhattan with frontage along East 43rd Street, East 42nd Street and Second Avenue. The Pfizer Building Property is 100.0% leased to Pfizer, and has served as the global headquarters of Pfizer since it was built in 1960. The Pfizer Building Property features 16 passenger elevators and floor plates ranging from 34,960 to 47,155 square feet on the 2nd through 11th floor, 11,699 to 27,554 square feet on the 12th through 21st floor, and 11,020 to 11,176 square feet on the 22nd to 32nd floor, with a 3,707 square foot 33rd floor penthouse. Additionally, there is 30,991 square feet of lower level basement space that houses mechanical systems and is used as storage space for Pfizer. The Pfizer lease expires July 9, 2024. Pfizer plans to vacate the Pfizer Building Property and move to an office building at Hudson Yards, as to which Pfizer has already signed a lease, at the end of the term of the Pfizer lease.

Pfizer (NYSE: PFE; rated A+/A1/AA by Fitch/Moody’s/S&P) is a large biopharmaceutical company which develops and manufactures healthcare products. Pfizer’s products include medicines and vaccines, as well as consumer healthcare products. For the year ending December 31, 2017, Pfizer reported $52.5 billion in total revenue. This resulted in a reported $16.5 billion of net cash flow from operations over the same period.

The Pfizer Building Property is located within close proximity to Grand Central Terminal, which provides access to transportation, including subway service along the nearby 4, 5, 6, 7 and S lines and Metro-North Railroad. Penn Station and the Port Authority Terminal are also accessible via the subway, connecting the Pfizer Building Property to major rail lines in the tristate area, including the Long Island Rail Road and the New Jersey Transit.

Prior to the origination of the Pfizer Building Whole Loan, Pfizer owned and occupied two adjacent buildings: the Pfizer Building Property, located at 235 East 42nd Street, in which it owned the ground leasehold interest, and an adjacent property located at 219 East 42nd Street (the “219 Building”), in which it owned the fee interest.  In conjunction with its planned move to Hudson Yards, Pfizer sought to sell the Pfizer Building Property and the 219 Building and to enter into a single short-term lease of both buildings.  Accordingly, on the day prior to the origination date of the Pfizer Building Whole Loan, Pfizer sold the Pfizer Building Property and the 219 Building to a joint venture, 219/235 East LLC (the “JV”), owned 99% by the Pfizer Building Borrower and 1% by ARE-NY Region No. 1, LLC (“219 Fee Owner”), an entity affiliated with Alexandria Real Estate Equities.  Simultaneously therewith, the JV entered into a single lease to Pfizer (the “Pfizer Lease”) of both the Pfizer Building Property and the 219 Building. Immediately prior to the origination of the Pfizer Building Mortgage Loan, the following transactions were entered into:

●	The JV entered into leases with itself, as both landlord and tenant, of (i) the Pfizer Building Property (the “235 Lease”) and (ii) the 219 Building (the “219 Lease”, and together with the 235 Lease, the “JV Leases”). The Pfizer Lease has priority over the JV Leases.

●	The JV simultaneously conveyed (i) the ground leasehold interest in the Pfizer Building Property and the landlord’s interest under the 235 Lease to the Pfizer Building Borrower, and (ii) fee title in the 219 Building and the landlord’s interest in the 219 Lease to the 219 Fee Owner. The JV retained the landlord’s interest under the Pfizer Lease, but granted a present assignment to (x) the Pfizer Building Borrower of the landlord’s interest in the Pfizer Lease with respect to the Pfizer Building Property effective as of the origination date of the Pfizer Building Mortgage Loan with respect to the period following the expiration or earlier termination of the 235 Lease (the “Pfizer Lease 235 Building Residual Interest”), pursuant to which the Pfizer Building Borrower assumed the obligations of the landlord under the Pfizer Lease with respect to the Pfizer Building Property effective as of the date on which the 235 Lease expires or is earlier terminated as more particularly set forth in the limited liability operating agreement of the JV (the “Pfizer Building JV Agreement”) and (y) 219 Fee Owner of the landlord’s interest in the Pfizer Lease with respect to the 219 Building with respect to the period following the expiration or earlier termination of the 219 Lease (the “Pfizer Lease 219 Building Residual Interest”), pursuant to which 219 Fee Owner assumed the obligations of the landlord under the Pfizer Lease with respect to the 219 Building effective as of the date on which the 219 Lease expires or is earlier terminated as more particularly set forth in the Pfizer Building JV Agreement. The provisions of the assignment of the Pfizer Lease 235 Residual Interest and the assignment of the Pfizer Lease 219 Residual Interest provide that the Pfizer Building Borrower and the 219 Fee Owner, as applicable, accept the assignments of such interests in the Pfizer Lease subject to the requirement that they assume the obligations in respect of the Pfizer Building Mortgaged Property or the 219 Building, as applicable, pursuant to the terms, covenants and conditions set forth in the Pfizer Building JV Agreement as applicable to them in respect of the assigned interests in the Pfizer Lease, mutatis mutandis.

●	The 235 Lease provides for payment by the JV of rent in an amount certain which is equal to 70.181% (the “235 Percentage”) of the rent under the Pfizer Lease and the 219 Lease provides for payment by the JV of rent in an amount certain which is equal to the remaining 29.819% (the “219 Percentage”) of the rent under the Pfizer Lease. Such percentages are equal to the relative square feet of the Pfizer Building Property and the 219 Building.

A-3-92

BANK 2018-BNK15	Pfizer Building

●	The Pfizer Building JV Agreement provides generally that the Pfizer Building Borrower will control the day to day operations of the JV; however the Pfizer Building Borrower has the right to make all decisions relating solely to the Pfizer Building Property and the 219 Fee Owner has the right to make all decisions relating solely to the 219 Building. The Pfizer Building JV Agreement provides that neither the Pfizer Lease nor the 235 Lease may be amended, modified or terminated without the lender’s prior written consent, and that the lender is a third party beneficiary of such provision.

Further, on the origination date, the Pfizer Building Borrower granted the mortgage lender a mortgage on the ground leasehold interest comprising the Pfizer Building Property, an assignment of leases and rents of the landlord’s interest in the 235 Lease and the Pfizer Lease 235 Building Residual Interest, and a pledge of its 99% equity interest in the JV.

The following table presents certain information relating to the sole tenant at the Pfizer Building Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Pfizer(3)	A+/A1/AA	823,623	100.0%	$32,944,920	100.0%	$40.00	7/9/2024(4)
Subtotal/Wtd. Avg.		823,623	100.0%	$32,944,920	100.0%	$40.00

Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		823,623	100.0%	$32,944,920	100.0%	$40.00

(1)	Information is based on the underwritten rent roll as of November 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	The JV leases the Pfizer Building Property to Pfizer, and the Pfizer Building Borrower owns the landlord’s interest under the 235 Lease, as described above.

(4)	Pfizer has one, one-year lease renewal option; however, Pfizer has indicated its intent to vacate the premises upon expiration of its current lease term.

The following table presents certain information relating to the lease rollover schedule at the Pfizer Building Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2022	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2023	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2024	1	823,623	100.0%	100.0%	$32,944,920	$40.00	100.0%	100.0%
2025	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2026	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2028	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
2029 & Beyond	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Vacant Space	0	0	0.0%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	1	823,623	100.0%		$32,944,920	$40.00	100.0%

(1)	Information is based on the underwritten rent roll as of November 1, 2018.

A-3-93

BANK 2018-BNK15	Pfizer Building

The Market. The Pfizer Building Property has frontage along East 43rd Street, East 42nd Street and Second Avenue in the Grand Central office submarket of Midtown Manhattan. According to the appraisal, the Pfizer Building Property is located within a heavily trafficked office market, within close proximity to several public attractions such as Grand Central Terminal, Bryant Park and the United Nations Headquarters, as well as retail corridors such as Madison and Fifth Avenues. The Pfizer Building Property is surrounded by New York landmarks, restaurants, hotels, retail shops and tourist attractions. FDR Drive and the Queens Midtown Tunnel are also accessible from the Pfizer Building Property.

The 112.5 million square foot Grand Central office submarket is Manhattan’s largest, according to a third-party industry report, and as of the fourth quarter of 2017 had a vacancy rate of 9.3% and an average asking rent of $75.49 per square foot, second-highest among Manhattan submarkets. As of the fourth quarter of 2017, the Grand Central office submarket contained approximately 72.3 million SF of Class A office space with a vacancy rate of 8.4% and average asking rents of $86.26 per square foot.

The estimated 2017 population within a quarter-, half- and one-mile radius of the Pfizer Building Property is 19,836, 51,150 and 149,661, respectively, according to the appraisal. The estimated 2017 average household income within a quarter-, half- and one-mile radius of the Pfizer Building Property is $119,968, $114,015 and $111,820, respectively.

Office buildings under construction in the Grand Central office submarket include the 1,800,000 square foot One Vanderbilt, with a 2021 completion date forecast and the 670,000 square foot 425 Park Avenue, with a 2019 completion date forecast.

The following table presents information relating to comparable leases for the Pfizer Building Property:

Comparable Leases
Property Name/Location	Year Built	Stories	Total GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
292 Madison Avenue New York, NY	1923	26	205,000	CFA Institute	Sep. 2017 / 170 Mos.	11,113	$72.50	Mod. Gross
285 Madison Avenue New York, NY	1926	26	510,232	Misys International Banking System	Aug. 2017 / 144 Mos.	34,767	$83.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Meridiam Infrastructure	Jul. 2017 / 131 Mos.	11,823	$77.50	Mod. Gross
100 Park Avenue New York, NY	1950/2007	36	887,818	ABN AMRO Holdings USA	Apr. 2017 / 124 Mos.	54,037	$79.00	Mod. Gross
140 East 45th Street New York, NY	1983/2013	44	700,000	Mesirow Financial Holdings	Jan. 2017 / 120 Mos.	7,576	$74.00	Mod. Gross
450 Lexington Avenue New York, NY	1992	40	950,048	PSP Investments USA LLC	Dec. 2016 / 124 Mos.	13,720	$122.00	Mod. Gross
605 Third Avenue New York, NY	1964	43	1,043,055	Consulate General of Finland	Nov 2016 / 194 Mos.	19,110	$77.00	Mod. Gross
390 Madison Avenue New York, NY	1953/2018	32	862,154	Hogan Lovells US LLP	Nov 2016 / 195 Mos.	206,720	$82.00	Mod. Gross
600 Lexington Avenue New York, NY	1983/2013	36	303,515	MKP Capital Management	Oct. 2016 / 120 Mos.	25,995	$80.00	Mod. Gross
1 Dag Hammarskjold Plaza New York, NY	1972/2007	50	782,928	Memorial Hospital for Cancer & Allied Diseases	Apr. 2016 / 118 Mos.	46,194	$69.00	Mod. Gross

Source: Appraisal.

A-3-94

BANK 2018-BNK15	Pfizer Building

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Pfizer Building Property:

Cash Flow Analysis(1)
	UW	UW PSF
Gross Potential Rent	$32,944,920	$40.00
Total Recoveries	$0	$0.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	$0	$0.00
Effective Gross Income	$32,944,920	$40.00
Total Expenses(2)	$9,900,000	$12.02
Net Operating Income	$23,044,920	$27.98
Capital Expenditures	$0	$0.00
TI/LC	$0	$0.00
Net Cash Flow	$23,044,920	$27.98

Occupancy %	100.0%(3)
NOI DSCR(4)	1.00x
NCF DSCR(4)	1.00x
NOI Debt Yield(4)	19.1%
NCF Debt Yield(4)	19.1%

(1)	Prior to the day preceding the loan origination date, the Pfizer Building Property was owned and occupied by Pfizer. Accordingly, historical NOI is not applicable.

(2)	UW Expenses consist of ground rent of $9,800,000 and commercial general public liability insurance required to be maintained by the landlord under the Pfizer Lease. The ground rent increases to $11,050,000 on May 1, 2022. The scheduled monthly debt service payment on the Pfizer Building Whole Loan reduces to $1,816,243.33 in April 2022 and thereafter in an amount which generally offsets such ground rent increase.

(3)	The Pfizer Building Property was 100.0% physically occupied as of November 1, 2018.

(4)	Debt service coverage ratios and debt yields are based on the Pfizer Building Whole Loan.

Escrows and Reserves. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual real estate taxes; provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) the Pfizer Lease (or other lease approved by the lender) expressly obligates the related tenant thereunder to directly pay taxes to the applicable governmental authority (which the Pfizer Lease satisfies as of the loan origination date), (ii) the Pfizer Lease or such other lease remains in full force and effect, (iii) no monetary or material non-monetary event of default is continuing under the Pfizer Building Whole Loan, (iv) (A) Pfizer is not then in default in the payment of taxes then due and payable under the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease (as defined below) beyond any applicable grace periods or (B) such other tenant is not then in default in the payment of taxes then due and payable in accordance with the terms of the applicable lease (or to the extent applicable, the Pfizer Lease, the 235 Lease and the Pfizer Building Ground Lease) beyond any applicable grace periods and in either case pays such taxes prior to interest or penalties being incurred, and (v) the Pfizer Building Borrower delivers to the lender evidence of payment of such taxes prior to delinquency. The Pfizer Building Borrower is required to deposit monthly 1/12th of the estimated annual insurance premiums, provided that the Pfizer Building Borrower will not be required to make such deposits so long as (i) there is no continuing event of default under the Pfizer Building Whole Loan, and (ii) the Pfizer Building Property is covered by a blanket policy reasonably approved by the lender or being maintained by Pfizer pursuant to and in accordance with the Pfizer Lease, in each case with evidence of renewal of the policies and timely proof of payment of the insurance premiums. The Pfizer Building Borrower is required to deposit on August 8, 2018 and monthly thereafter, an amount equal to the ground rent payable under the Pfizer Building Ground Lease for the immediately succeeding month.

Lockbox and Cash Management. The Pfizer Building Mortgage Loan provides for a hard lockbox and upfront cash management. Pursuant to a lockbox agreement among the JV, the Pfizer Building Borrower, the 219 Fee Owner and the lockbox bank, the lockbox account is for the benefit of (i) the lender, with respect to the 235 Percentage of funds therein and Pfizer Building Subaccount (as defined below) and (ii) the 219 Fee Owner, with respect to the 219 Percentage of funds therein and 219 Building Subaccount (as defined below). The lockbox agreement provides that the 235 Percentage of the funds in the lockbox account will be allocated to a subaccount relating to the Pfizer Building Property (the “Pfizer Building Subaccount”) and the 219 Percentage of such funds will be allocated to a subaccount relating to the 219 Building (the “219 Building Subaccount”). The Pfizer Building Borrower is required to direct, or cause the JV to direct, Pfizer and all other tenants (if any) of the Pfizer Building Property to pay rents (including rents related to the 219 Building) directly into the lockbox account, and the Pfizer Building Borrower is required to deposit any rents received by it, notwithstanding such direction, within two business days of receipt. All funds in the Pfizer Building Subaccount are required to be swept to a lender-controlled cash management account and applied to the payment of, among other things, monthly escrows, debt service, operating expenses set forth in the lender-approved annual budget and extraordinary expenses approved by the lender, and to pay any remainder (i) if no Cash Sweep Event Period (as defined below) is continuing, into the insurance reserve, and (ii) if a Cash Sweep Event Period is continuing, into an excess cash flow account to be held as additional security for the Pfizer Building Whole Loan during the continuance of such Cash Sweep Event Period. Notwithstanding the foregoing, upon an event of default, the lender will have the right to apply funds in the cash management account to amounts due under the Pfizer Building Whole Loan in its sole discretion.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of an event of default under the Pfizer Building Whole Loan and ending upon the cure (if applicable) of such event of default.

Additional Secured Indebtedness (not including trade debts). The Pfizer Building Property also secures the Pfizer Building Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $91,481,099. The Pfizer Building Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Pfizer Building Mortgage Loan. The Pfizer Building Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Pfizer Building Non-Serviced Pari Passu Companion Loans. The holders of the Pfizer Building Mortgage Loan and the Pfizer Building Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of

A-3-95

BANK 2018-BNK15	Pfizer Building

collections on the Pfizer Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Ground Lease. The Pfizer Building Property consists of a ground leasehold interest pursuant to a ground lease (the “Pfizer Building Ground Lease”) between Seaver Realty LLC, a New York limited liability company, as successor-in-interest to Seaver Realty Company, together with its successors and/or assigns, as ground lessor (the “Pfizer Building Ground Lessor”) and the Pfizer Building Borrower, as assignee of the original ground lessee, as ground lessee. The Pfizer Building Ground Lease expires December 31, 2057. Annual rent under the Pfizer Building Ground Lease is $9,800,000 through April 30, 2022, $11,050,000 from May 1, 2022 through April 30, 2027, $12,300,000 from May 1, 2027 through April 30, 2032 and $13,550,000 from May 1, 2032 through April 30, 2037. The Pfizer Building Ground Lease requires that either (i) on or prior to June 30, 2036, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2037 through April 30, 2049 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value (as defined below) but not less than the rent for the lease year ending April 30, 2037. The Pfizer Building Ground Lease further requires that either (i) on or prior to June 30, 2048, the Pfizer Building Ground Lessor and the ground lessee must agree on the net rent payable from May 1, 2049 through December 31, 2057 or (ii) the annual rent will be equal to 5.5% of the Pfizer Building Land Value but not less than the rent for the lease year ending April 30, 2049.

The “Pfizer Building Land Value” means the fair market value of the land (which is deemed to be 37,650 square feet and zoned to permit erection of a building with floor area equal to the greater of (x) the maximum as-of-right floor area ratio then allowable under applicable building and zoning laws and (y) an assumed floor area ratio of 15 (such assumed floor area ratio, the “FAR Floor”), at its highest and best use (but excluding any residential condominium use) considered as vacant and unimproved land and free and clear of all encumbrances, including the Pfizer Building Ground Lease, as of the date of the determination of such value; provided, however, that from and after January 1, 2058, the FAR Floor is deemed to be 16.4). In the event of any dispute regarding the Pfizer Building Land Value between the Pfizer Building Ground Lessor and the ground lessee, such value is required to be determined by arbitration procedures set forth in the Pfizer Building Ground Lease.

The Pfizer Building Borrower has an option (the “Pfizer Ground Lease Extension Option”) to extend the term of the Pfizer Building Ground Lease through December 31, 2117, which option must be exercised by July 11, 2021. On or prior to the closing of the Pfizer Building Whole Loan, $50,000,000 was paid to the Pfizer Building Ground Lessor in consideration of the granting of the Pfizer Ground Lease Extension Option. The Pfizer Ground Lease Extension Option is exercisable upon payment of a second option payment of $50,000,000 plus a supplemental payment (the “Supplemental Payment”) equal to accrued interest on such $50,000,000 amount from the date of the option agreement to the date of exercise of the Pfizer Ground Lease Extension Option at a rate of 2.5% per annum. If the Pfizer Ground Lease Extension Option is exercised, the combined $100,000,000 option payment will be deemed to be additional prepaid rent over the extension term. In addition, if transfer and/or occupancy taxes are actually due and payable in connection with the exercise of the Pfizer Ground Lease Extension Option, the Supplemental Payment will be decreased (but not below zero) either (i) dollar for dollar in the case of any occupancy tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee, in connection with the exercise of the Pfizer Ground Lease Extension Option or (ii) by 50% of any transfer tax that may be due from and payable by the Pfizer Building Borrower, as ground lessee in connection with the exercise of the Pfizer Ground Lease Extension Option. The Pfizer Building Whole Loan documents do not obligate the Pfizer Building Borrower to exercise the Pfizer Ground Lease Extension Option. In the event the Pfizer Ground Lease Extension Option is exercised, the rent payable thereunder is initially determined based on a formula similar to that for the period from May 1, 2049 through December 31, 2057 (the “Land Value Formula”) for the period from January 1, 2058 through December 31, 2062 and is also determined pursuant to the Land Value Formula for, the period from January 1, 2083 through December 31, 2087 and the period from January 1, 2108 through December 31, 2112 (each a “Land Value Reset Period”), and increases by 10% for each four year period after a Land Value Reset Period and prior to the next land Value Reset Period.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Pfizer Building Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Pfizer Building Property, as well as 24 months of business interruption insurance; provided that so long as TRIPRA (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA. The Pfizer Building Borrower may rely on insurance (including self-insurance) provided by Pfizer in accordance with the Pfizer Lease for terrorism coverage, as to which the Pfizer Lease does not require business interruption coverage.

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A-3-97

BANK 2018-BNK15	Stirling Bossier Shopping Center

Mortgage Loan No. 11 – Stirling Bossier Shopping Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$28,140,000			Location:	Bossier City, LA 71111
Cut-off Date Balance:	$28,140,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	James E. Maurin; Martin A. Mayer; Lewis Stirling, III; Gerald E. Songy			Year Built/Renovated:	2008/2016
Mortgage Rate:	4.6900%			Size:	303,436 SF
Note Date:	9/7/2018			Cut-off Date Balance per SF:	$93
First Payment Date:	10/11/2018			Maturity Date Balance per SF:	$75
Maturity Date:	9/11/2028			Property Manager:	Stirling Properties, L.L.C. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	2 months			UW NOI:	$3,549,817
Prepayment Provisions:	LO (25); YM1 (88); O (7)			UW NOI Debt Yield:	12.6%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	15.7%
Additional Debt Type:	N/A			UW NCF DSCR:	2.47x (IO) 1.73x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI (as of):	$3,645,300 (6/30/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI (as of):	$3,751,368 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,699,589 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy (as of):	95.4% (7/17/2018)
RE Tax:	$361,522	$40,169	N/A	2nd Most Recent Occupancy (as of):	95.6% (12/31/2017)
Insurance:	$0	Springing(1)	N/A	3rd Most Recent Occupancy (as of) :	96.5% (12/31/2016)
Recurring Replacements:	$0	$5,763	N/A	Appraised Value (as of):	$57,000,000 (7/27/2018)
TI/LC:	$0	$20,095	N/A	Cut-off Date LTV Ratio:	49.4%
Belk Reserve Funds(2):	$0	$50,000	$1,200,000	Maturity Date LTV Ratio:	39.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$28,140,000	99.1%	Loan Payoff(3)	$27,712,542	97.6%
Borrower Equity:	$257,551	0.9%	Closing Costs:	$323,487	1.1%
			Upfront Reserves:	$361,522	1.3%
Total Sources:	$28,397,551	100.0%	Total Uses:	$28,397,551	100.0%

(1)	The Stirling Bossier Shopping Center Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Stirling Bossier Shopping Center Borrower (as defined below) provides the lender with evidence that the Stirling Bossier Shopping Center Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the Stirling Bossier Shopping Center Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Belk Reserve requires monthly impounds for two years from origination for potential tenant improvement costs and leasing commissions related to the Belk space and the spaces of any tenants at the Stirling Bossier Shopping Center Property with co-tenancy provisions tied to Belk.

(3)	Loan Payoff includes the defeasance of a loan securitized in the COMM 2013-CR8 securitization trust.

The Mortgage Loan. The eleventh largest mortgage loan (the “Stirling Bossier Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $28,140,000 and secured by a first priority fee mortgage encumbering a 303,436 SF, Class A retail power center (the “Stirling Bossier Shopping Center Property”) located in Bossier City, Louisiana. The proceeds of the Stirling Bossier Shopping Center Mortgage Loan, together with $257,551 of borrower equity, were used to refinance the Stirling Bossier Shopping Center Property, fund reserves and pay closing costs. The Stirling Bossier Shopping Center Property was previously securitized in the COMM 2013-CR8 securitization trust.

The Borrowers and the Sponsors. The borrower is SP Bossier, L.L.C. (the “Stirling Bossier Shopping Center Borrower”), a single-purpose Delaware limited liability company. The borrower sponsors and non-recourse carve-out guarantors are James E. Maurin; Martin A. Mayer; Lewis Stirling, III; and Gerald E. Songy. Each sponsor is either a current or former executive of Stirling Properties. Stirling Properties is a full service real estate firm headquartered in Covington, Louisiana. Stirling Properties serves as the property manager and leasing agent for the Stirling Bossier Shopping Center Property. Founded over 40 years ago, Stirling Properties specializes in Commercial Brokerage, Development & Redevelopment, Acquisitions & Investments and Asset & Property Management over an array of property types across the Gulf South region of Louisiana, Mississippi, Alabama, and Florida. In total, as of April 2018, Stirling manages and leases a portfolio of approximately 12.8 million SF of retail space (with an approximately 19.4 million SF total real estate portfolio).

A-3-98

BANK 2018-BNK15	Stirling Bossier Shopping Center

The Property. The Stirling Bossier Shopping Center Property is a 303,436 SF, Class A retail power center located in Bossier City, Louisiana, approximately 7.4 miles northeast of the Shreveport, Louisiana central business district. Built in 2008, renovated/expanded in 2016 and situated on a 26.5-acre parcel, the Stirling Bossier Shopping Center Property is anchored by Belk, Best Buy, Bed Bath & Beyond, Ross Dress for Less, Michaels and PetSmart and is shadow-anchored by Target, Sam’s Club and Academy Sports (shadow anchors are not part of the collateral). The Stirling Bossier Shopping Center Property has 1,400 surface parking spaces, resulting in a parking ratio of 4.6 spaces per 1,000 SF of rentable area. As of July 17, 2018, the Stirling Bossier Shopping Center Property was 95.4% occupied by 29 tenants, including national retailers such as Old Navy, Ulta, Kirkland’s, Lane Bryant and Massage Envy.

The Stirling Bossier Shopping Center has averaged 95.3% occupancy since 2012. Thirteen tenants, representing approximately 67.2% of NRA and 56.3% of underwritten rent, have been in place at the Stirling Bossing Shopping Center Property since 2008 and 12 tenants, representing approximately 45.7% of NRA and 52.0% of underwritten rent, have renewed since the start of 2018. Approximately 35.6% of the NRA and 34.8% of underwritten base rent at the Stirling Bossier Shopping Center Property is attributed to investment grade tenants.

Major Tenants.

Belk (73,777 SF, 24.3% of NRA, 7.8% of underwritten rent). Belk’s 20-year lease at the Stirling Bossier Shopping Center Property commenced in 2007 and has four 5-year options remaining, each with 180 days’ notice at rental rates as specified in the lease. The Stirling Bossier Shopping Center Mortgage Loan is structured with reserve that requires $50,000 monthly impounds for two years from origination for potential tenant improvement costs and leasing commissions related to the Belk space and the spaces of any tenants with co-tenancy provisions tied to Belk. Belk is subject to a ground lease at the Stirling Bossier Shopping Center Property and owns its improvements.

Ross Dress for Less (“Ross”, 30,187 SF, 9.9% of NRA, 8.1% of underwritten rent). Ross originally signed a 10-year lease at the Stirling Bossier Shopping Center Property in 2008 and exercised a 5-year renewal option in 2018. Ross has three 5-year renewal options remaining at rental rates as specified in the lease.

Best Buy (30,038 SF, 9.9% of NRA, 11.7% of underwritten rent). Best Buy’s original 10-year lease at the Stirling Bossier Shopping Center Property commenced in 2007. Best Buy exercised a 3-year renewal in 2018 and has two 5-year renewal options remaining at rental rates as specified in the lease.

Other than Belk, Ross and Best Buy, no tenant accounts for more than 8.2% of the NRA or 9.2% of underwritten base rent at the Stirling Bossier Shopping Center Property.

The following table presents certain information relating to the leases at the Stirling Bossier Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant SF	Approx % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	2017 Sales/Sales PSF	Occ. Cost %(3)	Lease Expiration	Remaining Extension Options
Anchor Tenants
Belk (Ground Lease)	NR/NR/NR	73,777	24.3%	$295,108	7.8%	$4.00	N/A/N/A	N/A	10/9/2027	4 x 5 Yr
Ross	NR/A3/A-	30,187	9.9%	$307,907	8.1%	$10.20	N/A/N/A	N/A	1/31/2023	3 x 5 Yr
Best Buy	BBB/Baa1/BBB	30,038	9.9%	$443,061	11.7%	$14.75	N/A/N/A	N/A	1/31/2021	2 x 5 Yr
Bed Bath & Beyond	NR/Baa3/BBB-	25,000	8.2%	$200,000	5.3%	$8.00	N/A/N/A	N/A	1/31/2023	3 x 5 Yr
PetSmart	NR/Caa1/CCC	19,993	6.6%	$349,878	9.2%	$17.50	$6,942,796/$347	6.2%	2/28/2023	4 x 5 Yr
Michaels	NR/NR/NR	17,987	5.9%	$259,912	6.9%	$14.45	N/A/N/A	N/A	2/28/2026	4 x 5 Yr
Subtotal/Wtd. Avg.		196,982	64.9%	$1,855,866	48.9%	$9.42	Lease Expiration

Other Tenants		92,454	30.5%	$1,937,685	51.1%	$20.96
Vacant Space		14,000	4.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		303,436	100.0%	$3,793,551	100.0%	$13.11(4)(5)

(1)	Information is based on the underwritten rent roll.

(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2019 for five tenants totaling $46,836.

(3)	Occ. Cost is based on Annual UW Rent and reimbursements.

(4)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(5)	Wtd. Avg. Annual UW Rent PSF excluding the Belk (Ground Lease) space is $16.22.

A-3-99

BANK 2018-BNK15	Stirling Bossier Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Stirling Bossier Shopping Center Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling

2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	2	5,600	$27.94	1.8%	1.8%	$156,478	4.1%	4.1%
2020	1	1,800	$24.65	0.6%	2.4%	$44,370	1.2%	5.3%
2021	2	34,038	$14.90	11.2%	13.7%	$507,061	13.4%	18.7%
2022	7	30,245	$19.80	10.0%	23.6%	$598,705	15.8%	34.4%
2023	9	102,903	$13.52	33.9%	57.5%	$1,390,850	36.7%	71.1%
2024	1	1,200	$28.00	0.4%	57.9%	$33,600	0.9%	72.0%
2025	3	13,230	$22.58	4.4%	62.3%	$298,726	7.9%	79.9%
2026	2	24,591	$16.07	8.1%	70.4%	$395,294	10.4%	90.3%
2027	1	73,777	$4.00	24.3%	94.7%	$295,108	7.8%	98.1%
2028	1	2,052	$35.75	0.7%	95.4%	$73,359	1.9%	100.0%
Thereafter	0	0	$0.00	0.0%	95.4%	$0	0.0%	100.0%
Vacant	0	14,000	$0.00	4.6%	100.0%	$0	0.0%	100.0%
Total/Weighted Average	29	303,436	$13.11(3)(4)	100.0%		$3,793,551	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Weighted Average UW Rent PSF Rolling excludes vacant space.

(4)	Wtd. Avg. Annual UW Rent PSF excluding the Belk (Ground Lease) space is $16.22.

The Market. The Stirling Bossier Shopping Center Property is located in Bossier City, Louisiana, adjacent to Airline Drive and Interstate 220, approximately 3.0 miles northwest of Interstate 20, approximately 5.9 miles east of Interstate 49 and approximately 12.4 miles northeast of Shreveport Regional Airport. The Stirling Bossier Shopping Center Property is situated at the intersection of Airline Drive and Beene Boulevard, which, according to a third party market research provider, had a daily traffic count of approximately 40,005 vehicles, as of 2017.

According to the appraisal, Pierre Bossier Mall (located approximately 2.4 miles south of the Stirling Bossier Shopping Center Property) is the largest mall in the area, and additional national retailers in the area include Home Depot (located approximately 0.8 miles south of the Stirling Bossier Shopping Center Property), Wal-Mart Supercenter and Lowes (each located approximately 0.9 miles south of the Stirling Bossier Shopping Center Property).

Bossier City has planned a multimillion-dollar infrastructure plan to extend Airline Drive to become a three-lane street with improved drainage and streetlights. The city has planned to extend Innovation Drive to connect with Airline Drive between Miciotto Lane (approximately 0.5 miles north of the Stirling Bossier Shopping Center Property) and Greenacres Boulevard (approximately 0.8 miles northwest of the Stirling Bossier Shopping Center Property). Once bid out publicly, project construction is expected to take eight to 10 months.

According to a third party market research provider, the estimated 2018 population within a three- and five-mile radius of the Stirling Bossier Shopping Center Property was 32,820 and 80,379, respectively; and the estimated 2018 average household income within the same radii was $57,952 and $56,090, respectively.

According to a third-party market research report, the Stirling Bossier Shopping Center Property is situated within the Bossier Parish retail submarket of the Shreveport retail market. As of October 2018, the submarket reported a total inventory of approximately 9.3 million SF with a 3.3% vacancy rate and average asking rents of $16.34 PSF. Within a three-mile radius of the Stirling Bossier Shopping Center Property, as of October 2018, there were 414 retail properties totaling approximately 5.7 million SF with a 4.2% vacancy rate, per a third-party market research provider. The appraiser identified seven competitive properties totaling approximately 961,801 SF, which reported an average vacancy rate of 3.7%. The appraiser concluded to the following market rents for the Stirling Bossier Shopping Center Property: $35.00 PSF for end-cap spaces; $20.00 PSF for large in-line spaces; $27.00 PSF for small in-line spaces; $15.00 PSF for Jr. anchor spaces; and $4.75 PSF for ground leased spaces (Belk), all of which are on a triple net basis.

A-3-100

BANK 2018-BNK15	Stirling Bossier Shopping Center

The following table presents recent leasing data at comparable retail properties with respect to the Stirling Bossier Shopping Center Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Occ %	Distance from Subject	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	NNN Rent/SF
Stirling Bossier Shopping Center Property 2900-2990 Meadow Creek Drive; 2611-2816 Beene Boulevard Bossier City, Louisiana	2008/2016	303,436	95.4%	N/A
University Place 7020-7070 Youree Drive Shreveport, Louisiana	2001/N/A	205,753	93.0%	11.5 miles	Quoted	1,200 – 15,000+	N/A	5.0 – 20.0	$7.75 - $26.00
Kings Crossing 7141 Youree Drive Shreveport, Louisiana	2005/N/A	138,411	100.0%	11.2 miles	Quoted	1,200 – 15,000+	N/A	5.0 – 20.0	$9.00 – $29.15
Eastgate Shopping Center 1704-1748 East 70th Street Shreveport, Louisiana	1995/2006	353,057	100.0%	11.1 miles	Colors NailSpa	2,402	Mar. 2018	10.0	$20.00
Bossier Corners 2001-2035 Airline Drive Bossier City, Louisiana	1965/1997	140,863	93.0%	2.4 miles	Various	1,000 – 26,282	N/A	5.0 - 20.0	$9.75 – $32.00
Youree Plaza 7230 Youree Drive Shreveport, Louisiana	2004/N/A	18,221	88.0%	11.3 miles	Various	1,520 – 2,200	Jan. 2017 – Aug. 2018	3.0 – 5.0	$22.00 - $27.32
Cypress Shopping Center 2300 Airline Drive Bossier City, Louisiana	2006/N/A	11,827	100.0%	1.3 miles	Various	1,350 – 2,400	Nov. 2015 – Nov. 2016	5.0	$24.20
Bayou Walk Village Shopping Center 6634 and 6658 Youree Drive Shreveport, Louisiana	1997/N/A	93,669	100.0%	9.5 miles	JoAnn	23,500	Sept. 2017	10.0	$12.00

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and Underwritten Net Cash Flow at the Stirling Bossier Shopping Center Property:

Cash Flow Analysis(1)
	2015	2016(2)	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Base Rent	$3,306,997	$3,845,357	$3,859,803	$3,804,053	$4,115,551	$13.56
Total Recoveries	$764,429	$926,066	$972,042	$936,993	$1,130,971	$3.73
Less Vacancy & Credit Loss	$0	$0	$0	$0	($322,000)(3)	($1.06)
Effective Gross Income	$4,071,426	$4,771,423	$4,831,845	$4,741,046	$4,924,521	$16.23
Total Operating Expenses	$875,431	$1,071,834	$1,080,478	$1,095,746	$1,374,704	$4.53
Net Operating Income	$3,195,995	$3,699,589	$3,751,368	$3,645,300	$3,549,817	$11.70
TI/LC	$0	$0	$0	$0	$173,725	$0.57
Capital Expenditures	$0	$0	$0	$0	$69,150	$0.23
Net Cash Flow	$3,195,995	$3,699,589	$3,751,368	$3,645,300	$3,306,943	$10.90

Occupancy %	95.4%	96.5%	95.6%	95.4%	92.2%(3)
NOI DSCR (IO)	2.39x	2.76x	2.80x	2.72x	2.65x
NOI DSCR (P&I)	1.67x	1.93x	1.96x	1.91x	1.86x
NCF DSCR (IO)	2.39x	2.76x	2.80x	2.72x	2.47x
NCF DSCR (P&I)	1.67x	1.93x	1.96x	1.91x	1.73x
NOI Debt Yield	11.4%	13.1%	13.3%	13.0%	12.6%
NCF Debt Yield	11.4%	13.1%	13.3%	13.0%	11.8%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through October 2019 for five tenants totaling $46,836.

(2)	The increase in Gross Potential Base Rent and Net Operating Income from 2015 to 2016 was driven partly by (i) five new leases totaling approximately 18.3% of UW Gross Potential Base Rent signed from August 2015 to December 2015 and (ii) two renewal leases totaling approximately 2.0% of UW Gross Potential Base Rent signed in September 2016 and December 2016.

(3)	The underwritten economic vacancy is 7.8%. As of July 17, 2018, the Stirling Bossier Shopping Center Property was 95.4% physically occupied.

A-3-101

BANK 2018-BNK15	Triangle Center

Mortgage Loan No. 12 – Triangle Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,988,334			Location:	Longview, WA 98632
Cut-off Date Balance:	$27,988,334			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	William Simmons; Robert Simmons			Year Built/Renovated:	1961/2000
Mortgage Rate:	4.6900%			Size:	260,627 SF
Note Date:	9/24/2018			Cut-off Date Balance PSF:	$107
First Payment Date:	11/1/2018			Maturity Date Balance PSF:	$95
Maturity Date:	10/1/2028			Property Manager:	Cushman & Wakefield U.S., Inc.
Original Term to Maturity	120 months
Original Amortization Term:	360 months
IO Period:	36 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$3,280,540
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield:	11.7%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	13.3%
Additional Debt Type:	N/A			UW NCF DSCR:	2.25x (IO) 1.72x( P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$3,256,683 (5/31/2018 TTM)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$3,271,128 (12/31/2017)
Reserves				3rd Most Recent NOI:	$3,217,952 (12/31/2016)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	97.4% (9/10/2018)
RE Tax:	$37,270	$37,270	N/A	2nd Most Recent Occupancy:	94.7% (12/31/2017)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	94.7% (12/31/2016)
Recurring Replacements:	$73,408	$4,344	N/A	Appraised Value (as of):	$39,500,000 (7/10/2018)
TI/LC:	$250,000	$16,250	$700,000	Cut-off Date LTV Ratio:	70.9%
Landlord Obligations(1):	$339,485	(1)	N/A	Maturity Date LTV Ratio:	62.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,988,334	70.2%	Purchase Price:	$38,339,598	96.2%
Borrower Equity:	$11,876,346	29.8%	Closing Costs:	$824,919	2.1%
			Reserves:	$700,163	1.8%
Total Sources:	$39,864,680	100.0%	Total Uses:	$39,864,680	100.0%

(1)	The Triangle Center Borrower (as defined below) deposited at loan origination $31,820 for outstanding landlord obligations related to Peace Health, $257,665 for free rent related to Ulta Salon, and is required to deposit $34,000 on November 1, 2018, and then $17,000 monthly from December 2018 through February 2019 in anticipation of Ace Hardware’s lease expiration on February 28, 2019.

The Mortgage Loan. The twelfth largest mortgage loan (the “Triangle Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,988,334 and secured by a first priority fee mortgage encumbering an anchored retail center located in Longview, Washington (the “Triangle Center Property”). The proceeds of the Triangle Center Mortgage Loan, together with borrower equity, were used to acquire the Triangle Center Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsors. The borrower is Triangle Town Center NW, LLC (the “Triangle Center Borrower”), a Delaware limited liability company and single purpose entity with one independent director. The sponsors and nonrecourse carve-out guarantors are William Simmons and Robert Simmons.

William and Robert Simmons are based out of San Diego, California and have over 40 years of real estate experience in operation, ownership and management of industrial, retail and multifamily properties.

The Property. The Triangle Center Property is a 260,627 SF anchored retail center located in Longview, Washington, approximately 50 miles north of downtown Portland, Oregon. The Triangle Center Property consists of six retail buildings situated on an approximately 22.5-acre site and features 1,947 parking spaces (approximately 5.9 spaces per 1,000 SF). The anchor tenants are Triangle Bowl, Ross Dress for Less, Bed, Bath & Beyond, Rite Aid and Office Depot. The junior anchor tenants are Michaels, Petco, Ace Hardware and Big 5. The Ross Dress for Less, Bed Bath & Beyond, Office Depot, Michaels, Petco and Big 5 stores at the Triangle Center Property are the only locations within approximately 37.6 miles, with the next closest locations for each store in Vancouver, Washington. The Triangle Center Property is shadow anchored by, and shares access and signage with, Winco Foods. In addition to the anchor tenants, the Triangle Center Property has a variety of national tenants, including Ulta Salon, Lane Bryant, H&R Block, GNC, GameStop and Starbucks, none individually representing more than 3.3% of NRA or 5.0% of underwritten rent.

The Triangle Center Property was 97.4% leased and occupied by 36 tenants as of September 10, 2018. Year-end historical occupancy at the Triangle Center Property was 94.7% each year from 2015 through 2017.

A-3-102

BANK 2018-BNK15	Triangle Center

Major Tenants.

Office Depot (18,356 SF, 7.0% of NRA, 8.8% of underwritten rent). Office Depot has been a tenant at the Triangle Center Property since November 2007 under a lease that expires December 31, 2020, with four, five-year renewal options remaining. Office Depot is not required to report sales pursuant to its lease.

Ross Dress for Less (29,793 SF, 11.4% of NRA, 8.5% of underwritten rent). Ross Dress for Less has been a tenant at the Triangle Center Property since December 2004 and exercised its first, five-year renewal option in January 2016. The Ross Dress for Less lease expires January 31, 2021, with three, five-year renewal options remaining. Ross Dress for Less is not required to report sales pursuant to its lease.

Rite Aid (20,800 SF, 8.0% of NRA, 8.0% of underwritten rent). Rite Aid has been a tenant at the Triangle Center Property since 1960 and most recently exercised its five-year renewal option in November 2016. The Rite Aid lease expires October 31, 2021, with one, ten-year renewal option remaining. Rite Aid reported sales at the Triangle Center Property of $10,943,707 ($526 PSF) for 2017, $9,162,854 ($441 PSF) for 2016, and $8,265,722 ($397 PSF) for 2015.

Michaels (16,993 SF, 6.5% of NRA, 7.0% of underwritten rent). Michaels has been a tenant at the Triangle Center Property since 2005 and exercised its first extension option in August 2014. The Michael’s lease expires February 29, 2020, with three 5-year renewal options remaining. Michaels is not required to report sales pursuant to its lease.

Bed Bath & Beyond (23,000 SF, 8.8% of NRA, 6.1% of underwritten rent). Bed Bath & Beyond has been a tenant at the Triangle Center Property since December 2005 and exercised their first, five-year renewal option in February 2016. The Bed Bath & Beyond lease expires January 31, 2021, with three, five-year renewal options remaining. Bed Bath & Beyond reported sales at the Triangle Center Property of $2,945,745 ($128 PSF) for 2017, $2,899,482 ($126 PSF) for 2016, and $2,876,877 ($125 PSF) for 2015.

The following table presents a summary regarding the major tenants at the Triangle Center Property:

Tenant Summary(1)
							Most Recent Sales(4)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	$	PSF	Occ. Cost %	Lease Expiration	Renewal Options
Major Tenants(5)
Office Depot	NR/B1/B	18,356	7.0%	$322,400	$17.56	8.8%	NAV	NAV	NAV	12/31/2020	4 x 5 Yr
Ross Dress For Less	NR/A3/A-	29,793	11.4%	$312,827	$10.50	8.5%	NAV	NAV	NAV	1/31/2021	3 x 5 Yr
Rite Aid	B/Caa1/B	20,800	8.0%	$291,200	$14.00	8.0%	$10,943,707	$526	3.3%	10/31/2021	1 x 10 Yr
Michaels	NR/NR/BB-	16,993	6.5%	$254,895	$15.00	7.0%	NAV	NAV	NAV	2/29/2020	4 x 5 Yr
Bed Bath & Beyond	NR/Baa3/BBB-	23,000	8.8%	$224,250	$9.75	6.1%	$2,945,745	$128	10.2%	1/31/2021	3 x 5 Yr
Subtotal/Wtd. Avg.		108,942	41.8%	$1,405,572	$12.90	38.4%

Other Tenants		144,847	55.6%	$2,253,854	$15.56	61.6%
Vacant Space		6,838	2.6%	$0	$0	0.0%
Total/Wtd. Avg.		260,627	100.0%	$3,659,425	$14.42	100.0%

(1)	Information is based on the underwritten rent roll as of September 10, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales $, PSF and Occ. Cost % are shown for tenants that are required to report sales. Most Recent Sales information for Bed Bath & Beyond and Rite Aid is for year-end December 2017. Occ. Cost % is based on the underwritten rent as of the September 10, 2018 rent roll divided by the most recently reported sales.

(5)	Major Tenants are listed in order of Annual UW Rent.

A-3-103

BANK 2018-BNK15	Triangle Center

The following table presents certain information relating to the lease rollover at the Triangle Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	6	26,455	10.2%	10.2%	$424,374	$16.04	11.6%	11.6%
2020	11	94,362	36.2%	46.4%	$1,304,802	$13.83	35.7%	47.3%
2021	8	92,831	35.6%	82.0%	$1,142,510	$12.31	31.2%	78.5%
2022	3	12,317	4.7%	86.7%	$232,202	$18.85	6.3%	84.8%
2023	5	17,971	6.9%	93.6%	$367,528	$20.45	10.0%	94.9%
2024	1	3,200	1.2%	94.8%	$60,800	$19.00	1.7%	96.5%
2025	2	6,653	2.6%	97.4%	$127,210	$19.12	3.5%	100.0%
2026	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2027	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2028	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
2029 & Beyond	0	0	0.0%	97.4%	$0	$0.00	0.0%	100.0%
Vacant	0	6,838	2.6%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	36	260,627	100.0%		$3,659,425	$14.42	100.0%

(1)	Information is based on the underwritten rent roll as of September 10, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Triangle Center Property is located at the intersection of Washington Way and Ocean Beach Highway, off the Interstate 5 corridor in Longview, Washington. Longview is situated on the southern border of the State of Washington, approximately 50 miles northwest of Portland, Oregon and 130 miles southeast of Seattle. Interstate 5 serves as the region’s primary north-south route connecting Seattle and Portland, with east-west access provided by Ocean Beach Highway, Washington Way, Industrial Way and Tennant Way. Market drivers in the Longview metropolitan statistical area (“MSA”) include (i) manufacturing, due to access to the Columbia River, Interstate 5 and the west coast railways, (ii) the Port of Longview and (iii) outdoor recreation. The Longview MSA had an unemployment rate of 5.8% as of May 2018. Major employers in the City of Longview include St. John’s Medical Center/Peace Health (1,650 employees), Weyerhaeuser (1,539 employees), Kapstone Paper & Packaging / Longview Fibre (1,028 employees), Walmart (750 employees) and Longview School District (735 employees).

According to the appraisal, as of the second quarter 2018, the Triangle Center Property’s three-mile trade area had a retail inventory of 2,309,054 SF, with a current vacancy rate of 4.9% and average asking rents of $21.62 PSF. The Triangle Center Property is located approximately 2.0 miles from Three Rivers Mall, the only enclosed regional shopping center in a 40-mile radius.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Triangle Center Property is 9,349, 53,930 and 69,052, respectively, and the estimated average household income within the same radii was $57,367, $60,548 and $62,474, respectively. According to the appraisal, there are no new retail properties under construction within the three-mile trade area.

The following table reflects the comparable retail properties with respect to the Triangle Center Property:

Comparable Property Summary
Property Name City, State	Property Type	Size (SF)	Year Built / Renovated	Occ %	Inline Rent	Parking Ratio	Anchors	Distance (miles)
Triangle Center Longview, WA	Neighborhood / Community Center	260,627	1961 / 2000	97.4%	$20.88	5.87	Triangle Bowl; Ross Dress for Less; Bed, Bath & Beyond, Rite Aid	N/A
Twin City Town Center Chehalis, WA	Power Center	495,747	1946	92.0%	$18.00 - $20.00	1.01	WalMart; Home Depot	40.7
Sunset Square Bellingham, WA	Neighborhood / Community Center	386,729	1974	93.4%	$17.00 - $23.75	0.78	Kmart; Safeway, Rite Aid	216
Green Firs Towne Center University Place, WA	Neighborhood / Community Center	148,716	1977 / 2013	97.3%	$26.00 - $40.00	NAV	Safeway; Trader Joe’s	92.9
South Sound Center Lacey, WA	Power Center	554,000	1967	90.0%	$8.00 - $16.00	0.36	Target; Kohl’s, Sears	69.4
Silverdale Shopping Center Silverdale, WA	Neighborhood Center	67,827	1985	88.0%	$6.50 - $27.82	1.84	Ross Dress for Less	127

Source: Appraisal.

A-3-104

BANK 2018-BNK15	Triangle Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Triangle Center Property:

Cash Flow Analysis
2015		2016	2017	5/31/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,304,157	$3,437,205	$3,423,854	$3,449,673	$3,772,968	$14.48
Total Recoveries	$746,845	$674,383	$808,929	$847,624	$782,885	$3.00
Other Income	$4,600	$5,821	$5,579	$6,524	$5,579	$0.02
Less Vacancy	$0	$0	$0	$0	($341,689)	($1.31)
Effective Gross Income	$4,055,602	$4,117,409	$4,238,362	$4,303,821	$4,219,743	$16.19
Total Expenses	$942,284	$899,457	$967,234	$1,047,138	$939,203	$3.60
Net Operating Income	$3,113,318	$3,217,952	$3,271,128	$3,256,683	$3,280,540	$12.59
Capital Expenditures	$0	$0	$0	$0	$52,125	$0.20
TI/LC	$0	$0	$0	$0	$229,069	$0.88
Net Cash Flow	$3,113,318	$3,217,952	$3,271,128	$3,256,683	$2,999,346	$11.51

Occupancy %	94.7%	94.7%	94.7%	97.4%(2)	92.5%
NOI DSCR (IO)	2.34x	2.42x	2.46x	2.45x	2.46x
NOI DSCR (P&I)	1.79x	1.85x	1.88x	1.87x	1.89x
NCF DSCR (IO)	2.34x	2.42x	2.46x	2.45x	2.25x
NCF DSCR (P&I)	1.79x	1.85x	1.88x	1.87x	1.72x
NOI Debt Yield	11.1%	11.5%	11.7%	11.6%	11.7%
NCF Debt Yield	11.1%	11.5%	11.7%	11.6%	10.7%

(1)	UW Gross Potential Rent is based on the in place rent roll dated September 10, 2018 and includes rent steps through July 1, 2019 totaling $42,314 and grossed up vacant space equal to $113,542.

(2)	Most recent Occupancy % is as of September 10, 2018.

A-3-105

BANK 2018-BNK15	Nitro Marketplace

Mortgage Loan No. 13 – Nitro Marketplace

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,755,000			Location:	Nitro, WV 25313
Cut-off Date Balance:	$27,755,000			General Property Type:	Retail
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor(1):	E. Stanley Kroenke			Year Built/Renovated:	1998/N/A
Mortgage Rate:	4.3550%			Size:	440,949 SF
Note Date:	8/16/2018			Cut-off Date Balance per SF(1):	$63
First Payment Date:	10/1/2018			Maturity Date Balance per SF(1):	$63
Maturity Date:	9/1/2028			Property Manager:	TKG Management, Inc. (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI(3):	$3,161,963
Seasoning:	2 months			UW NOI Debt Yield:	11.4%
Prepayment Provisions:	LO (23); YM (93); O (4)			UW NOI Debt Yield at Maturity(1):	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	2.41x
Additional Debt Type:	N/A			Most Recent NOI:	$3,596,311 (4/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,336,742 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,188,282 (12/31/2016)
Reserves(2)				Most Recent Occupancy(5):	96.6% (6/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.0% (12/31/2017)
RE Tax:	$0	Springing(2)	N/A	3rd Most Recent Occupancy:	98.0% (12/31/2016)
Insurance:	$0	Springing(3)	N/A	Appraised Value (as of):	$42,700,000 (6/26/2018)
Recurring Replacements:	$0	Springing(4)	N/A	Cut-off Date LTV Ratio:	65.0%
TILC:	$0	Springing(4)	$880,000	Maturity Date LTV Ratio:	65.0%

Sources and Uses(5)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,755,000	100.0%	Loan Payoff:	$24,591,232	88.6%
			Return of Equity:	$2,874,729	10.4%
			Closing Costs:	$289,039	1.0%
Total Sources:	$27,755,000	100.0%	Total Uses:	$27,755,000	100.0%

(1)	E. Stanley Kroenke is also the sponsor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as Plaza at Gator Hole.

(2)	Tax reserves are waived for so long as a cash sweep period is not in effect and E. Stanley Kroenke is the controlling party of the Nitro Marketplace Borrower (as defined below). If such conditions are not met, the Nitro Marketplace Borrower is required to make a monthly deposit into a real estate tax reserve in an amount equal to 1/12 of the annual estimated real estate tax payments (provided, however, that the Nitro Marketplace Borrower is not required to make such deposits for any taxes which (x) are being paid directly to the tax authority by tenants under their leases or (y) tenants are required to reimburse or pay to the Nitro Marketplace Borrower under their leases for so long as (A) such tenants remain obligated under their respective leases to pay such taxes directly to the applicable taxing authority or to reimburse the Nitro Marketplace Borrower, as applicable, (B) such tenants timely pay or reimburse such taxes, and (C) the Nitro Marketplace Borrower provides the lender with reasonably satisfactory evidence that such taxes have been paid before becoming delinquent or accruing interest).

(3)	Insurance reserves of 1/12 of the estimated annual insurance premiums are waived for so long as either (x) insurance is maintained under blanket policies in accordance with the terms of the loan documents, or (y) a cash sweep period is not in effect and E. Stanley Kroenke is the controlling party of the Nitro Marketplace Borrower.

(4)	Upon the occurrence of either (i) a cash sweep period or (ii) E. Stanley Kroenke no longer being the controlling party of the Nitro Marketplace Borrower, the Nitro Marketplace Borrower (a) is required to make monthly deposits of $8,584 into a reserve for capital expenditures and (b) monthly deposits of $36,746 into a reserve for tenant improvements and leasing commissions, provided that so long as no event of default is continuing under the Nitro Marketplace Mortgage Loan, such monthly deposits for tenant improvements and leasing commissions will not be required if they would cause the amount then on deposit in such tenant improvements and leasing commissions reserve to exceed $880,000.

(5)	Most Recent Occupancy includes 4,550 SF occupied by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Nitro Marketplace Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,755,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Nitro, West Virginia (the “Nitro Marketplace Property”). Proceeds of the Nitro Marketplace Mortgage Loan were primarily used to refinance the previous loan secured by the Nitro Marketplace Property, pay closing costs, and return approximately $2,874,729 of equity to the Nitro Marketplace Borrower.

The Borrower and the Sponsor. The borrower is THF Nitro Development Limited Liability Company (the “Nitro Marketplace Borrower”), a single-purpose, existing West Virginia limited liability company, with one independent director in its organizational structure. The Nitro Marketplace Borrower is owned by THF Nitro Realty LLC (0.5%), a Delaware limited liability company, and by THF Cross Lanes Company Limited Liability Company (96.8%) and Douglas J. Skaff (2.7%). THF Cross Lanes Company Limited Liability Company is owned by E. Stanley Kroenke (53.96%), Josh W. Kroenke (21.36%), Whitney A. Kroenke (21.36%), James Lewis (2.22%) and Ian R. Silberman (1.11%). THF Nitro Realty LLC is owned by THF Cross Lanes Company Limited Liability Company. The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke is also the borrower sponsor and non-recourse carveout guarantor for the mortgage loan identified on Annex A-1 to the Preliminary Prospectus as The Plaza at Gator Hole.

A-3-106

BANK 2018-BNK15	Nitro Marketplace

E. Stanley Kroenke is a developer of shopping centers and apartment buildings. He has experience in sports team commercial management, sports marketing, media and new media rights as well as in real estate development. He owns approximately 30 million SF of real estate, primarily consisting of shopping plazas near Walmart stores. E. Stanley Kroenke is the owner of Kroenke Sports Enterprises, LLC, the Denver Nuggets Limited Partnership and The Kroenke Group. E. Stanley Kroenke is married to Ann Walton Kroenke, the niece of Walmart’s founder, Sam Walton.

The Property. The Nitro Marketplace Property is a 440,949 SF anchored retail shopping center located in Nitro, West Virginia. The Nitro Marketplace Property is situated on an approximately 77.2 acre site and features 2,414 parking spaces (5.47 spaces per 1,000 SF). The Nitro Marketplace Property is comprised of eleven one-story buildings built in 1998. The Nitro Marketplace Property is anchored by Walmart (45.4% of NRA, 33.1% of underwritten rent), Lowe’s (29.8% of NRA, 27.0% of underwritten rent) and two junior anchors (11.1% of NRA, 12.1% of underwritten rent). According to a third party market research report, the estimated grocery sales achieved by Walmart at the Nitro Marketplace Property are approximately $45.5 million, which is higher than both Walmart’s national average grocery sales of approximately $41.2 million and Walmart’s state average grocery sales in West Virginia of approximately $39.2 million. According to a third party market research report, the total sales achieved by Walmart at the Nitro Marketplace Property are approximately $79.3 million, which is 14.9% greater than the average sales achieved by the 17 Walmarts located within a 50 mile radius of the Nitro Marketplace Property of approximately $67.5 million.

The Nitro Marketplace Property is 96.6% leased by 21 tenants as of June 1, 2018 and has maintained an average occupancy of approximately 98.2% over the last 10 years. Other than Walmart and Lowes, no tenant represents more than 5.7% of NRA or accounts for more than 7.8% of underwritten rent. 14 tenants (84.2% of NRA, 81.8% of underwritten rent) have been in occupancy at the Nitro Marketplace Property for at least 10 years and 21 tenants (96.6% of NRA, 94.4% of underwritten rent) have been in occupancy at the Nitro Marketplace Property for at least five years.

Major Tenants.

Walmart (200,084 SF, 45.4% of NRA, 33.1% of underwritten rent). Walmart is an American multinational retail corporation headquartered in Bentonville, Arkansas. As of January 2018, Walmart has 11,718 stores and clubs in 28 countries and has approximately 2.3 million employees. Walmart has been anchoring the Nitro Marketplace Property since 1997, has a lease expiration of August 31, 2026 and has ten, five-year renewal options remaining.

Lowe’s (131,575 SF, 29.8% of NRA, 27.0% of underwritten rent). Lowe’s is a home improvement company serving more than 18 million customers a week in the United States, Canada and Mexico across 2,390 home improvement and hardware stores with over 310,000 employees. Lowe’s has been anchoring the Nitro Marketplace Property since 1997, has a lease expiration of January 30, 2028 and has seven, five-year renewal options remaining.

Burke’s Outlet (25,000 SF, 5.7% of NRA, 4.3% of underwritten rent). Burke’s Outlet is a privately held retailer that operates over 500 retail stores throughout 13 states in the United States. Burke’s Outlet took occupancy of its space at the Nitro Marketplace Property in 2012, has a lease expiration of January 31, 2024 and has three, five-year renewal options remaining.

Staples (24,000 SF, 5.4% of NRA, 7.8% of underwritten rent). Staples is an office supply chain with more than 1,500 stores within the United States, Canada, the United Kingdom, Australia, Brazil and presence in multiple European countries. Staples took occupancy of its space at the Nitro Marketplace Property in 1998, has a lease expiration of August 31, 2020 and has no renewal options remaining.

Dollar Tree (8,500 SF, 1.9% of NRA, 2.6% of underwritten rent).  Dollar Tree is a chain of discount variety stores that sells items for $1 or less operating in over 5,000 stores throughout 48 states in the United States. Dollar Tree took occupancy of its space at the Nitro Marketplace Property in 2011, has a lease expiration of August 31, 2021 and has two, five-year renewal options remaining.

The following table presents a summary regarding the largest tenants at the Nitro Marketplace Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(5)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(4)	Lease Expiration
Walmart	AA/Aa2/AA	200,084	45.4%	$1,062,446	$5.31	33.1%	NAV	NAV	NAV	8/31/2026
Lowe’s	NR/A3/A-	131,575	29.8%	$868,395	$6.60	27.0%	$38,127,398	$289.78	2.3%	1/30/2028
Burke’s Outlet	NR/NR/NR	25,000	5.7%	$137,500	$5.50	4.3%	NAV	NAV	NAV	1/31/2024
Staples	NR/B3/B+	24,000	5.4%	$252,000	$10.50	7.8%	NAV	NAV	NAV	8/31/2020
Dollar Tree	NR/Baa3/BBB-	8,500	1.9%	$85,000	$10.00	2.6%	NAV	NAV	NAV	8/31/2021
Subtotal/Wtd. Avg.		389,159	88.3%	$2,405,341	$6.18	74.8%

Other Tenants		32,440	7.4%	$809,015	$24.94	25.2%
Vacant Space(6)		19,350	4.4%	$0		0.0%
Total/Wtd. Avg.		440,949	100.0%	$3,214,356	$7.62	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Occ. Cost % is based on the underwritten rent roll as of June 1, 2018 and is calculated as underwritten rent divided by most recently reported sales.

(5)	Most Recent Sales are as of May 31, 2017.

(6)	Vacant Space includes 4,550 SF occupied by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

A-3-107

BANK 2018-BNK15	Nitro Marketplace

The following table presents certain information relating to the lease rollover schedule at the Nitro Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(4)	1	0	0.0%	0.0%	$0.00	$96,000	3.0%	3.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	3.0%
2019	5	7,490	1.7%	1.7%	$28.80	$215,695	6.7%	9.7%
2020	2	25,500	5.8%	7.5%	$11.05	$281,700	8.8%	18.5%
2021	3	12,250	2.8%	10.3%	$11.98	$146,812	4.6%	23.0%
2022	0	0	0.0%	10.3%	$0.00	$0	0.0%	23.0%
2023	3	5,250	1.2%	11.5%	$22.15	$116,282	3.6%	26.6%
2024	2	33,000	7.5%	18.9%	$7.50	$247,500	7.7%	34.3%
2025	2	6,450	1.5%	20.4%	$15.90	$102,525	3.2%	37.5%
2026	1	200,084	45.4%	65.8%	$5.31	$1,062,446	33.1%	70.6%
2027	0	0	0.0%	65.8%	$0.00	$0	0.0%	70.6%
2028	2	131,575	29.8%	95.6%	$7.19	$945,395	29.4%	100.0%
2029 & Beyond	0	0	0.0%	95.6%	$0.00	$0	0.0%	100.0%
Vacant(5)	0	19,350	4.4%	100.0%	$0.00		0.0%	100.0%
Total/Wtd. Avg.	21	440,949	100.0%		$7.62	$3,214,356	100.0%

(1)	Information is based on the underwritten rent roll as of June 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases, which are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	MTM is comprised of La Roca Mexican Restaurant which has no SF associated with it.

(5)	Vacant Space includes 4,550 SF leased by Rent a Center, which is currently dark. Rent from such tenant for such temporary space was not underwritten.

The Market. The Nitro Marketplace Property is located in Nitro, West Virginia, approximately 13 miles northeast of the Charleston central business district. The Nitro Marketplace Property is part of the Charleston, West Virginia metropolitan statistical area, the largest metropolitan statistical area within West Virginia. According to the appraisal, the Nitro Marketplace Property is in the Outlying Kanawha County submarket of the Charleston retail market. As of the third quarter of 2018, the Outlying Kanawha County submarket had an average vacancy of 1.7%, average asking rents of $5.87 per unit and consisted of 9,246,569 SF across 1,087 buildings. The Charleston retail market had an average vacancy of 2.0%, average asking rents of $10.42 per unit and consisted of 20,443,291 SF across 2,297 buildings. The estimated 2017 population within a one-, three- and five-mile radius of the Nitro Marketplace Property is 1,335, 30,311 and 54,960, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five-mile radius of the Nitro Marketplace Property is $62,006, $59,465 and $60,189, respectively, according to the appraisal.

The following table presents recent leasing data at comparable retail properties with respect to the Nitro Marketplace Property:

Comparable Lease Summary
Property Name / Address City. State	Year Built	GLA	Tenant	Lease Area (SF)	Lease Date	Term (Yrs.)	Base Rent PSF	Reimbursements
Liberty Square Shopping Center Hurricane, WV	1990	280,000	Available Century 21 The Summers Companies Elder-Beerman	2,660 2,200 2,990 60,097	June 2018 Jan. 2017 May 2014 Sept. 2012	5.0 5.0 5.0 5.0	$11.00 $12.00 $11.00 $6.88	NNN NNN NNN NNN
Dudley Farms Plaza Charleston, WV	2000	198,769	Available Lane Bryant Sports Clips ULTA Salon	4,400 4,000 1,200 12,000	July 2018 March 2015 Sept. 2013 June 2012	5.0 9.0 5.0 10.0	$18.00 $20.00 $25.00 $21.87	NNN NNN NNN NNN
The Crossings Elkview, WV	1989	216,092	ATT Brazilian Rest Anytime Fitness Rent-A-Center	2,150 5,260 5,000 5,000	Nov. 2016 May 2016 Feb. 2014 April 2012	2.7 5.1 6.1 5.2	$12.00 $15.00 $9.50 $9.50	NNN NNN NNN NNN
Merritt Creek Shopping Center Barboursville, WV	2002	257,969	Available Massage Envy Starbucks	1,980 2,887 1,672	June 2018 Jan. 2017 Dec. 2003	3.0 N/A 10.0	$22.00 $24.00 $20.00	NNN NNN NNN
Pea Ridge Shopping Center Huntington, WV	1979	160,092	Confidential Oriental Market	2,000 6,000	July 2016 Feb. 2016	N/A 3.0	$9.60 $7.00	NNN NNN

Source: Appraisal.

A-3-108

BANK 2018-BNK15	Nitro Marketplace

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Nitro Marketplace Property:

Cash Flow Analysis
	2015	2016	2017	4/30/2018 TTM	UW	UW PSF
Gross Potential Rent(1)	$3,296,049	$3,378,674	$3,320,447	$3,322,017	$3,497,644	$7.93
Total Recoveries	$644,458	$452,205	$719,210	$1,004,673	$720,600	$1.63
Other Income	$22,239	$49,124	$881	$495	$10,000	$0.02
Less Vacancy & Credit Loss	$0	$0	$0	$0	($341,657)	($0.77)
Effective Gross Income	$3,962,746	$3,880,003	$4,040,538	$4,327,184	$3,886,588	$8.81
Total Expenses	$656,067	$691,720	$703,796	$730,873	$724,625	$1.64
Net Operating Income	$3,306,680	$3,188,282	$3,336,742	$3,596,311	$3,161,963	$7.17
Capital Expenditures	$0	$0	$0	$0	$103,003	$0.23
TI/LC	$0	$0	$0	$0	$110,237	$0.25
Net Cash Flow	$3,306,680	$3,188,282	$3,336,742	$3,596,311	$2,948,723	$6.69

Occupancy %	99.0%	98.0%	98.0%	96.6%(2)	91.9%
NOI DSCR	2.70x	2.60x	2.72x	2.93x	2.58x
NCF DSCR	2.70x	2.60x	2.72x	2.93x	2.41x
NOI Debt Yield	11.9%	11.5%	12.0%	13.0%	11.4%
NCF Debt Yield	11.9%	11.5%	12.0%	13.0%	10.6%

(1)	UW Gross Potential Rent is based on the underwritten rent roll dated June 1, 2018 and includes rent steps through July 1, 2019 totaling $43,088.

(2)	Occupancy is as of June 1, 2018 and includes Rent a Center (4,550 SF), which is currently dark. Rent from such tenant for such temporary space was not underwritten.

A-3-109

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Mortgage Loan No. 14 – Prudential – Digital Realty Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$26,000,000			Location:	Various
Cut-off Date Balance(1):	$26,000,000			General Property Type:	Other
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Data Center
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Digital Realty Trust, L.P.			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5575%			Size:	1,042,933 SF
Note Date:	9/7/2018			Cut-off Date Balance per SF(1):	$203
First Payment Date:	11/6/2018			Maturity Date Balance per SF(1):	$203
Maturity Date:	10/6/2023			Property Manager:	Digital Realty Core Properties 1 Manager, LLC (borrower-related)
Original Term:	60 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$25,135,623
Seasoning:	1 month			UW NOI Debt Yield(1):	11.9%
Prepayment Provisions(2):	LO (25), DEF/YM1 (28), O (7)			UW NOI Debt Yield at Maturity(1):	11.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR(1):	2.50x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$25,861,704 (6/30/2018 TTM)
Additional Debt Balance(1):	$186,000,000			2nd Most Recent NOI:	$25,488,503 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$24,935,956 (12/31/2016)
Reserves(3)				Most Recent Occupancy:	100.0% (11/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2017)
Taxes	$0	Springing	N/A	3rd Most Recent Occupancy:	100.0% (12/31/2016)
Insurance	$0	Springing	N/A	Appraised Value (as of)(4):	$387,600,000 (Various)
Replacement Reserves	$0	Springing	$417,173	Cut-off Date LTV Ratio(1):	54.7%
TI/LC Reserves	$0	Springing	N/A	Maturity Date LTV Ratio(1):	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$212,000,000	100.0%	Loan Payoff:	$208,217,519	98.2%
			Closing Costs:	$2,295,145	1.1%
			Return of Equity:	$1,487,336	0.7%
Total Sources:	$212,000,000	100.0%	Total Uses:	$212,000,000	100.0%

(1)	The Prudential – Digital Realty Portfolio Mortgage Loan (as defined below) is part of the Prudential – Digital Realty Portfolio Whole Loan (as defined below), which is comprised of four pari passu promissory notes with an aggregate original principal balance of $212,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Prudential – Digital Realty Portfolio Whole Loan.

(2)	At any time after the earlier to occur of (i) November 6, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Prudential – Digital Realty Portfolio Whole Loan to be securitized, the Prudential – Digital Realty Portfolio Borrower (as defined below) has the right to either (a) defease the Prudential – Digital Realty Portfolio Whole Loan or (b) prepay the Prudential – Digital Realty Portfolio Whole Loan, provided that the Prudential – Digital Realty Portfolio Borrower pays the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal balance being prepaid. No yield maintenance premium or prepayment premium will be required on or after April 6, 2023. The assumed lockout period of 25 payments is based on the closing date of this transaction in November 2018.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The appraiser concluded to an aggregate hypothetical “go dark” value of $336,300,000, with valuation dates between July 6, 2018 and July 16, 2018.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Prudential – Digital Realty Portfolio Mortgage Loan”) is part of a whole loan (the “Prudential – Digital Realty Portfolio Whole Loan”) that is evidenced by five pari passu promissory notes in the aggregate original principal balance of $212,000,000. The Prudential – Digital Realty Portfolio Whole Loan is secured by a first priority fee interest in a portfolio of eight data center properties (the “Prudential – Digital Realty Portfolio Properties”) located in California (3), Virginia (3), Texas (1) and New Jersey (1). The Prudential – Digital Realty Portfolio Whole Loan was co-originated on September 7, 2018 by Wells Fargo Bank, National Association and Column Financial, Inc.

The Prudential – Digital Realty Portfolio Mortgage Loan is evidenced by the non-controlling Promissory Note A-2-1 in the original principal balance of $26,000,000. The controlling Promissory Note A-1 was contributed to the BANK 2018-BNK14 securitization trust. The remaining non-controlling Promissory Notes A-2-2, A-3 and A-4 in the aggregate original principal balance of $116,000,000 are currently held by Wells Fargo Bank, National Association and Column Financial, Inc. and are expected to be contributed to future securitization trusts or may be otherwise transferred at any time. The mortgage loans evidenced by Promissory Notes A-1, A-2-2, A-3 and A-4 are collectively referred to herein as the “Prudential – Digital Realty Portfolio Non-Serviced Pari Passu Companion Loans”. The Prudential – Digital Realty Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK14 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus. The proceeds of the Prudential – Digital Realty Portfolio Whole Loan were primarily used pay off existing debt and pay closing costs.

A-3-110

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Prudential – Digital Realty Portfolio Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$70,000,000	$70,000,000	BANK 2018-BNK14	Yes
A-2-1	$26,000,000	$26,000,000	BANK 2018-BNK15	No
A-2-2	$10,000,000	$10,000,000	Wells Fargo Bank, National Association	No
A-3	$70,000,000	$70,000,000	Column Financial, Inc.	No
A-4	$36,000,000	$36,000,000	Column Financial, Inc.	No
Total Prudential – Digital Realty Portfolio Whole Loan	$212,000,000	$212,000,000

The Borrowers and the Sponsor. The borrowers comprise eight single-purpose Delaware limited liability companies structured to be bankruptcy remote, each with two independent directors (collectively, the “Prudential – Digital Realty Portfolio Borrower”). Legal counsel to the Prudential – Digital Realty Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Prudential – Digital Realty Portfolio Whole Loan. The loan sponsor and guarantor is Digital Realty Trust, L.P. (“Digital Realty”, NYSE: DLR; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P).

Digital Realty, an S&P 500 company, owns, acquires, develops and operates data centers globally. Digital Realty is focused on providing data center, colocation and interconnection solutions for domestic and international customers across a variety of industries. As of December 31, 2017, Digital Realty’s 205 data centers (including 18 data centers held as investments in unconsolidated joint ventures) contained applications used in the day-to-day operations of the technology industry and corporate enterprise data center customers. Digital Realty’s portfolio comprises approximately 27.7 million SF of data center space located throughout North America, Europe, Asia and Australia.

An affiliate of PGIM Real Estate holds an 80.0% equity interest in the Prudential – Digital Realty Portfolio Borrower. PGIM Real Estate is the real estate investment business of PGIM, Inc., the global investment management businesses of Prudential Financial, Inc. (NYSE: PRU; rated A/Baa1/A by Fitch/Moody’s/S&P). As of December 31, 2017, PGIM Real Estate managed approximately $69.6 billion in gross real estate assets ($49.9 billion net) on behalf of 543 clients worldwide. Since its inception in 1970, PGIM Real Estate has grown to 18 offices around the world that offer its clients a range of real estate equity, debt, and securities investment strategies.

The Properties. The Prudential – Digital Realty Portfolio Properties comprise eight Tier III powered shell data centers, totaling 1,042,933 SF, built between 1977 and 2012. As of November 1, 2018, the Prudential – Digital Realty Portfolio Properties, were 100.0% occupied by four tenants subject to eight, triple-net leases.

According to the appraisal, the two main types of data center space are wholesale and retail. The wholesale data center space involves larger footprints of space in either powered shell condition, fully conditioned (1st generation or turn-key build), or legacy space (2nd generation build). The retail data center space (also referred to as “colocation space” or “carrier hotels”) is leased in smaller footprints of space, such as rack, cabinet and/or cage configurations. The Prudential – Digital Realty Portfolio Properties represent wholesale data centers (powered shell space) in which the landlord delivered the subject buildings in shell condition but had the power and fiber connectivity already brought to the respective sites. The respective tenants were then required to invest their own capital to build out the internal infrastructure and improvements. Six of the eight Prudential – Digital Realty Portfolio Properties are currently being utilized by their respective tenants as colocation facilities while the remaining two are used as data center space for the use of their respective tenants (see table below).

According to a third party provider of data center certifications, data centers are divided into four tiers, based on the load capacity and redundancy of the facilities. Tier I is the lowest while Tier IV is the highest in terms of redundancy and resiliency; and there is a direct correlation between the tier level and the cost to build a data center. According to the appraisal, the Prudential – Digital Realty Portfolio Properties are all estimated to be Tier III data centers. Tier III data centers have multiple paths for power distribution to the site and fully redundant components, allowing for maintenance on one path without disruption to any part of the facility. Tier III level capability allows for any planned site infrastructure activity without disrupting the computer hardware operation in any way. Each of the Prudential – Digital Realty Portfolio Properties is improved with raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services).

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The following tables present certain information relating to the Prudential – Digital Realty Portfolio Properties:

Prudential – Digital Realty Portfolio Property Summary
Property Name – Location	Allocated Cut-off Date Balance(1)	% of Portfolio Cut-off Date Balance	Size (SF)	Occupancy (as of 11/1/2018)	Year Built/ Renovated	UW Net Cash Flow	% of UW Net Cash Flow	Appraised Value	Allocated Cut-off Date LTV
14901 FAA Boulevard – Fort Worth, TX	$42,800,000	20.2%	263,700	100.0%	2000/N/A	$5,402,268	22.0%	$78,300,000	54.7%
4650 Old Ironsides Drive – Santa Clara, CA	$37,400,000	17.6%	124,383	100.0%	1977/2012	$4,032,392	16.5%	$68,400,000	54.7%
43790 Devin Shafron Drive – Ashburn, VA	$30,200,000	14.2%	152,138	100.0%	2011/N/A	$3,536,651	14.4%	$55,300,000	54.6%
636 Pierce Street – Somerset, NJ	$25,100,000	11.8%	108,336	100.0%	2001/2003	$3,102,133	12.7%	$45,800,000	54.8%
21551 Beaumeade Circle – Ashburn, VA	$22,600,000	10.7%	152,504	100.0%	2012/N/A	$2,188,529	8.9%	$41,300,000	54.7%
7505 Mason King Court – Manassas, VA	$19,600,000	9.2%	109,650	100.0%	2003/N/A	$2,073,396	8.5%	$35,900,000	54.6%
4700 Old Ironsides Drive – Santa Clara, CA	$19,100,000	9.0%	90,139	100.0%	1993/1997	$2,057,661	8.4%	$34,900,000	54.7%
444 Toyama Drive – Sunnyvale, CA	$15,200,000	7.2%	42,083	100.0%	1999/N/A	$2,116,835	8.6%	$27,700,000	54.9%
Total/Weighted Average	$212,000,000	100.0%	1,042,933	100.0%		$24,509,864	100.0%	$387,600,000	54.7%

(1)	Balances shown are for the Prudential – Digital Realty Portfolio Whole Loan.

Property Name – Location	Region	Tenant	Size (SF)	Lease Expiration	Annual UW Rent PSF	Facility Type	Power (Gross)	Power Density(1)
14901 FAA Boulevard – Fort Worth, TX	Dallas	Cyxtera	263,700	2/2/2022	$22.82	Colocation	24.0 MW	91 W/SF
4650 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	124,383	4/30/2027	$38.41	Colocation	10.0 MW	80 W/SF
43790 Devin Shafron Drive – Ashburn, VA	Northern VA	VADATA	152,138	5/31/2021	$25.34	Colocation	10.0 MW	66 W/SF
636 Pierce Street. – Somerset, NJ	NY/NJ	BNY Mellon	108,336	4/30/2023	$31.94	Data Center	8.0 MW	74 W/SF
21551 Beaumeade Circle – Ashburn, VA	Northern VA	Equinix	152,504	12/31/2023	$16.35	Colocation	7.0 MW	46 W/SF
7505 Mason King Court – Manassas, VA	Northern VA	VADATA(2)	109,650	12/31/2023	$19.72	Colocation	20.0 MW	182 W/SF
4700 Old Ironsides Drive – Santa Clara, CA	Silicon Valley	Cyxtera	90,139	4/30/2027	$27.26	Colocation	10.0 MW	110 W/SF
444 Toyama Drive – Sunnyvale, CA	Silicon Valley	Equinix	42,083	7/31/2022	$55.09	Data Center	6.2 MW	147 W/SF

(1)	Power Density is calculated by dividing Power (Gross) by Size (SF). One MW is equal to one million watts.

(2)	VADATA has a one-time right to terminate its lease at the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

14901 FAA Boulevard – Fort Worth, TX

The 14901 FAA Boulevard property comprises a 263,700 SF, single-story powered shell data center with 180,000 SF of raised floor space (an elevated floor that creates space that can be used for cooling, electrical and mechanical services). The building is situated on a 11.5-acre site, contains 222 parking spaces, resulting in a parking ratio of approximately 0.8 spaces per 1,000 SF of NRA, and is currently supplied with 24.0 megawatts (“MW”) of power (gross), indicating a power density of 91 watts/SF. Built in 2000, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 14901 FAA Boulevard property since 2006.

4650 Old Ironsides Drive – Santa Clara, CA

The 4650 Old Ironsides Drive property comprises a 124,383 SF, single-story powered shell data center, with 80,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 78 parking spaces, resulting in a parking ratio of approximately 0.6 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 80 watts/SF. Built in 1977, the Energy Star certified asset was extensively renovated and expanded by 80,000 SF in 2012 at a cost of approximately $23.5 million (which was paid for by the tenant). The 4650 Old Ironsides Drive property is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4650 Old Ironsides Drive property since 2004.

43790 Devin Shafron Drive – Ashburn, VA

The 43790 Devin Shafron Drive property comprises a 152,138 SF, single-story powered shell data center, with 106,000 SF of raised floor space. The building is situated on a 4.6-acre site, contains 59 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per 1,000 SF of NRA. The 43790 Devin Shafron Drive property is currently provided with 10.0 MW of power (gross), indicating a power density of 66 watts/SF. Built in 2011, the 43790 Devin Shafron Drive property is fully occupied by VADATA, Inc. (“VADATA”), a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 43790 Devin Shafron Drive property since its completion in 2011.

The 43790 Devin Shafron Drive property comprises a freestanding building that is part of a land condominium. The Prudential – Digital Realty Portfolio Borrower has 50.0% of the voting rights in the related owners’ associations. The condominium documents provide that each owner is responsible for maintenance of its respective building. The Prudential – Digital Realty Portfolio Whole Loan documents provide for recourse to the Prudential – Digital

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Realty Portfolio Borrower and guarantor for losses in connection with any termination or material modification of the condominium documents or termination or subdivision of the condominium without the lender’s consent.

636 Pierce Street – Somerset, NJ

The 636 Pierce Street property comprises a 108,336 SF, single-story powered shell data center with 61,990 SF of raised floor space. The building is situated on a 19.6-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 2.6 spaces per 1,000 SF of NRA, and is currently provided with 8.0 MW of power (gross), indicating a power density of 74 watts/PSF. Built in 2001 and renovated in 2003, the 636 Pierce Street property is fully occupied by The Bank of New York Mellon (“BNY Mellon”), which utilizes the building as data center space for its own use. The Bank of New York Mellon has been at the 636 Pierce Street property since 2003.

21551 Beaumeade Circle – Ashburn, VA

The 21551 Beaumeade Circle property comprises a 152,504 SF, single-story powered shell data center with approximately 107,000 SF of raised floor space. The building is situated on a 10.7-acre site, contains 102 parking spaces, resulting in a parking ratio of approximately 0.7 spaces per 1,000 SF of NRA, and is currently provided with 7.0 MW of power (gross), indicating a power density of 46 watts/SF. The 21551 Beaumeade Circle property was built-to-suit in 2012 for Equinix, LLC (“Equinix”), which operates a colocation facility at the property.

7505 Mason King Court – Manassas, VA

The 7505 Mason King Court property comprises a 109,650 SF, single-story powered shell data center with approximately 76,000 SF of raised floor space. The building is situated on a 7.7-acre site, contains 117 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per 1,000 SF of NRA, and is currently provided with 20.0 MW of power (gross), indicating a power density of 182 watts/SF. Built in 2003, the asset is fully occupied by VADATA, a wholly-owned subsidiary of Amazon, which operates a colocation facility at the property. VADATA has been at the 7505 Mason King Court property since 2009.

4700 Old Ironsides Drive – Santa Clara, CA

The 4700 Old Ironsides Drive property comprises a 90,139 SF, single-story powered shell data center with approximately 88,000 SF of raised floor space. The building is situated on a 6.5-acre site, contains 257 parking spaces, resulting in a parking ratio of approximately 2.9 spaces per 1,000 SF of NRA, and is currently supplied with 10.0 MW of power (gross), indicating a power density of 110 watts/SF. Built in 1993 and renovated in 1997, the Energy Star certified asset is fully occupied by Cyxtera, which operates a colocation facility at the property. Cyxtera and its predecessors-in-interest have been at the 4700 Old Ironsides Drive property since 2004.

444 Toyama Drive – Sunnyvale, CA

The 444 Toyama Drive property comprises a 42,083 SF, two-story powered shell data center with approximately 32,000 SF of raised floor space. The building is situated on a 2.3-acre site, contains 281 parking spaces, resulting in a parking ratio of approximately 6.7 spaces per 1,000 SF of NRA, and is currently provided with 6.2 MW of power, indicating a power density of 147 watts/SF. Built in 1999, the 444 Toyama Drive property is fully occupied by Equinix, which utilizes the building for its own use as a data center. Equinix has been at the 444 Toyama Drive property since 2007.

Major Tenants. The Prudential – Digital Realty Portfolio Properties are 100.0% leased to four tenants under eight leases. Each of the Prudential – Digital Realty Portfolio Properties is leased to a single tenant on a triple-net basis with 3.0% weighted average contractual annual rent increases. On average, the tenants have been in occupancy in their respective spaces since 2007. The Prudential – Digital Realty Portfolio Properties have been 100.0% occupied since 2013.

Cyxtera. The largest tenant at the Prudential – Digital Realty Portfolio Properties is Cyxtera (rated B1/B by Moody’s/S&P; 45.9% of NRA; 47.9% of underwritten base rent), which fully occupies the 14901 FAA Boulevard property, 4650 Old Ironsides Drive property and the 4700 Old Ironsides Drive property. Cyxtera was created in 2017 by BC Partners and Medina Capital following the acquisition of a data center footprint and associated colocation business from CenturyLink. Cyxtera provides data center colocation, enterprise application cloud computing, hybrid cloud, cybersecurity and analytics solutions to over 3,500 customers worldwide. Cyxtera’s portfolio includes 57 data centers totaling approximately 2.6 million SF.

VADATA. The second largest tenant at the Prudential – Digital Realty Portfolio Properties is VADATA (rated A+/Baa1/AA- by Fitch/Moody’s/S&P; 25.1% of NRA; 22.2% of underwritten base rent), which fully occupies the 43790 Devin Shafron Drive property and the 7505 Mason King Court property. VADATA is the data center division of Amazon Web Services, the cloud computing segment of Amazon.com. Both of VADATA’s leases at the Prudential – Digital Realty Portfolio Properties are guaranteed by the Amazon parent company.

Equinix. The third largest tenant at the Prudential – Digital Realty Portfolio Properties is Equinix (NASDAQ: EQIX; rated BB/Ba3/BB+ by Fitch/Moody’s/S&P; 18.7% of NRA; 17.4% of underwritten base rent), which fully occupies the 21551 Beaumeade Circle property and the 444 Toyama property. Equinix connects more than 9,800 companies directly to their customers and partners across its data center and interconnection platform. Headquartered in Redwood, California, Equinix operates over 180 data centers in 44 markets on five continents.

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The following table presents certain information relating to the tenancy at the Prudential – Digital Realty Portfolio Properties:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P) (1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options
Cyxtera – 14901 FAA Boulevard	NR/B1/B	263,700	25.3%	$6,016,374	21.8%	$22.82	2/2/2022	3, 5-year
Cyxtera – 4650 Old Ironsides Drive	NR/B1/B	124,383	11.9%	$4,777,054	17.3%	$38.41	4/30/2027	3, 5-year
Cyxtera – 4700 Old Ironsides Drive	NR/B1/B	90,139	8.6%	$2,457,588	8.9%	$27.26	4/30/2027	3, 5-year
Cyxtera Total		478,222	45.9%	$13,251,017	47.9%	$27.71

VADATA (Amazon) – 43790 Devin Shafron	A+/Baa1/AA-	152,138	14.6%	$3,865,908	14.0%	$25.41	5/31/2021	3, 5-year
VADATA (Amazon) – 7505 Mason King Court	A+/Baa1/AA-	109,650	10.5%	$2,264,945	8.2%	$20.66	12/31/2023(3)	3, 5-year
VADATA (Amazon) Total		261,788	25.1%	$6,130,853	22.2%	$23.42

Equinix – 21551 Beaumeade Circle	BB/Ba3/BB+	152,504	14.6%	$2,492,794	9.0%	$16.35	12/31/2023	3, 5-year
Equinix – 444 Toyama Drive	BB/Ba3/BB+	42,083	4.0%	$2,318,412	8.4%	$55.09	7/31/2022	2, 5-year
Equinix Total		194,587	18.7%	$4,811,206	17.4%	$24.73

BNY Mellon	AA-/A1/A	108,336	10.4%	$3,460,000	12.5%	$31.94	4/30/2023	2, 1-year

Subtotal/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,042,933	100.0%	$27,653,076	100.0%	$26.51

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual UW Rent PSF and Annual UW Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA totaling $114,197. VADATA’s current rental rate is $19.23 PSF at the 7505 Mason King Court property and $24.60 PSF at the 43790 Devin Shafron Drive property (weighted average of $22.35 PSF).

(3)	VADATA has a one-time right to terminate its lease at only the 7505 Mason King Court property effective December 31, 2020, with 9 months’ notice, subject to a termination fee equal to unamortized tenant improvement costs and leasing commissions.

The following table presents certain information relating to the lease rollover schedule at the Prudential – Digital Realty Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	152,138	$25.41	14.6%	14.6%	$3,865,908	14.0%	14.0%
2022	2	305,783	$27.26	29.3%	43.9%	$8,334,786	30.1%	44.1%
2023	3	370,490	$22.18	35.5%	79.4%	$8,217,739	29.7%	73.8%
2024 & Beyond	2	214,522	$33.72	20.6%	100.0%	$7,234,643	26.2%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	8	1,042,933	$26.51	100.0%		$27,653,076	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

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The Markets. The Prudential – Digital Realty Portfolio Properties are located in four markets, which, according to the appraisal, are the top four data center markets in the United States. Such markets include - (1) Northern Virginia/Washington D.C., (2) Greater New York/Northern New Jersey, (3) Silicon Valley and (4) Dallas/Fort Worth. According to the appraisal, the United States data center market continues building due to increasing demand for data processing and storage. This demand is driven by a variety of factors, including increasing network bandwidth growth due to social media, growth in global e-commerce and services, and continued rise of the internet and accelerating intensity of usage.

Geographic Distribution
Market	Number of Properties	SF	Approximate % of SF	UW NCF	Approximate % of UW NCF
Silicon Valley	3	256,605	24.6%	$8,206,887	33.5%
Northern Virginia	3	414,292	39.7%	$7,798,576	31.8%
Dallas/Fort Worth	1	263,700	25.3%	$5,402,268	22.0%
Northern New Jersey/New York	1	108,336	10.4%	$3,102,133	12.7%
Total	8	1,042,933	100.0%	$24,509,864	100.0%

Silicon Valley

The 4650 Old Ironsides Drive property, the 4700 Old Ironsides Drive property and the 444 Toyama Drive property (collectively 24.6% of the NRA and 33.5% of the underwritten net cash flow) are located within the Silicon Valley data center market. According to the appraisal, Silicon Valley is the third largest multi-tenant data center market in the United States, with nearly 3.7 million SF of space currently in operation and 240 MW of power. The appraisal concluded to market rents for the 4650 Old Ironsides Drive property, 4700 Old Ironsides Drive property and 444 Toyama Drive property of $39.00 PSF, $27.00 PSF and $45.00 PSF, respectively, all on a net basis.

Northern Virginia

The 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and the 7505 Mason King Court property (collectively 39.7% of the NRA and 31.8% of the underwritten net cash flow) are located within the Northern Virginia data center market. According to the appraisal, with respect to square footage, Northern Virginia is the largest multi-tenant data market center in the United States with over 4.8 million SF of space currently in operation and 666 MW of power. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through Northern Virginia daily. The appraisal concluded to market rents for the 43790 Devin Shafron Drive property, the 21551 Beaumeade Circle property and 7505 Mason King Court property of $27.00 PSF, $24.00 PSF and $24.00 PSF, respectively, all on a net basis.

Dallas/Fort Worth

The 14901 FAA Boulevard property (25.3% of NRA and 22.0% of underwritten net cash flow) is located within the Dallas/Fort Worth data center market. According to the appraisal, Dallas/Fort Worth is the fourth largest multi-tenant data center market in the Unites States, with approximately 3.4 million SF of space currently in operation and 364 MW of power. According to the appraisal, the cost to build and operate data centers is significantly lower in Dallas than in other top North American markets, due primarily to lower land and materials costs and no state income tax. The appraisal concluded to a market rent for the 14901 FAA Boulevard property of $22.20 PSF, net.

Northern New Jersey/New York

The 636 Pierce Street property (10.4% of NRA and 12.7% of underwritten net cash flow) is located within the Northern New Jersey/New York data center market. According to the appraisal, the Northern New Jersey/New York data center market is the second largest multi-tenant data center market in the United States with approximately 4.2 million SF of space currently in operation and 473 MW of power. The market benefits from New York City, as a key point of confluence for North American and European fiber networks. A large number of European carriers and service providers use low-cost transatlantic fiber capacity and wavelength services to establish points of presence in New York. The appraiser concluded to a market rent for the 636 Pierce Street property of $30.00 PSF, net.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Prudential – Digital Realty Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	6/30/2018 TTM	UW	UW PSF
Gross Potential Base Rent	$24,586,150	$25,180,137	$25,790,795	$26,147,281	$27,653,075(1)	$26.51
Total Recoveries	$3,747,608	$4,973,838	$5,218,267	$5,470,766	$5,436,457	$5.21
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,654,477)(2)	($1.59)(2)
Effective Gross Income	$28,333,758	$30,153,975	$31,009,062	$31,618,047	$31,435,055	$30.14
Total Operating Expenses	$3,663,014	$5,218,019	$5,520,559	$5,756,343	$6,299,432	$6.04
Net Operating Income	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$25,135,623	$24.10
TI/LC	$0	$0	$0	$0	$521,467	$0.50
Capital Expenditures	$0	$0	$0	$0	$104,293	$0.10
Net Cash Flow	$24,670,744	$24,935,956	$25,488,503	$25,861,704	$24,509,864	$23.50

Occupancy %	100.0%	100.0%	100.0%	100.0%	95.0%(2)
NOI DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.57x
NCF DSCR(3)	2.52x	2.55x	2.60x	2.64x	2.50x
NOI Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.9%
NCF Debt Yield(3)	11.6%	11.8%	12.0%	12.2%	11.6%

(1)	UW Gross Potential Base Rent PSF and UW Gross Potential Base Rent include contractual rent steps through September 2019 totaling $651,441 and straight-line rent averaging over the remaining lease term for VADATA (Amazon) totaling $114,197.

(2)	The underwritten economic vacancy is 5.0%. The Prudential – Digital Realty Portfolio Properties were 100.0% physically occupied as of November 1, 2018.

(3)	The debt service coverage ratios and debt yields shown are based on the Prudential – Digital Realty Portfolio Whole Loan.

Escrows and Reserves. During a Cash Trap Event Period (see “Lockbox and Cash Management” below) the Prudential – Digital Realty Portfolio Whole Loan documents require the following ongoing monthly reserves: (i) an amount equal to 1/12th of the real estate taxes estimated to be payable during the ensuing 12 months; (ii) $17,382 for replacement reserves (subject to a cap of $417,173); (iii) $130,367 for general tenant improvements and leasing commissions; and (iv) an amount equal to 1/12th of the insurance premiums estimated to be payable for the renewal of ongoing insurance coverage; provided, however, that ongoing monthly reserves for insurance premiums will not be required during a Cash Trap Event Period as long as (a) no event of default has occurred and is continuing; and (b) the Prudential – Digital Realty Portfolio Borrower provides the lender with evidence that the Prudential – Digital Realty Portfolio Properties are insured under an acceptable blanket policy and such policy is in full force and effect.

Lockbox and Cash Management. The Prudential – Digital Realty Portfolio Whole Loan documents require a soft lockbox with springing cash management into which the Prudential – Digital Realty Portfolio Borrower and property manager are required to cause all rents to be deposited. Prior to the first occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be swept into the Prudential – Digital Realty Portfolio Borrower’s operating account. Upon the first occurrence of a Cash Trap Event Period, the Prudential – Digital Realty Portfolio Whole Loan documents require the Prudential – Digital Realty Portfolio Borrower to direct all tenants to pay their rent directly into the lockbox account. The Prudential – Digital Realty Portfolio Whole Loan documents also require that all rents received by the Prudential – Digital Realty Portfolio Borrower or the property manager be deposited into the lockbox account within two business days of receipt. During a Cash Trap Event Period, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Prudential – Digital Realty Portfolio Whole Loan documents. During a Cash Trap Event Period, all excess cash flow after deposits for taxes, insurance premiums, debt service, reserves, operating expenses and other payments required by the loan documents are required to be deposited into an excess cash flow subaccount controlled by the lender and to be held as additional security for the Prudential – Digital Realty Portfolio Whole Loan. If no Cash Trap Event Period is in effect, all excess funds are required to be disbursed to the Prudential – Digital Realty Portfolio Borrower.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default; or

●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 8.5% for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The Prudential – Digital Realty Portfolio Properties also secure the Prudential – Digital Realty Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $186,000,000. The Prudential – Digital Realty Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Prudential – Digital Realty Portfolio Mortgage Loan. The Prudential – Digital Realty Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Prudential – Digital Realty Portfolio Pari Passu Companion Loans. The holders of the Prudential – Digital Realty Portfolio Mortgage Loan and the Prudential – Digital Realty Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Prudential – Digital Realty Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

A-3-116

BANK 2018-BNK15	Prudential - Digital Realty Portfolio

Release of Property. Following the prepayment lockout date or the defeasance lockout date (as applicable), the Prudential – Digital Realty Portfolio Borrower may obtain the release of any of the Prudential – Digital Realty Portfolio Properties, provided that, among other things, and in accordance with the Prudential – Digital Realty Portfolio Whole Loan Documents, (a) no event of default has occurred and is continuing; (b) the Prudential – Digital Realty Portfolio Whole Loan is either partially defeased or partially prepaid (along with any applicable yield maintenance premium) in an amount equal to (i) 110% of the allocated loan amount of the Prudential – Digital Realty Portfolio Property being released; (c) the net cash flow debt yield for the remaining Prudential – Digital Realty Portfolio Properties immediately following the release is equal to or greater than the greater of (i) 11.0% and (ii) the net cash flow debt yield immediately prior to the release; provided, however, that the Prudential – Digital Realty Portfolio Borrower has the right to partially defease or prepay the Prudential – Digital Realty Portfolio Whole Loan further in order to meet such debt yield test; (d) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (e) in connection with a partial defeasance, rating agency confirmation is received. The allocated loan amount for each of the remaining Prudential – Digital Realty Portfolio Properties is subject to pro rata reduction by the release premium to account for previous prepayments and partial defeasances. Allocated loan amounts may also be reduced in connection with mandatory prepayments.

Right of First Offer/Right of First Refusal. VADATA has a right of first offer to purchase either or both the 7505 Mason King Court property or the 43790 Devin Shafron property in the event that the Prudential – Digital Realty Portfolio Borrower markets any portion of either such property for sale (the “VADATA ROFO”). The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof.

Equinix has a right of first refusal to purchase the 21551 Beaumeade Circle property if the Prudential – Digital Realty Portfolio Borrower markets any portion of such property for sale (the “Equinix ROFR”); however, the Equinix ROFR does not apply if (1) the third-party offer to purchase the 21551 Beaumeade Circle property is part of a multi-property purchase offer (unless the multi-property offer covers only buildings in which Equinix Operating Co, Inc. is the sole tenant), (2) the conveyance is to an affiliate, subsidiary or any member of the Prudential – Digital Realty Portfolio Borrower group, and (3) the conveyance is to any partnership or joint venture of which any member of the Prudential – Digital Realty Portfolio Borrower group is a part. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof.

The Bank of New York Mellon has a right of first refusal to purchase the 636 Pierce Street property if the Prudential – Digital Realty Portfolio Borrower receives an offer to purchase its fee interest in the 636 Pierce Street property (the “BNY ROFR”). The BNY ROFR is not extinguished by foreclosure; however, the BNY ROFR does not apply to foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The Prudential – Digital Realty Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Prudential – Digital Realty Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Prudential – Digital Realty Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Prudential – Digital Realty Portfolio Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

A-3-117

BANK 2018-BNK15	Embassy Suites St. Louis

Mortgage Loan No. 15 – Embassy Suites St. Louis

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$25,000,000			Location:	Saint Louis, MO 63101
Cut-off Date Balance:	$25,000,000			General Property Type:	Hospitality
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Clayton H. Fowler			Year Built/Renovated:	1906/2010
Mortgage Rate:	5.2400%			Size:	212 Rooms
Note Date:	10/24/2018			Cut-off Date Balance per Room:	$117,925
First Payment Date:	12/1/2018			Maturity Date Balance per Room:	$97,916
Maturity Date:	11/1/2028			Property Manager:	Embassy Suites Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI(5):	$3,972,680
Seasoning:	0 months			UW NOI Debt Yield:	15.9%
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity:	19.1%
Lockbox/Cash Mgmt Status(1):	Soft/Springing			UW NCF DSCR:	2.13x
Additional Debt Type:	N/A			Most Recent NOI(6):	$4,155,290 (9/30/2018 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI(6):	$4,403,144 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$3,655,850 (12/31/2016)
Reserves				Most Recent Occupancy:	76.5% (9/30/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	78.7% (12/31/2017)
RE Tax:	$718,488	$59,874	N/A	3rd Most Recent Occupancy:	73.1% (12/31/2016)
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of)(7):	$45,300,000 (8/22/2018)
FF&E Reserve:	$0	(3)	N/A	Cut-off Date LTV Ratio:	55.2%
Other(2):	$0	Springing(4)	N/A	Maturity Date LTV Ratio:	45.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$25,000,000	100.0%	Loan Payoff:	$15,127,313	60.5%
			Buyout:	$8,036,054	32.1%
			Reserves:	$718,488	2.9%
			Closing Costs:	$580,502	2.3%
			Return of Equity:	$537,644	2.2%
Total Sources:	$25,000,000	100.0%	Total Uses:	$25,000,000	100.0%

(1)	The manager collects revenues and is required to deposit into the lockbox only the amount that is required to be paid to the borrower under the management agreement, which amount is net of management fees, operating expenses and reserve deposits.

(2)	The requirement to make monthly deposits to an insurance reserve (i) to the extent the Embassy Suites St. Louis Borrowers (as defined below) provide evidence of the portion of condominium common charges payable that is applicable to insurance premiums for insurance maintained by the condominium, will be reduced dollar for dollar by such portion of condominium common charges and (ii) so long as the property manager is paying the insurance premiums and maintaining the insurance policies required by the loan documents and the borrower provides evidence thereof, will be waived. In addition, monthly deposits to an insurance reserve will be waived if the Embassy Suites St. Louis Property (as defined below) is insured under an acceptable blanket insurance policy. To the extent the conditions to waiver or reduction of insurance reserve deposits are not satisfied, the Embassy Suites St. Louis Borrowers will be required to make monthly deposits of 1/12 of the estimated annual insurance premiums into an insurance reserve.

(3)	The requirement to make monthly deposits to a reserve for furniture, fixtures and equipment (“FF&E”) is reduced dollar for dollar to the extent that the property manager is reserving for FF&E in an account that is in the borrower’s name and pledged to the lender pursuant to a control agreement reasonably satisfactory to the lender, pursuant to the management agreement, provided that the Embassy Suites St. Louis Borrowers are required to obtain the consent of the lender to withdraw funds from such reserve in excess of the amount set forth in the approved annual budget, unless such withdrawal of funds is necessary to comply with the management agreement or franchise agreement. The property manager is currently reserving for FF&E in such an account. If such conditions are no longer met, the Embassy Suites St. Louis Borrowers are required to make monthly deposits into an FF&E reserve in an amount equal to the greatest of (i) 4% of the operating income for the Embassy Suites St Louis Property (as defined below) for the preceding calendar month, (ii) the amount required under the franchise agreement and (iii) the amount required under the management agreement.

(4)	Other reserves consists of a springing PIP Reserve (125% of the sum required to pay for any new PIP imposed by franchisor) and a springing parking rent reserve (which springs upon either (i) an event of default or (ii) there is no related ownership between the parking lease landlord and parking lease tenant).

(5)	UW NOI includes $537,206 of assumed revenue from the PILOT TIF Note (as defined below) and $627,843 of assumed revenue from the Other Revenues TIF Note (as defined below), Without the inclusion of such assumed revenue, UW NCF DSCR would be 1.42x.

(6)	Most Recent NOI includes $537,206 of annual income from the PILOT TIF Note and $632,963 of annual income from the Other Revenues TIF Note, 2nd Most Recent NOI includes $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note and Third Most Recent NOI includes $516,009 of annual income from the PILOT TIF Note and $601,493 of annual income from the Other Revenues TIF Note, which in each case offset tax expenses for the applicable period.

(7)	The appraised value includes $11.9 million representing the discounted value (using a 5.00% discount rate) of estimated future payments under the PILOT TIF Note and Other Revenue TIF Note (together, the “TIF Notes”). Excluding such amount, the Cut-off Date LTV Ratio and Maturity Date LTV Ratio would be 74.9% and 62.2%, respectively.

A-3-118

BANK 2018-BNK15	Embassy Suites St. Louis

The Mortgage Loan. The fifteenth largest mortgage loan (the “Embassy Suites St. Louis Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 that is secured by a first priority fee mortgage encumbering a hotel condominium unit that consists of a full service hospitality property known as the Embassy Suites St. Louis in St. Louis, Missouri (the “Embassy Suites St. Louis Property”). The Embassy Suites St. Louis Property also includes a pledge of the right to receive payments under the PILOT TIF Note and Other Revenues TIF Note, as described below. The proceeds of the Embassy Suites St. Louis Mortgage Loan were primarily used to refinance a previous loan of approximately $15.1 million, buy out a partner, fund reserves, pay closing costs and return equity to the Embassy Suites St. Louis Borrowers (as defined below).

The Borrowers and the Sponsor. The borrowers are Laurel Hotel Fee Owner, LLC (the “Embassy Suites St. Louis Hotel Borrower”) and Laurel Hotel TIF Note Holder, LLC (the “Embassy Suites St. Louis TIF Note Borrower,” and together, the “Embassy Suites St. Louis Borrowers”), each, a Delaware limited liability company with an independent director. Embassy Suites St. Louis Hotel Borrower owns the hotel condominium unit and Embassy Suites St. Louis TIF Note Borrower owns the TIF Notes. The borrower sponsor and nonrecourse carveout guarantor for the Embassy Suites St. Louis Mortgage Loan is Clayton H. Fowler. The Embassy Suites St. Louis Hotel Borrower is 75.7% owned by Clayton H. Fowler. The Embassy Suites St. Louis TIF Note Borrower is 100.0% owned by Clayton H. Fowler.

Clayton H. Fowler is a founding partner, chairman and chief executive officer of Spinnaker Real Estate Partners LLC in Norwalk, Connecticut. He has over 35 years’ experience in development, management, acquisition and construction of commercial and residential projects and has ownership interests in over 3,000,000 SF of multi-family properties, commercial office and industrial buildings.

The Property. The Embassy Suites St. Louis Property is a hotel condominium unit consisting of a 212-room full service hotel located in a building occupying a full block in downtown St. Louis, Missouri. The building in which the Embassy Suites St. Louis Property is located was built as a department store in 1906 and converted to a mixed-use hotel/rental apartment building by the borrower sponsor in 2011. The Embassy Suites St. Louis Property makes up one third of the ground floor and all or portions of floors two through five of the building, with a non-collateral parking garage located on the remaining portions of the second and third floors. Floors six through 11 are made up of apartments and an atrium garden, which are not a part of the collateral. The 212 guestrooms include 153 king guestrooms and 59 queen guestrooms. The Embassy Suites St. Louis Property offers amenities including a 159-seat restaurant with complimentary made-to-order breakfast, indoor swimming pool, fitness center, sundries shop and 6,004 SF of meeting space. The Embassy Suites St. Louis Property is equipped with four elevators and offers access to 106 valet parking spaces located in the non-collateral garage on the second and third floors (0.5 spaces/room). See “Condominium and Parking Lease” below.

The Embassy Suites St. Louis Property is currently subject to a franchise agreement with Embassy Suites Franchise LLC, which expires December 31, 2029. The Embassy Suites St Louis Property is also currently subject to a management agreement with Embassy Suites Management LLC that expires December 31, 2021, subject to one five-year extension option and one three-year extension option. The management agreement is automatically extended unless either party delivers written notice that it will not renew between three and 12 months prior to the expiration of the current term.

The Embassy Suites St. Louis Property generates approximately 45.0% of its room nights from commercial demand, 32.0% from meeting and group demand, 18.0% from leisure demand and 5.0% from extended stay demand.

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			The Embassy Suites St. Louis Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2016	66.7%	$138.82	$92.54	72.6%	$154.74	$112.33	108.9%	111.5%	121.4%
2017	70.0%	$144.52	$101.11	78.3%	$162.42	$127.18	111.9%	112.4%	125.8%
8/31/2018 TTM	69.0%	$143.27	$98.81	76.8%	$162.01	$124.43	111.4%	113.1%	125.9%

Source: Industry Report and Underwritten Operating Statements.

(1)	The competitive set includes Holiday Inn St. Louis Downtown Convention Center, Hampton Inn St. Louis Downtown @ The Gateway Arch, Tribute Portfolio Magnolia Hotel St. Louis, Drury Plaza Hotel St. Louis Downtown, Westin St. Louis, Courtyard St. Louis Downtown Convention Center and Hilton St. Louis Downtown @ The Arch.

(2)	Variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

Condominium and Parking Lease. The Embassy Suites St. Louis Property consists of the hotel condominium unit in a two-unit condominium, in which the Embassy Suites St. Louis Property comprises one unit and has 33.22% of the voting rights in the condominium association, and the non-collateral rental apartment and garage portion of the building (the “Residential/Garage Unit”) comprises one unit and has 66.78% of the voting rights in the condominium association. The owner of the hotel unit has the right to appoint one member of the condominium board, and the owner of the non-collateral Residential/Garage Unit has the right to appoint two members of the condominium board. Accordingly, the Embassy Suites St. Louis Borrowers do not control the condominium. See “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the Preliminary Prospectus.

The owner of the non-collateral Residential/Garage Unit (which is currently an affiliate of the Embassy Suites St. Louis Borrowers) has leased 106 parking spaces in the parking garage located in the building to the Embassy Suites St. Louis Hotel Borrower under a long-term parking lease expiring in December 2108. The parking lease provides for initial rent of $11,660 a month, which increases annually based on the consumer price index and is budgeted at $12,833 a month for 2019 in the Embassy Suites St. Louis Borrowers’ budget. The lender under a mortgage loan secured by the Residential/Garage Unit has the right to terminate the parking lease if such lender forecloses on the Residential/Garage Unit.

TIF Notes. In connection with the redevelopment of the building in which the Embassy Suites Hotel Property is located, the City of St. Louis provided tax increment financing in the form of TIF Notes. The Embassy Suites St. Louis TIF Notes Borrower owns two TIF Notes, one generally payable from payments in lieu of taxes revenues, which are generally comprised of the property taxes on the incremental value created by the redevelopment of the Mortgaged Property (the “PILOT TIF Note”) and one generally payable from various taxes imposed under the tax increment financing (the “Other Revenues TIF Note”). The TIF Notes mature August 26, 2031, are payable semiannually, solely to the extent of the related revenue sources, which in certain cases are subject to annual appropriation, and may be redeemed (resulting in reduction or termination of the payments thereon) under certain circumstances. The City of St. Louis consented to the pledge of the TIF Notes by the lender. The TIF Notes are subject to transfer restrictions, and the lender is subject to such transfer restrictions if it takes title to the TIF Notes. The Embassy Suites St. Louis Mortgage Loan was underwritten assuming $537,206 of annual revenue from the PILOT TIF Note and $627,843 of annual revenue from the Other Revenues TIF Note, which offset tax expense in underwritten expenses. The appraised value of the Embassy Suites St. Louis Property includes $11.9 million representing the discounted value of the payments under the TIF Notes. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

A-3-119

BANK 2018-BNK15	Embassy Suites St. Louis

The Market. The Embassy Suites St. Louis Property is located in downtown St. Louis Missouri, attached to the National Blues Museum and across the street from the America’s Convention Center Complex and The Dome at America’s Center. Other demand drivers in close proximity to the Embassy Suites St. Louis Property include a variety of restaurants, shops, offices, public parks and Busch Stadium (home to the St. Louis Cardinals Major League Baseball team). The Embassy Suites St. Louis Property is situated just off Interstate-44, which provides access to much of the St. Louis metropolitan area including Lambert St. Louis International Airport, approximately 14.0 miles away. Additionally, there is a MetroLink light rail station located on-site that provides direct access to the airport.

The estimated 2017 population within the city of St. Louis and the St. Louis metropolitan statistical area was 630,544 and 2,859,358, respectively, according to the appraisal. The estimated 2017 median household income within the city of St. Louis and the St. Louis metropolitan statistical area was $80,220 and 59,867, respectively, according to the appraisal.

Competitive properties to the Embassy Suites St. Louis Property are shown in the table below:

Competitive Property Summary
Property Name	Year Opened	No. of Rooms	Commercial Demand	Meeting & Group Demand	Leisure Demand	Extended- Stay Demand	2017 Occ.	2017 ADR	2017 RevPAR
The Embassy Suites St. Louis Property(1)	2011	212	45%	32%	18%	5%	79%	$162.57	$127.91
Holiday Inn St. Louis Downtown Convention Center	1981	293	35%	36%	24%	5%	70%	$142.00	$99.40
Hampton Inn St. Louis Downtown at The Gateway Arch	1974	190	55%	9%	31%	5%	65%	$130.00	$84.50
Tribute Portfolio Magnolia Hotel St. Louis	1925	182	55%	10%	29%	6%	57%	$142.00	$80.94
Drury Plaza Hotel St. Louis Downtown	2000	353	40%	33%	22%	5%	73%	$145.00	$105.85
Westin St. Louis	2001	255	45%	44%	7%	4%	78%	$159.00	$124.02
Courtyard St. Louis Downtown Convention Center	1929	165	60%	9%	26%	5%	59%	$150.00	$88.50
Hilton St. Louis Downtown at The Arch	2005	195	50%	30%	14%	6%	76%	$150.00	$114.00

Source: Appraisal.

(1)	Variances between the underwriting, the appraisal and the Historical Occupancy, ADR and RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

There are two hotels that are proposed/under construction in St. Louis that are expected to be primary competitors with the Embassy Suites St. Louis Property. The AC Hotel by Marriott is a 100 room select service hotel with an anticipated opening date of November 2019 that is expected to be 90% competitive with the Embassy Suites St. Louis Property. The Aloft is a 150 room select service hotel with an anticipated opening date of December 2019 that is expected to be 90.0% competitive with the Embassy Suites St. Louis Property.

A-3-120

BANK 2018-BNK15	Embassy Suites St. Louis

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Embassy Suites St. Louis Property:

Cash Flow Analysis(1)
	2015	2016	2017	9/30/2018 TTM	UW	UW per Room
Occupancy	73.7%	73.1%	78.7%	76.5%	76.5%
ADR	$155.04	$156.96	$162.57	$162.87	$162.87
RevPAR	$114.21	$114.78	$127.91	$124.53	$124.53

Rooms Revenue	$8,837,815	$8,905,326	$9,897,732	$9,635,708	$9,635,708	$45,451
Food & Beverage	$902,528	$805,201	$696,609	$788,826	$788,826	$3,721
Other Income(2)	674,882	721,662	782,020	831,469	831,469	3,922
Total Revenue	$10,415,225	$10,432,189	$11,376,361	$11,256,003	$11,256,003	$53,094
Total Expenses(3)	6,693,916	6,776,339	6,973,217	7,100,713	7,283,323	34,355
Net Operating Income	$3,721,309	$3,655,850	$4,403,144	$4,155,290	$3,972,680	$18,739
FF&E	520,761	521,689	568,818	562,414	450,240	2,124
Net Cash Flow	$3,200,548	$3,134,161	$3,834,326	$3,592,876	$3,522,440	$16,615

NOI DSCR	2.25x	2.21x	2.66x	2.51x	2.40x
NCF DSCR	1.93x	1.89x	2.32x	2.17x	2.13x
NOI Debt Yield	14.9%	14.6%	17.6%	16.6%	15.9%
NCF Debt Yield	12.8%	12.5%	15.3%	14.4%	14.1%

(1)	Occupancy, ADR and RevPAR figures are based on the underwriting, which have been taken from financial statements provided by the Embassy Suites St. Louis Borrowers. Variances between the underwriting, the appraisal and the historical Occupancy, ADR, RevPAR table with respect to Occupancy, ADR and RevPAR at the Embassy Suites St. Louis Property are attributable to variances in reporting methodologies and/or timing differences.

(2)	Other Income includes parking revenues from guest valet parking and other miscellaneous income.

(3)	Total Expenses includes contra expense line items (i.e. offsets to expenses) related to Tax Increment Financing (“TIF’) income from the PILOT TIF Note and the Other Revenues TIF Note. UW Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note. 9/30/2018 TTM Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $632,963 of annual income from the Other Revenues TIF Note. 2017 TTM Total Expenses includes contra line items made up of $537,206 of annual income from the PILOT TIF Note and $627,843 of annual income from the Other Revenues TIF Note. 2016 TTM Total Expenses includes contra line items made up of $516,009 of annual income from the PILOT TIF Note and $601,493 of annual income from the Other Revenues TIF Note. 2015 TTM Total Expenses includes contra line items made up of $467,067 of annual income from the PILOT TIF Note and $570,324 of annual income from the Other Revenues TIF Note.

A-3-121

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-4

PFIZER BUILDING MORTGAGE LOAN AMORTIZATION SCHEDULE

Due Date	Mortgage Loan Ending Principal Balance ($)
11/8/2018	28,888,768.07
12/8/2018	28,514,174.86
1/8/2019	28,141,302.10
2/8/2019	27,767,278.24
3/8/2019	27,383,804.27
4/8/2019	27,007,441.95
5/8/2019	26,627,228.29
6/8/2019	26,248,530.36
7/8/2019	25,866,049.44
8/8/2019	25,485,001.69
9/8/2019	25,102,777.62
10/8/2019	24,716,873.77
11/8/2019	24,332,278.42
12/8/2019	23,944,072.70
1/8/2020	23,557,091.65
2/8/2020	23,168,915.95
3/8/2020	22,774,927.45
4/8/2020	22,384,337.15
5/8/2020	21,990,311.96
6/8/2020	21,597,299.48
7/8/2020	21,200,923.01
8/8/2020	20,805,473.63
9/8/2020	20,408,803.46
10/8/2020	20,008,876.36
11/8/2020	19,609,747.03
12/8/2020	19,207,432.75
1/8/2021	18,805,829.29
2/8/2021	18,402,986.06
3/8/2021	17,993,401.32
4/8/2021	17,588,050.04
5/8/2021	17,179,695.94
6/8/2021	16,771,832.70
7/8/2021	16,361,040.15
8/8/2021	15,950,649.64
9/8/2021	15,538,992.23
10/8/2021	15,124,516.57
11/8/2021	14,710,308.81
12/8/2021	14,293,357.46
1/8/2022	13,876,583.84
Due Date	Mortgage Loan Ending Principal Balance ($)
2/8/2022	13,458,523.61
3/8/2022	13,035,152.06
4/8/2022	12,639,494.26
5/8/2022	12,241,356.35
6/8/2022	11,843,248.04
7/8/2022	11,442,731.34
8/8/2022	11,042,157.61
9/8/2022	10,640,347.27
10/8/2022	10,236,236.91
11/8/2022	9,831,938.62
12/8/2022	9,425,413.14
1/8/2023	9,018,611.78
2/8/2023	8,610,554.58
3/8/2023	8,198,665.28
4/8/2023	7,788,076.84
5/8/2023	7,375,445.32
6/8/2023	6,962,315.53
7/8/2023	6,547,217.05
8/8/2023	6,131,530.46
9/8/2023	5,714,560.60
10/8/2023	5,295,734.45
11/8/2023	4,876,184.43
12/8/2023	4,454,853.63
1/8/2024	4,032,707.73
2/8/2024	3,609,258.64
3/8/2024	3,183,783.47
4/8/2024	2,757,713.68
5/8/2024	2,330,053.95
6/8/2024	1,901,348.62
7/8/2024	1,471,130.50
8/8/2024	0.00

A-4-1

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex B

FORM OF DISTRIBUTION DATE STATEMENT

(THIS PAGE INTENTIONALLY LEFT BLANK)

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)
Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7 - 9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15 - 16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21 - 22
Supplemental Reporting	23

Depositor	Master Servicer	Special Servicer	Master & Special Servicer	Operating Advisor / Asset Representations Reviewer
Banc of America Merrill Lynch Commercial Mortgage Inc. Bank of America Tower One Bryant Park New York, NY 10036 Contact: Leland F. Bunch, III Phone Number: (646) 855-3953	Wells Fargo Bank, National Association Three Wells Fargo, MAC D1050-084 401 S. Tryon Street, 8th Floor Charlotte, NC 28202 Contact: REAM_InvestorRelations@wellsfargo.com	Midland Loan Services, a Division of PNC Bank, National Association 10851 Mastin Street Building 82, Suite 300 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	National Cooperative Bank, N.A. 2011 Crystal Drive Suite 800 Arlington, VA 22202 Contact: Kathleen Luzik Phone Number: (703) 647-3473	Park Bridge Lender Services LLC 600 Third Avenue 40th Floor New York, NY 10016 Contact: David Rodgers Phone Number: (212) 230-9025
This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
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Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance

A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
H		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
V		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
RR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount

X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000
X-G		0.00000000	0.00000000	0.00000000	0.00000000

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
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Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Interest Shortfall/(Excess)	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
H	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
V	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
RR Interest	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Other Required Information

Available Distribution Amount (1)	0.00

Appraisal Reduction Amount

		Loan Number	Appraisal	Cumulative	Most Recent
			Reduction	ASER	App. Reduction
			Effected	Amount	Date

Total

(1) The Available Distribution Amount includes any Prepayment Fees.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Scheduled Interest	0.00		Master Servicing Fee - Wells Fargo Bank, N.A. and	0.00
Interest reductions due to Nonrecoverability Determinations	0.00		National Cooperative Bank, N.A.
Interest Adjustments	0.00		Trustee Fee - Wilmington Trust, N.A.	0.00
Deferred Interest	0.00		Certificate Administrator Fee - Wells Fargo Bank, N.A.	0.00
ARD Interest	0.00		CREFC® Intellectual Property Royalty License Fee	0.00
Default Interest and Late Payment Charges	0.00		Operating Advisor Fee - Park Bridge Lender Services LLC	0.00
Net Prepayment Interest Shortfall	0.00		Asset Representations Reviewer Fee - Park Bridge Lender Services	0.00
Net Prepayment Interest Excess	0.00		LLC
Extension Interest	0.00		Total Fees		0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Additional Trust Fund Expenses:
			Reimbursement for Interest on Advances	0.00
Principal:			ASER Amount	0.00
Scheduled Principal	0.00		Special Servicing Fee	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Workout-Delayed Reimbursement Amounts	0.00
Curtailments	0.00		Other Expenses	0.00
Negative Amortization	0.00		Total Additional Trust Fund Expenses		0.00
Principal Adjustments	0.00
Total Principal Collected		0.00	Interest Reserve Deposit		0.00

			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance Charges	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance Charges	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Excess Liquidation Proceeds	0.00		Net Swap Counterparty Payments Received	0.00
Net Swap Counterparty Payments Received	0.00		Total Payments to Certificateholders & Others		0.00
Total Other Collected		0.00	Total Funds Distributed		0.00
Total Funds Collected		0.00

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals
See footnotes on last page of this section.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-Off Date balance of each property as disclosed in the offering document.

The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the “State” and “Property” stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The “State” and “Property” stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a “hope note”) of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

Note: There are no Hyper-Amortization Loans included in the Mortgage Pool.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	SS	-	Self Storage	1	-	Modification	7	-	REO	11	-	Full Payoff	1	-	Maturity Date Extension	6	-	Capitalization on Interest
RT	-	Retail	98	-	Other	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties	2	-	Amortization Change	7	-	Capitalization on Taxes
HC	-	Health Care	SE	-	Securities	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD	3	-	Principal Write-Off	8	-	Other
IN	-	Industrial	CH	-	Cooperative Housing	4	-	Extension			to Master Servicer	98	-	Other	4	-	Blank	9	-	Combination
MH	-	Mobile Home Park	WH	-	Warehouse	5	-	Note Sale	10	-	Deed in Lieu Of				5	-	Temporary Rate Reduction	10	-	Forbearance
OF	-	Office	ZZ	-	Missing Information	6	-	DPO			Foreclosure
MU	-	Mixed Use	SF	-	Single Family
LO	-	Lodging

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
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Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI (1)	Most Recent NOI (1)	Most Recent NOI Start Date	Most Recent NOI End Date

Total

(1) The Most Recent Fiscal NOI and Most Recent NOI fields correspond to the financial data reported by the Master Servicer. An NOI of 0.00 means the Master Servicer did not report NOI figures in their loan level reporting.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document	Principal Prepayment Amount		Prepayment Penalties
		Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Charge

Totals

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
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1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Historical Detail

Delinquencies													Prepayments				Rate and Maturities
Distribution	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.		WAM
Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit

Note: Foreclosure and REO Totals are excluded from the delinquencies.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

		(1) Status of Mortgage Loan								(2) Resolution Strategy Code

A	-	Payment Not Received	0	- Current	4	-	Performing Matured Balloon	1	-	Modification	7	-	REO	11	-	Full Payoff
		But Still in Grace Period	1	- 30-59 Days Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	8	-	Resolved	12	-	Reps and Warranties
		Or Not Yet Due	2	- 60-89 Days Delinquent	6	-	121+ Days Delinquent	3	-	Bankruptcy	9	-	Pending Return	13	-	TBD
B	-	Late Payment But Less	3	- 90-120 Days Delinquent				4	-	Extension			to Master Servicer	98	-	Other
		Than 30 Days Delinquent						5	-	Note Sale	10	-	Deed In Lieu Of
								6	-	DPO			Foreclosure
** Outstanding P & I Advances include the current period advance.

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 1

Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	DSCR Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Specially Serviced Loan Detail - Part 2

Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment from Special Servicer

(1) Resolution Strategy Code								(2) Property Type Code

1	- Modification	7	-	REO	11	-	Full Payoff	MF	-	Multi-Family	SS	-	Self Storage
2	- Foreclosure	8	-	Resolved	12	-	Reps and Warranties	RT	-	Retail	98	-	Other
3	- Bankruptcy	9	-	Pending Return	13	-	TBD	HC	-	Health Care	SE	-	Securities
4	- Extension			to Master Servicer	98	-	Other	IN	-	Industrial	CH	-	Cooperative Housing
5	- Note Sale	10	-	Deed in Lieu Of				MH	-	Mobile Home Park	WH	-	Warehouse
6	- DPO			Foreclosure				OF	-	Office	ZZ	-	Missing Information
								MU	-	Mixed Use	SF	-	Single Family
								LO	-	Lodging

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Advance Summary

Loan Group	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross- Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

	BANK 2018-BNK15 Commercial Mortgage Pass Through Certificates Series 2018-BNK15	For Additional Information please contact
CTSLink Customer Service
1-866-846-4526
Reports Available www.ctslink.com
Wells Fargo Bank, N.A.		Distribution Date:	12/17/18
Corporate Trust Services		Record Date:	11/30/18
8480 Stagecoach Circle		Determination Date:	12/11/18
Frederick, MD 21701-4747

Supplemental Reporting

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: This report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of November 1, 2018 (the “Pooling and Servicing Agreement”).
Transaction: BANK 2018-BNK15,
Commercial Mortgage Pass-Through Certificates,
Series 2018-BNK15
Operating Advisor: Park Bridge Lender Services LLC
Special Servicer: [Midland Loan Services, a Division of PNC Bank, National Association][National Cooperative Bank, N.A.]
Directing Certificateholder: Eightfold Real Estate Capital Fund V, L.P. (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(a)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

(b)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Loans identified in this report in accordance with the Servicing Standard. Based solely on such limited review of the items listed in this report, and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction

1     This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related mortgage loans]

2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the special servicer.

(a)	The operating advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

(b)	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Assumptions, Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report

1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

2.	The Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Operating Advisor generally relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any have occurred.

3.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein.

4.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.

5.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

6.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Annex D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each sponsor will make, as of the date specified in the MLPA or such other date as set forth below, with respect to each Mortgage Loan sold by it that we include in the issuing entity, representations and warranties generally to the effect set forth below. Solely for purposes of this Annex D-1 and Annex D-2, the term “Mortgage Loans” will refer to such mortgage loans sold by the applicable mortgage loan seller. The exceptions to the representations and warranties set forth below are identified on Annex D-2. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

Each MLPA, together with the related representations and warranties, serves to contractually allocate risk between the related sponsor, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the Mortgage Loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Intentionally Omitted.

2.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. At the time of the sale, transfer and assignment to the Depositor, no mortgage note or mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or (with respect to any Non-Serviced Mortgage Loan) to the related Non-Serviced Trustee for the related Non-Serviced Securitization Trust), participation (it being understood that a Mortgage Loan that is part of a Whole Loan does not constitute a participation) or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan other than any servicing rights appointment, subservicing or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

3.     Loan Document Status. Each related mortgage note, mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor

D-1-1

(subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment premium/yield maintenance charge) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”)).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related mortgage notes, mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the mortgage note, mortgage or other Mortgage Loan documents.

4.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan, together with applicable state law, contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

5.     Intentionally Omitted.

6.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related mortgage file or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such mortgage, mortgage note, Mortgage Loan guaranty and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related mortgage in any manner which materially interferes with the security intended to be provided by such mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the Mortgagor nor the guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the mortgage file, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by the Mortgage Loan Seller on or after the Cut-off Date.

7.     Lien; Valid Assignment. Subject to the Standard Qualifications, each endorsement or assignment of mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller or its affiliate is in recordable form (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) and constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller, or its affiliate, as applicable. Each related mortgage and Assignment

D-1-2

of Leases is freely assignable without the consent of the related Mortgagor. Each related mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph 8 below (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances and Title Exceptions) as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, is free and clear of any recorded mechanics’ or materialmen’s liens and other recorded encumbrances that would be prior to or equal with the lien of the related mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by the applicable Title Policy (as described below), and as of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related mortgage, except those which are bonded over, escrowed for or insured against by the applicable Title Policy. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

8.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy or a “marked up” commitment, in each case with escrow instructions and binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the mortgage, the first priority lien of the mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property; (f) if the related Mortgage Loan constitutes a Crossed Underlying Mortgage Loan, the lien of the mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, and (g) condominium declarations of record and identified in such Title Policy, provided that none of clauses (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or principal use of the Mortgaged Property, the security intended to be provided by such mortgage, or the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien

D-1-3

of the related mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the mortgage and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

9.     Junior Liens. It being understood that B notes secured by the same mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, as of the Cut-off Date there are no subordinate mortgages or junior mortgage liens encumbering the related Mortgaged Property other than Permitted Encumbrances, mechanics’ or materialmen’s liens (which are the subject of the representation in paragraph (7) above), and equipment and other personal property financing. The Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related Mortgagor other than as set forth on Schedule D-1 to this Annex D-1.

10.   Assignment of Leases and Rents. There exists as part of the related mortgage file an Assignment of Leases (either as a separate instrument or incorporated into the related mortgage). Subject to the Permitted Encumbrances and Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related assignment of leases constituting security for the entire Whole Loan), each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related mortgage or related Assignment of Leases, subject to applicable law and the Standard Qualifications, provides that, upon an event of default under the Mortgage Loan, a receiver may be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.   Financing Statements. Subject to the Standard Qualifications, each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed and/or recorded (or, in the case of fixtures, the mortgage constitutes a fixture filing) in all places necessary at the time of the origination of the Mortgage Loan (or, if not filed and/or recorded, has submitted or caused to be submitted in proper form for filing and/or recording) to perfect a valid security interest in, the personal property (creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate such Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that

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possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

12.   Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) deferred maintenance for which escrows were established at origination and (ii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

13.   Taxes and Assessments. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, all taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or could become a lien on the related Mortgaged Property that became due and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, any such taxes, assessments and other charges shall not be considered due and payable until the date on which interest and/or penalties would be payable thereon.

14.   Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

15.   Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, based on evaluation of the Title Policy (as defined in paragraph 8), an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), as of origination there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgagor’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Mortgagor’s title to the Mortgaged Property, (b) the validity or enforceability of the mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents, or (f) the current principal use of the Mortgaged Property.

16.   Escrow Deposits. All escrow deposits and escrow payments currently required to be escrowed with the Mortgagee pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no delinquencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and

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deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Depositor or its servicer (or, in the case of a Non-Serviced Mortgage Loan, to the related depositor under the Non-Serviced PSA or Non-Serviced Master Servicer for the related Non-Serviced Securitization Trust).

17.   No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by the Mortgage Loan Seller to merit such holdback).

18.   Insurance. Each related Mortgaged Property is, and is required pursuant to the related mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Rating Requirements (as defined below), in an amount (subject to customary deductibles) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (1) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company (“A.M. Best”) or “A3” (or the equivalent) from Moody’s Investors Service, Inc. (“Moody’s”) or “A-” from S&P Global Ratings (“S&P”) or (2) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (i) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s, and (ii) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (1) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P or at least “Baa3” by Moody’s.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (A) the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in

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an amount as is generally required by prudent institutional commercial mortgage lenders originating mortgage loans for securitization, (B) the outstanding principal amount of the Mortgage Loan or (C) the insurable value of the Mortgaged Property.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the Mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the seismic condition of such property, for the sole purpose of assessing the probable maximum loss or scenario expected loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best or “A3” (or the equivalent) from Moody’s or “A-” by S&P in an amount not less than 100% of the PML.

The Mortgage Loan documents require insurance proceeds (or an amount equal to such insurance proceeds) in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then-outstanding principal amount of the related Mortgage Loan, the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section that are required by the Mortgage Loan documents to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the Mortgagor’s cost and expense

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and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.   Access; Utilities; Separate Tax Parcels. Based solely on evaluation of the Title Policy (as defined in paragraph 8) and survey, if any, an engineering report or property condition assessment as described in paragraph 12, applicable local law compliance materials as described in paragraph 26, and the ESA (as defined in paragraph 43), each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has permanent access from a recorded easement or right of way permitting ingress and egress to/from a public road, (b) is served by or has access rights to public or private water and sewer (or well and septic) and other utilities necessary for the current use of the Mortgaged Property, all of which are adequate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made or is required to be made to the applicable governing authority for creation of separate tax parcels (or the Mortgage Loan documents so require such application in the future), in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax parcels are created.

20.   No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the Title Policy obtained in connection with the origination of each Mortgage Loan, and except for encroachments that do not materially and adversely affect the current marketability or principal use of the Mortgaged Property: (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except for encroachments that are insured against by the applicable Title Policy; (b) no material improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that are insured against by the applicable Title Policy; and (c) no material improvements encroach upon any easements except for encroachments that are insured against by the applicable Title Policy.

21.   No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.   REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and distinct structural components, such as wiring, plumbing systems and central heating and air conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not

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produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (together with any related Pari Passu Companion Loans) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premiums and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.   Compliance with Usury Laws. The mortgage rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premium) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

24.   Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the mortgage note, each holder of the mortgage note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

25.   Trustee under Deed of Trust. With respect to each mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the mortgage and applicable law or may be substituted in accordance with the mortgage and applicable law by the related mortgagee.

26.   Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, a survey, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use, operation or value of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the full extent necessary to

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maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for similar commercial and multifamily loans intended for securitization, (c) title insurance policy coverage has been obtained with respect to any non-conforming use or structure, or (d) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property.

27.   Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy and applicable governmental approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy and applicable governmental approvals does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and requires the Mortgagor to comply in all material respects with all applicable regulations, zoning and building laws.

28.   Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan (a) provide that such Mortgage Loan becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events (or negotiated provisions of substantially similar effect): (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) the Mortgagor or guarantor shall have solicited or caused to be solicited petitioning creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) voluntary transfers of either the Mortgaged Property or controlling equity interests in the Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that collectively, as of the date of origination of the related Mortgage Loan, have assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages resulting from the following (or negotiated provisions of substantially similar effect): (i) the Mortgagor’s misappropriation of rents after an event of default, security deposits, insurance proceeds, or condemnation awards; (ii) the Mortgagor’s fraud or intentional material misrepresentation; (iii) breaches of the environmental covenants in the Mortgage Loan documents; or (iv) the Mortgagor’s commission of intentional material physical waste at the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

29.   Mortgage Releases. The terms of the related mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property

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from the lien of the mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance (as described in paragraph 34) of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (defined in paragraph 34 below), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, unless an opinion of counsel is delivered as specified in clause (y) of the preceding paragraph, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans) in an amount not less than the amount required by the REMIC Provisions and, to such extent, the award from any such taking may not be required to be applied to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (together with any related Pari Passu Companion Loans).

No such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the REMIC Provisions.

30.   Financial Reporting and Rent Rolls. Each Mortgage Loan requires the Mortgagor to provide the owner or holder of the Mortgage Loan with (a) quarterly (other than for single-tenant properties) and annual operating statements, (b) quarterly (other than for single-tenant properties) rent rolls (or maintenance schedules in the case of Mortgage Loans secured by residential cooperative properties) for properties that have any individual lease

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which accounts for more than 5% of the in-place base rent, and (c) annual financial statements.

31.   Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, and to the Mortgage Loan Seller’s knowledge with respect to each Mortgage Loan of $20 million or less, as of origination the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 and the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIPRA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIPRA, or damages related thereto, except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated on Annex D-2; provided that if TRIPRA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan (or in certain cases, at the time terrorism coverage is excluded from the property and/or business interruption/rental loss insurance required under the related Mortgage Loan documents), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

32.   Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to the Mortgage Loan Seller, including, but not limited to, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Mortgagor, is directly or indirectly pledged, transferred or sold (in each case a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in a Mortgagor, (iv) Transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) Transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 herein, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to this Annex D-1, or future permitted mezzanine debt as set forth on Schedule D-2 to this Annex D-1, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the

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related Mortgaged Property, other than (i) any Companion Loan of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan as set forth on Schedule D-3 to this Annex D-1, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

33.   Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Each Mortgage Loan with a Cut-off Date Balance of $30 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents and the related Mortgage Loan documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $10 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.   Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment premium), and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 110% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the mortgage note as set forth in clause (iii) above; (vi) the defeased note and the defeasance collateral are required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to provide an opinion of counsel that the Trustee has a perfected security interest in such collateral prior to any

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other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.   Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.   Ground Leases. For purposes of this Annex D-1, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a Ground Leasehold estate in whole or in part, and the related mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Mortgage Loan Seller, its successors and assigns (collectively, the “Ground Lease and Related Documents”), Mortgage Loan Seller represents and warrants that:

(a)    The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease and Related Documents permit the interest of the lessee to be encumbered by the related mortgage and do not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related mortgage. No material change in the terms of the Ground Lease has occurred since its recordation, except by any written instruments which are included in the related mortgage file;

(b)    The lessor under such Ground Lease has agreed in a writing included in the related mortgage file (or in such Ground Lease and Related Documents) that the Ground Lease may not be amended, modified, canceled or terminated by agreement of lessor and lessee without the prior written consent of the Mortgagee and that any such action without such consent is not binding on the Mortgagee, its successors or assigns, provided that the Mortgagee has provided lessor with notice of its lien in accordance with the terms of the Ground Lease;

(c)    The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either the Mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)    The Ground Lease either (i) is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances and Title Exceptions; or (ii) is the subject of a subordination, non-disturbance or attornment agreement or similar agreement to which the mortgagee on the lessor’s fee interest is subject;

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(e)    Subject to the notice requirements of the Ground Lease and Related Documents, the Ground Lease does not place commercially unreasonable restrictions on the identity of the mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid), and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor (or, if such consent is required it either has been obtained or cannot be unreasonably withheld, provided that such Ground Lease has not been terminated and all amounts due thereunder have been paid);

(f)     The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)    The Ground Lease and Related Documents require the lessor to give to the Mortgagee written notice of any default, provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)    A Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)     The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with the origination of similar commercial or multifamily loans intended for securitization;

(j)     Under the terms of the Ground Lease and Related Documents and the related Mortgage Loan documents (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (k)) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)    In the case of a total or substantially total taking or loss, under the terms of the Ground Lease and Related Documents and the related Mortgage Loan documents (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)     Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination

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of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

37.   Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects legal and have met with customary industry standards for servicing of commercial loans for conduit loan programs.

38.   Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

39.   Intentionally Omitted.

40.   No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments in the prior 12 months (or since origination if such Mortgage Loan has been originated within the past 12 months), and as of Cut-off Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.   Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no Mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

42.   Organization of Mortgagor. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Mortgagor delivered by the Mortgagor in connection with the origination of such Mortgage Loan, the Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan, and except as set forth on Schedule D-4 to this Annex D-1, no Mortgage Loan has a Mortgagor that is an Affiliate of a Mortgagor with respect to another Mortgage Loan. An “Affiliate” for purposes of this paragraph (42) means, a Mortgagor that is under direct or indirect common ownership and control with another Mortgagor.

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43.   Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II environmental site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated or contained in all material respects prior to the date hereof, and, if and as appropriate, a no further action, completion or closure letter or its equivalent was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action or no further investigation is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s, S&P, Fitch Ratings, Inc. and/or A.M. Best; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

44.   Intentionally Omitted.

45.   Appraisal. The mortgage file contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Cut-off Date. The appraisal is signed by an appraiser that (i) was engaged directly by the originator or a co-originator of the Mortgage Loan or the Mortgage Loan Seller, or a correspondent or agent of the originator or a co-originator of the Mortgage Loan or the Mortgage Loan Seller, and (ii) to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.   Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the related MLPA is true

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and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.   Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except in the case of a Mortgage Loan that is part of a Whole Loan.

48.   Advance of Funds by the Mortgage Loan Seller. Except for loan proceeds advanced at the time of loan origination or other payments contemplated by the Mortgage Loan documents, no advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the date hereof.

49.   Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan.

For purposes of this Annex D-1, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of this Annex D-1, “Mortgagor” means the obligor or obligors on a Mortgage Note, including without limitation, any person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note and including in connection with any Mortgage Loan that utilizes an indemnity deed of trust structure, the borrower and the Mortgaged Property owner/payment guarantor/mortgagor individually and collectively, as the context may require.

For purposes of this Annex D-1, the phrases “the sponsor’s knowledge” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge of the sponsor, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the sponsor, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth in these representations and warranties). All information contained in documents which are part of or required to be part of a Mortgage File (to the extent such documents exist) shall be deemed within the sponsor’s knowledge.

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Schedule D-1 to Annex D-1

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
Millennium Partners Portfolio	Moffett Towers – Buildings E,F,G	685 Fifth Avenue Retail

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Schedule D-2 to Annex D-1

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
	Plantation Center, Hilton Head	Robinhood Plaza
Van Buren Plaza
Holiday House Palm Springs

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Schedule D-3 to Annex D-1

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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Schedule D-4 to Annex D-1

MORTGAGE LOANS WITH AFFILIATED BORROWERS

Morgan Stanley Mortgage Capital Holdings LLC Mortgage Loans	Wells Fargo Bank, National Association Mortgage Loans	Bank of America, National Association Mortgage Loans	National Cooperative Bank, N.A. Mortgage Loans
The Plaza at Gator Hole	Prudential - Digital Realty Portfolio
Nitro Marketplace	2020 Fifth Avenue
Jewel Osco Fox River
CVS Spotsylvania

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Annex D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7 and 8	Millennium Partners Portfolio (Loan No. 3)	The tenant Loews at the Lincoln Square Mortgaged Property has a right of first offer with respect to its leased premises. Such right of first offer does not apply in connection with a foreclosure or conveyance in lieu of foreclosure by the lender, but may apply to a subsequent transfer.
7 and 8	The Plaza at Gator Hole (Loan No. 9)	The lease for the tenant Wal-Mart Real Estate Business Trust provides that the tenant will have a right of first refusal to purchase its leased premises. The lease provides that such right does not apply in the event that the landlord enters into an agreement to sell the entire Mortgaged Property. The lease further provides that such right is not intended to apply to a transfer to a lender by the landlord by foreclosure or by taking of a deed in lieu of foreclosure, which transfer is subject to the following right of first refusal. If the landlord has entered into an agreement with its lender to transfer to its lender the leased premises (separate and apart from the remainder of the Mortgaged Property) or if the landlord’s lender has accelerated the landlord’s loan and intends to commence foreclosure proceedings with respect to the leased premises (separate and apart from the remainder of the Mortgaged Property), the lender is required to give the tenant the right of first refusal to purchase the leased premises for a price equal to the full outstanding balance of the loan, all interest thereon and all other costs and expenses to which such lender is entitled under its loan documents. The right of first refusal initially described above would apply to a transfer subsequent to a foreclosure or deed in lieu thereof.
7 and 8	Nitro Marketplace (Loan No. 13)	The lease for the tenant Lowe’s Home Centers, Inc. provides that before the landlord may sell all or any part of the leased premises, the landlord must first offer to sell the leased premises to the tenant. The lease provides that this option does not give the tenant a right of first offer for the sale of the entire Mortgaged Property. In addition, the lease provides that the word “sell” does not apply or include the event of transfer to a mortgagee of landlord holding a mortgage on the leased premises made by foreclosure or the taking of a deed in lieu of foreclosure, although the same will apply to any subsequent proposed sale. In addition, the lease for the tenant Lowe’s and the lease for the tenant Wal-Mart Real Estate Business Trust, are exceptions to the title policy, not limited to the rights of tenants as tenants only.
7 and 8	Jewel Osco Fox River (Loan No. 40)	The sole tenant, New Albertsons L.P. (which subleases its space to Jewel Food Stores, Inc.) has a right of first refusal to purchase the Mortgaged Property from and after January 18, 2022. Such right of first refusal does not apply to a foreclosure sale, trustee sale or deed in lieu of foreclosure with respect to any mortgage or deed of trust encumbering the leased premises, but will continue to apply following any such sale, transfer or other event.

D-2-1

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	Aventura Mall (Loan No. 1)	The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to rating agency confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed). Failure to make timely PACE loan payments could give rise to tax liens that are superior to the lien of the subject mortgage.
12	Plaza Frontenac (Loan No. 18)	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for any repair recommended by the related property condition report unless the cost of such repair is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.
14	Pfizer Building (Loan No. 10)	Approximately 2,680 square feet of the improvements at the Mortgaged Property are subject to a condemnation in connection with the development of the Second Avenue Subway.
18	Aventura Mall (Loan No. 1)

The all-risk property insurance may contain a deductible of $250,000 (the “Required Deductible”) or a greater amount if the Mortgagor provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible.

The Bloomingdale’s, Macy’s, Macy’s Men’s & Home and Nordstrom pad sites are leased fees, where the tenant or other non-borrower party constructed the improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to the tenant or other non-borrower party and/or its leasehold mortgagee.

The Mortgagor may obtain a policy from an insurance company not satisfying the rating requirements set forth in the Mortgage Loan documents, provided that any such insurance company is subject to (A) the prior approval of the lender and (B) the lender’s receipt of a rating agency confirmation with respect to each such insurance carrier.

18	Millennium Partners Portfolio (Loan No. 3)

The threshold at which the lender has the right to hold and disburse insurance proceeds is the greater of (a) $5,000,000 and (b) 5% of the aggregate allocated loan amount and mezzanine loan allocated loan amount for the affected individual Mortgaged Property.

The lender’s right to hold and disburse insurance proceeds is subject to the terms of the condominium documents and/or ground lease documents and not all of the condominiums or ground leases allow the lender to hold and disburse insurance proceeds.

The Mortgage Loan documents permit the Mortgagors to rely on insurance maintained by the condominium associations for condominiums that are part of the Mortgaged Properties. Such

D-2-2

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance may not meet the requirements of Representation 16.
18	Pfizer Building (Loan No. 10)

The Mortgage Loan documents provide that, to the extent that the tenant, Pfizer Inc. (“Pfizer”) insures the related Mortgaged Property pursuant to Pfizer’s lease (the “Pfizer Lease”) (including a self-insurance program to the extent permitted under the Pfizer Lease), the mortgage lender is required to accept such insurance provided by Pfizer in place of the property insurance, business interruption insurance, builder’s risk insurance and terrorism insurance (the “Covered Insurance”) otherwise required under the Mortgage Loan documents for so long as (1) no default beyond any applicable notice and cure period has occurred and is continuing under the Pfizer Lease, (2) the Pfizer Lease is in full force and effect and its terms unchanged, (3) Pfizer’s credit rating is not less than (i) “A-” by S&P and (ii) “A3” by Moody’s, to the extent Moody’s actually rates Pfizer and actually rates any securitization of any portion of the Pfizer Building Mortgage Loan, (4) mortgage lender is named as a loss payee and mortgagee under the property insurance policies maintained by Pfizer pursuant to the Pfizer Lease, and (5) the Mortgagor has provided to the mortgage lender satisfactory evidence that Pfizer maintains the insurance required in the Pfizer Lease as is in effect at loan origination. The Pfizer Lease permits self-insurance with respect to the Covered Insurance, except as to commercial property insurance.

The Pfizer Lease requires business interruption insurance with “all risk” coverage in an amount that is not less than the amount equal to the fixed rent, fixed operating expenses and other fixed charges provided for in the Pfizer Lease including the cost of obtaining the insurance by Pfizer, for not less than 24 months.

The Pfizer Lease provides, with respect to all required insurance, that such insurance is not required to be carried if not generally available in the commercial market. Whether insurance is commercially available is to be determined by the Mortgagor and Pfizer jointly. In particular, terrorism insurance is temporarily waived if not obtainable in the market, and business interruption insurance for terrorism is not required.

In addition, pursuant to the Mortgage Loan documents, as long as the Pfizer Lease is in effect, the terms of the Pfizer Lease control with respect to casualty insurance proceeds. The Pfizer Lease requires insurance proceeds to be paid to Pfizer, and does not permit or require the mortgage lender to hold and disburse insurance proceeds.

18	The Plaza at Gator Hole (Loan No. 9)	The borrower is not required to obtain liability insurance for contractual liability. Insurance policy cancellations are permitted with less than 30 days, but in no event less than 10 days, notice for any of the following in addition to nonpayment of any premium: conviction of a crime related to a covered loss; fraud or material misrepresentation in obtaining the policy or pursuing a claim; a willful or reckless act or omission increasing the likelihood of a covered loss; or as may be required by applicable law. Notice of cancellation is not required to be provided for worker’s compensation or motor vehicle liability policies. The borrower is permitted to finance any blanket insurance policy. If an insurance policy is financed, even if the insurance policy requires the insurer to send the required notice of cancellation to the lender, the premium

D-2-3

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
financing company will have the right to direct the insurer to cancel the insurance policies prior to the end of the notice period.
18	Nitro Marketplace (Loan No. 13)	The borrower is not required to obtain liability insurance for contractual liability. Insurance policy cancellations are permitted with less than 30 days, but in no event less than 10 days, notice for any of the following in addition to nonpayment of any premium: conviction of a crime related to a covered loss; fraud or material misrepresentation in obtaining the policy or pursuing a claim; a willful or reckless act or omission increasing the likelihood of a covered loss; or as may be required by applicable law. Notice of cancellation is not required to be provided for worker’s compensation or motor vehicle liability policies. The borrower is permitted to finance any blanket insurance policy. If an insurance policy is financed, even if the insurance policy requires the insurer to send the required notice of cancellation to the lender, the premium financing company will have the right to direct the insurer to cancel the insurance policies prior to the end of the notice period.
18	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 9, 10, 13, 15, 17, 18, 20, 21, 23, 24, 28, 32, 36, 37, 40, 50, 59, 60 and 64)

The Mortgage Loan documents may allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if it obtains a “cut through endorsement” from an insurance company that meets the required rating. The Mortgage Loan documents may also allow the Mortgagor to obtain insurance from an insurer that does not meet the required rating if a parent company that owns at least 51% of the insurer has the required rating and use of such insurance is approved by the rating agencies.

The threshold for the lender having the right to hold and disburse insurance proceeds may be based on 5% of the original principal amount rather than 5% of the outstanding principal amount.

In addition, all exceptions to Representation 31 set forth herein for all MSMCH Mortgage Loans are also exceptions to this Representation 18.

26	CVS Spotsylvania (Loan No. 60)	The Mortgaged Property is legal non-conforming with respect to use, as the use as a retail property is not permitted by the current ordinance. A local zoning ordinance permits a non-conforming use to be continued so long as it is not abandoned for a period of two years or more.
27	Millennium Partners Portfolio (Loan No. 3)	The Mortgage Loan documents do not expressly require keeping certificates of occupancy, consents or other approvals in full force and effect but they do require the Mortgagor to comply with all legal requirements and to maintain temporary certificates of occupancy.
28	Aventura Mall (Loan No. 1)

The non-recourse carveout for losses for fraud or intentional misrepresentation is limited to fraud or intentional misrepresentation in connection with the origination of the Mortgage Loan or regarding matters stated in the financial statements or other information required to be delivered in connection with the Mortgage Loan or otherwise delivered and upon which the lender reasonably relied.

For so long as all or any of Simon Property Group, L.P., Jacquelyn Soffer and Jeffrey Soffer (collectively and individually

D-2-4

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

“Guarantor”) are the guarantors under the non-recourse carveout guaranty, the recourse liability of Guarantor under the non-recourse carveout guaranty may not exceed $350,000,000 in the aggregate, plus all of the reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the nonrecourse carveout guaranty.

The guarantors for the Mortgage Loan are Simon Property Group, L.P., a Delaware limited partnership (the “Simon Guarantor”) and Jeffrey Soffer and Jacquelyn Soffer (individually and collectively, the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), in which case liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%).

28	Pfizer Building (Loan No. 10)

The Mortgage Loan provides for full recourse for transfers of the Mortgaged Property or controlling equity interests in the Mortgagor only if such transfers constitute (A) any voluntary transfer or conveyance (i) by Mortgagor of its interest in the Mortgaged Property, certain other collateral, or the Mortgagor’s 99% limited liability company interest (the “Pledged JV Interests”) in 219/235 East LLC (the “JV Entity”), (ii) by the JV Entity of its interest in the Pfizer Lease, the 219 Lease (as defined below) and/or the 235 Lease (as defined below) (collectively, the “JV Estate”), and/or (iii) of any direct and/or indirect controlling interest in the Mortgagor and/or the JV Entity, and/or (B)(i) the granting by Mortgagor of a mortgage or other voluntary lien against Mortgagor’s interest in the Mortgaged Property, certain other collateral, or the Pledged JV Interests and/or (ii) the granting by the JV Entity of a mortgage or other voluntary lien against the JV Entity’s interest in the JV Estate, in each case, in violation of the covenants contained in the Mortgage Loan documents. The “235 Lease” means that certain lease between Mortgagor (as successor in interest to JV Entity), as landlord, and JV Entity, as tenant, affecting the Mortgaged Property, and the “219 Lease” means that certain lease between ARE-NY Region No. 1, LLC (as successor in interest to JV Entity), as landlord, and JV Entity, as tenant, affecting the 219 Building, in each case, as more fully defined in the Mortgage Loan documents. “219 Building” refers to a parcel of real property adjacent to the Mortgaged Property and described on Schedule I to the loan agreement for the Mortgage Loan, together with the improvements thereon. The Mortgage Loan provides for loss recourse for certain other transfers.

D-2-5

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The Mortgage Loan documents provide for loss recourse for fraud or intentional material misrepresentation only in connection with (a) that certain application letter between David Werner and the lender dated March 7, 2018 (together with any exhibit and/or questionnaires delivered in connection therewith), (b) the closing process for the Mortgage Loan or (c) any representation, certification, information or statement contained in the Mortgage Loan documents or otherwise delivered to the lender during the term of the Mortgage Loan.

28	Plaza Frontenac (Loan No. 18)	The Mortgage Loan documents do not provide for full recourse for transfers in violation of the Mortgage Loan documents. The Mortgage Loan documents provide for loss recourse for transfers in violation of the Mortgage Loan documents.
28	Millennium Partners Portfolio (Loan No. 3)	The Mortgage Loan documents do not contain a carveout for commission of material physical waste but there is a carveout for the removal or disposal of any portion of any individual Mortgaged Property during the continuance of an event of default.
28	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 9, 10, 13, 15, 17, 18, 20, 21, 23, 24, 28, 32, 36, 37, 40, 50, 59, 60 and 64)

The environmental indemnity agreements or other Mortgage Loan documents may contain provisions to the effect that, if an environmental insurance policy reasonably acceptable to the lender is obtained with respect to the Mortgaged Property, the lender and other indemnified parties are required to first make a claim under such environmental insurance policy, and may not make a claim against the environmental indemnitors, except to the extent that such environmental insurance policy does not cover the losses suffered and/or does not fully cover the costs of such losses or of any remediation or the lender or other indemnified parties have been unable to recover under such environmental insurance policy with respect to all or a portion of such costs or losses within a reasonable period of time despite good faith efforts to do so (or in certain cases, within six months of the date the lender or other indemnified parties commenced efforts to collect such environmental losses, provided that the lender and other indemnified parties may proceed against the indemnitor earlier if they reasonably determine that a failure to assert a claim against the indemnitor will subject the indemnitee to a possibility of such claim being foregone, whether due to any statute of limitations or otherwise).

The Mortgage Loan documents may provide that there will not be recourse for voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents to the extent of failure to comply with administrative requirements of notice and updated organizational charts for what would otherwise constitute permitted transfers.

29	Aventura Mall (Loan No. 1)

In the event that any of JCPenney, Macy’s Men’s & Home, Macy’s, Bloomingdale’s or Nordstrom (individually and collectively, “Department Store”) ceases operations or seeks to assign the applicable lease of any Department Store (individually and collectively, “Department Store Lease”) to any party or in any manner that is not expressly permitted under any Department Store Lease, the Mortgagor may, without the consent of the lender, (x) enter into a ground lease for the entirety of the parcel of the applicable Department Store (the “Department Store Ground Lease”) with a tenant that is a

D-2-6

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

third-party or an affiliate of the Mortgagor and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the applicable Department Store parcel, from the lien of the mortgage, upon satisfaction of certain terms and conditions in the Mortgage Loan documents including satisfaction of the REMIC requirements, but without a requirement for such release to be accompanied by principal repayment or defeasance of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property.

Mortgagor is also permitted to release immaterial or non-income producing portions of the Mortgaged Property, including certain parking lot outparcels, in compliance with the REMIC requirements without prepayment or defeasance.

29	Plaza Frontenac (Loan No. 18)

The Mortgage Loan allows the release of a release parcel identified in the loan agreement, on which the Saks Fifth Avenue tenant is currently located, upon prepayment of the related Whole Loan in the amount of $6,500,000, provided certain conditions are satisfied, including but not limited to conditions relating to REMIC compliance.

The Mortgagor may obtain the release of one or more portions of the Mortgaged Property (each an “Exchange Parcel”) in exchange for the acquisition and encumbrance by the loan documents of a substitute parcel (each a “Substitute Parcel”) that is reasonably equivalent in value to the Exchange Parcel as established by a letter of value (but not an entire appraisal) provided by the Mortgagor from the appraiser which prepared the appraisal of the Mortgaged Property in connection with the Whole Loan or an appraiser of comparable experience selected by the Mortgagor, and is at or adjacent to the shopping center of which the Exchange Parcel is a part, provided that the following conditions, among others, are satisfied: (i) the Exchange Parcel is vacant, non income producing and unimproved or improved only by landscaping, utility facilities that are readily relocatable or surface parking, (ii) no event of default exists, (iii) the Mortgagor acquires fee simple or leasehold title to the Substitute Parcel and delivers evidence of the same, (iv) the Mortgagor delivers (1) an officer’s certificate, stating that, to their knowledge, certain property-related representations set forth in the loan documents are true and correct as to the Substitute Parcel (subject (x) to title exceptions, and (y) to certain other exceptions that do not have a material adverse effect), (2) a mortgage, assignment of leases and UCC 1 financing statements (or amendments to the existing such documents) (“Substitute Loan Documents”) with respect to the Substitute Parcel, and a title insurance policy or endorsement insuring the lien of the Substitute Loan Documents as a first mortgage lien, free and clear of exceptions other than permitted encumbrances and standard exceptions and exclusions, (3) a survey of the Substitute Parcel reasonably acceptable to the title insurance company that issued the original title insurance, (4) evidence of authority to complete the acquisition and of the due authorization and execution of the Substitute Loan Documents, and an opinion of counsel regarding their enforceability (provided no opinion of counsel is required for Substitute Loan Documents that amend existing loan documents), (5) if the Substitute Parcel is in a flood plain, evidence of flood insurance, (6) unless the Substitute Parcel is covered by the original environmental

D-2-7

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

report, environmental reports (or a supplement to the original environmental report) with respect to the Substitute Parcel, and if the report shows the presence of any hazardous substance or the risk of contamination from any offsite hazardous substance, the cost of remediation of which is reasonably likely to exceed $6,300,000 with respect to such Substitute Parcel (the “Threshold Amount”), either a deposit of 125% of the estimated cost of remediation or an additional indemnity meeting the requirements of the loan documents, (7) if the Substitute Parcel is improved (other than by landscaping, surface parking or utilities), a property condition report with respect to the Substitute Parcel indicating that it is in good condition and free of damage (unless the Mortgagor certifies that it intends to demolish the improvements within a year after acquisition), and if the property condition report recommends any repairs, and the cost of such repairs is estimated to exceed the Threshold Amount, either a deposit of 125% of the estimated cost of repairs or an additional indemnity meeting the requirements of the loan documents, (8) evidence that the Exchange Parcel and the Substitute Parcel each constitutes one or more separate tax lots or that all action has been taken to have the Substitute Parcel and Exchange Parcel so designated (or in the case of the Substitute Parcel, incorporated into a tax lot that is part of the existing property), (d) the Mortgagor pays lender’s reasonable out of pocket costs and expenses as well as all recording and filing fees in connection with the acquisition, and (e) at lender’s request, the Mortgagor provides an opinion of counsel stating that the addition would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, (v) the Exchange Parcel is conveyed to a person other than the Mortgagor, (vi) the Substitute Parcel is at or adjacent to the shopping center of which the Exchange Parcel is a part and reasonably equivalent in value to the Exchange Parcel, as established by a letter of value from the appraiser which prepared the appraisal delivered in connection with origination or an appraiser of comparable experience, (vii) if the Substitute Parcel is ground leased, the ground lease and estoppel satisfies all of the then-current criteria of S&P for financeable ground leases and related estoppels, (viii) rating agency confirmation is obtained, (ix) the loan-to-value ratio after the substitution (to be determined by the lender based on a commercially reasonable valuation method) shall be less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio and (x) delivery to the lender of restrictive covenants to be recorded against the Exchange Parcel to protect tenants’ exclusive use rights.

In addition, the Mortgagor may obtain the release of (x) one or more parcels (which may include “air rights” parcels) or outlots, provided that such parcels are vacant, non-income producing and unimproved or improved only by landscaping, utility facilities that are not required for the use of the remaining property (or, if required for such use, will continue to serve the remaining property in place or be readily relocatable) or surface parking, and (y) parcels that were not owned as of the loan origination date and were subsequently acquired by the Mortgagor in accordance with the loan documents as an addition to the collateral (and not in substitution of other collateral) (“Expansion Parcels”), in each case in connection with a transfer thereof to a person other than a person owned or controlled by the Mortgagor, in connection with the

D-2-8

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

expansion or other development of the Mortgaged Property, without prepayment or defeasance, provided that the following conditions, among others, are satisfied: (i) no event of default exists, (ii) the Mortgagor delivers to the lender (a) evidence that would be satisfactory to a prudent lender acting reasonably that (1) the release parcel is not necessary to the use or operation of, and may be readily separated without a material diminution in the value of, the Mortgaged Property, (2) the release parcel has been legally subdivided from the remaining property, (3) after giving effect to the release, each of the release parcel and the remaining property conforms in all material respects with applicable legal requirements and constitutes one or more separate tax lots, or all action has been taken to have the release parcel so designated (other than recordation of the deed to the transferee), and (4) after giving effect to such release, each of the release parcel and the remaining property conforms to and complies in all material respects with applicable legal requirements, and the release parcel is not necessary for the remaining property to comply with any zoning, building, land use or parking or other legal requirements, or, to the extent that the release parcel is necessary for any such purpose, a reciprocal easement or other agreement has been recorded that would allow the owner of the remaining property to continue to use the release parcel to the extent necessary for such purpose, (b) if the release would reasonably be expected to materially adversely affect lender’s rights under its title insurance policy as to any portion of the remaining property, a title endorsement confirming no change in the priority of the mortgage on the remaining property or in the amount of the insurance or coverage, (c) any required approvals of third parties holding interests in the Mortgaged Property, (d) restrictive covenants to be recorded against the release parcel to protect tenants’ exclusive use rights, (e) an officer’s certificate stating that the release will not result in a default or breach under any material lease, reciprocal easement agreement or other material agreement, (f) any other information, approvals and documents which would be required by a prudent lender, acting reasonably, (iii) such release is in compliance with leases and other agreements affecting the Mortgaged Property, (iv) certain conditions relating to access are satisfied, (v) except in the case of release of a previously acquired Expansion Parcel, rating agency confirmation is obtained, (vi) the Mortgagor pays lender’s reasonable out of pocket costs and expenses, (vii) at lender’s request, the Mortgagor provides an opinion of counsel stating that the release would not constitute a “significant modification” of the Whole Loan or otherwise cause a tax to be imposed on a “prohibited transaction” by any REMIC trust, and (viii) the loan-to-value ratio after the release (to be determined by the lender based on a commercially reasonable valuation method) is less than or equal to 125%; provided that a prepayment may be made in order to meet such loan-to-value ratio.

29	Millennium Partners Portfolio (Loan No. 3)	The Mortgagors are permitted to obtain the release of the 5th and 6th floors of the portion of the Four Seasons San Francisco Retail Mortgaged Property known as 735 Market Street, which are non-income producing, in compliance with the REMIC requirements without any required defeasance or prepayment or release premium.

D-2-9

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Aventura Mall (Loan No. 1)	If the Terrorism Risk Insurance Program Reauthorization Act of 2015, as amended from time to time (including any extensions thereof), is not in effect, the Mortgagor is required to carry terrorism coverage throughout the term of the Mortgage Loan, but in such event the Mortgagor may not be required to pay annual premiums in excess of an amount equal to two times the then-current annual insurance premiums payable by the Mortgagor for the policies insuring only the Mortgaged Property (excluding the wind and flood components of such insurance premiums) on a stand-alone basis (the “Terrorism Cap”) in order to obtain the terrorism coverage (but the Mortgagor is obligated to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Cap).
31	Plaza Frontenac (Loan No. 18)	The Mortgagor shall not be obligated to expend more than two times the amount of the annual insurance premium that is payable at such time with respect to property and business interruption insurance policies required under the loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance premiums for terrorism insurance, and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Insurance Cap.
31	Millennium Partners Portfolio (Loan No. 3)	The Mortgagor is not obligated to expend an amount equal to two times the amount of the annual insurance premium that is payable at such time with respect to the all risk property insurance and business interruption insurance required under the related Whole Loan documents (without giving effect to the cost of earthquake insurance or terrorism insurance components of such policies) and allocable to the Mortgaged Property based on market rates (the “Terrorism Insurance Cap”) in any policy year on the insurance premiums for terrorism insurance and if the cost of the required terrorism insurance exceeds the Terrorism Insurance Cap, the Mortgagor is required to purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap.
31	The Center at Coldwater (Loan No. 21)	The Mortgage Loan documents provide that if “acts of terrorism” or other similar acts or events or “fire following” are excluded from the borrower’s comprehensive all risk insurance policy or policies required under commercial general liability or business income insurance policies required under the Mortgage Loan Agreement, the borrower is required to obtain an endorsement to such policy or policies, or a separate policy from an insurance provider that complies with the requirements of the Mortgage Loan Agreement, insuring against all such excluded acts or events and “fire following,” to the extent such policy or endorsement is available; provided, however, that the borrower is only required to maintain as much coverage as may be obtained by paying a premium for such policy or endorsement that does not exceed five (5) times the current rate, as of the loan origination date, for such coverage (but in no event more than an amount equal to the sum of 100% of the “Full Replacement Cost” and twelve months business interruption insurance).

D-2-10

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	All MSMCH Mortgage Loans (Loan Nos. 1, 3, 9, 10, 13, 15, 17, 18, 20, 21, 23, 24, 28, 32, 36, 37, 40, 50, 59, 60 and 64)

The Mortgage Loan documents may allow terrorism insurance to be obtained from an insurer that is rated at least investment grade (i.e. “BBB”) by S&P and also rated at least “BBB-” by Fitch, and/or “Baa3” by Moody’s (if such rating agencies rate any securitization of such mortgage loans and also rate the insurer). In addition, with respect to terrorism insurance, the Mortgage Loan documents may provide for 12 months, rather than 18 months, of business interruption coverage, even if the Mortgage Loan is in excess of $50,000,000.

All exceptions to Representation 18 set forth herein for all MSMCH Mortgage Loans are also exceptions to Representation 31.

32	Aventura Mall (Loan No. 1)	The Mortgage Loan documents permit the pledge of direct or indirect equity interests in the Mortgagor to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, so long as the value of the Mortgaged Property does not, in the aggregate, represent more than 20% of the value of all the collateral to be pledged, encumbered, granted or otherwise assigned or given as collateral for such corporate or parent level credit facility. There is no requirement for an intercreditor agreement.
33	Millennium Partners Portfolio (Loan No. 3)	The Mortgagor that owns the Lincoln Square Property previously owned another condominium unit, which it sold in 2007.
33	Pfizer Building (Loan No. 10)	In addition to the Mortgaged Property, the Mortgagor owns 99% of the limited liability company interests in the JV Entity, and is a party to the operating agreement of the JV Entity. The JV Entity is a party to the Pfizer Lease, which, in addition to the Mortgaged Property, covers the 219 Building, which does not secure the Mortgage Loan. In addition, the Mortgagor has received a present assignment of the JV Entity’s landlord’s interest under the Pfizer Lease with respect to the Mortgaged Property with respect to the period following the expiration or earlier termination of the Pfizer Lease.
33	Nitro Marketplace (Loan No. 13)	The Mortgagor previously owned an outparcel related to the Mortgaged Property, which outparcel was, as of the loan origination date, improved with a Buffalo Wild Wings restaurant. The Mortgagor sold such outparcel in or around 2009.
34	Aventura Mall (Loan No. 1)	The Mortgage Loan documents require the Mortgagor to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including Rating Agency fees and reasonable attorneys’ fees, but accountants’ fees are not expressly enumerated in the provision), but the Mortgage Loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
36	Millennium Partners Portfolio (Loan No. 3)

Representation (36) (b) and (36) (c): With respect to the ground lease related to the Mortgaged Property identified on Annex A-1 as Four Seasons San Francisco Retail (the “SF Ground Lease”), such ground lease may not be amended or modified without lender consent but the ground lessor separately ground leased the western side of the Yerba Buena

D-2-11

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

Lane to the owner (the “Marquis Owner”) of the San Francisco Marriott Marquis (the “Marquis Hotel”), which sits above a portion of the Four Seasons San Francisco Retail Mortgaged Property. The Marquis Owner has a right to demolish the Marquis Hotel from and after August 26, 2026 by giving at least one year’s notice to the ground lessor. Upon the ground lessee’s receipt of such demolition notice and upon the ground lessor’s failure to notify the ground lessee of its election to restore the retail portion of the western portion of the Yerba Buena Lane (the “Affected Retail Portion”), the term of the ground lease will expire as to the portion of the Four Seasons San Francisco Retail Mortgaged Property that is subject to the ground lease on the date that is 30 days prior to the commencement of such demolition. Any such termination of the ground lease would result in the loss of the use of, among other portions of the leased premises, the Affected Retail Portion, which represents approximately 20,856 square feet.

Representation (36) (e). The ground lessee is generally restricted from transferring its interest in the SF Ground Lease without the consent of the ground lessor, which may be granted or denied in the ground lessor’s sole discretion, provided that certain transfers are permitted if the transferee meets certain financial, experience and reputational criteria as reasonably determined by the ground lessor. The Mortgagor may, without the ground lessor’s consent, sell, assign or transfer the SF Ground Lease to (a) subject to the limitation on the number of lenders set forth in the SF Ground Lease, a lender or a purchaser at a foreclosure sale under the provisions of a mortgage; (b) a lender by way of collateral assignment in connection with a mortgage; or (c) a lender, its designee or nominee pursuant to a bankruptcy court order, provided, in each case, such lender has assumed all of the Mortgagor’s obligations under the SF Ground Lease and provided, in each case, such lender is a Bona Fide Institutional Lender (as defined in the SF Ground Lease). In the event the lender acquires Mortgagor’s interest under the SF Ground Lease or enters into a new lease with the ground lessor, the lender’s rights to assign and transfer will be subject to the limitations set forth in the SF Ground Lease, however, the foreclosure or other acquisition of the leasehold interest pursuant to an exercise of remedies under the Mortgage would not be subject to the foregoing assignment restrictions provided the related Mortgage is entered into in accordance with the provisions of the SF Ground Lease.

Representation (36) (j). With respect to the SF Ground Lease, mortgagee will only be entitled to hold the proceeds if they exceed $2,000,000.

Representation (36) (k). The SF Ground Lease provides that upon a total taking proceeds are allocated as follows: (1) to the ground lessor based on a calculation as to the value of ground lessor’s interest in the Rent Paying Portion of the Premises (as defined in the SF Ground Lease) as encumbered by the ground lease versus the total value, (2) to the ground lessor for lost GMOS payments (GMOs payments means the annual expenditure of maintenance costs for the Gardens Parcels (as defined in the SF Ground Lease) to be made pursuant to the Gardens Budget (as defined in the SF Ground Lease) for the maintenance, operation and security of the Gardens Parcels necessary to maintain, operate and secure the Gardens Parcels in a first-class condition, and costs of promotional, marketing,

D-2-12

Morgan Stanley Mortgage Capital Holdings LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

cultural and recreational events in the Gardens Parcels) and (3) to the lender.

Representation (36)(l). The SF Ground Lease provides for a new lease in the event of a termination (other than in connection with a casualty or condemnation) but does not provide for a new lease in the event of a rejection. An estoppel given in 2006 provides for a new lease in the event of a termination for any reason, including a rejection in bankruptcy. The 2006 estoppel runs to successors and assigns and mortgagee has taken the deed of trust by assignment.

36	Pfizer Building (Loan No. 10)

Representation (36)(g). The ground lease does not provide that a notice of termination is not effective against the mortgagee unless such notice is given to the mortgagee.

Representation (36)(h). The ground lease provides that the ground lessor agrees to accept performance and cure by the lender, but no additional time to cure is granted to the lender in excess of the time the ground lessee is granted under the ground lease.

Representation (36) (i). The ground lease provides that, subject to an assignment in favor of the mortgage lender, the ground lessee assigns to the ground lessor all rents due or to become due from any existing or future subtenant, which assignment is effective upon the occurrence of an event of default under the ground lease, with the proceeds to be applied to payment of rent under the ground lease. The ground lease further provides that with respect to any sublease that has an unexpired term of three years or more or annual rent in excess of $15,000, the ground lessor’s consent must be obtained to reduce rent, shorten the term or otherwise adversely affect the right of the landlord thereunder or permit cancellation or surrender of such sublease. Such provisions would apply to any lease of the Mortgaged Property, including without limitation the Pfizer Lease and the 235 Lease.

Representation (36) (j) and (36) (k). Under the ground lease, any condemnation award is required to be applied first to the lessor’s interest in the land, considered as if vacant and unencumbered, and assuming the greater of the maximum as-of-right allowable floor area ratio and a floor area ratio of 15. The Mortgagor has the right to enter into an extension of the ground lease which would retain the provision that requires a condemnation award to be paid first to the ground lessor, but would change the amount payable to the ground lessor to be the present value of the rent remaining through what would have been the end of the term for the portion taken plus the present value of the residual interest in the building.

36	The Center at Coldwater (Loan No. 21)	Representation (36) (b). The Mortgaged Property includes an approximately 0.68 acre pad that is ground leased by the Mortgagor under a ground lease (the “Ground Lease”). The Ground Lease may be terminated by the ground lessor if the lender fails to exercise its cure rights under the ground lease following the giving of written notice to the lender.
43	Plaza Frontenac (Loan No. 18)	With respect to any additional parcels or substitute parcels acquired by the Mortgagor, the Mortgagor is not required to provide an escrow for remediation of any hazardous substance or for the risk of contamination from any offsite hazardous substance, unless the cost of remediation is reasonably likely to exceed $6,300,000 with respect to such additional parcel or substitute parcel.

D-2-13

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Starwood Hotel Portfolio (Loan No. 2)	With respect to 15 of the 22 constituent properties that are subject to a franchise agreement with Marriott International, Inc., as franchisor, representing approximately 72.0% of the total rooms and 68.7% of total UW NCF, franchisor has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 10 luxury service hotels (if a full service hotel), 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Aventura Mall (Loan No. 1)	The Mortgage Loan documents permit Mortgagor to enter into any “Property-Assessed Clean Energy” (PACE) loan or any other indebtedness which is incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy resources, resource conservation or any combination of the foregoing and is repaid through multi-year assessments against the Mortgaged Property, in an amount not to exceed $5,000,000 subject to Rating Agency Confirmation and the lender’s consent (not to be unreasonably withheld, conditioned or delayed). The lender has not received any request for approving PACE debt. Failure to make timely PACE loan payments could give rise to tax liens that are superior to the lien of the subject mortgage.
8	Prudential - Digital Realty Portfolio (Loan No. 14)	(i) With respect to 2 of the 8 properties (the 7505 Mason King Court property or the 47300 Devin Shafron property) VADATA (#2 tenant) has a right of first offer (“ROFO”) to purchase either or both properties if the borrower markets any portion of either such property for sale. The VADATA ROFO is not extinguished by foreclosure; however, the VADATA ROFO does not apply to foreclosure or deed-in-lieu thereof. (ii) With respect to the 21551 Beaumeade property, Equinix (#3 tenant) has a ROFO to purchase the related property if the borrower markets such property for sale. The Equinix ROFO does not apply if any third party offer involves non-Equinix-tenanted properties or any borrower-affiliate sales. The Equinix ROFR is not extinguished by foreclosure; however, the Equinix ROFR does not apply to foreclosure or deed-in-lieu thereof. (iii) With respect to the 636 Pierce Street property, BNY Mellon (#4 tenant) has a Right of First Refusal (ROFR) to purchase the related property if borrower receives an offer it is otherwise prepared to accept. The BNY Mellon ROFR is not extinguished by foreclosure; however, the BNY Mellon ROFR does not apply to foreclosure or deed-in-lieu thereof.

D-2-14

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Courtyard Dallas Carrollton & Conference Center (Loan No. 19)	Marriott International, Inc., as franchisor, has Right of First Refusal (ROFR) to acquire related property if there is transfer of hotel or controlling direct or indirect interest in the Borrower to a competitor (generally, any person that exclusively develops, operates or franchises through or with a competitor of franchisor comprising at least 20 full service hotels or 50 limited service hotels). ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if transfer to competitor is by foreclosure, or if franchisee or its affiliates become a competitor, franchisor has right to purchase hotel upon notice to franchisee. Franchisor comfort letter provides that, if lender exercises remedies against franchisee, lender may appoint a lender affiliate to acquire the property and enter into a management or franchise agreement if it is not competitor or competitor affiliate; provided, however, that a lender affiliate will not be deemed a competitor simply due to its ownership of multiple or competing hotels or having engaged managers to manage such other hotels.
8	Ashford Center-OH (Loan No. 41)	The mortgaged property is comprised of one three-story building leased to multiple tenants and one one-story building leased to a single tenant (Coldwell Banker). Coldwell Banker (#4 tenant) has a Right of First Refusal (ROFR) to purchase its building if borrower receives an offer it is otherwise prepared to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed-in-lieu thereof.
8	Plantation Center, Hilton Head (Loan No. 45)	(i) Fractional Condominium. The mortgaged property is a 46,460 SF retail shopping center that is comprised of six buildings (27,978 SF of mortgaged property) that are part of the Plantation Center condominium regime, and one additional building (18,482 SF) that is part of the Hunter Building condominium regime. The borrower has a 62.4% ownership interest in the related Plantation owners’ association, and the ability to affirmatively control material operational decisions of the association. The borrower has a 100% ownership interest in the Hunter Building condominium regime. The loan documents provide for personal liability to the borrower and guarantor for violation or breach of the related condominium documents or condominium-related loan covenants. (ii) Tenant Right of First Refusal. Palmetto Therapy Services (#1 tenant overall and sole tenant at one of the constituent buildings) has Right of First Refusal (ROFR) to purchase the building in which its leased premises are located if offer is received that borrower is otherwise willing to accept. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.
15	Omega Self Storage (Loan No. 43)	The borrower is named as a defendant in an action filed in December 2016 by an adjacent landowner seeking a prescriptive easement over the borrower’s driveway to access portions of the adjacent landowner’s property. The borrower filed an answer, but the case has since been inactive. The borrower has not blocked the adjacent landowner’s use of the driveway, but has not been willing to grant an express non-exclusive easement. The loan documents provide for personal liability to borrower and guarantor for losses related to such litigation; in addition, an ongoing replacement reserve is required, which the lender may increase if it determines in its reasonable discretion that any increase is necessary to maintain proper operations at the property.

D-2-15

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
15	Plantation Center, Hilton Head (Loan No. 45)	Guarantor (Richard Kolsch) was named as a defendant in a lawsuit filed December 7, 2017 by the purchaser of a shopping center sold by a Kolsch-affiliated entity. The shopping center property was sold for $14,925,000. The lawsuit alleges fraud based on the loss of several tenants following the sale, and seeks unspecified compensatory and punitive damages. Mr. Kolsch, who owned 37% of the seller entity at the time of the property sale, has indicated his intent to defend the case. The guarantor’s stated net worth as of September 5, 2018 was in excess of the contract sales price.
18	Starwood Hotel Portfolio (Loan No. 2)	The loan documents provide for a property insurance deductible up to $250,000. The in-place deductible is $25,000.
18	Aventura Mall (Loan No. 1)	(i) Leased Fees. The Bloomingdale’s, Macy’s, Macy’s Men’s & Home and Nordstrom pad sites are leased fees, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (ii) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $250,000, or a greater amount if borrower provides lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and $250,000. (iii) Insurer Ratings. The loan documents provide that the borrower may obtain a policy from an insurance company not satisfying the rating requirements set forth in the loan documents, provided that any such insurance company is subject to (A) the prior approval of the lender and (B) the lender’s receipt of a rating agency confirmation with respect to each such insurance carrier.
18	Stirling Bossier Shopping Center (Loan No. 11)	(i) Leased Fee. The Belk’s pad site is a leased fee, where tenant or other non-borrower party constructed improvements and either maintains its own insurance or self-insures. Subject to applicable restoration obligations, casualty proceeds are payable to tenant or other non-borrower party and/or its leasehold mortgagee. (ii) Property Insurance Deductible. The loan documents permit a property insurance deductible of up to $100,000. The in-place deductible is $10,000.
18	Prudential - Digital Realty Portfolio (Loan No. 14)	The loan documents provide for a property insurance deductible up to $100,000.
18	UNICO Portfolio IV (Loan No. 62)	Borrower’s obligation to provide required insurance (including property, rent loss, liability and terrorism coverage) is suspended if tenant (Dollar General) provides third party insurance in accordance with its leases for the related properties. In each case, the related Dollar General lease requires the tenant to provide property and liability insurance; however, no maximum deductible is specified, and neither terrorism nor rent loss coverage is expressly required. The in-place property insurance deductible is $1,000, and both 12 months’ rent loss and terrorism coverage are in-place. The tenant has the obligation to rebuild the mortgaged property and no rent abatement or termination remedies for any reason during the loan term. Further, in the event of a casualty, the

D-2-16

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
tenant controls the disbursement of available casualty proceeds.
26	Self Storage of Santa Maria (Loan No. 55)	The mortgaged property consists of mini-warehouses (self-storage) and RV rental parking (30 RV storage parking spaces are located on the mortgaged property). The Planned District approval included the mini-warehouse use, but the RV Storage Yard use and deficient landscaping (40,247 sq. ft. required vs. 33,609.8 sq. ft. existing) are not consistent with the existing approval, and are deemed zoning violations. A Permit Amendment to the Planned Development Permit is required to allow the RV Storage Yard use. Further, landscaping will have to be restored to conformance with the approved landscape plan. The loan documents require the borrower within 90 days of closing to (i) either submit an amendment to the conditional use permit which would permit the RV storage use or discontinue the RV storage use, and (ii) either submit an amendment to the conditional use permit with an amended landscape plan or add landscaping to the mortgaged property to satisfy the existing landscaping requirement. The loan documents provide that the loan is full recourse to the borrower and guarantors until the lender receives satisfactory evidence that the mortgaged property in material compliance with applicable zoning. The loan underwriting excluded income related to the RV rental parking.
26	Armadillo Self Storage (Loan No. 63)	For one of five buildings comprising the mortgaged property, a zoning violation exists with respect to rear setbacks (13.6 feet required v. 0.8 feet existing). The improvements were constructed in 2005 and 2012, and ostensibly the 2012 construction did not comply with the setback required by the approved site plan. The borrower acquired the mortgaged property in 2018. Based on discussions with City of El Paso Planning and Inspections Department, the zoning report prepared in connection with the loan indicates that, in the event the City issues a zoning enforcement notice to the owner, the owner’s options are to modify the structure to comply with the setback (only a corner of the building is affected, and unit loss would be minimal), or to rezone the property to a district that permits a zero rear setback. The loan documents provide for recourse to the borrower and guarantors for losses relating to the failure of the mortgaged property to be in full compliance with all applicable zoning ordinances and other similar applicable law.
28	All Wells Fargo Loans (Loan Nos. 1, 2 5, 11, 14, 16, 19, 33, 41, 43, 44, 45, 52, 53, 55, 61, 62 and 63)	With respect to actions or events triggering recourse to the borrower or guarantor, the loan documents may provide additional qualifications or limitations, or recast the effect of a breach from springing recourse to a losses carve-out, in circumstances where, apart from identified bad acts of the borrower or guarantor, the property cash flow is inadequate for debt service or other required payments, the effect of the exercise of lender remedies restricts the borrower’s access to adequate property cash flow for such purposes, inadequate property cash flow results in involuntary liens from other creditors, or there are lesser or time-limited violations of the triggering actions or events, including transfer violations that do not result in a property transfer or a change in control of the borrower, related to the borrower’s inadvertent failure to provide adequate notice or timely or complete information

D-2-17

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
otherwise required by the loan documents, or otherwise obtain necessary prior approval therefor.
28	Aventura Mall (Loan No. 1)	The Mortgaged Property is security for twenty-six senior pari passu notes and four subordinate notes aggregating $1,750,000,000. (i) Liability Cap. The liability of the guarantors for breaches or violations of the nonrecourse carve-out guaranty is capped at $350,000,000 in the aggregate, plus all reasonable, out-of-pocket costs and expenses (including, but not limited to, court costs and fees and reasonable attorney’s fees) incurred by the lender in connection with the enforcement of, or preservation of the lender’s rights under, the guaranty. (ii) Several (Not Joint) Liability. The guarantors for the Mortgage Loan are Simon Property Group, L.P., (the “Simon Guarantor”) and Jeffrey Stoffer and Jacquelyn Stoffer (the “Turnberry Guarantor”). The related guaranty provides that (i) the liability of the Simon Guarantor and the Turnberry Guarantor is on a several and not joint basis (although the constituent Turnberry Guarantors are jointly and severally liable inter se) and (ii) the Turnberry Guarantor is liable only for the acts or omissions of the Turnberry Guarantor and any party that controls or is controlled by the Turnberry Guarantor (a “Turnberry Guarantor Affiliate”) and the Simon Guarantor is liable only for the acts or omissions of the Simon Guarantor and any party that controls or is controlled by the Simon Guarantor (a “Simon Guarantor Affiliate”), except with respect to any guaranteed obligations that (A) are not attributable to any act or omission of a Turnberry Guarantor (or a Turnberry Guarantor Affiliate) or the Simon Guarantor (or a Simon Guarantor Affiliate) or (B) are attributable to an act or omission of both the Turnberry Guarantor (or a Turnberry Guarantor Affiliate) and the Simon Guarantor (or the Simon Guarantor Affiliate), liability is required to be allocated between the Turnberry Guarantor (66.67%) and the Simon Guarantor (33.33%).
29	Starwood Hotel Portfolio (Loan No. 2)	Partial releases of an individual property are permitted either in connection with a partial defeasance or a partial prepayment with a yield maintenance-based premium (provided that the same method used for the first partial release following the prepayment lockout shall also be used for subsequent partial release) subject to certain conditions, including: (a) with respect to a partial release effected in connection with partial defeasance, (i) such partial release is following the defeasance lockout period, and (ii) a partial defeasance of a portion of the loan in an amount equal to greater of (1) (A) if less than 10% of the original principal balance has been prepaid after giving effect to the partial release, 105% of the allocated loan amount, (B) if more than 10% but less than or equal to 20% of the original principal balance has been prepaid after giving effect to the partial release, 110% of the allocated loan amount, and (C) thereafter, 115% of the allocated loan amount (provided, that, if the prepayment in connection with a partial release shall cause the aggregate amount of the loan which has been prepaid to exceed either threshold is (A) or (B), then the release price for that such partial release shall be the pro rata weighed average of the release price premiums listed in (A), (B) or (C) multiplied by the applicable allocated loan amount) (the “Release Price”), or (2) an amount that would result in the post-release debt yield for the remaining property being not less than greater of (1) the pre-release debt yield and (2) 10.81% (the “Release Debt Yield”); (b) with respect to a partial

D-2-18

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
release effected in connection with a partial prepayment, (i) such partial release is after September 11, 2019, (ii) payment of the Release Price together with the applicable yield maintenance premium, and (iii) the post-release debt yield for the remaining property is not less than the Release Debt Yield (provided, that, the borrower satisfy the Release Debt Yield requirement by either (1) prepaying such amount needed to achieve the Release Debt Yield together with the applicable yield maintenance premium or (2) depositing cash into the cash collateral reserve or delivering a letter of credit in an amount that if applied as a prepayment would result in the Release Debt Yield being achieved); (c) with respect to any partial release, no event of default; and (d) with respect to any partial release, the individual property being released shall be conveyed either to (i) a bona fide third party, or (ii) a borrower affiliate if such conveyance is done on arms’ length terms and the borrower delivers to lender a new non-consolidation opinion, among other things. The allocated loan amount for each property is subject to pro rata reduction to account for previous prepayments, including those in connection with partial releases or partial defeasance. Notwithstanding the foregoing conditions, in the event there is a non-monetary event of default that relates to a specific individual property (the “Defaulted Property”) and the borrower has demonstrated that the borrower and the operating lessee have exercised commercially reasonable efforts to cure and such event of default is not the result or willful misconduct or bad faith actions, then the borrower shall be permitted to obtain a partial release of such Defaulted Property subject to all of the foregoing conditions except the requirements that (i) such partial release occur after the defeasance lockout period or prepayment lockout period (provided that the partial release may be obtained prior to the expiration of the prepayment lockout period by partial prepayment only); (ii) no event of default but only so long as the only continuing event of default shall be cured by virtue of the partial release, and (iii) if the individual property is being conveyed to a borrower affiliate that it be on arms’ length terms. The loan documents require that the borrower satisfy REMIC requirements in connection with any release of any portion of real property relating to the mortgaged property.
29	Aventura Mall (Loan No. 1)	In the event that any of JCPenney, Macy’s Men’s Home Furnishings, Macy’s, Bloomingdale’s or Nordstrom (each or all, a “Department Store”) ceases operations or seeks to assign the applicable lease of any Department Store (each or all, a “Department Store Lease”) to any party or in any manner that is not expressly permitted under any Department Store Lease, the borrower may, without the consent of the lender, (x) enter into a ground lease for the entirety of the parcel of the applicable Department Store (the “Department Store Ground Lease”) with a tenant that is a third-party or an affiliate of the Mortgagor and (y) obtain the release of the lien on the ground leasehold estate created by the Department Store Ground Lease, including the improvements on the applicable Department Store parcel from the lien of the mortgage, upon satisfaction of certain terms and conditions in the Mortgage Loan documents, including satisfaction of REMIC requirements, but without a requirement for such release to be accompanied by principal repayment of not less than a specified percentage at least equal to 110% of the related allocated loan amount of such portion of the Mortgaged Property.

D-2-19

Wells Fargo Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	All Wells Fargo Loans (Loan Nos. 1, 2, 5, 11, 14, 16, 19, 33, 41, 43, 44, 45, 52, 53, 55, 61, 62 and 63)	To the extent exceptions have been taken to the Insurance representation (#18) for failure to provide required insurance, such as self-insurance and leased fee situations, such exceptions also apply to the Acts of Terrorism representation.
33	Aventura Mall (Loan No. 1)	Borrower is a recycled single purpose entity that previously owned property other than the mortgaged property. In conjunction with a 2013 financing from the current co-originators, borrower conveyed an unimproved portion of the original property (such unimproved portion, the “Carpenter Parcel”) to an affiliate. The Phase I environmental site assessment obtained in connection with the 2013 financing included the Carpenter Parcel, and no recognized environmental conditions were identified with respect thereto.
34	Aventura Mall (Loan No. 1)	The loan documents require the borrower to pay for all reasonable out-of-pocket costs and expenses incurred in connection with a defeasance (including rating agency fees and reasonable attorneys’ fees), but accountants’ fees are not expressly enumerated in the related provision). The loan documents provide that any servicing fees will be limited to a maximum amount of $10,000.
43

Omega Self Storage (Loan No. 43)

Plantation Center, Hilton Head (Loan No. 45)

Spring Park Village – TX (Loan No. 52)

Summit Suites (Loan No. 53)

Self Storage of Santa Maria (Loan No. 55)

Queensgate Retail Building (Loan No. 61)

Armadillo Self Storage (Loan No. 63)

In lieu of obtaining a Phase I environmental site assessment, the lender obtained a $5,468,173 group lender environmental collateral protection and liability-type environmental insurance policy with $5,468,173 sublimit per claim from Steadfast Insurance Company, a member company of Zurich North America with a 10 year term (equal to the loan term) and a 3 year policy tail and having no deductible. The policy premium was pre-paid at closing. Zurich North America has an S & P rating of “AA-”.

D-2-20

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
8	Carriage Place (Loan No. 29)	The Tim Donut U.S. Limited, Inc. (“Tenant”) lease contains a right of first refusal to purchase (the “ROFR”) in favor of Tenant under the following terms: if landlord receives an offer to purchase Tenant’s premises and landlord desires to accept the offer, then landlord must first give Tenant notice and a right of first refusal to purchase Tenant’s premises on the same terms and conditions contained in such offer. Tenant must make its election within fifteen (15) days of receipt of notice of the offer from landlord. The ROFR applies only to separate offers for Tenant’s premises and not to offers that include Tenant’s premises and any adjoining land, therefore the ROFR would not apply to either a foreclosure or deed in lieu thereof with respect to the entire subject property, nor a subsequent transfer of the entire property.
8	Walgreens – Corbin, KY (Loan No. 57)	The related Mortgaged Property is subject to a ROFR in favor of the sole tenant at such Mortgaged Property in connection with any proposed bona fide offer to purchase such Mortgaged Property. The ROFR is not extinguished by foreclosure; however, the right of first refusal does not apply to foreclosure or deed-in-lieu thereof.
18	685 Fifth Avenue Retail (Loan No. 4)	The related condominium association maintains insurance at such Mortgaged Property with respect to the common elements and holds and disburses casualty and condemnation proceeds. However, the related Mortgagee is required to ensure that such insurance coverage is maintained in accordance with the Mortgage Loan documents. The condominium owners have not agreed that the related Mortgage Loan documents override the condominium documents with respect to the common elements, however, the related condominium documents also require the Mortgagor to arrange for the prompt repair or restoration of the portions of the Mortgaged Property affected by a casualty.
18	685 Fifth Avenue Retail (Loan No. 4)	With respect to multi-layered policies, the Mortgage Loan documents permit coverage with more than one insurance company as follows: at least 75% of the coverage (if there are four (4) or fewer members of the syndicate) or at least 60% of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a rating by S&P not lower than “A” and the balance of the coverage is, in each case, with insurers having a rating by S&P of not lower than “BBB+” (and its equivalent rating by Moody’s or Fitch to the extent Moody’s or Fitch is rating the securities secured by the related Mortgage Loan and rates the insurance carrier).
18	685 Fifth Avenue Retail (Loan No. 4)	The related Mortgage Loan documents provide that the required flood hazard insurance may be obtained from any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.
18	U-Haul AREC 28 Portfolio (Loan No. 6)	The related Mortgage Loan documents permit the Mortgagor to obtain all risk special form property insurance with a deductible of not more than $250,000. In addition, provided that the guarantor maintains a net equity of at least $250,000,000 as reflected in its most recent audited financial statements, the Mortgage Loan documents permit the Mortgagor to self-insure the general commercial liability

D-2-21

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance requirement, provided that the self-insured retention does not exceed $5,000,000.
18	U-Haul AREC 28 Portfolio (Loan No. 6)

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that: (A) if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a financial strength and claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies, or (B) if five or more insurance companies issue the policies, then at least sixty percent (60%) of the insurance coverage represented by the policies must be provided by insurance companies with a financial strength and claims paying ability rating of “A” or better by S&P and “A2” or better by Moody’s, to the extent Moody’s rates the insurance companies, with no carrier below “BBB” by S&P and “Baa2” by Moody’s, to the extent Moody’s rates the insurance companies.

In addition, Mortgage Loan documents permit the related borrower to continue to use Assicurazioni Generali S.p.A. (“Generali”), which is rated “A XV” with AM Best, in its respective position and participation amount within the syndicate providing the property insurance coverage provided that (x) the rating of Generali is not withdrawn or downgraded below the date hereof and (y) at renewal of the current policy term on May 1, 2019, such borrower is required to replace Generali with an insurance company meeting the rating requirements set forth in the Mortgage Loan documents.

18	U-Haul AREC 28 Portfolio (Loan No. 6)	In the event that the improvements or personal property at a related Mortgaged Property are located in a federally designated special flood hazard area, the Mortgage Loan documents require the Mortgagor to obtain flood insurance for all such improvements or personal property in an amount equal to (1) the maximum amount available under applicable laws or a comparable private policy acceptable to the lender in its sole discretion plus (2) additional coverage as the lender may require, in each case with deductibles that are acceptable to the lender.
18	U-Haul AREC 28 Portfolio (Loan No. 6)	The related Mortgage Loan documents provide for no deductible in excess of $250,000 for all such insurance coverage, provided, however, with respect to windstorm coverage, the deductible may not exceed 5% of the total insured value, subject to a $250,000 minimum, and, with respect to earthquake coverage, the deductible may not exceed 5% of the total insured value, subject to a $500,000 minimum. The amount of this deductible may be considered higher than customary.
18	U-Haul AREC 28 Portfolio (Loan No. 6)	The related Mortgage Loan documents provide that the threshold at which the lender retains the right to hold and disburse insurance proceeds to be applied for repair or restoration is equal to $100,000.
18	Harvard Park (Loan No. 7)	The Mortgagor is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of eighteen (18) months, whichever first occurs, with an extended period of indemnity

D-2-22

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	Home2 Suites – Newnan GA (Loan No. 26)	endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
18

Clovis Commons (Loan No. 8)

Triangle Center (Loan No. 12)

Robinhood Plaza (Loan No. 22)

Van Buren Plaza (Loan No. 25)

Algonquin Galleria (Loan No. 27)

Carriage Place (Loan No. 29)

225 West 80th Street (Loan No. 30)

Days Inn Anaheim (Loan No. 34)

Best Western Spring TX (Loan No. 35)

Holiday House Palm Springs (Loan No. 38)

Westport AZ Properties (Loan No. 39)

Maple Village Self Storage (Loan No. 47)

Walgreens – Corbin, KY (Loan No. 57)

The Mortgagor is only required to carry business interruption insurance covering a period continuing until the restoration is complete or the expiration of twelve (12) months, whichever first occurs, with an extended period of indemnity endorsement which provides that after restoration, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the Mortgaged Property is restored and operations are resumed, whichever first occurs.
18	Walgreens – Corbin, KY (Loan No. 57)	The related Mortgage Loan documents provide that so long as (i) no default exists under the Walgreens lease or the lender reasonably determines that such default has no material effect on Walgreens’ ability to perform under such lease, (ii) Walgreens maintains a credit rating of BBB or better and an investment grade self-insurance rating, and (iii) all other insurance requirements set forth in the loan agreement are satisfied, Walgreens will be permitted to self-insure.
18	685 Fifth Avenue Retail (Loan No. 4) Holiday House Palm Springs (Loan No. 38)	All exceptions to Representation 31 set forth below are also exceptions to this Representation 18.

D-2-23

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

26	U-Haul AREC 28 Portfolio (Loan No. 6)	U-Haul Moving & Storage of Manchester. The general warehousing and storage use of the Mortgaged Property is not permitted under current local zoning laws. However, the use is permitted under a variance, approved by Manchester Township on December 16, 1998. A recourse carve-out was added for the inability to repair or restore the property following a casualty or condemnation to the current use due to applicable zoning, building and/or land use laws, rules and/or regulations.
26	225 West 80th Street (Loan No. 30)	There are municipal violations that are required to be remedied within the timeframes set forth in the related Mortgage Loan documents. The related Borrower has represented that none of the violations are reasonably expected to have a material adverse effect, and the Mortgage Loan documents include a losses carveout with respect to such municipal violations.
29	685 Fifth Avenue Retail (Loan No. 4)	The related condominium association has the right to hold and disburse condemnation awards with respect to such Mortgaged Property and may, at its discretion, use awards for restoration, however, the related borrower is still required to prepay the related Mortgage Loan in accordance with the REMIC Provisions.
31	685 Fifth Avenue Retail (Loan No. 4)	The related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the annual insurance premium payable for the related Mortgaged Property (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
31	Holiday House Palm Springs (Loan No. 38)	If the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, extension, or reauthorization is not in effect, then the related Mortgagor will not be required to spend on the premium for terrorism insurance coverage more than two (2) times the amount of the insurance premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the related Mortgaged Property on a stand-alone basis under the related Mortgage Loan agreement (provided that the related Mortgagor will be obligated to purchase the maximum amount of terrorism coverage available with funds equal to such cap to the extent such coverage is available).
33	U-Haul AREC 28 Portfolio (Loan No. 6)	The related Mortgage Loan documents permit the borrower to acquire properties adjacent to the existing Mortgaged Properties for expansion purposes. Any such after-acquired adjacent property will be encumbered by the lien of the Mortgage on the related Mortgaged Property.

D-2-24

Bank of America, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
33	U-Haul AREC 28 Portfolio (Loan No. 6)	The related Mortgage Loan documents provide that the revenues from the Mortgaged Properties may be commingled with revenue from affiliates of the Mortgagor so long as the revenue from the Mortgaged Properties (i) may be identified and segregated, and (ii) is deposited into the clearing account as required by the Mortgage Loan documents.
33

Harvard Park (Loan No. 7)

Van Buren Plaza (Loan No. 25)

Home2 Suites – Newnan GA (Loan No. 26)

225 West 80th Street (Loan No. 30)

Days Inn Anaheim (Loan No. 34)

Best Western Spring TX (Loan No. 35)

Holiday House Palm Springs (Loan No. 38)

Each related borrower is a recycled Single-Purpose Entity, however, the related borrower made standard representations and warranties, including backwards representations and warranties where required to complete coverage, and the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties.
33	Algonquin Galleria (Loan No. 27)	Mortgagor is a recycled Single-Purpose Entity that previously owned a parcel of land other than the Mortgaged Property. The related Mortgagor provided a Phase I environmental report with respect to the previously owned parcel of land and made standard representations and warranties, including backwards representations and warranties where required to complete coverage, the recourse carveout guaranty includes coverage with respect to violations of such Single-Purpose Entity representations and warranties, and the environmental indemnification agreement includes indemnification for environmental liabilities arising from the previously owned property.

D-2-25

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	265-267 Water Street Corporation (Loan No. 65)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Silverhill Owners Corp. (Loan No. 56) The Birch Street Corporation (Loan No. 67)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	3751 Apt Corp. (Loan No. 48)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9	Hastings Gardens Owners Corp. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
9

25 West 64th Street Owners Corp. (Loan No. 66)

284-285 Central Owners Corp. (Loan No. 46)

63-61 99th Street Owners Corp. (Loan No. 51)

Bard House, Inc. (Loan No. 58)

141 East Third Owners Corp. (Loan No. 42)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
9	27 Victoria Owners Corp. (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
18	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	The Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives require the related Mortgagors, if and to the extent the related Mortgaged Property is identified by the Secretary of Housing and Urban Development as having special flood hazards, to maintain insurance against loss by flood hazards in an amount equal to the lesser of (i) the outstanding principal balance of the related Mortgage Loan or (ii) the maximum amount available under the National Flood Insurance Program.
18	Bard House, Inc. (Loan No. 58)	The business interruption or rental loss insurance for the referenced Mortgaged Property covers a period of less than 12 months.
28	All of the Mortgage Loans secured by residential	All of the Mortgage Loans secured by residential cooperative properties are fully recourse to the related Mortgagors. There

D-2-26

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
	cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	are no guarantors for any of the Mortgage Loans secured by residential cooperative properties.
30	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	The Mortgage Loans secured by residential cooperative properties do not require the Mortgagor to provide the owner or holder of such Mortgage Loans with quarterly operating statements or quarterly rent rolls.
31	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	The related Mortgage Loan documents evidencing the Mortgage Loans secured by residential cooperatives do not contain an express requirement indicating that if TRIPRA or a similar or subsequent statute is not in effect, that the Mortgagor under each such Mortgage Loan is required to carry terrorism insurance, but in such event the related Mortgagor will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the related Mortgaged Property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of such Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.
32	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	All of the Mortgage Loans secured by residential cooperative properties permit, without the prior written consent of the holder of the related Mortgage, transfers of stock of the related Mortgagor in connection with the assignment of a proprietary lease for an apartment unit by a tenant-shareholder of the related Mortgagor to other persons who by virtue of such transfers become tenant-shareholders in the related Mortgagor.
33	All of the Mortgage Loans secured by residential cooperative properties (Loan Nos. 31, 42, 46, 48, 49, 51, 54, 56, 58, 65, 66 and 67)	The Mortgagors under the Mortgage Loans secured by residential cooperative properties are not Single-Purpose Entities.
47	265-267 Water Street Corporation (Loan No. 65)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $200,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	The Birch Street Corporation (Loan No. 67) Silverhill Owners Corp. (Loan No. 56)	The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $250,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.

D-2-27

National Cooperative Bank, N.A.
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
47	3751 Apt Corp. (Loan No. 48)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $300,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47	Hastings Gardens Owners Corp. (Loan No. 54)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $400,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.
47

25 West 64th Street Owners Corp. (Loan No. 66)

284-285 Central Owners Corp. (Loan No. 46)

63-61 99th Street Owners Corp. (Loan No. 51)

Bard House, Inc. (Loan No. 58)

141 East Third Owners Corp. (Loan No. 42)

The referenced Mortgaged Properties are each encumbered by a subordinate credit line mortgage in the original principal amount of $500,000.00 that are cross-defaulted with the corresponding referenced Mortgage Loans; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgages.
47	27 Victoria Owners Corp. (Loan No. 31)	The referenced Mortgaged Property is encumbered by a subordinate credit line mortgage in the original principal amount of $1,000,000.00 that is cross-defaulted with the referenced Mortgage Loan; as of the Cut-off Date, no advances have been made under such subordinate credit line mortgage.

D-2-28

Annex E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Class A-SB Planned Principal Balance ($)
December 2018	43,000,000.00
January 2019	43,000,000.00
February 2019	43,000,000.00
March 2019	43,000,000.00
April 2019	43,000,000.00
May 2019	43,000,000.00
June 2019	43,000,000.00
July 2019	43,000,000.00
August 2019	43,000,000.00
September 2019	43,000,000.00
October 2019	43,000,000.00
November 2019	43,000,000.00
December 2019	43,000,000.00
January 2020	43,000,000.00
February 2020	43,000,000.00
March 2020	43,000,000.00
April 2020	43,000,000.00
May 2020	43,000,000.00
June 2020	43,000,000.00
July 2020	43,000,000.00
August 2020	43,000,000.00
September 2020	43,000,000.00
October 2020	43,000,000.00
November 2020	43,000,000.00
December 2020	43,000,000.00
January 2021	43,000,000.00
February 2021	43,000,000.00
March 2021	43,000,000.00
April 2021	43,000,000.00
May 2021	43,000,000.00
June 2021	43,000,000.00
July 2021	43,000,000.00
August 2021	43,000,000.00
September 2021	43,000,000.00
October 2021	43,000,000.00
November 2021	43,000,000.00
December 2021	43,000,000.00
January 2022	43,000,000.00
February 2022	43,000,000.00
March 2022	43,000,000.00
April 2022	43,000,000.00
May 2022	43,000,000.00
June 2022	43,000,000.00
July 2022	43,000,000.00
August 2022	43,000,000.00
September 2022	43,000,000.00
October 2022	43,000,000.00
November 2022	43,000,000.00
December 2022	43,000,000.00
January 2023	43,000,000.00
February 2023	43,000,000.00
March 2023	43,000,000.00
April 2023	43,000,000.00
May 2023	43,000,000.00
June 2023	43,000,000.00
July 2023	43,000,000.00
August 2023	43,000,000.00
September 2023	43,000,000.00
Distribution Date	Class A-SB Planned Principal Balance ($)
October 2023	42,939,402.88
November 2023	41,976,050.72
December 2023	40,950,051.39
January 2024	39,971,083.78
February 2024	38,988,417.04
March 2024	37,900,893.60
April 2024	36,910,345.99
May 2024	35,865,737.62
June 2024	34,867,467.98
July 2024	33,815,357.50
August 2024	31,821,521.45
September 2024	31,222,719.50
October 2024	30,571,733.11
November 2024	29,967,602.57
December 2024	29,311,437.31
January 2025	28,701,933.02
February 2025	28,089,831.96
March 2025	27,327,514.52
April 2025	26,709,543.72
May 2025	26,039,927.07
June 2025	25,416,465.15
July 2025	24,741,511.67
August 2025	24,112,512.09
September 2025	23,480,831.91
October 2025	22,797,891.08
November 2025	22,160,603.58
December 2025	21,472,212.98
January 2026	20,829,270.62
February 2026	20,183,587.71
March 2026	19,390,807.86
April 2026	18,738,979.84
May 2026	18,036,457.23
June 2026	17,378,850.99
July 2026	16,670,712.53
August 2026	16,007,279.09
September 2026	15,341,016.94
October 2026	14,624,465.77
November 2026	13,952,303.02
December 2026	13,230,017.02
January 2027	12,551,903.61
February 2027	11,870,898.36
March 2027	11,046,077.23
April 2027	10,358,637.09
May 2027	9,621,502.89
June 2027	8,927,982.44
July 2027	8,184,938.75
August 2027	7,485,286.40
September 2027	6,782,649.51
October 2027	6,030,745.51
November 2027	5,321,899.39
December 2027	4,563,960.60
January 2028	3,848,852.55
February 2028	3,130,693.46
March 2028	2,317,936.47
April 2028	1,593,237.00
May 2028	819,890.22
June 2028 and thereafter	0.00

E-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

Summary of Certificates	3
Important Notice Regarding the Offered Certificates	14
Important Notice About Information Presented in this Prospectus	15
Summary of Terms	23
Risk Factors	63
Description of the Mortgage Pool	164
Transaction Parties	280
Credit Risk Retention	350
Description of the Certificates	354
Description of the Mortgage Loan Purchase Agreements	395
Pooling and Servicing Agreement	408
Certain Legal Aspects of Mortgage Loans	546
Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties	566
Pending Legal Proceedings Involving Transaction Parties	568
Use of Proceeds	568
Yield and Maturity Considerations	569
Material Federal Income Tax Considerations	581
Certain State and Local Tax Considerations	596
Method of Distribution (Underwriter)	597
Incorporation of Certain Information by Reference	600
Where You Can Find More Information	601
Financial Information	601
Certain ERISA Considerations	601
Legal Investment	606
Legal Matters	607
Ratings	607
Index of Defined Terms	610

Until ninety days after the date of this prospectus, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$928,892,000
(Approximate)

Banc of America Merrill
Lynch Commercial Mortgage
Inc.
Depositor

BANK 2018-BNK15

 Issuing Entity

Commercial Mortgage Pass-Through
Certificates,
Series 2018-BNK15

Class A-1	$47,900,000
Class A-2	$24,600,000
Class A-SB	$43,000,000
Class A-3	$100,000,000 -
$300,000,000
Class A-4	$305,969,000 -
$505,969,000
Class X-A	$721,469,000
Class X-B	$207,423,000
Class A-S	$128,834,000
Class B	$43,804,000
Class C	$34,785,000

PROSPECTUS

BofA Merrill Lynch
Co-Lead Manager and Joint Bookrunner

Morgan Stanley
Co-Lead Manager and Joint Bookrunner

Wells Fargo Securities
Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.
Co-Manager

Drexel Hamilton
Co-Manager